    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000
                                                     REGISTRATION NO. 333--
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------

                                    FORM F-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                       CORDIANT COMMUNICATIONS GROUP PLC

             (Exact Name of Registrant as Specified in its Charter)

ENGLAND AND WALES                                 0-13119                      NONE
 (State or Other                       (Primary Standard Industrial      (I.R.S. Employer
 Jurisdiction of                        Classification Code Number)    Identification No.)
Incorporation or
  Organization)

                            ------------------------

                           121-141 WESTBOURNE TERRACE
                          LONDON W2 6JR UNITED KINGDOM
                              011-44-171-262-4343

   (Address and telephone number of Registrant's principal executive offices)
                            ------------------------

                                MICHAEL KOPCSAK
                               GOULD & WILKIE LLP
                           ONE CHASE MANHATTAN PLAZA
                               NEW YORK, NY 10018
                                 (212) 820-0120

           (Name, address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

    MICHAEL BUNGEY       TIMOTHY B. GOODELL,       STEVEN GIRGENTI       WAYNE A. WALD, ESQ.
       CORDIANT                  ESQ.                HEALTHWORLD         ROSENMAN & COLIN LLP
 COMMUNICATIONS GROUP      WHITE & CASE LLP          CORPORATION          575 Madison Avenue
         PLC              1155 Avenue of the      100 Avenue of the       New York, NY 10022
  121-141 Westbourne           Americas                Americas             (212) 940-8800
       Terrace            New York, NY 10036      New York, NY 10013
    London W2 6JR           (212) 819-8200          (212) 625-4000
   44-171-262-4343

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.
                         ------------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO       AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE            AMOUNT OF
           BE REGISTERED (1)                REGISTERED (2)            SHARE         OFFERING PRICE (3)    REGISTRATION FEE
Ordinary Shares, nominal value 50p each       53,913,097         Not Applicable       $233,658,725.84        $61,685.90

(1) American depositary shares ("Cordiant ADSs") evidenced by American depositary receipts ("Cordiant ADRs") issuable upon deposit of Cordiant ordinary shares, nominal value 50p each, of the registrant has been previously registered under a separate registration statement on Form F-6. Each Cordiant ADS represents five Cordiant ordinary shares.

(2) Based on (i)(a) 8,124,635 shares of common stock, par value $0.01 per share of Healthworld Corporation outstanding immediately before filing (excluding Healthworld common stock held by Cordiant, Healthworld or any subsidiaries of Cordiant or Healthworld, which shares will not be converted and exchanged in the merger of Healthworld Acquisition Corp. with and into Healthworld),
    (b) 1,526,705 shares of Healthworld common stock issuable upon exercise of outstanding employee stock options to purchase Healthworld common stock and
    (c) 940,624 shares of Healthworld Common Stock to be issued immediately prior to the effective time pursuant to certain earn-out payment obligations of Healthworld and (ii) an exchange ratio of 5.090 Cordiant ordinary shares for each share of Healthworld common stock, which was the exchange ratio that would have resulted on February 3, 2000, the last business day before the date of filing of this registration statement.

(3) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the approximate number of shares of Healthworld common stock to be canceled in the merger and is based upon the average of the high and low sale prices per share of Healthworld common stock on the Nasdaq Stock Market on February 1, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

    Your board of directors has unanimously approved a merger of Healthworld Corporation with Cordiant Communications Group plc.

    Healthworld and Cordiant believe that the merger will provide the combined company with the opportunity to become a leading global healthcare marketing and communications company. In addition, the merger provides Healthworld stockholders with the opportunity to receive merger consideration that represents a premium over the price at which Healthworld common stock was trading in the months prior to the execution of the merger agreement.

    In the merger, Healthworld's stockholders will receive, in exchange for shares of Healthworld common stock, either Cordiant ADSs, representing five Cordiant ordinary shares or, at the stockholder's election, Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be exchanged for Healthworld common stock by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting at which Healthworld's stockholders will vote upon the merger. Depending on these price/exchange rate factors, this exchange formula is generally expected and designed to provide a value to Healthworld stockholders ranging from $17 to $23 for each Healthworld share. The exchange formula is more fully described in the enclosed proxy statement/prospectus. Based upon the closing price of Cordiant ordinary shares and the U.S. dollar/British pound sterling exchange rate on February 1, 2000, Healthworld stockholders would hold approximately 18% of the outstanding equity of Cordiant after the merger on a fully diluted basis. This percentage may vary as a result of the final exchange ratio.

    Holders of a majority of Healthworld's outstanding common stock entitled to vote must approve the merger. Certain executive officers of Healthworld (some of whom are also directors) and their affiliates, who collectively own approximately 63% of the outstanding common stock, have agreed to vote in favor of the merger and against any competing transaction. These stockholders have also granted Cordiant an option to purchase all of their shares of Healthworld common stock in the event that, among other reasons, the Healthworld stockholders do not approve the merger. Accordingly, approval of the merger by Healthworld's stockholders is assured. THE DIRECTORS OF HEALTHWORLD UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS OF HEALTHWORLD VOTE "FOR" THE MERGER.

    The enclosed proxy statement/prospectus is lengthy in order to satisfy the legal and regulatory requirements of both the United States and the United Kingdom. The proxy statement/prospectus includes a detailed description of the merger, the business of each of Cordiant and Healthworld, the anticipated tax consequences of the merger and the supporting analysis for the Bear Stearns fairness opinion. You are encouraged to read carefully this entire document before you decide how you wish to vote. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER DESCRIBED BEGINNING ON PAGE 22 OF THIS DOCUMENT. In addition, this document incorporates important business and financial information of Cordiant that is not included in this document. You may obtain this information without charge by request from Cordiant at the address listed on page 21. TO OBTAIN TIMELY DELIVERY OF THE INFORMATION, YOU MUST REQUEST DOCUMENTS BY NO LATER THAN FEBRUARY 16, 2000.

    To vote your shares, you may use the enclosed proxy card or attend the special stockholders meeting. If your shares are held in "street name", i.e., in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting. The special meeting will be held on March 1, at 9:00 a.m., New York City time, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, 11th Floor, New York, New York 10022. If you fail to vote, the effect will be a vote against the merger.

    I urge you to vote "FOR" the merger.

                                          Very truly yours,

                                          /s/ Steven Girgenti

                                          Steven Girgenti
                                          Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CORDIANT ORDINARY SHARES OR CORDIANT ADSS TO BE ISSUED IN THE MERGER, OR DETERMINED IF THIS PROXY
STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

This proxy statement/prospectus is dated February 7, 2000 and was first mailed to Healthworld stockholders on or about February 8, 2000.

                            HEALTHWORLD CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 1, 2000

TO THE STOCKHOLDERS OF
HEALTHWORLD CORPORATION:

    Notice is hereby given that a special meeting of the holders of common stock of Healthworld Corporation, a Delaware corporation, will be held at 9:00 a.m., New York City time, on Wednesday, March 1, 2000, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, 11th Floor, New York, New York 10022. At the special meeting, the holders of Healthworld common stock will:

        1. Consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 9, 1999, as amended on February 3, 2000, among Cordiant Communications Group plc, Healthworld Acquisition Corp., a wholly-owned subsidiary of Cordiant, and Healthworld, providing for the merger of Healthworld Acquisition Corp. with and into Healthworld. After the merger, Healthworld will be a wholly-owned subsidiary of Cordiant. As a result of the merger, each share of Healthworld common stock issued and outstanding at the time of the merger will be converted into the right to receive either Cordiant's American depositary shares or, at each Healthworld stockholder's election, Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be exchanged for Healthworld common stock by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting.

        2. Consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

These items of business are more fully described later in the proxy statement/prospectus attached to this notice.

    HEALTHWORLD'S STOCKHOLDERS WILL HAVE NO DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER. PLEASE SEE THE SECTION ENTITLED "THE MERGER--ABSENCE OF DISSENTERS' APPRAISAL RIGHTS" BEGINNING ON PAGE 48 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF THE ABSENCE OF DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

    All stockholders of record of Healthworld on the close of business on February 4, 2000 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of Healthworld common stock at the close of business on February 4, 2000 will be entitled to vote at the special meeting or any adjournment or postponement thereof. Holders of a majority of Healthworld's common stock entitled to vote must approve the merger. Certain executive officers of Healthworld (some of whom are also directors) and their affiliates, who collectively own approximately 63% of the outstanding common stock, have agreed to vote in favor of the merger and against any competing transaction. A list of the stockholders of Healthworld as of the close of business on February 4, 2000 will be available for inspection during business hours for ten days prior to the special meeting at Healthworld's principal executive offices located at 100 Avenue of the Americas, New York, New York 10013. A proxy and proxy statement for the special meeting are enclosed.

    THE DIRECTORS OF HEALTHWORLD UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS OF HEALTHWORLD VOTE "FOR" THE MERGER.

    All stockholders are cordially invited to attend the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy, which is solicited by the board of directors of Healthworld, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the special meeting. In the event you decide to attend the special meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Stuart Diamond

                                          Stuart Diamond
                                          Executive Vice President, Chief
                                          Financial Officer, Secretary and
                                          Treasurer

New York, New York
February 7, 2000

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHY ARE CORDIANT AND HEALTHWORLD PROPOSING TO MERGE?

A. Cordiant and Healthworld believe that the merger will provide the combined company with the opportunity to become a leading global healthcare marketing and communications company. The combination of each company's healthcare marketing business and the utilization of Cordiant's global operations is expected to accelerate the growth of the enlarged group. In addition, the merger provides Healthworld stockholders with the opportunity to receive merger consideration that represents a premium over the price at which Healthworld common stock was trading in the months prior to the execution of the merger agreement.

Q.  WHAT WILL HEALTHWORLD STOCKHOLDERS RECEIVE IN THE MERGER?

A. In the merger, Healthworld's stockholders will receive, in exchange for their shares of Healthworld common stock, either Cordiant ADSs, representing five Cordiant ordinary shares or, at the stockholder's election, Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be exchanged for Healthworld common stock by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting at which Healthworld's stockholders will vote upon the merger. Depending on these price/exchange rate factors, the exchange formula is generally expected and designed to provide a value to Healthworld stockholders ranging from $17 to $23 for each Healthworld share. The exchange formula is more fully described on page 48 of this proxy statement/prospectus under the caption "THE MERGER--Conversion of Healthworld Common Stock in the Merger."

Q.  WHAT IS A CORDIANT ADS?

A. A Cordiant ADS is an American depositary share which represents 5 Cordiant ordinary shares and which has been created to allow U.S. shareholders to more easily hold and trade interests in Cordiant on U.S. markets. The Bank of New York is the depositary which will issue the Cordiant ADSs and hold the Cordiant ordinary shares represented by the Cordiant ADSs. For a discussion of the differences between owning Cordiant ADSs and Cordiant ordinary shares, see "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES--General."

Q.  HOW CAN HEALTHWORLD STOCKHOLDERS ELECT TO RECEIVE ORDINARY SHARES?

A. After the companies complete the merger, we will provide each holder of Healthworld common stock with a letter of transmittal, which permits the holder to elect to receive either Cordiant ordinary shares or Cordiant ADSs in exchange for all or any portion of the holder's shares of Healthworld common stock. The letter of transmittal must be properly filled out and returned by each Healthworld stockholder electing to receive Cordiant ordinary shares by April 15, 2000. Any Healthworld stockholder who fails to properly complete and return a letter of transmittal by April 15, 2000, will receive Cordiant ADSs in exchange for his or her Healthworld common stock.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the companies complete the merger, Cordiant will send, together with the letter of transmittal, instructions to Healthworld stockholders whose shares were converted in the merger. These instructions will explain how to exchange your Healthworld stock certificates for Cordiant ADSs or Cordiant ordinary shares, as the case may be.

Q.  IS THE MERGER TAXABLE?

A. The merger will be tax free to U.S. holders of Healthworld common stock except with respect to cash received for fractional Cordiant ordinary shares or ADSs.

Q.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. Cordiant and Healthworld expect to complete the merger in March of 2000. Because the merger is subject to governmental approvals, the companies cannot predict the exact timing of the completion of the merger.

Q.  HOW DO I VOTE?

A. After you have carefully read this proxy statement/prospectus, just mail your signed proxy card in the enclosed postage-paid envelope to American Stock Transfer & Trust Company as soon as possible so that your shares may be represented and voted at the Healthworld special meeting. You may also vote in person at the Healthworld special meeting. If your shares are held in "street name", i.e., in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting.

Q.  MAY I CHANGE MY VOTE?

A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to American Stock Transfer & Trust Company before the Healthworld special meeting or by voting in person at the Healthworld special meeting.

Q.  WHOM CAN I CALL WITH QUESTIONS?

A. If you have more questions about the merger, you should contact:

                                       [LOGO]

                               MORROW & CO., INC.
                                 1-800-566-9061

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................          1

TABLE OF CONTENTS..........................................................................................          i

SUMMARY....................................................................................................          1

  The Companies............................................................................................          1
  Special Stockholders Meeting of Healthworld..............................................................          1
  Approval of Cordiant Shareholders at Extraordinary General Meeting.......................................          1
  The Merger...............................................................................................          2
  Comparative Market Price Data............................................................................          7
  Currencies and Exchange Rates............................................................................          7
  Comparative Per Share Data...............................................................................          8
  Recent Developments......................................................................................         10
  Selected Historical Consolidated Financial Data..........................................................         11
  Summary Unaudited Pro Forma Condensed Combined Financial Information.....................................         14

RISK FACTORS RELATING TO THE MERGER........................................................................         20

FORWARD-LOOKING STATEMENTS REGARDING BUSINESS AND OPERATIONS OF THE COMBINED COMPANY MAY PROVE
  INACCURATE...............................................................................................         22

THE SPECIAL MEETING........................................................................................         24

  Date, Time and Place of the Special Meeting..............................................................         24
  Matters to be Considered at the Special Meeting..........................................................         24
  Record Date..............................................................................................         24
  How Will Shares be Voted at the Special Meeting..........................................................         24
  How to Revoke a Proxy....................................................................................         24
  Required Vote; Quorum....................................................................................         25
  Absence of Dissenters' Appraisal Rights..................................................................         25
  Solicitation of Proxies..................................................................................         25

THE CORDIANT EXTRAORDINARY GENERAL MEETING.................................................................         26

  Resolutions Proposed.....................................................................................         26
  Resolutions Required for the Merger......................................................................         26
  Purpose of Resolutions...................................................................................         26

THE MERGER.................................................................................................         27

  Background of the Merger.................................................................................         27
  Healthworld Reasons for the Merger; Recommendation of the Board..........................................         30
  Cordiant's Reasons for the Merger........................................................................         32
  Opinion of Healthworld's Financial Advisors..............................................................         33
  Interest of Certain Persons in the Merger................................................................         41
  Absence of Dissenters' Appraisal Rights..................................................................         42
  Operation of Healthworld Following the Merger............................................................         43
  Conversion of Healthworld Common Stock in the Merger.....................................................         43
  Election; Election Procedures............................................................................         45
  Exchange of Certificates in the Merger...................................................................         45

THE MERGER AGREEMENT.......................................................................................         44

                                                                                                               PAGE
                                                                                                             ---------
  The Merger...............................................................................................         47
  Representations and Warranties...........................................................................         47
  Conduct of Healthworld Pending the Merger; Other Actions.................................................         47
  Takeover Proposals.......................................................................................         48
  Stock Options and Other Employee Benefits................................................................         49
  Indemnification and Insurance............................................................................         50
  Conditions to Each Party's Obligations to Complete the Merger............................................         50
  Additional Conditions to the Obligations of Cordiant.....................................................         52
  Additional Conditions to the Obligations of Healthworld..................................................         52
  Termination and Effects of Termination...................................................................         53
  Termination by Cordiant or Healthworld...................................................................         53
  Termination by Cordiant..................................................................................         53
  Termination by Healthworld...............................................................................         53
  Fees and Expenses........................................................................................         54
  Amendment; Waiver........................................................................................         54

THE PRINCIPAL STOCKHOLDER AGREEMENTS.......................................................................         55

  Overview.................................................................................................         55
  Voting Agreement.........................................................................................         55
  Option to Purchase.......................................................................................         56
  No Transfer; No Proxies..................................................................................         56
  No Disposition...........................................................................................         56
  No Solicitation..........................................................................................         58
  Additional Covenants.....................................................................................         58
  Termination..............................................................................................         58
  Representations and Warranties...........................................................................         58

MATERIAL TAX CONSEQUENCES..................................................................................         59

  UNITED STATES TAX CONSEQUENCES...........................................................................         60
  UNITED KINGDOM TAX CONSEQUENCES TO U.S. HOLDERS OF ORDINARY SHARES AND ADSS..............................         62

REGULATORY MATTERS.........................................................................................         64
  U.S. Antitrust...........................................................................................         64
  Other Laws...............................................................................................         64

ACCOUNTING TREATMENT.......................................................................................         65

DESCRIPTION OF CORDIANT....................................................................................         65
  General..................................................................................................         65
  Strategic Objectives.....................................................................................         65
  Multinational Business...................................................................................         65
  North America............................................................................................         65
  Marketing Services.......................................................................................         66
  Corporate Developments...................................................................................         66
  The Demerger.............................................................................................         66
  Organization and Services................................................................................         69
  Personnel................................................................................................         72
  Acquisitions & Disposals.................................................................................         72
  Competition..............................................................................................         73
  Regulation...............................................................................................         73

                                                                                                               PAGE
                                                                                                             ---------
  Description of Property..................................................................................         74
  Legal Proceedings........................................................................................         74

DESCRIPTION OF HEALTHWORLD.................................................................................         75

  Business.................................................................................................         75
  Overview.................................................................................................         75
  Services.................................................................................................         75
  Communications Services..................................................................................         76
  Contract Sales Services..................................................................................         78
  Healthworld B.V..........................................................................................         79
  Clients..................................................................................................         80
  Intellectual Property....................................................................................         81
  Competition..............................................................................................         81
  Government Regulation....................................................................................         82
  Employees................................................................................................         82
  Properties...............................................................................................         82
  Legal Proceedings........................................................................................         83
  Control of Healthworld...................................................................................         83

RECENT DEVELOPMENTS........................................................................................         85

  Cordiant.................................................................................................         85
  Healthworld..............................................................................................         85

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................................................         86

  Cordiant.................................................................................................         86
  Healthworld..............................................................................................         87

HEALTHWORLD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.........         89

EXCHANGE RATES.............................................................................................        100

SHARE MARKET PRICE.........................................................................................        101
  Cordiant.................................................................................................        101
  Healthworld..............................................................................................        101

DIVIDEND DATA..............................................................................................        103
  Cordiant.................................................................................................        103
  Healthworld..............................................................................................        103

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............................................        104

DESCRIPTION OF CORDIANT ORDINARY SHARES....................................................................        112
  General..................................................................................................        112
  Dividends................................................................................................        112
  Voting Rights............................................................................................        113
  Preemptive Rights and New Issues of Shares...............................................................        113
  Disclosure of Interests in Shares........................................................................        114
  Changes in Capital.......................................................................................        114
  Transfer of Shares.......................................................................................        114
  General Meetings and Notices.............................................................................        115
  Liability of Directors and Officers......................................................................        115
  Certain Other Matters....................................................................................        114

                                                                                                               PAGE
                                                                                                             ---------
  Registrar................................................................................................        114

DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES.........................................................        115

  General..................................................................................................        115
  Share Dividends and Other Distributions..................................................................        115
  Deposit, Withdrawal and Cancellation.....................................................................        116
  Voting Rights............................................................................................        117
  Fees and Expenses........................................................................................        118
  Payment of Taxes.........................................................................................        118
  Reclassifications, Recapitalizations and Mergers.........................................................        118
  Disclosure of Interests..................................................................................        119
  Amendment and Termination................................................................................        119
  Your Right to Receive the Shares Underlying Your Cordiant ADSs...........................................        120
  Limitations on Obligations and Liability to Cordiant ADS Holders.........................................        120
  Requirements for Depositary Actions......................................................................        120
  Pre-Release of Cordiant ADSs.............................................................................        121

COMPARISON OF RIGHTS OF HEALTHWORLD STOCKHOLDERS AND CORDIANT SHAREHOLDERS.................................        122

  Voting Rights............................................................................................        122
  Action By Written Consent................................................................................        123
  Shareholder Proposals and Shareholder Nominations of Directors...........................................        124
  Sources and Payment of Dividends.........................................................................        125
  Rights of Purchase and Redemption........................................................................        125
  General Meetings of Shareholders.........................................................................        126
  Special Meeting of Shareholders..........................................................................        127
  Dissenters' Appraisal Rights.............................................................................        129
  Preemptive Rights........................................................................................        130
  Amendment of Governing Instruments.......................................................................        131
  Stock Class Rights.......................................................................................        132
  Shareholders' Votes on Certain Transactions..............................................................        132
  Rights of Inspection.....................................................................................        134
  Standard of Conduct for Directors........................................................................        135
  Classification of the Board of Directors.................................................................        135
  Removal of Directors.....................................................................................        135
  Vacancies on the Board of Directors......................................................................        136
  Liability of Directors and Officers......................................................................        136
  Indemnification of Directors and Officers................................................................        137
  Shareholders' Suits......................................................................................        138
  Certain Provisions Relating to Share Acquisitions........................................................        138
  Anti-Takeover Measures...................................................................................        139
  Disclosure of Interests..................................................................................        140
  Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Law......................        141
  Proxy Statement and Reports..............................................................................        142

FEES AND EXPENSES..........................................................................................        144

VALIDITY OF SECURITIES.....................................................................................        144

EXPERTS....................................................................................................        144

U.K. LISTING PARTICULARS AND CIRCULAR......................................................................        144

FUTURE STOCKHOLDER PROPOSALS...............................................................................        145

                                                                                                               PAGE
                                                                                                             ---------
INDEX TO HEALTHWORLD FINANCIAL STATEMENTS..................................................................        F-1

  Report of Independent Public Accountants.................................................................        F-2
  Consolidated Balance Sheets as of December 31, 1997 and 1998.............................................        F-3
  Consolidated Statements of Income for the years ended December 31, 1996, 1997 and 1998...................        F-4
  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996, 1997 and 1998.....        F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998...............        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7
  Consolidated Balance Sheets as of December 31, 1998 and September 30, 1999...............................       F-25
  Consolidated Statements of Income for the nine months ended September 30, 1998 and 1999..................       F-26
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and 1999..............       F-27
  Notes to Consolidated Financial Statements...............................................................       F-28

  Appendix A--Agreement and Plan of Merger.................................................................        A-1
  Appendix B--Amendment No. 1 to Agreement and Plan of Merger..............................................        B-1
  Appendix C--William Butler Stockholder Agreement.........................................................        C-1
  Appendix D--Herbert Ehrenthal Stockholder Agreement......................................................        D-1
  Appendix E--Spencer Falk Stockholder Agreement...........................................................        E-1
  Appendix F--Michael Garnham Stockholder Agreement........................................................        F-1
  Appendix G--Steven Girgenti Stockholder Agreement........................................................        G-1
  Appendix H--Francis Hughes Stockholder Agreement.........................................................        H-1
  Appendix I--William Leslie Milton Stockholder Agreement..................................................        I-1
  Appendix J--Steven Girgenti Grantor Retained Annuity Trust Stockholder Agreement.........................        J-1
  Appendix K--The Girgenti Family Limited Partnership Stockholder Agreement................................        K-1
  Appendix L--The Spencer Falk Grantor Retained Annuity Trust u/t/a/d March 5, 1999 Stockholder
    Agreement..............................................................................................        L-1
  Appendix M--The Steve Girgenti Charitable Lead Annuity Trust Stockholder Agreement.......................        M-1
  Appendix N--Opinion of Bear Stearns......................................................................        N-1
  Appendix O--Steven Girgenti Employment Agreement.........................................................        O-1
  Appendix P--U.K. Listing Particulars and Circular........................................................        P-1

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/ PROSPECTUS AND THE ADDITIONAL DOCUMENTS REFERRED TO IN THIS PROXY
STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE MERGER.

                                 THE COMPANIES

CORDIANT COMMUNICATIONS GROUP PLC
121-141 Westbourne Terrace
London W2 6JR United Kingdom
Tel: 44-20-7262-4343

    Cordiant is a global integrated communications group with operations in 70 countries. The group comprises:

    - Bates Worldwide, one of the largest advertising and integrated communications networks in the world;

    - Scholz & Friends, the largest multinational advertising network headquartered in Germany;

    - HP:ICM, event conference and exhibition managers;

    - a 30% interest in The Facilities Group, a pre-production agency; and

    - a 50% interest in Zenith Media Worldwide, a global specialist media services and planning agency.

HEALTHWORLD CORPORATION
100 Avenue of the Americas
New York, New York 10013
Tel: (212) 625-4000

    Healthworld is an international communications and contract sales marketing organization specializing in healthcare. Healthworld provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of integrated strategic marketing services designed to accelerate the acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, medical education, public relations, marketing research, publishing, interactive multimedia and database marketing services. Healthworld offers its clients global reach and expertise through its operations in the United States, France, Spain and the United Kingdom, and through Healthworld B.V., a world-wide network of licensed independent marketing and communications agencies.

           SPECIAL STOCKHOLDERS MEETING OF HEALTHWORLD (see page 24)

    A special meeting of Healthworld's stockholders will be held on Wednesday, March 1, 2000, at 9:00 a.m., New York City time, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, 11th Floor, New York, New York 10022. At the special meeting, the holders of Healthworld common stock will (a) vote on a proposal to approve and adopt the merger agreement and (b) act upon such other matters as may properly come before the special meeting. Under Delaware law, Healthworld's stockholders do not have dissenters' appraisal rights in connection with the merger.

    Holders of a majority of Healthworld's outstanding common stock entitled to vote must approve the merger. Certain executive officers of Healthworld (some of whom are also directors) and their affiliates, who collectively own approximately 63% of the outstanding Healthworld common stock, have agreed to vote in favor of the merger and against any competing transaction. These stockholders have also granted Cordiant an option to purchase all of their shares of Healthworld common stock in the event that, among other reasons, the Healthworld stockholders do not approve the merger. Accordingly, approval of the merger by Healthworld's stockholders is assured.

APPROVAL OF CORDIANT SHAREHOLDERS AT EXTRAORDINARY GENERAL MEETING (see page 26)

    Cordiant will hold an extraordinary general meeting of its shareholders on March 1, 2000. At the meeting Cordiant shareholders will vote on a resolution:

    - to approve the merger;

    - to increase the authorized share capital of Cordiant in order to give effect to the merger; and

    - to authorize the issuance of Cordiant's shares (including those to be issued in connection with the merger) by the Cordiant board of directors.

    The resolution will require the approval of a majority of the votes cast in person or on a poll at the meeting. Cordiant shareholders must approve these matters in order for the merger to be completed.

                                   THE MERGER

    In the merger, a wholly-owned subsidiary of Cordiant will merge into Healthworld and Healthworld will become a wholly-owned subsidiary of Cordiant.

CONVERSION OF HEALTHWORLD COMMON STOCK IN THE MERGER (see page 43)

    In the merger, each share of Healthworld common stock issued and outstanding at such time will be converted into the right to receive a number of Cordiant ADSs or, at your election, a number of Cordiant ordinary shares. Each Cordiant ADS represents five Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be received by each Healthworld stockholder for each share of Healthworld common stock in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting at which Healthworld's stockholders will vote upon the merger. Depending on these price/exchange rate factors, this exchange formula is generally expected and designed to provide a value to Healthworld stockholders ranging from $17 to $23 for each Healthworld share.

    The Cordiant ADSs to be issued in the merger will trade on the New York Stock Exchange and will be quoted in U.S. dollars while the Cordiant ordinary shares to be issued in the merger will trade on the London Stock Exchange and will be quoted in British pounds sterling. The Bank of New York serves as depositary for the Cordiant ADSs.

    The Bank of New York and Cordiant will not issue fractional Cordiant ADSs or ordinary shares, respectively. Instead, Cordiant will pay you cash for any fractional Cordiant ordinary share or Cordiant ADS owed to you based on the average market value of Cordiant ADSs or ordinary shares during a specified period ending on the last trading day immediately preceding the merger.

HOW TO CHOOSE TO RECEIVE CORDIANT ORDINARY SHARES INSTEAD OF CORDIANT ADSS (see page 45)

    After the companies complete the merger, we will provide each holder of Healthworld common stock with a letter of transmittal, which permits the holder to elect to receive either Cordiant ordinary shares or Cordiant ADSs in exchange for all or any portion of the holder's shares of Healthworld common stock. If a holder of Healthworld common stock does not submit a properly completed letter of transmittal by April 15, 2000, his or her shares will be converted in the merger into the right to receive the Cordiant ADSs. To make the ordinary share election, a holder of Healthworld common stock must complete properly and return the letter of transmittal to The Bank of New York, the exchange agent, before April 15, 2000.

    Neither Healthworld nor the Healthworld board of directors makes any recommendation as to whether you should elect to receive ordinary shares instead of Cordiant ADSs in the merger. You must make your own decision with respect to the election.

RECOMMENDATION OF HEALTHWORLD BOARD OF DIRECTORS (see page 30)

    The Healthworld board of directors has unanimously determined that the merger is in the best interests of Healthworld and its stockholders and approved the merger and the merger agreement and declared their advisability. Accordingly, the Healthworld board of directors unanimously recommends that Healthworld stockholders vote "FOR" approval and adoption of the merger agreement.

PRECLUSION OF COMPETING TRANSACTIONS

    Any competing transactions are effectively precluded from succeeding to prevent the merger for the following reasons:

    - Certain executive officers of Healthworld (some of whom are also directors) and their affiliates, who collectively own approximately 63% of Healthworld's outstanding common stock, have agreed to vote in favor of the merger and against any competing transaction. These stockholders have also granted Cordiant an option to purchase all of their shares of Healthworld common stock in the event that, among other reasons, the Healthworld stockholders do not approve the merger. Accordingly, approval of the merger by Healthworld's stockholders is assured.

    - In the merger agreement, Healthworld has agreed not to:

        - solicit, aid or encourage any competing offer or transaction,

        - enter into any agreement to abandon the merger or enter into any competing transaction, or

        - unless required by the fiduciary duties of its board of directors, participate in any discussions or furnish any information in connection with a competing offer or transaction.

    - Under the terms of the merger agreement, Healthworld's board of directors is prohibited from:

        - unless required by its fiduciary duties, withdrawing its recommendation of the merger to Healthworld's stockholders,

        - approving or recommending any competing offer or transaction to Healthworld's stockholders, or

        - entering into any agreement related to a competing offer or transaction.

    - In the merger agreement, Cordiant has obligated its board of directors, unless otherwise required by its fiduciary duties, to recommend approval of the merger by Cordiant's shareholders and to use its commercially reasonable efforts to obtain such approval.

OPINION OF FINANCIAL ADVISOR (see page 33)

    Bear Stearns & Co. Inc. delivered a written opinion to the Healthworld board of directors that, as of the date of the opinion, the exchange ratio was fair to Healthworld's stockholders from a financial point of view. This opinion is not a recommendation to any Healthworld stockholder as to how to vote. We have attached this opinion to this proxy statement/prospectus as Appendix N. You should read it carefully.

INTERESTS OF MEMBERS OF HEALTHWORLD'S BOARD OF DIRECTORS AND MANAGEMENT (see page 41)

    When considering the Healthworld board of directors' recommendation that you vote in favor of approval and adoption of the merger agreement, you should be aware that the directors and officers of Healthworld may have interests in the merger that conflict with, are different from, or in addition to, yours as a Healthworld stockholder. These interests include employment agreements, stock options and continuation as Cordiant executive officers.

CONDITIONS TO THE MERGER (see page 50)

    Cordiant and Healthworld will complete the merger only if the conditions set forth in the merger agreement are either satisfied or, if permitted, waived. These conditions include, among other things:

    - approval of the merger by Healthworld's stockholders;

    - approval of the merger by Cordiant's shareholders;

    - the absence of any material adverse change in Healthworld and its subsidiaries taken as a whole;

    - the absence of any material adverse change in Cordiant and its subsidiaries taken as a whole which is followed by Cordiant's average share price being less than 135p during the period for determination of the exchange ratio;

    - receipt of necessary regulatory and third-party consents and approvals, including approvals of U.S. antitrust authorities;

    - the absence of any governmental agency or court order prohibiting or materially interfering with the merger;

    - the agreement by the London Stock Exchange to list the additional Cordiant ordinary shares to be issued upon completion of the merger and the authorization by the New York Stock Exchange to list the additional Cordiant ADSs;

    - the absence of a material breach of the representations and warranties and covenants contained in the merger agreement;

    - the delivery of a written tax opinion from Rosenman & Colin LLP, counsel to Healthworld, stating that the merger will be a tax free reorganization under Section 368(a) of the U.S. Internal Revenue Code; and

    - the filing by Cordiant of a registration statement, which becomes effective for Cordiant's stock options to be exchanged for Healthworld stock options in the merger.

    In addition, if the merger is not completed by May 31, 2000, then either Cordiant or Healthworld may terminate the merger agreement unless the failure to complete the merger was caused by the terminating party. If, however, the only conditions to closing the merger at that time are the receipt of regulatory approvals, then either party may defer the termination date to August 31, 2000.

    If any of these conditions are waived by either party, Cordiant and Healthworld intend to amend this proxy statement/prospectus as required by law and distribute the amended proxy statement/prospectus or other information which is suitable to comply with any such laws.

FEES AND EXPENSES (see page 54)
    Cordiant and Healthworld have agreed that all costs and expenses incurred in connection with the merger shall be paid by the party incurring such costs, except

    - costs incurred by certain principal stockholders of Healthworld that are required to make Hart Scott Rodino filings with the Federal Trade Commission, which have been paid by Healthworld; and

    - if the approval of Cordiant's shareholders is not obtained, Cordiant is required to reimburse Healthworld for documented reasonable out-of-pocket expenses up to a total maximum of $1,500,000.

ABSENCE OF DISSENTERS' APPRAISAL RIGHTS (see page 42)

    Under Delaware law, holders of shares of Healthworld common stock do not have dissenters' appraisal rights with respect to the merger.

STOCK EXCHANGE LISTING (see page 51)

    Cordiant will apply to have the additional Cordiant ADSs to be issued in the merger listed for trading on the New York Stock Exchange and has applied to have the additional ordinary shares to be issued in the merger admitted to the Official List of the London Stock Exchange. The authorization for listing and agreement to admission are conditions to completing the merger.

RISK FACTORS (see page 20)

    In determining whether to vote to approve and adopt the merger agreement, you should carefully consider the risk factors described in this document, including the risks that:

    - Expected benefits from the Cordiant/ Healthworld combination may not be realized;

    - Cordiant's and Healthworld's businesses may not be successfully combined;

    - The stockholder agreements between Cordiant and certain executive officers of Healthworld and provisions of the merger agreement may discourage other companies from trying to combine with Healthworld;

    - The combined company may face hurdles with respect to management of growth and acquisition risks;

    - The combined company will be dependent on certain key clients;

    - The combined company may forego potential revenues due to client conflicts of interest;

    - The combined company will face significant competition and increasing industry consolidation;

    - The combined company will be dependent on key personnel;

    - The value of the Cordiant shares to be received as consideration by the Healthworld stockholders may fluctuate prior to the merger; and

    - Healthworld's executive officers and directors have interests in the merger that are in conflict with, are different from, or are in addition to, those of Healthworld's stockholders.

ACCOUNTING TREATMENT (see page 64)

    Cordiant will account for the merger as an acquisition under U.K. generally accepted accounting principles in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers" and will account for the merger as a purchase under U.S. generally accepted accounting principles in accordance with APB Opinion No. 16, "Business Combinations."

MATERIAL U.S. INCOME TAX CONSEQUENCES (see page 59)

    The merger will be tax-free to U.S. holders of Healthworld common stock except with respect to cash received for fractional Cordiant ordinary shares or Cordiant ADSs. All Healthworld stockholders should read carefully the discussion under "THE MERGER--Material U.S. Income Tax Consequences" and are urged to consult their own tax advisors as to specific consequences to them of the merger under U.S. federal, state, local or any other applicable tax laws.

RECORD DATE FOR VOTING (see page 24)

    You can vote at the special meeting of Healthworld stockholders if you owned Healthworld common stock on February 4, 2000.

    Holders of a majority of Healthworld's outstanding common stock entitled to vote must approve the merger. Each share of Healthworld common stock outstanding on the record date is entitled to one vote. There are no other classes of voting securities of Healthworld presently outstanding. As of the record date, directors and executive officers of Healthworld and their affiliates owned approximately 63% of the outstanding shares of Healthworld common stock.

COMPARISON OF RIGHTS OF HOLDERS OF CORDIANT ORDINARY SHARES WITH HOLDERS OF HEALTHWORLD COMMON STOCK (see page 122)

    In the merger, Healthworld stockholders will receive either Cordiant ADSs or, at the stockholder's election, Cordiant ordinary shares. Each Cordiant ADS represents five ordinary shares of Cordiant. There are numerous differences between the rights of a stockholder in Healthworld, a Delaware corporation, and the rights of a shareholder in Cordiant, an English company. For example,

    - except in limited circumstances, holders of Cordiant ordinary shares will not be entitled to dissenters' appraisal rights in mergers or any other types of transactions;

    - only holders representing 5% or more of the voting power of Cordiant will be able to make proposals at a shareholders meeting;

    - persons acquiring 3% or more of the voting power of Cordiant will generally be required to make public disclosures and notifications with respect to their ownership;

    - amendments to the memorandum and articles of association of Cordiant will require the approval of at least 75% of the votes cast at a shareholders' meeting;

    - Cordiant generally will not be permitted the same freedom as Healthworld has to adopt defensive measures in the event of a takeover bid; and

    - although holders of Cordiant ordinary shares will be permitted to initiate lawsuits on behalf of the company in limited circumstances, holders will not be able to initiate class action lawsuits against Cordiant.

    You should also be aware that it may be difficult to effect service of process to begin a lawsuit in a U.S. court against directors and officers of Cordiant who are not residents of the U.S.

COMPARISON OF RIGHTS OF HOLDERS OF CORDIANT ADSS WITH HOLDERS OF CORDIANT ORDINARY SHARES (see page 111)

    Your rights as a holder of Cordiant ADSs will, in some respects, be different from the rights of a holder of Cordiant ordinary shares. For example, you will not be entitled to attend and vote at Cordiant general shareholder meetings but will be able to instruct the depositary, which acts as custodian for the ordinary shares represented by your Cordiant ADSs, on how to vote such ordinary shares. See page 117 for a more complete description of your voting rights after the merger.

    The Cordiant ADSs can be converted into ordinary shares whenever the holder chooses, provided certain fees and expenses of the depositary are paid by the holder. The depositary charges a fee of up to $5.00 for every 100 Cordiant ADSs (or portion thereof) converted to ordinary shares.

                         COMPARATIVE MARKET PRICE DATA

    The following table presents per share closing market prices as reported on the NYSE for Cordiant ADSs and on the Nasdaq Stock Market for shares of Healthworld common stock and the closing mid-market quotation for Cordiant ordinary shares as quoted in the Official List of the London Stock Exchange on September 13, 1999, the date of the Healthworld board of directors meeting at which the initial proposal from Cordiant was reviewed, on September 29, 1999, the date of the receipt by Healthworld of written confirmation of the revised proposal from Cordiant, on October 6, 1999, the date of the signing of the exclusivity agreement between Healthworld and Cordiant, on November 8, 1999, the date immediately prior to the public announcement of the signing of the merger agreement, and on February 1, 2000, the latest practicable date prior to the printing of this document. The table also presents implied equivalent per share values for shares of Healthworld common stock resulting from the exchange formula used in calculating the consideration to be received by Healthworld stockholders in the merger.

    Healthworld stockholders are urged to obtain current market quotations for the Cordiant ADSs, Cordiant ordinary shares and Healthworld common stock before making a decision with respect to the merger.

                                                        ACTUAL
                                           ACTUAL      CORDIANT       ACTUAL
                                          CORDIANT     ORDINARY     HEALTHWORLD   FORMULA DERIVED VALUE FOR
                                          ADS PRICE   SHARE PRICE   SHARE PRICE    EACH HEALTHWORLD SHARE
                                          ---------   -----------   -----------   -------------------------
September 13, 1999......................   $15.13       189.0p         $14.00               $20.08
September 29, 1999......................   $14.50       180.5p         $13.38               $20.00
October 6, 1999.........................   $14.38       176.0p         $13.88               $19.78
November 8, 1999........................   $16.56       211.5p         $17.50               $22.55
February 1, 2000........................   $22.13       279.0p         $22.00               $23.00

                         CURRENCIES AND EXCHANGE RATES

    References in this document to "dollars," "$", "cents" or " CENTS" are to the currency of the United States and references to "pounds sterling," "pounds," "L," "pence" or "p" are to the currency of the United Kingdom. There are 100 pence to each pound. Solely for your convenience, this document contains translations of certain pounds sterling amounts into U.S. dollars at specified rates. You should not take these translations as assurances that the pounds sterling amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

    In this document, unless otherwise stated, pounds sterling have been translated into U.S. dollars at a rate of $1.6150 per L1.00, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on February 1, 2000. On February 2, 2000, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate was $1.6060 per L1.00.

    The period end, average and range of high and low U.S. dollar/pound sterling exchange rates for the five years ended December 31, 1998 and the six months ended June 30, 1999 are presented in the section entitled "EXCHANGE RATES" beginning on page 100.

                           COMPARATIVE PER SHARE DATA

    The following tables present unaudited historical and pro forma per share data that reflect the completion of the merger based upon the historical financial statements of Cordiant and Healthworld. The pro forma data are not indicative of the results of future operations or the actual results that would have occurred had the merger been completed at the beginning of the periods presented. You should read the data presented below together with the historical consolidated financial statements, including applicable notes, of Cordiant incorporated by reference into this proxy statement/prospectus, and the historical consolidated financial statements, including applicable notes, of Healthworld, and the unaudited pro forma consolidated financial information and notes appearing elsewhere in this document.

    The amounts under the caption "Pro forma equivalent per share of Healthworld common stock" in the tables below were calculated based on an exchange ratio of
5.090 Cordiant ordinary shares for each share of Healthworld common stock, determined by (1) multiplying (i) 279.0 p, the February 1, 2000 closing middle market quotation price of Cordiant ordinary shares on the London Stock Exchange, by (ii) an exchange rate of $1.6195 pounds sterling to U.S. dollars and (2) dividing such product by $23, the Healthworld common stock value in accordance with the exchange ratio for the merger. Solely for your convenience, the amounts under the caption "Post-merger Cordiant pro forma per post-merger Cordiant ordinary shares" have been translated into U.S. dollars at the noon buying rate on June 30, 1999.

                                                             SIX-MONTHS ENDED AT JUNE 30, 1999
                                                 ---------------------------------------------------------
                                                                                               PRO FORMA
                                                                                               EQUIVALENT
                                                                                              PER SHARE OF
                                                  CORDIANT    HEALTHWORLD     POST-MERGER     HEALTHWORLD
                                                 HISTORICAL   HISTORICAL       CORDIANT          COMMON
                                                    DATA         DATA       PRO FORMA DATA       STOCK
                                                 ----------   -----------   ---------------   ------------
                                                     L             $          L        $           $
Amounts under U.K. GAAP

  Total earnings (millions)....................       6.4          2.0        7.7     12.1          N/A
  Basic earnings per share.....................      0.03         0.27       0.03     0.04         0.22
  Dividends per share..........................        --           --         --       --           --
  Book value per share at period end...........     (0.25)        3.67       0.37     0.55         2.79

Amounts under U.S. GAAP

  Total earnings/(loss) (millions).............      (4.0)         1.7       (4.5)    (7.1)         N/A
  Earnings per share
    Basic......................................     (0.02)        0.23      (0.02)   (0.03)       (0.13)
    Diluted....................................     (0.02)        0.23      (0.02)   (0.02)       (0.12)
  Dividends per share..........................      0.01           --       0.01     0.02         0.09
  Book value per share at period end...........      0.04         4.14       0.63     0.94         4.77

                                                               YEAR ENDED DECEMBER 31, 1998
                                                   -----------------------------------------------------
                                                                                             PRO FORMA
                                                                                             EQUIVALENT
                                                                              POST-MERGER   PER SHARE OF
                                                    CORDIANT    HEALTHWORLD    CORDIANT     HEALTHWORLD
                                                   HISTORICAL   HISTORICAL     PRO FORMA       COMMON
                                                      DATA         DATA          DATA          STOCK
                                                   ----------   -----------   -----------   ------------
                                                       L             $         L      $          $
Amounts under U.K. GAAP

  Earnings (millions)............................     13.8           4.0      16.3   25.8         N/A
  Basic earnings per share.......................     0.06          0.54      0.06   0.09        0.47
  Dividends per share............................     0.01            --      0.01   0.02        0.09

Amounts under U.S. GAAP

  Earnings (millions)............................      6.5           4.4       5.4    8.5         N/A
  Earnings per share
    Basic........................................     0.03          0.60      0.02   0.03        0.16
    Diluted......................................     0.03          0.58      0.02   0.03        0.16
  Dividends per share............................       --            --        --     --          --

                              RECENT DEVELOPMENTS

CORDIANT

    On November 9, 1999, Cordiant entered into a new unsecured credit facility with HSBC Investment Bank PLC and The Bank of New York, increasing its borrowing base. Consequently, Cordiant canceled its existing credit facilities. The new credit facility permits Cordiant to make borrowings up to $250 million, which includes a $125 million five year revolving credit tranche and a $125 million 364 day revolving credit line with one year term loan option. The initial interest rate under both tranches is 1.0% over LIBOR.

Acquisitions

    On December 3, 1999, Cordiant, through a wholly-owned subsidiary, acquired substantially all the assets of Interactive Edge, Inc., a New York corporation, Interactive Edge, Inc., a Connecticut corporation and Interactive Edge, LLC, a Delaware limited liability company, all of which were commonly owned by the sellers in the acquisition. The purchase price for the acquisition included an initial payment of $6.1 million paid by Cordiant through the issuance of Cordiant ADSs having a value of $5.5 million and $600,000 in cash. The acquisition also provides for an additional contingent payment in 2003 of up to a maximum of $18.9 million based on Interactive Edge achieving certain revenues and operating margins for the three years ending December 31, 2002. The contingent payment will be paid entirely through the issuance of Cordiant ADSs.

    On December 13, 1999, Cordiant entered into a definitive agreement to acquire a majority stake in Diamond Ad Ltd., the third largest advertising agency in South Korea. Under the terms of the agreement, Cordiant will acquire an 80 percent equity interest in Diamond Ad Ltd. for initial cash consideration of L15 million plus the assumption of debt expected to be around L12 million. The agreement also provides for contingent payments up to a maximum of approximately L55 million based on the operating results of Diamond Ad Ltd. for the 42 months ending December 31, 2001.

HEALTHWORLD

    On February 3, 2000, Healthworld agreed to issue, subject to stockholder approval of, and completion of, the merger, 940,624 additional shares of Healthworld common stock to the former stockholders of Falk Communications, Inc. immediately prior to the completion of the merger. This share issuance will be made in full satisfaction of Healthworld's obligation to make earn-out payments in connection with this acquisition, and was valued at $20,000,000 on February 3, 2000.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

CORDIANT

    The selected financial data set forth below is derived from the Consolidated Financial Statements of Cordiant and should be read in conjunction with, and is qualified in its entirety by reference to, such Consolidated Financial Statements, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations. Cordiant's Consolidated Financial Statements as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1998, which have been audited by KPMG Audit Plc, and Cordiant's Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated by reference into this proxy statement/prospectus.

    With respect to the year ended December 31, 1997, significant changes were made to Cordiant's capital structure as a result of the demerger. See "DESCRIPTION OF CORDIANT." The selected financial data set forth below reflect the capital structure in place prior to the demerger, which was appropriate historically to Cordiant, and the capital position, finance charges and tax liabilities included in such data do not reflect Cordiant's capital position, finance charges and tax liabilities in respect of any of the periods covered had Cordiant effected the demerger prior to such period.

                                                          YEAR ENDED DECEMBER 31,
                                     -----------------------------------------------------------------

                                          1994             1995             1996             1997
                                     --------------   --------------   --------------   --------------
                                           L                L                L                L
                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT
  DATA:(2)
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
  Commission and fee income
    Continuing operations.........           L775.4           L761.1           L754.9           L736.1
    Discontinued operations.......               --               --               --               --
                                     --------------   --------------   --------------   --------------
    Total.........................           L775.4           L761.1           L754.9           L736.1
  Profit (loss) before tax, and
    minority interests--
    historically reported(3)......           L 32.4          L (22.6)          L 41.8           L 34.6
  Adjustment for provisions(4)....           L (7.8)         L (10.3)          L (7.0)          L (4.7)
                                     --------------   --------------   --------------   --------------
  Profit (loss) before tax, and
    minority interests--
    restated(3)...................           L 24.6          L (32.9)          L 34.8           L 29.9
  Net profit (loss)...............           L  6.1          L (47.6)          L 17.2           L 10.4
  Net profit (loss) per Cordiant
    ordinary share--basic.........              2.2            (16.3)p           3.9p             2.3p
  Net profit (loss) per Cordiant
    ordinary share--diluted.......              2.2            (16.3)p           3.9p             2.3p
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
  Profit (loss) from continuing
    operations--historically
    reported......................          L (11.5)         L (46.8)          L  6.9           L  6.8
  Adjustment for provisions(4)....           L  0.6           L (6.0)          L  0.2           L (7.2)
                                     --------------   --------------   --------------   --------------
  Profit (loss) from continuing
    operations--restated..........          L (10.9)         L (52.8)          L  7.1           L (0.4)
  Profit from discontinued
    operations....................               --               --               --               --
                                     --------------   --------------   --------------   --------------
  Net profit (loss)...............          L (10.9)         L (52.8)          L  7.1           L (0.4)
  Net profit (loss) per ordinary
    share:(2)
    Continuing operations.........             (3.9)p          (36.1)p           3.2p             (0.3)p
    Discontinued operations.......               --               --               --               --
                                     --------------   --------------   --------------   --------------
    Net profit (loss) per ordinary
      share(2)....................             (3.9)p          (36.1)p           3.2p             (0.3)p
  Net profit (loss) per ADS:(2)
    Continuing operations.........            (19.3)p         (180.6)p          16.0p             (0.9)p
    Discontinued operations.......               --               --               --               --
                                     --------------   --------------   --------------   --------------
    Net profit (loss) per
      ADS(2)......................            (19.3)p         (180.6)p          16.0p             (0.9)p
Dividends including tax credit
    Per ordinary share............               --               --             2.6p             3.0p
    Per ADS.......................               --               --            13.0p            15.0p

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,               JUNE 30,
                                    -------------------------
                                                     -----------------------------------------------------
                                         1998          1998          1998             1999          1999
                                    --------------   --------   --------------   --------------   --------
                                          L           $(1 )           L                L            $(1)
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT
  DATA:(2)
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
  Commission and fee income
    Continuing operations.........          L301.8    $501.0            L143.6           L158.6    $250.6
    Discontinued operations.......              --        --                --               --        --
                                    --------------    ------    --------------   --------------    ------
    Total.........................          L301.8    $501.0            L143.6           L158.6    $250.6
  Profit (loss) before tax, and
    minority interests--
    historically reported(3)......          L 25.9    $ 43.0            L  8.4           L 11.1    $ 17.5
  Adjustment for provisions(4)....          L (1.2)   $ (2.0)               --               --        --
                                    --------------    ------    --------------   --------------    ------
  Profit (loss) before tax, and
    minority interests--
    restated(3)...................          L 24.7    $ 41.0            L  8.4           L 11.1    $ 17.5
  Net profit (loss)...............          L 13.8    $ 22.9            L  4.2           L  6.4    $ 10.1
  Net profit (loss) per Cordiant
    ordinary share--basic.........            6.2p    $ 0.10              1.9p             2.8p    $ 0.04
  Net profit (loss) per Cordiant
    ordinary share--diluted.......            6.2p    $ 0.10              1.9p             2.7p    $ 0.04
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
  Profit (loss) from continuing
    operations--historically
    reported......................          L  4.8    $  7.9            L (2.0)          L (4.0)   $ (6.3)
  Adjustment for provisions(4)....          L  1.7    $  2.9                --               --        --
                                    --------------    ------    --------------   --------------    ------
  Profit (loss) from continuing
    operations--restated..........          L  6.5    $ 10.8            L (2.0)          L (4.0)   $ (6.3)
  Profit from discontinued
    operations....................              --        --                --               --        --
                                    --------------    ------    --------------   --------------    ------
  Net profit (loss)...............          L  6.5    $ 10.8            L (2.0)          L (4.0)   $ (6.3)
  Net profit (loss) per ordinary
    share:(2)
    Continuing operations.........            2.9p    $ 0.05              (0.9)p           (1.8)p  $(0.03)
    Discontinued operations.......              --        --                --               --        --
                                    --------------    ------    --------------   --------------    ------
    Net profit (loss) per ordinary
      share(2)....................            2.9p    $ 0.05              (0.9)p           (1.8)p  $(0.03)
  Net profit (loss) per ADS:(2)
    Continuing operations.........           14.6p    $ 0.24              (5.2)p           (8.8)P  $(0.14)
    Discontinued operations.......              --        --                --               --        --
                                    --------------    ------    --------------   --------------    ------
    Net profit (loss) per
      ADS(2)......................           14.6p    $ 0.24              (5.2)p          14.6p    $(0.14)
Dividends including tax credit
    Per ordinary share............            3.5p    $ 0.06                --               --        --
    Per ADS.......................           17.5p    $ 0.29                --               --        --

                                                             AS OF DECEMBER 31,
                                    --------------------------------------------------------------------
                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)-
                                         1994              1995              1996              1997
                                    ---------------   ---------------   ---------------   --------------
                                           L                 L                 L                L
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
Working capital asset
  (deficiency)....................          L (32.4)          L (25.3)          L (59.8)          L  2.8
Total assets......................            972.7             992.9             912.4            377.8
Long term liabilities, including
  minority interests..............            429.8             309.2             262.6            123.2
Shareholder's
  deficiency-historically
  reported........................           (355.5)           (224.9)           (215.3)           (85.7)
Adjustment for provisions(4)......             44.9              34.6              27.5              8.8
                                    ---------------   ---------------   ---------------   --------------
Shareholder's
  deficiency--restated............           (310.6)           (190.3)           (187.8)           (76.9)
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
Shareholder's funds (deficiency)-
  historically reported...........            (99.4)            (19.0)             (0.4)             3.8
Adjustment provisions(4)..........             (2.4)             (8.4)             (6.7)            (1.1)
                                    ---------------   ---------------   ---------------   --------------
Shareholder's funds
  (deficiency)--restated..........           (101.8)            (27.4)             (7.1)             2.7

                                       AS OF DECEMBER 31,                AS OF JUNE 30
                                    -------------------------
                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)-
                                         1998          1998          1998             1999          1999
                                    --------------   --------   --------------   --------------   --------
                                          L           $(1 )           L                L            $(1)
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
Working capital asset
  (deficiency)....................          L 11.8   $  19.6            L  5.3           L  1.3    $  2.1
Total assets......................           386.7     641.9             343.2            403.3     637.2
Long term liabilities, including
  minority interests..............           136.9     227.3             123.8            136.7     216.0
Shareholder's
  deficiency-historically
  reported........................           (71.5)   (118.7)            (76.3)           (57.1)    (90.2)
Adjustment for provisions(4)......             7.6      12.6                --               --        --
                                    --------------   -------    --------------   --------------    ------
Shareholder's
  deficiency--restated............           (63.9)   (106.1)            (76.3)           (57.1)    (90.2)
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
Shareholder's funds (deficiency)-
  historically reported...........            10.6      17.4              (1.6)             9.5      15.0
Adjustment provisions(4)..........             0.7       1.4                --               --        --
                                    --------------   -------    --------------   --------------    ------
Shareholder's funds
  (deficiency)--restated..........            11.3      18.8              (1.6)             9.5      15.0

------------------------------

(1) These amounts have been translated into U.S. dollars at the noon buying rate on December 31, 1998 (L1.00-$1.66) and on June 30, 1999 (L1.00-$1.58),
    respectively.

(2) Per share and per ADS amounts have been adjusted to reflect the share consolidation in connection with the demerger.

(3) The profit (loss) before taxes and minority interests reflects: (a) exceptional costs of L0.0, L0.0, L2.2 million, L16.5 million and L20.3 million, that were incurred in 1994, 1995, 1996, 1997 and 1998, respectively; (b) a profit on disposal of operations of L17.8 million and L20.8 million in 1996 and 1997 respectively; (c) costs relating to the fundamental reorganization of Cordiant as a result of the demerger of L33.0 million in 1997 (details of (b) and (c) are set out in Note 2 and 6 in the Notes to Consolidated Financial Statements incorporated by reference into this proxy statement/prospectus); and (d) a loss on disposal of operations of L34.3 million in 1995.

(4) Due to a recent change in U.K. accounting practice pursuant to Financial Reporting Standard No.12, Cordiant has discounted its property provision for the purposes of U.K. GAAP. The exercise required to restate the U.K. GAAP numbers has revealed a number of inconsistencies in the calculation of the discount of property provisions under U.S. GAAP. The U.S. GAAP numbers have been restated to correct these inconsistencies. In addition a correction has been made in 1998 to the deferred compensation adjustment.

HEALTHWORLD

    The following selected consolidated financial data:

    - as of and for the years ended December 31, 1996, 1997 and 1998 have been derived from Healthworld's audited Consolidated Financial Statements which are included elsewhere in this proxy statement/prospectus and should be read in conjunction with those Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations;

    - as of and for the nine months ended September 30, 1998 and 1999 have been derived from Healthworld's unaudited interim Consolidated Financial Statements, which are included elsewhere in this proxy statement/prospectus and should be read in conjunction with those Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations; and

    - as of and for the year ended December 31, 1994 and as of December 31, 1995 have been derived from Healthworld's audited Consolidated Financial Statements not included herein.

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                     YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                       ----------------------------------------------------   -------------------
                                                         1994       1995       1996       1997       1998       1998       1999
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenues.............................................  $13,081    $16,767    $24,209    $35,292    $63,677    $45,784    $54,815
                                                       -------    -------    -------    -------    -------    -------    -------
Operating expenses
  Salaries and related costs.........................    7,890      9,857     15,733     24,186     47,296     34,747     39,973
  Other operating expenses...........................    3,385      4,015      4,581      5,427      8,450      5,702      7,398
  Depreciation and amortization......................      328        410        627        849      1,129        769      1,247
                                                       -------    -------    -------    -------    -------    -------    -------
                                                        11,603     14,282     20,941     30,462     56,875     41,218     48,618
                                                       =======    =======    =======    =======    =======    =======    =======
Income from operations...............................    1,478      2,485      3,268      4,830      6,802      4,566      6,197
Interest (expense) income, net.......................      (14)        (2)       (69)        86        642        551        452
                                                       -------    -------    -------    -------    -------    -------    -------
Income before provision for income taxes and minority
  interests..........................................    1,464      2,483      3,199      4,916      7,444      5,117      6,649
Provision for income taxes...........................      136        283        524        719      2,976      2,156      2,875
Minority interests in net earnings of subsidiary.....       39         68        124        192         42         32         18
                                                       -------    -------    -------    -------    -------    -------    -------
Net income...........................................  $ 1,289    $ 2,132    $ 2,551    $ 4,005    $ 4,426    $ 2,929    $ 3,756
                                                       =======    =======    =======    =======    =======    =======    =======
Pro forma information (1):
  Net income.........................................  $ 1,289    $ 2,132    $ 2,551    $ 4,005    $ 4,426    $ 2,929    $ 3,756
  Pro forma adjustment for income taxes..............      477        755        781      1,304         --         --         --
                                                       -------    -------    -------    -------    -------    -------    -------
  Pro forma net income...............................  $   812    $ 1,377    $ 1,770    $ 2,701    $ 4,426    $ 2,929    $ 3,756
                                                       =======    =======    =======    =======    =======    =======    =======
Pro forma per share information (1):
  Net income per common share:
  Basic..............................................  $  0.17    $  0.29    $  0.37    $  0.54    $  0.60    $  0.40    $  0.50
                                                       -------    -------    -------    -------    -------    -------    -------
  Diluted............................................  $  0.17    $  0.29    $  0.37    $  0.54    $  0.58    $  0.39    $  0.49
                                                       -------    -------    -------    -------    -------    -------    -------
Net income per share information:
  Net income per common share:
  Basic..............................................  $  0.27    $  0.45    $  0.54    $  0.80    $  0.60    $  0.40    $  0.50
                                                       -------    -------    -------    -------    -------    -------    -------
  Diluted............................................  $  0.27    $  0.45    $  0.54    $  0.79    $  0.58    $  0.39    $  0.49
                                                       -------    -------    -------    -------    -------    -------    -------
Common Shares used in computing per share amounts:
  Basic..............................................    4,741      4,741      4,741      5,037      7,415      7,415      7,568
                                                       -------    -------    -------    -------    -------    -------    -------
  Diluted............................................    4,741      4,741      4,741      5,047      7,592      7,607      7,729
                                                       -------    -------    -------    -------    -------    -------    -------

                                                         AS OF DECEMBER 31,                    AS OF SEPTEMBER 30,
                                        ----------------------------------------------------   -------------------
                                          1994       1995       1996       1997       1998            1999
                                        --------   --------   --------   --------   --------   -------------------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.......................  $ 2,391    $ 3,904    $ 4,132    $18,953    $ 9,534          $ 4,304
Total assets..........................   13,913     16,688     20,536     41,809     50,871           79,539
Long-term debt, including current
  portion.............................      733      1,223      1,419      1,156        384                0
Stockholders' equity..................    3,880      5,235      6,372     24,766     29,201           41,221

------------------------

(1) Gives pro forma effect to C corporation taxation for Girgenti, Hughes, Butler & McDowell, Inc., a subsidiary of Healthworld Corporation, and its affiliated entities for the years ended December 31, 1994, 1995, 1996 and 1997.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    Cordiant and Healthworld are providing the following unaudited pro forma condensed combined financial information to give you a better picture of what the results of operations and financial position of the combined businesses of Cordiant and Healthworld might have looked like had the merger occurred on an earlier date. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the combined company would have been had the merger occurred on the respective dates assumed, nor is it necessarily indicative of the combined company's future operating results, combined financial position or dividend payment policies.

    Please see "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" for a more detailed explanation of this analysis. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with the selected historical consolidated financial data of Cordiant, the selected historical consolidated financial data of Healthworld, management's discussion and analysis of financial condition and results of operations and the audited and unaudited financial statements of Cordiant (with the notes thereto) incorporated by reference into this proxy statement/prospectus, and management's discussion and analysis of financial condition and results of operations and the audited and unaudited financial statements of Healthworld, with the notes thereto, appearing elsewhere in this proxy statement/prospectus.

Basis of Preparation

    The unaudited pro forma condensed combined financial information has been prepared in accordance with U.K. GAAP, which differs from U.S. GAAP. In the unaudited pro forma consolidated financial information, Healthworld's financial position and results of operations have been adjusted to U.K. GAAP and translated into pounds sterling, as described in the notes to the unaudited pro forma condensed combined financial information contained herein.

    Cordiant intends to account for the transaction using the acquisition method of accounting under U.K. GAAP and the purchase method under U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared on this basis.

    The unaudited pro forma condensed combined financial information of Cordiant gives effect to the transaction between Cordiant and Healthworld as if such transactions were consummated on June 30, 1999, in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 1998, in the case of the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1999 and the year ended December 31, 1998.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                    SIX MONTHS ENDED
                                                                     JUNE 30, 1999
                                                                (IN MILLIONS, EXCEPT PER
                                                                      SHARE DATA)
                                                              ----------------------------
                                                                 PRO FORMA       PRO FORMA
                                                                     L               $
                                                              ----------------   ---------
Turnover
Group and share of joint ventures...........................         L1,010.7    $1,596.8
Less: share of joint ventures...............................           (201.4)     (318.2)
                                                              ----------------   --------
Group Turnover..............................................            809.3     1,278.6
                                                              ================   ========
Group and share of joint ventures...........................            189.6       299.5
Less: share of joint ventures...............................            (10.0)      (15.8)
                                                              ----------------   --------
Commission and fee income...................................            179.6       283.7
Operating and administration expenses.......................           (161.7)     (255.5)
Depreciation................................................             (5.2)       (8.2)
                                                              ----------------   --------
Operating profit............................................             12.7        20.0
Share of operating profits:
Joint venture...............................................              1.4         2.2
Associated undertakings.....................................              0.8         1.3
                                                              ----------------   --------
Profit before interest and taxation.........................             14.9        23.5
Net interest payable and similar charges....................             (1.0)       (1.7)
FRS 12--finance charge......................................             (0.6)       (0.9)
                                                              ----------------   --------
Profit before taxation......................................             13.3        20.9
Taxation....................................................             (4.8)       (7.5)
                                                              ----------------   --------
Profit after taxation.......................................              8.5        13.4
Minority interests..........................................             (0.8)       (1.3)
                                                              ----------------   --------
Net profit..................................................              7.7        12.1
Dividend proposed on equity shares..........................               --          --
                                                              ----------------   --------
Profit retained for year....................................             L7.7    $   12.1
                                                              ================   ========
Earnings per ordinary share
  --Basic...................................................             2.8p
  --Diluted.................................................             2.6p
Weighted average number of shares outstanding
  --Basic...................................................            280.0
  --Diluted.................................................            293.3

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                      YEAR ENDED
                                                                   DECEMBER 31, 1998
                                                              ---------------------------
                                                               (IN MILLIONS, EXCEPT PER
                                                                      SHARE DATA)
                                                                 PRO FORMA      PRO FORMA
                                                              ---------------   ---------
                                                                     L              $
Turnover
Group and share of joint ventures...........................        L1,920.6    $3,034.5
Less: share of joint ventures...............................          (281.8)     (445.2)
                                                              ---------------   --------
Group Turnover..............................................         1,638.8     2,589.3
                                                              ===============   ========
Group and share of joint ventures...........................           356.3       563.0
Less: share of joint ventures...............................           (14.2)      (22.5)
                                                              ---------------   --------
Commission and fee income...................................           342.1       540.5
Operating and administration expenses.......................          (301.4)     (476.2)
Depreciation................................................           (10.7)      (16.9)
                                                              ---------------   --------
Operating profit............................................            30.0        47.4
Share of operating profits:
Joint venture...............................................             1.4         2.2
Associated undertakings.....................................             1.2         1.9
                                                              ---------------   --------
Profit before interest and taxation.........................            32.6        51.5
Net interest payable and similar charges....................            (2.3)       (3.6)
FRS 12--finance charge......................................            (1.2)       (1.9)
                                                              ---------------   --------
Profit before taxation......................................            29.1        46.0
Taxation....................................................           (11.1)      (17.5)
                                                              ---------------   --------
Profit after taxation.......................................            18.0        28.5
Minority interests..........................................            (1.7)       (2.7)
                                                              ---------------   --------
Net profit..................................................            16.3        25.8
Dividend proposed on equity shares..........................            (3.1)       (4.9)
                                                              ---------------   --------
Profit retained for year....................................           L13.2    $   20.9
                                                              ===============   ========
Earnings per ordinary share
    --Basic.................................................            5.9p
    --Diluted...............................................            5.9p
Weighted average number of shares outstanding
    --Basic.................................................           276.3
    --Diluted...............................................           277.2

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                                               AS OF JUNE 30, 1999
                                                              ---------------------
                                                                  (IN MILLIONS)
                                                              PRO FORMA   PRO FORMA
                                                              ---------   ---------
                                                                  L           $
  ASSETS
  Current assets:
Cash and short-term deposits................................    L87.5      $138.2
Short-term Investments......................................      0.8         1.3
Accounts and other receivables, prepayments and accrued
  income....................................................    254.4       402.0
Billable production.........................................     19.9        31.4
                                                                -----      ------
  Total current assets......................................    362.6       572.9
                                                                -----      ------
  Long-term assets:
Long-Term Investments.......................................      9.1        14.4
Accounts and other receivables, prepayments and accrued
  income....................................................     23.2        36.7
Restricted cash.............................................      3.0         4.7
Property and equipment, net.................................     28.9        45.7
Goodwill, net...............................................    164.1       259.2
                                                                -----      ------
  Total assets..............................................    590.9       933.6
                                                                =====      ======
  LIABILITIES
  Current liabilities:
Bank loans, overdrafts and other loans......................     36.6        57.8
Accounts payable, other liabilities and accrued expenses....    317.5       501.5
                                                                -----      ------
  Total current liabilities.................................    354.1       559.3
                                                                -----      ------
  Long-term liabilities:
Accounts payable, other liabilities and accrued expenses....     17.2        27.2
Provision for joint venture deficit.........................     14.6        23.1
Property, pension and other provisions......................     44.6        70.5
Long-term debt..............................................     39.4        62.3
Deferred taxation...........................................      1.3         2.1
Taxation....................................................     19.1        30.2
Minority interests..........................................      3.5         5.5
                                                                -----      ------
  Total liabilities.........................................    493.8       780.2
                                                                -----      ------
  NET ASSETS/(LIABILITIES)..................................     97.1       153.4
                                                                =====      ======

                      WHERE YOU CAN FIND MORE INFORMATION

    Cordiant files annual and special reports and other information, and Healthworld files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and, for the Healthworld filings and the registration statement of which this document forms a part, at the Internet world wide web site maintained by the SEC at WWW.SEC.GOV.

    Cordiant has filed a registration statement on Form F-4 to register with the SEC the Cordiant ordinary shares and the Cordiant ordinary shares underlying Cordiant ADSs which Healthworld stockholders will receive in the merger and a registration statement on Form F-6 to register with the SEC the Cordiant ADSs. This proxy statement/prospectus is a part of the registration statement on Form F-4 and constitutes a prospectus of Cordiant, as well as being a proxy statement of Healthworld for its special meeting.

    The SEC permits Cordiant to "incorporate by reference" information into this proxy statement/ prospectus. This means that Cordiant can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed by Cordiant with the SEC. These documents contain important information about Cordiant and its financial condition.

FILEINO. 1-10086INGS                           DATE
---------------------------------------------  ---------------------------------------------
Annual Report on Form 20-F                     Year ended December 31, 1998
Current Reports on Form 6-K                    Filed on June 30, 1999, November 15, 1999 and
                                               December 15, 1999

    Cordiant also incorporates by reference into this proxy statement/prospectus additional documents that it may file with the SEC from the date of this proxy statement/prospectus to the date of the Healthworld special meeting. These include reports such as Annual Reports on Form 20-F and any Current Reports on Form 6-K so designated.

    Cordiant ADSs are listed on the NYSE. Healthworld common stock is listed on the Nasdaq Stock Market. Cordiant ordinary shares and any ordinary shares underlying Cordiant ADSs are admitted to the Official List of the London Stock Exchange. You may inspect any periodic reports and other information filed with the SEC by Cordiant at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and in the case of Healthworld, at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006-1506.

    After the merger, the additional Cordiant ADSs to be issued in the merger will be listed on the NYSE. The additional Cordiant ordinary shares to be issued in the merger will be admitted to the Official List of the London Stock Exchange.

    If you are a Cordiant shareholder, you may have been sent some of the documents incorporated by reference. You can obtain any of them through Cordiant or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing, or by telephone, from the appropriate company at the following addresses:

      Cordiant Communications Group plc                   Healthworld Corporation
         121-141 Westbourne Terrace                     100 Avenue of the Americas
        London W2 6JR United Kingdom                     New York, New York 10013
         Telephone: 44-20-7262-4343                      Telephone: (212) 625-4202
           Web site: www.ccgww.com                           Attn: Patti Doyen
            Attn: Rebecca Taylor

    If you would like to request documents from Cordiant or Healthworld, please do so by February 16, 2000 to receive them before the Healthworld special meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE TRANSACTIONS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 7, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/ PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF CORDIANT ADSS OR ORDINARY SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                      RISK FACTORS RELATING TO THE MERGER

EXPECTED BENEFITS FROM THE CORDIANT/HEALTHWORLD COMBINATION MAY NOT BE REALIZED

    Cordiant and Healthworld entered into the merger agreement with the expectation that the merger will result in cost savings and revenue enhancements. There can be no assurance that the combined company will realize these anticipated benefits in full or at all. If the expected benefits are not realized, the price of the Cordiant ADSs and the Cordiant ordinary shares could be adversely affected.

CORDIANT'S AND HEALTHWORLD'S BUSINESSES MAY NOT BE SUCCESSFULLY COMBINED

    The merger involves the combining of the businesses of Healthworld and Cordiant that have previously operated separately. This involves a number of risks, including:

    - demands on management related to the significant increase in size of Cordiant after the merger, including the combining of operations resulting from Cordiant's and Healthworld's recent acquisitions;

    - the diversion of management's attention to the combining of operations;

    - difficulties in the combining of operations and systems;

    - difficulties in the assimilation and retention of employees;

    - challenges in keeping clients; and

    - potential adverse short-term effects on operating results.

THE STOCKHOLDER AGREEMENTS BETWEEN CORDIANT AND CERTAIN EXECUTIVE OFFICERS OF HEALTHWORLD AND PROVISIONS OF THE MERGER AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO COMBINE WITH HEALTHWORLD

    Certain executive officers of Healthworld (some of whom are also directors) and their affiliates, who collectively own approximately 63% of the outstanding Healthworld common stock, have agreed to vote in favor of the merger and against any competing transaction. These stockholders have also granted Cordiant an option to purchase all of their shares of Healthworld common stock in the event that, among other reasons, the Healthworld stockholders do not approve the merger. Accordingly, approval of the merger by Healthworld's stockholders is assured. In addition, under the merger agreement, Healthworld's board of directors is prohibited from participating in any discussions with respect to any competing transaction, from withdrawing its support for the merger and from certain other actions, except as limited in certain cases by its fiduciary duties. The stockholder agreements and the provisions of the merger agreement are likely to discourage other companies from trying to combine with Healthworld in an alternative transaction which may be superior to the merger for Healthworld's stockholders.

THE COMBINED COMPANY MAY FACE HURDLES WITH RESPECT TO MANAGEMENT OF GROWTH AND ACQUISITION RISKS

    The combined company's growth will depend on a number of factors, including the combined company's ability to:

    - maintain the high quality of the services it provides to clients;

    - increase the number of services it provides to existing clients;

    - recruit, motivate and retain skilled creative, technical and marketing personnel in a highly competitive market for qualified personnel in the marketing and communications industry; and

    - grow through the acquisition of other communications businesses in an environment of increased competition for acquisition candidates.

    There can be no assurance that the combined company will be able to successfully achieve all or any of these strategies for growth.

THE COMBINED COMPANY WILL BE DEPENDENT ON CERTAIN KEY CLIENTS

    Each of Cordiant's and Healthworld's revenues are dependent upon the advertising, sales and marketing expenditures of a number of key clients. Based on the pro forma financial statements contained in this proxy statement/prospectus, the five largest clients of the combined company are expected to account for approximately 23% of the combined company's revenues. The merger may cause these major clients to reassess their relationship with Cordiant or Healthworld, as the case may be. Results of operations of the combined company could be materially adversely affected by the loss of one or more of its major clients.

THE COMBINED COMPANY MAY FOREGO POTENTIAL REVENUES DUE TO CLIENT CONFLICTS OF INTEREST

    Client conflicts of interest are inherent in the marketing and communications industry due to the proprietary nature of such clients' products. The combined company's ability to compete for new clients and assignments will be limited by the combined company's general practice, and the practice followed by many of the combined company's competitors, of not representing clients with competing product lines. In addition, the combined company will often be contractually precluded from representing companies with competing products. As a result, the combined company may not be retained by existing, new or potential clients with respect to certain products if the combined company provides marketing or communications services for competing products.

THE COMBINED COMPANY WILL FACE SIGNIFICANT COMPETITION AND INCREASING INDUSTRY CONSOLIDATION

    The marketing and communications industry is highly competitive. The combined company will compete with other marketing and communications firms, including international and local full-service agencies and special marketing and communications firms and other contract sales and marketing organizations. A number of the combined company's competitors will have substantially greater financial resources, personnel and facilities than the combined company. In addition, if the current trend toward consolidation continues, the combined company may face greater competition for clients. Although Cordiant and Healthworld believe that the combined company will be able to compete on the basis of the quality of its creative product, service, reputation and personal relationships with clients, there can be no assurance that the combined company will be able to maintain its competitive position in the industry.

THE COMBINED COMPANY WILL BE DEPENDENT ON KEY PERSONNEL

    The combined company will be dependent on the efforts and abilities of its senior management. The loss of the services of any of these key employees could have a material adverse effect on the combined company. In addition, while a number of executive officers of Cordiant and Healthworld have entered into employment agreements and confidentiality and non-solicitation agreements with its respective company, there is no assurance that the combined company would be able to prevent the unauthorized disclosure or use of its knowledge, practices, procedures or client lists.

THE VALUE OF THE CORDIANT SHARES TO BE RECEIVED AS CONSIDERATION BY THE HEALTHWORLD STOCKHOLDERS MAY FLUCTUATE PRIOR TO THE MERGER

    The actual number of Cordiant ADSs or ordinary shares to be exchanged for Healthworld common stock by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting at which Healthworld's stockholders will vote upon the merger. These factors can be expected to vary from the date of the merger agreement to the time of the merger due to changes in the business, operations or prospects of Cordiant, general market and economic conditions and other factors, which may have an adverse effect on the amount of consideration to be received by you. Depending on these price/exchange rate factors, Cordiant is expected to issue a number of Cordiant ADSs or ordinary shares for each share of Healthworld common stock valued at between $17.00 and $23.00. If, however, the value of Cordiant's average ordinary share price drops below 135p during the period for determining the exchange ratio, Cordiant will have the option to terminate the merger agreement unless Healthworld's board of directors elects to fix the number of Cordiant ordinary shares to be received for each share of Healthworld common stock at 7.6902 (or the corresponding number of Cordiant
ADSs). Under this circumstance, you may receive Cordiant ordinary shares with a value of less than $17.00 for each share of Healthworld common stock (or the corresponding number of Cordiant ADSs).

HEALTHWORLD'S EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER THAT ARE IN CONFLICT WITH, ARE DIFFERENT FROM, OR ARE IN ADDITION TO THOSE OF HEALTHWORLD'S STOCKHOLDERS

    You should be aware that the executive officers of Healthworld and members of the Healthworld board of directors have interests in the merger that are in conflict with, are different from, or in addition to, yours as a Healthworld stockholder. These interests include employment agreements, stock options and continuation as executive officers of Healthworld and its subsidiaries. For example, all of the executive officers and directors of Healthworld hold stock options which will, except as noted below, become immediately vested and exercisable, along with all other stock options held by Healthworld's employees, as a result of the merger. Certain of Healthworld's executive officers (some of whom are also directors) and their affiliates hold approximately 63% of Healthworld's outstanding common stock and will receive a majority of the consideration received in connection with the merger. The employment agreement of Stuart Diamond, the chief financial officer of Healthworld, provides for significant payments and other benefits (including, except as noted in the next sentence, vesting of all of his Healthworld stock options) if Mr. Diamond's employment with Healthworld is terminated under certain circumstances following the merger. In addition, on November 8, 1999, Healthworld granted to Mr. Diamond stock options to purchase 200,000 shares of its common stock, which will not vest as a result of the merger. In addition, Steven Girgenti, chairman and chief executive officer of Healthworld, entered into a new employment agreement which will become effective at the time of the merger, providing for, among other things, a base salary of $500,000 per annum, annual bonuses based upon the achievement of certain performance targets, and the grant at the time of the merger of 275,000 options under one of Cordiant's share option plans. See "THE MERGER--Interests of Certain Persons in the Merger."

          FORWARD-LOOKING STATEMENTS REGARDING BUSINESS AND OPERATIONS
                  OF THE COMBINED COMPANY MAY PROVE INACCURATE

    Cordiant and Healthworld have made forward-looking statements in this document and, with respect to Cordiant, in documents incorporated by reference into this proxy statement/prospectus, concerning future performance, costs, revenues and growth of Healthworld and/or Cordiant, industry and customer growth and statements regarding operational efficiencies from and benefits of the merger and estimated company earnings. These statements may generally, but not always, be identified by the use of words such as "anticipates," "should," "expects" or "believes." By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include:

    - the risk that the combined company will not achieve anticipated cost savings or revenue enhancements;

    - the risk that Cordiant and Healthworld will be unable to successfully combine their businesses which have previously operated separately;

    - the ability of the combined company to manage its growth and acquisition risks;

    - the potential loss of revenue due to client conflicts of the combined company;

    - changes in the economic conditions in markets served by the operations of Cordiant and/or Healthworld which would adversely affect the level of demand for the services provided;

    - material declines in advertising expenditures resulting from, among other things, regional, national and international political and economic conditions, technological changes, the availability of media and regulatory regimes in the world's advertising markets for each company; and

    - material differences in actual results from those anticipated depending on, among other things, gains to or losses from its client base, the amount of revenue derived from clients, the Cordiant's exposure to changes in the exchange rates of major currencies against the pound sterling (because a substantial portion of its revenues are derived and costs incurred outside of the U.K.), the general level of advertising expenditures in Cordiant's markets referred to above, and the overall level of economic activity in Cordiant's major markets as discussed above.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of Healthworld stockholders will be held at 9:00 a.m., New York City time, on Wednesday, March 1, 2000, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, 11th Floor, New York, New York 10022.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the special meeting, the holders of record of shares of Healthworld common stock will:

1. Consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 9, 1999, as amended on February 3, 2000, among Cordiant Communications Group plc, Healthworld Acquisition Corp., a wholly-owned subsidiary of Cordiant, and Healthworld, providing for the merger of Healthworld Acquisition Corp. with and into Healthworld. After the merger, Healthworld will be a wholly-owned subsidiary of Cordiant. As a result of the merger, each share of Healthworld common stock issued and outstanding at the time of the merger will be converted into the right to receive either Cordiant's American depositary shares or, at each Healthworld stockholder's election, Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be exchanged for Healthworld common stock by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting; and

2. Consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

RECORD DATE

    Healthworld has fixed the close of business on February 4, 2000 as the record date for the determination of Healthworld stockholders entitled to notice of, and to vote at, the special meeting.

    - All Healthworld stockholders of record at the close of business on February 4, 2000 are entitled to notice of the Healthworld special meeting.

    - Only holders of record of Healthworld common stock at the close of business on February 4, 2000 are entitled to vote at the special meeting. As of February 4, 2000, there were 8,124,301 outstanding shares of Healthworld common stock held by approximately 32 holders of record.

HOW WILL SHARES BE VOTED AT THE SPECIAL MEETING

    Proxies that are properly executed by holders of Healthworld common stock, if received in time for the special meeting and not subsequently revoked, will be voted at the special meeting in accordance with the instructions given in the proxies. Proxies that are properly executed but do not contain instructions with respect to the proposal for approval of the merger will be voted "FOR" approval of the merger.

HOLDERS OF HEALTHWORLD COMMON STOCK ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS UNDER DELAWARE LAW WITH RESPECT TO THE MERGER. SEE "THE MERGER--ABSENCE OF DISSENTERS' APPRAISAL RIGHTS."

    Healthworld stockholders should not send stock certificates with the enclosed proxy card. If the merger is completed, Cordiant will furnish Healthworld stockholders with instructions for exchanging their shares of Healthworld common stock for Cordiant ADSs or ordinary shares, as the case may be, at that time.

HOW TO REVOKE A PROXY

    If you are a stockholder holding Healthworld shares in your own name, you may revoke a previously given proxy at any time prior to its exercise by:

    - delivering, prior to the special meeting, to American Stock Transfer & Trust Company, a written notice of revocation or a proxy having a later date or time than the executed proxy; or

    - voting in person at the special meeting.

    If you do not hold your Healthworld shares in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

REQUIRED VOTE; QUORUM

    Holders of a majority of Healthworld's outstanding common stock entitled to vote must approve the merger. Each share of Healthworld common stock outstanding on the record date is entitled to one vote. There are no other classes of voting securities of Healthworld presently outstanding.

    As of the record date, directors and executive officers of Healthworld and their affiliates owned approximately 63% of the outstanding shares of Healthworld common stock.

    Certain executive officers of Healthworld (some of whom are also directors) and their affiliates, who collectively own approximately 63% of the outstanding common stock, have agreed to vote in favor of the merger and against any competing transaction. These stockholders have also granted Cordiant an option to purchase all of their shares of Healthworld common stock in the event that, among other reasons, the Healthworld stockholders do not approve the merger. Accordingly, approval of the merger by Healthworld's stockholders is assured.

    Brokers and nominees are precluded from exercising their voting discretion on the approval and adoption of the merger agreement and, for this reason, absent specific instructions from the beneficial owner of shares of Healthworld common stock, may not vote these shares. Shares that are not voted because brokers did not receive instructions are referred to as "broker non-votes." Holders of a majority in voting power of the Healthworld common stock outstanding on the record date must be present in person or by proxy at the special meeting to constitute a quorum. Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the special meeting. Because the affirmative vote of the holders of a majority of the voting power of Healthworld common stock is required for approval and adoption of the merger agreement, AN ABSTENTION, UNRETURNED PROXY OR BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

ABSENCE OF DISSENTERS' APPRAISAL RIGHTS

UNDER DELAWARE LAW, HOLDERS OF HEALTHWORLD COMMON STOCK DO NOT HAVE ANY DISSENTERS' APPRAISAL RIGHTS, WHICH WOULD GIVE YOU THE RIGHT TO OBTAIN PAYMENT IN CASH IN EXCHANGE FOR YOUR SHARES OF HEALTHWORLD COMMON STOCK AS A RESULT OF THE MERGER. SEE "THE MERGER--ABSENCE OF DISSENTERS' APPRAISAL RIGHTS."

SOLICITATION OF PROXIES

    Healthworld will bear the costs of the special meeting and of soliciting proxies for the special meeting. Cordiant and Healthworld will share equally the amount of the filing fees and the other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/ prospectus. In addition to solicitation by mail, the directors, officers and employees of Healthworld may also solicit proxies from stockholders by telephone, facsimile, telegram or other electronic means or in person. Healthworld will make arrangements with brokerages and others custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Healthworld will reimburse those brokerage houses and custodians for their reasonable expenses in doing so. Morrow & Co. Inc., will assist in the solicitation of proxies by Healthworld for a fee not to exceed $3,500 plus reasonable out-of-pocket expenses.

                   THE CORDIANT EXTRAORDINARY GENERAL MEETING

    In connection with the merger, the board of directors of Cordiant has convened an extraordinary general meeting of the shareholders of Cordiant for March 1, 2000.

RESOLUTIONS PROPOSED

    At the meeting, Cordiant will propose the following resolutions:

    RESOLUTION 1--to approve the merger and to provide for the following matters in connection with the merger:

    - to increase the authorized share capital of Cordiant from L150,500,000 to L208,000,000, by creating an additional 115,000,000 Cordiant ordinary shares of nominal value 50p each; and

    - to authorize the Cordiant board of directors to issue "relevant securities" (as defined by the U.K. Companies Act) up to a maximum aggregate nominal amount of L93,603,427 which is equivalent to 187,206,854 Cordiant ordinary shares.

    RESOLUTION 2, which is conditioned on the completion of the merger:

    - to give the Cordiant board of directors power to issue "equity securities" (as defined by the U.K. Companies Act) for cash (1) for any rights issue made other than in accordance with U.K. statutory preemption rights, (2) for certain employee share and incentive plans, and (3) to satisfy purchase price obligations in connection with acquisitions by its subsidiaries where the consideration received by Cordiant for the share issuance consists of cash paid by, or obligations to pay cash of, a subsidiary.

    RESOLUTION 3,  which is conditioned upon completion of the merger:

    - to give the Cordiant board of directors, beyond the authority given under RESOLUTION 2, the power to issue equity securities for cash other than in accordance with U.K. statutory preemption rights, up to an aggregate nominal amount of L6,737,000 which is equivalent to 13,475,000 Cordiant ordinary shares.

RESOLUTIONS REQUIRED FOR THE MERGER

    The Cordiant shareholders must approve Resolution 1 in order to complete the merger. The approval of Resolutions 2 and 3 is not required to complete the merger, but will only become effective upon completion of the merger.

PURPOSE OF RESOLUTIONS

    The resolutions described above provide for an increase in ordinary share capital and provide authority for the Cordiant board of directors to issue shares. The allotment authority and powers proposed to be conferred by these resolutions described above will replace the Cordiant board of directors' existing general issuance authority and powers, to the extent not already utilized. The increase in the authorized share capital and the increase in the board issuance authority will enable the board to issue Cordiant ordinary shares pursuant to the merger agreement and maintain an appropriate level of authority to issue additional Cordiant ordinary shares. The issuance authority will expire on the date of the Annual General Meeting of Cordiant held in 2000, or on October 7, 2000, if earlier, unless previously revoked, varied or renewed, and except that issuances may be made after the time of the expiration of such authority for any applicable agreements entered into prior to such expiration.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Healthworld's business strategy has, in part, been to grow in order to capitalize on continued growth in marketing and communications spending by pharmaceutical and other healthcare companies. Healthworld has pursued this strategy of growth internally and through carefully selected acquisitions. The management of Healthworld explored potential acquisitions and joint ventures as part of its day-to-day operations and, since 1998, Healthworld has acquired four companies. The Healthworld board of directors has, in the past, evaluated additional strategic alternatives and opportunities to enhance and maximize stockholder value, including the possible sale of Healthworld or a merger. These strategic alternatives and opportunities were either identified internally or resulted from unsolicited inquiries.

    Between January and April 1998, on several occasions, in light of the complementary strengths of Cordiant and Healthworld in professional and consumer healthcare marketing and communications businesses, Michael Bungey, chief executive officer of Cordiant and Steven Girgenti, chairman and chief executive officer of Healthworld, explored possible commercial arrangements involving the mutual cross referral of business between the healthcare operations of Cordiant and Healthworld for areas of business in which the referring company was not suited to serve the referred client adequately. The discussions were conceptual only, and no subsequent steps were taken.

    In June 1998, Mr. Bungey and Mr. Girgenti met and discussed, for the first time, the possibility of a more formal alliance involving a joint venture or minority equity investment by either party. Again, the discussions were conceptual only and, at this stage, no detailed proposals were considered. Throughout the course of the next year, Cordiant and Healthworld maintained an informal relationship consisting of occasional mutual business cross referrals.

    On July 15, 1999, Mr. Bungey and Mr. Girgenti met to discuss an extension of the informal Cordiant and Healthworld business relationship. During the course of this meeting, the possibility of Cordiant acquiring Healthworld for shares was raised by Cordiant. The discussion was again conceptual and did not result in a detailed proposal.

    On July 28, 1999, Mr. Bungey and Art D'Angelo, finance director of Cordiant, met with Mr. Girgenti and Stuart Diamond, chief financial officer of Healthworld, to discuss the concept of Cordiant acquiring Healthworld. Cordiant proposed acquiring 100% of Healthworld for stock. The discussion was inconclusive on many important issues and did not result in the formation of a combination proposal.

    On August 3, 1999, Cordiant and Healthworld entered into a confidentiality agreement. Thereafter, each party commenced a preliminary due diligence review of the other party and provided certain non-public information to the other concerning its respective operations.

    On August 19, 1999, Mr. Bungey and Mr. Girgenti met to discuss how Healthworld would operate within Cordiant in the event that Healthworld was acquired by Cordiant. Mr. Bungey and Mr. Girgenti agreed that, if the potential transaction was completed, Healthworld would become a new division of Bates Worldwide and the healthcare marketing agencies of the two companies would be combined operationally.

    On August 25, 1999, Mr. Bungey and Andrew Boland, investor relations director for Cordiant, together with Cordiant's financial advisor, Warburg Dillon Read, met with Mr. Girgenti and Mr. Diamond to explain Cordiant's business strategy, the stock market's perspective on Cordiant and the potential benefits to Cordiant of entering into a stock for stock transaction with Healthworld. The terms of Cordiant's proposal were not discussed at this meeting.

    On August 27, 1999, Cordiant sent a letter to Healthworld indicating an interest in acquiring Healthworld for Cordiant ordinary shares at a value of $18.50 per share of Healthworld common stock, subject to, among other things, the completion of satisfactory due diligence, the agreement of Healthworld's management to vote their shares of Healthworld common stock in favor of the transaction and the execution of a binding merger agreement.

    During the week following Cordiant's indication of interest, Healthworld retained Bear Stearns as its financial advisor in connection with the possible sale of Healthworld to, or combination of Healthworld with, another entity, including Cordiant.

    In the first half of September 1999, Healthworld's management had a number of meetings or discussions with various members of Healthworld's board of directors, Bear Stearns and Healthworld's outside legal counsel, Rosenman & Colin LLP, to review various aspects of Cordiant's proposal and indication of interest. During the period, Bear Stearns had several discussions with Warburg Dillon Read regarding the terms of the Cordiant proposal. In order to maximize stockholder value, Healthworld's management indicated that an effort should be made to determine if a higher price for Healthworld could be obtained. To assist in this process, Healthworld's management, with the assistance of Bear Stearns, identified certain major marketing and communications companies that Healthworld's management viewed as credible potential acquirers in that the companies identified were, to the knowledge of Healthworld's management, financially able to propose an alternative transaction which would be competitive with, or superior to, Cordiant's proposal and were a strategically good fit. Healthworld's management authorized Bear Stearns to approach these identified companies to explore whether any of these companies were interested in acquiring, or merging with, Healthworld.

    On September 13, 1999, the board of directors held a meeting at which Bear Stearns was present. At the meeting, Healthworld's management and Bear Stearns discussed Cordiant's proposal of merger with the board. The board of directors ratified management's decision to authorize Bear Stearns to explore whether acceptable alternative acquirers identified by Healthworld's management were interested in acquiring, or merging with, Healthworld and, if so, the general terms of any such alternative transactions.

    Between September 14, 1999, and September 24, 1999, Bear Stearns made inquiries to the identified companies as to whether any of the companies were interested in acquiring, or merging with, Healthworld. Bear Stearns reported during the period that one entity contacted by Bear Stearns informally expressed interest but at a maximum price level and with conditions that were deemed by Healthworld management to be inferior to Cordiant's written proposal. None of the other entities contacted by Bear Stearns expressed an interest to acquire, or merge with, Healthworld.

    On September 24, 1999, Mr. Girgenti, Mr. Diamond and Alex Spizz, a member of the board of directors of Healthworld, Bear Stearns and Rosenman & Colin, met with Mr. Bungey, Mr. D'Angelo, Warburg Dillon Read and Cordiant's outside legal counsel, White & Case LLP, to negotiate the terms of the proposed acquisition by Cordiant of Healthworld. At this meeting Cordiant indicated that as a condition to going forward it must have a 30-day period of exclusivity to conduct due diligence and negotiate the terms of a definitive merger agreement with Healthworld. In addition, Cordiant stated that prior to entering into any merger agreement with Healthworld, stockholders owning more than 50 percent of the outstanding shares of Healthworld must enter into agreements with Cordiant pursuant to which they agreed to vote in favor of the merger. Healthworld, on the other hand, indicated to Cordiant that as a condition to any exclusivity period, Cordiant needed to increase its proposed offer and provide Healthworld's stockholders with certain price protections in the form of a "collar". After lengthy negotiations, the key terms agreed to in principle at this meeting were:

    - a stock-for-stock exchange structure;

    - an exchange mechanism that would provide Healthworld's stockholders with a value of $20 at the time the merger agreement was signed and a "collar" that was generally intended to provide Healthworld's stockholders with a value between $17 and $23 per share at the time of the merger, depending on the price of Cordiant ordinary shares and the exchange rate at around that time;

    - Healthworld to obtain from certain significant Healthworld stockholders (who were executive officers of Healthworld and, in some cases, also directors of Healthworld) who, in the aggregate, owned more than a majority of Healthworld's common stock, agreements to vote in favor of the merger and to grant Cordiant an option to purchase those shares in the event the significant stockholder did not vote as directed (other general terms of each stockholder agreement to be negotiated directly with each significant stockholder);

    - A lock-up term and orderly marketing arrangements for the shares Mr. Girgenti would receive in the merger;

    - Healthworld using its reasonable efforts to have the significant Healthworld stockholders agree to lock-up terms and orderly marketing arrangements for the shares of Cordiant which each of them would receive in the merger (the lock up terms and arrangements to be negotiated directly with each significant stockholder); and

    - Subject to the approval of its board of directors, Healthworld granting Cordiant a 30-day period of exclusivity to conduct due diligence and negotiate the terms of a definitive merger agreement with Healthworld.

    On September 29, 1999, Healthworld received written confirmation of the revised proposal from Cordiant and the Healthworld board of directors held a telephonic meeting at which Bear Stearns and Rosenman & Colin were present. Bear Stearns reported on the status of the negotiations with Cordiant and the results of its inquiries to other potential acquirers.

    On September 30, 1999, the Healthworld board of directors held a telephonic board meeting at which Bear Stearns and Rosenman & Colin were present. Bear Stearns and Rosenman & Colin explained to the board that Cordiant wanted assurance from Healthworld in the form of an exclusivity agreement that it would not sell or attempt to sell or negotiate to sell Healthworld with any other party other than Cordiant or provide information to any party other than Cordiant in connection with the sale of Healthworld for a period of 30 days in order to give Cordiant time to evaluate a merger with Healthworld. Healthworld's board of directors authorized Healthworld to enter into a 30-day exclusivity agreement.

    On October 6, 1999, Healthworld executed the 30-day exclusivity agreement which was to expire on November 5, 1999.

    On October 13 and 14, 1999, Cordiant's management, Warburg Dillon Read and KPMG, Cordiant's independent accountants, met with senior executive officers and other officers of Healthworld and its subsidiaries, both in New York and London, to conduct financial and business due diligence on Healthworld.

    Between October 15 and 24, 1999, White & Case, Warburg Dillon Read and KPMG continued to conduct legal, business and financial due diligence on Healthworld and Healthworld, Bear Stearns, Rosenman & Colin and Arthur Andersen, Healthworld's independent accountants, conducted legal, business and financial due diligence on Cordiant.

    Between October 25 and November 5, 1999, Cordiant's and Healthworld's managements and their respective legal counsel and financial advisors continued to discuss and negotiate the terms of the proposed merger and the merger agreement as well as the stockholder agreements to be entered into by the significant Healthworld stockholders. Concurrently, each party continued with their mutual legal and financial due diligence review.

    On October 31, 1999, the board of Cordiant met to review the proposed transaction and the current status of the ongoing negotiations and to receive an update on the status of the due diligence.

Warburg Dillon Read and KPMG were present at the board meeting by telephone. The board of Cordiant resolved to proceed with the merger and to appoint a committee of the board to approve entering into the transaction, subject to satisfactory final due diligence, and to approve the terms of the merger documentation.

    Between November 3, 1999 and November 7, 1999, Cordiant's and Healthworld's managements and their respective legal and financial advisors continued to negotiate the terms of the merger agreement and the stockholder agreements, including the negotiation of the initial exchange ratio based on the value of Cordiant's ordinary shares. In addition, Healthworld agreed to extend the exclusivity period under the exclusivity agreement to November 12, 1999.

    On November 8 and 9, 1999, Cordiant's and Healthworld's management and their respective legal counsel finalized the terms of the merger agreement and each of the stockholders' agreements and negotiated and finalized the terms of Mr. Girgenti's employment agreement with the post-merger Healthworld, which is to become effective on the date of the merger.

    On November 8, 1999, Healthworld's board of directors met to review the merger. At the Healthworld board meeting, Healthworld's executive management and Rosenman & Colin presented key aspects of the merger transaction. Bear Stearns presented its financial analysis of the transaction and delivered orally its fairness opinion, which was later confirmed in a written fairness opinion dated as of November 8, 1999, that as of that date and based upon and subject to the matters stated in the opinion, the exchange ratio offered by Cordiant was fair from a financial point of view to the stockholders of Healthworld. After an active discussion and review of numerous factors, the Healthworld board of directors concluded that the Cordiant proposal was in the best interests of Healthworld stockholders and voted unanimously to approve and declare advisable the merger, the merger agreement and each of the transactions contemplated by those agreements, and adopted a resolution recommending that the Healthworld stockholders approve and adopt the merger agreement.

    On November 8, 1999, the committee of the board of directors of Cordiant met and approved the terms of the merger.

    On the morning of November 9, 1999, the merger agreement, each of the stockholder agreements and Mr. Girgenti's employment agreement were signed by each of the parties and a press release was issued by each of Cordiant and Healthworld announcing the transaction.

HEALTHWORLD REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD

    At its meeting on November 8, 1999, the board of directors of Healthworld, by unanimous vote, determined that the merger is in the best interests of Healthworld and its stockholders, approved and declared advisable the merger and the merger agreement and related transactions and recommended that the stockholders of Healthworld approve and adopt the merger agreement.

    In the course of reaching its determinations, the Healthworld board of directors consulted with Healthworld's management, as well as its financial and legal advisors. The Healthworld board of directors considered the following material factors:

    - the financial presentation and opinion of Bear, Stearns & Co. Inc. given at the Healthworld board meeting on November 8, 1999 that, based upon the factors set forth in its written opinion attached hereto as Appendix N, the exchange ratio is fair from a financial point of view to the stockholders of Healthworld. Healthworld stockholders are urged to read the Bear Stearns opinion in its entirety;

    - the Healthworld board of directors' belief that the analyses of Bear Stearns supported the Healthworld board of directors' conclusion that the exchange ratio is fair from a financial point of view to, and is in the best interests of, the Healthworld stockholders, both in terms of the immediate financial consideration to be received and the potential for future appreciation in value of the Cordiant ordinary shares and ADSs;

    - The following favorable terms of the merger agreement:

      -- the exchange ratio provided for in the merger agreement gives
         Healthworld stockholders the opportunity to receive merger consideration that represents a premium over the price at which Healthworld common stock was trading in the months prior to the execution of the merger agreement;

      -- the relative consideration certainty of the proposed merger resulting from the formula for determining the exchange ratio;

      -- the fact that the merger would provide holders of Healthworld common stock with the opportunity to retain an equity interest in the combined entity which will give Healthworld's stockholders the opportunity to benefit from any future appreciation in value of the Cordiant ordinary shares and ADSs;

      -- the structure of the merger, which permits Healthworld's U.S.
         stockholders to exchange their Healthworld common stock for Cordiant securities on a tax-free basis; and

      -- the likelihood of the consummation of the merger.

    - the relative advantages of being part of a larger company, such as economies of scale and cost savings, improved visibility and purchasing power, and the competitive trend toward large international concerns in the marketing and communications business;

    - the perceived compatibility of people, vision and quality of work between Cordiant and Healthworld;

    - the results of operations, financial condition, competitive position and prospects of Healthworld and Cordiant, both on a historical and future basis and as separate and combined entities;

    - management's assessment of stockholder value deriving from possible strategic alternatives, including remaining a separate company and growing through future acquisitions and joint ventures;

    - the opportunity for Healthworld's stockholders to become shareholders of Cordiant, which the Healthworld board recognized as one of the larger and more diversified advertising and communications companies in the world; and

    - the greater liquidity of Cordiant's ordinary shares due to its relatively higher trading volume in contrast to Healthworld's common stock.

    The discussion above of the factors considered by the Healthworld board of directors is not intended to be exhaustive but includes the material factors considered by the Healthworld board. In view of the wide variety of factors considered by the Healthworld board of directors in connection with its evaluation of the merger and the complexity of these matters, the Healthworld board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its decision. The Healthworld board of directors conducted a discussion of the factors described above, including asking questions of Healthworld's management and Healthworld's legal and financial advisors, and reached unanimous consensus that the merger was in the best interests of Healthworld and the Healthworld stockholders. In considering the factors described above, individual members of the Healthworld board may have given different weight to different factors. The Healthworld board relied on the experience and expertise of its financial advisor for quantitative analysis of the financial terms of the merger. See "Opinion of Healthworld's Financial Advisor."

    THE BOARD OF DIRECTORS OF HEALTHWORLD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY AND DECLARED THEIR ADVISABILITY. ACCORDINGLY, THE BOARD OF DIRECTORS OF HEALTHWORLD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

CORDIANT'S REASONS FOR THE MERGER

    Cordiant's directors believe that the merger provides Cordiant with the following benefits:

    OPPORTUNITY TO BUILD THE LEADING GLOBAL HEALTHCARE MARKETING
NETWORK. Cordiant currently operates healthcare marketing agencies in the United States, the United Kingdom, Italy and Australia under the Healthcom brand. Healthcom focuses on marketing products to healthcare professionals. Cordiant also services some of the world's largest healthcare companies through Bates Worldwide, its global advertising network. Bates Worldwide provides expertise in DTC advertising for prescription drugs in the United States and marketing over-the-counter products to consumers internationally.

    The merger will enable the combined company to:

    - combine Healthworld's expertise in professional and consumer channels with Cordiant's multinational pharmaceutical experience;

    - offer a wider range of services to clients of the combined company;

    - utilize Cordiant's global network to enhance Healthworld's geographic presence; and

    - provide Healthworld with the resources to expand its specialist healthcare network

Cordiant intends to leverage its enlarged base of healthcare clients by creating a global healthcare marketing network. Cordiant currently operates in over 70 countries and will utilize this global platform and office infrastructure to develop Healthworld internationally.

    ACCELERATION IN MEETING CORDIANT'S STRATEGIC OBJECTIVES. Cordiant has set itself three strategic objectives designed to position its business for profitable growth. By the end of 2000, it aims to have grown:

    - marketing services to 30% of total revenues;

    - multinational clients to 40% of total revenues; and

    - North American revenues to 30% of its business.

    The acquisition of Healthworld is expected to accelerate the achievement of these objectives.

    INCREASED PARTICIPATION IN THE HIGH GROWTH HEALTHCARE MARKETING SECTOR. The merger will increase Cordiant's exposure to the specialist market for healthcare marketing and promotional services, the growth rate of which has outstripped the advertising market as a whole over the last three years. This growth is being driven by three principal factors:

    - the growth in new products coming to market;

    - increased drug usage; and

    - the increasing focus of pharmaceutical companies to maximize return on investment.

    GREATER EXPOSURE TO MARKETING SERVICES. The acquisition of Healthworld will increase Cordiant's business in marketing services in both the healthcare sector and in consumer product markets. Marketing services are growing at a faster rate than traditional major media advertising, driven by clients' needs to target specific market segments, to measure returns more effectively and to obtain an integrated marketing solution.

    Healthworld's wholly owned subsidiary, Milton Headcount, is the fifth largest field marketing company in the United Kingdom, providing major consumer product clients with strategic and tactical field marketing, merchandising, in-store training, audits and database management. 141 Worldwide, Cordiant's marketing service network, has been built over the last three years into a global business with offices in over 40 countries, representing 22% of Cordiant's total revenues in the year ended December 31, 1998. The combination of Milton Headcount's expertise in consumer field marketing with 141 Worldwide's direct marketing and promotion capabilities will allow Cordiant to offer an enhanced range of marketing services to clients.

    FURTHER OPPORTUNITIES TO GROW REVENUES FROM MULTI-NATIONAL CLIENTS. The merger will enhance Cordiant's multinational client base, and provide opportunities to offer a wider range of services to clients of the combined company. Healthcare marketing is becoming an increasingly global business as pharmaceutical companies seek to maximize returns on research by marketing on a worldwide basis. Cordiant intends to create a global healthcare marketing network to exploit this trend.

    LARGER REVENUE BASE IN THE NORTH AMERICAN MARKET. Cordiant is currently under-represented in the important North American market, which represented 24% of Cordiant's revenues during the year ended December 31, 1998, compared to a total industry weighting of 39%. The merger will significantly increase Cordiant's business in North America. Healthworld generated revenues in North America of $28 million during the 12 months ended September 30, 1999.

    EARNINGS ENHANCEMENT. The acquisition of Healthworld is expected to be earnings enhancing in the first full year of ownership by Cordiant.

    Cordiant expects to achieve annual pre-tax cost savings of at least
L1.5 million by combining the Healthworld and existing Cordiant healthcare agency operations and by eliminating costs associated with operating Healthworld as a public company.

OPINION OF HEALTHWORLD'S FINANCIAL ADVISORS

    At the November 8, 1999 meeting of the Healthworld board of directors, Bear Stearns delivered its oral opinion (subsequently confirmed in writing) that the exchange ratio to be provided for in the merger is fair, from a financial point of view, to the public stockholders of Healthworld.

    THE FULL TEXT OF THE BEAR STEARNS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BEAR STEARNS, IS ATTACHED AS APPENDIX N TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS PROXY STATEMENT/ PROSPECTUS BY REFERENCE. THE SUMMARY OF THE BEAR STEARNS OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BEAR STEARNS OPINION. HEALTHWORLD STOCKHOLDERS ARE URGED TO READ CAREFULLY THE BEAR STEARNS OPINION IN ITS ENTIRETY.

    The Bear Stearns opinion is intended for the benefit and use of the Healthworld board of directors, is directed only to the fairness to the public stockholders of Healthworld, from a financial point of view, of the exchange ratio to be provided for in the merger, does not address the merits of the underlying decision by Healthworld to engage in the merger and does not constitute a recommendation to any holder of Healthworld common stock or to the board of directors of Healthworld as to how to vote on the merger or any related matter.

    Although Bear Stearns evaluated the fairness to the public stockholders of Healthworld, from a financial point of view, of the exchange ratio to be provided for in the merger, such exchange ratio was determined by Healthworld and Cordiant, through arm's-length negotiations, which determination was not based on any recommendation by Bear Stearns. Bear Stearns did provide certain advice to the board of directors of Healthworld from time to time during the course of the negotiations. The board of directors of Healthworld did not provide specific instructions to, or place any limitations upon, Bear

Stearns with respect to the procedures to be followed or the factors to be considered by Bear Stearns in performing its analyses or rendering the Bear Stearns opinion.

    In connection with rendering the opinion, Bear Stearns, among other things:

    - reviewed the merger agreement and the stockholder agreements;

    - reviewed Healthworld's annual reports to stockholders on Form 10-K for the years ended December 31, 1997 and 1998, and its quarterly reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

    - reviewed certain operating and financial information, including projections, provided to Bear Stearns by management of Healthworld relating to Healthworld's business and prospects;

    - met with certain members of Healthworld's senior management to discuss its business, operations, historical and projected financial results and future prospects;

    - reviewed Cordiant's annual reports to shareholders and annual reports on Form 20-F for the years ended December 31, 1996 through 1998 and its current report on Form 6-K for the period ended June 30, 1999;

    - reviewed certain operating and financial information relating to Cordiant's business and prospects;

    - met with certain members of Cordiant's senior management to discuss its business, operations, and future prospects;

    - reviewed estimates of cost savings and other combination benefits expected to result from the merger, jointly prepared and provided to Bear Stearns by the senior managements of Healthworld and Cordiant;

    - reviewed the historical prices, valuation parameters and trading volumes of the Healthworld common stock and the Cordiant ordinary shares and ADSs;

    - reviewed publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to Healthworld and Cordiant;

    - reviewed the terms of recent acquisitions of companies which Bear Stearns deemed generally comparable to Healthworld;

    - reviewed the pro forma financial results, financial condition and capitalization of Cordiant, giving effect to the merger; and

    - conducted such other studies, analyses, inquiries and investigations, as Bear Stearns deemed appropriate.

    In the course of its review, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections and synergy estimates, provided to it by Healthworld and analysts' consensus estimates related to Cordiant. With respect to Healthworld's projected financial results and the potential synergies that could be achieved upon consummation of the merger, Bear Stearns assumed that they had been reasonably prepared reflecting the best currently available estimates and judgments of the senior management of Healthworld as to the expected future performance of Healthworld. Bear Stearns did not assume any responsibility for the independent verification of any such information or of the projections and synergy estimates provided to it. Bear Stearns has further relied upon the assurances of the senior management of Healthworld that they are unaware of any facts that would make the information, projections and synergy estimates provided to Bear Stearns incomplete or misleading.

    In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of Healthworld and Cordiant, nor was Bear Stearns furnished with any such appraisals. During the course of its engagement, Bear Stearns was asked by the board of directors of Healthworld to solicit indications of interest from various third parties regarding a transaction with Healthworld, and Bear Stearns considered the results of such solicitation in rendering its opinion. Bear Stearns assumed that the merger would qualify as a tax-free "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code. Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to it, as of the date of the opinion. Bear Stearns did not express any opinion as to the price or range of prices at which the shares of Healthworld common stock or Cordiant ordinary shares or ADSs may trade subsequent to the announcement of the merger or as to the price or range of prices at which the Cordiant ordinary shares and ADSs may trade subsequent to the consummation of the merger.

    In connection with preparing and rendering the opinion, Bear Stearns performed a variety of valuation, financial and comparative analyses. The summary of the analyses, as set forth below, does not purport to be a complete description of the analyses underlying the Bear Stearns opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. Bear Stearns believes that its analyses must be considered as a whole. Selecting portions of its analyses and the factors considered by Bear Stearns, without considering all the factors and analyses, could create an incomplete view of the processes underlying the opinion. Moreover, the estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates are inherently subject to substantial uncertainties.

    The following is a summary of the material valuation, financial and comparative analyses performed by Bear Stearns in arriving at the Bear Stearns opinion as of the date thereof.

HISTORICAL STOCK PRICE AND EXCHANGE RATIO ANALYSIS

    Bear Stearns reviewed the historical closing stock prices of Healthworld common stock and Cordiant ordinary shares, including, among others, the six-month and one-year periods prior to November 4, 1999. Over the prior six months, Healthworld's common stock had traded between a high of $17.50 on November 3, 1999 and a low of $10.38 on June 15, 1999. Over the prior twelve months, Cordiant's ordinary shares traded between a high of 202.5p on November 4, 1999 and a low of 98.5p on November 20, 1998. Bear Stearns observed that:

    - the stock price of Healthworld was $17.25 on November 4, 1999, the date on which the analysis was made;

    - the stock price of Healthworld was $13.88 on October 6, 1999, the date of the signing of the exclusivity agreement between Healthworld and Cordiant;

    - the stock price of Healthworld was $13.38 on September 29, 1999, the date of receipt of written confirmation of the revised proposal from Cordiant;

    - the stock price of Healthworld was $14.00 on September 13, 1999, the date of the Healthworld board of directors meeting at which the initial proposal from Cordiant was reviewed;

    - the average stock price of Healthworld was $14.04 for the three months prior to November 4, 1999; and

    - the average stock price of Healthworld was $13.18 for the six months prior to November 4, 1999.

    Assuming an implied purchase price of $20.00 (based on the average stock price for Cordiant's ordinary shares of 181.4p per share for the 15 trading days ending on November 4, 1999), the implied purchase price represented implied premiums of 15.9%, 44.1%, 49.5%, 42.9%, 42.5% and 51.8%, respectively.

    Similarly, assuming an implied purchase price of $21.89 (based on the closing stock price for Cordiant's ordinary shares of 202.5p per share on November 4, 1999), the implied purchase price represented implied premiums of 26.9%, 57.8%, 63.7%, 56.4%, 55.9% and 66.1%, respectively.

    Bear Stearns also reviewed the historical closing stock prices of Healthworld common stock and Cordiant ordinary shares and the implied market exchange ratios determined by dividing the price per share of Healthworld by the price per share of Cordiant over various periods of time including, among others, November 4, 1999 and the periods of five trading days, ten trading days, fifteen trading days, three months, six months and one year prior to November 4, 1999. Bear Stearns calculated that the market exchange ratio was as follows for the following date and time periods:

                                      THE FIVE       THE TEN      THE FIFTEEN    THE THREE    THE SIX     THE ONE
                                    TRADING DAYS   TRADING DAYS   TRADING DAYS    MONTHS      MONTHS     YEAR PRIOR
                                      PRIOR TO       PRIOR TO       PRIOR TO     PRIOR TO    PRIOR TO        TO
DATE OR                 NOVEMBER      NOVEMBER       NOVEMBER       NOVEMBER     NOVEMBER    NOVEMBER     NOVEMBER
TIME PERIOD              4, 1999      4, 1999        4, 1999        4, 1999       4, 1999     4, 1999     4, 1999
-----------             ---------   ------------   ------------   ------------   ---------   ---------   ----------
Market Exchange
  Ratio...............    5.198        5.628          5.567          5.432         4.751       4.586       5.232

    Bear Stearns compared these figures to exchange ratios for the merger of
6.602 (the exchange ratio that would apply assuming a Cordiant average trading price of between $3.03 to $3.48, converted at an exchange rate of 1.6375 $/L) and 6.785 (the exchange ratio that would apply assuming a Cordiant average trading price of between $2.51 to $2.95, converted at an exchange rate of 1.6375 $/L).

COMPARABLE PUBLIC COMPANY ANALYSIS

    In the course of its analysis, Bear Stearns compared certain ratios and multiples of Healthworld to the corresponding ratios and multiples of certain publicly-traded companies in the two industry sectors that Bear Stearns believed were generally comparable to Healthworld: advertising companies (Omnicom, Interpublic Group, WPP Group, Young & Rubicam, True North, Saatchi & Saatchi and Cordiant) and pharmaceutical marketing companies (Professional Detailing, Inc., Ventiv Health, Inc., Access Worldwide Communications, Inc. and Boron, LePore & Associates, Inc.). The multiples and ratios were calculated based on publicly available financial information and research reports, and were adjusted for certain extraordinary and non-recurring items. Financial data reviewed included

    - revenue;

    - earnings before interest, taxes, depreciation and amortization ("EBITDA");

    - earnings before interest and taxes ("EBIT");

    - net income; and

    - earnings per share ("EPS") for various time periods as well as certain operating margins, valuation statistics, financial ratios and projected growth rates.

    For purposes of its analysis, Bear Stearns also reviewed the harmonic means of certain valuation multiples of the comparable companies. The harmonic mean is the reciprocal of the average of the reciprocals of each of the multiples. For example, the harmonic mean of 10x and 20x is calculated as follows: 1/((1/10 + 1/20)/2) = 13.3x.

    Among other analyses, for each of the comparable companies, Bear Stearns calculated the enterprise value multiples, which are the ratios of the sum of their equity value as of November 4, 1999 plus debt less cash and cash equivalents ("Enterprise Value") to their projected calendar 1999 and 2000

EBITDA and the ratios of their stock prices as of November 4, 1999 to their respective projected calendar year 1999 and 2000 earnings per share. Bear Stearns then compared the calculated ratios and multiples of the comparable companies to the calculated ratios and multiples for Healthworld based on:

    - the closing price for Healthworld on October 6, 1999 (the date on which Healthworld and Cordiant signed an exclusivity agreement) of $13.88 per share;

    - an implied purchase price for Healthworld of $20.00 per share (the implied per share purchase price based on the average Cordiant share price for the 15 trading days prior to November 4, 1999); and

    - an implied purchase price for Healthworld of $21.89 per share (the implied per share purchase price based on Cordiant's closing share price on November 4, 1999).

    These ratios are summarized in the table below:

                                                                                                   PER SHARE
                                                                      EBITDA                        PRICE/
                                                                     MULTIPLE                      EARNINGS
                                                              -----------------------       -----------------------
                                                               1999E          2000E          1999E          2000E
                                                              --------       --------       --------       --------
ADVERTISING COMPANIES:
    High...............................................         18.0x          15.6x          42.1x          36.6x
    Low................................................         10.4            9.4           25.5           20.8
    Harmonic Mean......................................         13.2           11.5           29.4           25.1

PHARMACEUTICAL MARKETING
  COMPANIES:
    High...............................................         17.7x          13.3x          46.9x          23.9x
    Low................................................          2.9            2.4           30.0            7.1
    Harmonic Mean......................................          7.3            3.6           36.6           10.9

    Bear Stearns observed that, relative to these comparable advertising companies:

    - At an implied price for Healthworld of $20.00, the EBITDA multiples proposed to be paid for Healthworld are:

       - within the range of the EBITDA multiples of the comparable advertising companies,

       - higher than the EBITDA multiples for Cordiant, but

       - slightly below the harmonic mean. The EPS multiples at an implied price of $20.00 are slightly below the multiple range and are lower than the EPS multiple for Cordiant.

    - At an implied price for Healthworld of $21.89, the EBITDA multiples proposed to be paid for Healthworld are:

       - within the range of the EBITDA multiples of the comparable advertising companies,

       - slightly above the EBITDA multiples for Cordiant, and

       - slightly above the harmonic mean. The EPS multiples at an implied price of $21.89 are within, but at the lower end of, the multiple range and are higher than the EPS multiples for Cordiant.

    In comparing the multiples proposed to be paid for Healthworld to the trading multiples of the advertising company comparables, Bear Stearns noted that all of the advertising company comparables were dramatically larger than Healthworld in terms of equity market value. Bear Stearns further noted and observed that the trading multiples of the advertising company comparables tended to be positively correlated with their total equity market values.

    Relative to the pharmaceutical marketing company comparables:

    - The EBITDA multiples proposed to be paid for Healthworld are within the range and above the harmonic mean of the comparable companies based on implied purchase prices for Healthworld of either $20.00 or $21.89 per share.

    - The implied 1999 earnings per share multiples proposed to be paid for Healthworld are below the range of the 1999 earnings per share multiples for the comparable companies based on purchase prices per share for Healthworld of either $20.00 and $21.89 per share.

    - The implied 2000 earnings per share multiples for Healthworld are within, and at the high end of the multiple range for the comparable companies based on implied purchase prices of either $20.00 or $21.89 per share. Bear Stearns noted that the data was not highly comparable given the earnings difficulties currently being experienced by most of the publicly traded pharmaceutical marketing companies.

    Bear Stearns chose the comparable companies because they have general business, operating and financial characteristics similar to those of Healthworld, and Bear Stearns received guidance from Healthworld management regarding the comparability of the selected companies. However, Bear Stearns noted that no company used in the foregoing analysis is identical to Healthworld. Accordingly, Bear Stearns did not rely solely on the mathematical results of the analysis, but also made qualitative judgments concerning differences in financial and operating characteristics of Healthworld and the comparable companies and other factors that could affect the values of each.

COMPARABLE TRANSACTIONS ANALYSIS

    Bear Stearns reviewed certain publicly-available financial information related to four merger and acquisition transactions completed in the advertising sector since January 1, 1996 that it deemed generally comparable to the merger. Transactions reviewed by Bear Stearns included Omnicom Group's acquisition of Abbott Mead Vickers PLC, Snyder Communication's acquisition of Arnold Communications, Omnicom Group's acquisition of GGT Group PLC and Omnicom Group's acquisition of Ketchum Communications. For each of the comparable transactions, Bear Stearns reviewed certain publicly-available financial information for the acquired companies including, to the extent available, revenue, EBITDA, EBIT, net income and certain valuation statistics, as adjusted for certain extraordinary and non-recurring items. The percentage premium over the acquired companies' stock price paid by the acquiror (based on the acquired company's stock price one month prior to the public announcement of the proposed transaction) and the ratios of the enterprise values of the acquired companies to their respective latest twelve months ("LTM") revenues, EBITDA and EBIT and the ratios of the equity value of the acquired companies to their respective LTM net income are listed in the table below and are compared to the calculated premiums and ratios for Healthworld based on the implied purchase prices of $20.00 and $21.89 per share.

                                                     EQUITY VALUE TO:               ENTERPRISE VALUE TO:
                                                  ----------------------   ---------------------------------------
                                                             LAST TWELVE
                                                    ONE        MONTHS      LAST TWELVE   LAST TWELVE   LAST TWELVE
                                                   MONTH         NET         MONTHS        MONTHS        MONTHS
                                                  PREMIUM      INCOME        REVENUE       EBITDA         EBIT
                                                  --------   -----------   -----------   -----------   -----------
Healthworld:

At implied price ($20.00).......................    42.9%       28.7x         2.14x         16.0x         18.7x
At implied price ($21.89).......................    56.4        31.4          2.40          17.9          20.9

Precedent Transactions:

High............................................    46.9%       32.7x         1.30x         23.9x         39.3x
Low.............................................    46.9        32.7          0.39x          6.6          19.8
Harmonic mean...................................    46.9        32.7          0.61          11.8          28.8

    Bear Stearns observed that the implied purchase prices of $20.00 and $21.89 per share produced revenue multiples that are above the range of revenue multiples paid in comparable transactions, EBITDA multiples that are within the range and above the harmonic mean and EBIT multiples that are slightly below the low-end of the range based on an implied purchase price of $20.00 per share and slightly above the lower end of the range based on an implied purchase price of $21.89 per share. On the basis of the one month premium and price to earnings multiple, the implied Healthworld premiums and multiples are comparable to the one precedent transaction involving a public company for which there was meaningful data. Bear Stearns noted that no transaction used in the foregoing analysis is identical to the merger. Bear Stearns also noted that there was limited data available for the selected transactions, owing to the fact that only two of the acquired companies were publicly traded. Accordingly, Bear Stearns indicated that it did not place significant weight on this valuation method.

RELATIVE CONTRIBUTION ANALYSIS

    Bear Stearns calculated the relative ownership by Healthworld shareholders and Cordiant shareholders of Cordiant following the merger based on equity market capitalization and enterprise value at a range of exchange ratios provided for in the merger agreement. Bear Stearns then compared Healthworld's relative ownership percentages based on equity market capitalization to the LTM and projected 1999 and 2000 net income contribution by Healthworld to the combined company and Healthworld relative ownership percentages based on enterprise value to the LTM and projected 1999 and 2000 revenue, EBITDA and EBIT contributions to the combined company, which projected results were provided to Bear Stearns by the management of Healthworld, in the case of Healthworld's projections, and in the case of Cordiant were based on consensus analyst expectations. In this relative contribution analysis, Bear Stearns did not take into account any of the cost savings or synergies assumed by either company to result from the merger.

    Bear Stearns calculated that using an exchange ratio of 6.602 (the exchange ratio that would apply assuming a Cordiant average trading price between $3.03 and $3.48) and an exchange ratio of 6.785 (the exchange ratio that would apply assuming Cordiant average trading price between $2.51 and $2.95), Healthworld's stockholders would own 19.7% and 20.1%, respectively, of the combined company based on equity market capitalization and 18.8% of the combined company based on enterprise value. Bear Stearns noted that the percentage of the combined company to be owned by Healthworld stockholders exceeds Healthworld's percentage contribution to the combined company for all observed measures and periods.

PRO FORMA MERGER ANALYSIS

    Bear Stearns reviewed and analyzed certain pro forma financial impacts of the merger on the holders of Healthworld common stock and Cordiant ordinary shares based on:

    - a price for Cordiant common stock of 202.5p per share, the closing price on November 4, 1999;

    - 236.4 million diluted ordinary shares of Cordiant outstanding and
      7.8 million diluted shares of Healthworld common stock outstanding;

    - exchange ratio of 6.602;

    - EPS projections for Healthworld which were based on the projections provided to Bear Stearns by the managements of Healthworld and consensus analysts' estimates for Cordiant, respectively;

    - accounting for the merger as a "purchase". With respect to the accounting treatment of the merger, Cordiant has advised Bear Stearns that goodwill recorded in the merger will not be amortized on a yearly basis, but rather, will be subjected to a periodic impairment test;

    - no assumed cost savings or synergies; and

    - $2.5 million of assumed cost savings or synergies.

    The results of the analysis indicated that, without cost savings or synergies, the acquisition of Healthworld by Cordiant would result in slight dilution of the projected 2000 EPS of Cordiant ordinary shares.

    With assumed cost savings or synergies of $2.5 million pre-tax, the acquisition of Healthworld by Cordiant would result in slight accretion of the projected 2000 EPS of Cordiant ordinary shares.

    From the standpoint of Healthworld stockholders, the acquisition of Healthworld by Cordiant, without synergies, would result in slight accretion of the projected 2000 EPS of Healthworld common shares.

    With assumed cost savings or synergies of $2.5 million pre-tax, the acquisition of Healthworld by Cordiant would result in slightly more accretion of the projected 2000 EPS of Healthworld common shares than without the assumed cost savings or synergies included.

OTHER ANALYSES

    Bear Stearns conducted such other analyses as it deemed necessary, including the following:

    - reviewing historical and projected financial and operating data for both Healthworld and Cordiant;

    - analyzing selected investment research reports on, and earnings and other estimates for, each of Healthworld and Cordiant;

    - analyzing the historic stock performance and trading volume for Healthworld and Cordiant; and

    - reviewing available information regarding the institutional holdings of Healthworld common stock and Cordiant ordinary shares.

    The Healthworld board of directors engaged Bear Stearns as its financial advisor based on Bear Stearns' experience and expertise. Bear Stearns is an internationally recognized investment banking firm that has substantial experience in the health care and advertising industries and expertise in transactions similar to the merger. As part of its investment banking business, Bear Stearns is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to the terms of its engagement letter, dated September 7, 1999, Healthworld has agreed to pay Bear Stearns the following compensation:

    - a fee of $375,000 in connection with the delivery of the Bear Stearns opinion;

    - a transaction fee, contingent upon and payable at closing of the merger, of 1.25% of the total consideration to be paid by Cordiant in the merger against which the opinion fee is to be credited, which transaction fee is estimated at approximately $2.4 million; and

    - to reimburse Bear Stearns for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, and of other consultants and advisors retained by Bear Stearns.

    Healthworld has also agreed to indemnify Bear Stearns and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws. In the ordinary course of business, Bear Stearns may actively trade the equity securities of Healthworld and Cordiant for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in the securities.

INTEREST OF CERTAIN PERSONS IN THE MERGER

    When considering the Healthworld board's recommendation that you vote in favor of approval and adoption of the merger agreement, you should be aware that the directors and officers of Healthworld have interests in the merger that conflict with, are different from, or in addition to, yours as a Healthworld stockholder. These interests include employment agreements, stock options and continuation as executive officers of Healthworld and its subsidiaries. Healthworld's board of directors was aware of these interests when it approved the merger and the merger agreement. To Healthworld's knowledge, the executive officers and directors of Healthworld do not have any material interests in the merger, apart from their interests as Healthworld stockholders, other than those described below.

    NEW HEALTHWORLD EMPLOYMENT AGREEMENT WITH STEVEN GIRGENTI. At the time of the merger, a new employment agreement for Steven Girgenti, chairman and chief executive officer of Healthworld, will take effect and replace Mr. Girgenti's current employment agreement. The complete text of the employment agreement is attached to this proxy statement/prospectus as Appendix O and is incorporated by reference into this proxy statement/prospectus. The new employment agreement provides for, among other things, a minimum term of two years, a base salary of $500,000 per annum, annual bonuses based upon the achievement of certain performance targets, and the grant at the time of the merger of 275,000 options under Cordiant's Performance Share Option Plan. Under the terms of
Mr. Girgenti's current employment agreement, Mr. Girgenti currently receives, among other things, an annual base salary of $415,000 and an annual incentive bonus based upon Healthworld's achieving certain performance targets. Under the terms of Mr. Girgenti's new employment agreement, if Mr. Girgenti's employment is terminated by Healthworld without good cause, as defined in the agreement, Mr. Girgenti is entitled to his base salary, bonuses and benefits for the longer of the originally scheduled term of his new employment agreement or one year from the date of such termination.

    EMPLOYMENT AGREEMENT WITH STUART DIAMOND. The current employment agreement between Healthworld and Stuart Diamond, Healthworld's chief financial officer, provides for a term ending no sooner than August 31, 2000, a base salary of $210,000 per annum, discretionary bonuses and benefits. In addition, on November 8, 1999, Healthworld granted to Mr. Diamond stock options to purchase 200,000 shares of its common stock, which options will not vest as a result of the merger but will become equivalent options to purchase Cordiant ordinary shares. Mr. Diamond's employment agreement provides for significant payments as well as other benefits (including, except as noted in the preceding sentence, vesting of all of his Healthworld stock options) if Mr. Diamond's employment with Healthworld is terminated under certain circumstances following the merger. In the event of such a termination, Mr. Diamond is entitled to (1) an additional bonus payment equal to the bonus paid by Healthworld to Mr. Diamond in the prior year, (2) payment of an additional 18 months' base salary if Mr. Diamond's employment is terminated within one year of the merger and 12 months' base salary if Mr. Diamond's employment is terminated between one and two years after the merger, and (3) payment for continued benefits for a period of one year from the date of termination.

    HEALTHWORLD 1997 STOCK OPTION PLAN. The merger agreement provides that at the effective time each outstanding option to purchase shares of Healthworld common stock will become an equivalent right with respect to Cordiant ordinary shares. At the time of the merger, all of the stock options outstanding under Healthworld's 1997 Stock Option Plan (other than the 200,000 stock options issued to Stuart Diamond on November 8, 1999) will become immediately vested and exercisable. As of January 28, 2000, there were 1,527,039 stock options issued and outstanding under Healthworld's 1997 Stock Option Plan (including the 200,000 stock options issued to Mr. Diamond on November 8, 1999 which will not become immediately vested and exercisable as a result of the merger) at an average exercise price of $12.53 per share. All of the executive officers and directors of Healthworld hold stock options which will become immediately vested and exercisable as a result of the merger. Pursuant to his employment agreement, Herbert Ehrenthal, a director and senior executive at Healthworld, is entitled to receive an additional grant of 50,000 stock options in 2000.

    Directors and executive officers of Healthworld presently hold options to purchase shares of Healthworld's common stock under Healthworld's 1997 Stock Option Plan as follows:

                                                 NUMBER OF SHARES OF HEALTHWORLD
DIRECTOR OR EXECUTIVE OFFICER                    COMMON STOCK SUBJECT TO OPTIONS   AVERAGE EXERCISE PRICE
-----------------------------                    -------------------------------   ----------------------
Steven Girgenti................................                50,000                      $12.75
William Leslie Milton..........................                50,000                      $12.00
William Butler.................................                35,000                      $10.71
Herbert Ehrenthal..............................                85,000                      $11.25
Michael Garnham................................                47,500                      $11.33
Francis Hughes.................................                35,000                      $10.71
Peter Knight...................................                40,000                      $12.03
Colin Lloyd....................................                40,000                      $12.03
Jonah Shacknai.................................                40,000                      $12.03
Alex Spizz.....................................                40,000                      $12.03
Spencer Falk...................................                     0                          --
Stuart Diamond.................................               150,000(1)                   $11.63

    The stock options listed above will, if they are outstanding at the time of the merger, be converted into options to purchase Cordiant ordinary shares and will become immediately vested and exercisable as a result of the merger.

------------------------

(1) Does not include the 200,000 stock options granted to Stuart Diamond on November 8, 1999 which will not become immediately vested and exercisable as a result of the merger.

ABSENCE OF DISSENTERS' APPRAISAL RIGHTS

    PURSUANT TO DELAWARE LAW, HOLDERS OF HEALTHWORLD COMMON STOCK DO NOT HAVE ANY DISSENTERS' APPRAISAL RIGHTS, WHICH WOULD GIVE YOU THE RIGHT TO OBTAIN PAYMENT OF CASH IN EXCHANGE FOR YOUR SHARES OF HEALTHWORLD COMMON STOCK AS A RESULT OF THE MERGER.

    Dissenters' appraisal rights are not available to holders of shares

    (1) listed on a national securities exchange;

    (2) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

    (3) held of record by more than 2,000 stockholders;

unless holders of stock are required to accept in the merger anything other than any combination of

    (A) shares of stock or depositary receipts of the surviving corporation in the merger;

    (B) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either

       (a) listed on a national securities exchange,

       (b) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc. or

       (c) held of record by more than 2,000 holders, or

    (C) cash in lieu of fractional shares of the stock or depositary receipts received.

OPERATION OF HEALTHWORLD FOLLOWING THE MERGER

    Cordiant expects that it will operate Healthworld as a subsidiary of Cordiant. Cordiant will align its existing healthcare operations under Healthworld in a new division of Bates Worldwide. Steven Girgenti, chairman and chief executive officer of Healthworld, and the other senior members of the Healthworld management team, will continue to manage the Healthworld business. See "--Cordiant Reasons for the Merger."

CONVERSION OF HEALTHWORLD COMMON STOCK IN THE MERGER

    In the merger, Healthworld stockholders will receive, in exchange for shares of common stock, either Cordiant ADSs, representing five Cordiant ordinary shares or, at each stockholder's election, Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be exchanged for Healthworld common stock by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three trading days prior to the special meeting at which Healthworld's stockholders will vote on the merger. Except in the limited circumstance described in the next sentence, depending on these price/exchange rate factors, Cordiant will be obligated to issue an amount of Cordiant ADSs or ordinary shares for each share of Healthworld common stock valued at between $17.00 and $23.00. If the average of Cordiant's reference share price as determined above during the time period prior to the merger drops to $2.2106, Cordiant will have the option to terminate the merger agreement unless Healthworld's board of directors elects to fix the number of Cordiant ordinary shares to be received for each share of Healthworld common stock at 7.6902 (or the corresponding amount of Cordiant ADSs). In this event, Healthworld stockholders may receive Cordiant shares with a market value of less than $17.00 for each Healthworld share. Using the Cordiant ordinary share price and exchange rate as of the last full day before the filing, the amount to be issued would be valued at $23.

    For illustration purposes only, based on the February 1, 2000, closing price of Cordiant ordinary shares of 279p and a U.S. dollar/pound sterling exchange rate of 1.6150 (implying a U.S. dollar equivalent share price or reference share price (see chart below) of $4.5059), each Healthworld share would be exchanged for 5.1045 Cordiant ordinary shares (equivalent to 1.0209 Cordiant ADSs) valuing each Healthworld Share at $23.00. The exchange ratio used to determine the actual number of

Cordiant ADSs or ordinary shares to be issued for each share of Healthworld's common stock will be determined as illustrated in the following table:

------------------------------------------------------------------------------------------
 Cordiant reference    Cordiant share price    Exchange ratio for     Exchange ratio for
 share price* (U.S.        (in pence for        Cordiant ordinary        Cordiant ADSs
      dollars)         illustrative purposes         shares
                              only**)
------------------------------------------------------------------------------------------
  Less than $2.5054      Less than 155.13p       $17 divided by        $17 divided by 5x
                                               Cordiant reference     Cordiant reference
                                                   share price            share price
------------------------------------------------------------------------------------------
Greater than or equal  Greater than or equal     6.7854 Cordiant     1.3571 Cordiant ADSs
 to $2.5054 but less    to 155.13p but less    ordinary shares for   for each Healthworld
    than $2.9475           than 182.51p         each Healthworld             share
------------------------------------------------------------------------------------------
Greater than or equal  Greater than or equal     $20 divided by        $20 divided by 5x
 to $2.9475 but less    to 182.51p but less    Cordiant reference     Cordiant reference
  than or equal to       than or equal to          share price            share price
       $3.0294                187.58p
------------------------------------------------------------------------------------------
Greater than $3.0294   Greater than 187.58p      6.602 Cordiant      1.3204 Cordiant ADSs
  but less than or       but less than or      ordinary shares for   for each Healthworld
  equal to $3.4838       equal to 215.72p       each Healthworld             share
                                                      share
------------------------------------------------------------------------------------------
Greater than $3.4838   Greater than 215.72p      $23 divided by        $23 divided by 5x
                                               Cordiant reference     Cordiant reference
                                                   share price            share price
------------------------------------------------------------------------------------------

    * Refers to the average value of the closing price for Cordiant ordinary shares on the London Stock Exchange over the ten consecutive trading days ending on the third trading day prior to the date of the Healthworld stockholders meeting to approve the merger, multiplied by the average U.S. dollar/ pound sterling exchange rate during the same period.

    ** A U.S. dollar/pound sterling exchange rate of 1.6150 has been used in the table above for illustrative purposes only. The reference share price levels are defined in the merger agreement in U.S. dollars, and the pound sterling equivalents are therefore subject to change.

    If the Cordiant reference share price is equal to or less than $2.2106, Cordiant will have the option to terminate the merger agreement unless the board of directors of Healthworld elects to fix the exchange ratio at 7.6902.

    FRACTIONAL SHARES. No fractional Cordiant ADSs or ordinary shares will be issued in the merger, and any fractional Cordiant ADS or ordinary share interests will not entitle the owner thereof to vote or to any rights of a holder of Cordiant ADSs or ordinary shares.

    Instead of any fractional Cordiant ADS or ordinary share, each Healthworld stockholder who would otherwise have been entitled to a fraction of a Cordiant ADS or ordinary share, as the case may be, will receive from the exchange agent:

    - a cash payment instead of any fractional Cordiant ADS determined by multiplying (1) the average trading price of a Cordiant ADS for the ten trading days ending on the day immediately preceding the merger by (2) the fractional Cordiant ADS interest to which the holder would otherwise be entitled; and/or

    - a cash payment instead of such fractional Cordiant ordinary share determined by multiplying (1) the average trading price of a Cordiant ordinary share for the ten trading days ending on the day immediately preceding the merger by (2) the fractional Cordiant ordinary share interest to which such holder would otherwise be entitled.

    The term "trading price" shall mean, on any trading day, with respect to Cordiant ADSs, the closing sales price of Cordiant ADSs reported on the New York Stock Exchange Composite Tape and, with respect to ordinary shares, the middle market quotation of an ordinary share reported on the Daily Official List of the London Stock Exchange. The term "trading day" shall mean any day on which securities are traded, with respect to Cordiant ADSs, on the New York Stock Exchange, and with respect to ordinary shares, on the London Stock Exchange.

ELECTION; ELECTION PROCEDURES

    After the companies complete the merger, the exchange agent will mail to each holder of record of Healthworld common stock a letter of transmittal which will permit the stockholder to elect to receive either Cordiant ordinary shares or Cordiant ADSs in exchange for all or any portion of the holder's shares of Healthworld common stock. A single ordinary share election may be made for all shares of Healthworld common stock held by any holder of Healthworld common stock or, alternatively, an ordinary share election may be made for a portion of a holder's shares. If a stockholder does not submit a properly completed letter of transmittal by April 15, 2000 the shares of Healthworld common stock held by the stockholder will be converted in the merger into the right to receive the ADS consideration.

    All ordinary share elections will be required to be made on the letter of transmittal. To make an effective election with respect to shares of Healthworld common stock, the holder must properly complete and return the letter of transmittal to the exchange agent before the election deadline. The election deadline has been set for April 15, 2000.

    Cordiant has the right to make additional rules not inconsistent with the merger agreement governing the validity of the letters of transmittal and the issuance and delivery of certificates for Cordiant ADSs or ordinary shares into which shares of Healthworld common stock are converted in the merger. All rules and determinations will be final and binding on all holders of Healthworld common stock.

EXCHANGE OF CERTIFICATES IN THE MERGER

    Promptly after the merger, the exchange agent will mail to each holder of record of Healthworld common stock whose shares are converted into the right to receive Cordiant ADSs and/or ordinary shares, appropriate transmittal materials and instructions advising the holder of the terms of the exchange effected by the merger and the procedure to be used for the surrender of the certificates representing Healthworld common stock in exchange for the Cordiant ADSs and/or ordinary shares that the holder has the right to receive under the merger agreement. Holders of Healthworld common stock are requested not to surrender their certificates for exchange until after the merger when the transmittal form and instructions are received. Certificates representing Cordiant ADSs and/or ordinary shares shall be delivered to the holder as promptly as practicable after proper delivery of the applicable Healthworld certificates and appropriate transmittal materials to the exchange agent.

    Cordiant has appointed The Bank of New York as the exchange agent who will exchange certificates which, before the merger, represent outstanding shares of Healthworld common stock and, in the merger, will be converted into the right to receive Cordiant ADSs, or if properly elected, Cordiant ordinary shares.

    Holders of Healthworld common stock will not be liable for any charges in connection with the receipt of Cordiant ADSs. See "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES."

    At the time of the merger and after the merger and until surrendered as provided above, Healthworld certificates will be deemed, except as required by applicable law, to represent only the right to receive the whole number of Cordiant ADSs and/or ordinary shares into which the number of shares of Healthworld common stock shown thereon have been converted in the merger. No dividends or other distributions declared, made or paid after the merger with respect to ordinary shares with a record date on or after the merger shall be paid to the holder of any unsurrendered Healthworld certificate with respect to the Cordiant ADSs and/or ordinary shares represented thereby and no cash payment instead of fractional Cordiant ADSs and/or ordinary shares shall be paid to any holder until the holder of record of the Healthworld certificate shall surrender such Healthworld certificate as provided above. Except as applicable law may require otherwise, following surrender of any Healthworld certificate, there will be paid to the record holder of the certificates representing Cordiant ADSs and/or ordinary shares issued in exchange for the Healthworld certificate, without interest:

    - at the time of the surrender, the amount of dividends or other distributions, if any, with a record date at the time of the merger or after the merger which became payable, but which were not paid by reason of the immediately preceding sentence, with respect to the Cordiant ADSs and/or ordinary shares; and

    - at the appropriate payment date, the amount of dividends or other distributions with a record date at the time of the merger or after merger but before surrender and a payment date after surrender payable with respect to the Cordiant ADSs and/or ordinary shares.

    Cordiant ordinary shares issued and deposited with the depositary for the issuance of Cordiant ADSs will be registered in the name of BNY (Nominees) Ltd. In addition, Cordiant will periodically deposit cash in an amount sufficient to provide the exchange agent with funds to make the cash payments for fractional shares required to be made under the merger agreement.

    Healthworld certificates that are surrendered will be canceled. No interest will be paid or accrued on any amount payable upon surrender of the stock certificates. No holder of an unsurrendered Healthworld certificate will receive any dividends or other distributions with respect to Cordiant ADSs or ordinary shares to which it is entitled under the merger agreement until the Healthworld certificate registered to the holder is surrendered to the exchange agent.

                              THE MERGER AGREEMENT

    The following description of the merger agreement, as amended, describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement and the amendment to the merger agreement are attached to this proxy statement/prospectus as Appendices A and B and are incorporated by reference into this proxy statement/prospectus. All stockholders are urged to read the merger agreement and the amendment to the merger agreement in their entirety because it is the legal document that governs the merger.

THE MERGER

    Pursuant to the merger agreement, Healthworld Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Cordiant, will merge into Healthworld, with Healthworld surviving as a subsidiary of Cordiant.

    The merger will become effective when Healthworld and Healthworld Acquisition Corp. file the certificate of merger with the Secretary of State of the State of Delaware or at a later time if so specified in the certificate of merger. The merger is expected to become effective on the same day as the closing of the merger, which will take place either as soon as practicable after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by Cordiant and Healthworld.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains a number of customary representations and warranties made by Cordiant and Healthworld regarding, among other things, due organization, good standing and qualification; capital structure; corporate authority to enter into the contemplated transactions and lack of conflicts with corporate governance documents; governmental filings; reports and financial statements; absence of certain changes or events; litigation and liabilities; brokers or finders; ownership of the other party's common stock; permits and compliance with laws; compliance with agreements; votes required to approve the merger; material contracts; tax matters; and year 2000 compliance. Healthworld made additional representations and warranties regarding employee benefit matters; intellectual property; and environmental matters. Healthworld also represented that it has taken or will take all actions appropriate and necessary to ensure that provisions of Delaware law limiting business combinations will not affect the merger or any other transaction contemplated by the merger agreement.

    The merger agreement also contains customary representations and warranties of Cordiant regarding Healthworld Acquisition Corp., including its corporate authority to enter into the contemplated transactions and absence of previous business activities.

CONDUCT OF HEALTHWORLD PENDING THE MERGER; OTHER ACTIONS

    During the period from the signing of the merger agreement until the merger becomes effective, Healthworld has agreed as to itself and its subsidiaries, unless Cordiant approves otherwise in writing, among other things, that it will carry on its businesses in the ordinary course, preserve its business organization, and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them intact.

    In addition, Healthworld has agreed as to itself and its subsidiaries that before the merger it will not take any of the following actions outside of the parameters specified in the merger agreement:

    - declare and pay dividends or change its share capital,

    - issue, deliver, pledge, dispose of or otherwise encumber its securities,

    - amend its corporate governance documents,

    - agree to acquire, merge with or purchase the assets of any business or corporation outside the ordinary course of business,

    - sell, lease or otherwise dispose of any of its material assets,

    - incur significant debt outside the ordinary course of business,

    - alter its corporate structure or ownership,

    - modify its benefit plans and compensation of directors, officers and employees outside of the ordinary course of business,

    - make capital expenditures in excess of $100,000 individually and $1,000,000 in the aggregate,

    - agree to settle any material claim or litigation,

    - make or rescind any material tax election or settle any material tax liability,

    - make any material change in its method of accounting, or

    - enter into agreements restraining its business.

    In addition, Cordiant and Healthworld have each agreed:

    - to cooperate in the preparation of the necessary documents to be filed with the regulatory authorities; and

    - to use commercially reasonable efforts to obtain auditor's consent letters.

    Healthworld has agreed to use its best efforts to cause each person who may be considered an affiliate of Healthworld under Rule 145 of the Securities Act to execute an affiliate agreement restricting the disposition of the affiliate's Cordiant ADSs or ordinary shares received in the merger. Neither Cordiant nor the depositary will register any transfers of Cordiant ordinary shares or Cordiant ADSs by any person who has executed an affiliate agreement unless the transfer is in compliance with the restrictions contained in the affiliate agreements.

    Cordiant has agreed to take certain actions, including refraining from disposing of Healthworld's capital stock for a period of six years, required for the merger to be tax-free to Healthworld's U.S. stockholders who beneficially own 5% or more of Cordiant ordinary shares as a result of the merger. Cordiant has agreed to indemnify such stockholders for any breach of this covenant.

    The merger agreement also provides for Cordiant to arrange for the issue of a valuation report in accordance with section 103 of the U.K. Companies Act, which provides that a public company may not, subject to certain limited exceptions, issue shares for a consideration other than cash unless the consideration received by the public company for the share issue has been independently valued as required by the U.K. Companies Act.

TAKEOVER PROPOSALS

    Healthworld has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries will, and that it will direct and use its best reasonable efforts to cause its or its subsidiaries' employees, agents and representatives not to:

    - solicit, facilitate, initiate or encourage the submission of any takeover proposal;

    - enter into any agreement with respect to any takeover proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement;

    - participate in any way in any discussions or negotiations regarding, or furnish to any person or legal entity any information with respect to any takeover proposal;

    - take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to any takeover proposal; or

    - approve or recommend, or propose to approve or recommend, any takeover proposal.

However, if, based upon the advice of its outside counsel, Healthworld's board of directors determines in good faith that the failure to take such action would result in a breach of its fiduciary duties under applicable law, Healthworld and its board of directors shall have the right to:

    - participate in discussions or negotiations regarding, or furnish to any person or legal entity any information with respect to, any takeover proposal; or

    - withdraw or modify, or propose to withdraw or modify, the approval or recommendation by the board of directors of the merger and the merger agreement.

A takeover proposal is an acquisition proposal by a third party regarding any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving Healthworld or any of its subsidiaries.

    Healthworld has also agreed to:

    - cease any discussions or negotiations with any parties regarding any takeover proposal as being conducted at the time the merger agreement was signed,

    - notify Cordiant within 12 hours of any request for information regarding takeover proposal or any inquiry, proposal, discussion or negotiation with respect to any takeover proposal, and

    - promptly request that each person who executed a confidentiality agreement with it in connection with its consideration of a takeover proposal return all confidential information previously furnished to the person.

STOCK OPTIONS AND OTHER EMPLOYEE BENEFITS

    In the merger, all outstanding and unexercised Healthworld stock options, whether vested or unvested, will

    - be assumed by Cordiant,

    - become immediately vested and exercisable (other than options to purchase 200,000 shares of common stock granted to Stuart Diamond on November 8,
      1999),

    - cease to represent a right to acquire shares of Healthworld common stock, and

    - be converted automatically into options to purchase Cordiant ordinary shares.

    Each option will remain subject to the terms of the Healthworld 1997 Stock Option Plan and the agreement evidencing its grant, except that after the merger

    - the number of Cordiant ordinary shares purchasable upon exercise of each Healthworld option shall be equal to the number of shares of Healthworld common stock that were purchasable under such option immediately prior to the merger multiplied by the exchange ratio, subject to any rounding as provided for in the merger agreement, and

    - the exercise price per Cordiant ordinary share under each option will be obtained by dividing

       (1) the per share exercise price of each option by

       (2) the exchange ratio, and then

       (3) dividing such quotient by the exchange rate, subject to any rounding as provided for in the merger agreement.

    Notwithstanding the foregoing, the number of Cordiant ordinary shares and the exercise price per Cordiant ordinary share of each Healthworld stock option that is intended to be an "incentive stock option," as defined in section 422 of the U.S. tax code, will be adjusted as required by Section 424 of the U.S. tax code. Healthworld has agreed that it will make all necessary arrangements with respect to the Healthworld stock plans to permit the assumption by Cordiant of any unexercised Healthworld stock options.

INDEMNIFICATION AND INSURANCE

    After the merger, Cordiant will, and will cause Healthworld to, indemnify the directors, officers, employees and agents of Healthworld and its subsidiaries for any losses they incur because they acted as directors, officers, employees or agents of Healthworld or its subsidiaries before the merger, as follows:

    - Cordiant will maintain all rights to indemnification and all limitations on liability existing under the Healthworld certificate of incorporation and the Healthworld by-laws in favor of those directors, officers, employees and agents of Healthworld;

    - Cordiant will maintain all rights to indemnification and all limitations on liability existing under any agreement between any of those directors or officers and Healthworld or its subsidiaries;

    - Cordiant will, for a period of six years after the merger becomes effective, indemnify those directors and officers to the same extent they are indemnified on the date of the merger agreement; and

    - Cordiant will, for a period of six years after the merger becomes effective, provide liability insurance for those directors and officers for acts or omissions occurring before the effective time of the merger on terms no less favorable as those of any policy presently in effect. However, during the six-year period, Cordiant will not be required to provide any more coverage than can be obtained for the remainder of the period for an annual premium costing more than 150% of the annual premium currently paid by Healthworld for its existing coverage.

CONDITIONS TO EACH PARTY'S OBLIGATIONS TO COMPLETE THE MERGER

    Healthworld and Cordiant may complete the merger only if each of the following conditions is satisfied or waived:

    SHAREHOLDER APPROVALS

    (1) The holders of a majority of the Healthworld common stock entitled to vote on the merger approve and adopt the merger agreement;

    (2) The approval, by a majority of the votes cast, whether in person or by proxy, at the extraordinary general meeting of the shareholders of Cordiant, of a resolution

       (a) to approve the merger,

       (b) to increase the ordinary share capital of Cordiant; and

       (c) to authorize the issue of Cordiant ordinary shares.

    REGULATORY APPROVALS

    The following required filings and authorizations, as well as the shareholder approvals, have been made or obtained without being subject to conditions, restrictions or reversals that would have a material adverse effect on Cordiant and Healthworld and their respective subsidiaries, taken as a whole:

    (1) filing the certificate of merger with the Secretary of State of the State of Delaware;

    (2) termination or expiration of the waiting period under Hart-Scott-Rodino;

    (3) all necessary state securities law permits or approvals;

    (4) compliance with the rules and regulations of the NYSE and the London Stock Exchange; and

    (5) U.K. Treasury Consent pursuant to Section 765 of the U.K. Income and Corporation Taxes Act in 1988.

    (6) No laws, judgments or orders have been enacted or issued that restrain, enjoin, or prohibit the completion of the merger.

    EFFECTIVE REGISTRATION STATEMENT.

    The registration statement on Form F-4 shall have become effective under the Securities Act, there is no stop order regarding the registration and the SEC has not initiated or threatened any proceedings for that purpose.

    STOCK EXCHANGE LISTING

    (1) The London Stock Exchange shall have agreed to admit to the Official List, subject only to allotment, of the London Stock Exchange the additional Cordiant ordinary shares to be issued in the merger and such agreement not having been withdrawn; and

    (2) the additional Cordiant ADSs to be issued in the merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    As used in the merger agreement with respect to conditions for completion of the merger, a "material adverse effect" means, with respect to any entity, a material adverse effect on the financial condition, properties, business or results of operations of the entity and its subsidiaries, taken as a whole.

    CONSENTS UNDER AGREEMENTS RECEIVED

    Consent or approval having been obtained from each person whose consent or approval is required in connection with the consummation of the transactions contemplated by the merger agreement under any agreement to which Cordiant or Healthworld or any of their respective subsidiaries is a party, except those for which the failure to obtain the consent or approval, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Cordiant or Healthworld or materially impair the transactions contemplated by the merger agreement.

ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CORDIANT

    The obligations of Cordiant to effect the merger are also subject to the satisfaction or waiver by Cordiant of the following conditions:

    REPRESENTATIONS AND WARRANTIES

    (1) Each of the representations and warranties of Healthworld set forth in the merger agreement in all material respects, being true, in each case, when made and as of the closing date, except to the extent that a representation and warranty expressly speaks as of a specific date; and

    (2) Cordiant having received a certificate signed on behalf of Healthworld by an executive officer of Healthworld to this effect.

    PERFORMANCE OF OBLIGATIONS

    (1) Healthworld having performed and complied with, in all material respects, the agreements, covenants and obligations required to be performed or complied with by it under the merger agreement at or prior to the closing date; and

    (2) Cordiant having received a certificate signed on behalf of Healthworld by an executive officer to this effect.

    MATERIAL ADVERSE EFFECT

    A material adverse effect shall not have occurred affecting Healthworld and no facts or circumstances arising after the date of the merger agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Healthworld.

ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF HEALTHWORLD.

    The obligation of Healthworld to effect the merger is also subject to the satisfaction or waiver by Healthworld of the following conditions:

    REPRESENTATIONS AND WARRANTIES TRUE

    (1) Each of the representations and warranties of Cordiant set forth in the merger agreement, in all material respects, being true, in each case, when made and as of the closing date, except to the extent that a representation and warranty expressly speaks as of a specific date;

    (2) Healthworld having received a certificate signed on behalf of Cordiant by an executive officer of Cordiant to this effect.

    TAX OPINION

    Healthworld having received an opinion from Rosenman & Colin LLP substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the U.S. Internal Revenue Code.

    COMPLIANCE WITH COVENANTS

    (1) Cordiant having performed and complied with, in all material respects, the agreements, covenants and obligations required to be performed or complied with by it under the merger agreement at or prior to the closing date; and

    (2) Healthworld having received a certificate signed on behalf of Cordiant by an executive officer to this effect.

    MATERIAL ADVERSE EFFECT

    A material adverse effect shall not have occurred affecting Cordiant where, following such material adverse effect, the average price for Cordiant ordinary shares during the measurement period for the exchange ratio is less than 135p.

TERMINATION AND EFFECTS OF TERMINATION

    Cordiant and Healthworld may terminate the merger agreement and abandon the merger at any time prior to the merger becoming effective by mutual written consent.

    If the merger agreement is terminated other than because of a breach by one of the parties under the merger agreement, it shall become void and there will be no liability under the merger agreement for either Cordiant or Healthworld, except for the payment of certain Healthworld fees by Cordiant if the merger agreement is terminated due to Cordiant's failure to obtain shareholder approval for the merger. See "--FEES AND EXPENSES."

TERMINATION BY CORDIANT OR HEALTHWORLD

    Cordiant or Healthworld may terminate the merger agreement and abandon the merger at any time prior to the merger provided that it has not breached the merger agreement in a way that has contributed to the failure of the merger to be consummated, if

    -- the merger is not completed by May 31, 2000, except that if at that time all material governmental authorizations have not been obtained but all other conditions to the closing have been fulfilled or are capable of being fulfilled, the directors of either Cordiant or Healthworld may elect to extend the termination date to August 31, 2000,

    -- a court order permanently prohibiting completion of the merger becomes final and nonappealable,

    -- the approval of Healthworld's stockholders required by the merger agreement is not obtained, or

    -- the approval of Cordiant's shareholders required by the merger agreement is not obtained.

TERMINATION BY CORDIANT

    Cordiant may terminate the merger agreement and abandon the merger at any time prior to the merger, by action of its board, if Healthworld materially breaches any representation, warranty, covenant or agreement contained in the merger agreement which, unless cured, when taken together with any other breaches, has or could reasonably be expected to have a material adverse effect.

TERMINATION BY HEALTHWORLD

    Healthworld may terminate the merger agreement and abandon the merger at any time prior to the merger by action of the board if Cordiant materially breaches any representation, warranty, covenant or agreement contained in the merger agreement which, unless cured, when taken together with any other breaches, has or could reasonably be expected to have a material adverse effect.

FEES AND EXPENSES

    Whether or not the merger is completed, all costs and expenses incurred in connection with the merger will be paid by the party incurring the expense, except that:

    -- Healthworld has paid the costs of the Hart-Scott-Rodino filing(s) made by Steven Girgenti and Spencer Falk which were required in connection with the merger, and

    -- if the merger agreement is terminated solely as a result of the failure to obtain the necessary approval of Cordiant's shareholders, then Cordiant will be required to pay to Healthworld all documented reasonable out-of-pocket expenses incurred by Healthworld in connection with the merger not to exceed a total amount of $1,500,000.

AMENDMENT; WAIVER

    Cordiant and Healthworld may amend the merger agreement by written agreement prior to completion of the merger, but, after Healthworld's stockholders or Cordiant's shareholders have approved the merger agreement, no amendment may be made which by law requires further stockholder approval without the stockholder approval being obtained.

    Any provision of the merger agreement may be waived prior to the merger being completed, but only if the waiver is in writing and signed by the party against whom the waiver is to be effective.

                      THE PRINCIPAL STOCKHOLDER AGREEMENTS

    The following description of the stockholder agreements describes the material terms of the stockholder agreements entered into by certain principal stockholders who are, or are beneficially owned by, executive officers (and in some cases, directors) of Healthworld with Cordiant and Healthworld Acquisition Corp., but does not purport to describe all the terms of the agreements. The complete text of the stockholder agreements are attached to this proxy statement/prospectus as Appendices C through M and are incorporated by reference into this proxy statement/prospectus. All stockholders are urged to read the stockholder agreements.

OVERVIEW

    In connection with the merger agreement, each of

    - William Butler,

    - Herbert Ehrenthal,

    - Spencer Falk,

    - Michael Garnham,

    - Steven Girgenti,

    - Francis Hughes,

    - William Leslie Milton,

    - Steven Girgenti Grantor Retained Annuity Trust,

    - The Girgenti Family Limited Partnership,

    - The Spencer Falk Grantor Retained Annuity Trust, and

    - The Steve Girgenti Charitable Lead Annuity Trust,

each a holder of shares of Healthworld common stock, entered into a stockholder agreement with Cordiant and Healthworld Acquisition Corp. on November 9, 1999.

    The principal stockholders that entered into the stockholder agreements held collectively, as of November 9, 1999, the date the agreements were signed, approximately 63% of the voting power of the outstanding stock of Healthworld.

VOTING AGREEMENT

    Under each stockholder agreement, each principal stockholder agreed, among other things, to vote in favor of the merger and the approval of the terms of the merger agreement and each of the other actions contemplated by the merger agreement.

    In addition to agreeing to vote in favor of adoption of the merger agreement and the merger, each of the principal stockholders has also agreed to vote against the following matters at any Healthworld stockholders meeting or in response to any proposed written consent of the Healthworld stockholders, in which the following matters are submitted to the Healthworld stockholders for their vote:

    - any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Healthworld under the merger agreement or such stockholder agreement;

    - any merger, consolidation or other business combination involving Healthworld or its subsidiaries other than the merger with Cordiant;

    - any sale, lease or transfer of a material amount of assets of Healthworld or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Healthworld or its subsidiaries;

    - any change in a majority of the persons who constitute the board of directors of Healthworld;

    - any change in the present capitalization of Healthworld or any amendment of Healthworld organizational documents;

    - any material change in Healthworld's corporate structure or business;

    - any other action involving Healthworld or its subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the merger.

OPTION TO PURCHASE

    In addition, the principal stockholders have each granted to Healthworld Acquisition Corp. an irrevocable option to purchase all the shares of Healthworld common stock owned by such principal stockholder under his or its respective stockholder agreement for a cash purchase price per share based upon the valuation formula contained in the merger agreement and as described above under "THE MERGER--Conversion of Healthworld Common Stock in the Merger," but measured over the ten trading days ending on the date such option is exercised. The option may be exercised by Healthworld Acquisition Corp. for all of the shares of Healthworld common stock held by all of the principal stockholders, at any time within 20 days after the occurrence of any of the following events:
(1) Healthworld fails to obtain the requisite stockholder approval for the merger; (2) the termination of the merger agreement due to a breach by Healthworld; or (3) any violation by a principal stockholder of any term under the stockholder agreements.

NO TRANSFER; NO PROXIES

    Except for permitted transfers, each principal stockholder has agreed not to, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Healthworld shares of common stock or any interest therein.

    In addition, each principal stockholder has agreed not to grant any proxies or powers of attorney, deposit their shares into a voting trust or enter into a voting agreement with respect to their respective shares of Healthworld common stock.

NO DISPOSITION

    After completion of the merger, each principal stockholder also agreed, for a period specified below, except for permitted transfers, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any Cordiant ordinary shares or ADSs received by such principal stockholder in connection with the merger without the prior written consent of Cordiant.

    The following table sets forth the aggregate percentage of Cordiant ordinary shares and/or ADSs received in the merger that each principal stockholder may sell after expiration of the periods following the merger indicated below:

                                                                     AFTER       AFTER       AFTER
STOCKHOLDER                                           IMMEDIATELY   6 MONTHS   12 MONTHS   24 MONTHS
-----------                                           -----------   --------   ---------   ---------
William Butler......................................       15%         15%        55%        100%
Herbert Ehrenthal...................................       30%         30%        65%        100%
Spencer Falk (1)....................................       10%         10%        50%        100%
Michael Garnham.....................................       20%         20%        60%        100%
Steven Girgenti.....................................       10%         10%        50%        100%
Francis Hughes......................................       30%         30%       100%        100%
William Leslie Milton...............................       30%        100%       100%        100%
Steven Girgenti Grantor Retained Annuity Trust......       10%         10%        50%        100%
The Girgenti Family Limited Partnership.............       10%         10%        50%        100%
The Spencer Falk Grantor Retained
  Annuity Trust (2).................................       10%         10%        50%        100%
The Steve Girgenti Charitable Lead Annuity Trust....       10%         10%        50%        100%

------------------------

(1) Does not include 732,276 shares of Healthworld common stock to be issued to Spencer Falk, as a former stockholder Falk Communications, Inc., immediately prior to the completion of the merger. See "RECENT
    DEVELOPMENTS--Healthworld."

(2) Does not include 81,364 shares of Healthworld common stock to be issued to the Spencer Falk Grantor Retained Annuity Trust, as a former stockholder of Falk Communications, Inc., immediately prior to the completion of the merger. See "RECENT DEVELOPMENTS--Healthworld."

    Upon the expiration of the respective holding periods set forth in the table above, each stockholder may effect dispositions of all or any portion of Cordiant ordinary shares or ADSs beneficially owned by such stockholder subject to any applicable restrictions under the federal securities laws and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Cordiant ordinary shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable.

    Each principal stockholder also agreed that for the period commencing upon the consummation of the merger and ending 180 days after the expiration of such stockholder's holding period, such stockholder would (1) give Cordiant one business day prior written notice of any intended disposition of Cordiant ordinary shares or ADSs to be made by such stockholder and (2) at the request of Cordiant effect such disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Cordiant ordinary shares or ADSs, provided that such financial intermediary agrees to effect and does effect the disposition in a reasonable period following such notice.

    Under the stockholder agreements "permitted transfers" include transfers (1) to any family member of such principal stockholder, (2) to trusts established solely for the benefit of such principal stockholder and/or such stockholder's family and/or a charitable organization, (3) to a foundation created or established by the principal stockholder, or any other charitable organization,
(4) to a corporation, limited liability company, or partnership that is owned entirely by such principal stockholder and/or any family member, (5) to the executor, administrator or personal representative of the estate of such principal stockholder or any other family member, or (6) to any guardian, trustee or

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conservator appointed with respect to the assets of such principal stockholder, provided, that any such transferee executes an agreement to be bound by the terms of such stockholder agreement.

NO SOLICITATION

    Each principal stockholder has agreed:

    - not to, directly or indirectly, solicit or respond to any inquiries or the making of any proposal of a takeover proposal;

    - to promptly notify Cordiant if such stockholder receives any inquiry or proposal relating to a takeover proposal; and

    - to cease and cause to be terminated any existing activities, discussions or negotiations with any party relating to a takeover proposal.

ADDITIONAL COVENANTS

    In addition to the covenants described above under the sections "--Voting Agreement," "--No Transfer; No Proxies" and "--No Solicitation," the principal stockholders agreed:

    - not to take any action that would make any representation or warranty of such principal stockholder made in such principal stockholders' agreement untrue or have the effect of preventing or disabling the stockholder from performing his obligations under his respective stockholder agreement;

    - to promptly notify Cordiant of the number of any shares of Healthworld common stock acquired by such stockholder after entering into such stockholder agreement; and

    - to vote any such additional shares of Healthworld common stock in accordance with the voting agreements under such stockholder agreement.

TERMINATION

    Each stockholder agreement shall terminate, and no party shall have any rights or obligations thereunder, upon the earlier of (1) the termination of the merger agreement and (2) the effective time of the merger, except that:

    (1) the voting obligations of such principal stockholder to vote against any merger, business combination or other similar transaction with a third party as set forth above under "--Voting Agreement" shall terminate on the earlier to occur of the effective time of the merger and 120 days after the termination of the merger agreement (unless the merger agreement is terminated by reason of the failure to obtain the requisite approval of Cordiant shareholders in which case such stockholder's obligations under such clause shall terminate simultaneously with the termination of the merger agreement);

    (2) the option to purchase the shares of Healthworld common stock owned by such principal stockholder shall survive for a period of 20 days following the termination of such stockholder agreement under the circumstances previously described above under "--Option to Purchase"; and

    (3) the restrictions on the sale of Cordiant ordinary shares or Cordiant ADSs received in the merger shall continue for the periods specified in each principal stockholder's stockholder agreement. See "--No Disposition."

REPRESENTATIONS AND WARRANTIES

    The principal stockholders agreement contains a number of customary and general representations and warranties made by each of the principal stockholders regarding, among other things, ownership of their shares and authority to enter into the principal stockholders agreement, as well as customary and general representations and warranties made by Cordiant and Healthworld Acquisition Corp. regarding, among other things, authority to enter into the stockholder agreements.

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                           MATERIAL TAX CONSEQUENCES

    This section describes (1) the material United States federal income tax consequences to U.S. holders, as defined below, of Healthworld common stock who exchange such stock for Cordiant ADSs or ordinary shares and (2) the material U.S. federal income and U.K. tax consequences to U.S. holders of the ownership and disposition of Cordiant ADSs and ordinary shares. This discussion assumes that U.S. holders hold Healthworld common stock, and will hold Cordiant ordinary shares or ADSs, as the case may be, as capital assets. For purposes of this section, "U.S. holder" means a beneficial owner of Healthworld common stock, Cordiant ordinary shares or ADSs that is:

    - an individual citizen or resident of the United States;

    - a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

    - a domestic partnership as defined in Section 7701 (a) (4) of the Internal Revenue Code of 1986 and regulations thereunder;

    - an estate other than a foreign estate as defined in Section 7701(a) (31) of the Internal Revenue Code; or

    - a trust (1) that validly elects to be treated as a U.S. person for United States federal income tax purposes or (2)(a) under the primary jurisdiction of a court within the United States and (b) over which one or more U.S. persons have control.

    For the purposes of this section, "eligible U.S. holder" means a U.S. holder of Cordiant's ordinary shares or ADSs that:

    - is resident in the U.S. for purposes of the U.S.-U.K. income tax treaty and, in the case of a corporation, is not also resident in the U.K. for U.K. tax purposes;

    - holds the ordinary shares or ADSs in a manner which is not effectively connected with a permanent establishment in the U.K. through which the U.S. person carries on business or with a fixed base in the U.K. from which the U.S. person performs independent personal services; and

    - is not otherwise ineligible for benefits under the U.S.-U.K. income tax treaty with respect to income and gains derived in connection with the ordinary shares or ADSs.

    This section does not describe all aspects of U.S. taxation or U.K. taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders whose Cordiant ordinary share or ADSs were acquired as a result of the exercise of an employee stock option or otherwise as compensation or U.S. holders subject to special treatment under the U.S. federal income tax laws (for example, U.S. holders that hold stock or ADSs as part of a straddle, hedge or conversion transaction, financial institutions, insurance companies, tax-exempt organizations, dealers, traders in securities that elect to adjust the valuation of these securities to reflect current market values and recognize gain or loss annually based on fair market value at year end, persons subject to alternative minimum tax, or persons that own actually or constructively 5% or more of the voting power or value of Cordiant after the merger). This section also does not address any aspects of state or local taxation or foreign taxation, other than material U.K. tax consequences.

    The discussion of U.S. federal income tax consequences is based on the tax laws of the United States, including the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, as in effect on the date this proxy statement/ prospectus becomes effective, as well as on the U.S.-U.K. income tax treaty, all of which are subject to change or changes in interpretation, possibly with retroactive effect. The United States and the United Kingdom have announced that they intend to enter into negotiations to update their income tax treaty.

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The discussion of U.K. tax consequences is based on current Inland Revenue practice and the present U.S.-U.K. income tax treaty. The discussion of U.K. taxation relating to dividends addresses only eligible U.S. holders who are not resident or, in the case of individuals, ordinarily resident in the U.K. for U.K. tax purposes.

    Each U.S. holder is advised to consult his or her own tax advisors as to the U.S. and U.K. tax consequences of the merger, including the facts and circumstances that may be unique to the U.S. holder, and as to any estate, gift, state, local or non-U.S. tax consequences of the merger and the ownership and disposition of Cordiant ADSs or ordinary shares. These tax advisors are urged to review the merger agreement for a full description of the technical details of the merger.

UNITED STATES TAX CONSEQUENCES

    UNITED STATES TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS OF HEALTHWORLD
     COMMON STOCK

    Healthworld will receive, as a condition to the merger, from its special counsel, Rosenman & Colin LLP, a tax opinion which states that in the opinion of counsel:

    - the merger will be treated as a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code;

    - no gain or loss will be recognized by any Healthworld stockholder for U.S. federal income tax purposes on the exchange of Healthworld common stock for Cordiant ADSs or ordinary shares except with respect to cash received in lieu of a fractional interest in a Cordiant ADS or ordinary share;

    - the aggregate tax basis of the Cordiant ADSs or ordinary shares received, including fractional units treated as received as discussed below, by the U.S. holder will be the same as the aggregate tax basis of the Healthworld common stock surrendered in exchange therefor in the merger; and

    - the holding period of the Cordiant ADSs or ordinary shares, including fractional units treated as received as discussed below, will include the holding period of the Healthworld common stock held as a capital asset and surrendered in exchange therefor in the merger.

    The tax opinion is expressly based upon the consummation of the merger according to the merger agreement, the accuracy of representations made by Healthworld and Cordiant, and compliance with the covenants in the merger agreement. A breach of certain covenants or representations in the merger agreement could cause the merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    This opinion will be based on assumptions and updated representations of Healthworld and Cordiant to be delivered at the time of the merger. The tax opinion cannot be relied upon if any of the factual representations are, or later become, inaccurate. Healthworld does not intend to waive receipt of the tax opinions from its counsel and will not waive receipt of such opinion without first circulating revised proxy materials and resoliciting the vote of its stockholders.

    The tax opinion is not binding on the Internal Revenue Service or a court and does not preclude the Internal Revenue Service or a court from adopting a contrary position. Neither Healthworld nor Cordiant will seek a ruling from the Internal Revenue Service as to the tax treatment of the merger.

    Healthworld stockholders will receive cash instead of fractional interests in Cordiant ADSs and ordinary shares. A U.S. holder who receives cash instead of a fractional Cordiant ADS or ordinary share will be treated as having received the fractional Cordiant ADS or ordinary share in the merger and then as having sold the fractional Cordiant ADS or ordinary share for cash. The amount of any capital gain or loss of the U.S. holder attributable to that sale will be equal to the difference between

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the cash received with respect to the fractional Cordiant ADS or ordinary share and the tax basis that is allocated to the fractional Cordiant ADS or ordinary share. In the case of an individual U.S. holder, any such gain generally will be subject to U.S. federal income tax at a rate that is lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. holder has a holding period for the fractional Cordiant ADS or ordinary share of more than 12 months at the time of the merger.

UNITED STATES TAX CONSEQUENCES OF THE OWNERSHIP OF CORDIANT ORDINARY SHARES AND
  ADSS

TAXATION OF DIVIDENDS

    As discussed below under "United Kingdom Tax Consequences," an eligible U.S. holder is entitled to a U.K. tax credit that is offset by the U.K. withholding tax. Under the present U.S.-U.K. income tax treaty, eligible U.S. holders will include as ordinary income the amount of any dividend paid by Cordiant out of its current or accumulated earnings and profits, as determined for United States federal income tax purposes (the "base dividend") plus the amount of any U.K. credit, before reduction for U.K. withholding tax. If Cordiant paid a dividend of $90, for example, for U.S. federal income tax purposes an eligible U.S. holder would recognize ordinary income of $90 plus the $10 U.K. tax credit, or a total of $100. The income is recognized when the dividend is actually or constructively received by the eligible U.S. holder, in the case of Cordiant ordinary shares, or by the depositary, in the case of Cordiant ADSs. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of Cordiant current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a return of capital to the extent of the eligible U.S. holder's basis in the Cordiant ordinary shares or ADSs and thereafter as capital gain. In determining the U.S. dollar amount of dividend income, an eligible U.S. holder will use the spot currency exchange rate on the date the dividend is included in income. Any difference between that U.S. dollar amount and the dollars actually received may constitute foreign currency gain or loss, which is ordinary gain or loss. Individual eligible U.S. holders, however, are not required to recognize gain of less than $200 from the exchange of foreign currency in a "personal transaction" as defined in Section 988(e) of the Internal Revenue Code.

    Subject to some specific limitations and requirements, an eligible U.S. holder will be entitled under the U.S.-U.K. income tax treaty to credit the U.K. withholding tax against the eligible U.S. holder's United States federal income tax liability. Claiming a U.S. foreign tax credit with respect to the U.K. withholding tax imposed under the U.S.-U.K. income tax treaty upon the refunded U.K. tax credit may result in a lower effective U.S. federal income tax rate on dividends paid by Cordiant for certain eligible U.S. holders. It is not clear whether inclusion of the U.K. tax credit in income and entitlement to the U.S. foreign tax credit are dependent on the eligible U.S. holder filing a claim with the U.K. Inland Revenue. Eligible U.S. holders that do not elect to claim foreign tax credits for any foreign taxes imposed during a taxable year may instead claim a deduction for U.K. withholding tax. For foreign tax credit limitation purposes, a dividend paid by Cordiant will be income from sources outside the U.S., but generally will be treated separately, together with other items of "passive income" or, in the case of certain holders, "financial services income". The rules relating to the computation of foreign taxes are complex and eligible U.S. holders should consult their own tax advisors to determine whether and to what extent a credit would be available and whether any filings or other actions may be required to substantiate their foreign tax credit claim.

    It is possible that, in the future, Cordiant will be at least 50% owned by U.S. persons. Under Section 904(g) of the Internal Revenue Code, dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income, rather than foreign source income, for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income, and the effect of this rule may be to treat a portion of the dividends

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paid by Cordiant as U.S. source income. Under the U.S.-U.K. income tax treaty,
Section 904 (g) (10) of the Internal Revenue Code would permit an eligible U.S. holder to elect to treat Cordiant dividends as foreign source income for foreign tax credit limitation purposes, if the dividend income is separated from other income items for purposes of calculating the holder's foreign tax credit.

TAXATION OF CAPITAL GAINS

    In general, for U.S. tax purposes, U.S. holders of Cordiant ADSs will be treated as the owners of the underlying Cordiant ordinary shares that are represented by the Cordiant ADSs and deposits and withdrawals of Cordiant ordinary shares by U.S. holders in exchange for Cordiant ADSs will not be treated as a sale or other disposition for U.S. federal income tax purposes.

    Upon a sale or other disposition of Cordiant ordinary shares or ADSs, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder's tax basis (determined in U.S. dollars) in the Cordiant ordinary shares or ADSs. Generally, the gain or loss will be a long-term capital gain or loss if the U.S. holder's holding period for the Cordiant ordinary shares or ADSs exceeds one year and any gain or loss generally will be income from sources within the United States for foreign tax credit limitation purposes. Long-term capital gain for a non-corporate U.S. holder is generally subject to federal income tax at a rate that is lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to dividend payments, or other taxable distributions, in respect of Cordiant ordinary shares or ADSs made within the United States to a non-corporate U.S. person. Accordingly, individual U.S. holders will receive an annual statement showing the amount of taxable dividends paid to them during the year. "Backup withholding" at the rate of 31% will apply to these payments (except for dividends paid prior to January 1, 2001):

    - if the holder or beneficial owner fails to provide an accurate taxpayer identification number in the manner required by United States law and applicable regulations;

    - if there has been notification from the Internal Revenue Service of a failure by the holder or beneficial owner to report all interest or dividends required to be shown on its federal income tax returns; or

    - in some limited circumstances, if the holder or beneficial owner fails to comply with applicable certification requirements.

    In general, payment of the proceeds from the sale of Cordiant ordinary shares or ADSs to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting requirements, unless the holder or beneficial owner establishes an exemption. Different rules apply to payments made outside the U.S. through an office outside the U.S.

    Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

UNITED KINGDOM TAX CONSEQUENCES TO U.S. HOLDERS OF ORDINARY SHARES AND ADSS

    For the purposes of the U.S.-U.K. income tax treaty, eligible U.S. holders of Cordiant ADSs will be treated as owners of the Cordiant ordinary shares underlying the Cordiant ADSs.

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TAXATION OF DIVIDENDS

    An eligible U.S. holder that receives a dividend payment of $90 from Cordiant on or after April 6, 1999 will be entitled under the U.S.-U.K. income tax treaty to a U.K. tax credit amount of $10, subject to a U.K. withholding tax of an equal amount (i.e., $10) resulting in a net receipt, before applicable U.S. taxes, of $90 (i.e., an amount equal to the dividend). Accordingly, an eligible U.S. holder who receives as beneficial owner a dividend from Cordiant will not be entitled under the U.S.-U.K. income tax treaty to receive any additional payment in respect of the tax credit from the U.K. Inland Revenue. See "United States Tax Consequences of the Ownership of Cordiant Ordinary Shares and ADSs--Taxation of Dividends" above.

TAXATION OF CAPITAL GAINS

    An eligible U.S. holder who is not resident or ordinarily resident for tax purposes in the U.K. will not generally be liable for U.K. tax on capital gains realized on the disposal of his Cordiant ordinary shares or ADSs. This general rule does not apply if, at the time of the disposal, the eligible U.S. holder carries on a trade, profession or vocation in the U.K. through a branch or agency and the Cordiant ordinary shares or ADSs are or have been used, held or acquired for the purposes of such trade, profession or vocation, or for the purposes of such branch or agency. A U.S. holder who is an individual and who has, on or after March 17, 1998, ceased to be resident and ordinarily resident (or becomes, on or after that date, neither resident nor ordinarily resident) for tax purposes in the U.K. for a period of less than five tax years and who disposes of Cordiant ordinary shares or ADSs during that period may be liable for U.K. tax on capital gains realized, subject to any available exemption or relief.

    STAMP DUTY AND STAMP DUTY RESERVE TAX

    U.K. stamp duty is charged in respect of certain documents and U.K. stamp duty reserve tax is imposed in respect of certain transactions in securities.

    A transfer of Cordiant ordinary shares will generally be subject to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (with rounding up to the nearest multiple of L5). An agreement to transfer Cordiant ordinary shares or any interest in the Cordiant ordinary shares for money or money's worth will normally give rise to a charge of stamp duty reserve tax at the rate of 0.5% of the consideration given. If an agreement to transfer Cordiant ordinary shares is completed by a duly stamped transfer within six years, then the charge to stamp duty reserve tax will be canceled or, where the stamp duty reserve tax charge has been paid, the stamp duty reserve tax will, provided that a claim for repayment is made, be repaid.

    Transfers of shares through the electronic transfer system known as "CREST" are generally subject to stamp duty reserve tax rather than stamp duty. A charge to stamp duty or stamp duty reserve tax respectively at the rates of 1.5% (with rounding up to the nearest multiple of L5) or 1.5% of the value of the consideration or, in some circumstances, the value of the Cordiant ordinary shares concerned, may arise on a transfer of the Cordiant ordinary shares to, or to the custodian of, the depositary or to certain persons providing a clearance service or their nominees or agents and will generally be payable by the depositary or person providing the clearance service. Any tax or duty payable by the depositary or the custodian of the depositary on deposit of Cordiant ordinary shares will be charged by the depositary to the party to whom ADRs are delivered against the deposits. However, any stamp duty reserve tax or stamp duty arising on the issue of the Cordiant ADSs constituting merger consideration will be paid by Cordiant.

    Stamp duty reserve tax will not be payable on any agreement to transfer Cordiant ADRs or beneficial ownership of Cordiant ADSs. A transfer of the underlying Cordiant ordinary shares from the depositary to the holder of a Cordiant ADS upon cancellation of the Cordiant ADS generally will be subject to a fixed U.K. stamp duty of L5 per instrument of transfer.

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                               REGULATORY MATTERS

    Under the merger agreement, neither party is required to complete the merger unless all required regulatory consents and approvals that would be material to Cordiant and Healthworld on a combined basis are obtained without any restrictions or conditions that would have a material adverse effect on Cordiant and Healthworld on a combined basis. It is possible that these regulatory consents and approvals will not be obtained at all or on a timely basis or that material conditions will be imposed on these consents and approvals. See "THE MERGER AGREEMENT--Conditions."

U.S. ANTITRUST

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder, the merger may not be completed unless specific waiting period requirements have been satisfied. On December 14, 1999, Cordiant, Healthworld, Steven Girgenti and Spencer Falk each filed a premerger notification and report form under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. Early termination of the applicable waiting period under the HSR Act was granted on December 28, 1999.

OTHER LAWS

    It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, regulatory concessions. Under the merger agreement, if any regulatory body's approval is subject to conditions or restrictions that would have a material adverse effect on Cordiant or Healthworld on a combined basis, either Cordiant or Healthworld can elect not to complete the merger. It is possible that Cordiant or Healthworld will not be able to comply with conditions imposed or that compliance or non-compliance will have adverse consequences for Cordiant after completion of the merger. See "THE MERGER AGREEMENT--Conditions."

                              ACCOUNTING TREATMENT

    Cordiant will account for the merger as an acquisition under U.K. generally accepted accounting principles in accordance with Financial Reporting Standard 6 "Acquisitions and Mergers" and will account for the merger as a purchase for U.S. generally accepted accounting principles purposes in accordance with APB Opinion No. 16 "Business Combinations." Accordingly, from and after the merger, Healthworld's consolidated results of operations will be included in Cordiant's consolidated results of operations. Healthworld's financial statements will be kept under U.S. generally accepted accounting principles. For purposes of preparing Cordiant's consolidated financial statements under U.K. generally accepted accounting principles, Cordiant will convert Healthworld's financial statements from U.S. generally accepted accounting principles to U.K. generally accepted accounting principles and establish a new accounting basis for Healthworld's assets and liabilities based upon the fair market values thereof and the purchase price for Healthworld. Therefore, the purchase accounting adjustments made in connection with the development of the Unaudited Pro Forma Condensed Combined Financial Information appearing elsewhere in this proxy statement/prospectus are preliminary and have been made solely for purposes of developing the Unaudited Pro Forma Condensed Combined Financial Information to comply with the disclosure requirements of the SEC. Although the final allocation will differ, the Unaudited Pro Forma Condensed Combined Financial Information reflects Cordiant's best estimate based upon currently available information.

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                            DESCRIPTION OF CORDIANT

GENERAL

    Cordiant Communications Group plc is a global integrated communications group. Cordiant comprises: Bates Worldwide, one of the largest advertising and integrated communications networks in the world; Scholz & Friends, the largest multinational advertising network headquartered in Germany; HP:ICM, event conference and exhibition managers; a 30% equity stake in The Facilities Group, a pre-production agency; and a 50% equity stake in Zenith Media Worldwide, a global specialist media services and planning agency.

    Cordiant comprises the ongoing businesses of Cordiant plc after the demerger of Saatchi & Saatchi plc in December 1997. Prior to the demerger, Cordiant plc was the holding company for a group of advertising and creative marketing communication businesses, the two largest of which were the advertising networks Bates Worldwide and Saatchi & Saatchi. Following the demerger, Saatchi & Saatchi retained a 70% stake in the Facilities Group and a 50% interest in Zenith Media Worldwide, each of which is operated as a joint venture with Cordiant.

    In 1997, 141 Worldwide was established as a separately branded network within Bates Worldwide, specializing in sales promotion, direct marketing, interactive media and associated activities. Since the demerger, 141 Worldwide has expanded rapidly and at the end of 1998 operated in 40 offices in 31 countries.

    Cordiant's principal corporate offices are located at 121-141 Westbourne Terrace London W2 6JR, Cordiant's United Kingdom telephone number is 011-44-20-7262-4343. Information about Cordiant can be found on the Cordiant website, www.ccgww.com.

STRATEGIC OBJECTIVES

    Cordiant has three key strategic objectives designed to position its business for profitable growth. By the end of year 2000, Cordiant aims to:

    - grow revenues from multinational clients (where Cordiant represents the client in five or more countries) to 40% of Cordiant's business;

    - grow the share of revenues attributable to Cordiant's North American operations to 30% of Cordiant's total revenues; and

    - grow the revenues from marketing services to 30% of total revenues.

MULTINATIONAL BUSINESS

    Cordiant possesses a truly global advertising network. Bates Worldwide, with 156 offices in over 70 countries, has both the global reach and local creative expertise to provide Cordiant's clients with the competitive advantage Bates' "Think Global. Act Local."-Registered Trademark- philosophy asserts. While the proportion of revenues coming from multinational clients increased to 33 percent in 1998 from 30 percent in 1997, Cordiant's revenue contribution from multinational clients remains below that of its major competitors. Cordiant seeks to exploit opportunities to build existing local client relationships into profitable regional and global partnerships. This has been, in Cordiant's experience, an important source of new multinational business in the past, and an avenue Cordiant intends to exploit further in the future.

NORTH AMERICA

    In 1998, revenue attributable to Cordiant's North American operations represented 24 percent of total revenues, up from 22 percent in 1997. North America was Cordiant's best performing region in

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terms of improved profitability in 1998, with strong organic growth being bolstered by the acquisition of diversified services businesses.

    Taking the industry as a whole, North America accounted for approximately
40 percent(3) of worldwide advertising expenditure in 1998, with an even greater proportion of global spending being controlled from the region. With approximately 24 percent of Cordiant's revenues coming from North America in 1998, Cordiant is currently under-represented in this important market. Cordiant intends to further build its operations in the region to 30 percent of total revenues by a combination of organic growth and value-enhancing acquisitions.

MARKETING SERVICES

    Although, according to industry sources, approximately 45 percent of worldwide advertising expenditure in 1998 was directed towards major media advertising, Cordiant believes that an increasing proportion is spent on other marketing disciplines such as direct marketing, sales promotion, consulting and research, public relations and other specialist communications. The rapidly increasing cost of traditional media, combined with clients' increasing desire for integrated marketing solutions, suggests that diversified services will grow more rapidly than traditional media advertising over the next five years. Cordiant has sought to capitalize on these market developments by developing 141 Worldwide into a highly effective global network offering common methodologies in sales promotion, direct marketing, events marketing, interactive media, merchandising and sponsorship across the globe. 141 Worldwide increased its representation to 40 offices in 31 countries in 1998. In 1998, diversified marketing services represented 22 percent of Cordiant revenues, an increase of 2 percent over 1997, towards Cordiant's target of 30 percent by 2000.

CORPORATE DEVELOPMENTS

THE DEMERGER

    On April 21, 1997, the Board of Directors of Cordiant announced its decision to recommend to its shareholders that they approve a spinoff or demerger of Saatchi & Saatchi from Cordiant plc with the remaining businesses renamed Cordiant Communications Group plc. The demerger was motivated by the desire to allow each of Cordiant plc and Saatchi & Saatchi to stand on its own and to allow the primary advertising agencies of the Cordiant and Saatchi & Saatchi, namely Bates Worldwide and Saatchi & Saatchi, to respond more quickly to client needs and opportunities. The demerger took effect on December 15, 1997 and, from the effective date of the demerger, Cordiant and Saatchi & Saatchi have operated as separate public companies and neither Cordiant nor Saatchi & Saatchi beneficially owns any shares of the other. As a result of the demerger, Cordiant and Saatchi & Saatchi each own a 50 percent equity stake in Zenith.

    RELATIONSHIP BETWEEN CORDIANT AND SAATCHI & SAATCHI FOLLOWING THE
DEMERGER. As a result of the demerger, Cordiant and Saatchi & Saatchi are separate publicly traded companies and operate independently of each other. Neither company has any interest in the shares of the other. However, Cordiant and its subsidiaries or other companies within the Cordiant group entered into certain agreements and arrangements with Saatchi & Saatchi and Zenith in order to enable the demerger to be carried out, allocate responsibility for certain obligations, provide for certain transitional arrangements and otherwise define their relationship following the demerger. The terms of these agreements and arrangements are principally governed by the demerger agreement, dated September 30, 1997, between Cordiant, Saatchi & Saatchi, Saatchi & Saatchi Holdings Limited and Zenith, and certain agreements required to be entered into pursuant to the demerger agreement. The principal terms of these agreements and arrangements are described below.

------------------------

(3) Sources: ZENITH MEDIA WORLDWIDE, Advertising Expenditure Forecasts, January 1999.

    PROPERTY GUARANTEES. The following outstanding guarantees by Cordiant companies of obligations of certain companies under Saatchi & Saatchi were not released in connection with the demerger:

    - Saatchi & Saatchi's lease of premises at 375 Hudson Street, New York, for a term expiring on January 31, 2013, at a current annual base rent of $17.9 million subject to periodic rent reviews; and

    - the Saatchi & Saatchi Group's lease of premises at 21 Dukes Road, London, for a term expiring on October 31, 2016 with a tenant's right to break on October 31, 2006 with a current annual base rent is L255,882, subject to periodic rent reviews.

    In connection with the demerger, Saatchi & Saatchi agreed to give additional, or in some cases substitute, guarantees and to indemnify Cordiant against any liability in its preexisting guarantees.

    OWNERSHIP AND OPERATION OF ZENITH MEDIA WORLDWIDE

    ZENITH SHAREHOLDERS' AGREEMENT. Cordiant, Saatchi & Saatchi and Saatchi & Saatchi Holdings Limited, at the effective time of the demerger, entered into a shareholders' agreement to regulate the relationship between Cordiant and Saatchi & Saatchi Holdings as shareholders of Zenith.

    The Zenith shareholders' agreement provides for the operation of Zenith including:

    - the composition of executive and non-executive management;

    - matters that require consent of both shareholders before they can be undertaken by Zenith (alteration of capital structure, annual business plan and contracts out of the ordinary course of its business or not at arm's length terms);

    - the transfer of shares of Zenith; and

    - resolution of disputes both between shareholders and Zenith and clients of the shareholders and Zenith.

    Zenith distributes up to seventy-five percent of its profits to its shareholders and divides them between them in part by reference to the proportions in which Zenith receives revenue from clients of each shareholder. The remainder is retained by Zenith unless otherwise agreed.

    The Zenith shareholders' agreement prohibits the transfer of shares in Zenith, except in certain limited circumstances. After December 14, 2000, a shareholder will be entitled to transfer all of its shares in Zenith, subject to a right of first refusal in favor of the other shareholder. The agreement also contains options whereby one shareholder is entitled to acquire all of the Zenith shares of the other shareholder in the event that: (1) the other shareholder becomes insolvent; (2) the other shareholder experiences a change of control and following which there is a material breach of any of the terms of the media services agreement (described below) to which that shareholder is a party which either is not capable of remedy or is not remedied within a certain period; or (3) the other shareholder terminates the media services agreement to which it is a party.

    The Zenith shareholders' agreement will remain in force until (1) either shareholder acquires all of the shares in Zenith held by the other, (2) an order is made or resolution is passed for the winding up of Zenith or (3) a third party acquires all of the shares of Zenith.

    ZENITH MEDIA SERVICES AGREEMENTS. In connection with the demerger, each of Cordiant and Saatchi & Saatchi entered into a media services agreement with Zenith. Under the terms of these agreements the shareholders each appointed Zenith as the exclusive supplier of media buying, media planning and certain related services for all of the clients, subject to certain exceptions, of each shareholder. Each of the media services agreements will terminate on December 31, 2001 or on any subsequent anniversary of that date if either party has given to the other at least 12 months' written notice of such termination.

    ZENITH BANK FACILITY. In connection with the demerger, Zenith entered into an agreement providing it with a L21.5 million secured reducing multi-currency revolving credit facility. Cordiant and Saatchi & Saatchi provided unlimited guarantees to the lenders in respect of the Zenith credit facility and agreed between themselves that any liability under such guarantees is to be shared equally.

    At December 31, 1998 the amount outstanding under the Zenith credit facility was L20.5 million. This facility amortizes by L2 million in each of 1999 and 2000 and L4 million in 2001, with the balance due in 2002.

    The Zenith credit facility requires Zenith to comply with various financial covenants relating to gross interest cover, maximum gross debt and gross capital expenditure. It provides that under certain specified events of default, amounts made available could be declared immediately due and payable. In addition to customary events of default, these events include defaults by certain companies under Zenith in respect of debt limits or where there has been a change of control of Zenith. Both Cordiant and Saatchi & Saatchi have guaranteed the Zenith credit facility.

    OWNERSHIP AND OPERATION OF THE FACILITIES GROUP

    Cordiant, Saatchi & Saatchi, Saatchi & Saatchi (Central Services) Limited and The Facilities Group Limited, at the effective time of the demerger, entered into a shareholders' agreement that defined their relationship as shareholders of The Facilities Group. Saatchi & Saatchi is a party to that agreement in order to guarantee the obligations of Saatchi & Saatchi Limited. Cordiant has a 30 percent equity stake in The Facilities Group and Saatchi & Saatchi holds the other 70 percent. The Facilities Group agreement makes provision for the operation of The Facilities Group, including the composition of executive management and the transfer of shares.

    The distributable profits of The Facilities Group will be divided between shareholders (1) in the proportions in which The Facilities Group receives revenue from clients of each shareholder or, (2) if not attributable to either shareholder, in proportion to each shareholder's equity stake. The agreement also permits either shareholder to acquire all of the shares in The Facilities Group owned by the other shareholder if: (1) the other shareholder becomes insolvent; or (2) the other shareholder undergoes a change in control.

    The Facilities Group agreement will remain in force until (1) either shareholder acquires all of the shares in The Facilities Group held by the other, (2) an order is made or resolution is passed for the winding up of The Facilities Group or (3) a third party acquires all of the shares of The Facilities Group.

    EMPLOYEE BENEFITS PLANS. Cordiant employees are members of a number of pension schemes throughout the world, but principally in the U.K. and the U.S. Cordiant currently operates two principal U.K. pension schemes: a defined benefits scheme (the Cordiant Group Pension Scheme) and a defined contribution scheme (the Cordiant Group Money Purchase Pension Plan). Since the demerger, Saatchi & Saatchi employees have remained members of these schemes.

    Employees of Saatchi & Saatchi and Zenith have continued their membership in both schemes through the present pursuant to Inland Revenue approval. Cordiant and Saatchi & Saatchi have agreed that, at the end of a transitional period, Saatchi & Saatchi's members within the two U.K. pension schemes will be given the opportunity to transfer to new pension arrangements being set up by Saatchi & Saatchi. A transfer payment determined by the trustee of the two U.K. pension schemes, having taken actuarial advice, will be made to the new
Saatchi & Saatchi pension arrangements in respect of the accrued rights under the relevant U.K. pension scheme of those members who request a transfer. The same provisions apply to employees of Zenith who are members of Cordiant's U.K. pension schemes.

ORGANIZATION AND SERVICES

    Cordiant's operations consist of advertising and other creative marketing services including direct marketing, media services, sales promotion, production services, interactive media and market research. In 1998, Cordiant's largest five clients accounted for 19.6 percent of revenues. The two largest clients accounted for 5.7 percent and 5.3 percent, respectively, of total revenues. Cordiant's principal activities are organized as follows:

                ORGANIZATION                                    ACTIVITIES
---------------------------------------------  ---------------------------------------------
Bates Worldwide..............................  Advertising and integrated communications
Scholz & Friends.............................  Advertising and integrated communications
The Campaign Palace..........................  Advertising and integrated communications
141 Worldwide................................  Diversified marketing services
The Decision Shop............................  Strategic marketing and research
HP:ICM.......................................  Live communications
Zenith Media Worldwide(1)....................  Media services
The Facilities Group(2)......................  Production services

------------------------

(1) Owned 50 percent by Cordiant, 50 percent by Saatchi & Saatchi

(2) Owned 30 percent by Cordiant, 70 percent by Saatchi & Saatchi

ADVERTISING AND INTEGRATED COMMUNICATIONS

    Cordiant's advertising agencies are principally involved in the creation of advertising and marketing programs for products, services, brands, companies and organizations. These programs involve various media such as television, magazines, newspapers, cinema, radio, outdoor, electronic and interactive media, as well as techniques such as direct marketing, sales promotion and design. The creation of advertising and marketing materials includes the writing, designing and development of concepts. When the concepts have been approved by the client, the agency supervises the production of materials necessary to implement that program. These include film, video, print and electronic materials, which are produced externally.

    The agencies often perform a strategic planning function which involves analysis of the particular product, service, brand, company or organization against its competitors and the market.

    Cordiant's agencies also evaluate the choice of media to reach the desired market most efficiently. In the case of global and regional campaigns, Cordiant's networks, Bates Worldwide and Scholz & Friends, plan and coordinate the implementation of their campaigns through their networks of national agencies.

    Cordiant's agencies also buy media space and time for their clients. This is executed by Zenith, by the agencies' in-house teams or sourced from external suppliers.

BATES WORLDWIDE

    Bates Worldwide is a global advertising and integrated communications network with 156 owned or affiliated offices located in over 70 countries. In 1998, Bates Worldwide (including 141 Worldwide, The Campaign Palace and The Decision Shop) accounted for 86 percent of Cordiant's revenues. Bates Worldwide's creative approach is derived from each product's Unique Selling Proposition ("U.S.P.(5)"), in the belief that the foundation for effective communication is a strong selling proposition. Bates Worldwide, the U.S.P. agency, adheres to the operating philosophy of "Think Global, Act Local"-Registered Trademark-, reflecting both the networks' global reach and its creative expertise at a local level.

    ORGANIZATIONAL DEVELOPMENTS. Expanding out from its advertising base, Bates Worldwide is energetically building its total integrated service capacity. Most notably, in 1997, 141 WORLDWIDE was established as a separately branded network with special expertise in sales promotion, direct marketing, interactive media, and associated activities. Strategic acquisitions were also made in 1998 to strengthen Bates Worldwide's diversified services capabilities. In North America, Churchill Public Relations, a business to business PR, advertising and research company, and The Criterion Group, a travel and tourism specialist, were acquired.

    As part of Cordiant's commitment to provide an enhanced service to its international clients, a number of acquisitions were made in Latin America. In Argentina, Bates Worldwide purchased Fernando Fernandez and merged it with Verdino Bates. It also acquired an equity interest in Newcomm Bates in Brazil.

    In addition, a number of small "in-fill" acquisitions were made, primarily in Continental Europe, either to support the development of 141 Worldwide or to strengthen existing operations.

    THE CAMPAIGN PALACE. The Campaign Palace is a full-service advertising agency operating in Australia and New Zealand as a separately branded creative agency within Bates Worldwide.

    Part of The Campaign Palace is The Media Palace, a media planning and strategy consultancy. The Media Palace has a core philosophy that media should be a lead discipline in advertising developments and should drive the communications process.

SCHOLZ & FRIENDS

    Scholz & Friends is the largest German-based multinational network(4) with 13 offices operating across Europe. Scholz & Friends provides clients with a wide range of marketing services including advertising, sales promotion, public relations, direct marketing, design, consulting and interactive media. Cordiant currently owns 90 percent of Scholz & Friends. During 1998, the network accounted for approximately 12 percent of Cordiant's revenue.

    With its headquarters in Germany, Scholz & Friends' most significant clients include major German companies such as Deutsche Bank, Deutsche Telekom, Frankfurter Allgemeine Zeitung, Lufthansa, Mercedes, Schwarkopf/Henkel and Tchibo.

    Scholz & Friends further consolidated its integrated marketing services capabilities to clients in 1998, acquiring Market Lab AG, a corporate consulting firm, and Scholz & Friends NeuMarkt, an agency specializing in mail order and sales.

    In 1995, Scholz & Friends moved from operating independently within the Bates Worldwide network to operating as an independent network. The Scholz & Friends network has expanded to include 13 offices in 11 European countries, with the Asia Pacific region served by a central office in Singapore. In the Middle East, the Balkan region and the Baltic countries, Scholz & Friends operates affiliate relationships with partner agencies. The expansion of Scholz & Friends was further developed in 1998 with the opening of a new office in London and Moscow.

    Scholz & Friends has developed a "family" system by dividing the agency into independent agency units. Each unit or "family" operates autonomously within the agency, headed by a managing director and creative director. This concept has been extended across the Scholz & Friends network, providing clients with a coordinated response from experienced local management.

------------------------
(4) source: ADVERTISING AGE, Agency Report April 1999.

DIVERSIFIED MARKETING SERVICES

    Cordiant has been developing a number of its diversified marketing services as separately branded operations. These businesses have potential for high-margin revenue growth and Cordiant expects them to enhance the network's ability to generate global client accounts. The services provided are set out below.

    141 WORLDWIDE. 141 Worldwide is a global network specializing in diversified marketing services, offering expertise in a wide range of activities including sales promotion, direct marketing, event marketing, merchandising, sponsorship, design and interactive media. Launched in 1997 as a separately branded network within Bates Worldwide, 141 Worldwide has grown rapidly and now comprises 40 offices in 31 countries.

    The network has over 250 clients worldwide, with over 50 percent of revenues coming from multinational clients.

    141 Worldwide has developed internet marketing expertise in four regional centers: New York, London, Sydney and Singapore. Work includes the design, creation and maintenance of websites and the development of marketing opportunities on the Internet for clients' products. Internet-related revenues accounted for 5 percent of 141 Worldwide's business in 1998.

    141 Worldwide's international network operates to standard practices and a unified philosophy utilizing two operating systems: the 141 Management system is used by the network to guide clients from strategic development through to the execution of creative work; the 141 Creative Project Flow is a methodology used to help clients understand better the creative process used by the network. There is also a central 141 Networking office in London to transfer knowledge of the latest research and legislation across the network.

    The development of 141 Worldwide is key to Cordiant's strategic objective that an increasing proportion of Cordiant's total revenues be derived from diversified marketing services. Cordiant expects continued development of the 141 Worldwide brand from both organic growth and strategic acquisitions.

STRATEGIC MARKETING AND RESEARCH

    THE DECISION SHOP. The Decision Shop is a strategic marketing and research business within Bates Worldwide specializing in brand positioning research, consultancy and econometric modeling. The Decision Shop provides analytical skills that assist multinational clients to reposition their key brands for future growth.

    The Decision Shop has conducted over 100 brand positioning studies around the world using its proprietary Brand Essence Programme technology. In 1998, The Decision Shop launched the N-Vision positioning program, an integrated solution in brand positioning. This followed the introduction of Brand Health, a program to assess the value to brands of alternative marketing and communications strategies. Brand Health, which is both evaluative and diagnostic, is of increasing relevance in the increasingly accountable world of marketing communication.

LIVE COMMUNICATIONS

    HP:ICM. HP:ICM is a leading specialist communications agency providing creative and production consultancy in the areas of live events, exhibitions, film, video, multimedia and brand experience. The agency provides a full service to its clients, from strategic and creative development through to design, production and implementation. HP:ICM provides a complete service to clients to successfully operate live events, embracing all key supports such as delegate management, film and video production, graphic design, print and interactive media. HP:ICM's end products take many forms, such as displays at visitor centers, exhibition stands, conferences, internal corporate television networks, trans-continental roadshows, multi-media training programs and corporate videos. The agency is based in London although approximately half of its revenues are generated outside the UK.

PRODUCTION SERVICES

    THE FACILITIES GROUP. Based in central London, The Facilities Group provides a broad range of technical and creative services to clients in the areas of design, print, production, artwork, audio visual, multimedia and television production. The Facilities Group was created to offer clients a quicker, more efficient service by maximizing the potential of new technology in the management of advertising production processes. The Facilities Group is jointly owned by Cordiant and Saatchi & Saatchi, with Cordiant holding a 30 percent stake.

    In addition to providing for the majority of press, television, design and new media production requirements of it shareholders, The Facilities Group has continued to expand its list of external clients.

MEDIA SERVICES

    ZENITH MEDIA WORLDWIDE. Zenith Media Worldwide is a specialist media agency, providing media planning, buying, evaluation and consultancy services to its clients. Zenith is headquartered in London and has 51 offices or affiliated agencies in 28 countries across the world.

    Zenith provides its services to clients of Bates Worldwide and Saatchi & Saatchi. In addition, in 1998 approximately 60 percent of its revenues were generated from Zenith's list of direct clients.

    Zenith has invested in recruiting, training and retaining talent and in providing these people with sophisticated proprietary media systems under the brand name Zenith Optimization of Media, ZOOM-TM-. This includes the upgrading and the standardization of hardware and software platforms across its network, the development of Intranet Communications with clients and the launch of global and national optimization systems and research such as ZOOM Wizard, ZOOM Merlin, ZOOM Mediamaps and ZOOM Director.

    Cordiant and Saatchi & Saatchi each have a 50 percent equity stake in Zenith, and both companies account for Zenith as a joint venture. In addition, both Cordiant and Saatchi & Saatchi entered into an agreement in which they agree to use Zenith as their exclusive media services supplier, subject to certain exceptions, until at least December 31, 2000. See "--Ownership and Operation of Zenith Media Worldwide."

PERSONNEL

    As of June 1, 1999, Cordiant employed approximately 5,100 people worldwide. The success of Cordiant's advertising and media services businesses, like that of all other advertising agencies, depends largely on the skill and creativity of their personnel and their relationships with clients. Cordiant believes that its relationship with its employees is good.

ACQUISITIONS & DISPOSALS

ACQUISITIONS

    During 1998, Cordiant made the following acquisitions:

    In the U.S., The Criterion Group, Inc., a company specializing in marketing for the travel and tourism industry, was acquired and renamed Bates Travel and Tourism, Inc. Churchill Group, Inc., a public relations company, and Churchill Advertising, Inc., a business-to-business advertising company, were acquired and renamed Bates Churchill Group, Inc. and Bates Churchill Advertising Group, Inc., respectively.

    In Australia, a 24.9 percent holding in The Communications Group Pty Ltd. (the holding company for Cordiant's Australian businesses), was acquired, giving Cordiant 100 percent control.

    In Argentina, Cordiant's 10 percent investment in Verdino Bates SA was increased, at the same time acquiring and merging with it Fernando Fernandez SA, to give a 63 percent holding in the merged entity which was renamed Verdino Bates Fernando Fernandez SA. Also, in December 1998, Cordiant acquired a
32 percent equity interest in Newcomm Bates SA in Brazil.

    Since the demerger, Cordiant has made a number of small acquisitions including acquisitions in Germany, Spain, Norway, Sweden, Holland, India and the Middle East.

    During 1997, Cordiant made the following acquisitions: a 51 percent interest in Grapple Cordiant 141 (Pty) Ltd., a South African company; a further
25 percent interest in X/M Harrow Pty Limited, an Australian company, raising its holding to 75 percent; and Scholz & Friends GmbH acquired a further
33 percent interest in Scholz & Friends Dresden GmbH, in Germany, increasing Cordiant's effective holding of Scholz & Friends Dresden to 76.5 percent.

DISPOSALS

    During 1998, Cordiant divested itself of a controlling interest in Bates Japan Ltd to retain a 31 percent share of the company now operating as a joint venture and renamed Saatchi & Saatchi Bates Yomiko KKK. Neither a profit nor a loss arose from this restructuring.

    In October 1997, Cordiant completed the sale of National Research
Group, Inc.

COMPETITION

    The advertising industry is highly competitive at both an international and local level. Cordiant's principal competitors in the advertising industry are the large multi-national agencies based in the U.S., the U.K. and France as well as smaller agencies which operate in local markets. The principal competitive factors include an agency's reputation, its creative strength and quality of client service, its ability to perceive clients' needs accurately, the commercial effectiveness of its ideas, its geographic coverage and diversity, its understanding of advertising media and its media buying power. In addition, an agency's ability to maintain its existing clients and develop new relationships depends to a significant degree on factors such as the interpersonal skills of the individuals managing client accounts. Normal practice in the industry is for agency contracts to have a three month termination period.

    Cordiant believes it is well positioned to compete in the advertising industry. From a client perspective, Bates Worldwide's reputation is enhanced by being the original U.S.P.-TM- agency. Cordiant also believes that the combination of its local presence and our worldwide network provides Cordiant with one of the strongest operating formats to implement advertising strategies on a worldwide basis. Furthermore, the process of clients consolidating their business in the advertising market will continue to offer opportunities for Bates Worldwide to win new business.

REGULATION

    Governments, government agencies and industry self-regulatory bodies in the various countries in which Cordiant operates continue to adopt legislation and regulations which directly or indirectly affect the form, content and scheduling of advertising and other communications services, or otherwise affect the activities of such businesses and their clients. Certain of the legislation and regulations relate to considerations such as truthfulness, substantiation, interpretation of claims made and comparative advertising. In addition, there is a tendency toward restrictions or prohibitions relating to advertising for such products as pharmaceuticals, tobacco and alcohol.

DESCRIPTION OF PROPERTY

    Cordiant leases all its premises. The principal properties leased by Cordiant are as follows:

                                                   AREA     1998 ANNUAL BASE    NEXT RENT    EXPIRATION
LOCATION                                         SQ. FT.    RENTAL-MILLIONS    REVIEW DATE    OF LEASE
--------                                         --------   ----------------   -----------   ----------
498 Seventh Avenue
  New York, New York...........................  204,000          $6.0             2004         2014
121-141 Westbourne Terrace
  London, England..............................   62,500          L1.5               --         2003

    In addition, in respect to Landsdowne House, Berkeley Square London, England, Cordiant leases 103,000 square feet at an annual rental of L6.5 million which is sublet for mainly coterminous periods as Cordiant at an average annualized rental of approximately L6.1 million during 1998. A further 72,000 square feet at an annual rental of L3.1 million is sublet on a short-term basis at an average annualized rental of approximately L1.9 million during 1998.

    At December 31, 1998, Cordiant's owned and leased properties and fixtures (including furniture and equipment) had a net book value of L11.9 million ($19.8 million).

    Cordiant considers its offices and other facilities to be in good condition. However, it has surplus office space based on the needs of its current business. At December 31, 1998, L33.2 million ($55.1 million) had been reserved by Cordiant for potential costs of surplus space, primarily in London and New York City.

LEGAL PROCEEDINGS

    Cordiant is a party in various lawsuits incidental to its business operations. In the opinion of Cordiant, none of such litigation in which it is currently a party will have a material adverse effect on Cordiant's financial condition or its operations as a result of an unfavorable outcome.

                           DESCRIPTION OF HEALTHWORLD

BUSINESS

    On November 12, 1997, Healthworld acquired, in exchange for shares of its common stock, all of the issued and outstanding common stock of each of (1) Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities ("GHB&M") and (2) Milton Marketing Group Limited and its subsidiaries ("Milton"). Unless otherwise indicated, all references in this proxy statement/prospectus to "Healthworld" include (1) GHB&M and Milton and give effect to their acquisition by Healthworld, and (2) all of the other subsidiaries of Healthworld formed or acquired subsequent to the acquisition of GHB&M and Milton.

OVERVIEW

    Healthworld is an international communications and contract sales marketing organization specializing in healthcare. Healthworld provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of integrated strategic marketing services designed to accelerate the acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, medical education, public relations, marketing research, publishing, interactive multimedia and database marketing services. Healthworld offers its clients global reach and expertise through its operations in the United States, France, Spain and the United Kingdom, and through Healthworld B.V., a world-wide network of licensed independent marketing and communications agencies.

    Healthworld Corporation was incorporated in Delaware on September 12, 1996 and conducted no operations prior to the completion of the acquisition of GHB&M and Milton on November 12, 1997. In connection with these acquisitions, the entities comprising GHB&M and Milton became wholly-owned subsidiaries of Healthworld Corporation on November 12, 1997. In July 1998, Healthworld acquired 80% of the capital stock of HFT, a French holding company, which owns 100% of the capital stock of Torrent S.A., a French healthcare communications agency, and its subsidiaries. In addition, in July 1998, Healthworld acquired all of the capital stock of Colwood House Medical Publications (UK) Limited, a United Kingdom medical education company. In October 1998, Healthworld acquired all of the capital stock of CPA Espana, S.L., a healthcare communications agency located in Madrid, Spain. In August 1999, Healthworld acquired all of the capital stock of Falk Communications, Inc., a healthcare communications agency located in New York City.

    Healthworld conducts all of its operations in the United States through GHB&M and Falk, in the United Kingdom through Milton and Colwood, in France through HFT and in Spain through CPA Espana. GHB&M and Milton have been operating in the marketing and communications industry since April 1986 and August 1978, respectively. See Healthworld's consolidated financial statements contained elsewhere in this proxy statement/prospectus for additional financial information with respect to Healthworld's U.S. and European operations.

    In November 1997, Healthworld completed an IPO where Healthworld issued and sold an aggregate of 2,415,000 shares of its common stock.

    Healthworld's principal executive offices are located at 100 Avenue of the Americas, New York, New York 10013. Healthworld's telephone number is
(212) 625-4000.

SERVICES

    Healthworld provides a variety of communications and contract sales services to its clients, ranging from the execution of a discrete marketing project to taking responsibility for a client's overall marketing message, which enables Healthworld to incorporate a wide variety of its services into one integrated marketing campaign. Healthworld seeks to develop brand loyalty and awareness for its

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clients at all stages of a product's life-cycle and approaches each project by carefully evaluating the product, the client's goals with respect to such product and industry and competitive considerations.

    Revenues from Healthworld's U.S. operations are derived primarily from providing advertising and promotion, consulting and medical education services to its clients. In addition, Healthworld offers other communications services through its U.S. operations to clients, including public relations, marketing research, publishing, interactive multimedia and database marketing services. In February 1998, Healthworld's U.S. operations began offering contract sales services to its healthcare related clients. Revenues from Healthworld's European operations are derived primarily from providing contract sales services and advertising and promotion services. As a result of Healthworld's acquisition of Colwood in July 1998, Healthworld's European operations also began providing medical education services.

COMMUNICATIONS SERVICES

    ADVERTISING AND PROMOTION. Healthworld's traditional advertising and promotion services include developing creative concepts to be used in advertising campaigns for pharmaceutical and other healthcare products and applying such creative concepts to the development and production of a wide variety of marketing and promotional materials, including: medical journal advertisements, direct mail materials, sales force brochures, hospital displays, convention exhibit panels, drug sample packages and reminder promotional items. Such campaigns are targeted almost exclusively to physicians, nurses and other healthcare providers as well as wholesale distributors. Healthworld also analyzes marketing research data, which is either developed by Healthworld (through various methods including focus group studies, telephone interview studies and mailings) or obtained from its clients and other third-party sources, to determine the most appropriate audience to target as well as the types of marketing and promotional materials to employ in a campaign.

    In response to the growth of direct-to-consumer marketing ("DTC") campaigns during the last five years, GHB&M expanded its advertising and promotion services to include DTC. Healthworld believes that GHB&M was one of the first firms to develop a DTC campaign for prescription drugs and has become an industry leader in developing such DTC campaigns based on the number of DTC assignments it has performed. Through a dedicated team engaged exclusively in developing DTC campaigns, Healthworld believes it offers more specialized and comprehensive services to its clients than firms which focus primarily on the promotion of consumer products, generally, or on non DTC advertising and promotion of pharmaceutical products. In fiscal 1996, 1997 and 1998 and in the first nine months of 1999, Healthworld's revenues from DTC assignments represented 20%, 16%, 11% and 8%, respectively, of Healthworld's total revenues.

    Healthworld's U.S. operations generated revenues from advertising and promotion services of approximately $9.6 million in fiscal 1996, $13.0 million in fiscal 1997, $15.7 million in fiscal 1998 and $13.7 million in the first nine months of 1999, constituting 67%, 71%, 68% and 63%, respectively, of its U.S. operations' consolidated revenues. Healthworld's European operations generated revenues from advertising and promotion services of approximately $3.1 million in fiscal 1996, $3.4 million in fiscal 1997, $5.8 million in fiscal 1998 and $6.4 million in the first nine months of 1999, constituting 31%, 20%, 14% and 19%, respectively, of the European operations' consolidated revenues. Healthworld's total revenues from advertising and promotion services were approximately $12.7 million in fiscal 1996, $16.4 million in fiscal 1997, $21.5 million in fiscal 1998 and $20.0 million in the first nine months of 1999, constituting 52%, 46%, 34% and 37%, respectively, of Healthworld's total revenues.

    CONSULTING. Healthworld's consulting services include strategic planning, new product development, clinical and regulatory affairs and health economics. Clients retain Healthworld to assist them in the development of strategic and business plans. Typically, Healthworld investigates and studies the results of clinical trials and marketing research studies to formulate a strategic direction for a

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client's products. Healthworld may recommend to its clients, among other things, conducting cost effectiveness clinical studies, extending patent life projection through line extensions, considering various approaches to dealing with the FDA and developing pricing strategies and specific clinical trials to support certain marketing objectives. Healthworld currently subcontracts clinical and regulatory affairs and health economics consulting services to independent companies specializing in such services. While Healthworld is currently considering expanding to provide such regulatory affairs and health economics consulting services "in-house", there can be no assurance that Healthworld will, in the future, expand into such services.

    Healthworld's U.S. operations generated revenues from its consulting services of approximately $1.8 million in fiscal 1996, $2.8 million in fiscal 1997, $3.5 million in fiscal 1998 and $2.8 million in the first nine months of 1999, constituting 13%, 15%, 15% and 13%, respectively, of the consolidated revenues of Healthworld's U.S. operations, and 8%, 8%, 6% and 5%, respectively, of Healthworld's total revenues. Healthworld's European operations currently do not provide consulting services.

    MEDICAL EDUCATION. Healthworld develops medical education programs targeted primarily to healthcare providers that are tied closely to the strategy and marketing goals of its pharmaceutical and healthcare clients, including continuing medical education programs for which physicians obtain credit and are required to complete in order to maintain their licenses. In addition to planning, implementing and managing symposia, workshops and other conferences that commonly utilize a multidisciplinary faculty to address the full spectrum of care on featured topics, Healthworld creates newsletters, articles, slide lecture kits and posters. Healthworld also assists pharmaceutical and other healthcare companies in developing, writing and placing journal articles and supplements and offers specialized training programs which incorporate new training technologies that can be applied in selling pharmaceutical products to non-traditional purchasers, including managed care organizations and public health officials. Healthworld offers such services throughout a product's life-cycle, including prior to regulatory approval, in order to create awareness and generate interest among the healthcare community about such product prior to such approval.

    Healthworld's U.S. operations generated revenues from its medical education services of approximately $1.4 million in fiscal 1996, $1.2 million in fiscal 1997, $1.6 million in fiscal 1998 and $2.9 million in the first nine months of 1999, constituting 10%, 7%, 7% and 13%, respectively, of the consolidated revenues of Healthworld's U.S. operations. Healthworld's European operations, which began offering medical education services in July 1998 as a result of Healthworld's acquisition of Colwood, generated revenues from its medical education services of approximately $1.7 million in fiscal 1998 and $2.3 million in the first nine months of 1999, constituting 4% and 7%, respectively, of the consolidated revenues of Healthworld's European operations. Healthworld's total revenues from medical education services were approximately $1.4 million in fiscal 1996, $1.2 million in fiscal 1997, $3.3 million in fiscal 1998 and $5.2 million in the first nine months of 1999, constituting 6%, 4%, 5% and 10%, respectively, of Healthworld's total revenues.

    PUBLIC RELATIONS. Healthworld provides a broad range of public relations services to its clients, including tactical development, media relations, crisis management, special events, public sponsorship packages, professional and patient association liaison, grant and fellowship initiatives, editorial projects, graphic design and video production. Healthworld typically integrates its public relations programs into its overall marketing campaign for a client. Healthworld believes that its in-depth knowledge of professional trade and consumer media and its strong media contacts provide it with ongoing opportunities to place high impact stories publicizing client products and services.

    MARKETING RESEARCH. Healthworld develops and offers its clients specialized research programs to measure the "return on investment" ("ROI") of its DTC and other marketing programs. The ROI model utilized by Healthworld is a proprietary model based on a consumer products research methodology that has been adapted and modified for use with respect to prescription drugs. Through

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the use of its ROI model, Healthworld has established normative data that it will use as benchmarks for future ROI studies. Healthworld believes that data from such programming assists Healthworld and its clients in determining the most effective means of marketing a particular product.

    PUBLISHING. Healthworld offers management publications to pharmaceutical companies as a marketing tool with respect to drugs used for long term therapy for chronic conditions or illnesses such as asthma, arthritis, ulcers, heart disease, diabetes and obesity. In addition, Healthworld believes that such patient management publications can be utilized by insurers and managed care companies as part of a disease specific patient management program designed to educate a patient as to his or her disease, including treatment options and lifestyle advice which may lead to an overall reduction in the cost of treatment and care.

    INTERACTIVE MULTIMEDIA. Healthworld may from time to time incorporate interactive multimedia and other new technologies into its programs and campaigns. Healthworld has utilized virtually all existing digital formats, including laser disc, kiosks, on-line and CD-ROM and owns an extensive archive of over 4,000 medical illustrations which it incorporates in such multimedia formats. Healthworld offers website design and updating, demographics targeting, statistical measurement and list analysis.

    DATABASE MARKETING. Healthworld employs database technology to develop and implement marketing campaigns that are targeted to specific audience profiles. Healthworld utilizes its own or its clients' databases as well as databases it leases from third parties (including the American Medical Association).

    Revenues from public relations, marketing research, publishing, interactive multimedia and database marketing services did not, in the aggregate, constitute more than 7% of Healthworld's total revenues in any fiscal year and in the first nine months of 1999.

CONTRACT SALES SERVICES

    Healthworld offers a flexible range of contract sales services which are delivered primarily through dedicated sales teams. Healthworld's contract sales teams form a network of trained professionals that provides clients with substantial flexibility in selecting the extent and costs of promoting products as well as the clients' level of involvement in managing the sales effort. Dedicated sales teams are comprised of sales representatives recruited by Healthworld, in accordance with client specifications, to conduct sales efforts for a particular client. Dedicated sales teams can be managed by Healthworld or can report directly to the client, depending on client preference.

    Healthworld believes that speed of recruitment, quality of training and management of sales representatives, supported by information technology, are key to providing clients with a sales force tailored to meet their geographic and scheduling needs. Healthworld's ability to assemble a sales team quickly is a product of combining the talents of experienced personnel for screening and interviewing candidates with the use of information technology to expedite recruitment. Healthworld believes that it can recruit a client-specific national sales force in as few as eight to twelve weeks, depending on the assignment. Sound hiring procedures, supplemented by Healthworld's internal training and development programs, help to ensure the quality of recruited personnel.

    Currently, Healthworld provides its contract sales services in the United States primarily to healthcare related companies and in the United Kingdom primarily to consumer product, utility and healthcare related companies. Healthworld hires sales personnel on a project-by-project basis, with the actual number of representatives retained contingent upon a particular assignment. As of September 30, 1999, Healthworld employed, either on a part-time or full-time basis, approximately 969 contract sales representatives. Healthworld began providing contract sales services to pharmaceutical

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and other healthcare product companies in the United Kingdom in May 1997 and in the United States in February 1998.

    In February 1998, Healthworld began offering contract sales services in the United States through Headcount LLC, a limited liability company which is managed by two senior managers both of whom have prior experience in managing a contract sales organization dedicated specifically to the pharmaceutical industry. Healthworld owns 85% of the members' equity in Headcount and such senior managers own the remaining 15% of the members' equity. Healthworld and such senior managers have entered into an operating agreement with respect to, among other things, the business and management of Headcount and the transfer or other disposition of any members' equity in Headcount. Healthworld's contract sales operations in the United States currently focus, and will continue to focus, primarily on pharmaceutical and other healthcare products and services.

    Healthworld's European operations generated revenues from its contract sales services of approximately $6.6 million in fiscal 1996, $13.3 million in fiscal 1997, $32.6 million in fiscal 1998 and $24.3 million in the first nine months of 1999, constituting 67%, 78%, 81% and 73%, respectively, of the consolidated revenues of Healthworld's European operations. Healthworld's U.S. operations, which began offering contract sales services in 1998, generated revenues from its contract sales services of approximately $795,000 in fiscal 1998 and $1.9 million in the first nine months of 1999, constituting 3% and 9% respectively, of the consolidated revenues of Healthworld's U.S. operations. Healthworld's total revenues from contract sales services were approximately $6.6 million in fiscal 1996, $13.3 million in fiscal 1997, $33.4 million in fiscal 1998 and $26.1 million in the first nine months of 1999, constituting 27%, 38%, 53% and 48%, respectively, of Healthworld's total revenues.

HEALTHWORLD B.V.

    Healthworld B.V. is a world-wide network of licensed independent marketing and communications agencies which began operating in August 1993. Healthworld B.V. was organized as a Dutch corporation by Healthworld and two other founding licensees in response to the founders' belief that pharmaceutical and other healthcare companies will increasingly seek to retain marketing and communications companies with international reach and experience. Healthworld B.V. generally operates as a trade organization through which its licensed agencies provide business referrals to one another and, where appropriate, work with other licensed agencies with respect to projects which require expertise in other geographic markets. As such, Healthworld B.V. does not generate revenues from operations and is funded solely by membership fees and royalty payments from its licensees. Healthworld B.V. enables its member agencies to utilize the creative talents of other member agencies that have expertise and knowledge of particular countries or geographic regions to develop consistent and integrated multinational campaigns for the clients of such member agencies.

    Healthworld B.V. currently consists of Healthworld, through GHB&M in the United States, Milton in the United Kingdom, HFT in France and CPA Espana in Spain, and other affiliated marketing and communications agencies independent of Healthworld located in Canada, Colombia, Denmark, Finland, Germany, Holland, Hungary, Italy, Japan, Norway and Sweden. Member agencies are carefully selected based on, among other things, quality of work, local reputation, client base and certain other organizational and financial criteria. All member agencies (other than Japan and Germany) have entered into a license agreement with Healthworld B.V. which provides, among other things, that such agency will perform services for the clients of any other member agency upon request by such other member agency. In addition, each such license agreement provides for the member agency to pay a royalty fee to Healthworld B.V. and permits such member agency to use certain of Healthworld's trademarks, including the "Healthworld" name, within its geographic market.

    Healthworld owns 87% of the capital stock of Healthworld B.V., and the remainder is owned by 5 other member agencies. Each agency that enters into a license agreement with Healthworld B.V. is

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given the opportunity to become a shareholder of Healthworld B.V. Healthworld
B.V. is managed by a board of directors consisting of five members, and Healthworld is entitled to designate 3 members.

    Although to date, Healthworld B.V. has neither conducted significant operations nor contributed materially to Healthworld's operations, Healthworld believes that Healthworld B.V. has enabled Healthworld to attract additional clients based upon Healthworld's ability to offer more extensive global reach and expertise.

CLIENTS

    Healthworld's communications clients are primarily pharmaceutical and other healthcare companies, including healthcare service providers and manufacturers of diagnostic equipment, medical equipment, medical devices and medical supplies. Healthworld currently provides its contract sales services in the United States to healthcare related companies and in the United Kingdom primarily to consumer products, utility and healthcare related companies. Healthworld's major clients include many of the world's largest pharmaceutical companies and Healthworld has enjoyed long-standing relationships with many of such clients.

    Healthworld's revenues are highly dependent upon the advertising, sales and marketing expenditures of pharmaceutical and other healthcare companies and other non-healthcare clients. Generally, such clients are not bound to individual communications and contract sales companies, and any client of Healthworld could at any time in the future and for any reason, including a prolonged economic recession or regulatory problems with respect to a product, reduce its marketing budget, transfer its business to another agency or take in-house all or part of the business performed by Healthworld.

    Healthworld derives a large portion of its revenues from a small number of clients. These clients generally do not engage Healthworld on an exclusive basis and may engage different companies for different services with respect to their products or with respect to a particular product. Moreover, the contracts with Healthworld's clients generally have a term of up to one year and are generally renewable. Typically, such contracts may be terminated by the client on short notice. As a result, Healthworld's results of operations may be materially adversely affected by the loss of one or more of its clients, the deterioration of Healthworld's relationship with any of its major clients, a decline in the business of its major clients or a decline in the marketing and communications spending by its major clients, either generally or with respect to specific products for which Healthworld is engaged.

    For the 1996, 1997, 1998 fiscal years and the first nine months of 1999, the five largest clients of Healthworld represented an aggregate of 52%, 46%, 43% and 44%, respectively, of Healthworld's total revenues. For the 1996, 1997, 1998 fiscal years and the first nine months of 1999, American Home Products (through its Wyeth-Ayerst Laboratories and Whitehall Laboratories divisions) accounted for approximately 27%, 19%, 8% and 7%, respectively, of Healthworld's total revenues, and Sterling Gas Utility Company accounted for approximately 0%, 4%, 14% and 19%, respectively, of Healthworld's total revenues.

    Client conflicts of interest are inherent in the marketing and communications industry, particularly with respect to pharmaceutical and other healthcare clients for whom Healthworld performs services, due to the proprietary nature of such clients' products. Healthworld's ability to compete for new clients and assignments is limited by Healthworld's general practice, and the practice followed by many of Healthworld's competitors, of not representing competing products simultaneously. In addition, Healthworld is often contractually precluded from representing a competing product. As a result, Healthworld may not be retained by existing, new or potential clients with respect to certain products if Healthworld provides marketing or communications services with respect to competing products.

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INTELLECTUAL PROPERTY

    In 1997, Healthworld entered into a 50-year license agreement with Healthworld B.V. pursuant to which Healthworld B.V. granted Healthworld rights to use the "Healthworld' and "Healthworld Corporation" trademarks, the tradename "Healthworld" and the Healthworld logo, for $1.00 per year. Under the license agreement, Healthworld B.V. must obtain Healthworld's prior written consent before further licensing such licensed property in the United States. Healthworld B.V. has trademarks registered with the United States Patent and Trademark Office for the words "Healthworld" and "Healthworld Corporation" which expire in March 2004 and for the Healthworld name together with its logo which expires in May 2005. Healthworld B.V. also has trademarks registered or applications for such registrations pending for the tradename "Healthworld" and the Healthworld logo in the United Kingdom and in each of the other countries in which licensed Healthworld B.V. agencies are located, as well as several other countries. Healthworld considers all United States and European trademarks to be material to its operations.

COMPETITION

    The healthcare communications and contract sales industries throughout the United States and Europe are highly competitive. Healthworld competes with many other marketing, communications and contract sales firms, including international and regional full-service and specialty firms. Consolidation within the pharmaceutical and healthcare industries as well as a trend by pharmaceutical and healthcare companies to limit outsourcing of sales, marketing and communications services to fewer organizations has heightened the competition among such service providers. In addition, many of the larger consumer product marketing and communications companies have acquired specialty healthcare marketing and communications companies, which themselves have been increasingly consolidating in recent years. For instance, each of Bozell, Jacobs, Kenyon & Eckhardt, Grey Advertising, Interpublic Group, Omnicom
Group Inc., Saatchi & Saatchi and Young & Rubicam Inc. has one or more divisions specializing in healthcare marketing and communications. Many of these companies have substantially greater financial resources, personnel and facilities than Healthworld. If the trend toward consolidation continues, Healthworld may face greater competition for its clients and for acquisition candidates. Although Healthworld believes it is able to compete on the basis of the quality of its creative product, service, reputation and personal relationships with clients, there can be no assurance that Healthworld will be able to maintain its competitive position in the industry.

    With respect to contract sales services provided to consumer products and utility companies in the United Kingdom, Healthworld currently competes against in-house sales departments of such companies and contract sales organizations operating in the United Kingdom, many of which are larger and have substantially greater financial resources. With respect to contract sales services targeted to pharmaceutical and medical devices, Healthworld currently competes in the United Kingdom and the United States against the in-house sales departments of pharmaceutical companies and local contract sales organizations specializing in pharmaceutical and medical device products. The primary competitive factor affecting contract sales and marketing services is the ability to quickly assemble, train and manage large qualified sales forces to handle broad scale sales campaigns. Healthworld believes that it competes favorably in these areas in the United Kingdom with respect to its non-healthcare related contract sales services. However, with respect to healthcare related contract sales services, there can be no assurance that Healthworld will compete favorably in these areas in the United Kingdom or in the United States.

    While there are relatively low barriers to entry into the marketing and communications industry as a whole, Healthworld believes that its specific expertise with respect to the pharmaceutical and healthcare industry distinguishes it from prospective competitors attempting to develop healthcare communications businesses. Notwithstanding Healthworld's expertise, it expects that it will face additional competition from new entrants into the industry in the future. There can be no assurance

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that existing or future competitors will not develop or offer marketing communications services and products that provide significant performance, creative, technical or other advantages over those offered by Healthworld.

GOVERNMENT REGULATION

    While there are no laws that specifically regulate the healthcare communications industry, the healthcare and pharmaceutical industries are generally subject to a high degree of government regulation, and the trend is toward regulation of increasing stringency. Federal, state, local and foreign laws and regulations affect the permissible form, content and timing of marketing activities involving pharmaceutical and other healthcare products. Some of these laws relate to general considerations such as truthfulness, comparative advertising and the relative responsibilities of clients and advertising firms. Other laws, such as the Food, Drug and Cosmetics Act and the anti-fraud and abuse laws and regulations affecting the Medicare, Medicaid and other governmental healthcare programs, regulate the form, content and/or timing of marketing activities involving pharmaceutical and other healthcare products, including the permissible activities Healthworld may undertake to develop markets for its clients' products. Healthworld has implemented a rigorous review process, emphasizing the importance of compliance with regulatory matters. In addition, Healthworld's clients generally follow a rigorous internal review process.

    The healthcare industry is subject to changing political, economic and regulatory influences that may affect pharmaceutical and other healthcare companies, particularly with respect to spending by such companies on marketing and communications services to promote their products. Numerous governments have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical and other healthcare product companies. Implementation of government healthcare reform may adversely affect marketing expenditures by pharmaceutical and other healthcare companies which could decrease the business opportunities available to Healthworld. Management is unable to predict the likelihood of healthcare reform legislation being enacted or the effects such legislation would have on Healthworld. In addition, the success of Healthworld's growth strategy depends on its ability to take advantage of certain industry trends, including continued increases in overall spending levels by pharmaceutical and other healthcare companies for marketing and communications services. Such growth in spending levels has evolved rapidly in recent years, and Healthworld is unable to predict whether such growth in spending will continue at present levels or at all. Healthworld's results of operations could be materially adversely affected in the event Healthworld is unable to respond effectively to the enactment of healthcare reform legislation or changing industry trends which may affect future spending levels by pharmaceutical and other healthcare companies for marketing and communications services.

EMPLOYEES

    As of September 30, 1999, Healthworld employed 1,356 employees on a full-time and part-time basis. Healthworld's U.S. operations employed 254 employees of which 52 were part-time. The part-time employees worked primarily in contract sales. Healthworld's European operations employed 1,102 employees of which 448 were part-time. Approximately 922 of the 1,102 employees were involved in contract sales. Healthworld is not a party to any collective bargaining agreement and Healthworld's employees are not represented by any labor union. Healthworld considers its relationship with its employees to be good. Healthworld's success depends, in large part, upon its ability to attract, develop, motivate and retain highly skilled creative and technical employees, of which there can be no assurance.

PROPERTIES

    Healthworld maintains corporate headquarters in New York City in a leased facility which occupies approximately 44,600 square feet of office space. The lease for such office space is due to expire on

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December 31, 2009 and has escalating rent currently at the base rate of $750,000 per annum which will increase to $970,000 per annum from December 2003 through the expiration of the lease. In October 1998, Healthworld entered into a lease for an additional 22,000 square feet of office space in the building where it maintains its corporate headquarters. Currently this space is being sublet to an unaffiliated tenant for a two year period expiring in September 2000. Any amounts in excess of Healthworld's rental payments received from the sublessee are remitted to the rental agent.

    Through Falk, Healthworld leases an additional 14,740 square feet of office space in New York City with a current annual base rent of $288,900.

    Healthworld leases approximately 18,000 square feet of office space in various locations in the United Kingdom, of which 2,800 square feet are currently sublet to third parties. The aggregate annual base rent for all of Healthworld's United Kingdom facilities is approximately $386,000. Healthworld owns approximately 5,300 square feet of office space in the United Kingdom obtained as a result of the Colwood acquisition in July 1998.

    Healthworld leases approximately 2,400 square feet of office space in Madrid, Spain. The aggregate annual base rent for all of Healthworld's Spain locations is approximately $40,000.

    Healthworld leases approximately 7,104 square feet of office space in France. The aggregate annual base rent for all of Healthworld's France locations is approximately $115,000.

    Healthworld believes that its existing facilities are adequate to meet its current operating needs and that suitable additional space would be available to Healthworld on reasonable terms should Healthworld require additional space to accommodate future operations or expansion.

LEGAL PROCEEDINGS

    Healthworld is a party in various lawsuits incidental to its business operations. In the opinion of Healthworld, none of such litigation in which it is currently a party will have a material adverse effect on Healthworld's financial condition or its operations as a result of an unfavorable outcome.

    Healthworld, as part of its business, develops marketing and communications campaigns and materials for, and provides contract sales services with respect to, pharmaceutical and other healthcare products, including newly developed drugs. As a result, Healthworld may, in the future be subject to certain types of litigation, including claims arising from false or misleading statements made with respect to the use or efficacy of such pharmaceutical and healthcare products or, in limited circumstances, product liability claims. Certain of Healthworld's contracts with its clients provide for the client to indemnify Healthworld against such liabilities. In addition, Healthworld maintains liability insurance, although there can be no assurance that the coverage maintained by Healthworld will be sufficient to cover all future claims. In certain limited circumstances, however, Healthworld is obligated to indemnify its clients with respect to such claims and liabilities. Healthworld could be materially and adversely affected if it were required to pay damages or bear the costs of defending any claim outside the scope of, or in excess of, a contractual indemnification provision or beyond the level of insurance coverage or in the event that an indemnifying party does not fulfill its indemnification obligations. Even if any such claim was without merit, defending against such claim could result in adverse publicity and diversion of management's time and attention and could have a material adverse effect on Healthworld.

CONTROL OF HEALTHWORLD

    Healthworld is not owned or controlled by any government or by any other corporation, except to the extent that Cordiant may be deemed to control Healthworld as a result of the merger agreement and the stockholder agreements. The completion of the merger or the exercise by Cordiant of the options to purchase Healthworld's common stock under the stockholder agreements will result in a change of control of Healthworld.

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
    The following table lists, as of February 2, 2000, the total number of shares of Healthworld common stock beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act) by any person who is known to Healthworld to be the beneficial owner of more than ten percent of Healthworld's common stock and the total number of shares of Healthworld common stock beneficially owned by the directors and executive officers of Healthworld as a group. The common stock is the only outstanding class of capital stock of Healthworld.

                                                              AMOUNT BENEFICIALLY
IDENTITY OF PERSON OR GROUP                                          OWNED                % OF CLASS
---------------------------                                   -------------------   ----------------------
Healthworld Acquisition Corp. and Cordiant Communications
  Group plc.................................................           5,108,382                      63.0%
Steven Girgenti.............................................           2,218,842                      27.3%
William Leslie Milton.......................................           1,278,901                      15.8%
All directors and executive officers as a group
  (12 persons)..............................................           5,453,268                      67.2%

    All of the shares of Healthworld beneficially owned by Healthworld Acquisition Corp. and Cordiant Communications Group plc reflect Healthworld Acquisition Corp.'s option to purchase shares of Healthworld's common stock under the stockholder agreements, which option may be exercisable within 60 days under certain conditions. As the 100% owner of Healthworld Acquisition Corp., Cordiant Communications Group plc may also be deemed to beneficially own all of the shares subject to this option.

    The shares of Healthworld common stock beneficially owned by Steven Girgenti, William Leslie Milton and all directors and executive officers of Healthworld as a group include 22,917, 22,917 and 326,386 shares issuable upon exercise of stock options, respectively, to acquire shares of Healthworld's common stock exercisable within 60 days.

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                              RECENT DEVELOPMENTS

CORDIANT

    On November 9, 1999, Cordiant entered into a new unsecured credit facility with HSBC Investment Bank PLC and The Bank of New York, increasing its borrowing base. Consequently, Cordiant canceled its existing credit facilities. The new credit facility permits Cordiant to make borrowings up to $250 million, which includes a $125 million five year revolving credit tranche and a $125 million 364 day revolving credit line with one year term loan option. The initial interest rate under both tranches is 1.0% over LIBOR.

Acquisitions

    On December 3, 1999, Cordiant, through a wholly-owned subsidiary, acquired substantially all the assets of Interactive Edge, Inc., a New York corporation, Interactive Edge, Inc., a Connecticut corporation and Interactive Edge, LLC, a Delaware limited liability company, all of which were commonly owned by the sellers in the acquisition. The purchase price for the acquisition included an initial payment of $6.1 million paid by Cordiant through the issuance of Cordiant ADSs having a value of $5.5 million and $600,000 in cash. The acquisition also provides for an additional contingent payment in 2003 of up to a maximum of $18.9 million based on Interactive Edge achieving certain revenues and operating margins for the three years ending December 31, 2002. The contingent payment will be paid entirely through the issuance of Cordiant ADSs.

    On December 13, 1999, Cordiant entered into a definitive agreement to acquire a majority stake in Diamond Ad Ltd., the third largest advertising agency in South Korea. Under the terms of the agreement, Cordiant will acquire an 80 percent equity interest in Diamond Ad Ltd. for initial cash consideration of L15 million plus the assumption of debt expected to be around L12 million. The agreement also provides for contingent payments up to a maximum of approximately L55 million based on the operating results of Diamond Ad Ltd. for the 42 months ending December 31, 2001.

HEALTHWORLD

    On February 3, 2000, Healthworld agreed to issue, subject to stockholder approval of, and completion of, the merger, 940,624 additional shares of Healthworld common stock to the former stockholders of Falk Communications, Inc. immediately prior to the completion of the merger. This share issuance will be made in full satisfaction of Healthworld's obligation to make earn-out payments in connection with this acquisition, and was valued at $20,000,000 on February 3, 2000. See "HEALTHWORLD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

CORDIANT

    The selected financial data set forth below is derived from the Consolidated Financial Statements of Cordiant and should be read in conjunction with, and is qualified in its entirety by reference to, such Consolidated Financial Statements, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations. Cordiant's Consolidated Financial Statements as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1998, which have been audited by KPMG Audit Plc, and Cordiant's Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated by reference in this proxy statement/prospectus.

    With respect to the year ended December 31, 1997, significant changes were made to Cordiant's capital structure as a result of the demerger. See "DESCRIPTION OF CORDIANT." The selected financial data set forth below reflect the capital structure in place prior to the demerger, which was appropriate historically to Cordiant and the capital position, finance charges and tax liabilities included in such data do not reflect Cordiant's capital position, finance charges and tax liabilities in respect of any of the periods covered had Cordiant effected the demerger prior to such period.

                                                                        YEAR ENDED DECEMBER 31,
                                     ----------------------------------------------------------------------------------------------
                                          1994             1995              1996             1997             1998          1998
                                     --------------   ---------------   --------------   --------------   --------------   --------
                                           L                 L                L                L                L            $(1)
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT
  DATA:(2)
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
  Commission and fee income
    Continuing operations..........          L775.4            L761.1           L754.9           L736.1           L301.8    $501.0
    Discontinued operations........              --                --               --               --               --        --
    Total..........................          L775.4            L761.1           L754.9           L736.1           L301.8    $501.0
                                     --------------   ---------------   --------------   --------------   --------------    ------
  Profit (loss) before tax, and
    minority interests--
    historically reported(3).......           L32.4            L(22.6)           L41.8            L34.6            L25.9    $ 43.0
  Adjustment for provisions(4).....           L(7.8)           L(10.3)           L(7.0)           L(4.7)           L(1.2)   $ (2.0)
                                     --------------   ---------------   --------------   --------------   --------------    ------
  Profit (loss) before tax, and
    minority interests--
    restated(3)....................           L24.6            L(32.9)           L34.8            L29.9            L24.7    $ 41.0
  Net profit (loss)................            L6.1            L(47.6)           L17.2            L10.4            L13.8    $ 22.9
  Net profit (loss) per Cordiant
    ordinary share -basic..........             2.2             (16.3)p            3.9p             2.3p             6.2p   $ 0.10
  Net profit (loss) per Cordiant
    ordinary share -diluted........             2.2             (16.3)p            3.9p             2.3p             6.2p   $ 0.10
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
  Profit (loss) from continuing
    operations-historically
    reported.......................          L(11.5)           L(46.8)            L6.9             L6.8             L4.8    $  7.9
  Adjustment for provisions(4).....            L0.6             L(6.0)            L0.2            L(7.2)            L1.7    $  2.9
  Profit (loss) from continuing
    operations-restated............          L(10.9)           L(52.8)            L7.1            L(0.4)            L6.5    $ 10.8
  Profit from discontinued
    operations.....................              --                --               --               --               --        --
                                     --------------   ---------------   --------------   --------------   --------------    ------
  Net profit (loss)................          L(10.9)           L(52.8)            L7.1            L(0.4)            L6.5    $ 10.8
  Net profit (loss) per ordinary
    share:(2)
    Continuing operations..........            (3.9)p           (36.1)p            3.2p            (0.2)p            2.9p   $ 0.05
    Discontinued operations........              --                --               --               --               --        --
    Net profit (loss) per ordinary
      share(2).....................            (3.9)p           (36.1)p            3.2p            (0.2)p           2.9p    $ 0.05
  Net profit (loss) per ADS:(2)
    Continuing operations..........           (19.3)p          (180.6)p           16.0p            (0.9)p           14.6p   $ 0.24
    Discontinued operations........              --                --               --               --               --        --
                                     --------------   ---------------   --------------   --------------   --------------    ------
    Net profit (loss) per ADS(2)...           (19.3)p          (180.6)p           16.0p            (0.9)p           14.6p   $ 0.24
  Dividends including tax credit
    Per Ordinary Share.............              --                --              2.6p             3.0p             3.5p   $ 0.06
    Per ADS........................              --                --             13.0p            15.0p            17.5p   $ 0.29

                                                  SIX MONTHS ENDED
                                                      JUNE 30,
                                     ------------------------------------------
                                          1998             1999          1999
                                     --------------   --------------   --------
                                           L                L            $(1)
                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT
  DATA:(2)
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
  Commission and fee income
    Continuing operations..........          L143.6           L158.6    $250.6
    Discontinued operations........              --               --        --
    Total..........................          L143.6           L158.6    $250.6
                                     --------------   --------------    ------
  Profit (loss) before tax, and
    minority interests--
    historically reported(3).......            L8.4            L11.1    $ 17.5
  Adjustment for provisions(4).....              --               --        --
                                     --------------   --------------    ------
  Profit (loss) before tax, and
    minority interests--
    restated(3)....................            L8.4            L11.1    $ 17.5
  Net profit (loss)................            L4.2             L6.4    $ 10.1
  Net profit (loss) per Cordiant
    ordinary share -basic..........             1.9p             2.8p   $ 0.04
  Net profit (loss) per Cordiant
    ordinary share -diluted........             1.9p             2.7p   $ 0.04
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
  Profit (loss) from continuing
    operations-historically
    reported.......................           L(2.0)           L(4.0)   $ (6.3)
  Adjustment for provisions(4).....              --               --        --
  Profit (loss) from continuing
    operations-restated............           L(2.0)           L(4.0)   $ (6.3)
  Profit from discontinued
    operations.....................              --               --        --
                                     --------------   --------------    ------
  Net profit (loss)................           L(2.0)           L(4.0)   $ (6.3)
  Net profit (loss) per ordinary
    share:(2)
    Continuing operations..........            (0.9)p           (1.8)p  $(0.03)
    Discontinued operations........              --               --        --
    Net profit (loss) per ordinary
      share(2).....................            (0.9)p           (1.8)p  $(0.03)
  Net profit (loss) per ADS:(2)
    Continuing operations..........            (5.2)p           (8.8)P  $(0.14)
    Discontinued operations........              --               --        --
                                     --------------   --------------    ------
    Net profit (loss) per ADS(2)...            (5.2)p           14.6p   $(0.14)
  Dividends including tax credit
    Per Ordinary Share.............              --               --        --
    Per ADS........................              --               --        --

                                                          YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------------------------
                                         1994              1995              1996              1997
                                    ---------------   ---------------   ---------------   --------------
                                           L                 L                 L                L
                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
Working capital asset
  (deficiency)....................           L(32.4)           L(25.3)           L(59.8)            L2.8
Total assets......................            972.7             992.9             912.4            377.8
Long term liabilities, including
  minority interests..............            429.8             309.2             262.6            123.2
Shareholder's
  deficiency-historically
  reported........................           (355.5)           (224.9)           (215.3)           (85.7)
Adjustment for provisions(4)......             44.9              34.6              27.5              8.8
                                    ---------------   ---------------   ---------------   --------------
Shareholder's
  deficiency--restated............           (310.6)           (190.3)           (187.8)           (76.9)
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
Shareholder's funds (deficiency)-
  historically reported...........            (99.4)            (19.0)             (0.4)             3.8
Adjustment for provisions(4)......             (2.4)             (8.4)             (6.7)            (1.1)
                                    ---------------   ---------------   ---------------   --------------
Shareholder's funds
  (deficiency)--restated..........           (101.8)            (27.4)             (7.1)             2.7

                                     YEAR ENDED DECEMBER 31,                  AS OF JUNE 30,
                                    -------------------------   ------------------------------------------
                                         1998          1998          1998             1999          1999
                                    --------------   --------   --------------   --------------   --------
                                          L            $(1)           L                L            $(1)
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH U.K.
  GAAP
Working capital asset
  (deficiency)....................           L11.8   $  19.6              L5.3             L1.3    $  2.1
Total assets......................           386.7     641.9             343.2            403.3     637.2
Long term liabilities, including
  minority interests..............           136.9     227.3             123.8            136.7     216.0
Shareholder's
  deficiency-historically
  reported........................           (71.5)   (118.7)            (76.3)           (57.1)    (90.2)
Adjustment for provisions(4)......             7.6      12.6                --               --        --
                                    --------------   -------    --------------   --------------    ------
Shareholder's
  deficiency--restated............           (63.9)   (106.1)            (76.3)           (57.1)    (90.2)
APPROXIMATE AMOUNTS IN ACCORDANCE
  WITH U.S. GAAP
Shareholder's funds (deficiency)-
  historically reported...........            10.6      17.4              (1.6)             9.5      15.0
Adjustment for provisions(4)......             0.7       1.4                --               --        --
                                    --------------   -------    --------------   --------------    ------
Shareholder's funds
  (deficiency)--restated..........            11.3      18.8              (1.6)             9.5      15.0

------------------------------

(1) These amounts have been translated into U.S. dollars at the noon buying rate on December 31, 1998 (L1.00-$1.66) and on June 30, 1999 (L1.00-$1.58),
    respectively.

(2) Per share and per ADS amounts have been adjusted to reflect the share consolidation in connection with the demerger.

(3) The profit (loss) before taxes and minority interests reflects:
    (a) exceptional costs of L0.0, L0.0, L2.2 million, L16.5 million and L20.3 million, that were incurred in 1994, 1995, 1996, 1997 and 1998, respectively; (b) a profit on disposal of operations of L17.8 million and L20.8 million in 1996 and 1997 respectively; (c) costs relating to the fundamental reorganization of Cordiant as a result of the demerger of L33.0 million in 1997 (details of (b) and (c) are set out in Note 2 and 6 in the Notes to Consolidated Financial Statements incorporated by reference in this document); and (d) a loss on disposal of operations of L34.3 million in 1995.

(4) Due to a recent change in U.K. accounting practice pursuant to Financial Reporting Standard No.12, Cordiant has discounted its property provision for the purposes of U.K. GAAP. The exercise required to restate the U.K. GAAP numbers has revealed a number of inconsistencies in the calculation of the discount of property provisions under U.S. GAAP. The U.S. GAAP numbers have been restated to correct these inconsistencies. In addition a correction has been made in 1998 to the deferred compensation adjustment.

HEALTHWORLD

    The following selected consolidated financial data:

    - as of and for the years ended December 31, 1996, 1997 and 1998 have been derived from Healthworld's audited Consolidated Financial Statements which are included elsewhere in this proxy statement/prospectus and should be read in conjunction with those Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations;

    - as of and for the nine months ended September 30, 1998 and 1999 have been derived from Healthworld's unaudited interim Consolidated Financial Statements, which are included elsewhere in this proxy statement/prospectus and should be read in conjunction with those Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations; and

    - as of and for the year ended December 31, 1994 and as of December 31, 1995 have been derived from Healthworld's audited Consolidated Financial Statements not included herein.

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                     YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                       ----------------------------------------------------   -------------------
                                                         1994       1995       1996       1997       1998       1998       1999
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
  Revenues...........................................  $13,081    $16,767    $24,209    $35,292    $63,677    $45,784    $54,815
                                                       -------    -------    -------    -------    -------    -------    -------
  Operating expenses
    Salaries and related costs.......................    7,890      9,857     15,733     24,186     47,296     34,747     39,973
    Other operating expenses.........................    3,385      4,015      4,581      5,427      8,450      5,702      7,398
    Depreciation and amortization....................      328        410        627        849      1,129        769      1,247
                                                       -------    -------    -------    -------    -------    -------    -------
                                                        11,603     14,282     20,941     30,462     56,875     41,218     48,618
                                                       -------    -------    -------    -------    -------    -------    -------
Income from operations...............................    1,478      2,485      3,268      4,830      6,802      4,566      6,197
Interest (expense) income, net.......................      (14)        (2)       (69)        86        642        551        452
                                                       -------    -------    -------    -------    -------    -------    -------
Income before provision for income taxes and minority
  interests..........................................    1,464      2,483      3,199      4,916      7,444      5,117      6,649
Provision for income taxes...........................      136        283        524        719      2,976      2,156      2,875
Minority interests in net earnings of subsidiary.....       39         68        124        192         42         32         18
                                                       -------    -------    -------    -------    -------    -------    -------
Net income...........................................   $1,289     $2,132     $2,551     $4,005     $4,426    $ 2,929     $3,756
                                                       =======    =======    =======    =======    =======    =======    =======

Pro forma information(1):
  Net income.........................................   $1,289     $2,132     $2,551     $4,005     $4,426    $ 2,929     $3,756
  Pro forma adjustment for income taxes..............      477        755        781      1,304         --         --         --
                                                       -------    -------    -------    -------    -------    -------    -------
  Pro forma net income...............................     $812     $1,377     $1,770     $2,701     $4,426    $ 2,929     $3,756
                                                       =======    =======    =======    =======    =======    =======    =======

Pro forma per share information(1):
  Net income per common share:
    Basic............................................    $0.17      $0.29      $0.37      $0.54      $0.60    $  0.40      $0.50
                                                       =======    =======    =======    =======    =======    =======    =======
    Diluted..........................................    $0.17      $0.29      $0.37      $0.54      $0.58    $  0.39      $0.49
                                                       =======    =======    =======    =======    =======    =======    =======

Net income per share information:
  Net income per common share:
    Basic............................................    $0.27      $0.45      $0.54      $0.80      $0.60    $  0.40      $0.50
                                                       =======    =======    =======    =======    =======    =======    =======
    Diluted..........................................    $0.27      $0.45      $0.54      $0.79      $0.58    $  0.39      $0.49
                                                       =======    =======    =======    =======    =======    =======    =======

Common Shares used in computing per share amounts:
  Basic..............................................    4,741      4,741      4,741      5,037      7,415      7,415      7,568
                                                       =======    =======    =======    =======    =======    =======    =======
  Diluted............................................    4,741      4,741      4,741      5,047      7,592      7,607      7,729
                                                       =======    =======    =======    =======    =======    =======    =======

                                                                        AS OF DECEMBER 31,                    AS OF SEPTEMBER 30,
                                                       ----------------------------------------------------   -------------------
                                                         1994       1995       1996       1997       1998            1999
                                                       --------   --------   --------   --------   --------   -------------------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital......................................   $2,391     $3,904     $4,132    $18,953     $9,534          $ 4,304
Total assets.........................................   13,913     16,688     20,536     41,809     50,871           79,539
Long-term debt, including current portion............      733      1,223      1,419      1,156        384                0
Stockholders' equity.................................    3,880      5,235      6,372     24,766     29,201           41,221

------------------------------

(1) Gives pro forma effect to C corporation taxation for Girgenti, Hughes, Butler & McDowell, Inc., a subsidiary of Healthworld Corporation, and its affiliated entities for the years ended December 31, 1994, 1995, 1996 and 1997

HEALTHWORLD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Healthworld's audited Consolidated Financial Statements and notes thereto appearing elsewhere herein.

    INTRODUCTION

    Healthworld Corporation was incorporated in Delaware on September 12, 1996 and conducted no operations prior to the consummation of the consolidation of Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities ("GHB&M") and Milton Marketing Group Limited and it subsidiaries ("Milton") on November 12, 1997. Healthworld is a holding company whose principal assets are the capital stock of GHB&M, Milton, Falk Communications, Inc., HFT, Colwood House Medical Publications (UK) Limited and CPA Espana. Healthworld entered into separate Agreements and Plans of Organization in October 1997 with the stockholders of GHB&M and Milton and, pursuant thereto, acquired GHB&M and Milton on November 12, 1997. As a result of the consolidation, all of the shares of GHB&M and Milton (including the minority interests in the subsidiaries of Milton) were acquired by Healthworld, and GHB&M and Milton became wholly-owned subsidiaries of Healthworld.

    The consolidation has been accounted for as a pooling of interests, which method of accounting assumes that GHB&M and Milton have been combined from inception and restates the historical financial statements for the periods prior to the consummation of the consolidation as though GHB&M and Milton had been combined from inception. The acquisition by Healthworld of the minority interests in certain of the subsidiaries comprising Milton occurred simultaneously with the acquisition by Healthworld of GHB&M and Milton and has been accounted for under the purchase method of accounting.

    In July 1998, Healthworld acquired 80% of the capital stock of HFT, a French holding company, which owns 100% of the capital stock of Torrent SA, a French healthcare communications agency, which in turn owns 100% of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company. In July 1998, Healthworld acquired all of the capital stock of Colwood House Medical Publications (UK) Ltd., a United Kingdom medical education company. In October 1998, Healthworld acquired all of the capital stock of CPA Espana, a healthcare communications agency located in Madrid, Spain. In August 1999, Healthworld acquired 100% of the capital stock of Falk Communications Inc., a healthcare communications agency located in New York City. The acquisitions subsequent to the consolidation have been accounted for using the purchase method of accounting, whereby the excess purchase price over the fair value of the respective net assets acquired is recorded as goodwill. On November 9, 1999, Healthworld entered into the merger agreement in which it agreed to be acquired by Cordiant and pursuant to which a newly-formed wholly-owned subsidiary of Cordiant will be merged with and into Healthworld and Healthworld will become a wholly-owned subsidiary of Cordiant upon the satisfaction of certain conditions, as further described in this proxy statement/ prospectus.

    GENERAL

    Healthworld offers its clients a comprehensive range of integrated services throughout a product's life-cycle, from the development stage (pre-regulatory approval) to product launch and continuing through the post-launch stage and, if applicable, such product's switch from prescription to over-the-counter status. Healthworld derives its revenues from fees generated from providing communications and contract sales services to its clients.

    Healthworld has provided contract sales services since January 1994. Historically, Healthworld's contract sales organization operated only in the United Kingdom and provided its services primarily to consumer products companies, utilities and other non-healthcare related companies. In May 1997, Healthworld began providing contract sales services to pharmaceutical and other healthcare companies in order to take advantage of the increased use by such companies in the United Kingdom of contract sales forces to market their products. In February 1998, Healthworld began offering contract sales services in the United States, and such operations currently focus, and will continue to focus, primarily on pharmaceutical and other healthcare products.

    Historically, Healthworld's results of operations have been subject to quarterly fluctuations. Generally, Healthworld's revenues and profits have been lowest in the first quarter and highest in the fourth quarter. Healthworld's quarterly revenue trends result from a number of factors including, among other things, the timing of commencement, completion or cancellation of major projects and industry billing practices which are tied to clients' annual marketing budgets, while Healthworld's communications services expenses generally remain constant throughout the year. Healthworld's quarterly results may fluctuate as a result of such factors and a number of additional factors, including delays or costs associated with acquisitions, government regulatory initiatives and general conditions in the healthcare industry. Healthworld believes that because of such fluctuations, quarterly comparisons of its financial results cannot be relied upon as an indication of future performance.

    Milton and Colwood operate only in the United Kingdom, HFT operates only in France, and CPA Espana operates only in Spain. As a result, Healthworld is susceptible to foreign exchange rate fluctuations between the British pound sterling, the French Franc and the Spanish Peseta, respectively, and the U.S. dollar. Healthworld's financial statements are denominated in U.S. Dollars, and accordingly, changes in the exchange rate between the British pound sterling, the French franc and the Spanish peseta, against the U.S. dollar will affect the translation of Healthworld's European operations' financial results into U.S. dollars for purposes of reporting Healthworld's consolidated financial results.

    RESULTS OF OPERATIONS

    The following table sets forth certain consolidated income statement data of Healthworld as a percentage of revenues for the periods indicated:

                                                                                                NINE MONTHS
                                                                                                   ENDED
                                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                           ------------------------------   -------------------
                                                             1996       1997       1998       1998       1999
                                                           --------   --------   --------   --------   --------
STATEMENT OF INCOME DATA:
Revenues.................................................   100.0%     100.0%     100.0%     100.0%     100.0%
Operating Expenses
  Salaries and related costs.............................    65.0       68.5       74.3       75.9       72.9
  General and office expenses............................    18.9       15.4       13.3       12.4       13.5
  Depreciation and amortization..........................     2.6        2.4        1.7        1.7        2.3
                                                            -----      -----      -----      -----      -----
                                                             86.5       86.3       89.3       90.0       88.7

Income from operations...................................    13.5       13.7       10.7       10.0       11.3
Interest (expense) income, net...........................    (0.3)       0.2        1.0        1.2        0.8
                                                            -----      -----      -----      -----      -----
Income before provision for income taxes and minority
  interests..............................................    13.2       13.9       11.7       11.2       12.1
Provision for income taxes...............................     2.2        2.0        4.6        4.7        5.2
Minority interests in net earnings of subsidiary.........     0.5        0.6        0.1        0.1         --
                                                            -----      -----      -----      -----      -----
Net income...............................................    10.5%      11.3%       7.0%       6.4%       6.9%
                                                            =====      =====      =====      =====      =====

Pro forma information:
Income before provisions for income taxes and minority
  interests..............................................    13.2%      13.9%
Pro forma provision for income taxes.....................     5.4        5.6
Minority interests in net earnings of subsidiaries.......     0.5        0.6
                                                            -----      -----
Pro forma net income.....................................     7.3%       7.7%
                                                            =====      =====

Note: Percentages may not correspond to financial statements due to rounding.

    The following table sets forth certain operating data with respect to Healthworld's communications and contract sales operations for the periods indicated:

                                                                                   NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                 ------------------------------   -------------------
                                                   1996       1997       1998       1998       1999
                                                 --------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Revenues:
  Communications...............................  $17,573    $21,962    $30,233    $20,788    $28,617
  Contract Sales...............................    6,636     13,330     33,444     24,996     26,198
                                                 -------    -------    -------    -------    -------
                                                 $24,209    $35,292    $63,677    $45,784    $54,815
                                                 =======    =======    =======    =======    =======
Income from operations:
  Communications...............................  $ 2,458    $ 3,525    $ 5,998    $ 3,839    $ 4,945
  Contract Sales...............................      810      1,305        804        727      1,252
                                                 -------    -------    -------    -------    -------
                                                 $ 3,268    $ 4,830    $ 6,802    $ 4,566    $ 6,197
                                                 =======    =======    =======    =======    =======

FISCAL NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO FISCAL NINE MONTHS ENDED
  SEPTEMBER 30, 1998

REVENUES

    Revenues for the nine months ended September 30, 1999 was $54.8 million, an increase of $9.0 million, or 19.7%, from $45.8 million for the nine months ended September 30, 1998.

    Communications revenues for the nine months ended September 30, 1999 increased to $28.6 million, an increase of $7.8 million, or 37.7%, from $20.8 million for the same period in the prior year. Of such increase, approximately $7.3 million was attributable to the additional revenues derived as a result of Healthworld's acquisitions, while the remaining increase was attributable to the growth of advertising and promotion services in the U.S.

    Contract sales revenues increased to $26.2 million, an increase of $1.2 million, or 4.8%, from $25.0 million for the same period in the prior year. This increase was attributable to (i) an increase in U.S. contract sales revenues from primarily new clients of $1.7 million, (ii) an increase in U.K. consumer contract sales of $1.1 million, offset by a decrease in U.K. medical contract sales revenues of approximately $1.6 million resulting from the discontinuation of the U.K. syndicated, medical contract sales business.

SALARIES AND RELATED COSTS

    Salaries and related costs for the nine months ended September 30, 1999 was $40.0 million, an increase of $5.2 million, or 15.0%, from $34.7 million for the nine months ended September 30, 1998. Salaries and related costs includes all compensation and related benefits for all employees and contracted talent. Such increase was primarily attributable to (i) approximately $4.2 million of salaries and related costs associated with the compensation expense generated by the inclusion of Healthworld's acquisitions, (ii) approximately $665,000 relating to additional staffing costs to support the growth in communications services, and (iii) $330,000 to support the growth in contract sales services. Salaries and related costs represented 72.9% of revenues for the first nine months of 1999, compared to 75.9% for the first nine months of 1998. Such decrease, as a percentage of revenues, was primarily attributable to the growth of the Healthworld's communications operations as a percentage of total revenues. Generally, labor costs associated with the Healthworld's communications operations are less as a percentage of corresponding revenues than those for the contract sales services.

GENERAL AND OFFICE EXPENSES

    General and office expenses for the nine months ended September 30, 1999 was $7.4 million, an increase of $1.7 million, or 29.7%, from $5.7 million for the nine months ended September 30, 1998. General and office expenses include occupancy and related costs, client development and other related administrative costs. Such increase was primarily attributable to $1.2 million of expenses related to the inclusion of Healthworld's acquisitions and increased occupancy and related costs and business development costs commensurate with the growth in business activity. General and office expenses represented 13.5% of revenues for the first nine months of 1999, compared to 12.5% of revenues for the first nine months of 1998.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense for the nine months ended
September 30, 1999 was $1.2 million, an increase of $478,000, or 62.2%, from $769,000 for the nine months ended September 30, 1998. The increase was related to (i) amortization expense associated with the goodwill generated in connection with Healthworld's acquisitions, which acquisitions were accounted for by the purchase method of accounting, and (ii) additional depreciation expense attributable to property and equipment acquired in connection with such acquisitions. Depreciation and amortization expense represented 2.3% of revenues for the first nine months of 1999, compared to 1.7% for the first nine months of 1998.

INCOME FROM OPERATIONS

    Income from operations for the nine months ended September 30, 1999 was $6.2 million, an increase of $1.6 million, or 35.7%, from $4.6 million for the nine months ended September 30, 1998. Income from operations represented 11.3% of revenues for the first nine months of 1999, compared to 10.0% for the first nine months of 1998.

INTEREST INCOME, NET

    Interest income, net for the nine months ended September 30, 1999 was $452,000, a decrease of $99,000 from $551,000 for the nine months ended September 30, 1998, primarily due to lower interest rates received on cash balances and the lower cash and cash equivalents balances throughout the nine months ended September 30, 1999.

PROVISION FOR INCOME TAXES

    The provision for income taxes for the nine months ended September 30, 1999 was $2.9 million; an increase of $719,000 from $2.2 million for the nine months ended September 30, 1998. The provision for income taxes, based on management's estimates of the effective year-end rate, was recorded at effective rates of 42.1% and 43.2% for the nine months ended September 30, 1998 and 1999, respectively. The increase in the estimated effective rate reflects nondeductible amortization expense in connection with the acquisitions.

NET INCOME

    Net income for the nine months ended September 30, 1999 was $3.8 million, an increase of $827,000, or 28.2%, from $2.9 million for the nine months ended September 30, 1998. Net income represented 6.9% of revenues for the nine months ended September 30, 1999 compared to 6.4% for the nine months ended
September 30, 1998.

FISCAL 1998 COMPARED TO FISCAL 1997

REVENUES

    Revenues for 1998 were $63.7 million, an increase of $28.4 million, or 80.4%, from $35.3 million for 1997. Contract sales revenues increased to $33.5 million, an increase of 150.9% from $13.3 million in 1997. This was attributable to the growth of the contract sales operation in the United Kingdom, which resulted primarily from additional field marketing business from existing clients. Communications revenues for 1998 increased to $30.2 million, an increase of 37.7% from $22.0 million for 1997. Of such increase, approximately $3.8 million was attributable to revenues derived as a result of business generated by Healthworld's acquisitions in 1998. The remaining increase was primarily attributable to the growth of the Healthworld's United States advertising and promotion services, which resulted from continued growth out of existing client relationships as well as assignments from new clients.

SALARIES AND RELATED COSTS

    Salaries and related costs for 1998 were $47.3 million, an increase of $23.1 million, or 95.6%, from $24.2 million for 1997. Salaries and related costs include all compensation and related benefits for all employees and contracted talent. Such increase was attributable to (i) approximately $16.0 million of additional salaries and related costs commensurate with the growth of Healthworld's U.K. and U.S. contract sales operations, (ii) approximately
$2.8 million relating to the additional support staff hired to handle the increased level of contract sales business activity in the U.K., and salaries related to the start-up of the U.S. contract sales division, (iii) approximately $2.2 million related to the growth of Healthworld's U.S. communications business, and (iv) approximately $1.9 million related to staffing costs incurred in connection with Healthworld's acquisitions in 1998. Salaries and related costs represented 74.3% of revenues in 1998, compared to 68.5% in 1997. Such increase, as a percentage of revenues, was primarily attributable to the growth of the Healthworld's U.K. contract sales operations and the corresponding increase in labor costs and increased staffing costs for such operations. Generally, labor costs associated with contract sales operations are greater as a percentage of corresponding revenues than those for Healthworld's other services.

GENERAL AND OFFICE EXPENSES

    General and office expenses for 1998 were $8.5 million, an increase of $3.0 million or 55.7%, from $5.4 million for 1997. General and office expenses primarily include occupancy and related costs, client development and other related administrative costs. Such increase was attributable to (i) increased business development costs and start-up costs for the U.S. contract sales division of approximately $1.2 million, (ii) $470,000 of write-off costs associated with the loss of Ionica, a large U.K. contract sales client (this client filed for receivership, the United Kingdom equivalent of bankruptcy in the United States, in 1998), (iii) increased occupancy and occupancy related costs of approximately $360,000, (iv) increased professional and other related costs of approximately $289,000, partially attributable to costs associated with the transition of Healthworld from a private company to a public company and (v) $693,000 of additional costs as a result of Healthworld's acquisitions in 1998. General and office expenses represented 13.3% of revenues in 1998, compared to 15.4% of revenues in 1997. The decrease in general and office expenses, as a percentage of revenues, was primarily attributable to general and office expenses generally being fixed relative to increases in Healthworld's revenues.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for 1998 was $1.1 million, an increase of $280,000 or 33.0% from $849,000 for 1997. The increase was primarily attributable to additional amortization expenses related to Healthworld's acquisitions in 1998, which were accounted for under the purchase method of accounting. Depreciation and amortization represented 1.8% of revenues for 1998, compared to 2.4% for 1997.

INCOME FROM OPERATIONS

    Income from operations for 1998 was $6.8 million, an increase of $2.0 million, or 40.8%, from $4.8 million for 1997. Income from operations represented 10.7% of revenues for 1998, compared to 13.7% for 1997, the decrease being attributable to (i) start-up costs for the U.S. and U.K. medical contract sales businesses, (ii) $470,000 of write-off costs associated with the loss of Ionica, a large U.K. contract sales client, and (iii) the sharp increase in Healthworld's U.K. contract sales revenues, the profit margins of which are generally lower than those of the communications segment.

INTEREST (EXPENSE) INCOME, NET

    Interest (expense) income, net for 1998 was $642,000, an increase of $556,000 from $86,000 for 1997, resulting primarily from higher cash and cash equivalents balances for 1998 primarily attributable to the receipt of the net proceeds from Healthworld's IPO, which resulted in net offering proceeds of $16.4 million (net of related expenses). The IPO was consummated in November 1997.

PROVISION FOR INCOME TAXES

    The provision for income taxes for 1998 was $3.0 million, an increase of $2.3 million from $719,000 for 1997. Such increase was primarily attributable to Healthworld being taxed as a C corporation for 1998. Through the date of the Healthworld consolidation, certain of the companies comprising GHB&M were treated as S corporations, pursuant to which income or loss of each of such companies was allocated to its stockholders by inclusion in their respective individual income tax returns.

NET INCOME

    Net income for 1998 was $4.4 million, an increase of $421,000, or 10.5%, from $4.0 million for 1997. Net income represented 7.0% of revenues for 1998 compared to 11.3% for 1997. Net income on a pro forma basis for 1997 was 7.7% of revenues.

FISCAL 1997 COMPARED TO FISCAL 1996

REVENUES

    Revenues for 1997 were $35.3 million, an increase of $11.1 million, or 45.8%, from $24.2 million for 1996. Of such increase, (i) $6.7 million was attributable to the growth of Healthworld's contract sales operations, of which $3.3 million was attributable to business from new clients and $3.4 million was attributable to net new projects from existing clients and (ii) $3.3 million and $984,000 was attributable to revenues from advertising and promotion and consulting services, respectively, of which approximately $1.0 million was attributable to business from new clients and the remaining amount resulted primarily from new projects from existing clients.

SALARIES AND RELATED COSTS

    Salaries and related costs for 1997 were $24.2 million, an increase of $8.5 million, or 53.7%, from $15.7 million for 1996. Such increase was primarily attributable to (i) $4.9 million of additional labor and other direct costs related to Healthworld's contract sales operations, and $700,000 relating to additional management staff for increased contract sales operations, (ii)
$1.3 million relating to additional staff hired to support the increased level of business activity in the United States and (iii) $800,000 relating to staffing costs in the United Kingdom incurred in anticipation of increased business activity in advertising and promotion and public relations which did not occur in the period. Salaries and related costs represented 68.5% of revenues in 1997 compared to 65.0% in 1996. Such increase, as a percentage of revenues, was primarily attributable to the growth of Healthworld's contract sales operations and the corresponding increase in labor costs of such operations, and increases in salaries and other costs. Generally, labor costs associated with contract sales operations are greater as a percentage of corresponding revenues than those for Healthworld's other services.

GENERAL AND OFFICE EXPENSES

    General and office expenses for 1997 were $5.4 million, an increase of $846,000, or 18.5%, from $4.6 million for 1996. Such increase was primarily attributable to (i) additional rent and occupancy costs of $500,000 primarily related to expanded office space in the United Kingdom and (ii) increased costs of $300,000 primarily related to increased business development costs, and the growth of Healthworld's contract sales operations. General and office expenses represented 15.4% of revenues in 1997, compared to 18.9% in 1996. The decrease in other operating expenses, as a percentage of revenues, was primarily attributable to such expenses generally being fixed relative to increases in Healthworld's revenues.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for 1997 was $849,000, an increase of $222,000, or 35.4%, from $627,000 for 1996. Depreciation and amortization represented 2.4% of revenues in 1997, compared to 2.6% in 1996.

INCOME FROM OPERATIONS

    Income from operations for 1997 was $4.8 million, an increase of $1.6 million, or 47.8%, from $3.3 million for 1996. Income from operations represented 13.7% of revenues in 1997, compared to 13.5% in 1996.

INTEREST (EXPENSE) INCOME, NET

    Interest (expense) income, net for 1997 was $86,000, an increase of $155,000 from ($69,000) for 1996, resulting primarily from higher cash and cash equivalents balances for 1997 primarily attributable to the receipt of $16.4 million of net proceeds (net of related expenses) from Healthworld's IPO. The IPO was consummated in November 1997.

PROVISION FOR INCOME TAXES

    The provision for income taxes fluctuated in 1996, 1997 and 1998 primarily as a result of the dollar amount of income before provision for income taxes. It should be noted that the low effective income tax rate in 1996 and 1997 is primarily the result of Healthworld's U.S. subsidiaries being treated as S corporations rather than C corporations for the period up until November 12, 1997.

NET INCOME

    Net income for 1997 was $4.0 million, an increase of $1.5 million, or 57.0%, from $2.6 million for 1996. Net income represented 11.3% of revenues for 1997 compared to 10.5% for 1996.

LIQUIDITY AND CAPITAL RESOURCES

    During the first nine months of 1999, cash provided by operations was approximately $9.4 million, which consisted of net income for the period of $3.8 million, non-cash charges of $1.3 million, an increase in advance billings of $10.1 million and an aggregate increase of accounts payable and accrued expenses of $1.8 million. This was partially offset by an increase in accounts receivable of approximately $8.0 million. Cash used in investing activities was $8.8 million and was primarily attributable to the initial cash payment for Falk, net of cash received of $8.0 million, and capital expenditures of $1.0 million offset by proceeds from the sale of fixed assets of $193,000. Cash used in financing activities was $189,000, and primarily resulted from $345,000 for repayments of bank loans and capital leases offset by cash provided by stock option exercises of $156,000.

    The decrease in working capital at September 30, 1999 as compared to December 31, 1998 was primarily attributable to the cash payments in connection with the Falk acquisition, partially offset by net income from operations for the nine months.

    Healthworld maintains relationships with one bank in the United States and a number of banks in Europe which have extended various secured and unsecured, committed and uncommitted lines of credit in amounts sufficient to meet Healthworld's cash needs. In July 1999, Girgenti, Hughes, Butler and
McDowell, Inc., a wholly-owned subsidiary of Healthworld with operations in the U.S., entered into a $5.0 million uncommitted line of credit with a bank of which no amounts are outstanding to date. Amounts outstanding under the line of credit accrue interest at the bank's prime rate or at LIBOR plus 1.75%. The line of credit is guaranteed by the other entities comprising Healthworld's U.S. operations, including Healthworld Corporation, and is secured by a security interest in all of the personal property owned by certain of the entities comprising Healthworld's U.S. operations. The line expires in September 2000. Healthworld is also a party to various secured and unsecured, committed lines of credit and overdraft facilities outside of the United States in an aggregate amount of approximately $2.8 million. Healthworld has no amounts outstanding to date under such facilities outside of the United States.

    In July 1998, Healthworld acquired HFT. Healthworld's initial cash purchase price was 20.3 million French francs (approximately US$3.4 million), including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place on or prior to April 15, 2000 and April 15, 2002 based upon a multiple of operating income of HFT and the seller's option to sell and Healthworld's option to purchase the remaining 20% of the capital stock of HFT, will not exceed
48.0 million French francs (approximately US$8.1 million).

    In July 1998, Healthworld acquired all of the capital stock of Colwood, a United Kingdom medical education company. Healthworld's initial cash purchase price was L4.5 million (approximately US$7.5 million) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place in April 2000 and August 2001 based upon Colwood achieving certain targeted operating profits, are not to exceed approximately L8.0 million (approximately US$13.3 million).

    Pursuant to the acquisition agreement with respect to the Colwood transaction, Healthworld deposited an amount equal to L1.0 million (approximately US$1.7 million) in an interest-bearing escrow account to be applied towards the potential, future earn-out payments to be made in April 2000 and August 2001, and may be required to deposit into such escrow account additional amounts based on net operating profits to be applied towards such potential, future earn-out payments. Accordingly, such committed amounts will not be available for working capital purposes.

    In October 1998, Healthworld acquired all of the capital stock of CPA Espana, a healthcare communications agency located in Madrid, Spain. Healthworld's initial cash purchase price was approximately 261 million Spanish pesetas (approximately US$1.9 million) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place in April 2000 and April 2003 based upon CPA Espana achieving certain targeted operating profits, are not to exceed approximately 710 million Spanish pesetas (approximately US$5.1 million).

    In August 1999, Healthworld acquired 100% of the capital stock of Falk Communications, Inc., a healthcare communications agency located in New York City. The initial cost to Healthworld, including expenses related to the acquisition, was approximately $17.0 million, consisting of approximately
$9.0 million in cash and 649,111 shares of Healthworld's common stock. Total amounts to be paid in cash and Healthworld's common stock in connection with the acquisition, including potential, future earn-out payments to take place on or prior to April 30, 2000, 2001, 2002 and 2003 based upon a multiple of operating income of Falk, are not expected to exceed $37.8 million. However, because the amount of common stock to be paid in connection with additional earn-out payments is based upon a moving average price of the common stock during a 20 day period ending 3 days before the date payment is made, while such common stock paid in connection with the earn-outs will be valued for accounting purposes based upon its market price on the date of issuance, it is possible that as a result of market fluctuations in the price of the common stock the value of the aggregate consideration paid to the Falk shareholders in connection with the merger could exceed $37.8 million.

    Management believes that cash generated from Healthworld's operations and available to Healthworld under various lines of credit are adequate to support its short-term cash requirements for capital expenditures, earn-outs and maintenance of working capital.

    Inflation did not have a significant impact upon the results of Healthworld during fiscal 1996, 1997 or 1998 or the first nine months of 1999.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Healthworld, as a result of doing business outside of the United States, is susceptible to foreign exchange rate fluctuations. Milton and Colwood operate only in the United Kingdom, HFT operates only in France, and CPA Espana operates only in Spain. Both France and Spain are members of the European Monetary Union, consequently the French franc and the Spanish peseta are pegged to the Euro. As a result, Healthworld is susceptible to rate fluctuations between the British pound sterling, the French franc and the Spanish peseta, respectively, and the U.S. dollar. Healthworld's financial statements are denominated in U.S. dollars, and accordingly, changes in the exchange rate between the British pound sterling, the French franc and the Spanish peseta against the U.S. dollar will affect the translation of the European operations' financial results into U.S. dollars for purposes of reporting Healthworld's consolidated financial results. Healthworld does not utilize derivative financial instruments to hedge against changes in foreign exchange rates or for any other purpose.

YEAR 2000 COMPLIANCE

    Historically many computer programs were generally written using two digits rather than four to define the applicable year. Accordingly, such programs may have been unable to distinguish property between the Year 1900 and the Year 2000. This would result in system failures or data corruption for Healthworld, its customers or suppliers which could cause disruptions of operations.

    Healthworld conducted a review of its internal systems and material clients and vendors with respect to Year 2000 issues. As expected, Healthworld experienced no interruption in its business systems.

    The total cost of Healthworld's Year 2000 assessment and remediation efforts has not been material to Healthworld's results of operations or liquidity. Healthworld funded its expenditures related to the Year 2000 plan with cash flows from operations. The capitalization or expense of the foregoing expenditures will be determined using current authoritative guidance.

                                 EXCHANGE RATES

    This table sets forth, for each period indicated, the high and low noon buying rates for one pound sterling expressed in U.S. dollars, the average noon buying rate during such period, and the noon buying rate at the end of such period, based upon information provided by the Federal Reserve Bank of New York:

                                                                                                     SIX MONTHS
                                                            YEAR ENDED DECEMBER 31,                    ENDED
                                              ----------------------------------------------------    JUNE 30,
                                                1994       1995       1996       1997       1998        1999
                                              --------   --------   --------   --------   --------   ----------
High........................................  $1.6368    $1.6440    $1.7123    $1.7035    $1.7222     $1.6585
Low.........................................  $1.4615    $1.5302    $1.4948    $1.5775    $1.6114     $1.5765
Average.....................................  $1.5319    $1.5785    $1.5607    $1.6376    $1.6574     $1.6188
Period End..................................  $1.5665    $1.5535    $1.7123    $1.6427    $1.6628     $1.5765

    As of February 1, 2000, the latest practicable date for which exchange rate information was available prior to the filing of this document, the noon buying rate for one pound sterling expressed in U.S. dollars was $1.6150.

    This table sets forth, for each period indicated, the high and low noon buying rates for one U.S. dollar expressed in pounds sterling, the average noon buying rate during such period, and the noon buying rate at the end of such period, based upon information provided by the Federal Reserve Bank of New York:

                                                            YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------
                                                   1994              1995              1996
                                              ---------------   ---------------   ---------------
High........................................          L0.6109           L0.6083           L0.5840
Low.........................................          L0.6842           L0.6535           L0.6690
Average.....................................          L0.6528           L0.6335           L0.6408
Period End..................................          L0.6384           L0.6437           L0.5840

                                                                                    SIX MONTHS
                                                   YEAR ENDED DECEMBER 31,             ENDED
                                              ---------------------------------      JUNE 30,
                                                   1997              1998              1999
                                              ---------------   ---------------   ---------------
High........................................          L0.5870           L0.5807           L0.6030
Low.........................................          L0.6339           L0.6206           L0.6343
Average.....................................          L0.6107           L0.6034           L0.6177
Period End..................................          L0.6088           L0.6014           L0.6343

    As of February 1, 2000, the latest practicable date for which exchange rate information was available prior to the filing of this document, the noon buying rate for one U.S. dollar was L0.6192.

                               SHARE MARKET PRICE

CORDIANT

    The Cordiant ordinary shares are only traded on the London Stock Exchange. Cordiant ADSs, each representing five Cordiant ordinary shares, have been issued by the depositary and are listed on the NYSE and trade under the ticker symbol "CDA." The Cordiant ADSs to be issued in the merger will be issued by the depositary and listed on the NYSE and will trade under the same ticker symbol.

    The table below shows, for the periods indicated, the highest and lowest middle-market quotations for the Cordiant ordinary shares as derived from the Daily Official List of the London Stock Exchange and the highest and lowest sales prices of Cordiant ADSs on the NYSE Composite Tape.

                                                                 CORDIANT ORDINARY
                                                                      SHARES                       CORDIANT ADSS
                                                             -------------------------       -------------------------
                                                               HIGH             LOW            HIGH             LOW
                                                             --------         --------       --------         --------
                                                                  (L PER CORDIANT                 ($ PER CORDIANT
                                                                  ORDINARY SHARE)                      ADS)
YEAR ENDED DECEMBER 31, 1997
First Quarter.........................................         0.98             1.23           7.81             9.66
Second Quarter........................................         1.19             1.35           9.45            10.89
Third Quarter.........................................         1.17             1.34           9.14            10.99
Fourth Quarter........................................         1.00             1.34           8.63            10.89

YEAR ENDED DECEMBER 31, 1998
First Quarter.........................................         0.89             1.23           7.25            10.69
Second Quarter........................................         1.15             1.36           9.63            12.25
Third Quarter.........................................         1.02             1.34           8.75            11.75
Fourth Quarter........................................         0.95             1.12           8.31            10.38

YEAR ENDING DECEMBER 31, 1999
First Quarter.........................................         1.07             1.67           9.50            13.50
Second Quarter........................................         1.56             1.93          12.44            15.38
Third Quarter.........................................         1.65             1.98          12.75            15.50
Fourth Quarter........................................         3.02             1.72          24.38            14.00

YEAR ENDED DECEMBER 31, 2000
First Quarter (through February 1, 2000)..............         3.17             2.67          25.94            21.88

    The last middle market quotation of the Cordiant ordinary shares on the London Stock Exchange and the last sales price of the Cordiant ADSs on the NYSE on November 8, 1999 prior to any public announcement of the signing of the merger agreement, were 211.5p per Cordiant ordinary share and $16.56 per Cordiant ADS, and on February 1, 2000, the last trading day for which information was available prior to the printing of this proxy statement/prospectus, were 279p per Cordiant ordinary share and $22.13 per Cordiant ADS. HEALTHWORLD STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE CORDIANT ORDINARY SHARES AND THE CORDIANT ADSS BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

HEALTHWORLD

    Healthworld common stock is traded on the Nasdaq Stock Market under the ticker symbol "HWLD". Healthworld's common stock began trading on November 21, 1997. This table shows the high and low sale prices of one share of Healthworld common stock on the Nasdaq Stock Market for the periods presented.

                                                                HIGH       LOW
                                                              --------   --------
                                                                 ($ PER SHARE)
YEAR ENDED DECEMBER 31, 1997
Fourth Quarter..............................................   $12.75     $ 9.00

YEAR ENDED DECEMBER 31, 1998
First Quarter...............................................   $19.38     $ 9.75
Second Quarter..............................................   $19.00     $12.00
Third Quarter...............................................   $17.50     $12.13
Fourth Quarter..............................................   $15.63     $10.25

YEAR ENDED DECEMBER 31, 1999
First Quarter...............................................   $16.00     $10.88
Second Quarter..............................................   $15.50     $10.38
Third Quarter...............................................   $14.75     $10.69
Fourth Quarter..............................................   $22.94     $13.75

YEAR ENDED DECEMBER 31, 2000
First Quarter (through February 1, 2000)....................   $22.30     $20.73

    The last sale price of a share of Healthworld common stock on the Nasdaq Stock Market on September 13, 1999, the date of the Healthworld board of directors meeting at which the initial proposal from Cordiant was reviewed, on September 29, 1999, the date of the receipt by Healthworld of written confirmation of the revised proposal from Cordiant, on October 6, 1999, the date of the signing of the exclusivity agreement between Healthworld and Cordiant, and on November 8, 1999, the date immediately prior to the public announcement of the signing of the merger agreement, was $14.00, $13.38, $13.88 and $17.50 per share, respectively. On February 1, 2000, the last trading day for which information was available prior to the printing of this proxy statement/prospectus, the last sale price was $22.00 per share.

    HEALTHWORLD STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HEALTHWORLD COMMON STOCK BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

                                 DIVIDEND DATA

CORDIANT

    The following table sets forth dividends announced and paid in respect of Cordiant ordinary shares and Cordiant ADSs, for the periods indicated, including the associated U.K. tax credit available to certain beneficial owners of Cordiant ordinary shares or Cordiant ADSs who are resident in the U.S. for tax purposes, but before deduction of U.K. withholding taxes. See "MATERIAL TAX CONSEQUENCES--United Kingdom Tax Consequences of the ownership of Cordiant ordinary shares and Cordiant ADSs." Therefore, the amounts shown are not those that were actually paid to holders of Cordiant ordinary shares and Cordiant ADSs. The percentage of any dividend represented by the associated U.K. tax credit has varied over the periods indicated. As of April 6, 1999, the U.K. tax credit is now effectively completely set off by the amount of applicable U.K. withholding taxes. The U.K. tax credit is currently one-ninth of the cash dividend. Dividends have been translated from pounds sterling per Cordiant ADS into U.S. dollars using the exchange rate on the date the dividends were paid. Dividends recommended by Cordiant's board of directors in respect of a particular fiscal year are paid in the following fiscal year if approved by Cordiant shareholders. Cordiant paid the dividends set forth below on the Cordiant ordinary shares for the years indicated. See "EXCHANGE RATES," "CORDIANT FOLLOWING THE MERGER--Dividends," "DESCRIPTION OF CORDIANT ORDINARY SHARES--Dividends" and "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY
SHARES--Share Dividends and Other Distributions."

                                                              DIVIDENDS PER CORDIANT ORDINARY
                                                                  SHARE AND CORDIANT ADS
                                                              -------------------------------
                                                                           TOTAL
                                                              -------------------------------
1995
  Ordinary share............................................                  --
  ADS.......................................................                  --
1996
  Ordinary share............................................                2.6p
  ADS.......................................................               $0.22
1997
  Ordinary share............................................                1.2p
  ADS.......................................................               $0.10
1998
  Ordinary share............................................                1.4p
  ADS.......................................................               $0.12
1999
  Ordinary share............................................                   *
  ADS.......................................................                   *

------------------------

*   Cordiant has currently not declared a dividend for 1999.

HEALTHWORLD

    Healthworld has never declared or paid a dividend on its common stock. The companies comprising GHB&M made S corporation cash distributions to the stockholders of GHB&M of an aggregate of $1.5 million in fiscal 1996, $498,000 in fiscal 1997 and, immediately prior to the consummation of the consolidation on November 12, 1997, approximately $3.7 million. The companies comprising Milton paid no cash dividends on their common stock to the stockholders of Milton in fiscal 1996 and an aggregate of $160,000 in fiscal 1997.

    In the past, Healthworld retained all earnings, if any, to finance the expansion of its business and for general corporate purposes, including acquisitions.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

    The following unaudited pro forma condensed combined financial information gives pro forma effect to the transaction, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and notes thereto of Cordiant, which are incorporated by reference in this proxy statement/ prospectus, and Healthworld, which are included elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information" and "INDEX TO HEALTHWORLD FINANCIAL INFORMATION"

    The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the combined group would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the combined group's future operating results, combined financial position or dividend payment policies.

    The pro forma adjustments reflected in the accompanying unaudited pro forma condensed combined financial information reflect estimates made by Cordiant management and assumptions that it believes to be reasonable. The unaudited pro forma condensed combined financial information does not give effect to any restructuring costs and transaction costs, nor any potential cost savings or other synergies that could result from the transaction. See "THE MERGER--Reasons for the Merger."

    The unaudited pro forma condensed combined financial information has been prepared in accordance with U.K. GAAP which differs in certain significant respects from U.S. GAAP. Note 37 to the consolidated financial statements of Cordiant included in Cordiant's Annual Report on Form 20-F filed on June 29, 1999 (which is incorporated by reference in this proxy statement/prospectus), which presented U.S. GAAP information for the years ended December 31, 1996, 1997 and 1998, provides a description of the principal differences between U.K. GAAP and U.S. GAAP as they relate to Cordiant. Note 5 to the unaudited pro forma condensed combined financial information includes a reconciliation of the pro forma profit and pro forma net assets to U.S. GAAP.

    Cordiant will account for the transaction as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers" and will account for the transaction as a purchase under U.S. GAAP in accordance with APB Opinion No. 16, "Business Combinations."

    The historical financial statements of Healthworld have been prepared in accordance with U.S. GAAP. For the purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to Healthworld has been adjusted to conform with U.K. GAAP as described in
Note 2 to the unaudited pro forma condensed combined financial information.

    The pro forma adjustments to the unaudited pro forma condensed combined balance sheet at June 30, 1999 were prepared as if the transaction was consummated as of June 30, 1999. The pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended
June 30, 1999 and the year ended December 31, 1998 were prepared as if the transaction was consummated on January 1, 1998.

    The pro forma amounts pertaining to post-transaction Cordiant in the unaudited pro forma condensed combined financial information are presented in pounds sterling and are, for convenience only, also expressed in U.S. dollars at the rates shown in Note 1 to the unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                               SIX MONTHS ENDED JUNE 30, 1999
                               ---------------------------------------------------------------
                                HEALTHWORLD      U.K. GAAP
                                 U.S. GAAP      ADJUSTMENTS     HEALTHWORLD
                                 (NOTE 1)      (NOTES 1, 2)      U.K. GAAP        CORDIANT
                               -------------   -------------   -------------   ---------------
                                     L               L               L                L
                                            (IN MILLIONS, EXCEPT PER SHARE DATA)
Turnover
Group and Share of joint
  venturees..................        L21.0            L23.2(a)       L44.2              L966.5
Less: share of joint
  ventures...................           --               --             --              (201.4)
                               -------------   -------------   -------------   ---------------
Group Turnover...............         21.0             23.2           44.2               765.1
                               =============   =============   =============   ===============
Group and share of joint
  ventures...................         21.0               --           21.0               168.6
Less: share of joint
  ventures...................           --               --             --               (10.0)
                               -------------   -------------   -------------   ---------------
Commission and fee income....         21.0               --           21.0               158.6
Operating and administration
  expenses...................        (18.7)              --          (18.7)             (143.0)
Depreciation.................         (0.5)             0.2(d)        (0.3)               (4.9)
                               -------------   -------------   -------------   ---------------
Operating profit.............          1.8              0.2            2.0                10.7
Share of operating profits:
Joint venture................           --               --             --                 1.4
Associated undertakings......           --               --             --                 0.8
                               -------------   -------------   -------------   ---------------
Profit before interest and
  taxation...................          1.8              0.2            2.0                12.9
Net interest payable and
  similar charges............          0.2               --            0.2                (1.2)
FRS 12--finance charge.......           --               --             --                (0.6)
                               -------------   -------------   -------------   ---------------
Profit before taxation.......          2.0              0.2            2.2                11.1
Taxation.....................         (0.9)              --           (0.9)               (3.9)
                               -------------   -------------   -------------   ---------------
Profit after taxation........          1.1              0.2            1.3                 7.2
Minority interests...........           --               --             --                (0.8)
                               -------------   -------------   -------------   ---------------
Net profit...................          1.1              0.2            1.3                 6.4
Dividend proposed on equity
  shares.....................           --               --             --                  --
                               -------------   -------------   -------------   ---------------
Profit retained for year.....         L1.1             L0.2           L1.3                L6.4
                               =============   =============   =============   ===============
Earnings per ordinary share
  --Basic (Note 4)...........                                         17.6p                2.8p
  --Diluted..................                                         17.1p                2.7p
Weighted average number of
  shares outstanding
  --Basic (Note 4)...........                                          7.4               226.1
  --Diluted..................                                          7.6               239.1

                                     SIX MONTHS ENDED JUNE 30, 1999
                               ------------------------------------------
                                PRO FORMA
                               ADJUSTMENTS        TOTAL           TOTAL
                               (NOTE 3(C))      PRO FORMA       PRO FORMA
                               -----------   ----------------   ---------
                                    L               L               $
                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Turnover
Group and Share of joint
  venturees..................       --              L1,010.7    $1,596.8
Less: share of joint
  ventures...................       --                (201.4)     (318.2)
                                   ---       ----------------   --------
Group Turnover...............       --                 809.3     1,278.6
                                   ===       ================   ========
Group and share of joint
  ventures...................       --                 189.6       299.5
Less: share of joint
  ventures...................       --                 (10.0)      (15.8)
                                   ---       ----------------   --------
Commission and fee income....       --                 179.6       283.7
Operating and administration
  expenses...................       --                (161.7)     (255.5)
Depreciation.................       --                  (5.2)       (8.2)
                                   ---       ----------------   --------
Operating profit.............       --                  12.7        20.0
Share of operating profits:
Joint venture................       --                   1.4         2.2
Associated undertakings......       --                   0.8         1.3
                                   ---       ----------------   --------
Profit before interest and
  taxation...................       --                  14.9        23.5
Net interest payable and
  similar charges............       --                  (1.0)       (1.7)
FRS 12--finance charge.......       --                  (0.6)       (0.9)
                                   ---       ----------------   --------
Profit before taxation.......       --                  13.3        20.9
Taxation.....................       --                  (4.8)       (7.5)
                                   ---       ----------------   --------
Profit after taxation........                            8.5        13.4
Minority interests...........       --                  (0.8)       (1.3)
                                   ---       ----------------   --------
Net profit...................       --                   7.7        12.1
Dividend proposed on equity
  shares.....................       --                    --          --
                                   ---       ----------------   --------
Profit retained for year.....       --                  L7.7    $   12.1
                                   ===       ================   ========
Earnings per ordinary share
  --Basic (Note 4)...........                            2.7p
  --Diluted..................                            2.6p
Weighted average number of
  shares outstanding
  --Basic (Note 4)...........                          280.0
  --Diluted..................                          293.0

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL
                                  INFORMATION.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                        YEAR ENDED DECEMBER 31, 1998
                                      ----------------------------------------------------------------
                                       HEALTHWORLD      U.K. GAAP
                                        U.S. GAAP      ADJUSTMENTS     HEALTHWORLD
                                        (NOTE 1)      (NOTES 1, 2)      U.K. GAAP         CORDIANT
                                      -------------   -------------   -------------   ----------------
                                            L               L               L                L
                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
Turnover
Group and Share of joint
  venturees.........................       L40.3              L32.9(a)      L73.2            L1,847.4
Less: share of joint ventures.......          --                 --           --               (281.8)
                                      -------------   -------------   -------------   ----------------
Group Turnover......................        40.3               32.9         73.2              1,565.6
                                      =============   =============   =============   ================
Group and share of joint ventures...        40.3                 --         40.3                316.0
Less: share of joint ventures.......          --                 --           --                (14.2)
                                      -------------   -------------   -------------   ----------------
Commission and fee income...........        40.3                 --         40.3                301.8
Operating and administration
  expenses..........................       (35.3)                --        (35.3)              (266.1)
Depreciation........................        (0.7)               0.2 (d)       (1.0)              (9.7)
                                                               (0.5)(e)
                                      -------------   -------------   -------------   ----------------
Operating profit....................         4.3               (0.3)         4.0                 26.0
Share of operating profits:.........          --
Joint venture.......................          --                 --           --                  1.4
Associated undertakings.............          --                 --           --                  1.2
                                      -------------   -------------   -------------   ----------------
Profit before interest and
  taxation..........................         4.3               (0.3)         4.0                 28.6
Net interest payable and similar
  charges...........................         0.4                 --          0.4                 (2.7)
FRS 12--finance charge..............          --                 --           --                 (1.2)
                                      -------------   -------------   -------------   ----------------
Profit before taxation..............         4.7               (0.3)         4.4                 24.7
Taxation............................        (1.9)                --         (1.9)                (9.2)
                                      -------------   -------------   -------------   ----------------
Profit after taxation...............         2.8               (0.3)         2.5                 15.5
Minority interests..................          --                 --           --                 (1.7)
                                      -------------   -------------   -------------   ----------------
Net profit..........................         2.8               (0.3)         2.5                 13.8
Dividend proposed on equity
  shares............................          --                 --           --                 (3.1)
                                      -------------   -------------   -------------   ----------------
Profit retained for year............        L2.8              L(0.3)        L2.5                L10.7
                                      =============   =============   =============   ================
Earnings per ordinary share
--Basic (Note 4)....................                                       33.8p                 6.2p
--Diluted...........................                                       32.9p                 6.2p
Weighted average number of shares
  outstanding
--Basic (Note 4)....................                                         7.4                222.4
--Diluted...........................                                         7.6                223.3

                                              YEAR ENDED DECEMBER 31, 1998
                                      ---------------------------------------------
                                        PRO FORMA
                                       ADJUSTMENTS          TOTAL           TOTAL
                                       (NOTE 3(C))        PRO FORMA       PRO FORMA
                                      --------------   ----------------   ---------
                                            L                 L               $
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
Turnover
Group and Share of joint
  venturees.........................             L            L1,920.6    $3,034.5
Less: share of joint ventures.......            --              (281.8)     (445.2)
                                      --------------   ----------------   --------
Group Turnover......................            --             1,638.8     2,589.3
                                      ==============   ================   ========
Group and share of joint ventures...            --               356.3       563.0
Less: share of joint ventures.......            --               (14.2)      (22.5)
                                      --------------   ----------------   --------
Commission and fee income...........            --               342.1       540.5
Operating and administration
  expenses..........................            --              (301.4)     (476.2)
Depreciation........................            --               (10.7)      (16.9)

                                      --------------   ----------------   --------
Operating profit....................            --                30.0        47.4
Share of operating profits:.........
Joint venture.......................            --                 1.4         2.2
Associated undertakings.............            --                 1.2         1.9
                                      --------------   ----------------   --------
Profit before interest and
  taxation..........................            --                32.6        51.5
Net interest payable and similar
  charges...........................            --                (2.3)       (3.6)
FRS 12--finance charge..............            --                (1.2)       (1.9)
                                      --------------   ----------------   --------
Profit before taxation..............            --                29.1        46.0
Taxation............................            --               (11.1)      (17.5)
                                      --------------   ----------------   --------
Profit after taxation...............            --                18.0        28.5
Minority interests..................            --                (1.7)       (2.7)
                                      --------------   ----------------   --------
Net profit..........................            --                16.3        25.8
Dividend proposed on equity
  shares............................            --                (3.1)       (4.9)
                                      --------------   ----------------   --------
Profit retained for year............            --               L13.2    $   20.9
                                      ==============   ================   ========
Earnings per ordinary share
--Basic (Note 4)....................                              5.9p
--Diluted...........................                              5.9p
Weighted average number of shares
  outstanding
--Basic (Note 4)....................                             276.3
--Diluted...........................                             277.2

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL
                                  INFORMATION.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                                                      JUNE 30, 1999
                                       ----------------------------------------------------------------------------
                                        HEALTHWORLD     U.K. GAAP                                       PRO FORMA
                                         U.S. GAAP     ADJUSTMENTS     HEALTHWORLD                     ADJUSTMENTS
                                         (NOTE 1)      (NOTES 1, 2)     U.K. GAAP       CORDIANT       (NOTE 3(C))
                                       -------------   ------------   -------------   -------------   -------------
                                             L              L               L               L               L
                                                                      (IN MILLIONS)
  ASSETS
  Current assets:

Cash and short-term deposits.........       L11.1             --           L11.1             L64.8         L11.6
Short-term Investments...............          --             --              --               0.8            --
Accounts and other receivables,
  prepayments and accrued income.....        12.5                           12.5             241.9            --

Billable production..................         2.4             --             2.4              17.5            --
                                       -------------      ------      -------------   -------------   -------------
  Total current assets...............        26.0             --            26.0             325.0          11.6
                                       -------------      ------      -------------   -------------   -------------
  Long-term assets:

Long-Term Investments................          --             --              --               9.1            --
Accounts and other receivables,
  prepayments and accrued income.....         0.4             --             0.4              22.8            --

Restricted cash......................         1.1            1.9 (f)         3.0                --            --

Property and equipment, net..........         2.8             --             2.8              26.1            --

Goodwill, net........................         8.9           (2.2)(b)        10.4              20.3         133.4
                                                             3.8 (c)
                                                             0.4 (d)
                                                            (0.5)(e)
                                       -------------      ------      -------------   -------------   -------------
  Total assets.......................        39.2            3.4            42.6             403.3         145.0
                                       =============      ======      =============   =============   =============
    LIABILITIES
  Current liabilities:
Bank loans, overdrafts and other
  loans..............................         0.1            1.9 (f)         2.0              34.6            --
Accounts payable, other liabilities
  and accrued expenses...............        18.8            1.6 (c)        20.4             289.1           8.0
                                       -------------      ------      -------------   -------------   -------------
  Total current liabilities..........        18.9            3.5            22.4             323.7           8.0
                                       -------------      ------      -------------   -------------   -------------
  Long-term liabilities:
Accounts payable, other liabilities
  and accrued expenses...............         0.6            2.2 (c)         2.8              14.4            --

Provision for joint venture
  deficit............................          --             --              --              14.6            --

Property, pension and other
  provisions.........................          --             --              --              44.6            --

Long-term debt.......................         0.1             --             0.1              39.3            --

Deferred taxation....................          --             --              --               1.3            --

Taxation.............................          --             --              --              19.1            --

Minority interests...................         0.1             --             0.1               3.4            --
                                       -------------      ------      -------------   -------------   -------------
  Total liabilities..................        19.7            5.7            25.4             460.4           8.0
                                       -------------      ------      -------------   -------------   -------------
  NET ASSETS/(LIABILITIES)...........        19.5           (2.3)           17.2             (57.1)        137.0
                                       =============      ======      =============   =============   =============

                                             JUNE 30, 1999
                                       --------------------------
                                           TOTAL          TOTAL
                                            PRO            PRO
                                           FORMA          FORMA
                                       --------------   ---------
                                             L              $
                                             (IN MILLIONS)
  ASSETS
  Current assets:
Cash and short-term deposits.........          L87.5     $138.2
Short-term Investments...............            0.8        1.3
Accounts and other receivables,
  prepayments and accrued income.....          254.4      402.0
Billable production..................           19.9       31.4
                                       --------------    ------
  Total current assets...............          362.9      572.9
                                       --------------    ------
  Long-term assets:
Long-Term Investments................            9.1       14.4
Accounts and other receivables,
  prepayments and accrued income.....           23.2       36.7
Restricted cash......................            3.0        4.7
Property and equipment, net..........           28.9       45.7
Goodwill, net........................          164.1      259.2

                                       --------------    ------
  Total assets.......................          590.9      933.6
                                       ==============    ======
    LIABILITIES
  Current liabilities:
Bank loans, overdrafts and other
  loans..............................           36.6       57.8
Accounts payable, other liabilities
  and accrued expenses...............          317.5      501.5
                                       --------------    ------
  Total current liabilities..........          354.1      559.3
                                       --------------    ------
  Long-term liabilities:
Accounts payable, other liabilities
  and accrued expenses...............           17.2       27.2
Provision for joint venture
  deficit............................           14.6       23.1
Property, pension and other
  provisions.........................           44.6       70.5
Long-term debt.......................           39.4       62.3
Deferred taxation....................            1.3        2.1
Taxation.............................           19.1       30.2
Minority interests...................            3.5        5.5
                                       --------------    ------
  Total liabilities..................          493.8      780.2
                                       --------------    ------
  NET ASSETS/(LIABILITIES)...........           97.1      153.4
                                       ==============    ======

     The accompanying notes are an integral part of the pro forma financial information.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1--CURRENCY TRANSLATION OF HEALTHWORLD FINANCIAL STATEMENT

    The Healthworld historical balance sheet information and related pro forma adjustments to the unaudited pro forma condensed combined balance sheet at June 30, 1999 and statement of operations for the year ended December 31, 1998 have been translated into pounds sterling at the noon buying rate as published by the Federal Reserve Bank of New York on June 30, 1999 of L1 = $1.58. Certain of the Healthworld balance sheet and statement of operations classifications have been revised to conform with the financial statement presentation of Cordiant.

NOTE 2--HEALTHWORLD U.S. TO U.K. GAAP ADJUSTMENTS

    a. Under U.K. GAAP, turnover comprises amounts billed to clients (excluding sales taxes and intragroup transactions), including amounts billed to clients for third-party pass-through expenses. Under U.S. GAAP, revenue is required to be net of third-party pass-through expenses. Accordingly, these adjustments add third-party pass-through expenses (six months ended 1999--L23.2 million, 1998-- L32.9 million) to turnover to conform the presentation to U.K. GAAP.

    b. Under U.K. GAAP, the policy followed by Cordiant prior to the introduction of Financial Reporting Standard 10, "Goodwill and Intangible Assets" (which is effective for accounting periods ending on or after December 23, 1998 and has been adopted by Cordiant on a prospective basis) was to write off goodwill against shareholders' equity in the year of acquisition. FRS 10 requires goodwill to be capitalized and either amortized or subjected to an annual impairment review. This adjustment represents the elimination of goodwill (six months ended 1999--L2.2 million) arising from business acquisitions prior to 1998 directly against equity, as allowed under U.K. GAAP. Under U.S. GAAP, goodwill and intangible assets arising from business acquisitions are capitalized and amortized over their estimated useful lives.

    c. Under U.K. GAAP, contingent purchase price payments must be recognized as payables (with the related increase in goodwill) upon the completion of the acquisition transaction rather than when payable. Under U.S. GAAP, contingent purchase price payments are only accounted for at the time the contingent purchase price payments are earned. This adjustment represents the grossing-up of goodwill to include contingent purchase price payments not yet earned on post-1997 acquisitions (six months ended 1999--L3.8 million), and the recording of the corresponding payable, as required by U.K. GAAP.

    d. U.K. GAAP requires goodwill to be capitalized and either amortized or subjected to an annual impairment review. Under U.S. GAAP, goodwill and intangible assets arising in an acquisition would be capitalized and amortized over their useful economic lives. This adjustment represents reversal of the amortization of the goodwill expensed (six months ended 1999--L(0.2) million, 1998--L(0.2) million) under U.S. GAAP. Under Cordiant's U.K. GAAP accounting policies, where appropriate, goodwill is not amortized but is subject to an annual impairment review.

    e. This adjustment represents the writedown of goodwill (1998--L(0.5) million) relating to an acquisition. Under U.K. GAAP, if goodwill is regarded as impaired, it is subjected to an annual impairment review, which review considers future discounted cash flows related to the subject asset. Under U.S. GAAP, goodwill arising from business acquisitions is capitalized and amortized over the estimated useful life and an impairment review, if necessary, only considers undiscounted future cash flows.

    f. Under U.K. GAAP, notes payable in connection with irrevocable payment in satisfaction of a note payable continue to be reflected on the obligor's financial statements (even after irrevocable payment is made by the obligor) until the payment is distributed to the obligee. Under U.S. GAAP, once the obligor has made an irrevocable payment in satisfaction of a note payable, the note payable is required to be removed from the financial statements. This adjustment represents the grossing up of notes payable (L1.9 million) which are not included in Healthworld's balance sheet under U.S. GAAP.

NOTE 3--PRO FORMA ACQUISITION ADJUSTMENTS

    The unaudited pro forma condensed combined financial information records the transaction as being accounted for as an acquisition with the excess of the fair value of the consideration over the fair value of net assets acquired being allocated to goodwill. No adjustment has been made to reflect any other transactions subsequent to June 30, 1999 for Cordiant or for Healthworld.

    The unaudited pro forma condensed combined financial information assumes that Cordiant will issue 5.0903 Cordiant ordinary shares (equivalent to 1.0181 of a Cordiant ADS) for each share of Healthworld common stock outstanding at the time of the merger. The total purchase price assumed is based on the Cordiant ordinary share closing price on February 1, 2000 on the London Stock Exchange of L2.79 and assumes exercise of all vested Healthworld stock options outstanding at that date. The aggregate number of outstanding shares of Healthworld common stock and shares of Healthworld common stock issuable upon exercise of vested options is assumed to be 10.6 million. As a result, 53.9 million new Cordiant ordinary shares are assumed to be issued in the merger. The pro forma financial data do not give effect to any restructuring costs, nor any potential cost savings or other synergies that could result from the merger.

    A preliminary allocation of the purchase price and the estimate of goodwill have been performed for purposes of the unaudited pro forma condensed combined financial information based on initial appraisal estimates and other valuation studies which are currently in process and assumptions which Cordiant believes are reasonable. The final allocation and valuation of goodwill are subject to completion of these studies, which is expected to be completed within the next twelve months. However, Cordiant does not expect the differences between the preliminary and final allocations and calculations to have a material impact on shareholders' equity or profit for the period. A preliminary allocation, in accordance with U.K. GAAP, is shown below.

    The calculation to determine the preliminary allocation of the purchase price and the pro forma goodwill, which is based on the example set forth in the table below, is for illustrative pro forma purposes only. Similarly, the final exchange ratio referred to below cannot be determined until the transaction takes place and therefore the ratio is based on initial estimates. The preliminary allocation is as follows:

Healthworld shares issued for Falk (i)......................             1.0 million
Healthworld shares outstanding at January 28, 2000..........             8.1 million
Healthworld options outstanding at January 28, 2000.........             1.5 million
                                                              ----------------------
                                                                        10.6 million(a)
Exchange ratio per share (ii)...............................                   5.090(b)
Cordiant Shares assumed to be issuable (equals (a)
  multiplied by (b))........................................            53.9 million(c)
Cordiant per ordinary share closing mid price on
  February 1, 2000..........................................                  L2.790(d)
Total assumed purchase consideration (equals (c) multiplied
  by (d)) (iii).............................................          L150.4 million(e)
Costs and fees of transaction...............................            L8.0 million(f)
Less:
Book value of Healthworld's tangible net assets (iv)........          L(9.2) million(g)
Proceeds from exercising Healthworld options (v)............           L11.6 million(h)
Issue of Healthworld shares for Falk (vi)...................           L12.2 million(i)
Comprises: Healthworld's U.K GAAP goodwill..................           L10.4 million
Pro forma goodwill adjustment...............................          L133.4 million
Total goodwill (equals (e) plus (f), less (g), less (h),
  less (i)) (vii)...........................................          L143.8 million

    (i) On February 3, 2000, Healthworld agreed to issue, subject to stockholder approval of, and completion of, the merger, 940,624 additional shares of Healthworld common stock to the former stockholders of Falk Communications, Inc. immediately prior to the completion of the merger. This share issuance will be made in full satisfaction of Healthworld's obligation to make earn-out payments in connection with this acquisition, and was valued at $20,000,000 on February 3, 2000.

    (ii) The exchange ratio is calculated by dividing the pounds sterling equivalent of $23.00 by Cordiant's share prices on February 1, 2000 of L2.790. The closing pounds sterling/US dollar exchange rate on January 28, 2000 was $1.6195.

    (iii) The assumed purchase consideration is expressed on a diluted basis.

    (iv) The book value of Healthworld's tangible net assets equals the net assets of L22.8 million less the value of goodwill of L32.0 million.

    (v) The proceeds from the exercise of Healthworld's options outstanding on January 28, 2000, is equal to the number of options, (1.5 million), multiplied by the average exercise price of $12.53 and then converting that amount to pounds sterling at the sterling/US Dollar exchange rate on January 28, 2000.

    (vi) The pro forma goodwill has been calculated using Healthworld's September 30, 1999 information as Healthworld's acquisition of Falk Communications, Inc. in August, 1999 materially impacted Healthworld's tangible net assets. The pro forma goodwill based on Healthworld's June 30, 1999 information would have been L125.4 million.

    (vii) Goodwill has been capitalized as an intangible fixed asset and is not expected to be amortized. However, Cordiant believes that, based on a preliminary review, the goodwill has an indefinite economic life and will be subject to annual review for impairment by a comparison of the discounted future cash flows expected to be generated by the asset.

NOTE 4--PRO FORMA EPS

    Pro forma combined basic earnings per ordinary share has been calculated by dividing pro forma combined net income by the weighted average shares outstanding after completion of the transaction, using an assumed ratio of 5.090 Cordiant ordinary shares for each Healthworld share.

NOTE 5--RECONCILIATION BETWEEN U.S. AND U.K. GAAP

EFFECTS ON PRO FORMA NET EARNINGS OF DIFFERENCES
BETWEEN U.S. AND U.K. GAAP

                                                             SIX MONTHS     SIX MONTHS
                                                               ENDED          ENDED         YEAR ENDED
                                                              JUNE 30,       JUNE 30,      DECEMBER 31,
                                                                1999           1999            1998
                                                             ----------   --------------   -------------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Pro forma profit for the period in conformity with U.K.
  GAAP.....................................................   $   12.1             L7.7            L16.3
U.S. GAAP ADJUSTMENTS:
  Amortization of goodwill and other intangibles...........       (8.7)            (5.5)            (6.3)
  Amortization of pro forma goodwill (*)...................       (2.8)            (1.8)            (3.6)
  Compensation costs.......................................       (7.7)            (4.9)            (1.0)
                                                              --------    --------------   -------------
NET PROFIT/(LOSS) ATTRIBUTABLE TO ORDINARY SHAREHOLDERS IN
  CONFORMITY WITH U.S. GAAP................................   $   (7.1)           L(4.5)            L5.4
                                                              --------    --------------   -------------

Pro forma net profit per pro forma ordinary share-basic....   $  (0.03)            (1.6)p            2.0p
Average number of pro forma ordinary shares-basic (in
  millions)................................................      280.0            280.0            276.3
Pro forma net profit per pro forma ordinary shares
  -diluted.................................................   $  (0.02)            (1.5)p            1.9p
Average number of pro forma ordinary shares--diluted (in
  millions)................................................      293.0            293.0            277.2

* Estimated amortization of goodwill arising on the acquisition of Healthworld by Cordiant using a 40-year life.

CUMULATIVE EFFECT ON PRO FORMA NET ASSETS OF DIFFERENCES
BETWEEN U.S. AND U.K. GAAP

                                                              JUNE 30,      JUNE 30,
                                                                1999          1999
                                                              ---------   -------------
                                                                    (IN MILLIONS)
Pro forma net assets in conformity with U.K. GAAP...........   $153.0             L97.1
U.S. GAAP ADJUSTMENTS:
  Goodwill and U.S. purchase accounting in respect of
    acquisitions............................................    103.8              65.7
  Contingent capital accruals...............................      5.2               3.3
                                                               ------     -------------
NET ASSETS IN CONFORMITY WITH U.S. GAAP.....................   $262.4            L166.1
                                                               ======     =============

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
                    DESCRIPTION OF CORDIANT ORDINARY SHARES

GENERAL

    The following information is a summary of the material terms of the Cordiant ordinary shares as set out in the Cordiant articles of association as presently in effect which are filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. See "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES" and "COMPARISON OF RIGHTS OF HEALTHWORLD STOCKHOLDERS AND CORDIANT SHAREHOLDERS."

    Cordiant ordinary shares issued in exchange for Healthworld common stock in the merger will be delivered in the form of Cordiant ADSs which will each represent five Cordiant ordinary shares unless the recipient elects to receive Cordiant ordinary shares. The amended and restated deposit agreement among The Bank of New York, Cordiant and you as a Cordiant ADS holder will govern the rights of holders of Cordiant ADSs as described in "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES." You should be aware that the rights of Cordiant ADS holders are different from the rights of the holders of Cordiant ordinary shares.

    All of the issued Cordiant ordinary shares are, and all of the Cordiant ordinary shares issued in the merger will be, in registered form and credited as fully paid. Cordiant ordinary shares are represented in certificated form and also in uncertificated form under "CREST". CREST is an electronic settlement system in the United Kingdom which enables Cordiant ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a physical transfer form.

    Cordiant ADS holders have the same rights with respect to the Cordiant ordinary shares represented by their Cordiant ADSs, irrespective of whether those Cordiant ordinary shares are in certificated or uncertificated form. Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer Cordiant ordinary shares in the same manner and under the same terms as U.K. residents or nationals.

    At January 28, 2000, 228,793,146 Cordiant ordinary shares were issued and outstanding. At the Cordiant extraordinary general meeting to be held on March 1, 2000, shareholders of Cordiant will, in addition to voting with respect to approval of the merger, vote on proposals.

    -- to increase the authorized share capital of Cordiant from L150,000,000 to L208,000,000; and

    -- to give directors of Cordiant certain authorities to allot (issue) shares and other securities.

    See "THE CORDIANT EXTRAORDINARY GENERAL MEETING."

DIVIDENDS

    Except to the extent that the special rights attached to any other class of shares which may be issued in future provide otherwise (and except as described below under "Disclosure of Interests in Shares"), holders of Cordiant ordinary shares are entitled to receive such dividends as may be declared by Cordiant pro rata, but if any Cordiant ordinary share is issued on terms that it shall be (i) entitled to dividends from a particular date or (ii) rank equally as regards dividends with a share already issued, it shall rank accordingly. No dividends may be declared in excess of an amount recommended by the board of directors. The board of directors of Cordiant may pay to the shareholders such interim dividends as appear to be justified by the profits of Cordiant. Dividends and interim dividends may only be paid out of profits available for distribution within the meaning of the U.K. Companies Act. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and shall revert to Cordiant. Dividends with respect to Cordiant ADSs held by the depositary will be converted into U.S. dollars, and the depositary will distribute them to the holders of Cordiant ADSs.

VOTING RIGHTS

    Subject to any special rights or restrictions as to voting attached to any class of shares in accordance with the articles (and except as described below under "Disclosure of Interests in Shares"), on a show of hands every shareholder who is present in person (which includes a corporate shareholder present by a duly authorised representative) shall have one vote and on a poll every shareholder present in person or by proxy shall have one vote for every share held by him, PROVIDED, that a holder of shares which are not fully paid is not entitled to vote unless all sums then payable to Cordiant in respect of the shareholder's shares have been paid.

    Voting at any meeting of shareholders is by a show of hands unless a poll is demanded. A poll may be demanded by at least three shareholders present in person or by proxy and entitled to vote at the meeting, and in certain other circumstances. Holders of Cordiant ordinary shares may appoint one or more proxies (who may, but need not be, the beneficial owners of the shares in question) to attend and, on a poll, vote on their behalf. (See "COMPARISON OF RIGHTS OF HEALTHWORLD STOCKHOLDERS AND CORDIANT SHAREHOLDERS--Voting Rights" below.) Holders of Cordiant ordinary shares do not have cumulative voting rights.

    Holders of Cordiant ADSs will not be entitled to attend, speak and vote at any general meeting of Cordiant shareholders but will be entitled to supply their voting instructions to the depositary or its nominee, who will vote the Cordiant ordinary shares underlying their Cordiant ADSs in accordance with their instructions.

PREEMPTIVE RIGHTS AND NEW ISSUES OF SHARES

    Under Section 80 of the U.K. Companies Act, and subject to certain limited exceptions, the directors of Cordiant may not issue any "relevant securities" unless authorized to do so by a resolution passed by a majority of the votes cast at a meeting. Relevant securities as defined in the U.K. Companies Act would include Cordiant ordinary shares or securities convertible into Cordiant ordinary shares. In addition, Section 89 of the U.K. Companies Act provides that, unless authorized by a special resolution passed by not less than 75 percent of the votes cast at a meeting, the board of directors of Cordiant may not issue any equity securities (as defined in the U.K. Companies Act, which includes Cordiant ordinary shares and rights to subscribe for or to convert securities into such shares) which are or will be paid for wholly in cash, unless the securities are first offered to existing shareholders in proportion to their shareholdings. Sections 80 and 89 of the U.K. Companies Act do not apply to issuances pursuant to employees' share schemes, as defined by that Act.

    It is customary for an English public company periodically to authorize its board of directors to issue up to a certain amount of securities in general and to issue up to a certain amount of equity securities for cash other than in accordance with statutory preemption rights. In accordance with institutional investor guidelines, the amount of relevant securities fixed by shareholders is normally restricted to a nominal amount equal to one third of the existing issued ordinary share capital, and the amount of equity securities generally permitted to be issued for cash other than in connection with a rights issue is normally restricted to 5% of the existing issued ordinary share capital. By a resolution passed by Cordiant shareholders on June 18, 1996, the board of directors was authorized for a five year period to issue securities up to an aggregate nominal amount of L39,597,683.75. By a resolution passed at the annual general meeting of Cordiant held on July 8, 1999, the board of directors was authorized for the period until the annual general meeting in 2000 to issue equity securities under this authority other than in accordance with statutory pre-emption rights either (1) by means of a rights issue involving more flexible procedures than the statutory procedures, (2) pursuant to employee share and incentive schemes approved by Cordiant shareholders, and (3) in a nominal amount not exceeding L5,600,000. These authorities are proposed to be replaced by new authorities to be conferred at the extraordinary general meeting of Cordiant to be held on March 1, 2000, which will, among other things, give the board of directors general issuance authority in amounts based on the issued share capital of

Cordiant as enlarged by the merger. See "THE CORDIANT EXTRAORDINARY GENERAL MEETING."

    Because of the securities laws in various jurisdictions, rights issues by Cordiant may not in all cases be made available to all shareholders in all jurisdictions. This includes, potentially, holders of Cordiant ordinary shares and ADSs in the United States. In view of the current and anticipated level of U.S. shareholdings in Cordiant, however, Cordiant intends to take steps to make it possible for such holders to participate in any future rights issue.

DISCLOSURE OF INTERESTS IN SHARES

    Under the U.K. Companies Act, any person who has a material interest (within the meaning of the U.K. Companies Act) in 3 percent or more of the outstanding Cordiant ordinary shares, must, within two days after becoming so interested (or becoming aware of such interest) and thereafter upon certain changes in such interest, give notice to Cordiant of certain information with respect to his interests.

    In addition, Section 212 of the U.K. Companies Act gives Cordiant the power to require persons it believes to have, or to have acquired within the previous three years, an interest in its voting shares, to disclose certain information with respect to those interests. Failure to supply the information required may lead to disenfranchisement of the relevant shares and a prohibition on their transfer and receipt of dividends and payments in respect of those shares. In this context, the term "interest" is widely defined and will generally include an interest of any kind whatsoever in voting shares, including any interest of a holder of a Cordiant ADS. See "COMPARISON OF RIGHTS OF HEALTHWORLD STOCKHOLDERS AND CORDIANT SHAREHOLDERS--Disclosure of Interests."

CHANGES IN CAPITAL

    The Cordiant shareholders may pass an ordinary resolution by a simple majority of the votes cast to do any of the following:

    - consolidate, or consolidate and then divide, all or any of Cordiant's share capital into new shares of larger nominal amounts than its existing shares;

    - cancel any shares which have not, at the date of the relevant resolution, been subscribed or agreed to be subscribed by any person and reduce the amount of Cordiant's authorized share capital by the amount of the shares so canceled;

    - divide some or all of Cordiant's shares into shares of a smaller nominal amount; and

    - increase Cordiant's authorized share capital.

    Cordiant will also be able:

    - with the authority of shareholders and subject to the limitations imposed by the U.K. Companies Act, by ordinary or special resolution, depending on the circumstances relating to the purchase, to purchase its own shares; and

    - by special resolution and, where required by the U.K. Companies Act, subject to confirmation by Court order, to reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve.

TRANSFER OF SHARES

    Except as described in this paragraph, the Cordiant articles of association do not restrict the transferability of Cordiant ordinary shares. Cordiant ordinary shares will be able to be transferred by an instrument in any usual form or in any form acceptable to the directors and in accordance with the procedures of CREST for transfer of uncertificated shares. The directors may refuse to register a transfer:

    - if it is of shares which are not fully paid;

    - if it is not stamped and duly presented for registration, together with the share certificate and evidence of title as the directors reasonably require;

    - if it is with respect to more than one class of shares;

    - if it is in favor of more than four persons jointly; or

    - in certain circumstances, if the holder has failed to provide the required particulars in response to a notice served by Cordiant under the investigative power referred to under "--Disclosure of Interests in Shares" above.

    Cordiant may not refuse to register transfers of Cordiant ordinary shares if this refusal would prevent dealings in the shares on the London Stock Exchange from taking place on an open and proper basis. The registration of transfers may be suspended at any time and for any period as the directors may determine. The register of shareholders may not be closed for more than 30 days in any year.

GENERAL MEETINGS AND NOTICES

    A shareholder who is not registered on Cordiant's register of shareholders with an address in the U.K. and who has not supplied to Cordiant an address within the U.K. for the purpose of giving notice will not be entitled to receive notices from Cordiant. In certain circumstances, Cordiant will be able to give notices to shareholders by advertisement in newspapers in the U.K. Holders of Cordiant ADSs will be entitled to receive notices under the terms of the deposit agreement relating to Cordiant ADSs. See "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES--Voting Rights." Under the Cordiant articles of association, the annual general meeting of shareholders will be held within 15 months after the preceding annual general meeting and at a time and place determined by the directors.

LIABILITY OF DIRECTORS AND OFFICERS

    See "COMPARISON OF RIGHTS OF HEALTHWORLD STOCKHOLDERS AND CORDIANT SHAREHOLDERS--Liability of Directors and Officers" for a discussion of the inability of an English company to exempt directors and officers from certain liabilities.

CERTAIN OTHER MATTERS

    Under the terms of its articles of association, Cordiant may, in certain cases, sell the shares of a shareholder it has been unable to contact. This power is exercisable if, in the previous 12 years, at least three dividends have been declared, warrants and checks in respect of dividends on the shares in question have not been cashed, and no communication has been received by Cordiant from the shareholder or other person entitled to the shares. Cordiant must first advertise its intention to sell the shares. The net proceeds of sale will belong to Cordiant and an interest-free debt in that amount will be created in favor of the person formerly entitled to the shares.

    Where two or more persons are registered as the holders of any share, they are deemed to hold the share as joint tenants with right of survivorship. Any one of such joint holders may give receipts for any dividend payable to such joint holders, but only the person whose name is listed first in the share register will be entitled to delivery of the certificate representing the shares or to receive notices from Cordiant. Any one of the joint holders of a share may vote at any meeting of Cordiant shareholders as if that person were the sole holder; provided that if more than one of the joint holders attempts to vote, the person whose name is listed first in the share register will be the holder entitled to vote.

REGISTRAR

    The registrar for Cordiant ordinary shares currently is, and after the merger will be, Computershare Services PLC, P.O. Box 82, Caxton House, Redcliffe Way, Bristol, BS99 7NH.

               DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES

GENERAL

    The Bank of New York as depositary will issue Cordiant ADSs to holders of Healthworld common stock in certificated or book-entry form upon completion of the merger. Each Cordiant ADS will represent ownership interests in five Cordiant ordinary shares and the right to receive five Cordiant ordinary shares which Cordiant will deposit with the custodian, which currently is the London office of The Bank of New York. Each Cordiant ADS will also represent the right to receive securities, cash or other property deposited with The Bank of New York but not distributed to Cordiant ADS holders. The Bank of New York's Corporate Trust Office is located at 101 Barclay Street, New York, New York, 10286, its principal executive office is located at One Wall Street, New York, New York 10286, and the custodian's office is located at One Canada Square, London E145AL, England.

    Because The Bank of New York will actually be the recordholder of the underlying Cordiant ordinary shares, you must rely on it to exercise the rights of a shareholder, and you will not have the option to attend, speak and vote at shareholder meetings as its proxy, as described below. An amended and restated deposit agreement among Cordiant, The Bank of New York and Cordiant ADS holders, set out the obligations of The Bank of New York. New York law governs the deposit agreement and the Cordiant ADRs evidencing the Cordiant ADSs.

    You may hold Cordiant ADSs either directly or indirectly through your broker or financial institution. If you hold Cordiant ADSs directly, you are a Cordiant ADS holder. This description assumes you hold your Cordiant ADSs directly. If you hold the Cordiant ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of Cordiant ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

    Healthworld stockholders should be aware that the trading volume for Cordiant ADSs is lower than that of Cordiant ordinary shares.

    The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the Cordiant ADR, the document evidencing Cordiant ADSs. Copies of the deposit agreement and the Cordiant ADR will be available for inspection at the Corporate Trust Office of the depositary and at the London office of the custodian set forth above.

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

    HOW WILL YOU RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON THE SHARES?

    The Bank of New York will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Cordiant ordinary shares your Cordiant ADSs represent.

    -- CASH. The Bank of New York will convert any cash dividend or distribution Cordiant pays on the shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible on a reasonable basis, or if any approval from any government is needed and cannot be obtained or is not obtained within a reasonable period of time, the deposit agreement allows The Bank of New York to distribute the pounds sterling only to those Cordiant ADS holders to whom it is possible to do so or to hold the pounds sterling it cannot convert for the account of the Cordiant ADS holders who have not been paid. It will not invest the foreign currency and will not be liable for any interest in respect thereof. It will distribute only whole U.S. dollars and cents. Any fraction of a cent attributable to a Cordiant ADS shall be held by The Bank of New York without liability for interest on such balance. The balance so held will be added to the next sum received by the depositary for distribution. It will not invest the pounds sterling and it will not be liable for any interest. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the foreign currency, you may lose some or all of the value of the distribution.

    Before making a distribution, The Bank of New York will deduct any withholding taxes that must be paid under applicable laws. See "MATERIAL TAX CONSEQUENCES."

    -- SHARES. The Bank of New York may distribute new Cordiant ADSs representing any shares Cordiant distributes as a dividend or free distribution. The Bank of New York will only distribute whole Cordiant ADSs. It may sell shares which would require it to issue a fractional Cordiant ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York does not distribute additional cash or Cordiant ADSs, each Cordiant ADS will also represent the additional Cordiant ordinary shares.

    -- RIGHTS TO RECEIVE ADDITIONAL SHARES. If Cordiant offers holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York may take actions necessary to make these rights available to you. If The Bank of New York determines that it is not legal or not feasible to make these rights available to you, The Bank of New York may sell the rights and allocate the net proceeds to Cordiant ADS holders' accounts.

    If The Bank of New York makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue Cordiant ADSs to you. It will only exercise rights if you pay it the exercise price and any charges the rights require you to pay.

    U.S. securities laws may restrict the sale, deposit, cancellation, and transfer of the Cordiant ADSs issued after an exercise of rights. The Bank of New York will not offer you rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act with respect to a distribution to you. Cordiant will have no obligation to register under the Securities Act those rights or the securities to which they relate.

    --  OTHER DISTRIBUTIONS. The Bank of New York will send to you anything else
       Cordiant distributes on deposited securities based on your proportionate stake in the Cordiant ADSs by any means The Bank of New York thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York may decide to sell what Cordiant distributed--for example by public or private sale--and distribute the net proceeds, in the same way as it does with cash.

    Cordiant will have no obligation to take any other action to permit the distribution of Cordiant ADSs, ordinary shares, rights or anything else to Cordiant ADS holders.

DEPOSIT, WITHDRAWAL AND CANCELLATION

    HOW DOES THE DEPOSITARY ISSUE CORDIANT ADSS?

    The Bank of New York will issue Cordiant ADSs if you or your broker deposit Cordiant ordinary shares or evidence of rights to receive shares. The Bank of New York will issue additional Cordiant ADSs if you or your broker deposit Cordiant ordinary shares, along with any appropriate instruments of transfer, or endorsement, with the custodian. The Bank of New York may also require you to deliver an agreement transferring your right as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of Cordiant ADSs in the names you request and will issue book-entry Cordiant ADSs or, if you specifically request, deliver ADRs at its corporate trust office to the persons you request. THESE TAXES OR CHARGES WILL NOT BE PAYABLE BY HEALTHWORLD STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING HEALTHWORLD STOCK OPTIONS IN CONNECTION WITH THEIR RECEIPT OF CORDIANT ADSS PURSUANT TO THE MERGER AGREEMENT.

    HOW DO CORDIANT ADS HOLDERS CANCEL A CORDIANT ADS AND OBTAIN ORDINARY
     SHARES?

    You may submit a written request to withdraw Cordiant ordinary shares and turn in your Cordiant ADSs at the Corporate Trust Office of The Bank of New York. Upon payment of the depositary's fees and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the deposited securities underlying the Cordiant ADSs at the office of the custodian, except that The Bank of New York may deliver at its Corporate Trust Office any dividends or distributions with respect to the deposited securities represented by the Cordiant ADSs, or any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York. Alternatively, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its Corporate Trust Office.

VOTING RIGHTS

    HOW DO YOU VOTE?

    Upon receipt of notice from Cordiant of any meeting of holders of shares, The Bank of New York will notify you of an upcoming meeting of Cordiant's shareholders and arrange to deliver certain materials to you. The materials will
(1) contain the information contained in the materials delivered by Cordiant to its shareholders and (2) explain how you may instruct The Bank of New York to vote the shares or deposited securities underlying your Cordiant ADSs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified in the instructions. The Bank of New York will (1) to the extent practical, subject to applicable law and the provisions of the memorandum and articles of association of Cordiant, vote the underlying Cordiant ordinary shares represented by the Cordiant ADSs as you instruct and (2) only vote as you instruct. However, if The Bank of New York does not receive your voting instructions, you will be deemed to have instructed the Depositary to vote your shares in the manner requested by Cordiant.

    Although the depositary will try to send the notice of the vote reasonably in advance of the meeting, Cordiant will not be able to assure that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

FEES AND EXPENSES

FOR:                                           CORDIANT ADS HOLDERS MUST PAY:
----                                           ------------------------------
Each issuance of a Cordiant ADS, including as  $5 (or less) per 100 ADSs or portion thereof a result of a distribution of shares or
  rights or other property
Each cancellation of a Cordiant ADS,           $5 (or less) per 100 ADSs or portion thereof
  including if the deposit agreement
  terminates
Transfer and registration of Cordiant          Registration or transfer fees
  ordinary shares on Cordiant's share
  register from your name to the name of The
  Bank of New York or its agent when you
  deposit or withdraw shares
Conversion of pounds sterling to U.S. dollars  Expenses of The Bank of New York
Cable, telex and facsimile transmission        Expenses of The Bank of New York
  expenses, if expressly provided in the
  agreement
As necessary                                   Certain taxes and governmental charges The
                                               Bank of New York or the custodian has to pay
                                               on any Cordiant ADS or ordinary share
                                               underlying a Cordiant ADS, for example, stock
                                               transfer taxes, stamp duty reserve tax or
                                               withholding taxes

NO SUCH TAXES OR CHARGES WILL BE PAYABLE BY HEALTHWORLD STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING HEALTHWORLD STOCK OPTIONS WHO EXERCISE THEIR OPTIONS AT THE TIME OF THE MERGER IN CONNECTION WITH THEIR RECEIPT OF CORDIANT ADSS OR ORDINARY SHARES PURSUANT TO THE MERGER AGREEMENT.

PAYMENT OF TAXES

    You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York may deduct the amount of any taxes owed from any payments to you. It may also restrict the transfer of your Cordiant ADSs or restrict the withdrawal of your underlying deposited securities until you pay any taxes owed on your Cordiant ADSs or underlying securities. It may also sell deposited securities and dividends and other distributions made by Cordiant to shareholders to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of Cordiant ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

    If Cordiant:

    --  changes the nominal value of any of the Cordiant ordinary shares,

    -- reclassifies, splits or consolidates any of the Cordiant ordinary shares,

    -- distributes securities on any of the Cordiant ordinary shares that are not distributed to you, or

    -- recapitalizes, reorganizes, merges, consolidates, sells all or substantially all of its assets, or takes any similar action, then:

       - The cash, shares or other securities received by The Bank of New York will become new deposited securities under the deposit agreement, and each Cordiant ADS will automatically represent its equal share of the new deposited securities; and

       - The Bank of New York may, with Cordiant's approval, issue additional Cordiant ADSs or ask you to surrender your outstanding Cordiant ADSs in exchange for new Cordiant ADSs identifying the new deposited securities.

DISCLOSURE OF INTERESTS

    Each Cordiant ADS holder is required to comply with requests made by Cordiant in order for it to comply with the provisions of the U.K. Companies Act dealing with ownership interests in the Cordiant ordinary shares. Failure to comply with these requests may prevent your rights to (1) vote, (2) receive dividends and (3) transfer your Cordiant ADSs. See "DESCRIPTION OF CORDIANT ORDINARY SHARES--Disclosure of Interests in Shares."

AMENDMENT AND TERMINATION

    HOW MAY THE AGREEMENT BE AMENDED?

    Cordiant may agree with The Bank of New York to amend the deposit agreement and the Cordiant ADRs without your consent for any reason. If the amendment adds or increases fees or charges (except for taxes and governmental changes, registration fees, cable, telex and facsimile transmission costs, delivery costs and conversion expenses), or prejudices an important right of Cordiant ADS holders, it will only become effective 30 days after The Bank of New York notifies you of the Amendment. AT THE TIME AN AMENDMENT BECOMES EFFECTIVE, YOU ARE CONSIDERED, BY CONTINUING TO HOLD YOUR CORDIANT ADSS, TO AGREE TO THE AMENDMENT AND TO BE BOUND BY THE AGREEMENTS AS AMENDED. HOWEVER, NO AMENDMENT WILL IMPAIR YOUR RIGHT TO RECEIVE THE DEPOSITED SECURITIES IN EXCHANGE FOR YOUR ADSS.

    HOW MAY THE AGREEMENT BE TERMINATED?

    The Bank of New York will terminate the deposit agreement if Cordiant asks it to do so, in which case it must notify you at least 30 days before termination. The Bank of New York may also terminate the agreement after notifying you if The Bank of New York informs Cordiant that it would like to resign and Cordiant does not appoint a new depositary bank within 60 days.

    If any Cordiant ADSs remain outstanding after termination, The Bank of New York will stop registering the transfer of Cordiant ADSs, will stop distributing dividends to Cordiant ADS holders, and will not give any further notices or do anything else under the deposit agreement other than:

    - collect dividends and distributions on the deposited securities,

    - sell rights and other property offered to holders of deposited securities, and

    - deliver Cordiant ordinary shares, other deposited securities and any dividends or other distributions received upon cancellation of Cordiant ADSs.

    At any time after two years after termination of the deposit agreement, The Bank of New York may sell any remaining deposited securities. After that, The Bank of New York will hold the money it received on the sale, as well as any cash it is holding under the agreement, for the pro rata benefit of the Cordiant ADS holders that have not surrendered their Cordiant ADSs. It will not invest the money and has no liability for interest. The Bank of New York's only obligations will be to account for the money and cash. After termination, Cordiant's only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York.

YOUR RIGHT TO RECEIVE THE SHARES UNDERLYING YOUR CORDIANT ADSS

    You have the right to cancel your Cordiant ADSs and withdraw the underlying shares at any time except:

    -- due to temporary delays caused by The Bank of New York or Cordiant closing its transfer books, the deposit of Cordiant ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

    --  when you owe money to pay fees, taxes and similar charges; or

    -- when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Cordiant ADSs or to the withdrawal of Cordiant ordinary shares or other deposited securities.

    This right of withdrawal may not be limited by any provision of the deposit agreement.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO CORDIANT ADS HOLDERS

    The deposit agreement expressly limits the obligations and liability of Cordiant and The Bank of New York. Cordiant and The Bank of New York:

    - are only obligated to take the actions specifically set forth in the deposit agreement;

    - are not liable if either of them is prevented or delayed by law, any provision of the Cordiant articles of association or circumstances beyond their control from performing their obligations under the agreement;

    - are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

    - have no obligation to become involved in a lawsuit or proceeding related to the Cordiant ADSs or the deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction; and

    - may rely upon any advice of or information from any legal counsel, accountants, any person depositing Cordiant ordinary shares, any Cordiant ADS holder or any other person whom they believe in good faith is competent to give them that advice or information.

In the deposit agreement, Cordiant and The Bank of New York agree to indemnify each other under specified circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before The Bank of New York will issue or register the transfer of a Cordiant ADS, make a distribution on a Cordiant ADS, or permit withdrawal of Cordiant ordinary shares, Cordiant or The Bank of New York may require:

    -- payment of taxes, including stamp duty reserve and stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities, as well as the fees and expenses of The Bank of New York;

    -- production of satisfactory proof of the identity of the person presenting Cordiant ordinary shares for deposit or Cordiant ADSs upon withdrawal, and of the genuineness of any signature or other information they deem necessary; and

    -- compliance with regulations The Bank of New York may establish consistent with the deposit agreement, including presentation of transfer documents.

    The Bank of New York may refuse to deliver, transfer, or register transfers of Cordiant ADSs generally when the transfer books of The Bank of New York are closed or at any time if The Bank of New York or Cordiant thinks it advisable to do so.

PRE-RELEASE OF CORDIANT ADSS

    The Bank of New York may issue Cordiant ADSs before deposit of the underlying Cordiant ordinary shares. This is called a pre-release of Cordiant ADSs. The Bank of New York may also deliver Cordiant ordinary shares prior to the receipt and cancellation of pre-released Cordiant ADSs even if the Cordiant ADSs are canceled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying Cordiant ordinary shares are delivered to The Bank of New York. The Bank of New York may receive Cordiant ADSs instead of Cordiant ordinary shares to close out a pre-release. The Bank of New York may pre-release Cordiant ADSs only under the following conditions:

        (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer, as the case may be, owns the Cordiant ordinary shares or ADSs to be remitted;

        (2) the pre-release must be fully collateralized with cash or collateral that The Bank of New York considers appropriate; and

        (3) The Bank of New York must be able to close out the pre-release on not more than five business days' notice.

    The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York considers appropriate. In addition, The Bank of New York will limit the number of Cordiant ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time as it deems appropriate.

                COMPARISON OF RIGHTS OF HEALTHWORLD STOCKHOLDERS
                           AND CORDIANT SHAREHOLDERS

    As a result of the merger, holders of Healthworld common stock will receive either (1) Cordiant ADSs, each representing five ordinary shares of Cordiant, a company organized under the laws of England and Wales, or (2) if a proper election is made by holders of Healthworld common stock, Cordiant ordinary shares. The following is a summary comparison of material differences between the rights of a Healthworld stockholder and a Cordiant shareholder arising from the differences between the corporate laws of Delaware and of England and Wales, the governing instruments of the two companies and the securities laws and regulations governing the two companies. However, it is not a complete description of the laws of Delaware or of England and Wales, the other rules or laws referred to in this summary, the Healthworld certificate of incorporation, the Healthworld by-laws or the Cordiant memorandum and articles of association. For information as to where copies of the governing instruments of Healthworld and Cordiant may be obtained, see "SUMMARY--Where You Can Find More Information." You are encouraged to obtain and read these documents.

    You should refer to "DESCRIPTION OF CORDIANT AMERICAN DEPOSITARY SHARES" for a description of the Cordiant ADSs and a discussion of the ways in which the rights of holders of Cordiant ADSs may differ from those of holders of Cordiant ordinary shares.

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------

                                       VOTING RIGHTS

Under Delaware law, each stockholder is        Under English law, a shareholder entitled to
entitled to one vote for each share of         vote at a shareholders' meeting is entitled
capital stock held by the stockholder unless   to one vote on a show of hands regardless of
the certificate of incorporation provides      the number of shares he or she holds;
otherwise. The Healthworld certificate of      provided, however, that any five shareholders
incorporation does not alter the voting        entitled to vote (or a lower number if
rights of holders of Healthworld common        provided in the articles of association) and
stock.                                         any shareholder(s) representing at least 10%
                                               of the voting rights or capital paid up on
                                               shares having voting rights (or a lower
                                               percentage if provided in the articles of
                                               association) has the statutory right to
                                               demand a vote by a poll, on which each
                                               shareholder entitled to vote would have one
                                               vote for each share held.

                                               The Cordiant articles of association provide
                                               that voting will be conducted on a show of
                                               hands, unless a poll is demanded by

                                                 (a) the chairman of the meeting, or

                                                 (b) at least three shareholders present in
                                                     person or by proxy having the right to
                                                     vote at the meeting, or

                                                 (c) any shareholder or shareholders
                                                     representing at least 10% of the voting
                                                     rights of all shareholders having the
                                                     right to vote at the meeting, or

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                                 (d) any shareholder or shareholders holding
                                                     shares that have voting rights at the
                                                     meeting on which the aggregate sum paid
                                                     is equal to at least 10% of the total
                                                     sum paid up on all the shares having
                                                     voting rights at the meeting.
                                               Under English law, ordinary resolutions
                                               decided on a show of hands must be approved
                                               by at least a majority of the shareholders
                                               present in person, or by proxy if the
                                               articles of association so permit, and voting
                                               at a meeting. If a poll is demanded, the
                                               resolution conducted on a poll must be
                                               approved by at least a majority of the votes
                                               cast at the meeting. Both special and
                                               extraordinary resolutions require the
                                               affirmative vote of at least 75% of the votes
                                               cast at the meeting to be approved.
                                               A holder of Cordiant ADSs will not be
                                               entitled to attend and vote at Cordiant
                                               general shareholder meetings but will be able
                                               to instruct the depositary how to vote the
                                               ordinary shares underlying the holder's
                                               Cordiant ADSs. A more complete description of
                                               the voting rights of a holder of Cordiant
                                               ADSs is found at "DESCRIPTION OF CORDIANT
                                               AMERICAN DEPOSITARY SHARES--Voting Rights."
The Healthworld by-laws provide that the       Under English law, two shareholders present
presence of the holders of a majority of the   in person constitute a quorum for purposes of
outstanding voting power entitled to vote      a general meeting, unless the company's
constitutes a quorum for the transaction of    articles of association specify otherwise.
business at a stockholders' meeting.           The Cordiant articles of association do not
Under Delaware law, a certificate of           specify otherwise, except that the
incorporation may provide that in elections    shareholders do not need to be present in
of directors and other specified               person, and may instead be present by proxy,
circumstances, stockholders are entitled to    to constitute a quorum.
cumulate votes. The Healthworld certificate    Cumulative voting is not recognized under
of incorporation does not so provide.          English law.

                                 ACTION BY WRITTEN CONSENT

Under Delaware law, unless otherwise provided  English law and Cordiant's articles of
in the certificate of incorporation,           association do not provide for shareholders
stockholders may take any action required or   of a public company such as Cordiant to pass
permitted to be taken at a stockholders'       resolutions by written consent in
meeting without a meeting if consented to in   substitution for voting at general meetings.
writing by the same number of votes that
would be required if the action were to be
taken at a meeting. The Healthworld by-laws
affirmatively allow for action by the
stockholders by written consent.

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
               SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

SEC rules allow precatory resolutions to be    English law, shareholders may demand that a
included Under in management's proxy           resolution to be proposed by them be voted on
statement for annual meetings of stockholders  at an annual general meeting, or that a
if, among other conditions required to be      statement be circulated to shareholders with
met, advance notice is given to the            respect to any resolution to be proposed or
corporation.                                   business to be dealt with at any general
                                               meeting, if the demand is made

                                                 (1) by shareholders holding at least 5% of
                                                 the voting power of shares having a right
                                                     to vote on the resolution, or

                                                 (2) by at least 100 shareholders holding
                                                 shares on which there has been paid up an
                                                     average sum per shareholder of at least
                                                      DIVIDED BY 100.

                                               The shareholders must deposit the demand at
                                               the company's registered office at least six
                                               weeks before the meeting to which it relates,
                                               in the case of a resolution to be proposed at
                                               an annual general meeting, or one week before
                                               the meeting, in the case of a statement to be
                                               circulated. Shareholders wishing to propose a
                                               resolution at a meeting other than an annual
                                               general meeting must generally comply with
                                               the requirements for calling an extraordinary
                                               general meeting described below under
                                               "Special Meeting of Shareholders".

                                               Under Cordiant's articles of association, no
                                               person other than a director retiring at the
                                               meeting or who is recommended by the
                                               directors for election shall be eligible for
                                               election as a director at any general meeting
                                               unless a notice of intention to propose such
                                               election, signed by a shareholder entitled to
                                               vote, and notice of willingness to be
                                               elected, signed by the proposed director, is
                                               left at Cordiant's registered office not less
                                               than 7 nor more than 21 days before the day
                                               of the meeting. In general, resolutions to
                                               appoint directors must be put to shareholders
                                               on the basis of one resolution for each
                                               nominated director.

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                              SOURCES AND PAYMENT OF DIVIDENDS

Under Delaware law, the board of directors,    An English company may pay dividends on its
subject to any restrictions in the             shares only out of its profits available for
corporation's certificate of incorporation,    distribution within the meaning of the U.K.
may declare and pay dividends out of           Companies Act. Distributable profits are
  (1) surplus of the corporation, which is     defined as accumulated, realized profits less
      defined as net assets less statutory     accumulated, realized losses, and do not
      capital, or                              include the nominal value of the company's
  (2) if no surplus exists, out of the net     issued share capital, share premiums, which
      profits of the corporation for the year  are equal to the excess of the consideration
      in which the dividend is declared        for the issue of shares over the aggregate
      and/or the preceding year;               nominal amount of such shares, or certain
provided, however, that if the capital of the  other undistributable reserves. Amounts
corporation has been diminished to an amount   credited to the share premium account,
less than the aggregate amount of capital      however, may be used to pay up unissued
represented by the issued and outstanding      shares which may then be distributed to
stock of all classes having preference upon    shareholders in proportion to their holdings.
the distribution of assets, the board may not  In addition, under English law, Cordiant will
declare and pay dividends out of the           not be permitted to make a distribution if,
corporation's net profits until the            at the time, the amount of its net assets is
deficiency in the capital has been repaired.   less than the aggregate of its issued and
The Healthworld certificate of incorporation   paid-up share capital and undistributable
contains no provisions restricting dividends   reserves. Subject to these limitations, the
on Healthworld common stock.                   Cordiant board will have the power under the
                                               Cordiant articles of association to pay cash
                                               dividends. Dividends may also be declared by
                                               shareholders in general meeting, provided
                                               that such dividends may not exceed the amount
                                               proposed by the directors. Dividends in kind
                                               and scrip dividends giving the shareholders
                                               the option to elect to receive additional
                                               Cordiant ordinary shares in lieu of a cash
                                               dividend, may be paid by the directors with
                                               the approval of shareholders in general
                                               meeting.

                             RIGHTS OF PURCHASE AND REDEMPTION

Under Delaware law, any corporation may        Under English law, a company may issue
purchase, redeem and dispose of its own        redeemable shares if authorized by its
shares, except that it may not purchase or     articles of association, subject to any
redeem these shares if the capital of the      conditions stated therein. The Cordiant
corporation is impaired at the time or would   articles of association permit the issuance
become impaired as a result of the             of redeemable shares.
redemption.                                    A company may purchase its own shares,
However, at any time, a corporation may        including any redeemable shares, if the
purchase or redeem any of its shares which     purchase
are entitled upon any distribution of assets     (1) is authorized by its articles of
to a preference over another class of its (1)    association, and
stock if these shares will be retired upon       (2) (a) in the case of an open-market
acquisition or redemption, thereby reducing      purchase, authority to make the market
the capital of the corporation.                      purchase has been given by an ordinary
                                                     resolution of its shareholders, or

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                                 (b) in all other cases, the proposed
                                                 purchase contract has been approved by a
                                                     special resolution of shareholders.

                                               A company may redeem or repurchase shares
                                               only if the shares are fully paid and, in the
                                               case of public companies, only out of

                                                 (1) distributable profits, or

                                                 (2) (to the extent permitted by the U.K.
                                                     Companies Act) the proceeds of a new
                                                     issue of shares made for the purpose of
                                                     the repurchase or redemption.

                                               The London Stock Exchange requires that
                                               purchases of 15% or more of a company's share
                                               capital must be made through either a tender
                                               or partial offer to all shareholders, at a
                                               stated maximum or fixed price. Purchases
                                               below the 15% threshold may be made through
                                               the open market only if the price is not more
                                               than 5% above the average of the middle
                                               market quotations taken from the daily
                                               official list of the London Stock Exchange
                                               for the five trading days before the purchase
                                               date.

                                               The London Stock Exchange requires that where
                                               a company has issued securities which are
                                               listed on the London Stock Exchange and are
                                               convertible into, exchangeable for or carry a
                                               right to subscribe for equity shares of the
                                               class to be repurchased, the holders of such
                                               securities must first pass an extraordinary
                                               resolution approving any repurchase at a
                                               separate class meeting. Cordiant has no such
                                               listed securities.

                              GENERAL MEETINGS OF SHAREHOLDERS

The Healthworld by-laws provide that all       Under the Cordiant articles of association,
meetings of stockholders are to be held at     all general meetings of shareholders will be
any place designated by the Healthworld        held at the time and place determined by the
board, or if no designation is made, at the    directors.
principal executive office of Healthworld.

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

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                              SPECIAL MEETING OF SHAREHOLDERS

Delaware law provides that special meetings    Under English law and Cordiant's articles of
of stockholders may be called by               association, an extraordinary general meeting
  (1) the board of directors, or               of shareholders may be called by
  (2) any person or persons authorized by the    (1) the board of directors, or
      corporation's certificate of               (2) shareholders holding at least one-tenth
      incorporation or by-laws.                  of the paid-up capital of the company
The Healthworld by-laws provide that special         carrying voting rights at general
meetings of stockholders may be called               meetings, if the directors do not
  (1) by the Healthworld board, or                   within 21 days after a written demand
  (2) by the holders of not less than a              from them, proceed to call a meeting.
      majority of the outstanding voting
      capital stock of Healthworld.

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------

The Healthworld by-laws provide that           The notice requirements for an ordinary
stockholders entitled to receive notice of a   resolution, an extraordinary resolution and a
special meeting must receive notice of the     special resolution are as follows:
meeting at least 10 days and not more than 60    (1) Ordinary resolution--14 clear days'
days prior to the meeting.                           notice,
                                                 (2) Extraordinary resolution--14 clear
                                                 days' notice,
                                                 (3) Special resolution--21 clear days'
                                                     notice.

                                               In addition, general meetings may be called
                                               upon shorter notice if

                                                 (1) in the case of an annual general
                                                 meeting, all the shareholders who are
                                                     permitted to attend and vote agree to
                                                     the shorter notice, or

                                                 (2) in the case of any extraordinary
                                                 general meeting, a majority of the
                                                     shareholders holding at least 95% by
                                                     nominal value of the shares which can
                                                     be voted at this meeting so agree.

                                               "Clear days' notice" means calendar days and
                                               excludes

                                                 (1) the date of mailing,

                                                 (2) the date of service (or deemed service)
                                                 of the notice, and

                                                 (3) the date of the meeting itself.

                                               Cordiant's articles of association provide
                                               that documents sent by first class mail are
                                               deemed to have been served on the day after
                                               mailing.

                                               "Extraordinary resolutions" are relatively
                                               unusual and are confined to a limited number
                                               of matters out of the ordinary course of
                                               business. Where a company has more than one
                                               class of shares (which Cordiant at present
                                               does not) changes to the rights of a
                                               particular class normally require approval by
                                               Extraordinary Resolution at a separate
                                               meeting of shareholders of that class.

                                               "Special resolutions" generally involve
                                               proposals to

                                                 (1) change the name of the company,

                                                 (2) alter its capital structure in certain
                                                     ways,

                                                 (3) change or amend the rights of
                                                     shareholders,

                                                 (4) permit the company to issue new shares
                                                 for cash without applying the shareholders'
                                                     preemptive rights,

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                                 (5) amend the company's objects (purpose)
                                                     clause in its memorandum of
                                                     association,

                                                 (6) amend the company's articles of
                                                 association, or

                                                 (7) carry out other matters for which the
                                                     company's articles of association or
                                                     the U.K. Companies Act prescribe that a
                                                     "special resolution" is required.

                                               All other proposals relating to the ordinary
                                               course of the company's business, such as the
                                               election of directors and transactions, such
                                               as mergers, acquisitions and dispositions
                                               requiring shareholder approval, are the
                                               subject of an "ordinary resolution."

                                DISSENTERS' APPRAISAL RIGHTS

Delaware law provides stockholders of a        English law does not provide for a merger of
corporation involved in certain mergers the    one company into another or for dissenters'
right to demand and receive payment of the     appraisal rights on a takeover. Following a
fair value of their stock. These dissenters'   successful takeover offer, however, a
appraisal rights are not available to          shareholder who has not accepted the offer
Healthworld stockholders in connection with    may in certain circumstances apply to a court
the Cordiant/Healthworld merger. Dissenters'   and the court may specify terms for the
appraisal rights are not available to holders  acquisition of his shares that it considers
of shares                                      appropriate, as described under "--
                                               Shareholders' Votes on Certain Transactions"
                                               below.

  (1) listed on a national securities
  exchange;

  (2) designated as a national market system security on an interdealer quotation system operated by the National
      Association of Securities Dealers,
      Inc.; or

  (3) held of record by more than 2,000
      stockholders;

unless holders of stock are required to
accept in the merger anything other than any combination of

  (A) shares of stock or depositary receipts of the surviving corporation in the merger;

  (B) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either

    (a) listed on a national securities
        exchange,

    (b) designated as a national market
        system security on an interdealer
        quotation

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

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
        system operated by the National
        Association of Securities Dealers,
        Inc. or

    (c) held of record by more than 2,000
        holders, or

  (C) cash in lieu of fractional shares of the stock or depositary receipts received.

In addition, dissenters' appraisal rights are not available to the holders of shares of the surviving corporation in the merger if the merger does not require the approval of the stockholders of that corporation.

For a description of dissenters' appraisal rights in connection with the
Cordiant/Healthworld merger, see "THE
MERGER--Absense of Dissenters' Appraisal
Rights" on page 47.

                                     PREEMPTIVE RIGHTS

Under Delaware law, a stockholder is not       Under English law, the issuance, in
entitled to preemptive rights to subscribe     consideration solely for cash (including
for additional issuances of stock or any       certain cash equivalents), of equity
security convertible into stock unless they    securities, being:
are specifically granted in the certificate      (1) shares which, with respect to dividends
of incorporation. The Healthworld certificate    or capital, carry a right to participate
of incorporation does not provide for                beyond a specified amount and are not
preemptive rights.                                   held under an employees' share scheme
                                                     (as defined by the U.K. Companies Act),
                                                     or

                                                 (2) rights to subscribe for or convert into
                                                 such shares,

                                               is not permitted unless such equity
                                               securities are offered first to the existing
                                               equity shareholders in proportion to their
                                               respective holdings, or a special resolution
                                               providing that statutory pre-emptive rights
                                               will not apply to the issue has been passed
                                               by shareholders in a general meeting.

                                               At its annual general meeting each year,
                                               Cordiant has generally passed, as is the
                                               custom of many English companies listed on
                                               the London Stock Exchange, resolutions to
                                               authorize the board of directors of Cordiant
                                               (a) to make rights issues under procedures
                                               more flexible than those afforded by
                                               statutory preemption rights and (b) to make
                                               other issues for cash up to a specified
                                               amount of share capital, generally 5% of the
                                               current issued share capital, other than in
                                               accordance with these preemption rights. In
                                               Cordiant's case, these annual resolutions
                                               have also

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                               in recent years included authorities to make
                                               issues under employee share and incentive
                                               schemes which have been approved by
                                               shareholders, to provide for situations in
                                               which these schemes may not technically fall
                                               within the statutory definition of employees'
                                               share schemes (for example because employees
                                               of non-subsidiary affiliates such as Zenith
                                               are allowed to participate).

                                               The resolutions to be proposed to Cordiant
                                               shareholders at the extraordinary general
                                               meeting to be held on March 1, 2000 (See
                                               "CORDIANT EXTRAORDINARY GENERAL MEETING"
                                               above) will authorize the board to allot
                                               equity securities with a nominal value not
                                               exceeding 5% of the expected issued share
                                               capital following the merger without
                                               preemption rights and also to issue equity
                                               securities for cash in the circumstances
                                               described above and in connection with
                                               acquisitions by subsidiaries of Cordiant
                                               where the subsidiary agrees to pay a cash
                                               amount to Cordiant for issuing shares as
                                               consideration. Cordiant expects to continue
                                               this practice after the merger.

                             AMENDMENT OF GOVERNING INSTRUMENTS

Under Delaware law, unless the certificate of  Under English law, shareholders have the
incorporation requires a greater vote, an      power to amend
amendment to the certificate of incorporation    (1) the objects, or purpose, clause in a
requires                                             company's memorandum of association and
  (1) the recommendation of the board of         (2) any provisions of the company's
      directors,                                 articles of association
  (2) the affirmative vote of a majority of    by special resolution, subject to, in the
      the outstanding stock entitled to vote   case of amendments to the objects clause of
      thereon, and                             the memorandum of association, the right of
  (3) the affirmative vote of a majority of    dissenting shareholders to apply to court to
      the outstanding stock of each class      cancel the amendments.
      entitled to vote thereon as a class.     Under English law, the board of directors is
Under Delaware law, stockholders have the      not authorized to change the memorandum of
power to adopt, amend or repeal by-laws        association or the articles of association.
unless the certificate of incorporation gives  Where there is more than one class of shares,
those powers to the directors of the           amendments affecting the rights of the
corporation.                                   holders of any class of shares may, depending
The Healthworld certificate of incorporation   on the rights attached to the class and the
and by-laws each provide that the board of     nature of the amendments, also require
directors is authorized to amend, repeal or    approval by extraordinary resolution of each
alter the by-laws, without any action on the   of the classes
part of the

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
stockholders, but any by-law adopted by the    affected in separate class meetings. See
board of directors may be amended or repealed  "--Stock Class Rights."
by the stockholders entitled to vote thereon.

                                     STOCK CLASS RIGHTS

Under Delaware law, any change to the rights   The Cordiant memorandum and articles of
of holders of the Healthworld common stock     association provides that
would require an amendment to the Healthworld    (1) the rights of any class of shares may
certificate of incorporation.                    only be changed by an extraordinary
Delaware law provides that the holders of            resolution passed at a separate class
shares of a class or series shall be entitled        meeting of the holders of the relevant
to vote as a class upon a proposed amendment         class of shares or by written consent
if the amendment class will:                         of the holders of at least 75 percent
  (1) increase or decrease the authorized            of the shares of the class issued;
      shares of the class or series;             (2) the quorum required for the separate
  (2) increase or decrease the par value of      class meetings is at least two people who
      the shares of the class or series; or          hold, or act as proxies for, at least
  (3) alter or change the powers, preferences        one third of the total nominal value of
      or special rights of the shares of the         the existing shares of the class,
      class or series and so as to affect            except that at any adjournment of a
      them adversely.                                class meeting, one shareholder shall
                                                     constitute a quorum, regardless of the
                                                     number of shares that person holds;
                                                 (3) a poll may be demanded at a separate
                                                 class meeting by any holder of shares of
                                                     the class present in person or by
                                                     proxy.

                        SHAREHOLDERS' VOTES ON CERTAIN TRANSACTIONS

Generally, under Delaware law, unless the      The U.K. Companies Act provides for schemes
certificate of incorporation provides for the  of arrangement, which are arrangements or
vote of a larger portion of the stock,         compromises between a company and any class
completion of a merger, consolidation, sale,   of shareholders or creditors and used in
lease or exchange of all or substantially all  certain types of reconstructions,
of a corporation's assets or dissolution       amalgamations, capital reorganizations or
requires                                       takeovers. These arrangements require:
  (1) the approval of the board of directors,    (1) the approval at a special meeting
      and                                        convened by order of the court of
  (2) approval by the vote of the holders of         shareholders or creditors representing
      a majority of the outstanding stock or,        a majority in number and 75% in value
      if the certificate of incorporation            of the shares held by or debt owed to
      provides for more or less than one vote        each affected class of shareholders or
      per share, a majority of the votes of          creditors present and voting, either in
      the outstanding stock of a corporation         person or by proxy; and
      entitled to vote on the matter.            (2) sanctions by order of the court.
The Healthworld certificate of incorporation   Once approved and sanctioned, all
does not provide for the vote of a larger      shareholders and creditors of the relevant
portion of the stock for a merger or           class are bound by the terms of the scheme,
consolidation.                                 and a dissenting

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                               shareholder would have no rights comparable
                                               to dissenters' appraisal rights provided
                                               under Delaware law.

Under the rules of The Nasdaq Stock Market,    Under the rules of the London Stock Exchange,
acquisitions involving                         shareholder approval
  (1) substantial security holders or other      (1) is usually required for an acquisition
      insiders, or                               or disposal by a listed company if,
  (2) the issuance of additional shares of           generally, the company or business to
      common stock of a listed company               be acquired or disposed of represents
      totaling 20% or more of the voting             25% or more of the gross assets,
      power or outstanding shares of common          profits before tax, turnover, market
      stock require the approval of the              capitalization or gross capital of the
      holders of a majority of the shares            listed company, and
      voting on the acquisition. Other           (2) may also be required for an acquisition
      transactions do not require stockholder    or disposal of assets between a listed
      approval under the rules of The Nasdaq         company and certain related parties,
      Stock Market.                                  including
                                                   (a) directors of the company or its
                                                       subsidiaries,
                                                   (b) holders of 10% or more of the voting
                                                       rights in the listed company's or any
                                                       of its holding companies or its
                                                       subsidiaries, or
                                                   (c) any of their associates.

                                               The U.K. Companies Act also provides

                                                 (1) that where a takeover offer is made for
                                                 the shares of a U.K. company, and

                                                 (2) within four months of the date of the
                                                 offer, the offeror has acquired or
                                                     contracted to acquire at least
                                                     nine-tenths in value of the shares of
                                                     any class to which the offer relates,
                                                     the offeror may, within two months of
                                                     reaching the nine-tenths level, require
                                                     shareholders who do not accept the
                                                     offer to transfer their shares on the
                                                     terms of the offer. A dissenting
                                                     shareholder may object to the transfer
                                                     or its proposed terms by applying to
                                                     the court within six weeks of the date
                                                     on which notice of the transfer was
                                                     given. In the absence of fraud or
                                                     oppression, the court is unlikely to
                                                     order that the acquisition not take
                                                     effect, but it may specify different
                                                     terms for the transfer that it finds
                                                     appropriate, although such objections
                                                     are rare in practice.

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                               A minority shareholder is also entitled in
                                               these circumstances, in the alternative, to
                                               require the offeror to acquire his shares on
                                               the terms of the offer or such terms as may
                                               be specified by the Court.

                                    RIGHTS OF INSPECTION

Delaware law allows any stockholder            Except when closed under the provisions of
  (1) to inspect                               the U.K. Companies Act, the register of
    (a) the corporation's stock ledger,        shareholders of an English company may be
    (b) a list of its stockholders, and        inspected during business hours
    (c) its other books and records, and         (1) for free, by its shareholders and
  (2) to make copies or extracts of those        (2) for a fee by any other person.
      materials during normal business hours,  In both cases, the documents may be copied
      provided that                            for a fee.
    (a) the stockholder makes a written        The shareholders of an English public company
        request under oath stating the         may also inspect, without charge, during
        purpose of his inspection, and         business hours
    (b) the inspection is for a purpose          (1) minutes of meetings of the shareholders
        reasonably related to the person's             and obtain copies of the minutes for
        interest as a stockholder.                     a fee, and
                                                 (2) service contracts of the company's
                                                 directors, if the contracts have more than
                                                     12 months unexpired or require more
                                                     than 12 months' notice to terminate.

                                               In addition, the published annual accounts of
                                               a public company are required to be available
                                               for shareholders at a general meeting and a
                                               shareholder is entitled to a copy of these
                                               accounts.

                                               The shareholders of Cordiant will not have
                                               rights to inspect the accounting records of
                                               Cordiant or minutes of meetings of its
                                               directors.

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                             STANDARD OF CONDUCT FOR DIRECTORS

Neither Delaware law, the Healthworld          Under English law, a director has a fiduciary
certificate of incorporation nor the           duty to act in a company's best interest.
Healthworld by-laws contains any specific      This duty includes obligations
provisions regarding the standard of conduct     (1) not to create an actual or potential
of a director. The scope of the fiduciary        conflict between his duty to the company
duties of the Healthworld board is con-              and duties to any other person or his
sequently determined by the courts of the            personal interests, and
State of Delaware. In general, directors have    (2) to exercise his powers only in
a duty to act without self-interest, on a        accordance with the memorandum and articles
well-informed basis and in a manner they             of association of the company.
reasonably believe to be in the best
interests of the stockholders.

                                               In addition, a director must exercise
                                               reasonable care and skill. The precise scope
                                               of this duty is unclear, but the test appears
                                               to be both subjective (i.e., was the
                                               director's conduct that of a reasonably
                                               diligent person who has the knowledge and
                                               experience of the director) and objective
                                               (i.e., was the director's conduct that of a
                                               reasonably diligent person having the
                                               knowledge and experience that a director
                                               should have).

                          CLASSIFICATION OF THE BOARD OF DIRECTORS

Delaware law permits the certificate of        English law permits a company to provide for
incorporation or a stockholder-adopted by-law  the classification of the board of directors
to provide that directors be divided into      with respect to the term of office that any
one, two or three classes, with the term of    director may hold.
office of one class of directors to expire     The memorandum and articles of association of
each year.                                     Cordiant, however, do not provide for a
The Healthworld certificate of incorporation   classified board.
and by-laws contain no such provision.

                                    REMOVAL OF DIRECTORS

Delaware law provides that a director may be   Under the U.K. Companies Act, shareholders
removed with or without cause by the holders   may remove a director without cause by
of a majority in voting power of the shares    ordinary resolution, irrespective of any
entitled to vote at an election of directors,  provisions of the company's articles of
except that                                    association or any service contract the
  (1) members of a classified board of         director has with the company, provided that
      directors may be removed only for        28 clear days' notice of the resolution is
      cause, unless the certificate of         given to the company. The articles of
      incorporation provides otherwise, and    association of Cordiant provide that one
  (2) directors may not be removed in certain  third of the directors, or the number nearest situations in the case of a corporation  to one-third, will retire from office at each
      having                                   annual general meeting. This provision is
                                               operated by Cordiant in such a way as

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
      cumulative voting.                       to ensure that all directors who have been in
Healthworld's certificate of incorporation     office for three years or more since they
and by-laws do not provide for cumulative      were last elected or re-elected will retire
voting and Healthworld's by-laws               from office at the meeting. Directors who
affirmatively allow for the removal of any     retire by rotation in this way are eligible
director, with or without cause, by the        for re-election.
affirmative vote of the holders of a majority
of the outstanding stock entitled to vote for
the election of directors.

                            VACANCIES ON THE BOARD OF DIRECTORS

Under Delaware law, unless otherwise provided  Under English law, shareholders may by
in the certificate of incorporation or the     ordinary resolution, at a meeting at which
bylaws,                                        any director retires, appoint a person to be
  (1) vacancies on a board of directors and    a director
  (2) newly created directorships resulting      (1) to fill a vacancy, or
      from an increase in the number of          (2) to become an additional director,
      directors may be filled by a majority      subject to any maximum number of directors
      of the directors in office. However, if        provided in the company's articles of
      the holders of any specific class of           association. (Cordiant's articles
      stock are entitled to elect directors,         require a minimum of 3 and a maximum of
      vacancies and newly created                    14 directors.) The board of directors
      directorships of the class may only be         has the to appoint a director to serve
      filled by a majority of the power              until the next annual general meeting
      directors elected by the class. In the         of the company, whereupon the director
      case of a classified board, directors          concerned is required to retire but
      elected to fill vacancies or newly             will be eligible for election.
      created directorships will hold office
      until the next election of the class
      for which the directors have been
      chosen.

The Healthworld by-laws provide that

  (1) any vacancies on the Healthworld board or

  (2) newly created directorships will be
      filled by a majority of the remaining
      directors in office, even if less than
      a quorum.

                            LIABILITY OF DIRECTORS AND OFFICERS

Delaware law permits a corporation's           English law does not permit a company to
certificate of incorporation to include a      exempt any director or officer of the company
provision eliminating or limiting the          or any person employed by the company as an
personal liability of a director to the        auditor from any liability arising from
corporation and its stockholders for damages   negligence, default, breach of duty or breach
arising from a breach of fiduciary duty as a   of trust against the company.
director. However, no provision can limit the
liability of a director for

  (1) any breach of his duty of loyalty to the corporation or its stockholders,

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
                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
  (2) acts or omissions not in good faith or
      that involve intentional misconduct or
      a knowing violation of law,

  (3) intentional or negligent payment of
      unlawful dividends or stock purchases
      or redemption, or

  (4) any transaction from which he derives an improper personal benefit.

The Healthworld certificate of incorporation provides that, to the fullest extent permitted by Delaware law, a director of Healthworld will not be liable to Healthworld or its stockholders for money damages for breach of fiduciary duty as a director.

                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law provides that a corporation may   English law does not permit a company to
indemnify any officer or director who is made  indemnify
a party to any third party suit or proceeding    (1) a director or officer of the company,
on account of being a director, officer or       or
employee of the corporation against expenses,    (2) any person employed by the company as
including attorney's fees, judgments, fines      an auditor
and amounts paid in settlement reasonably      against any liability arising from
incurred by him in connection with the         negligence, default, breach of duty or breach
action, through, among other things, a         of trust against the company, EXCEPT that
majority vote of a quorum consisting of        indemnification is allowed for liabilities
directors who were not parties to the suit or  incurred
proceeding if the officer or director            (1) in defending proceedings in which
  (1) acted in good faith and in a manner he     judgment is entered in favor of the
      reasonably believed to be in the best          director or officer or the director or
      interests of the corporation, and              officer is acquitted, or
  (2) in a criminal proceeding, had no           (2) where the director or officer is held
      reasonable cause to believe his conduct    liable, but the court finds that he acted
      was unlawful.                                  honestly and reasonably and that relief
                                                     should be granted.

The Healthworld by-laws provide that           The U.K. Companies Act does not, however,
  (1) Healthworld will indemnify its current   prevent a company from purchasing and
      and former directors, officers and       maintaining insurance for directors, officers
      employees to the fullest extent          and auditors against any liability arising
      permitted by law, and                    from negligence, default, breach of duty or
  (2) the indemnification will include the     breach of trust against the company.
      right to receive advance payment of any  Cordiant maintains directors' and officers'
      expenses incurred in connection with     liability insurance and currently intends to
      any proceeding.                          continue to do so.
Healthworld maintains directors' and
officers' insurance.

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                    SHAREHOLDERS' SUITS

Under Delaware law, a stockholder may          Although English law only permits a
initiate a derivative action to enforce a      shareholder to initiate a lawsuit on behalf
right of a corporation if the corporation      of the company in limited circumstances, the
fails to enforce the right itself. The         U.K. Companies Act permits a shareholder
complaint must                                 whose name is on the register of shareholders
  (1) state that the plaintiff was a           of the company to apply for a court order
      stockholder at the time of the             (1) on the ground that the company's
      transaction of which the plaintiff         affairs are being or have been conducted in
      complains or that the plaintiff's              a manner unfairly prejudicial to the
      shares thereafter devolved on the              interests of all or some shareholders,
      plaintiff by operation of law, and             including the shareholder making the
  (2)(a) allege with particularity the                  claim or
         efforts made by the plaintiff to        (2) on the ground that any actual or
         obtain the action the plaintiff         proposed act or omission of the company is
         desires from the directors or               or would be so prejudicial.
    (b) state the reasons for the plaintiff's  The court has wide discretion in granting
        failure to obtain the action or for    relief, and may authorize civil proceedings
        not making the effort.                 to be brought in the name of the company by a
Additionally, the plaintiff must remain a      shareholder on terms that the court directs.
stockholder through the duration of the        Except in these limited circumstances,
derivative suit. The action will not be        English law does not generally permit class
dismissed or compromised without the approval  action lawsuits by shareholders on behalf of
of the Delaware Court of Chancery.             the company or on behalf of other
                                               shareholders.

                                               In order to become a shareholder and enforce
                                               these rights under English law, holders of
                                               Cordiant ADSs would be required to withdraw
                                               from the depositary at least one of their
                                               Cordiant ordinary shares underlying the
                                               Cordiant ADSs. See "DESCRIPTION OF CORDIANT
                                               AMERICAN DEPOSITARY SHARES--Deposit,
                                               Withdrawal and Cancellation" for information
                                               about how to withdraw Cordiant ordinary
                                               shares.

                     CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS

Section 203 of the Delaware General            In the case of a company listed on the London
Corporation Law prohibits "business            Stock Exchange, shareholder approval must be
combinations," including mergers, sales and    obtained for certain acquisitions or
leases of assets, issuances of securities and  disposals of assets involving directors or
similar transactions by a corporation or a     substantial shareholders or their associates.
subsidiary with an "interested stockholder"    In addition, takeovers of public companies,
who beneficially owns 15 percent or more of a  i.e., generally those listed on the London
corporation's voting stock, within three       Stock Exchange, are regulated by the City
years after the person or entity becomes an    Code on Takeovers and Mergers (the City
interested stockholder, unless                 Code), which is

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
  (1) the transaction that will cause the        (1) comprised of non-statutory
      person to become an interested             rulesunenforceable at law, and
      stockholder is approved by the board of    (2) administered by the Takeover Panel, a
      directors of the target prior to the       body consisting of representatives of City
      transaction,                                   of London financial and professional
  (2) after completion of the transaction in         institutions which oversees the conduct
      which the person becomes an interested         of takeovers.
      stockholder, the interested stockholder  The City Code provides that when
      holds at least 85% of the voting stock     (1) any person acquires, whether by a
      of the corporation not including (a)       series of transactions over a period of
      shares held by officers and directors          time or not, shares which, together
      of interested stockholders and (b)             with shares held or acquired by persons
      shares held by specified employee              acting in concert with him, represent
      benefit plans or                               30% or more of the voting rights of a
  (3) after the person becomes an interested         public company, or
      stockholder, the business combination      (2) any person, together with persons
      is approved by the board and holders of    acting in concert with him, holds at least
      at least 66 2/3% of the outstanding            30% but not more than 50% of the rights
      voting stock, excluding shares held by         and that person, or any person acting
      the interested stockholder.                    in concert with him, acquires any
The merger of Cordiant and Healthworld is not        additional shares,
governed by the limitations set forth in       the person must generally make an offer for
Section 203. The Healthworld voting board has  all of the equity shares of the company,
unanimously approved and adopted the merger    whether voting or non-voting, and any class
agreement and each of the transactions         of voting non-equity shares of the company
contemplated thereby.                          held by that person or any person acting in
                                               concert with him, for cash, or accompanied by
                                               a cash alternative, at not less than the
                                               highest price paid by the person or these
                                               persons for the relevant shares during the 12
                                               months preceding the date of the offer. The
                                               requirements may be waived with the approval
                                               of shareholders at a general meeting in
                                               certain circumstances.

                                   ANTI-TAKEOVER MEASURES

Under Delaware law, directors generally have   Under English law, directors of a company
a duty to act without self-interest, on a      have a fiduciary duty to take only those
well-informed basis and in a manner they       actions which are in the interests of the
reasonably believe to be in the best           company. Generally, anti- takeover measures
interests of the stockholders.                 are not actions which fall within this
                                               category.

Nevertheless, a Delaware court will generally  Under the City Code, a company is prohibited apply a policy of judicial deference to board  from taking any action without the approval
of director decisions to adopt anti-takeover   of its shareholders at a general meeting
measures in the face of a potential takeover   after
where the directors are able to show that        (1) a bona fide offer has been communicated
  (1) they had reasonable grounds for                to its board of directors, or
      believing                                  (2) the board action taken was reasonable
                                                 in

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
      that there was a danger to corporate           relation to the threat posed.
      policy and effectiveness from an         which action could effectively result in the
      acquisition proposal, and                offer being frustrated or in the shareholders
  (2) its board of directors has reason to     being denied an opportunity to decide on its
      believe that a bona fide offer might be  merits.
      imminent,

                                  DISCLOSURE OF INTERESTS

Acquirors of Healthworld common stock are      The U.K. Companies Act provides that anyone
subject to disclosure requirements under       who acquires a material interest or becomes
Section 13(d)(1) of the Securities Exchange    aware that he has acquired a material
Act and Rule 13d-1 thereunder, which provide   interest in 3% or more of any class of shares
that any person who becomes the beneficial     of a public company's issued share capital
owner of more than 5% of the outstanding       carrying rights to vote at general
Healthworld common stock must, within 10 days  shareholder meetings must notify that company
after such acquisition                         in writing of his interest within two days.
  (1) file a Schedule 13D with the SEC which   Thereafter, any increase or decrease of a
      reduce disclosing specified              whole percentage or decreases the interest to
      information, and                         below 3%, and certain other events such as
  (2) send a copy of the Schedule 13D to       changes in the identity of the registered
      Healthworld and to each securities       holder of the shares, must be notified in
      exchange on which the security is        writing to the company. This requirement will
      traded.                                  apply to holders of Cordiant ordinary shares.
                                               In addition, holding a Cordiant ADS will
                                               generally constitute holding an interest in
                                               the underlying Cordiant ordinary shares.

                                               The U.K. Companies Act also provides that a
                                               public company may, by notice in writing,
                                               require a person whom the company knows or
                                               reasonably believes to be or to have been
                                               within the three preceding years, interested
                                               in the company's issued voting share capital
                                               to

                                                 (1) confirm whether this is or is not the
                                                 case, and

                                                 (2) if this is the case, to give further
                                                 information that the company requires
                                                     relating to his interest and any other
                                                     interest in the company's shares of
                                                     which he is aware.

                                               The disclosure must be made within a
                                               reasonable period as specified in the
                                               relevant notice which may be as short as one
                                               or two days.

                                               When the notice is served by a company on a
                                               person who is or was interested in shares of
                                               the company and that person fails to give the
                                               company any information required by the
                                               notice

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                               within the time specified in the notice, the
                                               company may apply to the court for an order
                                               directing that the shares in question be
                                               subject to restrictions prohibiting, among
                                               other things,

                                                 (1) any transfer of the shares,

                                                 (2) the exercise of voting rights relating
                                                 to the shares,

                                                 (3) the issue of further shares relating to
                                                 the shares, and

                                                 (4) the payment of dividends and other pay-
                                                     ments on such shares other than in a
                                                     liquidation.

                                               These restrictions may also void any
                                               agreement to transfer the shares.

                                               The articles of association of Cordiant
                                               provide that the Cordiant board may, subject
                                               to certain limitations, impose certain of the
                                               restrictions set forth in the above
                                               paragraph, without applying to the court.

                                               In addition, after the merger, holders of
                                               Cordiant ADSs or ordinary shares will be
                                               required to comply with specified U.S.
                                               securities law requirements, including filing
                                               Schedules 13D with respect to their
                                               beneficial ownership of the underlying
                                               Cordiant ordinary shares if they beneficially
                                               own more than 5% of the Cordiant ordinary
                                               shares outstanding.

    LIMITATION ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAW

               ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND ENFORCE U.S LAW

Healthworld is a U.S. company incorporated     Cordiant is an English company located in the
under the laws of Delaware. Most of its        U.K. Many of the directors and officers of
directors and senior officers are residents    Cordiant are not U.S. residents. In addition,
of the U.S., and Healthworld has substantial   although Cordiant has substantial assets in
assets located in the U.S. As a result, U.S.   the U.S., a large portion of its assets and
investors generally can initiate lawsuits in   of the assets of its directors and officers
the U.S. against Healthworld and its           are located outside of the U.S. As a result,
directors and officers and can enforce         U.S. investors may find it difficult in a
lawsuits based on U.S. federal securities      lawsuit based on the civil liability
laws in U.S. courts.                           provisions of the U.S. federal securities
                                               laws

                                                 (1) to effect service within the U.S. upon
                                                 Cordiant and the directors and officers of
                                                     Cordiant located outside the U.S.,

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                                 (2) to enforce in U.S. courts or outside
                                                 the U.S. judgments obtained against those
                                                     persons in U.S. courts,

                                                 (3) to enforce in U.S. courts judgments
                                                     obtained against those persons in
                                                     courts in jurisdictions outside the
                                                     U.S., and
                                                 (4) to enforce against those persons
                                                 located outside the U.S., whether in
                                                     original actions or in actions for the
                                                     enforcement of judgments of U.S.
                                                     courts, civil liabilities based solely
                                                     upon the U.S. federal securities laws.

                                    SHORT SWING PROFITS

Directors and officers of Healthworld are      Directors and officers of Cordiant will not
governed by rules under the Securities         be subject to the Securities Exchange Act's
Exchange Act that may require directors and    "short swing" profit rules because Cordiant
officers to forfeit to Healthworld any "short  will be a foreign private issuer under the
swing" profits realized from purchases and     Securities Exchange Act which will not be
sales, as determined under the Securities      subject to these rules.
Exchange Act and the rules thereunder, of
Healthworld equity securities.

                                               However, directors of Cordiant will be
                                               subject to applicable U.K. legislation
                                               prohibiting insider dealing. In addition, the
                                               directors will have to comply with the Model
                                               Code of the London Stock Exchange, which
                                               provides that the considerations taken into
                                               account by directors and relevant employees
                                               when deciding whether or not to deal in
                                               shares of the company must not be of a short-
                                               term nature. The Model Code also places addi-
                                               tional restrictions on trading during periods
                                               prior to announcement of a company's results
                                               and at certain other times.

                                PROXY STATEMENT AND REPORTS

NOTICES AND REPORTS TO STOCKHOLDERS

Under the Securities Exchange Act proxy        As a foreign private issuer, Cordiant will
rules, Healthworld must comply with notice     not be governed by the Securities Exchange
and disclosure requirements relating to the    Act proxy rules. However, Cordiant will be
solicitation of proxies for stockholder        governed by the U.K. Companies Act and the
meetings.                                      London Stock Exchange listing rules
                                               regulating notices of shareholder meetings,
                                               which provide that notice of a shareholder
                                               meeting must be accompanied by

                                                      PROVISIONS TO BE APPLICABLE TO
                                                           CORDIANT SHAREHOLDERS
PROVISIONS CURRENTLY APPLICABLE TO                               AFTER THE
HEALTHWORLD STOCKHOLDERS                                          MERGER
----------------------------------             ---------------------------------------------
                                                 (1) a shareholder circular containing an
                                                 explanation of the purpose of the meeting,
                                                     and

                                                 (2) the recommendations of the board with
                                                     respect to actions to be taken.

                                               In addition, Cordiant will send Cordiant
                                               ordinary shareholders a copy of its annual
                                               report and accounts or a summary thereof and
                                               a copy of its half-yearly unaudited results.
                                               In addition, under the listing rules,
                                               Cordiant will, depending upon the nature,
                                               size and importance of such matters, be
                                               required to send to shareholders details
                                               relating to certain acquisitions,
                                               dispositions, takeovers, mergers and offers
                                               either made by or in respect of the company.

                                   REPORTING REQUIREMENTS

As a U.S. public company, Healthworld must     As a foreign private issuer with securities
file with the SEC, among other reports and     listed on the NYSE and registered under
notices:                                       Section 12 of the Exchange Act, Cordiant will
  (1) an annual report on Form 10-K within 90  be required to publicly file with the d the
      SEC an days after the end of each        NYSE annual reports on Form 20-F within six
      fiscal year,                             months after the end of each fiscal year and
  (2) quarterly reports on Form 10-Q within    current reports on Form 6-K.
      45 days after the end of each fiscal     Cordiant will also be required to notify the
      quarter, other than the fourth quarter,  London Stock Exchange of (among other
      and                                      matters)
  (3) current reports on Form 8-K upon the       (1) any major new developments relating to
      occurrence of important corporate          its business which are not public knowledge
      events.                                        and may lead to a substantial movement
                                                     in its stock price,
                                                 (2) notifications received by it from
                                                 persons holding an interest in 3% or more
                                                     of any class of the company's share
                                                     capital,
                                                 (3) any changes in its board of directors,
                                                 (4) any purchase or redemption by it of its
                                                 own equity securities,
                                                 (5) interests of directors in its shares or
                                                 debentures, and
                                                 (6) changes in its capital structure.

                               FEES AND EXPENSES

    Pursuant to the merger agreement, all costs and expenses incurred in connection with the merger will be paid by the party incurring the expense, except in certain circumstances. See "THE MERGER AGREEMENT-- Fees and Expenses."

    Estimated fees and expenses incurred or to be incurred by Cordiant in connection with the merger are approximately $12.9 million. Estimated fees and expenses incurred or to be incurred by Healthworld in connection with the merger are approximately $3.5 million.

    Neither Cordiant nor Healthworld will pay any fees or commissions to any broker or dealer or any person other than Warburg Dillon Read LLC and Bear, Stearns & Co., Inc. Upon request, Healthworld will reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

                             VALIDITY OF SECURITIES

    Macfarlanes will pass upon the validity under English law of the Cordiant ordinary shares to be issued in connection with the merger.

                                    EXPERTS

    The consolidated financial statements of Healthworld as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included elsewhere in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

    The consolidated financial statements of Cordiant as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 have been incorporated by reference herein in reliance upon the report of KPMG Audit plc, independent auditors, incorporated by reference herein and upon the authority of the firm as experts in auditing and accounting.

                     U.K. LISTING PARTICULARS AND CIRCULAR

    A copy of a document comprising a circular to Cordiant shareholders and the U.K. listing particulars relating to Cordiant in connection with the extraordinary general meeting and in accordance with the Listing Rules of the London Stock Exchange is attached as Appendix P to this proxy statement/prospectus. Neither the circular/U.K. listing particulars nor the documents listed in the circular/U.K. listing particulars form a part of, or are incorporated into, this proxy statement/ prospectus.

                          FUTURE STOCKHOLDER PROPOSALS

    If the merger is completed as expected, Healthworld will not hold an annual meeting of Healthworld stockholders in 2000. If the merger is not approved by Healthworld stockholders or is not completed for any other reason, Healthworld will hold a 2000 annual meeting. Stockholder proposals submitted for inclusion in the proxy statement for the 2000 annual meeting must comply with the requirements of the SEC. Any Healthworld stockholder who intended to submit a proposal for inclusion in the proxy materials for the 2000 annual meeting was required to have submitted his or her proposal to Healthworld's executive offices no later than December 24, 1999.

    The proxy or proxies designated by the board of directors of Healthworld will have discretionary authority to vote on any matter properly presented by a Healthworld stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by Healthworld at its principal executive office not later than March 9, 2000 and certain other conditions of the applicable rules for the Securities and Exchange Commission are satisfied.

                   INDEX TO HEALTHWORLD FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHWORLD
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets as of December 31, 1997 and
    1998....................................................   F-3
  Consolidated Statements of Income for the years ended
    December 31, 1996, 1997 and 1998........................   F-4
  Consolidated Statements of Stockholders' Equity for the
    years ended December 31, 1996, 1997 and 1998............   F-5
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1996, 1997 and 1998........................   F-6
  Notes to Consolidated Financial Statements................   F-7

INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHWORLD
  Consolidated Balance Sheets as of December 31, 1998 and
    September 30, 1999......................................  F-25
  Consolidated Statements of Income for the nine months
    ended September 30, 1998 and 1999.......................  F-26
  Consolidated Statements of Cash Flows for the nine months
    ended September 30, 1998 and 1999.......................  F-27
  Notes to Consolidated Financial Statements................  F-28

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Healthworld Corporation and subsidiaries:

    We have audited the accompanying consolidated balance sheets of Healthworld Corporation (a Delaware Corporation) and subsidiaries as of December 31, 1997 and 1998 (Note 3), and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthworld Corporation and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                                         /s/ ARTHUR ANDERSEN LLP

Melville, New York
February 17, 1999

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
                                     ASSETS
Current Assets:
    Cash and cash equivalents...............................  $18,092    $ 6,472
    Accounts receivable, net................................   14,269     18,889
    Unbilled production charges.............................    1,501      3,151
    Other current assets....................................    1,004      1,501
                                                              -------    -------
Total current assets........................................   34,866     30,013
Restricted cash.............................................      300      1,860
Property and equipment, net.................................    2,434      4,443
Goodwill, net...............................................    3,670     14,266
Other assets................................................      539        289
                                                              -------    -------
                                                              $41,809    $50,871
                                                              =======    =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Bank loans and overdrafts...............................  $   634    $    --
    Current portion of long-term debt.......................      702        135
    Current portion of capitalized lease obligations........      125         74
    Accounts payable........................................    1,836      4,247
    Accrued expenses........................................    6,148      7,739
    Advance billings........................................    6,468      7,982
    Other current liabilities...............................       --        302
                                                              -------    -------
Total current liabilities...................................   15,913     20,479
Long-term debt..............................................      230        116
Capitalized lease obligations...............................       99         59
Minority interests..........................................       --        111
Deferred rent...............................................      768        888
Other liabilities...........................................       33         17
                                                              -------    -------
Total liabilities...........................................   17,043     21,670
                                                              =======    =======
Commitments and contingencies (Note 16)
Stockholders' Equity:
    Preferred stock, $.01 par value; 1,000,000 shares
      authorized; no shares outstanding.....................       --         --
    Common stock, $.01 par value; 20,000,000 shares
      authorized; and 7,415,000 and 7,415,167 shares
      outstanding, respectively.............................       74         74
    Additional paid-in capital..............................   22,746     22,748
    Retained earnings.......................................    1,931      6,357
    Accumulated other comprehensive income..................       15         22
                                                              -------    -------
Total stockholders' equity..................................   24,766     29,201
                                                              -------    -------
                                                              $41,809    $50,871
                                                              =======    =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
Revenues....................................................  $24,209    $35,292    $63,677

Operating expenses:
  Salaries and related costs................................   15,733     24,186     47,296
  General and office expenses...............................    4,581      5,427      8,450
  Depreciation and amortization.............................      627        849      1,129
                                                              -------    -------    -------
                                                               20,941     30,462     56,875

Income from operations......................................    3,268      4,830      6,802
Interest (expense) income, net..............................      (69)        86        642
                                                              -------    -------    -------
Income before provision for income taxes and minority
  interests.................................................    3,199      4,916      7,444
Provision for income taxes..................................      524        719      2,976
Minority interests in net earnings of subsidiaries..........      124        192         42
                                                              -------    -------    -------
Net income..................................................  $ 2,551    $ 4,005    $ 4,426
                                                              =======    =======    =======

Per share information (Note 12):
  Net income per common share:
  Basic.....................................................  $  0.54    $  0.80    $  0.60
                                                              =======    =======    =======
  Diluted...................................................  $  0.54    $  0.79    $  0.58
                                                              =======    =======    =======

  Common shares used in computing per share amounts:
  Basic.....................................................    4,741      5,037      7,415
                                                              =======    =======    =======
  Diluted...................................................    4,741      5,047      7,592
                                                              =======    =======    =======

Pro forma information (Notes 12 & 13):
  Income before provision for income taxes and minority
    interests...............................................  $ 3,199    $ 4,916
  Pro forma provision for income taxes......................    1,305      2,023
  Minority interests in net earnings of subsidiaries........      124        192
                                                              -------    -------
Pro forma net income........................................  $ 1,770    $ 2,701
                                                              =======    =======

Pro forma per share information:
  Pro forma net income per common share:
  Basic.....................................................  $  0.37    $  0.54
                                                              =======    =======
  Diluted...................................................  $  0.37    $  0.54
                                                              =======    =======
Common shares used in computing pro forma per share amounts:
Basic.......................................................    4,741      5,037
                                                              =======    =======
Diluted.....................................................    4,741      5,047
                                                              =======    =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                                   ACCUMULATED
                                    COMPRE-               ADDITIONAL                  OTHER
                                    HENSIVE     COMMON     PAID-IN     RETAINED   COMPREHENSIVE
                                     INCOME     STOCK      CAPITAL     EARNINGS   INCOME (LOSS)    TOTAL
                                    --------   --------   ----------   --------   -------------   --------
Balance, December 31, 1995........               $47        $   256    $ 4,939         $(6)       $ 5,236
Comprehensive income:
  Net income......................    2,551                              2,551                      2,551
  Other comprehensive income--
    foreign currency translation
    adjustments...................       72                                             72             72
                                     ------
Comprehensive income..............    2,623
                                     ======
Distributions to stockholders.....                                      (1,487)                    (1,487)
                                                 ---        -------    -------         ---        -------
Balance, December 31, 1996........                47            256      6,003          66          6,372
Comprehensive income:
  Net income......................    4,005                              4,005                      4,005
  Transition loss in foreign
    subsidiaries..................      (35)                               (35)                       (35)
Other comprehensive income
  (loss)--foreign currency
  translation adj.'s..............      (51)                                           (51)           (51)
                                     ------
Comprehensive income..............    3,919
                                     ======
Initial public offering of common
  stock, net of cost of
  offering........................                24         16,421                                16,445
Issuance of common stock for
  acquisition of minority
  interests.......................                 3          2,329                                 2,332
Distributions to stockholders.....                                      (4,197)                    (4,197)
Dividends.........................                                        (105)                      (105)
Undistributed earnings in "S"
  corporation.....................                            3,740     (3,740)                        --
                                                 ---        -------    -------         ---        -------
Balance, December 31, 1997........                74         22,746      1,931          15         24,766
Comprehensive income:
  Net income......................    4,426                              4,426                      4,426
  Other comprehensive income --
    foreign currency translation
    adjustments...................        7                                              7              7
                                     ------
Comprehensive income..............    4,433
                                     ======
Exercise of stock options.........                                2                                     2
                                                 ---        -------    -------         ---        -------
Balance, December 31, 1998........               $74        $22,748    $ 6,357         $22        $29,201
                                                 ===        =======    =======         ===        =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
Cash flows from operating activities:
  Net income................................................  $ 2,551    $ 4,005    $  4,426
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      627        849       1,129
    Deferred rent...........................................       23        103         120
    Deferred income taxes...................................       89       (643)        180
    Transition loss.........................................       --        (35)         --
    Minority interests in net earnings of subsidiaries......      124        192          42
    Loss (gain) on sale of fixed assets.....................       18        (17)        (14)
  Changes in operating assets and liabilities, net of
    effects from acquisitions of businesses:
    Accounts receivable.....................................   (2,141)    (2,519)     (2,010)
    Unbilled production charges.............................    1,562         61      (1,345)
    Other current assets....................................      (46)      (379)       (117)
    Other assets............................................      (88)        69         292
    Accounts payable........................................     (507)      (610)        490
    Advance billings........................................      221        200         851
    Accrued expenses........................................      998      4,082         464
    Other current liabilities...............................       --         --          16
    Other liabilities.......................................       18        (48)        (36)
                                                              -------    -------    --------
Net cash provided by operating activities...................    3,449      5,310       4,488
                                                              -------    -------    --------
Cash flows from investing activities:
    Capital expenditures, net...............................     (720)    (1,071)       (970)
    Proceeds from the sale of fixed assets..................       50        100          93
    Businesses acquired, net of cash received...............     (242)        --     (12,273)
    Restricted cash, net....................................       --         --      (1,560)
                                                              -------    -------    --------
Net cash (used in) investing activities.....................     (912)      (971)    (14,710)
                                                              -------    -------    --------
Cash flows from financing activities:
    Net proceeds from initial public offering...............       --     16,445          --
    Payment of majority stockholder dividends...............       --       (105)         --
    Payments of minority interest shareholders' dividends...       --        (55)         --
    Proceeds from exercise of stock options.................       --         --           2
    Net proceeds from (repayment of) line of credit.........      109       (400)       (634)
    Distributions to stockholders...........................   (1,487)    (4,197)         --
    Proceeds from bank loans................................       --        255          --
    Issuance of bank loans and long-term debt...............      300         --          --
    Repayment of bank loans and long-term debt..............     (289)      (262)       (688)
    Capital lease repayments................................      (77)      (151)       (135)
                                                              -------    -------    --------
Net cash (used in) provided by financing activities.........   (1,444)    11,530      (1,455)
                                                              -------    -------    --------
Effect of exchange rates on cash............................      (17)         9          57
                                                              -------    -------    --------
Net increase (decrease) in cash and cash equivalents........    1,076     15,878     (11,620)
Cash and cash equivalents at beginning of year..............    1,138      2,214      18,092
                                                              -------    -------    --------
Cash and cash equivalents at end of year....................  $ 2,214    $18,092    $  6,472
                                                              =======    =======    ========
Supplemental disclosure of cash flow information:
    Cash paid for:
    Taxes...................................................  $   131    $   851    $  2,415
                                                              =======    =======    ========
    Interest................................................  $   129    $   139    $     64
                                                              =======    =======    ========
Supplemental schedule of noncash investing activities:
    Capital leases for new equipment........................  $    --    $    --    $     43
                                                              =======    =======    ========
    Issuance of stock for acquisition of minority
      interests.............................................  $    --    $ 2,332    $     --
                                                              =======    =======    ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1. ORGANIZATION

    On November 12, 1997, Healthworld Corporation acquired (the "Consolidation"), in exchange for shares of its Common Stock, all of the issued and outstanding common stock of each of (i) Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities ("GHB&M") and (ii) Milton Marketing Group Limited and its subsidiaries ("Milton"). Unless otherwise indicated, all references herein to the "Company" give effect to the Consolidation and include GHBM, Milton and each of Healthworld Corporation's other subsidiaries. The Consolidation was accounted for under the pooling of interests method of accounting. Accordingly, the Company's consolidated financial statements and notes thereto have been restated to include the results of GHB&M and Milton for all periods presented.

    In July 1998, the Company acquired 80% of the capital stock of HFT, a French holding company, which owns 100% of the capital stock of Torrent S.A., a French healthcare communications agency, which in turn owns 100% of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company (collectively, the "HFT Group Companies"). In addition, in July 1998, the Company acquired all of the capital stock of Colwood House Medical Publications
(UK) Limited ("Colwood"), a United Kingdom medical education company. In
October 1998, the Company acquired all of the capital stock of CPA Espana, S.L. ("CPA Spain"), a healthcare communications agency located in Madrid, Spain. The acquisitions of the aforementioned companies (collectively, the "1998 Acquisitions"), have been accounted for using the purchase method of accounting, whereby the excess initial purchase price over the fair value of net assets acquired has been recorded as goodwill (Note 6).

    Certain amounts in the financial statements for prior periods have been reclassified to conform to the current year presentation for comparative purposes.

NOTE 2. BUSINESS

    The Company is an international communications and contract sales marketing organization specializing in healthcare. The Company provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of strategic marketing services designed to accelerate acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, publishing, medical education, public relations, interactive multimedia, database marketing and marketing research services. The Company offers its clients global reach and expertise through its operations in the United States, the United Kingdom, France and Spain and through Healthworld B.V., a world-wide network of licensed independent marketing and communications agencies.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its majority and wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

RESTATEMENT

    As discussed in Note 1, the Company completed the Consolidation on November 12, 1997, which was accounted for under the pooling of interests method of accounting. Accordingly, the Company's

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

consolidated financial statements and notes thereto have been restated to include the results of GHB&M and Milton for the years ended December 31, 1996 and 1997.

FISCAL YEAR CHANGE

    In December 1997, the Company changed the fiscal year end of Milton from November 30 to December 31 to eliminate the one month lag in reporting. The one month lag was eliminated during the fourth quarter of 1997 as an adjustment to retained earnings of $(35).

FOREIGN CURRENCY TRANSLATION

    All assets and liabilities of the Company's European subsidiaries are translated into United States Dollars. Assets and liabilities of Milton and Colwood are translated from British Pounds Sterling, those of the HFT Group Companies are translated from French Francs and those of CPA Spain are translated from Spanish Pesetas at year-end exchange rates. Income and expense items for the Company's European subsidiaries are translated at average exchange rates prevailing during each fiscal year. The resulting translation adjustments are recorded as a separate component of stockholders' equity.

REVENUE RECOGNITION

    Revenues and fees are derived from clients for creative concept development, production of advertising and promotional materials and the supply of long and short-term personnel for client marketing purposes. For services such as the production of advertising and promotion materials, fees are recognized when the production materials are completed. With respect to services such as consulting, publishing and public relations, the Company is either paid a monthly retainer or bills on an actual time incurred basis, which, in each case, the Company recognizes as income each month to match its monthly payroll and operating costs. Revenues associated with contract sales services are recognized as such services are provided and payroll expenses are incurred.

    Accounts receivable includes fees recognized, project costs, and media and production costs incurred on behalf of clients, which are paid for by the Company and billed to clients. The Company records gross contract revenues for contract sales services. The related direct costs are included in salaries and related costs on the accompanying consolidated statements of income.

CONCENTRATION OF CREDIT RISK

    The Company provides services to a range of clients operating mostly in the healthcare, consumer products and utility industries. For the years ended December 31, 1996 and 1997, the Company had one client which constituted approximately 26.9% and 18.8% of total revenues, respectively, and for the year ended December 31, 1998, the Company had one client which accounted for approximately 14.1% of total revenues. The Company extends credit to all qualified clients, but does not believe that it is exposed to any undue concentration of credit risk to any significant degree. At December 31, 1997 and 1998, no single customer accounted for more than 10% of the Company's total trade receivables. The Company maintains reserves for potential credit losses, but has not experienced any material losses from individual clients or groups of clients.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

    For purposes of the consolidated balance sheets and consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

UNBILLED PRODUCTION CHARGES

    Unbilled production charges consists principally of costs incurred in producing marketing communications for clients and field marketing personnel to be billed. Such amounts will be billed to clients at either a defined stage of the project or when production is complete.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using both accelerated and straight-line methods over the following periods:

Buildings............................  30 years
Motor vehicles.......................  4-8 years
Furniture and equipment..............  4-14 years
Leasehold improvements...............  Lesser of lease term or useful life
Equipment held under capital           Lesser of lease term or useful life
  leases.............................

EQUIPMENT HELD UNDER CAPITAL LEASES

    Equipment held under capital leases is accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases", and is recorded in property and equipment. The present value of the related liability is included in capitalized lease obligations.

GOODWILL

    Goodwill represents the Company's excess purchase price over the fair value of net assets acquired and is being amortized on a straight-line basis. Amounts recognized to date have been amortized over 30 years from the original date of acquisition. Amortization expense of goodwill for the years ended December 31, 1996, 1997 and 1998 amounted to $42, $78 and $259 respectively.

ACCOUNTING FOR LONG-LIVED ASSETS

    During 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement requires the Company to review long-lived assets, including certain intangibles and goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The provisions of SFAS No. 121 have had no impact on the financial statements for all periods presented.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVANCE BILLINGS

    Advance billings consists of progress billings for production jobs that are not completed, as well as accrued media placements that have been billed to clients.

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". This statement requires an asset and liability approach for measuring deferred taxes based on temporary differences between the financial statement and income tax bases of assets and liabilities existing at each balance sheet date using enacted rates for the years in which the taxes are expected to be paid or recovered.

    As a result of the Consolidation, the entities comprising GHB&M (other than Syberactive, Inc., which was already treated as a C corporation) are no longer treated as S corporations. Deferred tax assets and liabilities were established in the fourth quarter of 1997 due to the termination of GHB&M's S corporation status on November 12, 1997. This resulted in a credit to the provision for income taxes of $404 for the year ended December 31, 1997 (Note 11).

STOCK-BASED COMPENSATION

    In 1997, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", by continuing to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", while providing the required pro forma disclosures as if the fair value method had been applied (Note 14).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company accounts for the fair value of its financial instruments in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The carrying value of all financial instruments reflected in the accompanying balance sheets approximates fair value at December 31, 1997 and 1998, respectively.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 and will not require retroactive restatement of prior period financial statements. This statement requires the recognition of all derivative instruments as either assets or

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

liabilities in the balance sheet measured at fair value. Derivative instruments will be recognized as gains or losses in the period of change. If certain conditions are met where the derivative instrument has been designated as a fair value hedge, the hedged item may also be marked to market through earnings thus creating an offset. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The Company does not presently make use of derivative instruments.

NOTE 4. RESTRICTED CASH

    In connection with the Colwood acquisition, the Company deposited an amount equal to L1,000 (approximately US$1,700) in an interest-bearing escrow account to be applied towards potential, future earn-out payments. For 1997 and 1998, in connection with the lease for office space, the Company was required to establish irrevocable standby letters of credit with face amounts of $300 and $200, respectively. The Company set aside certificates of deposit in the amounts of $300 and $200 in 1997 and 1998, respectively, as collateral for such letters of credit.

NOTE 5. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31,

                                                              1997       1998
                                                            --------   --------
Land......................................................  $    --    $   334
Buildings.................................................       --        439
Motor vehicles............................................      261        614
Furniture and equipment...................................    3,704      4,964
Leasehold improvements....................................      942      1,091
Equipment held under capital leases.......................      295        200
                                                            -------    -------
                                                              5,202      7,642
Less: accumulated depreciation and amortization...........   (2,768)    (3,199)
                                                            -------    -------
                                                            $ 2,434    $ 4,443
                                                            =======    =======

    Depreciation and amortization expense for the years ended December 31, 1996, 1997 and 1998 amounted to approximately $585, $771 and $870, respectively.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 6. ACQUISITIONS OF BUSINESSES

MILTON CATER LIMITED ("MCL")

    MCL was formed in April 1996, and the Company acquired 51% of its equity in May 1996. The remaining 49% of MCL's equity was owned by a key employee and was purchased by the Company on November 12, 1997 for no consideration pursuant to a prior agreement between Milton and the minority stockholder.

MILTON MARKETING LIMITED ("MML")

    In April 1996, the Company acquired an additional 7.5% interest in MML for $234, which increased the Company's interest in MML to 92.5%. The acquisition of the 7.5% interest was accounted for using the purchase method of accounting. The excess purchase price over the fair value of the minority share of net assets was $188 and has been recorded as goodwill. As described above the remaining 7.5% interest was acquired on November 12, 1997.

PDM COMMUNICATIONS LIMITED ("PDM")

    In November 1996, the Company acquired a 75% interest in PDM for a cash purchase price of $32. The minority stockholder had a put option and the Company had a call option with respect to the remaining 25% of the shares not owned by the Company. This acquisition was accounted for using the purchase method of accounting and the purchase price was allocated to the assets purchased and the liabilities assumed based on their fair values at the date of acquisition. The excess purchase price over the fair value of the net assets acquired was $523 and has been recorded as goodwill. On November 12, 1997 the Company exercised its call option as fully described above. The Company may be required under certain circumstances to remit to a prior PDM stockholder up to approximately $320 no later than July 31, 1999.

MINORITY INTERESTS

    On November 12, 1997, the Company acquired the remaining minority interests in all Milton subsidiaries. In accordance with the terms of the acquisitions, the Company issued 259 shares of common stock in exchange for all minority shareholders' interest in their respective companies. These acquisitions were accounted for using the purchase method of accounting. The excess purchase price over the fair value of the minority interest share of the net assets acquired was $2,046 and has been recorded as goodwill.

THE HFT GROUP COMPANIES

    In July 1998, the Company acquired 80% of the capital stock of HFT, a French holding company, which owns 100% of the capital stock of Torrent, a French healthcare communications agency, which in turn owns 100% of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company. The initial cash purchase price paid by the Company was approximately 20,300 French Francs (approximately US$3,400) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place on or prior to April 15, 2000 and April 15, 2002 based upon (i) a multiple of operating income of the HFT Group Companies, and (ii) the seller's option to sell and the Company's option to purchase the

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 6. ACQUISITIONS OF BUSINESSES (CONTINUED)

remaining 20% of the capital stock of HFT, will not exceed 48,000 French Francs (approximately US$8,100). The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, 1,600 French Francs (approximately US$267), after removing minority interests, was recorded as goodwill. Total goodwill recorded on the purchase was approximately $3,100.

COLWOOD

    In July 1998, the Company acquired all of the capital stock of Colwood, a United Kingdom medical education company. The initial cash purchase price paid by the Company was L4,500 (approximately US$7,500) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place in April 2000 and August 2001 based upon Colwood achieving certain targeted operating profits, are not to exceed approximately L8,000 (approximately US$13,300). Pursuant to the acquisition agreement, the Company deposited an amount equal to L1,000 (approximately US$1,700) in an interest-bearing escrow account to be applied towards the potential, future earn-out payments, and may potentially be required to deposit into such escrow account additional amounts, based on net operating profits, to be applied towards such payments. The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, L891 (approximately US$1,500), was recorded as goodwill. Total goodwill recorded on the purchase was L3,600 (approximately US$6,000).

CPA SPAIN

    In October 1998, the Company acquired all of the capital stock of CPA Spain, a healthcare communications agency located in Madrid, Spain. The initial cash purchase price paid by the Company was approximately 261,000 Spanish Pesetas (approximately US$1,900) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place in April 2000 and April 2003 based upon CPA Spain achieving certain targeted operating profits, are not to exceed approximately 710,000 Spanish Pesetas (approximately US$5,100). The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, 24,900 Spanish Pesetas (approximately US$164), was recorded as goodwill. Total goodwill recorded on the purchase was $1,700. The results of operations of these acquisitions are included in the consolidated financial statements from the respective dates of acquisition.

    Summarized below are the unaudited pro forma results of operations for the years ended December 31, 1996, 1997 and 1998 of the Company as though the acquisitions of MCL, MML, PDM and the remaining minority interests in certain of Milton's subsidiaries had occurred at the beginning of 1996, and the acquisitions of the HFT Group Companies, Colwood and CPA Spain had occurred at the

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 6. ACQUISITIONS OF BUSINESSES (CONTINUED)

beginning of 1997. Adjustments have been made for income taxes, amortization of goodwill, interest income and minority interests in net earnings of subsidiaries related to these transactions.

                                                        TWELVE MONTHS ENDED
                                                            DECEMBER 31,
                                                   ------------------------------
                                                     1996       1997       1998
                                                   --------   --------   --------
Pro Forma:
  Revenues.......................................  $24,596    $44,144    $68,696
  Net income.....................................    1,459      2,663      4,285

  Basic net income per common share..............  $  0.31    $  0.53    $  0.58
                                                   =======    =======    =======
  Diluted net income per common share............  $  0.31    $  0.53    $  0.56
                                                   =======    =======    =======

    These pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been made at the beginning of 1996, 1997 or 1998 or of results which may occur in the future.

NOTE 7. BANK LOANS AND OVERDRAFTS

    The Company has the following loans and overdraft facilities outstanding at December 31,

                                                                1997       1998
                                                              --------   --------
Term loan (a)...............................................  $   345     $ 232
Term note/loan (b)..........................................      125        19
Business development loan (c)...............................       10        --
Overdraft facility (d)......................................      634        --
4% loan notes (e)...........................................      452        --
                                                              -------     -----
                                                                1,566       251

Less: current portion.......................................   (1,336)     (135)
                                                              -------     -----
                                                              $   230     $ 116
                                                              =======     =====

------------------------

(a) During November 1995, a bank provided a Term Loan of $588 to the Company which bears interest at the UK base rate (6.25% as of December 31, 1998) plus 2% per annum and is payable in installments of $58 every May and November with the final installment due in November 2000. The Term Loan requires the Company to maintain certain financial covenants. As of December 31, 1998, the Company was in compliance with all of the provisions of the Term Loan.

(b) During February 1996, a bank provided a Term Loan of $300 to finance the construction of additional office space in the United States. This Term Loan bears interest at 7.75% per annum and is payable in 36 monthly installments commencing March 1996.

(c) This loan bore interest at 10.5% per annum and matured in April 1998.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 7. BANK LOANS AND OVERDRAFTS (CONTINUED)

(d) The Company has in place an overdraft facility with a bank, which bears interest at the UK base rate plus 1.75% per annum. As of December 31, 1997 and 1998 the outstanding balance was approximately $634 and $0, respectively, while the overdraft facility limits were approximately $820 and $1,245, respectively.

(e) In connection with the Milton Headcount Limited acquisition, the Company issued a $462, 4% unsecured note, which was paid in full in July 1998.

    AT DECEMBER 31, 1998, MATURITIES OF DEBT ARE AS FOLLOWS:

1999........................................................  $135
2000........................................................   116
                                                              ----
                                                              $251
                                                              ====

    The Company has several credit facilities with various financial institutions. At December 31, 1997 and 1998, there was $634 and $0, respectively, outstanding under the collective Company facilities.

NOTE 8. CAPITALIZED LEASE OBLIGATIONS

    The Company has entered into capital leases for computer equipment and motor vehicles. The lease payments are payable monthly on a straight-line basis. The assets relating to the leases are capitalized and amortized over a period approximating the lease period.

    Minimum future lease payments under capital leases as of December 31, 1998 are as follows:

1999........................................................  $ 87
2000........................................................    53
2001........................................................     8
                                                              ----
Total minimum lease payments................................   148

Less: amounts representing interest.........................    15
                                                              ----
Present value of minimum lease payments.....................  $133
                                                              ====

    Interest rates on capitalized leases vary from 11% to 15% and are imputed based on the lessor's implicit rate of return.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 9. ACCRUED EXPENSES

    Major components of accrued expenses at December 31, included:

                                                                1997       1998
                                                              --------   --------
Salaries and related costs..................................   $2,887     $2,370
Value added tax.............................................    1,393      2,068
Income taxes................................................      902      1,297
Other.......................................................      680      1,673
Offering costs..............................................      286         --
Acquisition costs...........................................       --        331
                                                               ------     ------
                                                               $6,148     $7,739
                                                               ======     ======

NOTE 10. COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and foreign currency translation adjustments which are presented in the Consolidated Statement of Stockholder's Equity. No provision for income taxes has been made with respect to foreign currency translation adjustments because all earnings of foreign subsidiaries are expected to be permanently reinvested outside the United States.

NOTE 11. INCOME TAXES

    Income taxes have been provided for using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". The provision for income taxes is recorded at an effective rate of 14.6% and 40.0% for the fiscal years ended December 31, 1997 and 1998, respectively. Prior to the Consolidation in 1997, certain of the entities comprising GHB&M were treated as S corporations and were not subject to Federal corporate income taxes.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 11. INCOME TAXES (CONTINUED)

    The provision for income taxes was comprised of the following at December 31,

                                                         1996       1997       1998
                                                       --------   --------   --------
Current:
  Federal............................................    $ --      $  301     $1,371
  State and local....................................      69         681        463
  Foreign............................................     366         380        962
                                                         ----      ------     ------
                                                         $435      $1,362     $2,796
                                                         ====      ======     ======

Deferred:
  Federal............................................      --         (16)       130
  State and local....................................      89        (223)        50
                                                         ----      ------     ------
                                                           89        (239)       180
Deferred taxes resulting from subchapter "S"
  corporation termination............................      --        (404)        --
                                                         ----      ------     ------
Total................................................    $524      $  719     $2,976
                                                         ====      ======     ======

    Reconciliation of the statutory Federal income tax rate to the Company's effective tax rate is as follows:

                                                                 DECEMBER 31,
                                                             --------------------
                                                               1997        1998
                                                             --------    --------
U.S. Federal statutory rate................................    34.0%       34.0%
State and local taxes, net of Federal benefit..............     6.1         4.5
Tax effect resulting from foreign operations...............     0.6         1.0
Income from "S" corporation period taxable to
  shareholders.............................................   (21.3)         --
Deferred taxes resulting from subchapter "S" corporation
  termination..............................................    (8.2)         --
Non-deductible foreign tax losses..........................     1.8          --
Non-deductible goodwill amortization.......................     0.5         1.2
Other......................................................     1.1        (0.7)
                                                              -----        ----
Effective income tax rate..................................    14.6%       40.0%
                                                              =====        ====

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 11. INCOME TAXES (CONTINUED)

    Significant components of deferred tax assets are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
Current deferred tax assets and liabilities:
  Accounts receivable.......................................    $ 55       $ 25
  Various accruals and other................................      36        (31)
                                                                ----       ----
                                                                  91         (6)

Non-current deferred tax assets:
  Deferred rent.............................................     328        245
                                                                ----       ----
Total deferred tax asset....................................    $419       $239
                                                                ====       ====

    No provision for U.S. income taxes has been made for $2,895 of cumulative unremitted earnings of foreign subsidiaries at December 31, 1998 because those earnings are expected to be permanently reinvested outside the United States.

NOTE 12. NET INCOME PER COMMON SHARE

    In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share amounts were computed by dividing net earnings by the weighted average number of common shares outstanding, excluding any potential dilution. Diluted earnings per common share amounts were computed by reflecting potential dilution from the exercise of stock options.

    The following chart provides a reconciliation of information used in calculating the per share amounts, for the twelve month periods ended December 31, 1996, 1997 and 1998:

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                1996          1997          1998
                                                              --------      --------      --------
Net income..................................................   $2,551        $4,005        $4,426
Pro forma provision for income taxes........................      781         1,304            --
                                                               ------        ------        ------
Pro forma net income........................................    1,770         2,701         4,426
                                                               ======        ======        ======

Basic common shares outstanding.............................    4,741         5,037         7,415
Effect of dilutive securities:
  Stock options.............................................       --            10           177
                                                               ------        ------        ------
Diluted shares outstanding..................................    4,741         5,047         7,592
                                                               ======        ======        ======

Basic net income per common share...........................   $ 0.37        $ 0.54        $ 0.60
                                                               ======        ======        ======
Diluted net income per common share.........................   $ 0.37        $ 0.54        $ 0.58
                                                               ======        ======        ======

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 13. PRO FORMA NET INCOME

    Pro forma net income for the twelve month periods ended December 31, 1996 and 1997 includes the pro forma effect of a C corporation income tax provision as if each of the companies comprising GHB&M (other than Syberactive, Inc., which was already treated as a C corporation) were treated as C corporations for the entire period.

NOTE 14. STOCK BASED COMPENSATION PLANS

    On October 13, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan authorized the granting of stock options to purchase up to an aggregate of 710 shares of the Company's common stock. On June 10, 1998, the Board of Directors adopted an amendment to the 1997 Plan to increase by 700 the aggregate number of shares of the Company's common stock available under the 1997 Plan, which amendment was approved by the Company's stockholders on June 10, 1998. The awards can take the form of Incentive Stock Options ("ISOs") and Non-qualified Stock Options ("NQSOs"). Awards may be granted to key employees, directors and consultants. ISOs and NQSOs are granted in terms not to exceed ten years and become exercisable as set forth when the award is granted. Options may be exercised in whole or in part. The exercise price of the ISOs and NQSOs is the market price of the Company's common stock on the date of grant. Any plan participant who is granted ISOs and possesses more than 10% of the voting rights of the Company's outstanding common stock must be granted options at an option price of at least 110% of fair market value on the date of grant and the option must be exercised within five years from the date of grant. Under the 1997 Plan, ISOs and NQSOs have been granted to key employees and directors for terms of up to ten years, at exercise prices ranging from $9.00 to $16.50 and are exercisable in whole or in part at the stated times from the date of grant up to three years from the date of grant.

    The following is a summary of stock option activity granted under the 1997 Plan and related information for the years ended December 31, 1997 and 1998:

                                                                                       WEIGHTED AVERAGE
                                               QUALIFIED   NON-QUALIFIED     TOTAL      EXERCISE PRICE
                                               ---------   -------------   ---------   ----------------
                                                                   (ACTUAL AMOUNTS)
Balance at December 31, 1996.................        --            --             --            --
Granted......................................   361,250       179,500        540,750        $ 9.09
Exercised....................................        --            --             --            --
Forfeited....................................    (1,250)           --         (1,250)         9.00
                                                -------       -------      ---------        ------

Balance at December 31,1997..................   360,000       179,500        539,500          9.07
Granted......................................   177,151       349,849        527,000         13.38
Exercised....................................      (167)           --           (167)        11.13
Forfeited....................................   (17,649)      (16,500)       (34,149)        10.90
                                                -------       -------      ---------        ------

Balance at December 31, 1998.................   519,335       512,849      1,032,184        $11.20

    The Company accounts for awards granted to employees and directors under APB No.25, under which no compensation cost has been recognized for stock options granted. Had compensation cost for

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 14. STOCK BASED COMPENSATION PLANS (CONTINUED)

these stock options been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                             1997           1998
                           --------       --------
Net income:   As reported   $2,701         $4,426
              Pro forma      2,582          3,270

Basic EPS:    As reported   $ 0.54         $ 0.60
              Pro forma       0.51           0.44

Diluted EPS:  As reported   $ 0.54         $ 0.58
              Pro forma       0.51           0.43

    The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                1997        1998
                                              --------    --------
Expected life (years).......................     4.4         4.5
Risk free interest rate.....................    5.79%       5.75%
Volatility..................................      43%         60%
Dividend yield..............................       0%          0%
Remaining contractual life (years)..........    8.78        8.34

    The weighted average fair value of options granted at fair value (market price) and at an exercise price above the fair market price was $3.88 and $3.77, respectively, in 1997 and $7.09 and $7.72, respectively, in 1998. The weighted average exercise price of options granted at fair value (market price) and those granted at exercise prices above fair market price was $9.01 and $9.90, respectively, in 1997 and $13.32 and $16.50, respectively, in 1998.

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts as the Company anticipates additional awards in future years.

NOTE 15. SEGMENT AND GEOGRAPHIC INFORMATION

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The accounting policies of the operating segments are the same as those described in the Summary of Significant Accounting Policies.

    The Company is organized based on the services that it offers. Under this organizational structure, the Company operates in two principal operating segments: communications and contract sales. The Company's communications operations provides integrated services to clients which includes advertising and promotion, consulting, medical education, public relations, publishing, database marketing, interactive media and marketing research services. The Company's contract sales operations involve forming dedicated sales teams to provide clients with substantial flexibility in selecting the extent and costs of promoting products as well as the clients' level of involvement in managing the sales effort.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 15. SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)

    Segment information is as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1996       1997       1998
                                                   --------   --------   --------
Revenues:
  Communications.................................  $17,573    $21,962    $30,233
  Contract Sales.................................    6,636     13,330     33,444
                                                   -------    -------    -------
                                                   $24,209    $35,292    $63,677

Income from operations:
  Communications.................................  $ 2,458    $ 3,525    $ 5,998
  Contract Sales.................................      810      1,305        804
                                                   -------    -------    -------
                                                   $ 3,268    $ 4,830    $ 6,802
Interest (expense) income........................      (69)        86        642
                                                   -------    -------    -------
Income before taxes..............................  $ 3,199    $ 4,916    $ 7,444

                                                         AS OF DECEMBER 31,
                                                   ------------------------------
                                                     1996       1997       1998
                                                   --------   --------   --------
Total assets:
  Communications.................................  $17,237    $34,168    $40,725
  Contract Sales.................................    3,299      7,641     10,146
                                                   -------    -------    -------
                                                   $20,536    $41,809    $50,871

Expenditures for additions to fixed assets:
  Communications.................................  $   545    $   867    $   585
  Contract Sales.................................      175        204        385
                                                   -------    -------    -------
                                                   $   720    $ 1,071    $   970

    One customer in the communications segment represented $6.6 million, or 18.8%, of the Company's consolidated revenues for the year ended December 31, 1997, and one customer in the contract sales segment was responsible for $9.0 million, or 14.1%, of the Company's consolidated revenues for the year ended December 31, 1998.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 15. SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)

    Geographic information is as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1996       1997       1998
                                                   --------   --------   --------
Revenues:
  Domestic.......................................  $14,314    $18,172    $23,149
  Foreign........................................    9,895     17,120     40,528
                                                   -------    -------    -------
                                                   $24,209    $35,292    $63,677

Income from operations:
  Domestic.......................................  $ 2,183    $ 3,710    $ 4,165
  Foreign........................................    1,085      1,120      2,637
                                                   -------    -------    -------
                                                   $ 3,268    $ 4,830    $ 6,802

                                                         AS OF DECEMBER 31,
                                                   ------------------------------
                                                     1996       1997       1998
                                                   --------   --------   --------
Identifiable assets:
  Domestic.......................................  $14,049    $31,365    $19,975
  Foreign........................................    6,487     10,444     30,896
                                                   -------    -------    -------
                                                   $20,536    $41,809    $50,871

NOTE 16. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company has entered into various leases for property. All leases are payable in monthly or quarterly installments, and are accounted for on a straight-line basis over the term of the lease.

    The following is a schedule of the minimum annual lease payments due:

1999........................................................  $1,302
2000........................................................   1,302
2001........................................................   1,286
2002........................................................   1,252
2003........................................................   1,097
Thereafter..................................................   6,243

    Total rent expense incurred for the years ended December 1996, 1997 and 1998 was approximately $1,043, $1,196 and $1,359, respectively.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements (the "Agreements") with certain key employees. The agreements contain provisions for base salary and incentives dependent upon certain

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 16. COMMITMENTS AND CONTINGENCIES (CONTINUED)

performance measures, and are subject to termination by either party. The aggregate annual minimum base compensation required by the Agreements is approximately $2,719.

DEFINED CONTRIBUTION PLANS

    The Company has a defined contribution plan (the "Contribution Plan") that is intended to qualify under Section 401(k) of the Internal Revenue Code ("IRC"). All domestic employees, except those who have not attained the age of 21, are eligible to participate in the Contribution Plan. Participants may contribute, through payroll deductions, up to 15% of their base compensation, not to exceed IRC limitations. The Company matches up to 4% of salary for participating employees. For the years ended December 31, 1996, 1997 and 1998 the Company contributed $124, $172 and $246, respectively.

    The Company makes non-contractual payments into the personal pension plans of various European senior managers. For the years ended December 31, 1996, 1997 and 1998, the Company contributed $41, $56 and $72, respectively.

LITIGATION

    In the normal course of business, the Company is a party to various claims and/or litigation. Management believes that the settlement of all such claims and/or litigation, considered in the aggregate will not have a material adverse effect on the Company's financial position and results of operations.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 17. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    The following is a summary of unaudited quarterly financial information for the years ended 1997 and 1998:

                                                                   YEAR ENDED DECEMBER 31, 1997
                                                             -----------------------------------------
                                                              FIRST      SECOND     THIRD      FOURTH
                                                             QUARTER    QUARTER    QUARTER    QUARTER
                                                             --------   --------   --------   --------
Revenues...................................................   $6,278     $7,473     $9,435    $12,106
Income from operations.....................................      216        899      1,723      1,992
Net income.................................................      191        762      1,374      1,678
Pro forma information (1):
  Pro forma net income.....................................      105        491        914      1,191
  Pro forma basic earnings per share(2)....................   $ 0.02     $ 0.10     $ 0.19    $  0.20
  Pro forma diluted earnings per share(2)..................   $ 0.02     $ 0.10     $ 0.19    $  0.20

                                                                YEAR ENDED DECEMBER 31, 1998
                                                          -----------------------------------------
                                                           FIRST      SECOND     THIRD      FOURTH
                                                          QUARTER    QUARTER    QUARTER    QUARTER
                                                          --------   --------   --------   --------
Revenues................................................  $13,988    $14,877    $16,919    $17,893
Income from operations..................................      324      1,731      2,511      2,236
Net income..............................................      304      1,131      1,494      1,497
Basic earnings per share(2).............................  $  0.04    $  0.15    $  0.20    $  0.20
Diluted earnings per share(2)...........................  $  0.04    $  0.15    $  0.20    $  0.20

------------------------

(1) Gives pro forma effect to C corporation taxation for GHB&M.

(2) The sum of the quarters does not equal the full year per share amounts included in the accompanying statement of income due to the effect of the weighted average number of shares outstanding during the fiscal year as compared to the quarters.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS
Current Assets:
  Cash and cash equivalents.................................     $ 6,472        $ 6,851
  Accounts receivable, net..................................      18,889         30,298
  Unbilled production charges...............................       3,151          2,738
  Other current assets......................................       1,501          1,426
                                                                 -------        -------
Total current assets........................................      30,013         41,313

Restricted cash.............................................       1,860          1,972
Property and equipment, net.................................       4,443          5,146
Goodwill, net...............................................      14,266         30,407
Other assets................................................         289            701
                                                                 -------        -------
Total assets................................................     $50,871        $79,539
                                                                 =======        =======
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................     $   135        $    --
  Current portion of capitalized lease obligations..........          74             52
  Accounts payable..........................................       4,247          5,459
  Accrued expenses..........................................       7,739          9,204
  Advance billings..........................................       7,982         20,352
  Other current liabilities.................................         302          1,942
                                                                 -------        -------
Total current liabilities...................................      20,479         37,009
Long-term debt..............................................         116             --
Capitalized lease obligations...............................          59            105
Minority interests..........................................         111            122
Deferred rent...............................................         888          1,008
Other liabilities...........................................          17             74
                                                                 -------        -------
Total liabilities...........................................      21,670         38,318
                                                                 -------        -------
Stockholders' Equity:
  Preferred stock, $.01 par value; 1,000,000 shares
    authorized; no shares outstanding.......................          --             --
  Common stock, $.01 par value; 20,000,000 shares
    authorized; 7,415,167, and 8,098,280 shares outstanding,
    respectively............................................          74             81
  Additional paid-in capital................................      22,748         31,062
  Retained earnings.........................................       6,357         10,113
  Accumulated other comprehensive income....................          22            (35)
                                                                 -------        -------

Total stockholders' equity..................................      29,201         41,221
                                                                 -------        -------
Total liabilities and stockholders' equity..................     $50,871        $79,539
                                                                 =======        =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                NINE MONTHS ENDED
                                                              ---------------------
                                                              SEPT. 30,   SEPT. 30,
                                                                1998        1999
                                                              ---------   ---------
Revenues....................................................   $45,784     $54,815
                                                               -------     -------
Operating expenses:
  Salaries and related costs................................    34,747      39,973
  General and office expenses...............................     5,702       7,398
  Depreciation and amortization.............................       769       1,247
                                                               -------     -------
                                                                41,218      48,618
Income from operations......................................     4,566       6,197
Interest income, net........................................       551         452
                                                               -------     -------
Income before provision for income taxes and minority
  interests.................................................     5,117       6,649
Provision for income taxes (Note 2).........................     2,156       2,875
Minority interests in net earnings of subsidiaries..........        32          18
                                                               -------     -------
Net income..................................................   $ 2,929     $ 3,756
                                                               =======     =======
Per share information (Note 3):
  Net income per common share:
    Basic...................................................   $  0.40     $  0.50
                                                               =======     =======
    Diluted.................................................   $  0.39     $  0.49
                                                               =======     =======
Common shares used in computing per share amounts:
    Basic...................................................     7,415       7,568
                                                               =======     =======
    Diluted.................................................     7,607       7,729
                                                               =======     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                                     NINE MONTHS ENDED
                                                              -------------------------------
                                                              SEPT. 30, 1998   SEPT. 30, 1999
                                                              --------------   --------------
Cash flows from operating activities:
  Net income................................................     $  2,929          $3,756
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................          769           1,247
    Deferred rent...........................................           73              66
    Deferred income taxes...................................          (29)             30
    Minority interests in net earnings of subsidiaries......           32              18
    Gain on sale of fixed assets............................          (14)            (28)
  Changes in operating assets and liabilities, net of
    effects from acquisitions of businesses:
    Accounts receivable.....................................       (1,363)         (8,031)
    Unbilled production charges.............................       (1,408)            406
    Other current assets....................................          (35)            113
    Other assets............................................         (117)           (154)
    Accounts payable........................................          285           1,124
    Advance billings........................................         (227)         10,097
    Accrued expenses........................................        1,344             687
    Other liabilities.......................................          (12)             57
                                                                 --------          ------
Net cash provided by operating activities...................        2,227           9,388
                                                                 --------          ------
Cash flows from investing activities:
    Capital expenditures....................................         (709)         (1,012)
    Proceeds from the sale of fixed assets..................           93             193
    Businesses acquired, net of cash received...............      (10,213)         (7,966)
    Restricted cash.........................................       (1,698)             16
                                                                 --------          ------
Net cash used in investing activities.......................      (12,527)         (8,769)
                                                                 --------          ------
Cash flows from financing activities:
    Repayments of line of credit............................         (634)             --
    Repayment of bank loans and long term debt..............         (588)           (243)
    Capital lease repayments................................         (104)           (102)
    Proceeds from exercise of stock options.................           --             156
                                                                 --------          ------
Net cash used in financing activities.......................       (1,326)           (189)
                                                                 --------          ------
Effect of exchange rates on cash............................          136             (51)
                                                                 --------          ------
Net (decrease) increase in cash and cash equivalents........      (11,490)            379
Cash and cash equivalents at beginning of period............       18,092           6,472
                                                                 --------          ------
Cash and cash equivalents at end of period..................     $  6,602          $6,851
                                                                 ========          ======
Supplemental disclosure of cash flow information:
  Cash paid for:
    Taxes...................................................     $  1,339          $2,690
                                                                 ========          ======
    Interest................................................     $     57          $  107
                                                                 ========          ======
Supplemental schedule of noncash investing and financing
  activities:
  Capital leases for new equipment..........................     $     42          $  125
                                                                 ========          ======
  Common stock issued in connection with the acquisition of
    business................................................     $     --          $8,165
                                                                 ========          ======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

1. ORGANIZATION AND BASIS OF PRESENTATION

    On November 12, 1997, Healthworld Corporation acquired (the "Consolidation"), in exchange for shares of its Common Stock, all of the issued and outstanding common stock of each of (i) Girgenti, Hughes, Butler &
McDowell, Inc. and its affiliated entities ("GHB&M") and (ii) Milton Marketing Group Limited and its subsidiaries ("Milton"). Unless otherwise indicated, all references herein to the "Company" give effect to the Consolidation and include GHBM, Milton and each of the Company's other subsidiaries. The Consolidation was accounted for under the pooling of interests method of accounting.

    The Company is an international communications and contract sales marketing organization specializing in healthcare. The Company provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of integrated strategic marketing services designed to accelerate the acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, medical education, public relations, marketing research, publishing, interactive multimedia and database marketing services. The Company offers its clients global reach and expertise through its operations in the United States, France, Spain and the United Kingdom and through Healthworld B.V., a world-wide network of marketing and communications agencies operating under exclusive licensing agreements.

    The accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of the Company's management, necessary to present fairly the financial position as of September 30, 1999 and the results of operations and cash flows for the interim periods ended September 30, 1998 and 1999. Interim results are not necessarily indicative of results for a full year. For further information, refer to the consolidated financial statements and the accompanying notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

2. INCOME TAXES

    Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The provision for income taxes (recorded at an effective rate of 42.6% for the three months ended September 30, 1998 and 1999, and at an effective rate of 42.1% and 43.2% for the nine months ended September 30, 1998 and 1999, respectively) reflects management's estimation of the effective tax rate that was and is expected to be applicable for the respective fiscal years. This estimate is evaluated by management each quarter.

3. NET INCOME PER COMMON SHARE

    In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share amounts were computed by dividing net earnings by the weighted average number of common shares outstanding, excluding any potential dilution. Diluted earnings per common share amounts were computed by reflecting potential dilution from the exercise of stock options.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

3. NET INCOME PER COMMON SHARE (CONTINUED)

    The following chart provides a reconciliation of information used in calculating the per share amounts for the nine-month periods ended September 30, 1998 and 1999:

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Numerator:
  Net income................................................   $2,929     $3,756
                                                               ------     ------
Denominator for basic net income per common share...........    7,415      7,568
Effect of dilutive securities:
  Stock options.............................................      192        161
                                                               ------     ------
Denominator for diluted net income per share................    7,607      7,729
                                                               ======     ======
Basic net income per common share...........................   $ 0.40     $ 0.50
                                                               ======     ======
Diluted net income per common share.........................   $ 0.39     $ 0.49
                                                               ======     ======

4. COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and foreign currency translation adjustments. No provision for income taxes has been made with respect to foreign currency translation adjustments because all earnings of foreign subsidiaries are expected to be permanently reinvested outside the United States. These amounts have been included in the accompanying consolidated balance sheet under the caption "Accumulated other comprehensive income".

    Comprehensive income is as follows:

                                                  NINE MONTHS
                                                     ENDED
                                                 SEPTEMBER 30,
                                              -------------------
                                                1998       1999
                                              --------   --------
Net income..................................   $2,929     $3,756
Other comprehensive income:
  Foreign currency translation
    adjustments.............................      136        (57)
                                               ------     ------
Comprehensive income........................   $3,065     $3,699
                                               ======     ======

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

5. SEGMENT INFORMATION

    In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers.

    The Company is organized based on the services that it offers. Under this organizational structure, the Company operates in two principal operating segments: communications and contract sales. The Company's communications operations provide integrated services to clients which includes advertising and promotion, consulting, medical education, public relations, marketing research, publishing, interactive media and database marketing research services. The Company's contract sales operations involve forming dedicated sales teams which provide clients with substantial flexibility in selecting the extent and cost of promoting products as well as the clients' level of involvement in managing its sales effort.

    Segment information is as follows:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                            -------------------
                                                              1998       1999
                                                            --------   --------
Revenues:
  Communications..........................................  $20,788    $28,617
  Contract Sales..........................................   24,996     26,198
                                                            -------    -------
                                                            $45,784    $54,815
                                                            =======    =======

Income from operations:
  Communications..........................................  $ 3,839    $ 4,945
  Contract Sales..........................................      727      1,252
                                                            -------    -------
                                                            $ 4,566    $ 6,197
                                                            =======    =======

6. ACQUISITION OF BUSINESS

    In August 1999, the Company acquired all of the capital stock of Falk Communications, Inc. ("Falk"), a United States healthcare communications company. The initial purchase price paid by the Company was $16,952 consisting of $9,000 in cash, including expenses related to the acquisition, and Company Common Stock valued at $7,952. Total amounts to be paid in connection with the acquisition, including expenses related to the acquisition and potential, future earn-out payments to take place in April 2000, 2001, 2002 and 2003, based upon a multiple of operating income of Falk, are not expected to exceed $37,802. However, because the amount of Common Stock to be paid in connection with additional earn-out payments is based upon a moving average price of the Common Stock during a 20 day period ending 3 days before the date payment is made, while such Common Stock paid in connection with the earn-outs will be valued for accounting purposes based upon its market price on the date of issuance, it is possible that as a result of market fluctuations in the price of the Common Stock the value of the aggregate consideration paid to the Falk shareholders in connection with the

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

6. ACQUISITION OF BUSINESS (CONTINUED)

merger could exceed $37,802. The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, $500, was recorded as goodwill. Total goodwill recorded on the purchase was $16,452. A dividend payable, in the amount of $1,664, is recorded in other current liabilities in the accompanying consolidated balance sheet. This dividend represents the difference between the pre-acquisition net assets of Falk and the net assets at the time of the acquisition.

    On September 15, 1999, Healthworld paid $425, consisting of $211 cash and $213 in Common Stock to the Falk shareholders in exchange for Falk stock received by the Falk Communications, Inc. Defined Contribution Plan and Trust u/t/a dated July 29, 1999 as consideration to certain Falk employees. A tax deduction will be taken on Healthworld's income tax return for the taxable year ending December 31, 1999 with respect thereto. Upon determination of the final tax deduction, Healthworld will make a payment of additional consideration paid to acquire the Falk stock, such payment will be in cash and Common Stock.

    The results of operations of the acquisition are included in the consolidated financial statements from the date of acquisition.

    Summarized below are the unaudited pro forma results of operations for the nine months ended September 30, 1998 and 1999 of the Company as though the Falk acquisition had occurred at the beginning of the periods presented. Additionally, the unaudited pro forma results of operations for the nine months ended September 30, 1998 includes the pro forma effects of the acquisition of Colwood House Medical Publications (UK) Limited and the acquisition of 80% of the capital stock of HFT, a French holding company, which owns 100% of the capital stock of Torrent, S.A., a French healthcare communications agency, which in turn owns 100% of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company, as though these acquisitions had occurred at the beginning of 1998. Adjustments have been made for income taxes, amortization of goodwill, salary expense based on employment agreements and interest income related to these transactions.

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                            -------------------
                                                              1998      1999 *
                                                            --------   --------
Pro Forma:
  Revenues................................................  $56,937    $59,364
  Net income..............................................    2,757      1,868
                                                            =======    =======
  Basic net income per common share.......................  $  0.34    $  0.23
                                                            =======    =======
  Diluted net income per common share.....................  $  0.33    $  0.23
                                                            =======    =======

Common shares used in computing per share amounts:
  Basic...................................................    8,080      8,094
                                                            =======    =======
  Diluted.................................................    8,272      8,254
                                                            =======    =======

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

6. ACQUISITION OF BUSINESS (CONTINUED)

    * Included in the pro forma results of operations for the nine months ended September 30, 1999 is a charge of approximately $2,100 to the statement of income of Falk, which represents the compensation expense related to the issuance in July 1999 of 78 shares of Falk's common stock to certain of its key employees. Excluding the effect of this stock issuance, pro forma net income would be $3,023 and basic and diluted pro forma earnings per share would be $0.37.

    These pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been made at the beginning of the periods presented or of results, which may occur in the future.

7. RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the Balance Sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

    Pursuant to SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--An Amendment of FASB Statement No. 133", issued in June 1999, SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. While the Company operates in international markets, it does so presently without the use of derivative instruments and therefore SFAS No. 133 is not currently applicable.

8. SUBSEQUENT EVENT

    On November 9, 1999, the Company entered into an agreement (the "Merger Agreement") to be acquired by Cordiant Communications Group plc ("Cordiant"), pursuant to which a newly-formed wholly-owned subsidiary of Cordiant will be merged with and into the Company (the "Merger") and, the Company will become a wholly-owned subsidiary of Cordiant upon the satisfaction of certain conditions, including the receipt of certain regulatory approvals and the approval of the Merger by the stockholders of the Company and Cordiant. Certain management insiders of the Company beneficially owning approximately 63% of the Company's Common Stock, namely Steven Girgenti, William Leslie Milton, Spencer Falk, Francis Hughes, Herbert Ehrenthal, William Butler and Michael Garnham, have entered into stockholder agreements with Cordiant, pursuant to which, among other things, such stockholders (i) are obligated to vote in favor of the Merger and (ii) have granted an option to Cordiant to purchase their shares of the Company's Common Stock, which options are exercisable only upon the occurrence of certain events.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

8. SUBSEQUENT EVENT (CONTINUED)

    Pursuant to the terms of the Merger Agreement, the Company's stockholders will receive, in exchange for their shares of Common Stock, either Cordiant's American Depositary Receipts, each representing five Cordiant ordinary shares ("ADRs"), or, at such stockholder's election, Cordiant ordinary shares. The actual amount of ADRs and ordinary shares to be issued to the Company's stockholders at the time of the Merger will be based upon the average of the price of Cordiant's ordinary shares during a 10-day trading period ending three trading days prior to the Company's stockholder meeting. Depending upon the market price of Cordiant's ordinary shares and the currency exchange rate between the British Pound Sterling and the United States Dollar during such period, Cordiant will be obligated to issue an amount of ADRs or ordinary shares for each share of the Company's Common Stock valued at between $17.00 and $23.00 per share. If Cordiant's stock price drops by more than 25% from the time of entering into the Merger Agreement and the time prior to the anticipated closing of the Merger, Cordiant has the right to terminate the Merger, subject to the Company's right to revoke such termination and consummate the Merger, provided that Company stockholders will receive 7.6902 Cordiant ordinary shares (or the corresponding amount of ADRs) per share of the Company's Common Stock held by them in such event.

                                                                      APPENDIX A

                            AGREEMENT AND PLAN OF MERGER
                                     AMONG
                       CORDIANT COMMUNICATIONS GROUP PLC
                         HEALTHWORLD ACQUISITION CORP.
                                      AND
                            HEALTHWORLD CORPORATION
                          DATED AS OF NOVEMBER 9, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ARTICLE I DEFINITIONS.......................................      2
    Section 1.1 Definitions.................................      2

ARTICLE II THE MERGER.......................................      7
    Section 2.1 The Merger..................................      7
    Section 2.2 Effective Time..............................      7
    Section 2.3 Effects of the Merger.......................      7
    Section 2.4 Exchange Ratio..............................      7
    Section 2.5 Conversion and Exchange of Shares...........      8
    Section 2.6 Procedure for Election......................      9
    Section 2.7 Exchange of Certificates....................      9
    Section 2.8 Withholding Rights..........................     13
    Section 2.9 Company Stock Options; Other Stock-Based
     Plans..................................................     13
    Section 2.10 The Surviving Corporation..................     15

ARTICLE III THE CLOSING.....................................     15
    Section 3.1 Closing.....................................     15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....     16
    Section 4.1 Organization, Standing and Power............     16
    Section 4.2 Capital Structure...........................     16
    Section 4.3 Authority Relative to this Agreement........     17
    Section 4.4 Non-Contravention; Approvals and Consents...     18
    Section 4.5 SEC Reports and Financial Statements........     19
    Section 4.6 Information Supplied........................     20
    Section 4.7 Absence of Certain Events...................     20
    Section 4.8 Litigation..................................     21
    Section 4.9 Compliance with Applicable Law..............     21
    Section 4.10 Employee Plans.............................     22
    Section 4.11 Employment Relations and Agreement.........     25
    Section 4.12 Contracts..................................     26
    Section 4.13 Taxes......................................     26
    Section 4.14 Intellectual Property......................     28
    Section 4.15 Environmental Laws and Regulations.........     29
    Section 4.16 Voting Requirements........................     29
    Section 4.17 Ownership of Parent Stock..................     29
    Section 4.18 State Takeover Statutes; Certain Charter
     Provisions.............................................     29
    Section 4.19 Year 2000..................................     29
    Section 4.20 Brokers....................................     30

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND
  MERGER SUB................................................     30
    Section 5.1 Organization and Qualification..............     30
    Section 5.2 Capital Stock...............................     30
    Section 5.3 Authority Relative to this Agreement........     31
    Section 5.4 Non-Contravention; Approvals and Consents...     32
    Section 5.5 SEC Reports and Financial Statements........     33
    Section 5.6 Absence of Certain Changes or Events........     33
    Section 5.7 Absence of Undisclosed Liabilities..........     34
    Section 5.8 Legal Proceedings...........................     34
    Section 5.9 Information Supplied........................     34

                                      (i)

                                                                PAGE
                                                              --------
    Section 5.10 Permits; Compliance with Laws and Orders...     35
    Section 5.11 Compliance with Agreements.................     35
    Section 5.12 Vote Required..............................     36
    Section 5.13 Contracts..................................     36
    Section 5.14 Taxes......................................     36
    Section 5.15 Year 2000..................................     36
    Section 5.16 Ownership of Company Common Stock..........     37
    Section 5.17 Business of Merger Sub.....................     37
    Section 5.18 Brokers....................................     37

ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS........     37
    Section 6.1 Conduct of Business by the Company Pending
     the Merger.............................................     37
    Section 6.2 No Solicitation.............................     40
    Section 6.3 Third Party Standstill Agreements...........     41

ARTICLE VII ADDITIONAL AGREEMENTS...........................     41
    Section 7.1 Access to Information.......................     41
    Section 7.2 Preparation of Registration Statement and
     Proxy Statement........................................     41
    Section 7.3 Approval Of Shareholders....................     42
    Section 7.4 Company Affiliates..........................     43
    Section 7.5 Auditors' Letters...........................     43
    Section 7.6 Stock Exchange Listing......................     43
    Section 7.7 Fees and Expenses...........................     43
    Section 7.8 Commercially Reasonable Efforts.............     44
    Section 7.9 Public Announcements........................     44
    Section 7.10 Indemnification; Directors and Officers
     Insurance..............................................     44
    Section 7.11 Compliance with Treasury Regulations.......     45
    Section 7.12 No Transfer of Stock.......................     45
    Section 7.13 Dividends, Distributions and Issuances.....     45
    Section 7.14 Section 103 CA 1985........................     46

ARTICLE VIII CONDITIONS PRECEDENT...........................     46
    Section 8.1 Conditions to Each Party's Obligation to
     Effect the Merger......................................     46
    Section 8.2 Conditions to Obligation of Parent And
     Merger Sub to Effect the Merger........................     48
    Section 8.3 Conditions to Obligation of the Company to
     Effect the Merger......................................     48

ARTICLE IX TERMINATION AMENDMENT AND WAIVER.................     50
    Section 9.1 Termination.................................     50
    Section 9.2 Effect of Termination.......................     51
    Section 9.3 Amendment...................................     51
    Section 9.4 Waiver......................................     51

ARTICLE X GENERAL PROVISIONS................................     51
    Section 10.1 Non-Survival of Representations and
     Warranties.............................................     51
    Section 10.2 Notices....................................     51
    Section 10.3 Interpretation.............................     53
    Section 10.4 Counterparts...............................     53
    Section 10.5 Entire Agreement; No Third-Party
     Beneficiaries..........................................     53
    Section 10.6 Governing Law..............................     53
    Section 10.7 Assignment.................................     53
    Section 10.8 Severability...............................     53
    Section 10.9 Enforcement of this Agreement..............     54
    Section 10.10 Incorporation of Exhibits.................     54

                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1999 (this "Agreement"), among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Parent"), Healthworld Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Healthworld Corporation, a Delaware corporation (the "Company") (Merger Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

    WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement, the Delaware General Corporation Law (the "DGCL") and such other state laws as may be applicable (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent;

    WHEREAS, the respective boards of directors of Parent and Merger Sub have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein and unanimously recommend that its shareholders approve the transactions contemplated by this Agreement;

    WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein, has determined that it is advisable and in the best interests of its stockholders, and unanimously recommends that its stockholders approve the Merger;

    WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"); and

    WHEREAS, to induce Parent and Merger Sub to enter into this Agreement and to consummate the Merger, simultaneously with the execution of this Agreement, certain stockholders of the Company owning in the aggregate approximately 63% of the outstanding shares of Company Common Stock (as defined herein) on a fully diluted basis, are entering into agreements with Parent and Merger Sub (the "Stockholder Agreements") pursuant to which they have agreed, among other things, to vote the shares of Company Common Stock owned by such stockholder in favor of the adoption and approval of this Agreement and the approval of the Merger.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article:

    "ADS CONSIDERATION" has the meaning set forth in Section 2.5(c).

    "AFFILIATE" has the meaning set forth in Section 7.4.

    "AFFILIATE AGREEMENT" has the meaning set forth in Section 7.4.

    "AGREEMENT" has the meaning set forth in the preamble hereto.

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    "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banks in New York, New York or London, England are permitted or required by law to close.

    "CERTIFICATE" has the meaning set forth in Section 2.5(c).

    "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.2.

    "CIRCULAR" has the meaning set forth in Section 4.6(b).

    "CLOSING" has the meaning set forth in Section 3.1.

    "CLOSING DATE" has the meaning set forth in Section 3.1.

    "COC" has the meaning set forth in Section 8.1(h)(i).

    "CODE" has the meaning set forth in the fourth WHEREAS clause hereto.

    "COMPANIES ACT" has the meaning set forth in Section 5.2(a).

    "COMPANY" has the meaning set forth in the preamble hereto.

    "COMPANY AFFILIATES" has the meaning set forth in Section 7.4.

    "COMPANY COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

    "COMPANY DISCLOSURE LETTER" has the meaning set forth in Section 4.1.

    "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5(a).

    "COMPANY MATERIAL ADVERSE EFFECT" means any condition, change or effect that is materially adverse to the business, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

    "COMPANY PERMITS" has the meaning set forth in Section 4.9.

    "COMPANY SEC REPORTS" has the meaning set forth in Section 4.5(a).

    "COMPANY STOCK PLAN" has the meaning set forth in Section 4.2(a).

    "COMPANY STOCK RIGHTS" has the meaning set forth in Section 2.9(a)(ii).

    "COMPANY STOCKHOLDERS' APPROVAL" has the meaning set forth in
Section 7.3(b).

    "COMPANY STOCKHOLDERS' MEETING" has the meaning set forth in
Section 7.3(b).

    "CONSTITUENT CORPORATIONS" has the meaning set forth in the preamble hereto.

    "CONTRACTS" has the meaning set forth in Section 4.4(a).

    "DEPOSIT AGREEMENT" means the Deposit Agreement dated as of November 15, 1983, as amended and restated as of April 1, 1991, as amended as of July 16, 1991, and as further amended as of December 10, 1997, between Parent, the Depositary, and the holders from time to time of Parent ADRs.

    "DEPOSITARY" means The Bank of New York.

    "DGCL" has the meaning set forth in the first WHEREAS clause hereto.

    "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

    "ELECTION DATE" has the meaning set forth in Section 2.6(a).

    "EMPLOYEE BENEFIT PLANS" has the meaning set forth in Section 4.10(a).

    "ENVIRONMENTAL LAW" has the meaning set forth in Section 4.15(a).

    "ERISA" has the meaning set forth in Section 4.10(a).

    "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    "EXCHANGE AGENT" has the meaning set forth in Section 2.7(a).

    "EXCHANGE FUND" has the meaning set forth in Section 2.7(a).

    "EXCHANGE RATE" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending (i) with respect to the Parent Share Value, on the third Trading Day immediately prior to the Company Stockholders' Meeting and (ii) with respect to the calculation of the amount to be paid in respect of the fractional Parent Ordinary Shares pursuant to Section 2.7(e), immediately preceding the Closing Date.

    "EXCHANGE RATIO" has the meaning set forth in Section 2.4.

    "FINAL ORDERS" has the meaning set forth in Section 8.1(g).

    "FORM F-4" has the meaning set forth in Section 5.9(a).

    "FSA" has the meaning set forth in Section 4.6(b).

    "FTA" has the meaning set forth in Section 8.1(h)(i).

    "GOVERNMENTAL OR REGULATORY AUTHORITY" has the meaning set forth in
Section 4.4(a).

    "HOLDERS" means the holders of record of certificates of Company Common Stock as of the Effective Time.

    "HSR ACT" has the meaning set forth in Section 4.4(b).

    "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.14(a).

    "ISSUANCE OBLIGATION" has the meaning set forth in Section 4.2(a).

    "LAWS" has the meaning set forth in Section 4.4(a).

    "LICENSE" has the meaning set forth in Section 4.14(a).

    "LIEN" has the meaning set forth in Section 5.2(b).

    "LISTING PARTICULARS" has the meaning set forth in Section 4.6(b).

    "LSE" means London Stock Exchange Limited.

    "MATERIAL EMPLOYMENT AGREEMENTS" has the meaning set forth in
Section 4.11(b).

    "MATERIAL SUBSIDIARIES" means Bates U.K. Limited, The Communications Group Pty Ltd, Bates Gruppen A/S (Denmark), Sholz & Friends GmbH, Bates Gruppen AS (Norway), Bates Advertising Holding SA and Bates Advertising USA, Inc.

    "MERGER" has the meaning set forth in the first WHEREAS clause hereto.

    "MERGER CONSIDERATION" has the meaning set forth in Section 2.5(c).

    "MERGER SUB" has the meaning set forth in the preamble hereto.

    "NYSE" means the New York Stock Exchange, Inc.

    "OFT" has the meaning set forth in Section 8.1(h)(i).

    "ORDERS" SHALL HAVE THE MEANING SET FORTH IN SECTION 4.4(A).

    "ORDINARY SHARE CONSIDERATION" has the meaning set forth in Section 2.5(c).

    "ORDINARY SHARE ELECTION" has the meaning set forth in Section 2.6(a).

    "ORDINARY SHARE ELECTION FORM" has the meaning set forth in Section 2.6(a).

    "PARENT" has the meaning set forth in the preamble hereto.

    "PARENT ADRS" has the meaning set forth in Section 2.5(c).

    "PARENT ADSS" has the meaning set forth in Section 2.5(c).

    "PARENT DISCLOSURE DOCUMENTS" has the meaning set forth in Section 4.6(b).

    "PARENT DISCLOSURE LETTER" has the meaning set forth in Section 5.2(c).

    "PARENT MATERIAL ADVERSE EFFECT" means any condition, change or effect that is materially adverse to the business, operations, results of operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

    "PARENT ORDINARY SHARES" means validly issued, fully paid and nonassessable ordinary shares, with a nominal value of U.K. fifty pence each, of Parent.

    "PARENT PERMITS" has the meaning set forth in Section 5.10.

    "PARENT SEC REPORTS" has the meaning set forth in Section 5.5.

    "PARENT SHARE RIGHT" has the meaning set forth in Section 2.9(a)(ii).

    "PARENT SHARE VALUE" means the product of (x) the average of the closing middle market quotation of a Parent Ordinary Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the 10 consecutive Trading Days ending on the third Trading Day immediately preceding the date of the Company Stockholders' Meeting multiplied by (y) the Exchange Rate.

    "PARENT SHAREHOLDERS' APPROVAL" has the meaning set forth in
Section 7.3(a).

    "PARENT SHAREHOLDERS' MEETING" has the meaning set forth in Section 7.3(a).

    "PARENT SHARES" has the meaning set forth in Section 2.5(c).

    "PRE-EFFECTIVE PERIODS" has the meaning set forth in Section 4.13(a).

    "PREFERRED STOCK" has the meaning set forth in Section 4.2(a).

    "PROXY STATEMENT" has the meaning set forth in Section 4.6(a).

    "REGISTRATION STATEMENT" has the meaning set forth in Section 5.9(a).

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "SOFTWARE" has the meaning set forth in Section 4.19.

    "SOS" has the meaning set forth in Section 8.1(h)(i).

    "STOCK OPTION" has the meaning set forth in Section 8.1(h)(i).

    "STOCKHOLDER AGREEMENTS" has the meaning set forth in the fifth WHEREAS clause.

    "SUBSIDIARY" of any person means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or (ii) any other person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such person.

    "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

    "TAKEOVER PROPOSAL" has the meaning set forth in Section 6.2(a).

    "TAX" or "TAXES" has the meaning set forth in Section 4.13(c).

    "TAX CONTROVERSY" has the meaning set forth in Section 4.13(c).

    "TAX RETURNS" has the meaning set forth in Section 4.13(c).

    "TERMINATION NOTICE" has the meaning set forth in Section 2.4(iv).

    "TRADING DAY" shall mean any day on which securities are traded, with respect to Parent ADSs, on the NYSE, and with respect to Parent Ordinary Shares, on the LSE.

    "VEBAS" has the meaning set forth in Section 4.10(a).

    "VOTING DEBT" has the meaning set forth in Section 4.2(a).

                                   ARTICLE II
                                   THE MERGER

    Section 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.2), Merger Sub shall be merged with and into the Company in accordance with the DGCL. Following the Merger, the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), shall succeed to and assume all rights and obligations of Merger Sub and shall continue to be governed by the laws of the State of Delaware with all its rights, privileges, immunities, powers and franchises and shall continue unaffected by the Merger except as set forth in this Article II.

    Section 2.2 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VIII, the Company and Merger Sub will cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

    Section 2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

    Section 2.4  EXCHANGE RATIO.  Except as provided in clause (a) and (b) of
Section 2.5, at the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time shall, in accordance with
Section 2.5(c) and (d), be converted into and shall be canceled in exchange for the right to receive from Parent, a number of Parent Ordinary Shares determined as set forth below (the "Exchange Ratio"):

           (i) if the Parent Share Value is equal to or greater than $2.9475 and equal to or less than $3.0294, the Exchange Ratio shall be determined by dividing $20.00 by the Parent Share Value;

           (ii) if the Parent Share Value is greater than $3.4838, the Exchange Ratio shall be determined by dividing $23.00 by the Parent Share Value;

          (iii) if the Parent Share Value is greater than $3.0294 and equal to or less than $3.4838, the Exchange Ratio will be 6.602;

           (iv) if the Parent Share Value is equal to or greater than $2.5054 and less than $2.9475, the Exchange Ratio will be 6.7854;

           (v) if the Parent Share Value is less than $2.5054, the Exchange Ratio shall be determined by dividing $17.00 by the Parent Share Value; PROVIDED, HOWEVER,

           (vi) if the Parent Share Value is equal to or less than $2.2106, then Parent shall have the right to terminate the Agreement, by delivery of written notice to such effect to the Company (the "Termination Notice"), subject to the following sentence. During the ten Business Days following the Company's receipt of the Termination Notice, the Company shall have the option to proceed, and cause Parent and Merger Sub to proceed, with the Merger despite Parent's delivery of a Termination Notice, which option shall be exercisable by means of written notice to Parent to such effect within such ten Business Day period, in which case the Agreement will remain in full force and effect and the Exchange Ratio shall be fixed at 7.6902.

    Section 2.5  CONVERSION AND EXCHANGE OF SHARES.  At the Effective Time:

    (a) CANCELLATION OF TREASURY STOCK AND STOCK OWNED BY PARENT AND MERGER SUB. All shares of Company Common Stock owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

    (b) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be canceled and, in consideration of the issuance of Parent Ordinary Shares as provided by
Section 2.5(c), the Surviving Corporation shall issue to Parent such number of shares of common stock, $.01 par value per share, in Surviving Corporation as shall be agreed between Merger Sub and Parent prior to the Effective Time to have an aggregate value equal to the Parent Ordinary Shares to be issued in the Merger.

    (c)  CONVERSION OF COMPANY COMMON STOCK.  Except as provided in clauses
(a) and (b) of this Section 2.5, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into and shall be canceled in exchange for the right to receive from Parent pursuant to
Section 2.5(d) a number of Parent Ordinary Shares equal to the Exchange Ratio, which shall be delivered to the holders of Company Common Stock (i) in the form of American Depositary Shares (the "Parent ADSs"), each representing the right to receive five Parent Ordinary Shares (the "ADS Consideration") or (ii) if and to the extent elected by any such holder, in the manner provided in
Section 2.6, in the form of Parent Ordinary Shares, in registered form ("Ordinary Share Consideration" and, together with the ADS Consideration, the "Merger Consideration"); PROVIDED, HOWEVER, that the Parent ADSs may be evidenced by one or more receipts ("Parent ADRs") issued in accordance with the Deposit Agreement. At the Effective Time, all Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Company Common Stock shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 2.7(e) cash in lieu of fractional Parent ADSs (or, if applicable, fractional Parent Ordinary Shares) and any dividend or distribution pursuant to Section 2.7(c), in each case without interest. Parent shall, following the Closing, pay all stamp duties, stamp duty reserve tax and other taxes and similar levies imposed in connection with the issuance or creation of the Parent Ordinary Shares, Parent ADSs and any Parent ADRs in connection therewith (such Parent Ordinary Shares or Parent ADSs to be received by a holder may be referred to in this Agreement as "Parent Shares").

    (d) In consideration of the issue to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to Section 2.5(b) hereof, Parent shall issue, in accordance with Section 2.7, such number of Parent Ordinary Shares as is equal to the number of shares of Company Common Stock outstanding immediately prior to the Effective Time multiplied by the

Exchange Ratio, to permit (i) the issuance of Parent ADSs and (ii) if elected by any holder of Company Common Stock in the manner provided in Section 2.6, the delivery of Parent Ordinary Shares, in registered form, to the holders of such Company Common Stock for the purpose of giving effect to the delivery of the Merger Consideration referred to in Section 2.5(c).

    (e) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Common Stock, or Parent changes the number of Parent Ordinary Shares, issued and outstanding as a result of a stock split, stock combination, stock dividend, recapitalization, redenomination of share capital or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

    Section 2.6 PROCEDURE FOR ELECTION. (a) Prior to the Effective Time, the Company shall cause the Exchange Agent to make available to all holders of Company Common Stock of record an election form and other appropriate materials (collectively, the "Ordinary Election Form") providing for such holder to elect to receive the Ordinary Share Consideration with respect to all or any portion of such holder's shares of Company Common Stock (the "Ordinary Share Election"). Any shares of Company Common Stock with respect to which there shall not have been effected such election by submission to the Exchange Agent of an effective, properly completed Ordinary Share Election form on or prior to the date specified in such form (the "Election Date"), which shall be the date that is three days prior to the date of the Company Stockholders' Meeting, shall be converted in the Merger into the right to receive the ADS Consideration.

    (b) Record holders of shares of Company Common Stock who are nominees only may submit a separate Ordinary Share Election Form for each beneficial owner for whom such record holder is a nominee; PROVIDED, HOWEVER, that, at the request of Parent, such record holder shall certify to the reasonable satisfaction of Parent that such record holder holds such shares as nominee for the beneficial owner thereof. For purposes of this Agreement, each beneficial owner for which an Ordinary Share Election Form is submitted will be treated as a separate holder of shares of Company Common Stock.

    Section 2.7 EXCHANGE OF CERTIFICATES. (a) Exchange Agent. Within five business days following the Effective Time (i) Parent shall issue and deposit with the Depositary, for the benefit of the holders of shares of Company Common Stock converted into the ADS Consideration in accordance with Section 2.5(c), Parent Ordinary Shares in an amount sufficient to permit the Depositary to issue Parent ADRs representing the number of Parent ADSs issuable pursuant to
Section 2.5(c) and (ii) Parent shall, for the benefit of the holders of the shares of Company Common Stock converted into Parent Ordinary Shares in the Merger, make available to the Surviving Corporation for deposit with a bank or trust company designated before the Closing Date by Parent and reasonably acceptable to the Company (the "Exchange Agent"), (A) certificates representing the number of duly authorized whole Parent Ordinary Shares issuable in accordance with Section 2.5(c), and (B) an amount of cash equal to the aggregate amount payable in lieu of fractional Parent ADSs and Parent Ordinary Shares in accordance with Section 2.7(e) (such cash, certificates representing Parent Ordinary Shares and Parent ADRs representing Parent ADSs, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund"), to be held for the benefit of and distributed to the holders of Company Common Stock in accordance with this Section. The Exchange Agent shall agree to hold such Parent Ordinary Shares and funds for delivery as contemplated by this Section, and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent shall cause the Depositary to issue through and upon the instructions of the Exchange Agent, for the benefit of the holders of shares of the Company Common Stock converted into the ADS Consideration in accordance with Section 2.5(c), Parent ADRs representing the number of Parent ADSs issuable pursuant to Section 2.5(c). Neither the Company, its affiliates nor the holders of Company Common Stock shall be responsible for any stamp duty reserve tax payable in connection with the ADS Consideration. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Parent and the Surviving Corporation shall replace any monies lost through an investment made pursuant to this
Section 2.7. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation. All Parent Ordinary Shares and Parent ADSs deposited in the Exchange Fund shall, as of the Effective Time, have been registered under the Securities Act pursuant to a registration statement on Form F-4 declared effective by the SEC.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time whose shares are converted pursuant to this Article II into the right to receive Parent Ordinary Shares or Parent ADSs a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation or Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for certificates representing Parent ADRs which represent Parent ADSs or Parent Ordinary Shares and cash in lieu of fractional Parent ADSs or Parent Ordinary Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing one or more Parent ADRs representing, in the aggregate, that whole number of Parent ADSs and/or that whole number of Parent Ordinary Shares elected to be received in accordance with
Section 2.6, (ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such Parent ADSs and Parent Ordinary Shares, and (iii) the cash amount payable in lieu of fractional Parent ADSs and Parent Ordinary Shares in accordance with Section 2.7(e), in each case which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate or certificates representing that whole number of Parent Ordinary Shares elected to be received in accordance with Section 2.6 and/or one or more Parent ADRs representing, in the aggregate, that whole number of Parent ADSs, plus the cash amount payable in lieu of fractional Parent Ordinary Shares and Parent ADSs in accordance with Section 2.7(e), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7(b) and subject to
Section 2.7(c), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the whole number of Parent Ordinary Shares and/or Parent ADSs into which the number of shares of Company Common Stock shown thereon have been converted as contemplated by this Article II plus the cash amount payable in lieu of fractional Parent ADSs and Parent Ordinary Shares in accordance with Section 2.7(e). Notwithstanding the foregoing, certificates representing Company Common Stock surrendered for exchange by any Person constituting an "Affiliate" of the Company for purposes of Section 7.4 shall not be exchanged until Parent has received an Affiliate Agreement (as defined in Section 7.4) as provided in Section 7.4.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared, made or paid after the Effective Time with respect to Parent Ordinary Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Ordinary Shares and Parent ADSs represented thereby and no cash payment in lieu of fractional Parent Ordinary Shares and Parent ADSs shall be paid to any such holder pursuant to Section 2.7(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such

Certificate, there shall be paid to the record holder of the certificates representing Parent Ordinary Shares and the Parent ADRs which represent Parent ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such Parent Ordinary Shares and Parent ADSs and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent Ordinary Shares and Parent ADSs. Dividends or other distributions with a record date on or after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of Parent Ordinary Shares and Parent ADSs held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Parent Ordinary Shares and Parent ADSs issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.7(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the Converted Shares represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on the shares of Company Common Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

    (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional Parent ADSs or Parent Ordinary Shares will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional Parent ADS or Parent Ordinary Share interests will not entitle the owner thereof to vote or to any rights of a holder of Parent ADSs or Parent Ordinary Shares. In lieu of any such fractional Parent ADS or Parent Ordinary Share, each holder of Certificates who would otherwise have been entitled to a fraction of Parent ADS or Parent Ordinary Share in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent, as applicable, (i) a cash payment in lieu of such fractional Parent ADS determined by multiplying (A) the average of the closing sale prices for Parent ADSs on the NYSE as reported in The Wall Street Journal for each of the 10 consecutive Trading Days immediately preceding the Closing Date by (B) the fractional Parent ADS interest to which such holder would otherwise be entitled, and/or (ii) a cash payment in lieu of such fractional Parent Ordinary Share determined by multiplying (A) the average of the closing middle market quotation of a Parent Ordinary Share on the LSE as reported in The Financial Times for each of the 10 consecutive Trading Days ending immediately preceding the Closing Date by (B) the fractional Parent Ordinary Share interest to which such holder would otherwise be entitled.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one (1) year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws) as a general creditor for payment of their claim for Parent ADSs, Parent Ordinary shares, any cash in lieu fractional Parent ADSs and Parent Ordinary Shares and any dividends or distributions with respect to Parent ADSs and Parent Ordinary Shares. Neither Parent nor the Surviving Corporation shall be liable to any holder of any Certificate for Parent ADSs or Parent Ordinary Shares (or dividends or distributions with respect to either), or cash payable in respect of fractional Parent ADSs or Parent Ordinary Shares, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any securities or amounts remaining unclaimed by holders of Parent Shares three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

    (g) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional Parent ADSs or Parent Ordinary Shares, and unpaid dividends and distributions in respect of or on Parent ADSs or Parent Ordinary Shares deliverable in respect thereof, pursuant to this Agreement.

    Section 2.8 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, including the tax laws of the United Kingdom. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

    Section 2.9 COMPANY STOCK OPTIONS; OTHER STOCK-BASED PLANS. (a) At the Effective Time, the board of directors of the Company (or the appropriate committee thereof) shall have adopted such resolutions, taken such actions and obtained any necessary consents as may be required to effect the following:

           (i) adjust or implement, as may be applicable or appropriate, the terms of all outstanding and unexercised stock options to purchase shares of Company Common Stock (each, a "Stock Option") heretofore granted under the Company Stock Plan (as defined in Section 4.2(a)) and the terms of the Company Stock Plan to provide that at the Effective Time, each Stock Option outstanding and unexercised immediately prior to the Effective Time shall be deemed to constitute an option to acquire, pursuant to the terms of the Company Stock Plan, Parent Ordinary Shares where (x) the number of Parent Ordinary Shares purchasable upon exercise of each such Stock Options shall be equal to the number of shares of Company Common Stock that were purchasable under such Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, subject to adjustment as provided in Section 2.5(e), and rounding down to the nearest whole Parent Ordinary Share and (y) the per Parent Ordinary Share exercise price under each such Stock Option shall be obtained by dividing the per share exercise price of each such Stock Option by the Exchange Ratio and dividing such result by the Exchange Rate, subject to adjustment as provided in Section 2.5(e), and rounding down to the nearest penny. Notwithstanding the foregoing, in the case of any Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such Stock Option and the terms and conditions of exercise of such Stock Option shall be determined in order to comply with Section 424(a) of the Code. Accordingly, with respect to any qualified stock options, the per Parent Ordinary Share exercise price shall be rounded up to the nearest cent;

           (ii) adjust or implement, as may be applicable or appropriate, the terms of all outstanding stock units, deferred stock awards, stock appreciation rights and other rights to acquire Company Common Stock, restricted stock, or any other interest in respect of Company Common Stock under any Company stock plan, program, arrangement or agreement set forth in Section 2.9(a) of the Company Disclosure Letter (as defined herein), other than Stock Options ("Company Stock Rights"), to provide that, at the Effective Time, (x) each holder of a Company Stock Right shall be entitled to that number of stock units, deferred stock awards, stock appreciation rights or other corresponding rights, including shares of restricted stocks, as the case may be, with respect to Parent Ordinary Shares ("Parent Share Rights") equal to the number of applicable Company Stock Rights held by such holder immediately prior to the Closing multiplied by the Exchange Ratio, on the same terms and conditions as were applicable under such Company Stock Right, as adjusted in accordance with this Section 2.9, subject to adjustment as provided in
       Section 2.5(e), and rounding down to the nearest whole Parent Ordinary Share, and (y) the share value on the grant date with respect to each Parent Share Right shall be equal to the share value on the grant date of the corresponding Company Stock Right as in effect immediately prior to the Effective Time, divided by the Exchange Ratio and dividing such result by the Exchange Rate, subject to adjustment as provided in
       Section 2.5(e), and rounding down to the nearest penny; and

          (iii) make such other changes to the Company Stock Plan and any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of, or payment determined by reference to, the capital stock of the Company or any of its subsidiaries as appropriate to give effect to the Merger, subject to approval by Parent.

    (b) As of the Effective Time, Parent agrees to assume all Stock Options and Company Stock Rights in accordance with the terms hereof. Immediately following the Effective Time, Parent shall deliver to the holders of Stock Options and Company Stock Rights appropriate notices setting forth such holders' rights pursuant to the applicable Company stock plan, program, arrangement or agreement, and the agreements evidencing the grants of such Stock Options and Company Stock Rights shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.9 after giving effect to the Merger). After the Effective Time, Parent shall comply with the terms of the Company Stock Plan, as adjusted in accordance with Section 2.5(e). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Ordinary Shares for delivery upon exercise of Stock Options assumed by it in accordance with Section 2.9. Simultaneously with the Closing, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), which shall cover all of the Parent Ordinary Shares to be issued upon the exercise of Stock Options assumed by Parent in accordance with this Section 2.9 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    (c) During the period from the date of this Agreement through the Effective Time, the Company agrees that it will not grant any stock options, stock appreciation rights, stock units, deferred stock awards or other rights to acquire Company Common Stock or any other interest in Company Common Stock other than required automatic grants of Stock Options to the Company's directors under the Company Stock Plan and will not take any action to accelerate the exercisability of Stock Options or Company Stock Rights, and/or permit cash payments to holders of Stock Options or Company Stock Rights with respect to such Stock Options or Company Stock Rights. It is acknowledged that the terms of the Company Stock Option Plan provide that all outstanding Stock Options will become immediately vested and exercisable in the event of a Change of Control (as defined therein).

    Section 2.10 THE SURVIVING CORPORATION. (a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time shall be amended to change the name of Merger Sub to "Healthworld Corporation" and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or applicable Law.

    (b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with therein or the Certificate of Incorporation and applicable Law.

    (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place (i) at the offices of Macfarlanes, 10 Norwich Street, London, EC4A1BD, with a meeting to be held simultaneously at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, for the delivery of certain documents in connection therewith, at a time to be agreed by the parties on the third business day after the day on which the last of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or
(ii) at such other places and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub as follows:

    Section 4.1 ORGANIZATION, STANDING AND POWER. The Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted except for such failures to be so incorporated, existing and in good standing or to have such power and authority, which, individually or in the aggregate, could not be reasonably expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing (with respect to jurisdictions which recognize the concept of good standing), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent and Merger Sub complete and correct copies of the certificate of incorporation and by-laws of the Company and the comparable governing documents of each of its Subsidiaries, in each case as amended to the date of this Agreement. Other than as set forth in Section 4.1 of the letter dated the date hereof and delivered by the Company to Parent and Merger Sub simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"), the respective certificates of incorporation and by-laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries.

    Section 4.2 CAPITAL STRUCTURE. (a) As of the date hereof, the authorized capital stock of the Company consists of twenty million (20,000,000) shares of Company Common Stock and one million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"). At the close of business on November 5, 1999, (i) 8,109,965 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company and
(iii) 1,880,799 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1997 Stock Option Plan, as amended (the "Company Stock Plan"). No shares of Preferred Stock are outstanding. As of the date of this Agreement, except (i) as set forth above and (ii) as set forth in
Section 4.2(a) of the Company Disclosure Letter, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). As of the date of this Agreement, except for stock options covering not in excess of 1,536,089 shares of Company Common Stock issued under the Company Stock Plan and except as set forth in Section 4.2(a) of the Company Disclosure Letter, there are no outstanding or authorized options, warrants, calls, rights or subscriptions, claims of any character, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, to which the Company is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement (each an "Issuance Obligation").

    (b) Section 4.2(b) of the Company Disclosure Letter sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, all of the outstanding capital stock of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly. All of the issued and outstanding shares of capital stock of each Subsidiary are validly existing, fully paid and non-assessable. Except as set forth in the Company SEC Reports or
Section 4.2(b) of the Company Disclosure Letter, no Subsidiary of the Company has outstanding Voting Debt and no Subsidiary of the Company is bound by, obligated under, or party to an Issuance Obligation with respect to any security of the Company or any Subsidiary of the Company. Except as set forth in the Company SEC Reports or Section 4.2(b) of the Company Disclosure Letter, all of such capital stock or ownership interest is owned by the Company, directly or indirectly, free and clear of all Liens.

    (c) Except for the Company's interest in its Subsidiaries, and as set forth in the Company SEC Reports or Section 4.2(c) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity (other than non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

    Section 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to obtaining the Company Stockholders' Approval (as defined in Section 7.3(b)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the

Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (other than obtaining the Company Stockholders' Approval), including the unanimous approval of the Board of Directors of the Company which has unanimously resolved to recommend the approval of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    Section 4.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in Section 4.4(b) and except as disclosed in
Section 4.4(a) of the Company Disclosure Letter, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or prevent, materially impair, or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

    (b) Except (i) for the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 4.6(a) and the Registration Statement (as defined in Section 5.9(a)) with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iv) as disclosed in Section 4.4(b) of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or prevent, materially impair or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

    Section 4.5 SEC REPORTS AND FINANCIAL STATEMENTS. (a) The Company has delivered or made available to Parent a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC since November 21, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary materials) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports
(i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) of the Company included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole)) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.5(a) of the Company Disclosure Letter, each Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

    (b) Except as set forth in the Company SEC Reports or Section 4.5(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 1999 which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement which could, individually or in the aggregate, be expected to have a Company Material Adverse Effect.

    Section 4.6 INFORMATION SUPPLIED. (a) The proxy statement relating to the Company Stockholders' Meeting (as defined in Section 7.3(b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by the Company with the SEC in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act), comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, on the date it is mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Parent or Merger Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent, Merger Sub or any of their respective Subsidiaries with the SEC.

    (b) The information supplied by the Company for inclusion in any filing by Parent or Merger Sub with the LSE in respect of the Merger (including, without limitation, the Class 1 circular to be issued to shareholders of Parent (the "Circular"), and the listing particulars under Part IV of the Financial Services Act 1986 of the United Kingdom (the "FSA") relating to Parent Ordinary Shares (the "Listing Particulars") (together with any amendments or supplements thereto, the "Parent Disclosure Documents") will be, in all material respects, in accordance with the facts and will not omit anything materially likely to affect the import of such information.

    (c) Notwithstanding the foregoing provisions of this Section 4.6, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Registration Statement, the Proxy Statement or the Parent Disclosure Documents based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference therein.

    Section 4.7 ABSENCE OF CERTAIN EVENTS. Except as disclosed in the Company SEC Reports or in Section 4.7 of the Company Disclosure Letter, since June 30, 1999, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course consistent with past practices and, except as disclosed in the Company SEC Reports or in Section 4.7 of the Company Disclosure Letter, there has not occurred (i) any event, occurrence or conditions which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; (ii) any entry into or any commitment or transaction that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; (iii) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices;
(iv) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (v) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-offs of accounts receivable, other than in the ordinary course of the Company's and its Subsidiaries' businesses consistent with past practices; (vi) any damage, destruction or loss which, individually or in the aggregate, resulted in or could reasonably be expected to have a Company Material Adverse Effect;
(vii) any event pursuant to which the Company or any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case outside the ordinary course of business which, individually or in the aggregate, could be reasonably expected to have a Company Material Adverse Effect;
(viii) any increase in the compensation of any officer of the Company or any of its Subsidiaries or any general salary or benefits increase to the employees of the Company or any of its Subsidiaries other than in the ordinary course of business; or (ix) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company. Except as set forth in the Company SEC Reports or Section 4.7 of the Company Disclosure Letter, since June 30, 1999, neither the Company nor any of its Subsidiaries has taken any action specified in Section 6.1 of this Agreement.

    Section 4.8 LITIGATION. Except as disclosed in Section 4.8 of the Company Disclosure Letter, there are no investigations, actions, suits or proceedings pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries

(or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that could reasonably be expected to have a Company Material Adverse Effect, and, to the knowledge of the Company, no development has occurred with respect to any pending or threatened action, suit or proceeding that could reasonably be expected to result in a Company Material Adverse Effect or could prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Company Material Adverse Effect.

    Section 4.9 COMPLIANCE WITH APPLICABLE LAW. The Company and its Subsidiaries hold, and at all required times have held, all permits, licenses, variances, exceptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are, and at all times have been, in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity except for violations or possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.9 of the Company Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    Section 4.10  EMPLOYEE PLANS.  (a) List of Plans. Set forth in
Section 4.10(a) of the Company Disclosure Letter is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs"), under
Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 4.10, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company and any of its Subsidiaries as a single employer (1) within the meaning of Section 414 of the Code, or (2) as a result of the Company or any Subsidiary being or having been a general partner of any such employer), since January 1, 1993 ("Employee Benefit Plans").

    (b) STATUS OF PLANS. Except as set forth in Section 4.10(b) of the Company Disclosure Letter, each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Except as set forth in Section 4.10(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

    (c) NO PENSION PLANS. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to
Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

    (d) LIABILITIES. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code except to the extent that such non-compliance will not result in any material liability to the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of
Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

    Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

    Neither the Company nor any of its Subsidiaries has incurred any material liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

    There are no actions, suits, claims or disputes pending, or, to the best knowledge and belief of the Company, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

    (e) CONTRIBUTIONS. Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge and belief of the Company and its Subsidiaries no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

    (f) TAX QUALIFICATION. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

    (g) TRANSACTIONS. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the best knowledge and belief of the Company, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

    (h) TRIGGERING EVENTS. Except as set forth in Section 4.10(h) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. Except as set forth in Section 4.10(h) of the Company

Disclosure Letter, no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

    (i) DOCUMENTS. The Company has delivered or made available or caused to be delivered to the Purchaser and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

    Section 4.11 EMPLOYMENT RELATIONS AND AGREEMENT. (a) Except as could not reasonably be expected to have a Company Material Adverse Effect or as disclosed in Section 4.11(a) of the Company Disclosure Letter, (i) each of the Company and its Subsidiaries is, and at all times has been, in compliance with all applicable federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and (vii) none of the Company or any of its Subsidiaries have experienced any material labor difficulty during the last three years.

    (b) Except for employment agreements with employees with salaries of over $175,000 or L150,000 per annum (the "Material Employment Agreements") executed copies or terms of which, as amended, have been delivered or made available to Parent, and as set forth in Section 4.11(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any Material Employment Agreement or material severance agreement with any person. The executed copies of the Material Employment Agreements previously delivered or made available to Parent are true and correct and such agreements have not since been amended, modified or rescinded except to the extent disclosed to Parent.

    Section 4.12 CONTRACTS. Except as set forth in Section 4.12 of the Company Disclosure Letter, neither the Company nor its Subsidiaries is a party to, or has any obligation under, any Contract which contains any covenant currently or prospectively limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any entity. All Contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which, could not reasonably be expected to have, either individually or in the aggregate, a

Company Material Adverse Effect. There is not under any such Contract any existing default, or event which, after notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries, or to the Company's knowledge, any other party, except to the extent such default could not reasonably be expected to have a Company Material Adverse Effect.

    Section 4.13 TAXES. (a) The Company and each Subsidiary (i) has timely filed or will timely file all material Tax Returns required to be filed on or before the Effective Time, which returns are and will be true and complete in all material respects; and (ii) the Company and each Subsidiary has timely paid or has adequately disclosed, and fully provided for as Taxes on the Company Financial Statements in accordance with United States generally accepted accounting principles, consistently applied, all Taxes which are due and payable with respect to all taxable years or periods that end on or before the date of this Agreement. The Company and each Subsidiary has withheld or collected all Taxes they were required to withhold and collect, and have timely paid to the proper authorities such Taxes withheld or collected to the extent due and payable.

    (b) Except as set forth in Section 4.13(b) of the Company Disclosure Letter,
(i) neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes of the Company or any Subsidiary; and (ii) no issues have been raised by any relevant taxing authority in connection with any review by such taxing authority of the Tax Returns through a notice or any other written correspondence from such taxing authority, and neither the Company nor any of its Subsidiaries is subject to an audit, examination, action, suit, proceeding, investigation or claim regarding Taxes ("Tax Controversy") by the appropriate taxing authorities of any nation, state, province or locality that is currently pending (or scheduled as of the Effective Time to be conducted) or that has been threatened in writing by any such authority regarding Taxes; and (iii) all deficiencies asserted or assessments made as a result of any such Tax Controversy by a taxing authority have been paid in full; and (iv) no liens or security interests arising in connection with a failure (or alleged failure) to pay any Taxes have attached to any of the Company's or any of its Subsidiaries' assets, except for Liens for Taxes not yet due and payable. The Company has delivered or made available to Parent correct and complete copies of all United States federal, state and all foreign income Tax Returns (to the extent filed as of the date hereof or, if not filed, correct and complete copies of extensions thereof), examination reports, and statements of deficiencies assessed against or agreed to by the Company and any of its Subsidiaries relating to taxable years 1996, 1997 and 1998.

    (c) For purposes of this Agreement (i) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any material federal, state, local, foreign or other income, gross receipts, profits, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer stamp, severance, capital gains, capital stock or excise tax, or any other tax, levy custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity with respect to Taxes, and (ii) "Tax Return" means any material return, form, report or similar statement required to be filed with respect to any Tax (including any schedules, related or supporting information), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    (d) Except as set forth in Section 4.13(d) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has agreed to any extension of time with respect to a Tax assessment or deficiency.

    (e) Except as set forth in Section 4.13(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state, province or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

    (f) Except as set forth in Section 4.13(f) of the Company Disclosure Letter, there are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or its Subsidiaries or any predecessor or affiliate thereof and any other party under which Parent or Merger Sub, the Company or its Subsidiaries could be liable for Taxes or other claims of any party.

    (g) No election under Section 341(f) of the Code has been made or shall be made prior to the Effective Time to treat the Company or its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

    (h) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (i) Except as set forth in Section 4.13(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has been required to include in income any adjustments pursuant to section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting period.

    Section 4.14 INTELLECTUAL PROPERTY. (a) The Company or its Subsidiaries owns, free and clear of all Liens, licenses and other restrictions, or is licensed to use, the worldwide rights to all domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trade names, company names, copyrights together with any registrations and applications therefor, Internet domain names, schematics, inventories, technology, trade secrets, proprietary information, know-how, databases, inventions, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material that in any material respect are used or necessary in the business of the Company and any of its Subsidiaries as currently conducted (the "Intellectual Property"). Section 4.14(a) of the Company Disclosure Letter sets forth: (i) all material patents, patent applications, registered and unregistered trademarks and service marks, trade names, company names, registered copyrights, and any applications therefor, foreign and domestic; and
(ii) all material licenses and other agreements to which the Company or any of its Subsidiaries is a party (the "Licenses") and pursuant to which the Company or any of its Subsidiaries is authorized to use any Intellectual Property and includes the identities of the parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any license or agreement set forth in Section 4.14(a) of the Company Disclosure Letter.

    (b) No claims have been asserted or, to the knowledge of the Company, are threatened by any person or entity nor does the Company or any of its Subsidiaries know of any grounds for any bona fide claims (i) to the effect that the manufacture, sale, use, offer for sale, reproduction, distribution or modification, of any product or process by the Company or any of its Subsidiaries infringes or within the three (3) year period immediately prior to the date hereof has infringed any copyright, trade secret, trademark, patent or other intellectual property right of any person or entity, (ii) that, if sustained, might adversely effect the interests of the Company or any of its Subsidiaries in any Intellectual Property, or (iii) challenging the ownership, validity or enforceability of any of the Intellectual Property. All patents and all registered trademarks and service marks set forth in Section 4.14(a) of the Company Disclosure Letter and all copyrights held by the Company or any of its Subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any person or entity, including, without limitation, any employee or former employee.

    (c) The operation of the Company as of the Effective Time shall require no rights under Intellectual Property other than the rights under Intellectual Property owned by the Company and rights granted to the Company pursuant to the Licenses.

    Section 4.15 ENVIRONMENTAL LAWS AND REGULATIONS. (a) For purposes of this section, "Environmental Law" shall mean any federal, state or local law, statute, rule, regulation, order or other requirement of law relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic, or any similar term, under such Environmental Law.

    (b) Except as could not reasonably be expected to have a Company Material Adverse Effect, (i) the Company is in compliance with all applicable Environmental Laws, and has obtained, and is in compliance with, all permits required under applicable Environmental Laws; (ii) the Company has not received any notice of any claims, proceedings or actions by any governmental authority or other person or entity pending or, to the knowledge of the Company, threatened against the Company under any Environmental Law; and (iii) to the knowledge of the Company, there are no facts, circumstances or conditions relating to the business or operations of the Company, or to any real property at any time owned, leased or operated by the Company, that could reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under any Environmental Law.

    Section 4.16 VOTING REQUIREMENTS. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock (voting as one class, with each share of Company Common Stock having one (1) vote) entitled to be cast approving this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement.

    Section 4.17 OWNERSHIP OF PARENT STOCK. Neither the Company nor any of its Subsidiaries beneficially owns any Parent Ordinary Shares or Parent ADSs.

    Section 4.18 STATE TAKEOVER STATUTES; CERTAIN CHARTER PROVISIONS. The Board of Directors of the Company has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries, their affiliates, the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL. No other state takeover statutes are applicable to the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

    Section 4.19 YEAR 2000. Except as set forth in Section 4.19 of the Company Disclosure Letter or except as would not result in a Company Material Adverse Effect, to the knowledge of the Company, all software material to the business, finances or operations of the Company ("Software"):

        (i) shall accurately and completely process (including but not limited to calculation, comparison and sequencing, and including without limitation leap year calculations) date-related data for dates prior to the year 2000, date-related data for dates after the year 1999, and date-related data for dates both before the year 2000 and after the year 1999; and

        (ii) shall not, as a consequence of the change of centuries or of the fact that dates from more than one century are being processed, cause an abnormal termination of execution, an endless loop, incorrect values or invalid results, or otherwise fail to perform accurately and completely those functions set forth in the associated user documentation.

    Section 4.20 BROKERS. No broker, investment banker or other person or entity, other than Bear Stearns & Co. Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true and correct copy of the engagement letter of Bear Stearns & Co. Inc. as in effect on the date hereof has been delivered to Parent.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

    Section 5.1 ORGANIZATION AND QUALIFICATION Each of Merger Sub, Parent and Parent's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, operate and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) or to have such power and authority which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Each of Merger Sub, Parent and Parent's Material Subsidiaries, is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions which recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing, admission or good standing necessary, except for such failures to be so qualified (with respect to jurisdictions which recognize the concept of good standing) which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Parent has previously delivered or made available to the Company correct and complete copies of the memorandum and articles of association and bylaws (or other comparable charter documents) of Merger Sub, Parent and Parent's Material Subsidiaries.

    Section 5.2 CAPITAL STOCK. (a) The authorized share capital of Parent consists solely of (i) 301,000,000 Parent Ordinary Shares, of which 226,858,671 shares were issued and outstanding and 27,266,007 shares are subject to future issuance pursuant to Parent's share options and incentive schemes as of September 30, 1999. All of the issued Parent Ordinary Shares are, and all Parent Ordinary Shares to be issued as the Ordinary Share Consideration and the ADS Consideration pursuant to Section 2.5(c) will be, upon issuance, duly authorized, validly issued and fully paid and voting, and no class of shares is entitled to preemptive rights, except as provided in Section 89 of the Companies Act of 1985 of the United Kingdom (the "Companies Act").

    (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided under applicable Federal or State securities laws) (collectively, "Liens").

    (c) Except as disclosed in the Parent SEC Reports filed prior to the date hereof or Section 5.2(c) of the letter dated the date hereof and delivered by Parent and Merger Sub to the Company simultaneously with the execution and delivery of this Agreement (the "Parent Disclosure Letter"), there are no
(i) outstanding Issuance Obligations obligating Merger Sub, Parent or any of Parent's Subsidiaries to issue or sell any Parent Ordinary Shares or capital stock of Merger Sub or any of Parent's Material Subsidiaries or to grant, extend or enter into any such Issuance Obligation, (ii) Voting Debt of the Parent or any of its Material Subsidiaries, or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which Merger Sub, Parent or any of Parent's Material Subsidiaries is a party with respect to the voting of or the right to participate in dividends or other earnings in respect of any shares of Merger Sub, Parent or any of Parent's Material Subsidiaries.

    (d) Except as set forth in the Company SEC Reports or Section 5.2(d) of the Parent Disclosure Letter, all of the outstanding capital stock of, or ownership interests in, each Material Subsidiary of

Parent is owned by Parent, directly or indirectly. All of the issued and capital stock of each Material Subsidiary is validly existing, fully paid and non-assessable. Except as set forth in the Company SEC Reports or
Section 5.2(d) of the Parent Disclosure Letter, no Material Subsidiary of Parent has outstanding Voting Debt and no Material Subsidiary of Parent is bound by, obligated under, or party to an Issuance Obligation with respect to any security of Parent or any Material Subsidiary of Parent. Except as set forth in the Parent SEC Reports or Section 5.2(d) of the Parent Disclosure Letter, all of such capital stock or ownership interest is owned by Parent, directly or indirectly, free and clear of all Liens.

    Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has full power and authority to enter into this Agreement, and, subject to obtaining the Parent Shareholders' Approval (as defined in Section 7.3(a)), to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent and Merger Sub. The Board of Directors of Parent has passed a resolution declaring the advisability of the Merger and resolving that the Merger be submitted for consideration by the shareholders of Parent. No other corporate proceedings on the part of Parent or Merger Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent or Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than obtaining the Parent Shareholders' Approval. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    Section 5.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or any of its Material Subsidiaries under, any of the terms, conditions or provisions of (i) the memorandum or articles of association or bylaws (or other comparable charter documents) of Parent or any of its Material Subsidiaries or (ii) subject to the obtaining of the Parent Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any Laws or Orders of any Governmental or Regulatory Authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

    (b) Except (i) for the filing of a premerger notification report by Parent under the HSR Act, (ii) for the filing of the Registration Statement with the SEC pursuant to the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this

Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) for the filings with, notices to, and approvals of, the LSE and NYSE, (v) the approval of any jurisdictional state regulating agencies, and (vi) as disclosed in
Section 5.4(b) of the Parent Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its obligations hereunder or the consummation of the transactions contemplated hereby other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

    Section 5.5 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has delivered or made available to the Company a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent or any of its Subsidiaries with the SEC and each biannual report distributed by Parent to its shareholders since December 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), which are all the documents (other than preliminary materials) that Parent was required to file with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United Kingdom applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and its consolidated Subsidiaries)) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. The related notes reconciling to United States generally accepted accounting principles such consolidated financial statements comply in all material respects with the requirements of the SEC applicable to such reconciliation.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or Section 5.6 of the Parent Disclosure Letter, (a) since June 30, 1999 there has not been (i) any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the Merger; (ii) any material change by Parent or any of its Material Subsidiaries in its accounting methods, principles or practices; (iii) any damage, destruction or loss which, individually or in the aggregate, resulted in or could be reasonably expected to have a Parent Material Adverse Effect; or (iv) any event pursuant to which Parent or any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside the ordinary course of business which, individually or in the aggregate, could be reasonably expected to have a Parent Material Adverse Effect, and (b) between June 30, 1999 and the date hereof, Parent and its Material Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice.

    Section 5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in the balance sheet as at June 30, 1999 or as disclosed in Section 5.7 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles in the United Kingdom to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations
(i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    Section 5.8 LEGAL PROCEEDINGS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or in Section 5.8 of the Parent Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent, threatened against, nor, to the knowledge of Parent, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against Parent or any of its Subsidiaries or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, and
(ii) neither Parent nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could reasonably be expected to have a Parent Material Adverse Effect on Parent or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

    Section 5.9  INFORMATION SUPPLIED.  (a) The registration statement on
Form F-4 ("Form F-4") to be filed with the SEC by Parent in connection with the issuance of Parent Ordinary Shares and Parent ADSs in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Parent with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, or at the date the Proxy Statement is mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, no representation is made by Parent or Merger Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by the Company or any of its Subsidiaries with the SEC.

    (b) The Parent Disclosure Documents will, at all relevant times, include all information relating to Parent and its Subsidiaries which is required to enable the Parent Disclosure Documents and the parties hereto to comply in all material respects with all United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act, the FSA and the rules and regulations made thereunder, and the rules and requirements of the
LSE) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information.

    (c) Notwithstanding the foregoing provisions of this Section 5.9, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Registration Statement, the Listing Particulars or the Circular based on information supplied by the Company expressly for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 4.6.

    Section 5.10 PERMITS; COMPLIANCE WITH LAWS AND ORDERS. Parent and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such Parent Permits which, individually or in the aggregate, are not having and could not reasonably be expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except failures so to comply which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither Parent nor its Subsidiaries are in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.11 COMPLIANCE with Agreements Except as disclosed in the Parent SEC Reports filed prior to the date hereof or Section 5.11 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could reasonably be expected to result in a default under, (i) the memorandum or articles of association (or other comparable charter documents) of Parent or any of its material Subsidiaries or (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of its assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.12 VOTE REQUIRED. The only votes of the holders of any class of shares of Parent required to approve the Merger and the other transactions contemplated hereby is the affirmative vote of a majority of such ordinary shareholders of Parent as (being entitled to do so) are present and vote (or, in the case of a vote taken on a poll, the affirmative vote by shareholders or their proxies representing a majority of the Parent Ordinary Shares in respect of which votes were validly exercised) at the Parent Shareholders Meeting in relation to the approval of the Merger.

    Section 5.13 CONTRACTS. Except as set forth in Section 5.13 of the Parent Disclosure Letter, neither Parent nor its Subsidiaries is a party to, or has any obligation under, any Contract which contains any covenant currently or prospectively limiting the freedom of Parent or any of its Subsidiaries to engage in any line of business or to compete with any entity, except to the extent such limitations could not reasonably be expected to have a Parent Material Adverse Effect. All Contracts to which Parent or any of its Material Subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which could not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect. There is not under any such Contract any existing default or event which, after notice or lapse of time, or both, would constitute a default by Parent or any of its Material Subsidiaries or, to Parent's knowledge, any other party, except to the extent such default could not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.14 TAXES. Parent and each Material Subsidiary (i) has timely filed or will timely file all material Tax Returns required to be filed on or before the Effective Time, which returns are and will be true and complete in all material respects; and (ii) Parent and each Material Subsidiary has timely paid or has adequately disclosed, and fully provided for as a liability accrual on the Company Financial Statements in accordance with United Kingdom generally accepted accounting principles, consistently applied, all Taxes which are due and payable with respect to all taxable years or periods that end on or before the date of this Agreement. Parent and each Material Subsidiary has withheld or collected all Taxes they were required to withhold and collect, and have timely paid to the proper authorities such Taxes withheld or collected to the extent due and payable.

    Section 5.15 YEAR 2000. Except as set forth in Section 5.15 of the Parent Disclosure Letter and except as would not result in a Parent Material Adverse Effect, to the knowledge of Parent, all software material to the business, finances or operations of Parent ("Software"):

        (i) shall accurately and completely process (including but not limited to calculation, comparison and sequencing, and including, without limitation, leap year calculations) date-related data for dates prior to the year 2000, date-related data for dates after the year 1999, and date-related data for dates both before the year 2000 and after the year 1999; and

        (ii) shall not, as a consequence of the change of centuries or of the fact that dates from more than one century are being processed, cause an abnormal termination of execution, an endless loop, incorrect values or invalid results, or otherwise fail to perform accurately and completely those functions set forth in the associated user documentation.

    Section 5.16 OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent nor any of its Subsidiaries or other affiliates beneficially owns any shares of Company Common Stock other than pursuant to the Stockholders Agreements.

    Section 5.17 BUSINESS OF MERGER SUB. Merger Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the acquisition of the Company and this Agreement. During the period from the date of this Agreement through the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

    Section 5.18 BROKERS. No broker, investment banker or other person or entity, other than Warburg Dillon Read LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise expressly contemplated by this Agreement or as described in the Company Disclosure Letter, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause its Subsidiaries to carry on their respective businesses in the regular and ordinary course, preserve intact their current business organizations, and, to the extent consistent therewith, use its commercially reasonable efforts, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and, except as otherwise expressly contemplated by this Agreement or as described in Section 6.1 of the Company Disclosure Letter, during the period from the date of this Agreement through the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

        (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Company in their capacity as such, other than dividends payable to the Company declared by any of the Company's Subsidiaries, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company, the issuance of Company Common Stock during the period from the date of this Agreement through the Effective Time upon the exercise of Stock Options outstanding (as set forth in Section 4.2(a)) on the date of this Agreement in accordance with their current terms) or enter into any agreement or contract with respect to the sale or issuance of any of its securities;

        (c) amend its certificate of incorporation or bylaws or amend the certificate of incorporation and by-laws (or other organizational documents) of any of its Subsidiaries;

        (d) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business consistent with past practice);

        (e) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

        (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for (i) borrowings or guarantees incurred in the ordinary course of business consistent with past practice for working capital purposes, (ii) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company, (iii) in replacement for existing or maturing debt so long as principal amount does not increase or
    (iv) other borrowings under existing lines of credit or loans in the ordinary course of business consistent with past practice, or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than to the Company or any wholly owned Subsidiary of the Company and other than in the ordinary course of business consistent with past practice;

        (g) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company or adopt any plan with respect to any of the foregoing;

        (h) grant any severance or termination pay not currently required to be paid under existing severance plans or agreements, enter into or adopt, or amend any existing, severance plan, agreement or arrangement or, other than in the ordinary course of business or as required by applicable law, enter into or amend any employee benefit plan (including, without limitation, the Company Stock Plan), or enter into or amend any employment or consulting agreement;

        (i) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of $100,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of $1,000,000, in the aggregate;

        (j) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, make any bonus payments to, or increase the compensation or fringe benefits of any of its directors, officers or employees, provided that, the Company may (i) increase compensation associated with promotions and regular reviews in the ordinary course of business consistent with past practice and (ii) pay bonuses in the ordinary course of business consistent with past practice; provided, however, that the aggregate amount of such payments with respect to the employees of the Company's United States operations other than Falk Communications, Inc., shall not exceed $1,000,0000;

        (k) agree to the settlement of any material claim or litigation;

        (l) make or rescind any material tax election or settle or compromise any material tax liability;

        (m) make any material change in its method of accounting;

        (n) except as required under the Company Stock Plan and as otherwise provided in this Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

        (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (B) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Company SEC Reports;

        (p) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

        (q) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in the ordinary course of business consistent with past practice; or

        (r) agree, in writing or otherwise, to take any of the foregoing actions.

    Section 6.2 NO SOLICITATION. (a) During the period from the date hereof through the Effective Time, neither the Company nor any of its Subsidiaries shall, directly or indirectly, take (and the Company shall not authorize or permit its, or its Subsidiaries', officers, directors, employees, financial advisors, attorneys and other advisors, representatives and agents) any action to (i) solicit, facilitate, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined) (including, without limitation, the taking of any action which would make Section 203 of the Delaware General Corporation inapplicable to a Takeover Proposal), (ii) enter into any agreement with respect to any Takeover Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement,
(iii) unless the Board of Directors of the Company, based upon the advice of its outside counsel, determines in good faith that the failure to take such action would result in a breach of its fiduciary duties under applicable law, participate in any way in any discussions or negotiations regarding, or furnish to any person or legal entity (other than Parent or Merger Sub) any information with respect to any Takeover Proposal or
(iv) take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. "Takeover Proposal" shall mean any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its Subsidiaries.

    (b) During the period from the date hereof through the Effective Time, neither the Board of Directors of the Company nor any committee thereof shall
(i) unless the Board of Directors of the Company, based upon the advice of its outside counsel, determines in good faith that the failure to take such action would result in a breach of its fiduciary duties under applicable law, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or such committee of the Merger and this Agreement or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 6.2, on the date of receipt thereof, if possible, but no later than twelve (12) hours after receipt thereof, the Company shall advise Parent in writing of any request for information or any Takeover Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal, inquiry or proposal and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the person or entity making any such Takeover Proposal or such request, inquiry or proposal.

    (d) Immediately following the execution of this Agreement, the Company will cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal and request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person or entity by or on behalf of the Company.

    Section 6.3 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, (i) the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent), and (ii) the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, where necessary obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Each of the parties shall, and shall cause each of their Subsidiaries to, afford to the other party, and to other party's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections during normal business hours as they may reasonably request during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other

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document filed by it during such period pursuant to the requirements of U.K., federal or state laws and (ii) all other information concerning its business, properties, clients and personnel as the other party may reasonably request.

    Section 7.2 PREPARATION OF REGISTRATION STATEMENT AND PROXY STATEMENT. As soon as practicable after the date of this Agreement, the Company shall, in cooperation with Parent, prepare the Proxy Statement and Parent shall, in cooperation with the Company, prepare the Registration Statement, in which the Proxy Statement will be included as the prospectus. The Company shall, in cooperation with Parent, file the Proxy Statement with the SEC as its preliminary Proxy Statement and Parent shall, in cooperation with the Company, prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as the prospectus. Parent and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent and the Company shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent ADSs or Parent Ordinary Shares in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Parent shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent and the Company shall cooperate with the other party in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other party of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other party promptly copies of all correspondence between Parent or the Company, as the case may be, or any of their respective representatives with respect to the Registration Statement or the Proxy Statement. Parent and the Company shall give the other party and their respective counsel the opportunity to review the Registration Statement and the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before there being filed with, or sent to, the SEC. Each of the Company and Parent agrees to use commercially reasonable efforts, after consultation with each other, to respond promptly to all such comments of, and requests by the SEC and to cause (x) the Registration Statement to be declared effective by, the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Company Common Stock entitled to vote at the Company Stockholder's Meeting at the earliest practicable time.

    Section 7.3 APPROVAL OF SHAREHOLDERS. (a) Parent shall, through its Board of Directors, duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders (the "Parent Shareholders' Meeting"), for the purpose of voting to approve the Merger in accordance with this Agreement and any resolutions necessary or appropriate to enable Parent to implement the same (the "Parent Shareholders' Approval"). Unless the Board of Directors of Parent, based upon the advice of their outside counsel, determines in good faith that making such recommendation, or failing to amend, modify or withdraw any previously made recommendation, would result in a breach their fiduciary duties to shareholders under applicable law, Parent shall include in the Circular the recommendation of the Board of Directors of Parent that the shareholders of Parent approve such matters, and shall use its commercially reasonable efforts to obtain such approval. In connection with the Parent Shareholders' Meeting, subject to applicable law, (i) Parent shall, as soon as practicable after the date of this Agreement and in accordance with the listing rules of the LSE, prepare and submit to the LSE for approval the Circular and Listing Particulars, and shall use its commercially reasonable efforts to have such documents formally approved by the LSE and shall thereafter publish the Circular and the Listing Particulars and dispatch the Circular and Listing Particulars to its shareholders in compliance with all legal requirements applicable to the Parent Shareholders' Meeting and the listing rules of the LSE and

(ii) if necessary thereafter, promptly publish or circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes. Parent shall give the Company and its counsel the opportunity to review the Circular and the Listing Particulars before the same are published. The Company agrees to cooperate with Parent in the preparation of the Circular and the Listing Particulars including providing such information with respect to the Company and its Subsidiaries as may be required to be disclosed therein.

    (b) The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of voting on the approval of the Merger in accordance with this Agreement (the "Company Stockholders' Approval") as soon as reasonably practicable after the date hereof. The Company shall, through its Board of Directors, unless the Board of Directors of the Company, based upon the advice of its outside counsel, determines in good faith that the taking of such action would result in a breach of its fiduciary duties under applicable law
(i) include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company approve such matters, and
(ii) use its commercially reasonable efforts to obtain such approval. The Company shall consult and discuss in good faith with Parent regarding the alternatives available for obtaining the Company Stockholders' Approval.

    Section 7.4 COMPANY AFFILIATES. At least thirty (30) days prior to the Closing Date the Company shall deliver a letter to Parent identifying all persons who, at the time of the Company Stockholder's Meeting, may, in the Company's reasonable judgment, be deemed to be "Affiliates" (as such term is used in Rule 145 under the Securities Act) of the Company ("Company Affiliates"). The Company shall use commercially reasonable efforts to cause each Company Affiliate to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form of Exhibit 1 hereto (an "Affiliate Agreement"). Parent shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any Parent Ordinary Shares or Parent ADSs to be received by such Company Affiliates parties to an Affiliate Agreement pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent ADSs, consistent with the terms of such Affiliate Agreements.

    Section 7.5 AUDITORS' LETTERS. Each of the Company and Parent shall use its commercially reasonable efforts to cause to be delivered to the other party and such other party's Board of Directors a letter of its independent auditors, dated the date on which the Registration Statement shall become effective, and addressed to the other party and such other party's Board of Directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with the registration statements on Form F-4.

    Section 7.6 STOCK EXCHANGE LISTING. Parent shall use its commercially reasonable efforts, and the Company shall cooperate in respect thereto, to cause
(a) the Parent Ordinary Shares and Parent ADSs to be issued in the Merger and under the Company Stock Plan after the Merger in accordance with this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date; (b) the Parent Ordinary Shares to be issued in the Merger (including those Parent Ordinary Shares to be represented by the Parent ADSs to be issued in the Merger) to be admitted to the Official List of the London Stock Exchange at the Effective Time and (c) the Parent Ordinary Shares to be issued under the Company Stock Plan after the Merger in accordance with this Agreement to be admitted to the Official List of the London Stock Exchange, at the time of issue.

    Section 7.7 FEES AND EXPENSES. (a) Subject to Section 7.7(b) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise expressly set forth in this Agreement; provided, however, the costs of any HSR Act filing made by

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
Steven Girgenti or William Leslie Milton, in each case, as may be required in connection with the Merger shall be paid by the Company.

    (b) In the event that this Agreement is terminated and the Merger is not consummated solely as a result of the failure of Parent to receive the Parent Shareholders' Approval, Parent shall pay to the Company all documented reasonable out of pocket costs and expenses (including legal, accounting, investment banking and other professional fees) incurred by the Company and its Subsidiaries primarily relating to the transactions contemplated by this Agreement, which amounts shall be due and payable within 10 business days of such termination; provided, however, that in no event shall the aggregate obligation of Parent to pay such fees and expenses exceed $1.5 million.

    Section 7.8 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (a) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, including without limitation, all filings under the HSR Act) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from or to avoid an action or proceeding by any Governmental Entity, (b) obtaining all necessary consents, approvals or waivers from third parties, (c) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

    Section 7.9 PUBLIC ANNOUNCEMENTS. Parent, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or regulation.

    Section 7.10 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. (a) From and after the Effective Time and continuing for a period of not less than six years after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors, employees and agents of the Company and of its Subsidiaries to the full extent such persons have been indemnified by the Company pursuant to the Company's Certificate of Incorporation and Bylaws as in effect as of the date hereof for acts and omissions occurring at or prior to the Effective Time and shall advance reasonable expenses incurred by such persons in connection with defending any action arising out of such acts or omissions, provided that the Company receives reasonable affirmations and undertakings from such persons to repay all amounts advanced if it should be ultimately determined that such person was not entitled to indemnification. The parties hereto agree that the officers, directors, employees and agents of the Company and its Subsidiaries covered by such indemnification are intended to be third-party beneficiaries under this Section 7.10 and shall have the right to enforce the obligations of Parent and the Surviving Corporation under this Section 7.10.

    (b) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, for the benefit of the Company's current directors and officers, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 1.50 times the last annual premium paid prior to the date hereof, but in such case shall purchase as much such coverage as possible for such amount.

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
    Section 7.11 COMPLIANCE WITH TREASURY REGULATIONS. In order to avoid the application of Section 367(a)(1) of the Code, after the Effective Time, Parent agrees to take all steps required to ensure that the Company will comply with the reporting requirements described in U.S. Treasury Regulations
Section 1.367(a)-3(c)(6). Parent also agrees to provide to the Company and any other person that is a holder of Company Common Stock immediately prior to the Effective Time that may have reporting obligations under Section 6038B of the Code with respect to any transactions effected pursuant to this Agreement, any information necessary to comply with the filing requirements of Section 6038B and the U.S. Treasury Regulations promulgated thereunder.

    Section 7.12 NO TRANSFER OF STOCK. Prior to December 31, 2005, Parent will neither transfer, sell or otherwise dispose of any shares of stock of the Company, other than a transfer to a Subsidiary or an Affiliate of Parent so long as such transfer is described in Treasury Regulations Section 1.367(a)-(8(g)(2) and Parent provides the Shareholder Parties (as defined below) within 15 days of such transfer with the information necessary to comply with the requirements of Treasury Regulation Sections 1.367(a)-8(g)(2)(ii) through (iv), nor permit a "deemed disposition" of any such shares within the meaning of Treasury Regulations Section 1.367(a)-8(e)(3). Parent agrees to report the breach of any covenant of this Section 7.12 to any holder of shares of Company Common Stock that, solely as a result of the receipt of the Merger Consideration at the Effective Time, becomes the beneficial owner of 5% or more of Parent Shares (collectively, the "Shareholder Parties") within 15 days of such breach.

    Section 7.13 DIVIDENDS, DISTRIBUTIONS AND ISSUANCES. During the period from the date of this Agreement through the Effective Time, Parent shall not
(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except for dividends on Parent Ordinary Shares, (ii) split, combine or reclassify or otherwise alter Parent Ordinary Shares, or (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

    Section 7.14 SECTION 103 CA 1985. Parent shall use its commercially reasonable efforts and the Company shall cooperate in respect thereto, to cause (to the extent applicable):

    (a) the appointment of an appropriate independent person (who would be qualified to be the auditor of Parent) to produce a valuation and report in accordance with Section 103 of the Companies Act 1985;

    (b) the appointed independent valuer to produce a report in accordance with
Section 108 of the Companies Act 1985 as soon as practicable following the date of this Agreement;

    (c) the appointed independent valuer's valuation and report to be circulated to the board of directors of the Company for their review and comment as soon as practicable after an initial draft is produced to Parent;

    (d) the independent valuation and report to be sent to all holders of the Company Common Stock along with the Proxy Statement.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) STOCKHOLDER APPROVAL. The Company shall have received the Company Stockholders' Approval and the Parent shall have received the Parent Shareholders' Approval.

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
    (b) REGISTRATION STATEMENT; STATE SECURITIES LAWS. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened, and Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Ordinary Shares and Parent ADSs pursuant to this Agreement and under the Company Stock Plan after the Merger.

    (c) EXCHANGE LISTING. The LSE shall have agreed to admit to the Official List (subject only to allotment) the Parent Ordinary Shares to be issued in connection with the Merger and such agreement shall not have been withdrawn and the Parent Ordinary Shares and Parent ADSs issuable to the Company's stockholders in the Merger and under the Company Stock Plan after the Merger in accordance with this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance, and such agreement shall not have been withdrawn.

    (d) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (e) INJUNCTIONS OR RESTRAINTS. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

    (f) H.M. TREASURY CONSENT. Parent (as required) shall have received consent from H.M. Treasury pursuant to Section 765 of the U.K. Income and Corporation Taxes Act 1988 in respect of the Merger and any other matter contemplated hereby, or confirmation that no consent is required.

    (g) GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS. Other than the filings provided for by Section 2.2, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority (including under the HSR Act) required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby shall have been made or obtained (as the case may be) and become Final Orders (as defined in this Section below), and such Final Orders shall not, individually or in the aggregate, contain terms or conditions that would have, or could reasonably be expected to have, a material adverse effect on Parent, the Surviving Corporation and their respective Subsidiaries, taken as a whole. A "Final Order" means an action by the relevant Governmental or Regulatory Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by applicable law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by applicable law, regulation or order have been satisfied.

    (h)  UK FAIR TRADING ACT.  Any of:

        (i) the Office of Fair Trading (the "OFT") shall not have indicated in writing that the Secretary of State for Trade and Industry (the "SOS") in the exercise of his powers under the Fair Trading Act 1973 (the "FTA") intends to refer the Merger or any matter relating thereto to the Competition Commission ("COC"); or

        (ii) in the event of an COC reference, the COC shall have concluded that the Merger does not or may not be expected to operate against the public interest; or

       (iii) if on a reference the COC shall have concluded that the Merger does or may be expected to operate against the public interest, the SOS shall have indicated in writing that it is his intention to approve the Merger,

PROVIDED that if any indication by the SOS referred to in (i) or (iii) above is subject to undertakings, assurances, or any other terms or conditions, such undertakings, assurances, terms or conditions would not have, or could reasonably be expected not to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (i) OTHER CONSENTS AND APPROVALS. The consent or approval of each person (other than a Governmental or Regulatory Authority) whose consent or approval is required of Parent, the Company or any of their Subsidiaries under any Contract in order to consummate the Merger and the other transactions contemplated hereby shall have been obtained, except for those consents and approvals which, if not obtained, would not have, or could not reasonably be expected to have, a material adverse effect on the Surviving Corporation and its Subsidiaries taken as a whole or on the ability of Parent or the Company to consummate the transactions contemplated hereby.

    Section 8.2 CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment, at or prior to the Effective Time, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Merger Sub in their sole discretion):

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement shall be true and correct, in all material respects, as of the Effective Time as though made as of the Effective Time or, in the case of representations and warranties made as of a specified date earlier than the Effective Time on and as of such earlier date, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

    (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied with, in all material respects, the agreements, covenants and obligations which are required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

    (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

    (d) PROCEEDINGS. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

    Section 8.3  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Effective Time, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct, in all material respects, as of the Effective Time as though made as of the Effective Time or, in the case of representations and warranties made as of a specified date earlier than the Effective Time, on and as of such earlier date and Parent and Merger Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any

Executive Officer or any Executive Director, and in the name and on behalf of Merger Sub by its Chairman of the Board, President or any Vice President, to such effect.

    (b) PERFORMANCE OF OBLIGATIONS. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Merger Sub at or prior to the Effective Time, and Parent and Merger Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Executive Officer or any Executive Director and in the name and on behalf of Merger Sub by its Chairman of the Board, President or any Vice President, to such effect.

    (c) TAX OPINION. The Company shall have received an opinion, based on appropriate representations of the Company, Parent and Merger Sub, of Rosenman & Colin LLP, counsel to the Company, dated on or about the date on which the Registration Statement (or the last amendment thereto) shall have become effective, which opinion shall have been confirmed in writing on and as of the Closing Date to the effect that the Merger will constitute a "reorganization" within the meaning of Code Section 368(a) and that no gain or loss will be recognized for US federal income tax purposes by the stockholders of the Company who exchange Company Common Stock for Parent ADSs or Parent Ordinary Shares pursuant to the Merger (except with respect to cash received in lieu of fractional Parent ADSs or Parent Ordinary Shares).

    (d) PROCEEDINGS. All proceedings to be taken on the part of Parent and Merger Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

    (e) REGISTRATION OF OPTION SHARES. Pursuant to Section 2.9(b), Parent shall have filed a registration statement with the SEC, which registration statement shall be effective at the Effective Time, with respect to the Parent Ordinary Shares to be issued upon the exercise of Stock Options after the Effective Time.

    (f) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred a Parent Material Adverse Effect where, following such Parent Material Adverse Effect, the Parent Share Value (without giving effect to the Exchange Rate) is less than 135p.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval or the Parent Shareholders' Approval:

    (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors; or

    (b) By either the Company or Parent upon notification to the non-terminating party by the terminating party:

        (i) at any time after May 31, 2000, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party; PROVIDED, HOWEVER, that if on such date Parent and the Company and their respective Subsidiaries have not received all of the approvals required in order

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
    to satisfy the conditions set forth in Section 8.1(f), 8.1(g) or 8.1(h) but all other conditions to effect the Merger shall be fulfilled or shall be capable of being fulfilled, then, at the option of either Parent or the Company (which shall be exercised by written notice), the term of this Agreement shall be extended until August 31, 2000;

        (ii) if the Company Stockholders' Approval or the Parent Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote actually held at a meeting of such stockholders or shareholders, or any adjournment thereof, called therefor;

       (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement (determined in all cases as if the terms "material" or "materially" were not included in any such representation or warranty), which breach is not curable or, if curable, has not been cured within thirty
    (30) days following receipt by the non-terminating party of notice of such breach from the terminating party which breach, when taken together with any other breaches of representations, warranties, covenants and agreements of the non-terminating party contained in this Agreement, has or could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be; or

        (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise preventing or prohibiting the Merger and such order shall have become final and nonappealable.

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, this Agreement shall forthwith become void and, except as set forth in Section 7.7, there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors, PROVIDED, HOWEVER, that nothing contained in this
Section 9.2 shall relieve any party hereto from any liability for any breach of this Agreement.

    Section 9.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or, to the extent permitted by applicable Law, after any approval of the Merger by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; PROVIDED, HOWEVER, this Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    Section 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Merger Sub, to

           c /o Cordiant Communications Group plc
           121-141 Westbourne Terrace
           London, W2 6JR
           Attention: Michael Bungey
           Facsimile No.: 011-44-171-262-4300

       with copies to:

           White & Case LLP
           1155 Avenue of the Americas
           New York, NY 10036
           Attention: Timothy B. Goodell, Esq.
           Facsimile No.: (212) 354-8113

       and:

           Macfarlanes
           10 Norwich Street London EC4A 1BD
           Attention: Mary Leth
           Facsimile No.: 011-44-171-831-9607

    (b) if to the Company, to

           Healthworld Corporation
           100 Avenue of the Americas
           New York, NY 10010
           Attention: Steven Girgenti
           Facsimile No.: (212) 966-2743

       with a copy to:

           Rosenman & Colin LLP
           575 Madison Avenue
           New York, New York 10022
           Attention: Wayne A. Wald, Esq.
           Facsimile No.: (212) 940-8776

       and:

           Rakisons Solicitors
           Clements House
           14/18 Gresham Street
           London EC2V7JE
           DX 206 London, England
           Attention: Jonathan Polin
           Facsimile No.: 011-44-207-367-8001

    Section 10.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 10.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 10.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, including the documents and instruments referred to herein, together with the Confidentiality Agreement dated August 3, 1999, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person or entity other than the parties any rights or remedies hereunder, except (i) pursuant to Section 7.10 and (ii) that Parent agrees to indemnify and hold harmless the Shareholder Parties against, and to reimburse the Shareholder Parties with respect to, any and all taxes, interest and penalties arising from Parent's breach of Sections
7.11 and 7.12.

    Section 10.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided however, that the Merger shall be governed by the laws of the State of Delaware.

    Section 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 10.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

    Section 10.9 ENFORCEMENT OF THIS AGREEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    Section 10.10 INCORPORATION OF EXHIBITS. The Company Disclosure Letter and all Exhibits and annexes attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                       HEALTHWORLD CORPORATION

                                                       By:  /s/ STEVEN GIRGENTI
                                                            -----------------------------------------
                                                            Name: Steven Girgenti
                                                            Title: President

                                                                      APPENDIX B

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

    AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") dated as of February 3, 2000, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Parent"), Healthworld Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), and Healthworld Corporation, a Delaware corporation (the "Company").

                                    RECITALS

    A. Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger dated as of November 9, 1999 (the "Agreement").

    B. Parent, Merger Sub and the Company desire to amend the Agreement as set forth in this Amendment.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

    2. Section 1.1 of the Agreement is hereby amended by adding in alphabetical order therein the following definition:

    "BUSH" means Bates U.S. Holdings, Inc., a Delaware corporation."

    3. The definition of "Material Subsidiaries" contained in Section 1.1 of the Agreement is hereby amended to include BUSH by adding the words "and BUSH." at the end thereof.

    4. Section 2.5(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(b) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become as of the Effective Time one fully paid and nonassessable share of common stock, par value $.01, per share of the Surviving Corporation."

    5. Section 2.5(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(d) In consideration of the issue to Parent by BUSH of additional shares of capital stock and sterling denominated promissory notes of BUSH, Parent shall issue, in accordance with Section 2.7, such number of Parent Ordinary Shares as is equal to the number of shares of Company Common Stock outstanding immediately prior to the Effective Time multiplied by the Exchange Ratio, to permit (i) the issuance of Parent ADSs and (ii) if elected by any holder of Company Common Stock in the manner provided in Section 2.6, the delivery of Parent Ordinary Shares, in registered form, to the holders of such Company Common Stock for the purpose of giving effect to the delivery of the Merger Consideration referred to in Section 2.5(c)."

    6. Section 2.6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(a) Prior to the Effective Time, Parent shall appoint The Bank of New York or a bank or trust company reasonably acceptable to the Company as exchange agent (the "Exchange Agent") for the purposes of exchanging the Certificates for Parent ADSs or, if and to the extent elected by a holder of a Certificate, in the manner set forth in this
Section 2.6, for Parent Ordinary Shares in registered form. Promptly after the Effective Time Parent will send, or will cause the Exchange Agent to send, to each holder of record of Company Common Stock as of the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation or Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for certificates representing Parent ADRs which represent Parent ADSs or Parent Ordinary Shares and cash in lieu of fractional Parent ADSs or Parent Ordinary Shares and (ii) an election form and other appropriate materials (collectively, the "Ordinary Election Form") providing for such holder to elect to receive the Ordinary Share Consideration with respect to all or any portion of such holder's shares of Company Common Stock (the "Ordinary Share Election"). Any shares of Company Common Stock with respect to which there shall not have been effected such election by submission to the Exchange Agent of an effective, properly completed Ordinary Share Election Form on or prior to the date specified in such form (the "Election Date") which shall be a date that is not more than 45 days following the date of the Effective Time, shall be converted in the Merger into the right to receive the ADS Consideration."

    7. Section 2.7(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(a) EXCHANGE AGENT. Within two business days following the Effective Time, Parent shall (i) allot to the Exchange Agent, as nominee for the benefit of the holders of Company Common Stock converted into the right to receive the Merger Consideration, the aggregate number of duly authorized Parent Ordinary Shares to be issued pursuant to Section 2.5(d) and (ii) deposit with the Exchange Agent an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional Parent ADSs and Parent Ordinary Shares in accordance with Section 2.7(e) (such cash and Parent Ordinary Shares, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund"), to be held for the benefit of and distributed to the holders of Company Common Stock in accordance with this Section. The Exchange Agent shall agree to hold such Parent Ordinary Shares and funds for delivery as contemplated by this Section, and upon such additional terms as may be agreed upon by the Exchange Agent, the Surviving Corporation and Parent shall cause the Depositary to issue through and upon the instructions of the Exchange Agent, for the benefit of the holders of shares of the Company Common Stock converted into the ADS Consideration in accordance with
Section 2.5(c), Parent ADRs representing the number of Parent ADSs issuable pursuant to Section 2.5(c). Neither the Company, its affiliates nor the holders of Company Common Stock shall be responsible for any stamp duty reserve tax payable in connection with the ADS Consideration. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Parent and the Surviving Corporation shall replace any monies lost through an investment made pursuant to this Section 2.7. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation. All Parent Ordinary Shares and Parent ADSs to be issued and delivered to the holders of Company Common Stock in accordance with this Agreement shall, as of the Effective Time, have been registered under the Securities Act pursuant to a registration statement on Form F-4 declared effective by the SEC."

    8. Section 2.7(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(b) EXCHANGE PROCEDURES. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the letter of transmittal referred to in
Section 2.6(a) duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor
(i) a certificate or certificates representing one or more Parent ADRs representing, in the aggregate, that whole number of Parent ADSs and/or that whole number of Parent Ordinary Shares elected to be received in accordance with Section 2.6, (ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such Parent ADSs and Parent Ordinary Shares, and (iii) the cash amount payable in lieu of fractional Parent ADSs and Parent Ordinary Shares in accordance with
Section 2.7(e), in each case which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate or certificates representing that whole number of Parent Ordinary Shares elected to be received in accordance with Section 2.6 and/or one or more Parent ADRs representing, in the aggregate, that whole number of Parent ADSs, plus the cash amount payable in lieu of fractional Parent Ordinary Shares and Parent ADSs in accordance with
Section 2.7(e), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7(b) and subject to Section 2.7(c), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the whole number of Parent Ordinary Shares and/or Parent ADSs into which the number of shares of Company Common Stock shown thereon have been converted as contemplated by this Article II plus the cash amount payable in lieu of fractional Parent ADSs and Parent Ordinary Shares in accordance with
Section 2.7(e). Notwithstanding the foregoing, certificates representing Company Common Stock surrendered for exchange by any Person constituting an "Affiliate" of the Company for purposes of Section 7.4 shall not be exchanged until Parent has received an Affiliate Agreement (as defined in Section 7.4) as provided in
Section 7.4."

    9. Section 5.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(b)(i) The authorized capital stock of Bush consists of 1,000 shares of common stock, no par value, of which one share is validly issued and outstanding, fully paid and nonassessable and is owned by Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided under applicable Federal or State securities laws) (collectively, "Liens").

    (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by BUSH free and clear of all Liens."

    10. Section 5.3 of the Agreement is hereby amended by adding at the end thereof, the following sentence:

    "The representations and warranties contained in this Section 5.3 shall apply to BUSH, to the extent pertinent, with respect to the consummation of the transactions contemplated hereby."

    11. Section 5.4(a) of the Agreement is hereby amended by adding at the end thereof, the following sentence:

    "The representations and warranties contained in this Section 5.4(a) shall apply to BUSH, to the extent pertinent, with respect to the consummation of the transactions contemplated hereby."

    12. Section 5.4(b) of the Agreement is hereby amended by adding at the end thereof, the following sentence:

    "The representations and warranties contained in this Section 5.4(b) shall apply to BUSH, to the extent pertinent, with respect to the consummation of the transactions contemplated hereby."

    13. Section 7.7(a) of the Agreement is hereby amended by deleting the name "William Leslie Milton" contained in such Section and replacing it with the name "Spencer A. Falk".

    14. Section 7.14(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(a) the appointment of an appropriate independent person (who, subject to and as provided by Section 108(2) of the Companies Act 1985, would be qualified to be the auditor of Parent) to produce a valuation and report in accordance with Section 103 of the Companies Act 1985;"

    15. Section 7.14(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "(d) the independent valuation report to be delivered to the Exchange Agent and such other steps, if any, to be taken as may be necessary to comply with the requirements of Sections 103 and 108 of the Companies Act 1985 in connection with the Merger, in each case prior to the Effective Time."

    16. Section 10.5 of the Agreement is hereby amended by adding at the end thereof the following sentence:

    "Parent agrees that it will specifically comply with the provisions of Sections 7.11 and 7.12. However, the Shareholder Parties shall be entitled to damages in the event of a breach by Parent of Sections 7.11 or 7.12 as provided in this Section 10.5."

    17. Parent and Merger Sub shall take all actions necessary to cause BUSH to comply with the terms of this Amendment.

    18. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Amendment were upon the same instrument.

    19. Except as expressly provided herein, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title:  Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title:  President

                                                       HEALTHWORLD CORPORATION

                                                       By:  /s/ STUART DIAMOND
                                                            -----------------------------------------
                                                            Name: Stuart Diamond
                                                            Title:  Executive Vice President

                                                                      APPENDIX C

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and William Butler (the "Stockholder").

                                  WITNESSETH:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 520,070 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 15% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 55% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to the Stockholder:  William Butler
                            c/o Healthworld Corporation
                            100 Avenue of the Americas
                            New York, New York 10010
                            Facsimile: (212) 966-2743

    and

    If to Cordiant or       Cordiant Communications Group plc
    Sub to:                 121-141 Westbourne Terrace
                            London W2 6JR
                            Deputy Finance Director
                            Facsimile: +44-171-262-4300

    copy to:                White & Case LLP
                            1155 Avenue of the Americas
                            New York, New York 10036-2787
                            Attention: Timothy B. Goodell, Esq.
                            Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                            /s/ WILLIAM BUTLER
                                                            -----------------------------------------
                                                            William Butler

                                                                      APPENDIX D

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and Herbert Ehrenthal (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 313,252 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

        (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

        (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

       (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to (i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or (ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 30% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 65% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  Herbert Ehrenthal
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                            /s/ HERBERT EHRENTHAL
                                                            -----------------------------------------
                                                            Herbert Ehrenthal

                                                                      APPENDIX E

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and Spencer Falk (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 518,327 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars as published in the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

        (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

        (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

        (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to (i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or (ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. The parties agree that any Parent Shares received by the Stockholder with respect to any shares received after the date hereof under the earn-out payments payable under of the Agreement and Plan of Merger (the "Agreement") dated as of August 1, 1999, by and between the Company, HC-Falk Acquisition Corp., Falk Communications Inc., the Stockholder and the Stockholder, as trustee under the Spencer Falk Grantor Retained Annuity Trust u/t/a/d March 5, 1999 (the "Subsequent Shares") shall not be subject to this Section 4 (other than the last sentence of Section 4(b) which shall apply to the Subsequent shares for a period of 180 days after the Effective Time). Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"),
(iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or
(viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and
(c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in
Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  Spencer Falk
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                            /s/ SPENCER FALK
                                                            -----------------------------------------
                                                            Spencer Falk

                                                                      APPENDIX F

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and Michael Garnham (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 242,231 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 20% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 60% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the              Michael Garnham
Stockholder:           c/o The Milton Group
                       48 Broadway, Maidenhead,
                       Berkshire SL6 1LU, UK
                       Facsimile: 011-44-1628-630-298

and

If to Cordiant or      Cordiant Communications Group plc
Sub to:                121-141 Westbourne Terrace
                       London W2 6JR
                       Attention: Deputy Finance Director
                       Facsimile: +44-171-262-4300

copy to:               White & Case LLP
                       1155 Avenue of the Americas
                       New York, New York 10036-2787
                       Attention: Timothy B. Goodell, Esq.
                       Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                            /s/ MICHAEL GARNHAM
                                                            -----------------------------------------
                                                            Michael Garnham

                                                                      APPENDIX G

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and Steven Girgenti (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 2,245,925 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  Steven Girgenti
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Attention: Steven Girgenti
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                            /s/ STEVEN GIRGENTI
                                                            -----------------------------------------
                                                            Steven Girgenti

                                                                      APPENDIX H

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and Francis Hughes (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 207,500 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (p) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: during the twelve-month period immediately following the Effective Time (the "Period") the Stockholder may effect the Disposition of not more than 30% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  Francis Hughes
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London, W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: 011-44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                            /s/ FRANCIS HUGHES
                                                            -----------------------------------------
                                                            Francis Hughes

                                                                      APPENDIX I

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and William Leslie Milton (the "Stockholder").

                                  WITNESSETH:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 1,305,984 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

    (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: during the six-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 30% of the Parent Shares Beneficially Owned by the Stockholder (the "Period"). Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  William Leslie Milton
                        c/o The Milton Group
                        48 Broadway, Maidenhead,
                        Berkshire SL6 1LU, UK
                        Facsimile: 011-44-1628-630-298

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London, W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: 011-44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                       /s/ WILLIAM LESLIE MILTON
                                                       ---------------------------------------------
                                                       William Leslie Milton

                                                                      APPENDIX J

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and Steven Girgenti Grantor Retained Annuity Trust (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 1,000,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  Steven Girgenti Grantor Retained Annuity Trust
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Attention: Steven Girgenti
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                       STEVEN GIRGENTI GRANTOR RETAINED ANNUITY TRUST

                                                       By:  /s/ STEVEN GIRGENTI
                                                            -----------------------------------------
                                                            Steven Girgenti
                                                            Title: Trustee

                                                                      APPENDIX K

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and The Girgenti Family Limited Partnership (the "Stockholder").

                                  WITNESSETH:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 100,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

    (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  The Girgenti Family Limited Partnership
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Attention: Steven Girgenti
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                       THE GIRGENTI FAMILY LIMITED PARTNERSHIP

                                                       By:  /s/ STEVEN GIRGENTI
                                                            -----------------------------------------
                                                            Name: Steven Girgenti
                                                            Title: General Partner

                                                                      APPENDIX L

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and The Spencer Falk Grantor Retained Annuity Trust u/t/a/d March 5, 1999 (the "Stockholder").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 57,592 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the date on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $25.054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. The parties agree that any Parent Shares received by the Stockholder with respect to any shares received after the date hereof under the earn-out payments payable under of the Agreement and Plan of Merger (the "Agreement") dated as of August 1, 1999, by and between the Company, HC-Falk Acquisition Corp., Falk Communications Inc., Spencer Falk and Spencer Falk, as trustee under the Spencer Falk Grantor Retained Annuity Trust u/t/a/d March 5, 1999 (the "Subsequent Shares") shall not be subject to this
Section 4(other than the last sentence of Section 4(b) which shall apply to the Subsequent shares for a period of 180 days after the Effective Time). Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"),
(iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or
(viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement,

"Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of
Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  The Spencer Falk Grantor Retained Annuity Trust u/t/a/d
                        March 5, 1999
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Attention: Spencer Falk
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-141-262-4200

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787
                        Attention: Timothy B. Goodell, Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                       THE SPENCER FALK GRANTOR RETAINED ANNUITY TRUST
                                                       U/T/A/O MARCH 5, 1999

                                                       By:  /s/ SPENCER FALK
                                                            -----------------------------------------
                                                            Name: Spencer Falk
                                                            Title: Trustee

                                                                      APPENDIX M

                             STOCKHOLDER AGREEMENT

    AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and The Steve Girgenti Charitable Lead Annuity Trust (the "Stockholder").

                                  WITNESSETH:

    WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

    WHEREAS, the Stockholder Beneficially Owns, as of the date hereof, 66,666 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. DEFINITIONS. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

        (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

        (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

        (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

        (e) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (f) "Share Value" shall be determined as follows:

           (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

           (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

          (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00

        (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

    2. PROVISIONS CONCERNING COMMON STOCK. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

        (b) The obligations of the Stockholders under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause (iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

    3. OPTION TO PURCHASE. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to
(i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or
(ii) Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

    4.  DISPOSITION OF PARENT SHARES.

        (a) RESTRICTIONS ON DISPOSITION. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

        (b) PERMITTED DISPOSITIONS. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

        (a) OWNERSHIP OF SHARES. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

        (f) RELIANCE BY CORDIANT AND SUB. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    6. ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

        (a)  NO SOLICITATION.  Subject to the provisions contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        (b)  RESTRICTION ON TRANSFER OF SHARES, PROXIES AND
NON-INTERFERENCE. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

        (c) ADDITIONAL SHARES. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in
Section 6(b)(i) and (ii) above.

    7. REPRESENTATIONS AND WARRANTIES OF CORDIANT AND SUB. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

    8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    9. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    10. STOCKHOLDER CAPACITY. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

    11. SOPHISTICATION. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    12. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with
Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c)  CHANGE IN CONTROL.  In the event that after the Effective Time
(i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

        (d) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

        (e) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

        (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:  The Steve Girgenti Charitable Lead Annuity Trust
                        c/o Healthworld Corporation
                        100 Avenue of the Americas
                        New York, New York 10010
                        Attention: Steven Girgenti
                        Facsimile: (212) 966-2743

and

If to Cordiant or       Cordiant Communications Group plc
Sub to:                 121-141 Westbourne Terrace
                        London W2 6JR
                        Attention: Deputy Finance Director
                        Facsimile: +44-171-262-4300

copy to:                White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York 10036-2787 Attention: Timothy B. Goodell,
                        Esq.
                        Facsimile: (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (g) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (h) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (i) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (j) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (k) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (l) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (m) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (n) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                       CORDIANT COMMUNICATIONS GROUP PLC

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: Finance Director

                                                       HEALTHWORLD ACQUISITION CORP.

                                                       By:  /s/ ARTHUR D'ANGELO
                                                            -----------------------------------------
                                                            Name: Arthur D'Angelo
                                                            Title: President

                                                       THE STEVE GIRGENTI CHARITABLE LEAD ANNUITY
                                                       TRUST

                                                       By:  /s/ STEVEN GIRGENTI
                                                            -----------------------------------------
                                                            Name: Steven Girgenti
                                                            Title: Trustee

                                                                      APPENDIX N

                        [Bear Stearns & Co. Letterhead]

November 8, 1999

The Board of Directors
Healthworld Corporation
100 Avenue of the Americas
New York, NY 10013

Gentlemen:

    We understand that Healthworld Corporation ("Healthworld") and Cordiant Communications Group plc ("Cordiant") are considering entering into an Agreement and Plan of Merger (the "Agreement"), pursuant to which a newly-formed, wholly-owned subsidiary of Cordiant would be merged with and into Healthworld in a stock-for-stock exchange (the "Merger"). You have provided us with a draft copy of the Agreement in substantially final form. Pursuant to the Merger, each outstanding share of common stock of Healthworld would be converted into the right to receive a certain number of ordinary shares of Cordiant. The number of ordinary shares of Cordiant to be issued in exchange for Healthworld common shares shall be based on an exchange ratio (the "Exchange Ratio") as provided for in the Agreement. The Exchange Ratio shall be determined as follows:

    (i) if the Cordiant Share Value (referred to as "Parent Share Value" in the Merger Agreement) is greater than $3.4838, then the Exchange Ratio shall be determined by dividing $23.00 by the Cordiant Share Value;

    (ii) if the Cordiant Share Value is greater than $3.0294 and equal to or less than $3.4838, then the Exchange Ratio shall be 6.602;

   (iii) if the Cordiant Share Value is equal to or greater than $2.9475 and equal to or less than $3.0294, then the Exchange Ratio shall be determined by dividing $20.00 by the Cordiant Share Value;

    (iv) if the Cordiant Share Value is equal to or greater than $2.5054 and less than $2.9475, then the Exchange Ratio shall be 6.7854; and

    (v) if the Cordiant Share Value is less than $2.5054, then the Exchange Ratio shall be determined by dividing $17.00 by the Cordiant Share Value.

In the event that the Cordiant Share Value is equal to or less than $2.2106, Cordiant shall have the right to terminate the Agreement (the "Walkaway Right"). In the event that Cordiant informs Healthworld that it intends to exercise such Walkaway Right, Healthworld can elect to accept an Exchange Ratio of 7.6902. If Healthworld makes such election, Cordiant will not be able to exercise its Walkaway Right.

    In connection with the Merger, we understand that pursuant to a series of stockholder agreements to be entered into at the time the Agreement is executed (the "Stockholder Agreements"), certain shareholders owning approximately 63% of Healthworld's common stock have agreed to vote their shares (i) in favor of the Merger and (ii) against any potentially competing transaction. We also

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understand that such shareholders have agreed to grant Cordiant an irrevocable option, exercisable in certain specified circumstances, to acquire their outstanding shares for 100% cash at a price implied by the Exchange Ratio. You have provided us with a copy of the Stockholder Agreements in substantially final form.

    You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the public shareholders of Healthworld.

    In the course of performing our review and analyses for rendering this opinion, we have:

       - reviewed drafts of the Agreement and the Stockholder Agreement, both dated November 7, 1999;

       - reviewed Healthworld's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1996 through 1998 and its Quarterly Reports on Forms 10-Q for the periods ended
         March 31, 1999 and June 30, 1999;

       - reviewed certain operating and financial information, including projections, provided to us by management relating to Healthworld's business and prospects;

       - met with certain members of Healthworld's senior management to discuss Healthworld's business, operations, historical and projected financial results and future prospects;

       - reviewed Cordiant's Annual Reports to Shareholders and Annual Reports on Form 20-F for the years ended December 31, 1996 through 1998 and its Interim Report on Form 6-F for the period ended June 30, 1999;

       - reviewed certain operating and financial information, including projections, provided to us by management relating to Cordiant's business and prospects;

       - met with certain members of Cordiant's senior management to discuss Cordiant's business, operations, historical and projected financial results and future prospects;

       - reviewed estimates of cost savings and other combination benefits expected to result from the Merger, jointly prepared and provided to us by the senior managements of Healthworld and Cordiant;

       - reviewed the historical prices, valuation parameters and trading volume of the common or ordinary shares, as the case may be, of Healthworld and Cordiant;

       - reviewed publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to Healthworld and Cordiant;

       - reviewed the terms of recent acquisitions of companies which we deemed generally comparable to Healthworld;

       - reviewed the pro forma financial results, financial condition and capitalization of Cordiant, giving effect to the Merger; and

       - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

    We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections and synergy estimates, provided to us by Healthworld and Cordiant. With respect to Healthworld's and Cordiant's projected financial results and the potential synergies that could be achieved upon consummation of the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of

                                      N-2
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Healthworld and Cordiant as to the expected future performance of Healthworld and Cordiant, respectively. We have not assumed any responsibility for the independent verification of any such information or of the projections and synergy estimates provided to us, and we have further relied upon the assurances of the senior managements of Healthworld and Cordiant that they are unaware of any facts that would make the information, projections and synergy estimates provided to us incomplete or misleading.

    In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Healthworld and Cordiant, nor have we been furnished with any such appraisals. During the course of our engagement, we were asked by the Board of Directors to solicit indications of interest from various third parties regarding a transaction with Healthworld, and we have considered the results of such solicitation in rendering our opinion. We have assumed that the Merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

    We do not express any opinion as to the price or range of prices at which the shares of common stock or ordinary stock of Healthworld and Cordiant, as the case may be, may trade subsequent to the announcement of the Merger or as to the price or range of prices at which the shares of stock of Cordiant may trade subsequent to the consummation of the Merger.

    We have acted as a financial advisor to Healthworld in connection with the Merger and will receive a fee for such services. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Healthworld and/or Cordiant for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is intended for the benefit and use of the Board of Directors of Healthworld and does not constitute a recommendation to the Board of Directors of Healthworld or any holders of Healthworld common stock as to how to vote in connection with the Merger. This opinion does not address Healthworld's underlying business decision to pursue the Merger. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Healthworld common stock in connection with the Merger.

    Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the public shareholders of Healthworld.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:   /s/ KEVIN CLARKE
      -------------------------------------------
      Senior Managing Director

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                                                                      APPENDIX O

                              EMPLOYMENT AGREEMENT

    AGREEMENT, dated as of November 9, 1999 between Healthworld Corporation, a Delaware corporation ("Employer"), and Steven Girgenti ("Executive").

                              W I T N E S S E T H:

    WHEREAS, Employer desires to retain the services of Executive and Executive desires to be employed by Employer upon the terms and conditions hereinafter set forth.

    WHEREAS, Employer has entered into an Agreement and Plan of Merger dated as of November 9, 1999, with Cordiant Communications Group plc ("Cordiant"), and Waterloo Acquisition Corp. (the "Merger Agreement;" terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement).

    WHEREAS, this Agreement is conditioned and shall commence only upon the Effective Time (as defined in the Merger Agreement) (the "Effective Date").

    NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

    1. EMPLOYMENT. Employer hereby employs Executive at its New York City office (subject to normal travel requirements), and Executive hereby agrees to serve, as President, Chief Executive Officer and Chairman of Employer during the Term of Employment (as hereinafter defined). Executive agrees to perform such services customary to such office as are reasonably required for the operations of Employer and such other services as shall from time to time be assigned to Executive by Employer's Board of Directors (the "Board"). Executive shall report to the Chief Executive Officer of Cordiant. at all times during which Executive is in the employ of Employer. Executive shall devote substantially all of his time and attention during normal business hours to the business and affairs of Employer during the Term of Employment.

    2. TERM OF EMPLOYMENT. (a) The employment hereunder shall be for the period (the "Term of Employment") which shall commence on the Effective Date and shall end on the second anniversary of the Effective Date (the "Term of Employment"). Upon the expiration of the Term of Employment, Executive's employment shall continue upon the terms of and in accordance with this Agreement until such time as the employment of Executive is ended (i) as set forth in paragraph 2(b), or (ii) by Executive upon giving 12 months prior written notice (the "Notice") to Employer of Executive's desire to terminate this Agreement; PROVIDED, HOWEVER, subject to paragraph 2(b), Executive may not provide the Notice prior to the expiration of the Term of Employment.

        (b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement will terminate upon the death of Executive. In addition, this Agreement may be terminated (i) at the option of Employer upon 30 days' prior written notice to Executive, in the event of the Disability (as defined below) of Executive, (ii) upon the discharge of Executive by Employer for Cause (as defined below) upon not less than 20 days prior written notice to Executive specifying in reasonable detail the grounds therefore, (iii) by Employer other than for Cause upon the payment of the amount contemplated in paragraph 4(h); or (iv) upon voluntary termination by Executive with Good Reason (as defined below).

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    3.  DEFINITIONS.  For purposes of this Agreement the following terms shall have the following meanings:

        (a) "CAUSE" shall mean:

           (i) Executive's willful failure or refusal, after notice thereof, to perform specific directives of the Board of Directors of Employer, when such directives are consistent with the scope and nature of Executive's duties and responsibilities as set forth in paragraph 1 hereof;

           (ii) Willful dishonesty of Executive affecting Employer;

          (iii) Drunkenness or use of drugs which interfere with performance of Executive's obligations under this Agreement, continuing after notice thereof;

           (iv) Executive's conviction of a felony or of any crime involving moral turpitude or fraud;

           (v) Any willful conduct of Executive resulting in substantial loss to Employer, substantial damage to Employer's reputation or theft or defalcation from Employer;

           (vi) Any material breach (not covered by any of subparagraphs
       (i) through (v) above), of any of the provisions of this Agreement if such breach is not cured within twenty (20) days after written notice thereof to Executive by Employer.

    Any act or failure to act by Executive which is done, or omitted to be done, by him in good faith and for a purpose of which he reasonably believed to be in the best interests of Employer shall not be deemed to be willful.

        (b) "GOOD REASON" shall mean without Executive's express written consent, the occurrence of any of the following events:

           (i) any of (a) the assignment to Executive of any duties inconsistent in any material respect with Executive's position(s), duties, responsibilities or status with Employer during the Term of Employment or
       (b) a material change in Executive's reporting responsibilities, titles or offices with Employer during the Term of Employment;

           (ii) a reduction by Employer in Executive's Base Salary during the Term of Employment or as the same may be increased from time to time thereafter; or

          (iii) (a) a relocation of Executive's work location by more than 25 miles from the location of Employer's offices in New York City during the Term of Employment (b) travel on Company business to an extent substantially more burdensome than the travel practices of Executive as the Chief Executive Officer of Healthworld Corporation prior to the Effective Time.

        (c) "DISABILITY" shall be deemed to have occurred if Executive is unable, by reason of physical or mental incapacity or disability, to render the services to be rendered by him pursuant to this Agreement for a continuous period of one hundred eighty (180) successive days.

    4.  COMPENSATION.

        (a) BASE SALARY. As compensation for services hereunder, during the Term of Employment, Employer shall pay Executive an annual salary of $500,000 (the "Base Salary"), which shall be payable in appropriate installments to conform with the regular payroll dates for salaried senior executives of Employer. Executive shall be entitled to such annual increases in the Base Salary as may be determined from time to time by Employer's Board of Directors in a manner no less favorable than that used for other senior executives of Employer.

        (b) BONUS PAYMENTS. In addition to the Base Salary, Employer shall pay to Executive bonus compensation for the periods and in the amounts set forth on Schedule A attached hereto, subject to satisfaction of the performance targets set forth in Schedule A. Each bonus shall be payable as and when bonuses are paid by Employer to its employees generally but in no event later than April 15 after the applicable calendar year except as otherwise agreed to by Executive and Employer.

        (c) STOCK OPTIONS. Executive shall be granted options to purchase up to 275,000 ordinary shares of Cordiant on the Effective Date of this Agreement and such options shall vest in accordance with the terms of the Millennium PSOS Plan established by Cordiant.

        (d) EXECUTIVE BENEFIT PLANS. During the Term of Employment, Executive shall be eligible to participate in those benefit plans which Employer shall make available to its employees generally, and those which it shall make available to its senior executive officers generally, according to the terms and administration of said plans, including, but not limited to health and disability insurance coverage.

        (e) VEHICLE. Employer shall provide Executive, at Employer's expense, with the use of a leased recent model automobile of Executive's choosing. Employer shall reimburse Executive for up to $800 per month for lease payments incurred in connection with leasing an automobile. Such automobile shall be replaced every three years, provided that Executive continues to be employed by Employer, with a then recent model vehicle which is at least comparable to the vehicle being replaced. Employer shall pay for the maintenance and insurance for such automobile, and shall provide Executive, at Employer's expense, with the use of a parking space in the vicinity of Employer's offices.

        (f) CLUB FEES. During the Term of Employment, Employer shall reimburse Executive up to $7,000 for each calendar year, for membership dues in a club of Executive's choosing.

        (g) VACATION. Executive shall be entitled to four (4) weeks paid vacation annually, calculated and taken in accordance with Employer's normal vacation policies, plus such paid holidays and sick days as are provided by Employer under its policies applicable to senior executives in effect from time to time.

        (h) PAYMENT UPON EARLY TERMINATION. In the event of early termination of employment (a "Termination Date") for any reason specified in paragraph 2(b) (other than clause (iii) or (iv) of the second sentence of paragraph 2(b)) hereof, Employer shall no longer be obligated to make any salary payments of any kind whatsoever to Executive or Executive's estate. However, any Base Salary payments earned but not yet paid to the Termination Date, as well as any Bonus accrued but not yet paid shall be made by Employer to Executive or Executive's estate as may be applicable. Upon and after termination of employment for whatever reason specified in paragraph 2 hereof, Executive shall be entitled to such benefits other than salary payments to which Executive has become entitled, through and including the last day of his employment, under the terms of any plan, bonus arrangement or program referred to in this paragraph 4 and paragraph 8 below. If Executive's employment is terminated without Cause by Employer or for Good Reason by Executive, Employer shall pay to Executive the Base Salary for the longer of (i) the remainder of the Term of Employment and
(ii) 12 months following the Termination Date, (iii) a sum equal to the cost Employer would have incurred in providing Executive with the benefits set forth above in paragraphs 4(c), (d), (e), (f) and (g) and (iv) any bonuses due to him pursuant to paragraph 4(b) with respect to the period prior to the Termination Date together with an amount equal to the bonuses Executive would have received had the Term of Employment continued for the longer of (i) the remainder of the Term of Employment and (ii) 12 months after the Termination Date.

    5. NON-DISPARAGEMENT. During the Term of Employment and thereafter, Executive shall not take any action to disparage or criticize to any third parties any of the products or services of Employer or any of its subsidiaries or affiliates or to commit any other action that injures or hinders the business relationship of Employer or any of its subsidiaries or affiliates.

    6.  COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY.

        (a) COVENANT NOT TO COMPETE. During the Term of Employment and for one year after termination of the Employment Agreement, Executive will not, within any jurisdiction in which Employer or any affiliate is duly qualified to do business, or within any marketing area, which shall in no event be larger than a state, in which Employer or any affiliate is doing a substantial amount of business:

           (i) directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by Employer. For these purposes, Executive's ownership of securities of a public company not in excess of 2% of any class of such securities shall not be considered to be competition with Employer;

           (ii) attempt in any manner to persuade any client of Employer, which was a client during Executive's employment with Employer, to cease to do business with Employer or to reduce the amount of business which any such client has customarily done or contemplates doing with Employer, whether or not the relationship with Employer and such client was originally established in whole or in part through Executive's efforts;

          (iii) attempt in any manner to persuade any potential client to which Employer has made a presentation, or with which Employer has been having discussions, not to hire Employer, or to hire another agency;

           (iv) solicit for Executive or for any other person other than Employer, the business of any company which is a client of Employer, or was a client of Employer within twelve (12) months prior to the termination of Executive's employment;

           (v) attempt to persuade any employee of Employer, or any individual who was its employee during the twelve (12) months prior to Executive's termination of employment, to leave Employer's employ, or to become employed by any person other than Employer; or

           (vi) (a) render any advertising, marketing or merchandising services for or in connection with any product, brand or service, which product, brand or service is competitive with any product, brand or service for which, or in connection with which, Executive rendered services at any time during the twelve (12) months immediately preceding the termination of Executive's employment with Employer, or (b) render any advertising, marketing or merchandising services, other than on behalf of Employer, for in connection with any client of Employer for whom Employer rendered services at any time during the twelve (12) months immediately preceding the termination of Executive's employment with Employer.

        (b) It is the desire and intent of the parties that the provisions of this paragraph 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this paragraph 6 shall be adjudicated to be invalid or unenforceable, this paragraph 6 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

        (c) Since Employer may be irreparably damaged if the provisions of this paragraph 6 are not specifically enforced, in the event of a breach or threatened breach of any of the terms of this paragraph 6 by Executive, in addition to any other remedy that may be available to it, Employer shall be entitled to injunctive relief without showing that monetary damages will not provide an adequate remedy.

    7.  INTELLECTUAL PROPERTY; CONFIDENTIALITY.

        (a) INTELLECTUAL PROPERTY. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Employer's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Employer ("WORK PRODUCT") belong to Employer. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term of Employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

        (b) CONFIDENTIALITY. Executive agrees that he will not divulge to any one (other than Employer and its affiliates or any persons employed or designated by Employer or in connection with Executive's duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer, its clients or any of its affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Executive further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of Employer. The provisions of this paragraph 7 shall apply both during the time that Executive is employed by Employer and thereafter.

    8. REIMBURSEMENT OF EXPENSES. Executive shall be entitled to be reimbursed for travel and other expenses reasonably incurred in connection with Executive's services to Employer pursuant to and during the term of this Agreement upon a basis consistent with the published policies of Employer.

    9. CONSULTING AGREEMENT. Following the Termination of this Agreement, other than a termination by Employer for Cause, Executive, at his option, may enter into a consulting agreement with Employer to provide Employer with certain consulting services for an annual fee of $50,000 for a period of ten
(10) years.

    10. BREACH BY EXECUTIVE. Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and extraordinary in character, and that in the event of a material breach by Executive of the terms and conditions of this Agreement to be performed by Executive, or in the event Executive performs services for any person, firm, corporation or other entity engaged in a competing line of business with Employer, Employer shall be entitled, if it so elects, to obtain damages for any breach of this Agreement, or the specific performance thereof by Executive, or to enjoin Executive from performing services for any such other person, firm, corporation or other entity.

    11. ASSIGNMENT. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employer and Executive herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer.

    12. GOVERNING LAW; CAPTIONS. This Agreement shall be deemed made under and shall be governed by the substantive laws of the State of New York, excluding its conflict of laws rules. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement.

    13. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be performed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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    14.  AMENDMENTS.  This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by Employer.

    15. PRIOR AGREEMENTS. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed.

    16. NOTICES. Any notice to be given concerning this Agreement shall be given in writing and either: (1) sent by certified or registered mail, postage prepaid; (2) sent by reputable overnight courier service; or (3) hand delivered to the recipient personally. In the case of notice sent by mail, the date of the giving of the notice shall be deemed to be: (1) the date of the postmark if postmarked by The United States Postal Service; or (2) the date of the actual receipt if not postmarked by The United States Postal Service. In the case of notice being sent by overnight courier service, the date of the giving of the notice shall be deemed to be the date said notice was given to the courier service as indicated by the records of such courier service. In the case of notice being hand delivered, a written dated receipt shall be given therefor. Hand delivery of any notice to Employer shall be delivered to Employer's chief executive officer personally. Notice by mail or courier service shall be sent as follows:

If to Executive:

    STEVEN GIRGENTI
    3312 Judith Drive
    Bellmore, New York 11710

If to Employer:
    HEALTHWORLD CORPORATION
    100 Avenue of the Americas
    New York, NY 10013
    Attention: Chief Executive Officer

with copies to:

    BATES WORLDWIDE, INC.
    498 Seventh Avenue
    New York, NY 10018
    Attention: Chief Executive Officer

and

    CORDIANT COMMUNICATIONS GROUP PLC
    121-141 Westbourne Terrace
    London W2 6JR England
    Attention: Company Secretary

    By giving notice to the other party, either party may, from time to time, designate (1) a different address to which notice by mail or courier service to such party shall be sent and/or (2) a different person to receive notices.

    17. WITHHOLDING. The Company shall have the right to withhold from the Executive's salary and other compensation hereunder all amounts required to be withheld, including such amounts in respect of any compensation deemed to be paid to the Executive under federal, state, and local tax laws.

    18. ARBITRATION. Except as provided by paragraph 6 of this Agreement, any dispute or controversy under or in conjunction with this Agreement shall be settled exclusively by arbitration in New York City by one arbitrator with prior formal judicial experience in accordance with the rules of JAMS-Endispute, Inc. then in effect. Judgment may be entered upon the arbitrator's award in any court having jurisdiction.

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    IN WITNESS WHEREOF, Employer has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized and Executive has signed this Agreement, all as of the day and year first above written.

                                HEALTHWORLD CORPORATION

                                By:  /s/ ARTHUR D'ANGELO
                                     -----------------------------------------
                                     Name: Arthur D'Angelo
                                     Title: President

                                By:  /s/ STEVEN GIRGENTI
                                     -----------------------------------------
                                     Steven Girgenti

Agreed to solely with respect to Paragraph 4(c)

CORDIANT COMMUNICATIONS GROUP PLC

By:  /s/ ARTHUR D'ANGELO
     ----------------------------------------
     Name: Arthur D'Angelo
     Title: Finance Director

                                      O-7
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                                                                      APPENDIX P

    THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO TAKE YOUR OWN PERSONAL FINANCIAL ADVICE FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986.

    If you have sold or transferred all of your CCG Shares you should send this document together with the accompanying form of proxy to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. The distribution of this document in jurisdictions other than the United Kingdom and the United States may be restricted by law. Persons into whose possession this document comes should inform themselves about and observe any such restrictions. Failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

    Copies of this document, which comprises listing particulars relating to the New CCG Shares in accordance with the Listing Rules made under Section 142 of the Financial Services Act 1986, have been delivered for registration to the Registrar of Companies in England and Wales in accordance with Section 149 of that Act.

--------------------------------------------------------------------------------

                       CORDIANT COMMUNICATIONS GROUP plc
              (INCORPORATED AND REGISTERED IN ENGLAND NO. 1320869)

                                    CIRCULAR
                    RELATING TO THE PROPOSED ACQUISITION OF
                            HEALTHWORLD CORPORATION
                                      AND
                              LISTING PARTICULARS
                    RELATING TO THE ISSUE OF NEW CCG SHARES

--------------------------------------------------------------------------------

    Application has been made to the London Stock Exchange for the New CCG Shares to be admitted to the Official List. Subject to the satisfaction of the conditions set out in the Merger Agreement, it is expected that such Admission will become effective and dealings will commence at 8.00 a.m. on 3 March 2000. The New CCG Shares will only be made available to Healthworld Stockholders and will not generally be made available or marketed to the public in the United Kingdom.

    Warburg Dillon Read, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for CCG in connection with the Transaction and the application for listing of the New CCG Shares and for no-one else and will not be responsible to anyone other than CCG for providing the protections afforded to customers of Warburg Dillon Read or for providing advice in relation to the Transaction.

    Notice of an Extraordinary General Meeting of CCG to be held at 121-141 Westbourne Terrace, London W2 6JR at 10.00 a.m. on 1 March 2000 is set out at the end of this document. A form of proxy is enclosed for use at the Meeting. To be valid, forms of proxy must be completed and returned in accordance with the instructions printed thereon to the Company's Registrars, Computershare Services PLC, Registrar's Department, PO Box 1075, Caxton House, Redcliffe Way, Bristol BS99 3FA, so as to be received no later than 10.00 a.m. on 28 February 2000.

                                    CONTENTS

                                                                          PAGE
                                                                        --------
Expected Timetable of Principal Events................................       2
Definitions...........................................................       3

Part I    Letter from the Chairman....................................       6
          1. Introduction.............................................       6
          2. About Healthworld........................................       7
          3. Reasons for the Transaction..............................       7
          4. Terms of the Transaction.................................       9
          5. Recent Developments......................................      11
          6. Current Trading and Prospects............................      11
          7. Listing, Settlement and Dealings.........................      11
          8. Further Information......................................      12
          9. Extraordinary General Meeting............................      12
          10. Action to be Taken......................................      12
          11. Recommendation..........................................      12

Part II   Information on the CCG Group................................      13
          1. Description of the CCG Group.............................      13
          2. Financial Information on the CCG Group...................      13
          3. CCG Group Results for the six months ended 30 June
          1999........................................................      52
          4. Reconciliation of UK GAAP to US GAAP financial
          information.................................................      64

Part III  Information on the Healthworld Group........................      65
          1. Description of the Healthworld Group.....................      65
          2. Financial Information on the Healthworld Group...........      68
          3. Reconciliation of US GAAP to UK GAAP financial
          information.................................................      87
          4. Healthworld Group Results for the nine months ended
          30 September 1999...........................................      94

Part IV   Pro forma statement of net assets of the Enlarged Group.....     103

Part V    Summary of the terms and conditions of the Transaction......     107

Part VI   Additional Information......................................     114
          1. Responsibility...........................................     114
          2. Directors................................................     114
          3. The Company..............................................     114
          4. Share Capital............................................     114
          5. Directors' Details, Interests and Service Agreements.....     120
          6. Substantial Shareholdings................................     131
          7. Memorandum and Articles of Association...................     132
          8. CCG Share Schemes........................................     134
          9. Taxation.................................................     148
          10. Principal Subsidiary and Associated Undertakings........     151
          11. Principal Properties....................................     152
          12. Material Contracts......................................     152
          13. Litigation..............................................     157
          14. Working Capital.........................................     158
          15. Significant Changes.....................................     158
          16. Employees...............................................     158
          17. Risk Factors............................................     158

                                                                          PAGE
                                                                        --------
          18. Forward-looking statements may prove inaccurate.........     160
          19. General.................................................     161
          20. Documents available for inspection......................     162

Part VII  Summary of Resolutions to be Proposed at the Extraordinary
          General Meeting.............................................     163

Notice of Extraordinary General Meeting...............................     165

                     EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Latest time and date for receipt of forms of proxy..........  10.00 a.m. on 28 February
CCG Extraordinary General Meeting...........................      10.00 a.m. on 1 March
Healthworld Stockholders' Meeting (New York time)...........       9.00 a.m. on 1 March
Effective Time..............................................       3.00 p.m. on 2 March
Commencement of Dealings in New CCG Shares..................       3.00 a.m. on 2 March
Listing of New CCG ADSs on the NYSE effective (New York
  time).....................................................      10.00 a.m. on 2 March

                           FORWARD LOOKING STATEMENTS

    This document contains certain forward-looking statements concerning future performance, costs, revenues and growth of the CCG Group and the Enlarged Group, industry and customer growth and operational efficiencies from and benefits of the Transaction. By their nature, forward-looking statements involve risk and uncertainty. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Paragraph 17 of Part VI of this document contains a discussion of some of these factors.

                                  DEFINITIONS

The following definitions apply throughout this document, unless the context otherwise requires:

Companies Act or Act......................  the Companies Act 1985 as amended

CCG or Company............................  Cordiant Communications Group plc

CCG ADS...................................  an American Depositary Share of CCG, representing 5 CCG
                                            Shares

CCG Group or Group........................  CCG and its subsidiary undertakings

CCG Shares................................  ordinary shares of 50 pence each in the capital of CCG

CCG Shareholders..........................  holders of CCG Shares

CCG Share Schemes.........................  the Equity Participation Plan, the Performance Share
                                            Option Scheme and the Zenith Executive Incentive Plan
                                            (together the ``Current CCG Share Schemes"), together
                                            with the Cordiant plc Executive Share Option Scheme, the
                                            Cordiant plc Executive Share Option Scheme (No 2), the
                                            Cordiant plc Performance Share Option Scheme, the
                                            Cordiantplc 1995 Sharesave Scheme, the Cordiant
                                            Communications Group Demerger Executive Share Option
                                            Scheme (No 1), the Cordiant Communications Group
                                            Demerger Executive Share Option Scheme (No 2), the
                                            Cordiant Communications Group Demerger Performance Share
                                            Option Scheme and the Cordiant Communications Group
                                            Demerger Sharesave Scheme (``the Old CCG Share Schemes")

Demerger..................................  the demerger of the Saatchi & Saatchi businesses from the CCG Group to Saatchi & Saatchi plc in December 1997

Depositary................................  The Bank of New York as depositary for the CCG ADSs

Diamond...................................  Diamond Ad Ltd, a South Korean company

Directors or Board........................  the directors of CCG

Enlarged Group............................  the CCG Group as enlarged by the acquisition of
                                            Healthworld

Effective Time............................  the time at which the Transaction is completed by the merger of Healthworld Acquisition Corp. into Healthworld
                                            becoming effective pursuant to the Merger Agreement

Equity Participation Plan or EPP..........  the Cordiant Communications Group plc Equity
                                            Participation Plan

Exchange Ratio............................  the number of New CCG Shares to which Healthworld
                                            Stockholders will be entitled for each Healthworld Share
                                            held by them at the Effective Time, determined as
                                            described in paragraph 1 of Part V of this document

Falk......................................  Falk Communications, Inc

Healthworld...............................  Healthworld Corporation

Healthworld Group.........................  Healthworld and its subsidiary undertakings

Healthworld Option Plan...................  the Healthworld 1997 Stock Option Plan (as amended)

Healthworld Shares........................  shares of common stock, par value $0.01 per share, in
                                            Healthworld

Healthworld Stockholders..................  holders of Healthworld Shares

Healthworld Stock Options.................  options outstanding under the Healthworld Option Plan

London Stock Exchange.....................  London Stock Exchange Limited

Merger Agreement..........................  the Agreement and Plan of Merger dated as of 9 November
                                            1999, as amended, particulars of which are contained in
                                            Part V of this document

New CCG ADSs..............................  new CCG ADSs proposed to be issued to Healthworld
                                            Stockholders pursuant to the Merger Agreement

New CCG Shares............................  new CCG Shares proposed to be issued to or for the account of Healthworld Stockholders pursuant to the
                                            Merger Agreement (including CCG Shares comprised in New
                                            CCG ADSs)

NYSE or New York Stock Exchange...........  The New York Stock Exchange, Inc.

Official List.............................  the Official List of the London Stock Exchange

Performance Share Option Scheme or PSOS...  the Cordiant Communications Group plc Performance Share
                                            Option Scheme

Reference Price...........................  a price in dollars equal to the average value of the closing middle market quotations for a CCG Share,
                                            derived from the Official List, over the 10 consecutive
                                            dealing days ending on the third dealing day prior to
                                            the date of the Healthworld Stockholders' meeting to
                                            approve the Transaction, converted into dollars at the
                                            average of the dollars/pounds sterling rate of exchange
                                            during the same period

Securities Act............................  the US Securities Act of 1933, as amended

Transaction...............................  the proposed acquisition of Healthworld by CCG pursuant to the Merger Agreement, as described in this document

UK GAAP...................................  generally accepted accounting principles in the UK

United Kingdom or UK......................  the United Kingdom ofGreat Britain and Northern Ireland,
                                            its territories and possessions

United States or US.......................  the United States of America, its territories and possessions, any state of the United States of America
                                            and the District of Columbia

US GAAP...................................  generally accepted accounting principles in the United
                                            States

US Registration Statement.................  the Registration Statement on Form F-4 filed by CCG with the US SEC in relation to the Transaction

US SEC....................................  the United States Securities & Exchange Commission

Warburg Dillon Read.......................  UBS AG acting through its division Warburg Dillon Read

$ or dollars..............................  US Dollars

KW........................................  South Korean Won

BASES FOR SHARE CALCULATIONS

    Unless otherwise specified, all references in this document to the numbers of New CCG Shares to be issued pursuant to the Transaction and to percentages of the enlarged issued share capital of CCG immediately following the Effective Time are based on the assumptions that:--

    (i) the Reference Price for determining the Exchange Ratio at which New CCG Shares will be issued for Healthworld Shares will be $4.52 (based on the closing middle market price of 279p per CCG Share on 1 February 2000 (the latest practicable date prior to the publication of this document), derived from the Official List and a dollar/pound sterling exchange rate of $1.62/L1 on that date), producing an Exchange Ratio of 5.09 New CCG Shares for each Healthworld Share;

    (ii) the number of Healthworld Shares in issue immediately prior to the Effective Time will be 9,064,925 (being the issued share capital of Healthworld as at 28 January 2000, the latest practicable date prior to the publication of this document, as enlarged by the issue of 940,624 Healthworld Shares immediately prior to the Effective Time to satisfy deferred consideration for the acquisition of Falk, as described in paragraph 4 of Part I of this document);

    (iii) the number of CCG Shares in issue immediately prior to the Effective Time will be 228,793,146 (being the issued share capital of CCG as at 28 January 2000); and, accordingly,

    (iv) no further CCG Shares or Healthworld Shares will be issued prior to the Effective Time, whether on exercise of outstanding options or otherwise, provided that calculations "on a diluted basis" assume the exercise of all Healthworld Stock Options outstanding at 28 January 2000 (representing 1,527,039 Healthworld Shares) at an average exercise price of $12.53 (L7.73) per Healthworld Share, but disregard outstanding options under the CCG Share Schemes.

    Further information in relation to these assumptions is set out in paragraph 4 of Part I of this document.

BASES FOR CURRENCY TRANSLATIONS

    The basis of translation of foreign currency amounts for the purposes of inclusion in the financial information in Parts II, III and IV of this document is set out therein. Historical information set out elsewhere in this document which has been extracted therefrom has been translated on the same basis. Where other foreign currency amounts have been presented with pounds sterling equivalents in Parts I, V and VI of this document and on pages 4 to 6 hereof, payments made have been translated at the rates applicable at the time of payment and other amounts have been translated at the rates published in the FINANCIAL TIMES on 1 February 2000, the latest practicable date prior to the publication of this document (being L1=$1.62, in the case of amounts denominated in dollars.)

                                     PART I

                            LETTER FROM THE CHAIRMAN

                       CORDIANT COMMUNICATIONS GROUP PLC
                      (REGISTERED IN ENGLAND NO. 1320869)

    DIRECTORS:                                       REGISTERED AND HEAD OFFICE:

CHARLES SCOTT (CHAIRMAN)                              121-141 WESTBOURNE TERRACE

MICHAEL BUNGEY (CHIEF EXECUTIVE OFFICER)                           LONDON W2 6JR

ARTHUR D'ANGELO (FINANCE DIRECTOR)
JEAN DE YTURBE
DUDLEY FISHBURN*
PROF. THEODORE LEVITT*
PETER SCHONING
IAN SMITH
DR ROLF STOMBERG*
JAMES TYRRELL*
WILLIAM WHITEHEAD

*NON-EXECUTIVE DIRECTORS

                                                                 4 February 2000

To the holders of CCG Shares and, for information only, to members of the CCG Share Schemes

Dear Shareholder

1  INTRODUCTION

    On 9 November 1999, your Board announced a definitive agreement under which CCG will acquire Healthworld, an international communications and contract sales marketing organisation specialising in the healthcare sector, in exchange for New CCG Shares. The Transaction is subject to approval by CCG Shareholders and Healthworld Stockholders and I am writing to explain why your Board is unanimously recommending CCG Shareholders to vote in favour of the Transaction. You should read this whole document carefully and not just rely on key or summarised information.w

    Under the terms of the Merger Agreement, each Healthworld Share will be exchanged for a certain number of New CCG Shares (in the form of New CCG ADSs, except to the extent Healthworld Stockholders elect to receive New CCG Shares directly), based on an Exchange Ratio determined by reference to the market price of CCG Shares and the dollar/pound sterling exchange rate over a specified period prior to the Healthworld Stockholders' meeting on 1 March 2000 to approve the Transaction. Based on the assumptions described under ``Bases for Share Calculations" on pages 5 and 6 of this document, each Healthworld Share would be exchanged for 5.09 New CCG Shares, valuing each Healthworld Share at $23 (L14.20). Taking account of the 940,624 new Healthworld Shares to be issued prior to the Effective Time to satisfy deferred consideration, this values the whole of the issued share capital of Healthworld at approximately
$208.5 million (L128.7 million), or $224.5 million (L138.6 million) on a diluted basis. Healthworld Stockholders would hold approximately 16.8 per cent. of the enlarged issued share capital of CCG immediately following the Effective Time (or 19.1 per cent. on a diluted basis).

    CCG has obtained irrevocable commitments to vote in favour of the Transaction from certain directors and executive officers of Healthworld and their affiliates in respect of approximately 63 per cent. of the issued share capital of Healthworld--well in excess of the required majority. Completion of the Transaction is subject to certain other conditions, details of which are set out in Part V of this document.

2  ABOUT HEALTHWORLD

    The Healthworld Group is an international communications and contract sales marketing organisation specialising in the healthcare sector. Healthworld provides multinational pharmaceutical and healthcare companies with a comprehensive range of integrated marketing services, including advertising and promotion, contract sales, consulting, medical education, public relations, marketing research, publishing, interactive multimedia and database marketing services. Healthworld offers its clients expertise through its operations in the United States, France, Spain and the United Kingdom, and through Healthworld B.V., an international network of affiliated independent marketing and communications agencies. Healthworld B.V. has affiliates independent of the Healthworld Group in Canada, Colombia, Denmark, Finland, Germany, Holland, Hungary, Italy, Japan, Norway, and Sweden. Since its initial public offering in November 1997, Healthworld has demonstrated strong growth, such that in 1998 it was the third largest specialist healthcare marketing agency (by worldwide gross income as by MED AD NEWS).

    Healthworld designs marketing programmes, targeted at physicians, nurses and other healthcare professionals, that aim to accelerate the acceptance of new products and sustain their growth through the products' life cycle. Medical education programmes are undertaken to create awareness and generate interest in new treatments among the healthcare community prior to regulatory approval. Advertising and promotion campaigns, along with continuing medical education, seek to maximise product utilisation by healthcare professionals once the treatment has come to market.

    Healthworld is one of the industry leaders in the development of direct-to-consumer (`DTC') advertising campaigns for prescription drugs in the United States. These advertisements are designed to stimulate patients to request particular branded drugs from physicians. Healthworld, which established its contract sales operation in the US in 1998, also provides contract sales forces to pharmaceutical companies and consumer products clients.

    Healthworld is based in New York. Healthworld Shares are traded on the Nasdaq Stock Market. Further information about the Healthworld Group is set out in Part III of this document.

3  REASONS FOR THE TRANSACTION

    Your Directors believe that the Transaction will provide CCG with the following benefits:

    - an opportunity to build the leading global healthcare marketing network;

    - acceleration in meeting CCG's strategic objectives;

    - increased participation in the high growth healthcare marketing sector;

    - greater exposure to marketing services;

    - further opportunities to grow revenues from multinational clients;

    - a larger revenue base in the North American market; and

    - earnings enhancement in the first full year of ownership.

OPPORTUNITY TO BUILD THE LEADING GLOBAL HEALTHCARE MARKETING NETWORK

    CCG currently operates healthcare marketing agencies in the United States, the United Kingdom, Italy and Australia under the Healthcom brand. Healthcom focuses on marketing products to healthcare professionals. CCG also services some of the world's largest healthcare companies through Bates Worldwide, its global advertising network. Bates Worldwide provides expertise in DTC advertising for prescription drugs in the United States and marketing over-the-counter products to consumers internationally. During the year ended 31 December 1998, CCG generated revenues relating to healthcare marketing of L19 million.

    CCG will align its existing healthcare operations under Healthworld in a new division of Bates Worldwide. Steve Girgenti, Chairman and CEO of Healthworld, and other senior members of the Healthworld management team, will continue to manage the Healthworld business. Following the Transaction, Healthworld's senior management will be significant shareholders in CCG and have agreed to retain certain amounts of their shares for certain minimum periods, as described in paragraph 4 of this letter.

    The Transaction will enable the Enlarged Group to:

    - combine Healthworld's expertise in professional and consumer channels with CCG's multinational pharmaceutical experience;

    - offer a wider range of services to clients of the Enlarged Group;

    - utilise CCG's global network to enhance Healthworld's geographic presence; and

    - provide Healthworld with the resources to expand its specialist healthcare network.

    CCG intends to leverage its enlarged base of healthcare clients by creating a global healthcare marketing network. CCG currently operates in over 70 countries and will utilise this global platform and office infrastructure to develop Healthworld internationally.

ACCELERATION IN MEETING CCG'S STRATEGIC OBJECTIVES

    Following the Demerger at the end of 1997, CCG set itself three strategic objectives designed to position its business for profitable growth. By the end of 2000, it aims to have grown:

    - diversified marketing services to 30 per cent. of total revenues (22 per cent. in 1998);

    - multinational clients to 40 per cent. of total revenues (33 per cent. in 1998); and

    - North American revenues to 30 per cent. of its business (24 per cent. in 1998).

    The acquisition of Healthworld is expected to accelerate the achievement of these objectives.

    It is the Group's longer-term objective to derive 50 per cent. of its total revenues from high growth marketing services.

INCREASED PARTICIPATION IN THE HIGH GROWTH HEALTHCARE MARKETING SECTOR

    The Transaction will increase CCG's exposure to the specialist market for the promotion of prescription drugs, the growth rate of which in the United States (18 per cent. (source: Scott Levin)) outstripped the advertising market as a whole (6.5 per cent.) in 1998 (source: Zenith Media Worldwide). This growth is being driven by three principal factors: the growth in new products coming to market; increased drug usage; and the increasing focus of pharmaceutical companies to maximise return on investment.

GREATER EXPOSURE TO MARKETING SERVICES

    The acquisition of Healthworld will increase CCG's business in marketing services in both the healthcare sector and in consumer product markets. The Directors believe that marketing services are growing at a faster rate than traditional major media advertising, driven by clients' needs to target specific market segments, to measure returns more effectively and to obtain an integrated marketing solution.

    Healthworld's wholly owned subsidiary, Milton Headcount, is the fifth largest (by turnover) field marketing company in the United Kingdom (source:
MARKETING), providing major consumer product clients with strategic and tactical field marketing, merchandising, in-store training, audits and database management. 141 Worldwide, CCG's marketing services network, has been built over the last three years into a global business with offices in over 40 countries, representing 22 per cent. of CCG's total revenues in the year ended 31
December 1998. The combination of Healthworld's expertise in consumer field marketing with 141 Worldwide's direct marketing and promotion capabilities will allow CCG to offer an enhanced range of marketing services to clients.

FURTHER OPPORTUNITIES TO GROW REVENUES FROM MULTI-NATIONAL CLIENTS

    The Transaction will enhance CCG's multinational client base, and provide opportunities to offer a wider range of services to clients of the Enlarged Group. The Directors believe that healthcare marketing is becoming an increasingly global business as pharmaceutical companies seek to maximise returns on research by marketing on a worldwide basis. CCG intends to create a global healthcare marketing network to exploit this trend.

LARGER REVENUE BASE IN THE NORTH AMERICAN MARKET

    CCG is currently under-represented in the important North American market, which represented 24 per cent. of CCG's revenues during the year ended 31 December 1998, compared to 48 per cent. for the advertising industry as a whole (source: Zenith Media Worldwide). The Transaction will significantly increase CCG's business in North America. Healthworld generated revenues in North America of $28 million (L17.3) during the 12 months ended 30 September 1999.

EARNINGS ENHANCEMENT

    The acquisition of Healthworld is expected to be earnings enhancing in the first full year of ownership by CCG. Nothing in this document should be construed as a profit forecast or be interpreted to mean that the earnings per share of CCG for the current year or future years will necessarily match or exceed the historical published earnings per share of CCG and Healthworld.

    CCG expects to achieve annual pre-tax cost savings of at least L1.5 million by combining the Healthworld and existing CCG healthcare agency operations and by eliminating costs associated with operating Healthworld as a public company.

4  TERMS OF THE TRANSACTION

EXCHANGE RATIO

    The number of New CCG Shares issued in exchange for each Healthworld Share will be calculated using a Reference Price equal to the average of the closing middle market quotations for a CCG Share, derived from the Official List, over the 10 consecutive dealing days ending on the third dealing day prior to 1 March 2000 (the date of the Healthworld Stockholders' meeting to approve the Transaction), multiplied by the average dollar/pound sterling rate of exchange during the same period.

    The table in paragraph 1 of Part V of this document sets out the manner in which the Exchange Ratio will be calculated, depending upon the level of the Reference Price. By way of illustration, on the basis of the assumptions described under ``Bases for Share Calculations" on pages 5 and 6 of this document, the Exchange Ratio would be 5.09 New CCG Shares for every Healthworld Share. On this basis, the Transaction would result in the issue of approximately
46.1 million New CCG Shares in aggregate, representing 16.8 per cent. of the issued ordinary share capital of CCG as enlarged by the Transaction.

HEALTHWORLD STOCK OPTIONS AND DEFERRED CONSIDERATION

    Under the terms of the Merger Agreement and the Healthworld Option Plan, Healthworld Stock Options will be replaced by equivalent options over CCG Shares. Based on the assumptions referred to above, these would represent options over up to 7.8 million CCG Shares in aggregate at an aggregate exercise price of L11.8 million, 6.8 of which options over 6.8 million CCG Shares would be immediately exercisable. Taking into account the issue of those shares, Healthworld Stockholders and the Healthworld Stock Option holders would own approximately 19.1 per cent. of the enlarged issued share capital of CCG on a diluted basis.

    In August 1999, Healthworld acquired Falk, a healthcare communications agency located in New York City. Healthworld's initial purchase price, including expenses related to the acquisition, was approximately $17 million, consisting of approximately $9 million in cash and 649,111 Healthworld Shares. On 3 February 2000, Healthworld agreed, subject to approval of the Transaction by Healthworld Stockholders, to issue 940,624 additional Healthworld Shares, valued as at 3 February, 2000, at $20 million (L12.3 million), to the former stockholders of Falk immediately prior to the Effective Time, in full satisfaction of Healthworld's obligation to make earn-out payments based on Falk's financial results after the acquisition.

INTERESTS OF HEALTHWORLD MANAGEMENT

    Certain directors and executive officers of Healthworld and their affiliates will own in aggregate approximately 11 per cent. of the issued share capital of CCG as enlarged by the Transaction (or 11.2 per cent. on a diluted basis). These persons have entered into lock-up arrangements under which they will be entitled to sell varying amounts of their holdings after certain periods, which in the aggregate amount to 28.4 per cent. of all such holdings on a diluted basis immediately following the Effective Time, a further 14.7 per cent. after six months, a further 27.1 per cent. after one year and the balance after two years. Further details of these arrangements are set out in paragraph 8 of Part V of this document.

GENERAL

    No fractional CCG Shares or CCG ADSs will be issued in connection with the Transaction. Healthworld Stockholders who would otherwise have been entitled to receive a fraction of a CCG Share or CCG ADS will receive, in lieu of such fraction, cash, without interest, in an amount based on the average closing price of a CCG Share as recorded by the Official List over a specified period.

    The New CCG Shares will rank PARI PASSU in all respects with the CCG Shares in issue at the EffectiveTime, including the right to all dividends declared, made or paid after the Effective Time.

    Further details of the Merger Agreement and the terms of the Transaction are set out in Part V of this document.

5  RECENT DEVELOPMENTS

    In November 1999, CCG refinanced and increased the Group's core banking facilities, entered into an agreement for new committed facilities of $250 million (L154 million) and cancelled its existing core facilities.

    On 13 December 1999, CCG announced that it had agreed to acquire from Hyundai Merchant Marine an 80 per cent. interest in Diamond, the third largest advertising agency in South Korea, for an initial consideration of KW 27 billion (L15 million) and possible further payments depending on the results of Diamond to 31 December 2001. The total consideration, including 80 per cent. of the net debt in Diamond at the date of completion of the acquisition, is capped at KW 150 billion (L82 million). The acquisition, which was completed late in December 1999, will enable CCG to capitalise on Diamond's strong position in the Korean advertising industry, as well as enhancing the CCG Group's long-standing relationship with many Hyundai clients. Diamond will form the Asian hub of a CCG network, to be named Diamond, that will service Hyundai and other clients globally.

    On 8 December 1999, CCG announced the acquisition of the Interactive Edge business, an industry leader in trade and channel marketing communications, headquartered in New York. The initial consideration of $6.1 million
(L3.8 million) was satisfied largely in CCG Shares. Further consideration of up to $18.9 million (L11.7), to be satisfied entirely in CCG Shares, may be payable depending upon the results of the Interactive Edge business to 31
December 2002.

    Further details of these acquisitions and the new bank facilities are set out in paragraph 12.1 of Part VI of this document.

    On 31 January 2000, CCG announced the acquisition of the outstanding 10 per cent interest. in Scholz & Friends GmbH not already held by the CCG Group for a total cash consideration of DM 8.6 million (L2.7million).

    CCG continues to evaluate acquisition opportunities that support its strategic objectives, while also seeking to maximise the organic growth of its existing businesses.

6  CURRENT TRADING AND PROSPECTS

    CCG continued to perform well in the second half of 1999 and recorded new business wins of over $420 million (L259 million), in terms of net annualised billings, for the year as a whole. Healthworld performed well in the fourth quarter and continued growth is expected in 2000. The Board is also very pleased with the progress made in integrating Diamond as an important new element of the Group. The Board believes that the prospects of the Enlarged Group are excellent and views the future with considerable optimism. CCG's preliminary results for 1999 are expected to be announced on 8 March 2000.

7  LISTING, SETTLEMENT AND DEALINGS

    Application has been made to the London Stock Exchange for the New CCG Shares to be admitted to the Official List. Dealings in the New CCG Shares are expected to commence at 8.00 a.m. on 3 March 2000. Application will be made for the New CCG ADSs to be listed on the New York Stock Exchange and the listing of the New CCG ADSs on the NYSE is expected to become effective at 10.00 a.m. (New York time) on 2 March 2000. It is a condition to the Transaction becoming effective that the London Stock Exchange shall have granted permission for the admission of the New CCG Shares to the Official List and that the New CCG ADSs be authorised for listing on the New York Stock Exchange.

8  FURTHER INFORMATION

    Your attention is drawn to the further information in Parts II to VII of this document.

9  EXTRAORDINARY GENERAL MEETING

    Set out at the end of this document is a notice convening an Extraordinary General Meeting of CCG to be held at 121-141 Westbourne Terrace, London W2 6JR at 10.00 a.m. on 1 March 2000, at which the following resolutions will be proposed:-

    ORDINARY RESOLUTION 1: to approve the Transaction, increase the Company's authorised share capital to L208,000,000 and authorise the Directors to allot CCG Shares in amounts sufficient to satisfy the entitlements of Healthworld Stockholders and optionholders and provide an appropriate level of authority for general purposes after the Effective Time; and

    SPECIAL RESOLUTIONS 2 AND 3: to renew and increase the Directors' general powers to allot CCG Shares for cash other than in accordance with statutory pre-emption rights.

    Completion of the Transaction is conditional only upon the passing of Resolution 1. Resolutions 2 and 3 are conditional upon completion of the Transaction. An explanation of the proposed resolutions is set out in Part VII of this document and the full text of these resolutions is set out in the Notice of Meeting at the end of this document.

10  ACTION TO BE TAKEN

    CCG Shareholders on the register as at 10.00 a.m. on 28 February 2000 will be entitled to attend and vote at the Extraordinary General Meeting in person or by proxy. You will find enclosed with this document a form of proxy for use at the Meeting. Whether or not you intend to be present at the Meeting, you are requested to complete the enclosed form of proxy in accordance with the instructions thereon and return it to the Company's Registrars, Computershare Services PLC, Registrar's Department, P.O. Box 1075, Caxton House, Redcliffe Way, Bristol BS99 3FA, so as to be received as soon as practicable and in any event not later than 10.00 a.m. on 28 February 2000. Returning a completed form of proxy will not prevent you from attending and voting in person at the Meeting should you wish to do so.

11  RECOMMENDATION

    The Directors, who have been advised by Warburg Dillon Read, consider the Transaction to be in the best interests of CCG Shareholders as a whole. In providing advice to the Directors, Warburg Dillon Read has placed reliance on the Directors' commercial assessment of the Transaction.

    Accordingly, your Directors recommend CCG Shareholders to vote in favour of the resolutions to be proposed at the Extraordinary General Meeting, as they intend to do in respect of their own beneficial holdings, amounting to 161,705 CCG Shares, representing approximately 0.07 per cent. of the issued ordinary share capital of the Company.

                                          Yours sincerely
                                          Charles T. Scott
                                          CHAIRMAN

                                    PART II
                          INFORMATION ON THE CCG GROUP

1 DESCRIPTION OF THE CCG GROUP

    The CCG Group is a global integrated communications group. The Group comprises: Bates Worldwide, one of the largest advertising and integrated communications networks in the world; Scholz & Friends, the largest multinational advertising network headquarters in Germany; HP:ICM, event, conference and exhibition managers; a 30 per cent. equity stake in The Facilities Group, a pre-production agency; and a 50 per cent. equity stake in Zenith Media Worldwide, a global specialist media services and planning agency.

    CCG's principal corporate offices are located at 121-141 Westbourne Terrace, London W2 6JR, CCG's telephone number is (0207) 262-4343. Information about CCG can be found on the CCG website at www.ccgww.com.

    CCG's advertising agencies are principally involved in the creation of advertising and marketing programs for products, services, brands, companies and organisations. These programs involve various media such as television, magazines, newspapers, cinema, radio, outdoor, electronic and interactive media. The creation of advertising and marketing materials includes the writing, designing and development of concepts. The agencies often perform a strategic planning function which involves analysis of the particular product, service, brand, company or organisation against its competitors and the market.

    In line with its strategic objectives, the CCG Group is expanding from its advertising base and building its total integrated services capacity. Most notably, in 1997, 141 Worldwide was established as a separately branded network with special expertise in sales promotion, direct marketing, interactive media, and associated activities.

2 FINANCIAL INFORMATION ON THE CCG GROUP
NATURE OF FINANCIAL INFORMATION

    The financial information contained in this Section 2 does not constitute CCG's statutory accounts within the meaning of section 240 of the Act. The information for the three years ended 31 December 1998 is extracted without material adjustment from the published audited consolidated financial statements of CCG. CCG's auditors made reports under section 235 of the Act on the financial statements for each of the three financial years ended 31
December 1998. The consolidated accounts of CCG in respect of the three financial years ended 31 December 1998 (each of which received an unqualified audit opinion and did not contain a statement under section 237(2) or (3) of the
Act) have been delivered to the Registrar of Companies in England and Wales. For the three financial years ended 31 December 1998, KPMG Audit Plc, Chartered Accountants and Registered Auditor of 8 Salisbury Square, London EC4Y 8BB, was, and currently is, the auditor of CCG.

    The information for the three years ended 31 December 1998 has not been restated to take account of Financial Reporting Standard 12: Provisions, Contingent Liabilities and Contingent Assets (FRS12). CCG adopted FRS12 for its accounting periods ending on or after 23 March 1999. The financial information for CCG in Section 3 of Part II reflects the adoption of FRS12.

                       CORDIANT COMMUNICATIONS GROUP PLC
                              FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED 31 DECEMBER 1996--1998

PRINCIPAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The financial statements have been prepared under the historical cost accounting rules and in accordance with applicable accounting standards.

    The following paragraphs describe the significant accounting policies used in the financial statements.

CONSOLIDATION

    The consolidated financial statements incorporate the financial statements of Cordiant Communications Group plc and all its subsidiary undertakings for the financial years ended 31 December 1996 to 31 December 1998.

DISPOSED OPERATIONS

    A business is classified as a disposed operation if it has a material effect on the nature and focus of the Group's activities, represents a material reduction in the Group's operating facilities and was either disposed of during the year or as part of the demerger.

TURNOVER

    Turnover comprises amounts billed to clients, excluding sales taxes and intragroup transactions. Billings are usually rendered upon presentation date for media advertising and upon the completion of radio, television and print production.

REVENUE

    Revenue represents the fees and commissions, excluding sales taxes, from services provided to clients, and is recognised generally when work is billed.

PENSION COSTS

    Retirement benefits for employees of most companies in the Group are provided by either defined contribution or defined benefit schemes, which are funded by contributions from Group companies and employees. The Group's share of contributions to defined contribution schemes is charged against profits of the year for which they are payable and the cost of providing defined benefits is charged against profit, in accordance with the recommendations of independent actuaries, in such a way as to provide for the liabilities evenly over the remaining working lives of the employees.

EMPLOYEE SHARE SCHEMES

    Payments made by participants to acquire options under the Equity Participation Plan (the Plan) are credited to capital as `Shares to be issued'. The estimated cost of awards is expensed as a charge to the profit and loss account on a straight line basis over the period to which the performance criteria of the Plan relate. In compliance with UITF abstract 17: `Employee share schemes', the periodic charge to the profit and loss account is credited to reserves. On exercise of options under the Plan the cost will be transferred from reserves to share capital.

LEASES

    Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over the shorter of its estimated useful life and the lease term. Future installments under such leases, net of finance charges, are included in creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account as interest, and the capital element, which reduces the outstanding obligation for future installments. All other leases are operating leases and the rental charges are taken to the profit and loss account on a straight line basis over the life of the lease.

GOODWILL

    Purchased goodwill arising in respect of acquisitions before 1 January 1998 (including any additional goodwill estimated to arise from contingent capital payments), when FRS10 was adopted, was written off to reserves in the year of acquisition. A charge would be recognised in the Group's profit and loss account in respect of any permanent diminution in the value of goodwill previously written off to reserves. Goodwill written off directly to reserves and not previously charged to the Group's profit and loss account is included in determining the profit or loss on disposal of a subsidiary.

    Purchased goodwill arising from acquisitions on and after 1 January 1998 has been capitalised as an intangible fixed asset. The Directors are of the opinion that the intangible fixed assets of the Group have an indefinite economic life and as such the goodwill related to acquisitions to date is not amortised, but is subject to annual review for impairment. This is due to the durability of the Group's brand names, their ability to sustain long-term profitability and CCG's commitment to develop and enhance their value. The acquisitions of the Group are intended to enhance the long-term value of the Group's networks. The individual circumstances of each subsequent acquisition the Group makes will be assessed to determine the appropriate treatment of any related goodwill. The financial statements depart from the specific requirement of companies legislation to amortise goodwill over a finite period in order to give a true and fair view. The Directors consider this to be necessary for the reasons given above. Because of the indefinite life of these intangible assets, it is not possible to quantify the impact of this departure.

FIXED ASSETS

    Tangible fixed assets are stated at historical cost less accumulated depreciation. Additions, improvements and major renewals are capitalised. Maintenance repairs and minor renewals are expenses as incurred. The cost of tangible fixed assets less the estimated residual value is written off by equal annual instalments over the expected useful lives of the assets as follows:

Long leasehold properties:                                                  50 years
Short leasehold properties with terms of less than 50 years:         Period of lease
Furniture and equipment:                                      Between 4 and 10 years
Motor vehicles:                                                              4 years

    Long-term investments are valued at cost, less amounts provided for any permanent diminution in value.

JOINT VENTURES AND ASSOCIATED UNDERTAKINGS

    The Group's share of the profits less losses of all significant joint ventures and associated undertakings is included in the Group profit and loss account on a gross equity and equity accounting basis respectively. The carrying value of significant joint ventures and associated undertakings in the

Group balance sheet is calculated by reference to the Group's equity in the net assets of such undertakings.

WORK IN PROGRESS

    Work in progress is valued at the lower of cost and net realisable value, and comprises mainly outlays incurred on behalf of clients.

DEFERRED TAXATION

    Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements, to the extent that it is probable that a liability or asset will crystallise in the foreseeable future. No provision is made for deferred tax on unremitted overseas earnings unless the Group expects them to be remitted.

PROPERTY PROVISIONS

    Provision is made on an undiscounted basis for the future rent expense and related costs of leasehold property (net of estimated sublease income) where the space is vacant or currently not planned to be used for ongoing operations.

FOREIGN CURRENCIES

    Profit and loss accounts and cash flow statements in foreign currencies are translated into sterling at the average rate during the year, with the year end adjustment to closing rates being taken to reserves. Assets and liabilities in foreign currencies are translated using the rates of exchange ruling at the balance sheet date. Gains or losses on translation of the opening net assets of overseas subsidiaries are taken to reserves. Exchange differences arising from the retranslation of long-term foreign currency borrowings used to finance foreign currency investments are also taken to reserves. All other exchange differences are taken to the profit and loss account. The Group's principal trading currencies and the exchange rates used against pounds sterling are as follows:

                                                             AVERAGE RATE                     CLOSING RATE
                                                    ------------------------------   ------------------------------
                                                      1998       1997       1996       1998       1997       1996
                                                    --------   --------   --------   --------   --------   --------
US Dollar.........................................    1.66       1.64       1.56       1.66       1.65       1.71
French Franc......................................    9.77       9.55       7.99       9.29       9.90        8.9
Deutschmark.......................................    2.91       2.84       2.35       2.77       2.96       2.64
Australian Dollar.................................    2.64       2.21       2.00       2.71       2.52       2.15
Spanish Peseta....................................     247        240        198        236        251        223
Italian Lira......................................   2,877      2,790      2,409      2,743      2,909      2,602

CONSOLIDATED PROFIT & LOSS ACCOUNT

                                                                           YEARS ENDED 31 DECEMBER
                                             ------------------------------------------------------------------------------------
                                   NOTES        1998         1997         1997        1997        1996         1996        1996
                                  --------   ----------   ----------   ----------   --------   ----------   ----------   --------
                                              ONGOING      ONGOING      DISPOSED                ONGOING      DISPOSED
                                             OPERATIONS   OPERATIONS   OPERATIONS    TOTAL     OPERATIONS   OPERATIONS    TOTAL
                                             ----------   ----------   ----------   --------   ----------   ----------   --------
                                                 LM           LM           LM          LM          LM           LM          LM
TURNOVER
Group and share of joint
  ventures......................               1,847.4      1,576.1      2,630.1     4,206.2     1,568.7      2,555.0     4,123.7
Less: Share of joint ventures...                (281.8)          --           --          --          --           --          --
                                              --------     --------     --------    --------    --------     --------    --------
GROUP TURNOVER..................                1565.6      1,576.1      2,630.1     4,206.2     1,568.7      2,555.0     4,123.7
Cost of sales...................              (1,263.8)    (1,267.9)    (2,202.2)   (3,470.1)   (1,239.2)    (2,129.6)   (3,368.8)
REVENUE
Group and share of joint
  ventures......................                 316.0        308.2        427.9       736.1       329.5        425.4       754.9
Less: Share of joint ventures...                 (14.2)          --           --          --          --           --          --
                                              --------     --------     --------    --------    --------     --------    --------
GROUP REVENUE...................      1          301.8        308.2        427.9       736.1       329.5        425.4       754.9
Net operating expenses..........      3         (275.8)      (285.8)      (394.7)     (680.5)     (308.1)      (415.3)     (723.4)
                                              --------     --------     --------    --------    --------     --------    --------
OPERATING PROFIT
Trading profit..................      1           26.0         24.6         33.2        57.8        21.6         26.4        48.0
Exceptional operating
  expenses......................    1,4             --         (2.2)          --        (2.2)       (0.2)       (16.3)      (16.5)
                                              --------     --------     --------    --------    --------     --------    --------
                                      1           26.0         22.4         33.2        55.6        21.4         10.1        31.5
Profit on disposal of
  businesses....................      4             --         16.5          4.3        20.8          --         17.8        17.8
Fundamental reorganisation -
demerger........................      4             --       (970.6)       937.6       (33.0)         --           --          --
Share of operating profits:
Joint ventures..................                   1.4           --           --          --          --           --          --
Associated undertakings.........                   1.2           --           --          --          --           --          --
                                              --------     --------     --------    --------    --------     --------    --------
PROFIT ON ORDINARY ACTIVITIES
  BEFORE INTEREST AND
  TAXATION......................                  28.6       (931.7)       975.1        43.4        21.4         27.9        49.3
Net interest payable and similar
  items.........................      5           (2.7)         3.5        (12.3)       (8.8)        5.8        (13.3)       (7.5)
                                              --------     --------     --------    --------    --------     --------    --------
PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAXATION...............                  25.9       (928.2)       962.8        34.6        27.2         14.6        41.8
Tax on ordinary activities......      6           (9.2)        (8.1)        (9.4)      (17.5)       (9.6)        (5.2)      (14.8)
                                              --------     --------     --------    --------    --------     --------    --------
PROFIT ON ORDINARY ACTIVITIES
  AFTER TAXATION................                  16.7       (936.3)       953.4        17.1        17.6          9.4        27.0
Equity minority interests.......                  (1.7)        (1.8)        (0.2)       (2.0)       (2.6)        (0.2)       (2.8)
                                              --------     --------     --------    --------    --------     --------    --------
PROFIT ATTRIBUTABLE TO ORDINARY
  SHAREHOLDERS..................                  15.0       (938.1)       953.2        15.1        15.0          9.2        24.2
                                              --------     --------     --------    --------    --------     --------    --------
Dividend--demerger..............                    --                                 134.6                                   --
Dividends--cash.................      7           (3.1)                                 (2.7)                                (4.4)
                                              --------                              --------                             --------
RETAINED PROFIT.................                  11.9                                 147.0                                 19.8
                                              ========                              ========                             ========
Basic earnings per Ordinary
  share.........................      8           6.7p                                  3.4p                                 5.5p
Diluted earnings per Ordinary
  share.........................      8           6.7p                                  3.4p                                 5.5p
Headline earnings per Ordinary
  share.........................      8           6.8p                                  6.6p                                 1.4p
Dividend per Ordinary share.....      7           1.4p                                  1.2p                                 2.6p

 There is no difference between the total reported result for the year and that on an historical cost basis.

                        CONSOLIDATED CASH FLOW STATEMENT

                                                                          YEARS ENDED 31 DECEMBER
                                                                       ------------------------------
                                                             NOTES       1998       1997       1996
                                                            --------   --------   --------   --------
                                                                          LM         LM         LM
NET CASH INFLOW FROM OPERATING ACTIVITIES.................      9        19.8       61.7       56.9
NET CASH OUTFLOW ARISING FROM EXTERNAL DEMERGER COSTS.....     10        (8.2)     (13.8)        --
DIVIDENDS FROM ASSOCIATED UNDERTAKINGS....................     10         0.2         --         --
RETURNS ON INVESTMENT AND SERVICING OF FINANCE............     10        (4.9)     (12.3)     (10.1)
TAXATION PAID.............................................     10        (8.3)     (15.1)      (9.3)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT..............     10        (7.4)     (22.5)     (24.8)
ACQUISITIONS AND DISPOSALS................................     10        (7.4)     (11.6)     (13.7)
EQUITY DIVIDENDS PAID.....................................               (2.7)      (4.4)        --
                                                                        -----      -----      -----
CASH OUTFLOW BEFORE FINANCING.............................              (18.9)     (18.0)      (1.0)
                                                                        -----      -----      -----
Issue of ordinary share capita............................               l0.5        0.1         --
External loans drawn less repaid..........................                8.6       17.3      (11.0)
Other movements...........................................               (0.2)      (0.3)      (0.2)
                                                                        -----      -----      -----
NET CASH INFLOW FROM FINANCING............................                8.9       17.1      (11.2)
                                                                        -----      -----      -----
DECREASE IN CASH AND OVERDRAFTS FOR THE YEAR..............              (10.0)      (0.9)     (12.2)
                                                                        =====      =====      =====
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS:
Decrease in cash and overdrafts for the year..............              (10.0)      (0.9)     (12.2)
Cash inflow from debt.....................................               (7.8)     (17.0)      11.1
Other movements--demerger.................................                 --       84.6         --
Translation difference and non-cash movements.............               (2.3)     (13.5)       1.3
                                                                        -----      -----      -----
MOVEMENT IN NET FUNDS IN THE YEAR.........................              (20.1)      53.2        0.2
NET FUNDS AT BEGINNING OF YEAR............................               24.7      (28.5)     (28.7)
                                                                        -----      -----      -----
NET FUNDS AT END OF YEAR..................................     11         4.6       24.7      (28.5)
                                                                        =====      =====      =====

          CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                             YEARS ENDED 31 DECEMBER
                                                                       ------------------------------------
                                                                          1998         1997         1996
                                                             NOTES         LM           LM           LM
                                                            --------   ----------   ----------   ----------
                                                                           LM           LM           LM
                                                                       (RESTATED)   (RESTATED)   (RESTATED)
Profit attributable to Ordinary shareholders..............                 15.0         15.1         24.2
Translation adjustment....................................     23          (1.7)       (15.8)         6.8
                                                                          -----        -----        -----
Total recognised gains/(losses) relating to year..........                 13.3         (0.7)        31.0
                                                                          =====        =====        =====

                           CONSOLIDATED BALANCE SHEET

                                                                                  31 DECEMBER
                                                                         ------------------------------
                                                               NOTES       1998       1997       1996
                                                              --------   --------   --------   --------
                                                                            LM         LM         LM
FIXED ASSETS
Goodwill....................................................      13        16.2         --         --
Tangible assets.............................................      14        22.7       24.5      116.4
Investments.................................................      15         4.0        3.5        6.9
                                                                          ------     ------     ------
                                                                            42.9       28.0      123.3
                                                                          ------     ------     ------
CURRENT ASSETS
Work in progress............................................                15.4       18.1       35.6
Debtors--DUE WITHIN ONE YEAR................................      16       246.3      254.3      616.4
Debtors--DUE AFTER ONE YEAR.................................      16        18.3       15.5       11.3
Investments.................................................      17         1.5        0.2       12.1
Cash at bank and in hand....................................                62.3       61.7      113.7
                                                                          ------     ------     ------
                                                                           343.8      349.8      789.1
Creditors: AMOUNTS FALLING DUE WITHIN ONE YEAR..............      18      (313.7)    (331.5)    (837.6)
                                                                          ------     ------     ------
NET CURRENT ASSETS..........................................                30.1       18.3      (48.5)
                                                                          ------     ------     ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................                73.0       46.3       74.8
Creditors: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....      18       (73.8)     (53.8)    (144.0)
PROVISION FOR JOINT VENTURE DEFICIT
Share of gross assets.......................................                83.6       51.6         --
Share of gross liabilities..................................               (98.3)     (65.9)        --
                                                                  21       (14.7)     (14.3)        --
PROVISIONS FOR LIABILITIES AND CHARGES......................      21       (53.4)     (57.8)    (138.0)
                                                                          ------     ------     ------
NET LIABILITIES.............................................               (68.9)     (79.6)    (207.2)
                                                                          ======     ======     ======
CAPITAL AND RESERVES
Called up share capital.....................................   22,23       112.7      111.0      230.1
Share premium account.......................................      23         2.3         --      137.3
Capital redemption reserve..................................      23          --         --       86.5
Shares to be issued.........................................      23         1.3         --         --
Special reserve.............................................      23        25.7       25.7         --
Profit and loss account.....................................      23      (213.5)    (222.4)    (669.2)
                                                                          ------     ------     ------
EQUITY SHAREHOLDERS' DEFICIT................................               (71.5)     (85.7)    (215.3)
Equity minority interests...................................                 2.6        6.1        8.1
                                                                          ------     ------     ------
Total capital employed......................................               (68.9)     (79.6)    (207.2)
                                                                          ======     ======     ======

The reconciliation of movement in equity shareholders' deficit is given in Note
                                      23.

                       NOTES TO THE FINANCIAL STATEMENTS

1. GEOGRAPHICAL ANALYSIS OF REVENUE, PROFIT AND NET LIABILITIES

                                                                  REVENUE                       TRADING PROFIT
                                                       ------------------------------   ------------------------------
                                                         1998       1997       1996       1998       1997       1996
                                                       --------   --------   --------   --------   --------   --------
                                                          LM         LM         LM         LM         LM         LM
UK...................................................    39.8       39.0       38.0        4.5        6.5        3.8
The Americas.........................................    73.5       67.7       77.8        8.2        6.3        4.0
Continental Europe...................................   108.4      105.0      120.7       10.1        8.3        9.1
Asia Pacific.........................................    80.1       96.5       93.0        3.2        3.5        4.7
                                                        -----      -----      -----       ----       ----       ----
                                                        301.8      308.2      329.5       26.0       24.6       21.6
Disposed operations..................................      --      427.9      425.4         --       33.2       26.4
                                                        -----      -----      -----       ----       ----       ----
                                                        301.8      736.1      754.9       26.0       57.8       48.0
                                                        =====      =====      =====       ====       ====       ====

                                                                EXCEPTIONAL
                                                              OPERATING ITEMS                  OPERATING PROFIT
                                                       ------------------------------   ------------------------------
                                                         1998       1997       1996       1998       1997       1996
                                                       --------   --------   --------   --------   --------   --------
                                                          LM         LM         LM         LM         LM         LM
UK...................................................      --         --         --        4.5        6.5        3.8
The Americas.........................................      --         --       (0.2)       8.2        6.3        3.8
Continental Europe...................................      --         --         --       10.1        8.3        9.1
Asia Pacific.........................................      --       (2.2)        --        3.2        1.3        4.7
                                                        -----      -----      -----       ----      -----       ----
                                                           --       (2.2)      (0.2)      26.0       22.4       21.4
Disposed operations..................................      --         --      (16.3)        --       33.2       10.1
                                                        -----      -----      -----       ----      -----       ----
                                                           --       (2.2)     (16.5)      26.0       55.6       31.5
                                                        =====      =====      =====
Joint ventures and associated undertakings...........                                      2.6         --         --
Profit on disposal of operations (The Americas)......                                       --       20.8       17.8
Fundamental reorganisation--demerger.................                                       --      (33.0)        --
                                                                                          ----      -----       ----
Profit on ordinary activities before interest and
  tax................................................                                     28.6       43.4       49.3
                                                                                          ====      =====       ====

    The Directors do not consider it relevant to apportion the fundamental reorganisation--demerger cost by geographic region.

GEOGRAPHICAL ANALYSIS OF GROUP SHARE OF JOINT VENTURES AND ASSOCIATED UNDERTAKINGS OPERATING PROFITS

                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 LM         LM         LM
UK..........................................................     2.2         --         --
The Americas................................................      --         --         --
Continental Europe..........................................     0.1         --         --
Asia Pacific................................................     0.3         --         --
                                                                ----       ----       ----
                                                                 2.6         --         --
                                                                ====       ====       ====

    The geographical analysis of joint ventures and associated undertakings is based on the geographical location of the respective head office.

GEOGRAPHICAL ANALYSIS OF GROUP NET LIABILITIES

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
UK..........................................................   (58.0)      (73.1)
The Americas................................................   (10.9)      (20.1)
Continental Europe..........................................     5.9         1.4
Asia Pacific................................................   (12.8)      (12.5)
                                                               -----      ------
Ongoing operations..........................................   (75.8)     (104.3)
Disposed operations.........................................      --          --
                                                               -----      ------
                                                               (75.8)     (104.3)
Net financial items.........................................     4.6        24.7
                                                               -----      ------
Net liabilities.............................................   (71.2)      (79.6)
                                                               =====      ======

    Net liabilities are shown after the write off of acquired goodwill relating to acquisitions prior to 1 January 1998.

    Net financial items include cash at bank, cash deposits included in current asset investments, loan stock, bank loans and overdrafts, other loans and obligations under finance leases and hire purchase commitments.

    Net liabilities of joint ventures primarily relate to the UK.

2. EMPLOYEES

                                                                1998       1997       1996
                                                               NUMBER     NUMBER     NUMBER
                                                              --------   --------   --------
UK..........................................................     478         509        574
The Americas................................................     933         914      1,096
Continental Europe..........................................   1,634       1,565      1,601
Asia Pacific................................................   1,772       1,853      1,595
                                                               -----      ------     ------
Ongoing operations..........................................   4,817       4,841      4,866
Disposed operations.........................................      --       5,938      5,343
                                                               -----      ------     ------
Average number of employees of the Group....................   4,817      10,779     10,209
                                                               =====      ======     ======

                                           1998         1997         1997                    1996         1996
                                         ONGOING      ONGOING      DISPOSED      1997      ONGOING      DISPOSED      1996
                                        OPERATIONS   OPERATIONS   OPERATIONS    TOTAL     OPERATIONS   OPERATIONS    TOTAL
                                        ----------   ----------   ----------   --------   ----------   ----------   --------
                                            LM           LM           LM          LM          LM           LM          LM
Wages.................................     150.0        156.1        204.5      360.6        162.4        204.9      367.3
Social security costs.................      14.5         15.6         18.7       34.3         17.0         20.2       37.2
Pension costs--see Note 28............       4.4          4.5          7.9       12.4          5.7         16.2       21.9
                                           -----        -----        -----      -----        -----        -----      -----
                                           168.9        176.2        231.1      407.3        185.1        241.3      426.4
                                           =====        =====        =====      =====        =====        =====      =====

3. NET OPERATING EXPENSES

                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 LM         LM         LM
Staff and other associated costs--see Note 2................   168.9      407.3      426.4
Depreciation of owned fixed assets..........................     9.5       25.9       25.1
Depreciation of assets held under finance leases............     0.2        0.3        0.7
Goodwill written off--see Notes 4 & 13......................     0.2        2.2       16.5
Gain on sale of tangible fixed assets.......................    (0.1)      (0.8)       0.2
Operating leases--plant and machinery.......................     1.6        2.9        3.1
              --leasehold property net of sublease income...    17.2       47.7       48.3
Auditor's remuneration--audit *.............................     1.0        2.6        2.5
                    --other **..............................     0.3        0.4        0.9
Other administrative expenses...............................    77.0      192.0      199.7
                                                               -----      -----      -----
                                                               275.8      680.5      723.4
                                                               =====      =====      =====

------------------------

*   The Company audit fee was L15,000 (1997: L37,000, 1996: L32,000).

** In 1997 in addition to non-audit fees paid to our Auditor shown above, additional fees of L6.8 million relating to work in respect of the demerger are included in non-operating costs. Work performed primarily included due diligence, work associated with the circular to shareholders relating to the demerger and the listing particulars of Saatchi & Saatchi, and advice on the fundamental reorganisation of the Group.

4. EXCEPTIONAL OPERATING AND NON-OPERATING ITEMS

                                             1998         1997         1997                    1996         1996
                                           ONGOING      ONGOING      DISPOSED      1997      ONGOING      DISPOSED      1996
                                          OPERATIONS   OPERATIONS   OPERATIONS    TOTAL     OPERATIONS   OPERATIONS    TOTAL
                                          ----------   ----------   ----------   --------   ----------   ----------   --------
                                              LM           LM           LM          LM          LM           LM          LM
OPERATING ITEMS
Termination of a defined benefits
  pension plan--see Note 27.............       --           --           --          --         0.2          8.1         8.3
Property provisions.....................       --           --           --          --          --          8.2         8.2
Goodwill written off....................       --          2.2           --         2.2          --           --          --
                                             ----         ----         ----        ----        ----         ----        ----
Total exceptional costs included in
  operating profit......................       --          2.2           --         2.2         0.2         16.3        16.5
                                             ====         ====         ====        ====        ====         ====        ====

    Goodwill was written off prior to the adoption of FRS 10.

                                          1998         1997         1997                    1996         1996
                                        ONGOING      ONGOING      DISPOSED      1997      ONGOING      DISPOSED      1996
                                       OPERATIONS   OPERATIONS   OPERATIONS    TOTAL     OPERATIONS   OPERATIONS    TOTAL
                                       ----------   ----------   ----------   --------   ----------   ----------   --------
                                           LM           LM           LM          LM          LM           LM          LM
NON-OPERATING ITEMS
Loss on inter-group debt.............        --        875.0      (1,011.8)    (136.8)         --           --         --
Surplus on transfer of
  subsidiaries.......................        --         72.7          64.1      136.8          --           --         --
Amounts payable in relation to the
  demerger...........................        --         16.3           3.9       20.2          --           --         --
Head office reorganisation...........        --          6.6           0.1        6.7          --           --         --
Inter-group property provisions......        --           --           6.1        6.1          --           --         --
Fundamental
  reorganisation--demerger...........        --        970.6        (937.6)      33.0          --           --         --
Profit on disposal of operations.....        --        (16.5)         (4.3)     (20.8)         --        (17.8)     (17.8)
                                          -----        -----      --------     ------       -----        -----      -----
Total net exceptional costs outside
  operating profit...................        --        954.1        (941.9)      12.2          --        (17.8)     (17.8)
                                          =====        =====      ========     ======       =====        =====      =====

    In order to implement the demerger, inter-group debt and subsidiaries had to be eliminated. This was carried out by sale, assignment, waiver or other means. There were surpluses and losses arising from these transactions.

    Amounts payable in relation to the demerger includes external advisers' fees, temporary staff and other costs.

    As a result of the demerger, the Cordiant head office was reorganised and combined with the head offices of Bates Worldwide and Saatchi & Saatchi Worldwide.

    Property provisions arose as a result of the demerger and represented the difference between rental payable by Saatchi & Saatchi and the amounts receivable from Zenith for space sublet to them.

    The profit on disposal of operations in 1997 arose from the disposal of NRG (L16.5 million) and the sale of Interpublic Group, Inc. (IPG) stock (L4.3 million), issued to Saatchi & Saatchi, following the acquisition of Draft Direct (formerly Kobs & Draft Worldwide) by IPG in 1996.

5. NET INTEREST PAYABLE AND SIMILAR ITEMS

                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 LM         LM         LM
INTEREST PAYABLE AND SIMILAR ITEMS
Bank loans, overdrafts and other loans......................     3.6       13.4       13.1
Finance leases and hire purchase............................     0.1        0.1        0.1
Loan stock..................................................      --        0.4        0.4
Bank fees...................................................     0.7        1.9        1.1
Foreign exchange............................................     0.3         --
                                                                ----       ----       ----
                                                                 4.7       15.8       14.7
                                                                ----       ----       ----
INTEREST RECEIVABLE AND SIMILAR ITEMS
Cash and deposits...........................................    (1.7)      (5.3)      (6.5)
Note interest...............................................    (0.1)      (0.3)      (0.7)
Foreign exchange............................................      --       (1.4)        --
                                                                ----       ----       ----
                                                                (1.8)      (7.0)      (7.2)
                                                                ----       ----       ----
GROUP NET INTEREST PAYABLE AND SIMILAR ITEMS................     2.9        8.8        7.5
Joint ventures..............................................    (0.1)        --         --
Associated undertakings.....................................    (0.1)        --         --
                                                                ----       ----       ----
NET INTEREST PAYABLE AND SIMILAR ITEMS......................     2.7        8.8        7.5
                                                                ====       ====       ====

6. TAXATION

                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 LM         LM         LM
UK corporation tax at 31 per cent. (1997: 31.5 per cent.;
  1996: 33.0 per cent.).....................................     1.3        0.7        1.1
Less relief for overseas taxation...........................    (0.1)      (0.5)      (0.6)
ACT written off.............................................      --         --        1.1
UK deferred taxation........................................      --        0.2       (0.5)
                                                                ----       ----       ----
GROUP UK TAXATION...........................................     1.2        0.4        1.1
Overseas taxation...........................................     5.7       17.9       13.1
Overseas deferred taxation..................................     1.4       (0.8)       0.6
                                                                ----       ----       ----
GROUP TAXATION..............................................     8.3       17.5       14.8
Joint ventures..............................................     0.5         --         --
Associated undertakings.....................................     0.4         --         --
                                                                ----       ----       ----
TAX ON ORDINARY ACTIVITIES..................................     9.2       17.5       14.8
                                                                ====       ====       ====

    In 1996 and 1997 there was no corporate tax effect relating to operating and non-operating exceptional items.

7. DIVIDEND

    In 1998 the Board recommended a dividend of 1.4p per Ordinary share (1997:
1.2p, 1996: 2.0p) at a cost of L3.1 million (1997: L2.7 million, 1996:
L4.4million).

8. EARNINGS PER SHARE: BASIS OF CALCULATION

                                                                   1998              1997              1996
                                                              ---------------   ---------------   ---------------
BASIC EPS
Profit attributable to Ordinary shareholders................           L15.0m            L15.1m            L24.2m
Weighted average shares.....................................           222.4m            443.8m            443.6m
Basic EPS...................................................             6.7p              3.4p              5.5p
DILUTED EPS
Profit attributable to Ordinary shareholders................           L15.0m            L15.1m            L24.2m
Weighted average shares.....................................           222.4m            443.8m            443.6m
Dilutive effect of options..................................             0.9m              2.0m              1.7m
                                                              ---------------   ---------------   ---------------
Diluted weighted average shares.............................           223.3m            445.8m            445.3m
                                                              ---------------   ---------------   ---------------
Diluted EPS (1997 and 1996 restated under FRS 14)...........             6.7p              3.4p              5.5p
HEADLINE EPS*
Profit attributable to Ordinary shareholders................           L15.0m            L15.1m            L24.2m
Adjustments:
Goodwill written off, profit on disposal of operations and
  demerger costs............................................            L0.2m            L14.4m           L(17.8m)
                                                              ---------------   ---------------   ---------------
Headline earnings...........................................           L15.2m            L29.5m             L6.4m
                                                              ---------------   ---------------   ---------------
Diluted weighted average shares.............................           223.3m            445.8m            445.3m
                                                              ---------------   ---------------   ---------------
Headline EPS................................................             6.8p              6.6p              1.4p
                                                              ===============   ===============   ===============

------------------------

* The definition of Headline Earnings is given in the Statement of Investment Practice No. 1 published by the Institute of Investment Management and Research (IIMR). This excludes impact of disposals, including related costs, the cost relating to fundamental reorganisation and items relating to goodwill and has been disclosed to assist the reader's understanding of the Group's underlying performance.

9. RECONCILIATION OF GROUP OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 LM         LM         LM
Group operating profit......................................    26.0       55.6       31.5
Depreciation................................................     9.7       26.2       25.8
(Gain)/loss on sale of tangible fixed assets................    (0.1)      (0.8)       0.2
Decrease/(increase) in work in progress.....................     2.0       (5.5)       3.5
(Increase)/decrease in debtors..............................    (1.4)     (35.3)       0.2
(Decrease)/increase in creditors............................    (9.6)      38.5       12.6
Utilisation of property provisions..........................    (7.0)     (19.2)     (16.9)
Non-cash item--goodwill written off.........................     0.2        2.2         --
                                                                ----      -----      -----
NET CASH INFLOW FROM OPERATING ACTIVITIES...................    19.8       61.7       56.9
                                                                ====      =====      =====

10. ANALYSIS OF CASH FLOW ITEMS

                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 LM         LM         LM
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................     1.9        5.3        7.3
Interest paid...............................................    (3.8)     (13.6)     (15.2)
Interest element of finance leases rental payments..........    (0.1)      (0.1)      (0.1)
Bank fees...................................................    (0.4)      (1.9)      (0.9)
Dividends paid to minorities................................    (2.5)      (2.0)      (1.2)
                                                                ----      -----      -----
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE................................................    (4.9)     (12.3)     (10.1)
                                                                ====      =====      =====

TAXATION PAID
UK corporation tax paid.....................................    (0.7)        --        0.1
Overseas tax paid...........................................    (7.6)     (15.1)      (9.4)
                                                                ----      -----      -----
NET TAX PAID................................................    (8.3)     (15.1)      (9.3)
                                                                ====      =====      =====

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................    (8.7)     (25.8)     (26.9)
Sale of tangible fixed assets...............................     1.2        2.6        2.9
Purchase of other fixed asset investments...................      --       (0.5)      (0.9)
Sale of other fixed asset investments.......................     0.1        1.2        0.1
                                                                ----      -----      -----
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................    (7.4)     (22.5)     (24.8)
                                                                ====      =====      =====

ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings.........................    (7.5)      (9.3)     (25.3)
Purchase of associated undertakings.........................    (0.2)        --         --
Cash acquired with subsidiaries.............................     0.7        0.6        1.7
Sale of subsidiary undertakings.............................      --       41.6        9.9
Cash in businesses sold.....................................    (0.4)      (1.1)        --
Cash in businesses demerged.................................      --      (43.4)        --
                                                                ----      -----      -----
NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS............    (7.4)     (11.6)     (13.7)
                                                                ====      =====      =====

11. ANALYSIS OF CHANGES IN FUNDS

                                              AT                    ACQUISITIONS    EXCHANGE     AT 31
                                           1 JANUARY                    AND        & NON CASH   DECEMBER
1998                                         1998      CASH FLOWS    DISPOSALS     MOVEMENTS      1998
----                                       ---------   ----------   ------------   ----------   --------
                                              LM           LM            LM            LM          LM
Cash at bank and in hand.................     61.7         2.6            --          (2.0)       62.3
Cash deposits--current asset
  investments............................       --         0.8            --            --         0.8
Bank overdrafts..........................     (7.7)      (13.4)           --          (0.1)      (21.2)
                                             -----       -----          ----         -----       -----
Cash.....................................     54.0       (10.0)           --          (2.1)       41.9
External debt due within one year........     (0.7)        0.7          (0.5)           --        (0.5)
External debt due after one year.........    (28.4)       (9.3)          1.1           0.2       (36.4)
Finance leases...........................     (0.2)        0.2            --          (0.4)       (0.4)
                                             -----       -----          ----         -----       -----
Financing................................    (29.3)       (8.4)          0.6          (0.2)      (37.3)
                                             -----       -----          ----         -----       -----
Net funds................................     24.7       (18.4)          0.6          (2.3)        4.6
                                             =====       =====          ====         =====       =====

                                                AT                                EXCHANGE     AT 31
                                             1 JANUARY                           & NON CASH   DECEMBER
1997                                           1997      CASH FLOWS   DEMERGER   MOVEMENTS      1997
----                                         ---------   ----------   --------   ----------   --------
                                                LM           LM          LM          LM          LM
Cash at bank and in hand...................    113.7       (41.6)         --       (10.4)       61.7
Bank overdrafts............................    (47.8)       40.7          --        (0.6)       (7.7)
                                               -----       -----        ----       -----       -----
Cash.......................................     65.9        (0.9)         --       (11.0)       54.0
External debt due within one year..........     (5.0)        3.2         0.6         0.5        (0.7)
External debt due after one year...........    (88.9)      (20.5)       83.8        (2.8)      (28.4)
Finance leases.............................     (0.5)        0.3         0.2        (0.2)       (0.2)
                                               -----       -----        ----       -----       -----
Financing..................................    (94.4)      (17.0)       84.6        (2.5)      (29.3)
                                               -----       -----        ----       -----       -----
Net funds..................................    (28.5)      (17.9)       84.6       (13.5)       24.7
                                               =====       =====        ====       =====       =====

    On 14 December 1997, the net assets of Saatchi & Saatchi and Zenith were demerged. On demerger, they had net debt of L41.2 million. Net cash amounting to L43.4 million is shown as an outflow in Note 10; external debt of L84.6 million is included in the analysis of movement in net debt above.

                                                         AT                     EXCHANGE     AT 31
                                                      1 JANUARY                & NON CASH   DECEMBER
1996                                                    1996      CASH FLOWS   MOVEMENTS      1996
----                                                  ---------   ----------   ----------   --------
                                                         LM           LM           LM          LM
Cash at bank and in hand............................    134.5        (9.4)       (11.4)      113.7
Bank overdrafts.....................................    (48.2)       (2.8)         3.2       (47.8)
                                                       ------       -----        -----       -----
Cash................................................     86.3       (12.2)        (8.2)       65.9
External debt due within 1 year.....................     (0.8)       (4.8)         0.6        (5.0)
External debt due after 1 year......................   (113.7)       15.8          9.0       (88.9)
Finance leases......................................     (0.5)        0.1         (0.1)       (0.5)
                                                       ------       -----        -----       -----
Financing...........................................   (115.0)       11.1          9.5       (94.4)
                                                       ------       -----        -----       -----
Net debt............................................    (28.7)       (1.1)         1.3       (28.5)
                                                       ======       =====        =====       =====

12. THE EFFECTS OF THE ACQUISITION AND DISPOSAL OF SUBSIDIARIES IN 1998

                                                              ACQUISITIONS   DISPOSALS
                                                              ------------   ---------
                                                                   LM           LM
Goodwill capitalised (net)..................................      16.4            --
Goodwill transferred to reserves............................       4.6          (2.4)
Tangible fixed assets.......................................       0.7          (0.5)
Work in progress............................................       0.6          (1.1)
Debtors.....................................................       7.2         (13.3)
Cash in companies disposed of...............................        --          (0.4)
Cash received...............................................        --           2.4
                                                                  ----         -----
                                                                  29.5         (15.3)
                                                                  ====         =====
Loans and finance leases....................................       0.2          (0.8)
Creditors...................................................       9.0         (15.5)
Provisions for joint venture deficit........................        --           1.0
Minorities..................................................      (0.7)           --
Cost of acquisitions
  --cash (net)..............................................       6.8            --
  --CCG shares issued.......................................       3.4            --
  --investments.............................................       0.4            --
  --accruals................................................      10.4            --
                                                                  ----         -----
                                                                  29.5         (15.3)
                                                                  ====         =====

    The effects of disposals relate mainly to the reclassification of Bates Japan as a joint venture following a capital restructuring during 1998 which created neither a profit nor a loss. Goodwill of L4.6 million was written off directly to reserves in respect of adjustments made to estimates of deferred consideration on acquisitions made prior to 1 January 1998.

THE EFFECTS OF THE ACQUISITION AND DISPOSAL OF SUBSIDIARIES IN 1997

                                                              ACQUISITIONS   DISPOSALS
                                                              ------------   ---------
                                                                 LM            LM
Goodwill capitalised (net)..................................       3.9            --
Tangible fixed assets.......................................       0.5          (0.6)
Work in progress............................................       0.1            --
Debtors.....................................................      (0.3)         (7.3)
Investments (current).......................................        --          (0.1)
Sales proceeds:.............................................        --           2.4
  -- cash (net).............................................        --          40.5
  -- investments (current)..................................        --         (12.5)
                                                                  ----         -----
                                                                   4.2          20.0
                                                                  ====         =====

                                                              ACQUISITIONS   DISPOSALS
                                                              ------------   ---------
                                                                 LM            LM
Loans and finance leases....................................       0.3           --
Creditors...................................................       3.2         (1.0)
Cost of acquisitions and deferred payments:
  -- cash (net).............................................       8.7           --
  -- minorities.............................................      (0.3)         0.2
  -- accruals (net).........................................      (7.7)          --
Net profit on disposals.....................................        --         20.8
                                                                  ----         ----
                                                                   4.2         20.0
                                                                  ====         ====

    There were no material acquisitions during 1997 and payments were mainly in respect of costs accrued in previous years. The goodwill arising on acquisitions included L2.2 million written off in the year.

    Proceeds from disposals included L17.1 million in respect of the sale of current asset investments of L12.5 million which represented the realisation of shares received as consideration for a prior year disposal.

                                                              SAATCHI &
DEMERGER                                                       SAATCHI     ZENITH
--------                                                      ---------   --------
                                                                LM          LM
Tangible fixed assets.......................................     84.4        3.4
Fixed asset investment......................................      4.0        0.1
Work in progress............................................     20.0         --
Debtors.....................................................    263.4       90.6
Current investments.........................................      0.2         --
Cash........................................................     57.5        9.1
                                                               ------      -----
                                                                429.5      103.2
                                                               ======      =====
Loans.......................................................     82.0        2.4
Overdrafts..................................................     20.8        2.6
Other creditors and provisions..............................    444.8      126.8
Minority interests..........................................      2.2         --
                                                               ------      -----
                                                                549.8      131.8
Transfer to Saatchi & Saatchi...............................     14.3      (14.3)
Demerger dividend...........................................   (134.6)        --
Provision for deficit.......................................       --      (14.3)
                                                               ------      -----
                                                                429.5      103.2
                                                               ======      =====

    The Demerger dividend of L134.6 million represented the net liabilities of Saatchi & Saatchi plc at the time of the demerger.

THE EFFECTS OF THE ACQUISITION AND DISPOSAL OF SUBSIDIARIES IN 1996

                                                              ACQUISITIONS   DISPOSALS
                                                              ------------   ---------
                                                                 LM            LM
Goodwill transferred to reserves............................      17.4           --
Tangible fixed assets.......................................       0.5           --
Property revaluation........................................       3.6           --
Investments (fixed).........................................      (0.2)        (0.8)
Work in progress............................................       0.1           --
Debtors.....................................................       5.6         (3.4)
Sale proceeds:
  -- cash...................................................        --          9.9
  -- investments (current)..................................        --         11.8
                                                                 -----         ----
                                                                  27.0         17.5
                                                                 =====         ====
Creditors...................................................       8.0         (0.3)
Minorities..................................................     (10.9)          --
Cost of acquisitions:
  cash (net)................................................      23.6           --
  -- CCG shares issued......................................       0.4           --
  -- accruals...............................................       5.9           --
Net profit on disposals.....................................        --         17.8
                                                                 -----         ----
                                                                  27.0         17.5
                                                                 =====         ====

    The net book value of assets acquired is not materially different from their fair value with the exception of the revaluation of the freehold property in Saatchi & Saatchi Advertising SA.

13. GOODWILL

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
COST
Additions...................................................    16.6           --
Write off to profit and loss account........................    (0.2)          --
Translation adjustment......................................    (0.2)          --
                                                                ----     --------
At end of year..............................................    16.2           --
                                                                ====     ========

14. TANGIBLE FIXED ASSETS

                                                LEASEHOLD   LEASEHOLD   INFORMATION   FURNITURE
                                                PROPERTY    PROPERTY    TECHNOLOGY    AND OTHER    MOTOR      TOTAL
1998                                             -- LONG    -- SHORT     EQUIPMENT    EQUIPMENT   VEHICLES     1998
----                                            ---------   ---------   -----------   ---------   --------   --------
                                                   LM          LM           LM           LM          LM         LM
COST
At 1 January 1998.............................     0.3        19.2          25.9        32.8         4.7       82.9
Translation adjustment........................      --          --          (0.5)       (0.2)         --       (0.7)
Additions.....................................      --         1.6           5.2         1.9         0.3        9.0
Companies acquired............................      --         0.7           0.5         0.8          --        2.0
Companies disposed of.........................      --          --            --        (0.9)         --       (0.9)
Disposals.....................................      --        (0.6)         (2.5)       (1.9)       (1.4)      (6.4)
                                                   ---        ----          ----        ----        ----       ----
At 31 December 1998...........................     0.3        20.9          28.6        32.5         3.6       85.9
DEPRECIATION
At 1 January 1998.............................     0.2        13.8          17.1        24.3         3.0       58.4
Translation adjustment........................      --          --          (0.3)       (0.1)         --       (0.4)
Companies acquired............................      --         0.5           0.3         0.5          --        1.3
Companies disposed of.........................      --          --            --        (0.4)         --       (0.4)
Charge for the year...........................      --         2.3           4.5         2.2         0.7        9.7
Disposals.....................................      --        (0.4)         (2.8)       (1.1)       (1.1)      (5.4)
                                                   ---        ----          ----        ----        ----       ----
At 31 December 1998...........................     0.2        16.2          18.8        25.4         2.6       63.2
                                                   ---        ----          ----        ----        ----       ----
NET BOOK VALUE
At 1 January 1998.............................     0.1         5.4           8.8         8.5         1.7       24.5
                                                   ---        ----          ----        ----        ----       ----
At 31 December 1998...........................     0.1         4.7           9.8         7.1         1.0       22.7
                                                   ===        ====          ====        ====        ====       ====
Net book value of assets held under finance
  leases included above:
At 1 January 1998.............................      --          --            --          --         0.1        0.1
                                                   ---        ----          ----        ----        ----       ----
At 31 December 1998...........................      --          --           0.3         0.1          --        0.4
                                                   ===        ====          ====        ====        ====       ====

    Net book value of land and buildings at 31 December 1998 was L4.8 million (1997: L5.5 million, 1996: L65.6million).

                                                           LEASEHOLD   LEASEHOLD   FURNITURE
                                                FREEHOLD   PROPERTY    PROPERTY    AND OTHER    MOTOR      TOTAL
1997                                            PROPERTY    -- LONG    -- SHORT    EQUIPMENT   VEHICLES     1997
----                                            --------   ---------   ---------   ---------   --------   --------
                                                   LM         LM          LM          LM          LM         LM
COST
At 1 January 1997.............................    11.1        1.6         90.5       154.1       10.2       267.5
Translation adjustment........................    (1.2)        --          0.9        (4.5)      (0.3)       (5.1)
Additions.....................................      --        0.2          5.3        17.8        1.4        24.7
Companies acquired............................      --        0.1           --         0.3         --         0.4
Disposals -- demerger.........................    (9.8)      (1.4)       (75.9)     (101.4)      (4.0)     (192.5)
Disposals -- other............................    (0.1)      (0.2)        (1.6)       (7.6)      (2.6)      (12.1)
                                                  ----       ----        -----      ------       ----      ------
At 31 December 1997...........................      --        0.3         19.2        58.7        4.7        82.9
                                                  ----       ----        -----      ------       ----      ------
DEPRECIATION
At 1 January 1997.............................     2.8        0.5         34.3       106.9        6.6       151.1
Translation adjustment........................    (0.3)        --         (0.1)       (3.6)      (0.3)       (4.3)
Charge for the year...........................     0.2        0.1          6.1        18.1        1.7        26.2
Disposals -- demerger.........................    (2.7)      (0.3)       (24.9)      (74.1)      (2.8)     (104.8)
Disposals -- other............................      --       (0.1)        (1.6)       (5.9)      (2.2)       (9.8)
                                                  ----       ----        -----      ------       ----      ------
At 31 December 1997...........................      --        0.2         13.8        41.4        3.0        58.4
                                                  ----       ----        -----      ------       ----      ------
NET BOOK VALUE
At 1 January 1997.............................     8.3        1.1         56.2        47.2        3.6       116.4
                                                  ----       ----        -----      ------       ----      ------
At 31 December 1997...........................      --        0.1          5.4        17.3        1.7        24.5
                                                  ====       ====        =====      ======       ====      ======
Net book value of assets held under finance
  leases included above:
At 1 January 1997.............................      --         --           --         0.3        0.1         0.4
                                                  ----       ----        -----      ------       ----      ------
At 31 December 1997...........................      --         --           --          --        0.1         0.1
                                                  ====       ====        =====      ======       ====      ======

15. INVESTMENTS

                                                         ASSOCIATED UNDERTAKINGS
                                                     --------------------------------
                                                      SHARE OF
                                                      TANGIBLE                           LONG-TERM     TOTAL
1998                                                 NET ASSETS   GOODWILL    TOTAL     INVESTMENTS     1998
----                                                 ----------   --------   --------   -----------   --------
                                                         LM          LM         LM          LM           LM
COST OR VALUATION
At 1 January 1998..................................      2.4         --        2.4           3.6         6.0
Additions..........................................     (0.1)       0.1         --           0.4         0.4
Disposals..........................................       --         --         --          (3.2)       (3.2)
Share of retained profit...........................      0.8         --        0.8            --         0.8
                                                        ----        ---        ---          ----        ----
At 31 December 1998................................      3.1        0.1        3.2           0.8         4.0
                                                        ----        ---        ---          ----        ----
AMOUNTS WRITTEN OFF
At 1 January 1998..................................       --         --         --           2.5         2.5
Disposals..........................................       --         --         --          (2.5)       (2.5)
                                                        ----        ---        ---          ----        ----
At 31 December 1998................................       --         --         --            --          --
                                                        ----        ---        ---          ----        ----
NET BOOK VALUE
At beginning 1 January 1998........................      2.4         --        2.4           1.1         3.5
                                                        ----        ---        ---          ----        ----
At 31 December 1998................................      3.1        0.1        3.2           0.8         4.0
                                                        ====        ===        ===          ====        ====

    All long-term investments are unlisted.

    The Group's investments in Zenith and Saatchi & Saatchi Bates Yomiko (S&SBY), are joint ventures, and are represented by a net deficit and disclosed as a provision (see Note 21).

                                                            ASSOCIATED     LONG-TERM     WORKS      TOTAL
1997                                                       UNDERTAKINGS   INVESTMENTS    OF ART      1997
----                                                       ------------   -----------   --------   --------
                                                                LM            LM           LM         LM
COST OR VALUATION
At 1 January 1997........................................       3.9           10.2         3.7       17.8
Translation adjustment...................................      (0.1)          (0.1)         --       (0.2)
Transfer to investment in subsidiaries...................      (0.4)            --          --       (0.4)
Loans repaid.............................................      (0.2)            --          --       (0.2)
Additions................................................        --            0.1          --        0.1
Disposals -- demerger....................................      (0.7)          (0.8)       (3.6)      (5.1)
Disposals -- other.......................................        --           (5.8)       (0.1)      (6.0)
                                                               ----           ----        ----       ----
At 31 December 1997......................................       2.4            3.6          --        6.0
                                                               ----           ----        ----       ----
AMOUNTS WRITTEN OFF
At 1 January 1997........................................       2.2            8.7          --       10.9
Disposals -- demerger....................................      (2.2)          (0.4)         --       (2.6)
Disposals -- other.......................................        --           (5.8)         --       (5.8)
                                                               ----           ----        ----       ----
At 31 December 1997......................................        --            2.5          --        2.5
                                                               ----           ----        ----       ----
NET BOOK VALUE
At 1 January 1997........................................       1.7            1.5         3.7        6.9
                                                               ----           ----        ----       ----
At 31 December 1997......................................       2.4            1.1          --        3.5
                                                               ====           ====        ====       ====

    Except where otherwise indicated the Company either directly or indirectly owned 100 per cent. of each class of the issued shares of the undertakings listed below. All these undertakings are advertising and marketing services companies. The country of operation and registration of the principal undertakings were as follows:

England..............................  Bates Dorland Ltd
                                       The Facilities Group Ltd
                                       (30 per cent. Ordinary)
                                       Zenith Media Holdings Ltd
                                       (50 per cent. Ordinary)
Australia............................  The Communications Group Pty Ltd
Denmark..............................  Bates Gruppen AS
Germany..............................  Scholz & Friends GmbH
Norway...............................  Bates Gruppen AS
Spain................................  Grupo Bates SA
US...................................  Bates Advertising USA, Inc

    In 1997 the results of the Group were principally affected by the above companies together with the Saatchi & Saatchi network which was demerged from the Group on 14 December 1997.

    In the opinion of the Directors, these undertakings principally affect the results and assets of the Group. In addition to the companies shown above, the Group also holds investments in other subsidiaries and associated undertakings.

    As provided for in the Zenith shareholders' agreement 75 per cent. of the distributable profits of Zenith will be distributed to shareholders and divided between them in part by reference to the proportions in which Zenith receives revenue from clients of each shareholder. The remainder will be retained in Zenith.

16. DEBTORS

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
DUE WITHIN ONE YEAR:
Trade debtors...............................................   212.8      219.0
Amounts due from joint ventures and associated
  undertakings..............................................     1.1        0.4
Other debtors...............................................     9.9       16.5
Prepayments and accrued income..............................    22.5       18.4
                                                               -----      -----
                                                               246.3      254.3
                                                               =====      =====
DUE AFTER ONE YEAR:
Other debtors...............................................    16.7       14.8
Prepayments and accrued income..............................     1.6        0.7
                                                               -----      -----
                                                                18.3       15.5
                                                               =====      =====

    Total Group other debtors amount to L26.6 million (1997: L31.3 million). Total Group prepayments and accrued income amount to L24.1 million (1997: L19.1 million).

17. CURRENT ASSET INVESTMENTS

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
Cash deposits...............................................    0.8         --
Other--unlisted.............................................    0.7        0.2
Other--listed...............................................     --         --
                                                                ---        ---
                                                                1.5        0.2
                                                                ===        ===

18. CREDITORS

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
DUE WITHIN ONE YEAR:
Bank loans..................................................     0.5        0.1
Bank overdrafts.............................................    21.2        7.7
Other loans.................................................      --        0.6
Finance leases and hire purchase............................     0.2        0.1
Tax and social security.....................................    24.0       21.6
Trade creditors.............................................   185.0      194.2
Amounts due to joint ventures and associated undertakings...     7.6       11.3
Proposed dividends--equity shareholders.....................     3.1        2.7
Other creditors.............................................    72.1       93.2
                                                               -----      -----
                                                               313.7      331.5
                                                               =====      =====

DUE AFTER ONE YEAR:
Bank loans..................................................    36.4       25.2
Other loans.................................................      --        3.2
Finance leases and hire purchase............................     0.2        0.1
Tax and social security.....................................    23.9       23.8
Other creditors.............................................    13.3        1.5
                                                               -----      -----
                                                                73.8       53.8
                                                               =====      =====

    At 31 December 1998, the Group had committed core banking facilities totalling US$108.8 million (L65.6 million), of which US$60.4 million (L36.4 million) were being utilised.

    These facilities expire in accordance with the following schedule:

                                                  1999       2000       2001        2002
                                                --------   --------   --------   -----------
US$m..........................................    6.0        15.0       20.0     the balance
Lm............................................    3.6         9.1       12.1     the balance

    Interest is payable on each advance under the facilities at a rate per annum based on the aggregate of LIBOR and a margin of between 0.75 per cent. and 1.5 per cent. per annum depending upon the ability of the Group to improve certain financial ratios.

    An amount of L0.8 million (1997: L0.1 million) included in bank loans and overdrafts is secured by charges over assets. In addition an amount of L36.4 million (1997: L25.2 million) of the Group's borrowings is secured by guarantees from and charges over the assets of the Company and a number of its subsidiaries. Liabilities under finance leases are secured on the assets leased.

    An amount of L3.5 million (1997: L4.0 million) included in trade creditors is secured on related trade debtors and cash balances.

19. FINANCE LEASES

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
Gross obligations under finance leases due after more than
  one year
From one to two years.......................................     --         --
From two to five years......................................    0.2        0.1
Less: future finance charges................................     --         --
                                                                ---        ---
                                                                0.2        0.1
                                                                ===        ===

20. GUARANTEES AND CONTINGENT LIABILITIES

    As at 31 December 1998, the Company had the following guarantees and contingent liabilities.

    In addition to the amounts described in Note 18, the Company has guaranteed L1.2 million (1997: L4.5 million) of borrowings of subsidiary undertakings. At 31 December 1998 in total L37.6 million (1997: L29.7 million) of such borrowings were outstanding.

    The Company has guaranteed the operating lease commitments relating to leasehold property of certain subsidiary undertakings. The leases are for various periods up to the year 2013 and the total obligations at 31
December 1998 at current rents amounted to L152.9 million (1997: L163.4 million). In addition, the Company has given other guarantees incurred in the normal course of business of L27.3 million (1997: L26.0 million).

    The Company gave guarantees in respect of obligations of Saatchi & Saatchi companies, which remain in force. Saatchi & Saatchi has undertaken to indemnify CCG for any liability under these guarantees. These guarantees include operating lease commitments relating to a leasehold property in New York. The lease expires in the year 2013 and the total obligations at 31 December 1998 were L189.5 million (1997: L202.5 million).

    The Company and Saatchi & Saatchi have each guaranteed Zenith's bank facility of L20.5 million and have agreed between themselves to share equally any liability arising therefrom. Borrowings drawn down under the Zenith facility at 31 December 1998 were L5.1 million (1997: L2.4 million).

    Other guarantees given by Group companies to third parties amounted to L4.9 million at 31 December 1998 (1997: L5.9 million).

    On 18 June 1998, Miller Brewing Company (``Miller"), a former client of Bates Worldwide, commenced an action in the United States District Court for the Eastern District of Wisconsin against Bates Advertising USA, Inc. and Zenith Media Services, Inc. (the ``Defendants"). The suit seeks damages in an unspecified amount, attorney's costs and seeks equitable relief, as necessary, to cause the Defendants to fulfil their alleged obligations to Miller. The Company believes that the Defendants have meritorious defences to the allegations and intends to pursue them vigorously. The Directors believe that in the event of the claimant being successful the liability of the Group would be limited to its self-insured retention of US$125,000.

21. PROVISIONS
PROVISION FOR JOINT VENTURE DEFICIT

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
The Group share of net liabilities of Zenith and S&SBY is as shown below:
Fixed assets................................................     1.7        1.8
Current assets..............................................    81.9       49.8
                                                               -----      -----
SHARE OF GROSS ASSETS.......................................    83.6       51.6
                                                               -----      -----
Liabilities due within one year.............................   (97.0)     (64.3)
Liabilities due after one year..............................    (1.3)      (1.6)
                                                               -----      -----
SHARE OF GROSS LIABILITIES..................................   (98.3)     (65.9)
                                                               -----      -----
SHARE OF JOINT VENTURE NET LIABILITIES......................   (14.7)     (14.3)
                                                               =====      =====

PROVISION FOR LIABILITIES AND CHARGES

                                                                  PENSIONS AND
                                                                    SIMILAR
                                            DEFERRED               EMPLOYMENT                              JOINT
1998                                        TAXATION   PROPERTY   OBLIGATIONS     OTHER     TOTAL 1998    VENTURES
----                                        --------   --------   ------------   --------   ----------   ----------
                                               LM         LM           LM           LM          LM           LM
At 1 January 1998.........................    0.5        40.2         16.6         0.5         57.8        (14.3)
Translation adjustment....................    0.3          --           --          --          0.3           --
Company transferred to joint ventures.....     --          --         (0.2)         --         (0.2)        (1.2)
Profit and loss account...................    1.4          --          1.2         0.3          2.9          0.8
Utilised..................................     --        (7.0)        (0.4)         --         (7.4)          --
                                              ---        ----         ----         ---         ----        -----
At 31 December 1998.......................    2.2        33.2         17.2         0.8         53.4        (14.7)
                                              ---        ----         ----         ---         ----        -----

PROVISION FOR LIABILITIES AND CHARGES

                                                                  PENSIONS AND
                                                                    SIMILAR
                                            DEFERRED               EMPLOYMENT                              JOINT
1997                                        TAXATION   PROPERTY   OBLIGATIONS     OTHER     TOTAL 1998    VENTURES
----                                        --------   --------   ------------   --------   ----------   ----------
                                               LM         LM           LM           LM          LM           LM
At 1 January 1997.........................     1.1      105.7          29.6         1.6        138.0          --
Translation adjustment....................     0.5        3.9           0.6        (0.1)         4.9          --
Company acquired..........................    (0.3)        --            --          --         (0.3)         --
Profit and loss account...................    (0.6)       6.1           3.7         0.9         10.1          --
Utilised..................................      --      (19.2)         (1.8)       (0.7)       (21.7)         --
Reclassification from taxation and social
  security due within one year............     1.5         --            --          --          1.5
Demerger..................................    (1.7)     (56.3)        (15.5)       (1.2)       (74.7)      (14.3)
                                              ----      -----         -----        ----        -----       -----
At 31 December 1997.......................     0.5       40.2          16.6         0.5         57.8       (14.3)
                                              ----      -----         -----        ----        -----       -----

Deferred taxation is in respect of various short-term timing differences.

The Group has no material unprovided deferred tax liabilities.

The profit and loss on joint ventures is stated after dividends.

Analysis of leasehold property provisions by years:

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
Within one year.............................................     4.5        6.0
One to two years............................................     3.3        5.0
Two to five years...........................................    10.3        9.6
Over five years.............................................    15.1       19.6
                                                                ----       ----
                                                                33.2       40.2
                                                                ====       ====

22. SHARE CAPITAL

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
Authorised share capital of the Company.....................   150.5      150.5
                                                               =====      =====
Allotted, called up and fully paid:
225.5 million Ordinary shares of 50p each (1997: 221.9
million)....................................................   112.7      111.0
                                                               =====      =====

    During the year the Company issued 0.6 million Ordinary shares of 50p each for consideration of L0.5 million pursuant to receipt of notices to exercise options from employees of the Group. In addition, the Company issued 2.9 million Ordinary shares of 50p each for a total consideration of 3.5 million in respect of the acquisition of the 24.9per cent. minority interest in TCG.

23. RECONCILIATION OF MOVEMENT IN EQUITY SHAREHOLDERS' FUNDS

                                                                                              PROFIT AND
                                                  SHARE      SHARE     SHARES TO   SPECIAL       LOSS
1998                                             CAPITAL    PREMIUM    BE ISSUED   RESERVE*   ACCOUNT**    TOTAL 1998
----                                             --------   --------   ---------   --------   ----------   ----------
                                                    LM         LM         LM          LM          LM           LM
At 1 January 1998..............................   111.0        --          --        25.7       (222.4)       (85.7)
Issues of Ordinary shares net of expenses......     1.7       2.3          --          --           --          4.0
Option payments for employee share schemes.....      --        --         1.3          --           --          1.3
Goodwill arising on acquisitions made in
  previous periods.............................      --        --          --          --         (2.2)        (2.2)
Profit retained for the year...................      --        --          --          --         11.9         11.9
Reversal of imputed employee share scheme
  cost.........................................      --        --          --          --          0.9          0.9
Translation adjustment.........................      --        --          --          --         (1.7)        (1.7)
                                                  -----       ---         ---        ----       ------        -----
At 31 December 1998............................   112.7       2.3         1.3        25.7       (213.5)       (71.5)
                                                  =====       ===         ===        ====       ======        =====

------------------------

* Relates to the reduction of capital, which took place as part of the demerger in 1997. The reserve is non-distributable other than for the purpose of paying up shares in a bonus issue of fully paid shares.

** The 1997 closing Goodwill reserve has been combined with the Profit and Loss Account in accordance with FRS10. As at 31 December 1998 the profit and loss account included goodwill written off directly to reserves of L115.4 million (1997 L113.2 million).

                                                                  CAPITAL
                                                                  REDEMP-                           PROFIT
                                             SHARE      SHARE       TION     SPECIAL    GOODWILL   AND LOSS    TOTAL
1997                                        CAPITAL    PREMIUM    RESERVE    RESERVE    RESERVE    ACCOUNT      1997
----                                        --------   --------   --------   --------   --------   --------   --------
                                               LM         LM         LM         LM         LM         LM         LM
At 1 January 1997.........................    230.1      137.3      86.5         --      (235.6)    (433.6)    (215.3)
Issues of Ordinary shares net of
  expenses................................      0.1         --        --         --          --         --        0.1
Net goodwill arising in year..............       --         --        --         --        (1.7)        --       (1.7)
Elimination of goodwill reserves on
  disposals...............................       --         --        --         --       124.1     (124.1)        --
Profit retained for the year..............       --         --        --         --          --      147.0      147.0
Translation adjustment....................       --         --        --         --          --      (15.8)     (15.8)
Reduction of capital......................   (119.2)    (137.3)    (86.5)      25.7          --      317.3         --
                                            -------     ------     -----       ----      ------     ------     ------
At 31 December 1997.......................    111.0         --        --       25.7      (113.2)    (109.2)     (85.7)
                                            =======     ======     =====       ====      ======     ======     ======

24. COMMITMENTS

    The Group is committed to make certain capital payments in the form of deferred consideration and to acquire certain minority interests in subsidiaries. All commitments, totalling an estimated L10.5 million (1997: L3.7 million), have been accrued in the balance sheet.

    At 31 December 1997 and 1998 the Group had the following other commitments in respect of capital expenditure and non-cancellable operating leases for the following year:

                                                                1998       1997
                                                              --------   --------
                                                                 LM         LM
Capital expenditure:
Committed but not provided for..............................    0.2        0.5
                                                                ===        ===

NON-CANCELLABLE OPERATING LEASES WHICH EXPIRE:

                                                    LAND AND BUILDINGS
                                             --------------------------------               TOTAL      TOTAL
                                              GROSS     PROVISIONS     NET       OTHER       1998       1997
                                             --------   ----------   --------   --------   --------   --------
                                                LM          LM          LM         LM         LM         LM
Within one year............................     2.6        (0.8)        1.8       0.8         2.6        2.6
Within two to five years...................     9.7        (1.1)        8.6       0.6         9.2        7.6
Over five years............................    16.3        (2.6)       13.7        --        13.7       13.3
                                               ----        ----        ----       ---        ----       ----
                                               28.6        (4.5)       24.1       1.4        25.5       23.5
                                               ====        ====        ====       ===        ====       ====

    Of the above operating lease property commitments, an amount of L8.2 million is recoverable from sub-tenants (1997: L8.1 million).

25. TRANSACTIONS WITH RELATED PARTIES

    Contracts of significance which were entered into by the Company during the following financial years:

    1998:

    - In November 1998, the Group acquired the remaining 24.9 percent. interest in The Communications Group (TCG) in Australia, for initial consideration of A$16.9 million (L6.2 million).

    - In October 1998, the Group acquired a further 75 percent. interest in Verdino Bates SA of Argentina, for consideration of ARP2.3 million (L1.4 million).

    1997:

    - In March 1997, the Company made a deferred payment of L0.4 million relating to the acquisition in 1996 of the minority interest in BSB Saatchi & Saatchi MC Limited in Poland.

    - In July 1997, the Company acquired a 51 percent. interest in the share capital of Grapple Group 141 (Pty) Ltd for consideration of R1.8 million (L0.2 million).

    - In November 1997, the Company acquired a further 25 percent. minority interest in the share capital of X/M Harrow Pty Ltd in Australia. Estimated payments of A$0.6 million (L0.3 million) will be made in 2000.

    - In December 1997, the Company acquired a further 33 percent. interest in Scholz & Friends Dresden GmbH in Germany. Deferred consideration of
      L2.2 million is payable in 2000.

    - During the financial year 1997, the Company made deferred payments totalling FFR31.3 million (L2.9 million) relating to the acquisition in 1996 of the minority interest in Saatchi & Saatchi Advertising SA in France.

    - During the financial year 1997, the Company made deferred payments totalling Pts1,206 million (L5.0 million) relating to the acquisition in 1994 of the minority interest in Grupo Bates SA in Spain.

    - In October 1997, the Group sold the National Research Group, Inc., and its subsidiaries NRG-UK Ltd. and Movie View Inc. (``NRG"). NRG provided services to the film industry. Consideration of L24.4 million was received which was after deducting a fee of L8.0 million payable to certain of NRG's directors under the terms of an agreement entered into in 1995.

    1996:

    - With effect from 1 January 1996, the Company acquired the 47.4 per cent. minority interest in the share capital of Saatchi & Saatchi SA in France held by management. Consideration of FFR140.1 million (L17.5 million) was paid in cash and additional cash payments totalling FFR48.9 million
      (L5.5 million) will be made in 1997 and 1998.

    - In February 1996, the Company issued 327,960 Ordinary shares at a price of L1.09 per share as further consideration to the vendors of Adaptus International A/S, a Norwegian subsidiary.

    - In May 1996, the Company issued 64,522 Ordinary shares at a price of L1.344 per shares as further consideration to the vendors of Campaign Palace, Sydney.

    - In May 1996, the Company acquired a further 10.7 per cent. minority interest in the share capital of Scholz & Friends GmbH in Germany. Consideration of DM5.4 million (L2.3 million) was paid in cash.

    - In October 1996, the Company acquired the 49 per cent. minority interest in the share capital of BSB Saatchi & Saatchi MC Limited in Poland. Consideration of L1.5 million was paid in cash.

    - During the financial year 1996, the Company made deferred payments totalling Pts233.8 million (L1.3 million) relating to the acquisition in 1994 of the minority interest in Grupo Bates SA in Spain.

    - Transactions in the ordinary course of business with joint ventures and associated undertakings were as follows:

                                                             1998       1997       1996
                                                           --------   --------   --------
                                                              LM         LM         LM
Media services...........................................   214.0       30.1       32.0
Production...............................................     9.5        7.8        5.0
                                                            -----       ----       ----
                                                            223.5       37.9       37.0
                                                            =====       ====       ====

    - The year end balances with joint ventures and associated undertakings are disclosed in notes 16 and 18.

    No Director had any material interest in any contracts with the Company or any of its subsidiaries or owned shares in any subsidiary, except as disclosed below:

    Mr Hamill is a director and shareholder of a trust company, which held a 24.9per cent. interest in the issued share capital of TCG. Mr Hamill was personally entitled to 11.6per cent. of the outstanding units in the trust. In November 1998 the Group purchased the remaining 24.9per cent. interest in TCG.

    Pursuant to a shareholders' agreement with the Company, TCG Employee Nominee Pty Limited, as Trustee of the TCG Employee Trust (``the Trust") holds 24.9per cent. of the issued Ordinary share capital of The Communications Group Pty Limited, the Company's principal Australian subsidiary (``TCG"). The Trust is a unit trust set up for the benefit of employees of TCG and its subsidiaries. MrHamill is a director and shareholder of the Trustee and is personally entitled to units representing approximately 11.6per cent. of the outstanding units in the Trust. Westpac Banking Corporation (``Westpac") has agreed to lend the Trustee up to A$5million to finance loans to employees to purchase units in the Trust and eventual repurchases of units by the Trust. This loan is secured by a charge over the shares in TCG held by the Trust. The Company has granted to Westpac a put option which provides that, if Westpac acquires TCG shares as a result of enforcing the security, the Company will be obliged to purchase such shares at a price equivalent to the unpaid amount of the loan. The outstanding amount of the loan from Westpac to the Trustee was A$1,500,000 as at 1 January 1997 and A$1,300,000 as at 31 December 1997. The Company has also agreed with the Trustee that in the event that the Company acquires TCG shares pursuant to the put option, then in certain circumstances the Company will make payments to the Trustee by reference to the value of the TCG shares in excess of the amount of the loan.

26. DIRECTORS' INTERESTS AND EMOLUMENTS

    The interests of the Directors in the Company's share capital as appears in the register maintained by the Company pursuant to Section 325 of the Companies Act 1985 were as set out below.

                                                                               CCG SHARE OPTIONS AND EQUITY
                                     BENEFICIALLY OWNED CCG SHARES                 PARTICIPATION RIGHTS
                                ---------------------------------------   ---------------------------------------
                                31 DECEMBER   31 DECEMBER   31 DECEMBER   31 DECEMBER   31 DECEMBER   31 DECEMBER
                                   1998          1997          1996          1998          1997          1996
                                -----------   -----------   -----------   -----------   -----------   -----------
M Bungey......................    55,990        55,990         56,980      1,537,130     1,537,130       497,020
A D'Angelo....................       960           960             --        860,337       922,082       328,681
J de Yturbe...................        --            --             --        854,397       854,397       260,966
D Fishburn....................        --            --             --             --            --            --
A Hamill......................        --            --             --        922,139       990,744       397,343
T Levitt......................    18,796        18,796         37,592             --            --            --
P M Schoning..................        --            --             --        725,827       725,827       132,426
C Scott(1)....................    85,172        85,172         78,430        731,905       787,583     1,219,489
R Stomberg....................        --            --*            --             --            --*           --
J Tyrrell.....................        --            --*            --             --            --*           --
W Whitehead...................       787           787             --        829,548       848,757       255,356
Dr Thomas Russell.............        --            --        736,554             --            --            --
Robert Seelert................        --            --         56,196             --            --       219,849
Wendy Smyth...................        --            --         10,166             --            --       504,532
Sir Peter Wax.................        --            --         10,000             --            --            --
Edward Wax....................        --            --         87,188             --            --       367,322

------------------------

(1) Including options and shares in spouse's name

*   On appointment.

PENSION ARRANGEMENTS

    For all executive Directors, only basic salary is pensionable. Their pension arrangements are as follows:

(a) Mr Bungey is a member of the Cordiant Group Pension Scheme. In addition, CCG contributes 6 per cent. of his salary plus L15,000 per annum to a self-administered fund.

(b) Mr Hamill is a member of the George Patterson 1993 Holding Board Superannuation Plan.

(c) Mr D'Angelo is entitled to an annual pension contribution of $7,500 and is also a member of the Bates Advertising USA Inc. 401k plan.

(d) Mr Whitehead is a member of the Bates Advertising USA Inc. 401k plan and is also entitled to a pension from the age of 60 from his previous employer, Bates Canada Inc.

(e) Mr de Yturbe is not a member of any company pension scheme. However, pursuant to French legislation, his salary is subject to state pension scheme contributions, which are included in the table on page 42.

(f) Mr Scott receives a Company contribution equivalent to 10 per cent. of his salary, which is paid into a personal pension scheme.

DIRECTORS' REMUNERATION

                                                               AS       LONG TERM                                        TOTAL
                                                           PERCENTAGE   INCENTIVE   BENEFITS IN   PENSION    ONE-OFF     REMUN-
                                      SALARY     BONUS     OF SALARY      PLANS        KIND       COSTS(3)   PAYMENT    ERATION
                                     --------   --------   ----------   ---------   -----------   --------   --------   --------
                                     L000       L000                    L000         L000         L000       L000        L000
YEAR ENDED 31 DECEMBER 1998
EXECUTIVE DIRECTORS
Michael Bungey (CEO)(2)............    478        120          25          14            89          52(2)      --         753
Arthur D'Angelo....................    213         48          23           9             7           8         --         285
Jean de Yturbe.....................    212         48          23          14            32          20         --         326
Alex Hamill........................    323         48          15          --            --           2         --         373
Peter M Schoning...................    270        232          86          --            10          --         --         512
William Whitehead..................    315         48          15           9            30           3         --         405
NON-EXECUTIVE DIRECTORS
Charles Scott (Chairman)...........    165         --          --          --             4           4         --         173
Dudley Fishburn....................     31         --          --          --            --          --         --          31
Professor Theodore Levitt..........     28         --          --          --            --          --         --          28
Dr Rolf Stomberg (appointed 1 May
1998)..............................     19         --          --          --            --          --         19
James Tyrrell (appointed 1 May
1998)..............................     19         --          --          --            --          --         --          19
YEAR ENDED 31 DECEMBER 1997
EXECUTIVE DIRECTORS
Michael Bungey (CEO)(4)............    654        197          30          --           107          58(2)      --       1,016
Arthur D'Angelo(7).................      8          3          38          --            --          --         --          11
Jean de Yturbe(7)..................      8          4          50          --             1           1         --          14
Alex Hamill(7).....................     14          7          50          --            --          --         --          21
Peter M Schoning(7)................     11          8          72          --            --          --         --          19
William Whitehead(7)...............     11          5          45          --             1          --         --          17
NON-EXECUTIVE DIRECTORS
Charles Scott (Chairman)...........    300        153          51          --             7          92        404(5)      956
Dudley Fishburn....................     33         --          --          --            --          --         --          33
Professor Theodore Levitt..........     30         --          --          --            --          --         --          30
FORMER DIRECTORS
The Hon. Clive Gibson(6)...........     28         --          --          --            --          --         --          28
Dr Thomas Russell(6)...............     28         --          --          --            --          --         --          28
Robert Seelert(6)..................    487        237          49          --            35          39         --         798
Wendy Smyth(6).....................    158         56          35          --            13          --         --         227
Sir Peter Wax(6)...................     31         --          --          --            --          --         --          31
Edward Wax (resigned 20 May 1997)..    182         93          51          --             6           7        158(8)      288
Kevin Roberts(6)...................    144         99          69          --            --          --         --         401
YEAR ENDED 31 DECEMBER 1996
EXECUTIVE DIRECTORS
Michael Bungey.....................    481        249          52          --            67          84         --         881
Charles Scott (Chairman)...........    300        174          58          --            18          43         --         535
Robert Seelert(6) (Chief Executive
Officer)...........................    513        253          49          --            31         123         --         920
Wendy Smyth(6).....................    165         64          39          --            13          19         --         261
Sir Peter Wax(6)...................     25         --          --          --            --          --         --          25
Edward Wax(6)......................    497        251          51          --            21         103         --         872

                                                               AS       LONG TERM                                        TOTAL
                                                           PERCENTAGE   INCENTIVE   BENEFITS IN   PENSION    ONE-OFF     REMUN-
                                      SALARY     BONUS     OF SALARY      PLANS        KIND       COSTS(3)   PAYMENT    ERATION
                                     --------   --------   ----------   ---------   -----------   --------   --------   --------
                                     L000       L000                    L000         L000         L000       L000        L000
NON-EXECUTIVE DIRECTORS
Dudley Fishburn (appointed 8 May
1996)..............................     14         --          --          --            --          --         --          14
The Hon. Clive Gibson(6)...........     26         --          --          --            --          --         --          26
Sir Paul Girolami (resigned 18 June
1996)..............................     12         --          --          --            --          --         --          12
Professor Theodore Levitt..........     23         --          --          --            --          --         --          23
Dr Thomas Russell(6)...............     26         --          --          --            --          --         --          26

------------------------

(1) Appointed 1 May 1998.

(2) Mr Bungey and Ms Smyth were members of the Cordiant Group Pension Scheme, a defined benefit scheme, during the year. In addition to the amounts disclosed above, the amount of the increase in pension during the year was for Mr Bungey --L4,337 (1997: L4,303; 1996: Lnil), and for Ms Smyth L2,334.
    The total annual accrued pension (including inflation) as at 31 December 1999 was for Mr Bungey L57,160 (1997: L50,308; 1996: Lnil), and
    for Ms Smyth L42,264. The accrued benefit is that which would be paid annually on retirement based on service to the end of the year. The transfer value (net of members' contributions) of the relevant increase in accrued benefit is for Mr Bungey L55,456 (1997: 47,460).

(3) The amounts for pension costs disclosed in the executive Directors' remuneration are based on the cash cost to the employing company of defined contribution schemes.

(4) Mr Bungey's salary includes an amount of L29,919 (1997: L205,166) as part of a tax equalisation scheme in respect of tax paid on his remuneration under US tax law.

(5) Mr Scott was executive Chairman of Cordiant plc in 1997 and his remuneration above reflects that role. On 30 September 1997, in consideration for the termination of his former employment contract with the Company, it was agreed that he would receive a lump-sum payment based on the termination clauses of that contract.

(6) Resigned 15 December 1997.

(7) Appointed 15 December 1997.

(8) Mr Roberts received a sign-on bonus of L158,000 on appointment as Director and Chief Executive Officer of Saatchi & Saatchi Advertising Worldwide.

DIRECTORS' SHARE OPTIONS

                               ORIGINAL           AVERAGE                    SUBSCRIPTION    TOTAL
                               DATE OF            EXERCISE                    NUMBER OF     EXERCISE      EXERCISE
                                GRANT              PRICE                        SHARES       PRICE         PERIOD
                       ------------------------   --------                   ------------   --------   --------------
                                                                                               LM
M Bungey.............    May 1995 to Aug 1995        84p         In profit*    134,995      113,399     To Aug 2005
                         Jun 1991 to Apr 1997       128p     Out of profit     512,025      657,672     To Apr 2007
A D'Angelo...........    May 1995 to Aug 1995        84p         In profit*     66,854       56,159     To Aug 2005
                         Apr 1992 to Apr 1997       124p     Out of profit     200,082      249,962     To Apr 2007
J de Yturbe..........    May 1995 to Aug 1995        84p         In profit      80,996       68,039     To Aug 2005
                         Apr 1996 to Apr 1997       130p     Out of profit*    180,000      235,350     Apr 1999 to
                                                                                                           Apr 2007
A Hamill.............    May 1995 to Aug 1995        84p         In profit*     93,854       78,840     To Aug 2005
                         Apr 1992 to Apr 1997       125p     Out of profit     234,884      294,349     To Apr 2007
P M Schoning.........    May 1995 to Aug 1995        84p         In profit*     42,426       35,639     To Aug 2005
                         Apr 1996 to Apr 1997       130p     Out of profit      90,000      117,825     To Apr 2007
C Scott..............                May 1995        73p         In profit*    109,926       80,370     May 2000 to
                                                                                                           May 2002
                         Jun 1991 to Apr 1997       129p     Out of profit     621,979      804,806     To Dec 2004
W Whitehead..........    May 1995 to Aug 1995        84p         In profit*     42,426       35,639     To Aug 2005
                         Apr 1992 to Apr 1997       129p     Out of profit     193,721      250,100     To Apr 2007

------------------------

*   Option prices below the middle market price of 107p at 31 December 1998.

    During the year, C Scott's spouse exercised options over 45,958 shares at exercise prices between 64.5p and 107.5p per share arising from her previous employment with the Group. A total of 159,279 options held by the above Directors lapsed during the year.

    Except as disclosed above, no options were granted to, or exercised by, the above Directors, and no options lapsed during the year in respect of such Directors.

    All exercise prices for the share option schemes have been rounded to the nearest penny.

    The Company's register of Directors' interests contains full details of Directors' shareholdings and options to subscribe.

DIRECTORS' EQUITY PARTICIPATION PLAN GRANTS

                                                        MAXIMUM
                                                       NUMBER OF   CONTRIBUTION
                                       DATE OF GRANT    SHARES       PAYABLE          VESTING PERIOD*
                                       -------------   ---------   ------------   ------------------------
                                                                        LM
M Bungey.............................  Dec 1997         890,110      116,827      Dec 2000-Dec 2001
A D'Angelo...........................  Dec 1997         593,401       77,884      Dec 2000-Dec 2001
J de Yturbe..........................  Dec 1997         593,401       77,884      Dec 2000-Dec 2001
A Hamill.............................  Dec 1997         593,401       77,884      Dec 2000-Dec 2001
P M Schoning.........................  Dec 1997         593,401       77,884      Dec 2000-Dec 2001
W Whitehead..........................  Dec 1997         593,401       77,884      Dec 2000-Dec 2001

------------------------

* The actual exercise period will be determined once the performance formula has been applied to the Group's results for the year ending
    31 December 2000, when one half of the shares will normally vest. The remainder may be issued one year later.

    During the year, the Company's Ordinary Shares traded on The London Stock Exchange opening at 107p, with a high of 136p and a low of 88.5p during the year, closing at 107p on 31 December 1999.

OWNERSHIP SCHEMES

    The Company operated ``ownership schemes" prior to the demerger which allocated ``network shares" to key executives, the value of the network shares increasing or decreasing in line with the network's performance against target. These schemes have been replaced by the Equity Participation Plan and the Performance Share Option Scheme. On acceptance of the invitation to participate in these new schemes, the executives' awards under the Ownership Schemes crystallised at 50 per cent. of the value at 31 December 1997. Benefits will be paid to the executives in future years in accordance with the terms of the schemes.

    Awards to Directors under the Ownership Schemes were valued as follows:

                                        VALUE AT      VALUE AT                                 VALUE AT
                                       31 DECEMBER   31 DECEMBER   CRYSTALLISED   1998 CASH   31 DECEMBER
                                          1996          1997          VALUE        PAYMENT       1998
                                       -----------   -----------   ------------   ---------   -----------
                                            L             L             L             L            L
M Bungey.............................    103,900       113,936        56,968       14,242       42,726
A D'Angelo...........................     62,340        68,361        34,181        8,545       25,636
J de Yturbe..........................    103,900       113,936        56,968       14,242       42,726
P M Schoning.........................    103,900       113,936        56,968           --       56,968
W Whitehead..........................     62,340        68,361        34,181        8,545       25,636

    No awards were made under the schemes during the year.

27. EMPLOYEE SHARE SCHEMES

    Options outstanding at 31 December 1998 under the Company's share option schemes are shown below:

                                         DATE OF       NUMBER     EXERCISE
SCHEME                                    GRANT      OF SHARES     PRICE          EXERCISABLE
------                                 -----------   ----------   --------   ---------------------
Number 1 Scheme......................  Apr 1992         501,757*    107p              To Apr 1999
Demerger Number 1 Scheme.............  Apr 1992          20,925*    107p              To Apr 1999
Number 2 Scheme......................  Jun 1991         441,952     134p              To Jun 2001
                                       Sep 1991         107,022     134p              To Sep 2001
                                       Apr 1992          34,301     107p              To Apr 2002
                                       Apr 1992         258,676*    107p              To Apr 2002
Demerger Number 2 Scheme.............  Jun 1991         363,829     134p              To Jun 2001
                                       Apr 1992          78,895     107p              To Apr 2002
                                       Apr 1992          13,892*    107p              To Apr 2002
Sharesave............................  Jun 1995       1,291,543      64p     Jul 2000 to Dec 2000
Performance Option Scheme............  May 1995         300,201      73p     May 1998 to May 2005
                                       Aug 1995         550,905      95p     Aug 1998 to Aug 2005
                                       Apr 1996         502,500     130p     Apr 1999 to Apr 2006
                                       Apr 1996         560,000*    130p     Apr 2001 to Apr 2003
                                       Apr 1997         722,500     131p     Apr 2000 to Apr 2007
                                       Apr 1997         692,500*    131p     Apr 2002 to Apr 2004
Demerger Performance Option Scheme...  May 1995          75,210      73p     May 1998 to Dec 2004
                                       May 1995         109,926*     73p     May 2000 to May 2002
                                       Aug 1995          99,318      95p     Aug 1998 to Dec 2004
                                       Apr 1996         122,500     130p     Apr 1999 to Dec 2004
                                       Apr 1996         263,750*    130p     Apr 2001 to Apr 2003
                                       Apr 1997         195,000     131p     Apr 2000 to Dec 2004
                                       Apr 1997         186,250*    131p     Apr 2002 to Apr 2004
Performance Share Option Scheme......  Dec 1997       6,427,199     105p     Dec 2000 to Dec 2004
                                       May 1998       1,344,941     124p     May 2001 to May 2005
Equity Participation Plan............  Dec 1997      11,084,170     105p     Dec 2000 to Dec 2004
Zenith Executive Incentive Plan......  Dec 1997       1,078,807     109p     Dec 2000 to Dec 2004

    The options marked * are super options. Super options cannot be exercised before the fifth anniversary of the date of grant and only then if the growth in earnings per share from the date of grant has been sufficient to place CCG in the top quartile of the FTSE 100 companies ranked by reference to growth in earnings per share.

    Exercise prices have been rounded to the nearest penny.

    In the case of the various demerger schemes, the date of grant shown is that of the original option replaced under the demerger scheme.

    Changes in the number of Ordinary shares issuable under share schemes are as follows:

                                            1998                     1997                     1996
                                   ----------------------   ----------------------   ----------------------
                                   EXECUTIVE                EXECUTIVE                EXECUTIVE
                                    SCHEMES     SHARESAVE    SCHEMES     SHARESAVE    SCHEMES     SHARESAVE
                                    ORDINARY    ORDINARY     ORDINARY    ORDINARY     ORDINARY    ORDINARY
                                     SHARES      SHARES       SHARES      SHARES       SHARES      SHARES
                                   ----------   ---------   ----------   ---------   ----------   ---------
At beginning of year.............  28,045,239   1,624,662   12,589,854   1,963,435   10,190,722   2,205,916
Options exercised................    (499,877)    (84,612)    (159,692)    (13,211)     (13,722)     (9,093)
Options granted..................   1,523,078          --   26,037,467     196,117    3,645,000          --
Options lapsed...................  (2,931,514)   (248,507)  (1,064,485)   (325,562)  (1,232,146)   (233,388)
Options cancelled................          --          --   (9,357,905)         --           --          --
                                   ----------   ---------   ----------   ---------   ----------   ---------
At end of year...................  26,136,926   1,291,543   28,045,239   1,624,662   12,589,854   1,963,435
                                   ==========   =========   ==========   =========   ==========   =========

28. POST RETIREMENT BENEFITS

    The Group operates a number of pension schemes throughout the world.

    The majority of the schemes are externally funded and the assets are held in separately administered trusts or are insured.

    None of the externally funded schemes holds investments in, or has made loans to, the company or any of its subsidiary undertakings.

    The major schemes, which cover the majority of scheme members, are defined contribution schemes.

    Following the demerger, the Group has only one material defined benefit scheme with active membership, the Cordiant Group Pension Scheme. This UK scheme was closed to new members in 1990 with new employees after that date joining a defined contribution scheme. Employees of Saatchi & Saatchi and Zenith remain members of the scheme under transitional arrangements. The latest actuarial valuation, based on the attained age method and assuming an investment return of 9 per cent. and salary increases of 7 per cent., was carried out as at 1 April 1996 when the market value of investments of the scheme were L26.2 million and the level of funding was 108 per cent.. Employer's contributions to the scheme in 1998 were L0.3 million. Contributions and expense are based on recommendations of a qualified actuary.

    In addition to pension schemes the Group operates an unfunded deferred compensation plan under which salary sacrifices are deferred and accrue interest until the accumulated benefit is fully withdrawn. The cost of this during the year was L0.3 million (1997: L0.3 million). The accumulated fund at 31
December 1998 was L3.0 million (1997: L2.8 million) which is included in provisions for pensions and similar employment obligations (Note 21).

    The pension expense for the year was as follows:

                                                              1998       1997       1996
                                                            --------   --------   --------
                                                               LM         LM         LM
Defined benefit schemes...................................    0.3         1.4       10.6
Defined contribution schemes..............................    4.1        11.0       11.3
                                                              ---        ----       ----
                                                              4.4        12.4       21.9
                                                              ===        ====       ====

29. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The consolidated financial statements have been prepared in accordance with UK generally accepted accounting principles (``UK GAAP") which differ in certain significant respects from US generally accepted accounting principles (``US GAAP"). A description of the significant differences between UK GAAP and US GAAP that are applicable to the Group is set out below:

(A) DIVIDENDS

    Under UK GAAP, ordinary dividends proposed are provided for in the year in respect of which they are recommended by the Board of Directors for approval by the shareholders. Under US GAAP, such dividends are not provided for until declared by the Board of Directors.

(B) GOODWILL AND US PURCHASE ACCOUNTING

    Under US GAAP, goodwill (which excludes contingent capital payments) and identifiable intangible assets acquired are capitalised and amortised against income; intangible assets being amortised over their economic lives which range from three to 20 years and the remaining goodwill amortised over 40 years. In addition to systematic amortisation, management also reviews on an annual basis the carrying value of goodwill and identifiable intangibles for impairment by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

    Under UK GAAP, purchased goodwill arising in respect of acquisitions before 1 January 1998 (including any additional goodwill estimated to arise from contingent capital payments), when FRS 10 was adopted, was written off to reserves in the year of acquisition. A charge would be recognized in respect of any permanent diminution in the value of goodwill previously written off directly to reserves. Purchased goodwill arising from acquisitions on or after 1 January 1998 has been capitalised as an intangible fixed asset. As the Directors are of the opinion that the intangible fixed assets of the Group have an indefinite economic life, the goodwill has not been amortised but is subject to annual review for impairment by a comparison of the discounted future net cash flows expected to be generated by the asset.

    Under UK GAAP the gain or loss on disposal is calculated after taking account of goodwill previously written off to reserves for acquisitions prior to 1 January 1998. Under US GAAP the gain or loss on disposal is calculated after taking account of any related unamortised goodwill and intangible assets. For acquisitions on or after 1 January 1998 the profit or loss on disposal under both US and UK GAAP is calculated after taking account of unamortised goodwill and intangible assets.

(C) PROPERTY LEASES

    Under US GAAP, total rental payments, inclusive of increases in rental charges specified in the lease, are recognised on a straight line basis over the term of the lease. Under UK GAAP, these increases have been recognised when payable.

(D) DEFERRED TAXATION

    UK GAAP requires that no provision for deferred taxation should be recorded if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Deferred tax assets are only recognised when they are expected to be recoverable without replacement by equivalent deferred tax assets.

    US GAAP requires full provision of deferred taxation liabilities and permits deferred tax assets to be recognised if their realisation is considered to be more likely than not. There are no deferred taxation differences presented in the reconciliation below because the Company has net deferred tax assets and considers that it is more likely than not that they will not be recovered.

(E) COMPENSATION COSTS

    Under UK GAAP the Company does not recognise any compensation for certain performance based share options. Under US GAAP compensation expense is recorded for all performance based share options over the vesting period for the excess of the market price of underlying shares over the exercise price.

(F) EMPLOYEE SHARE SCHEMES

    The Company has adopted SFAS 123, Accounting for Stock-Based Compensation, which permits entities to recognise as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for share option grants made in 1995 and future years as if the fair-value-based method defined in SFAS 123 had been applied. The Directors have elected to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosure provisions of SFAS 123. Accordingly, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Under SFAS 123 the calculation of the option value is made using an acceptable pricing model to include certain expected parameters.

                                                                         YEAR ENDED 31 DECEMBER
                                                              ---------------------------------------------
                                                                  1998            1997            1996
                                                              -------------   -------------   -------------
Net profit in Lm million--as reported.......................           L4.8            L6.8            L6.9
Net profit in L million--as revised.........................           L4.8            L5.5            L6.5
EARNINGS PER SHARE WHICH REFLECT CONSOLIDATION
Earnings per share in pence--as reported....................           2.2p            1.2p            1.6p
Earnings per share in pence--as revised.....................           2.2p            1.2p            1.5p

    If the compensation cost of the options had been determined based on the fair value at the grant dates for 1998 and 1997 consistent with the method prescribed by SFAS No. 123, the Company's US GAAP net profit and earnings per share would have been adjusted to the revised amounts indicated above. The revised amounts were determined based on employee share scheme awards in 1995 to 1998 only. Compensation cost is recognised over the expected life of the option (i.e. between 3.5 and 6.5 years). The revised amounts for compensation cost may not be indicative of the effects on net earnings and earnings per share for future years. Under SFAS No. 123, the weighted average fair value of each option grant is estimated to be 34.8p and 33.6p for options granted during the year ended 31 December 1998 and year ended 31 December 1997, respectively. The fair values have been estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998 and 1997 respectively; dividend yield of nil and nil per cent., expected volatility of 26 per cent. and 22 per cent. in 1998 and 1997 respectively, risk-free interest rate of 5.8 per cent. and 6.9 per cent. and expected lives of between 3.5 and
6.5 years.

(G) CASH FLOWS

    The Consolidated Cash Flow Statement is prepared in accordance with Financial Reporting Standard No. 1 (revised) "Cash Flow Statements" (``FRS 1"). Its objectives and principles are similar to those set out in SFAS 95. The principal difference between the standards relates to classification. Under FRS 1, the Group presents its cash flows for: (a) operating activities;
(b) exceptional non-operating items; (c) dividends from associated undertakings;
(d) returns on investments and servicing of finance; (e) taxation: (f) capital expenditure and financial investment; (g) acquisition and disposals;

(h) equity dividend paid; and (i) financing. SFAS 95 requires only three categories of cash flow activity: (a) operating; (b) investing; and
(c) financing. Cash flows from exceptional non-operating items, dividends from associated undertakings, returns on investments and servicing of finance, and taxation shown under FRS 1 would be included as operating activities under SFAS
95. The payment of dividends would be included as a financing activity under SFAS 95. Changes in bank overdrafts are included within cash equivalents under FRS 1 and would be considered a financing activity under SFAS 95. Had bank overdrafts been shown as a financing activity in the Consolidated Cash Flow Statement the overdrafts (drawn) repaid would have been L(13.4) million and L(40.7) million in the years ended 31 December 1998 and 1997 respectively. The repayment of L40.7 million in 1997 includes overdrafts of L23.4 million that were demerged.

(H) PENSION

    The Statement of Financial Accounting Standards (``SFAS") No. 88, Employers' Accounting for Settlements and Curtailment of Defined Benefit Plans and for Termination Benefits specifies the accounting treatment under US GAAP for circumstances in which there has been an irrevocable transaction that relieves the employer of primary responsibility for a pension benefit obligation and eliminates significant risks related to the obligation and the assets used to effect the settlement. As a result of the curtailment and termination of the US scheme during 1996, the related termination liability was accrued in full under UK GAAP and the additional US GAAP accrual was reversed. Additionally, under US GAAP, CCG has previously recognised an additional minimum pension liability for the US underfunded plan, representing the excess of accumulated benefit obligations over the plan's assets. As result of the curtailment and termination of the plan during 1996, Cordiant recorded the full termination liability under UK GAAP and the additional US GAAP accrual was reversed.

(I) LONG-TERM PROPERTY PROVISIONS

    Under US GAAP, provisions for properties which are vacant and surplus to requirements or let at a loss are provided on a discounted basis after allowing for estimated subrental income, and amortisation of the discount is charged to interest expenses.

    Under UK GAAP, provision has been made on an undiscounted basis for the future rent expense and related cost of leasehold property (net of estimated sublease income) where the property is vacant or currently not planned to be used for ongoing operations.

    From 1999 the Company will be required under UK GAAP to discount property provisions which cover a significant time period.

(J) NEWLY ADOPTED US ACCOUNTING PRINCIPLES

    The Group adopted SFAS No. 130, ``Reporting Comprehensive Income" in 1998. It requires that all items that are required to be recognised under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Required disclosures have been made in the Group's financial statements in the statement of total recognised gains and losses and the consolidated statements of shareholders deficiency and other share capital and prior years information has been restated. The effect of adopting SFAS No. 130 was not material.

(K) PROSPECTIVE ACCOUNTING CHANGES

    In June 1998, the FASB issued SFAS No. 133, ``Accounting for Derivative Instruments and Hedging Activities" which establishes standards of accounting for these transactions. SFAS No. 133 is effective for the Company beginning on 1 July 1999. The Company is currently assessing the effects of SFAS No. 133.

EFFECTS ON NET EARNINGS OF DIFFERENCES BETWEEN US AND UK GAAP

                                                                       YEAR ENDED 31 DECEMBER
                                                                   ------------------------------
                                                                     1998       1997       1996
                                                                   --------   --------   --------
                                                                      LM         LM         LM
Profit for the year in conformity with UK GAAP..............         15.0       15.1       24.2
US GAAP ADJUSTMENTS:
Amortisation of goodwill and other intangibles..............  (b)    (6.3)      (9.5)      (9.5)
Straight lining of property leases..........................  (c)      --       (1.0)      (2.4)
Change in long-term property provisions.....................  (i)    (2.2)       2.5       (7.2)
Pension.....................................................  (h)      --         --        1.8
Compensation costs..........................................  (e)    (1.7)      (0.3)        --
                                                                    -----      -----      -----
NET PROFIT APPLICABLE TO ORDINARY SHAREHOLDERS IN CONFORMITY
  WITH US GAAP..............................................          4.8        6.8        6.9
                                                                    =====      =====      =====
Net profit per Ordinary Share -- basic......................          2.9p       1.5p       1.6p
Average number of Ordinary Shares (in millions).............        222.4      443.8      443.6
Net profit per Ordinary Share -- diluted....................          2.9p       1.5p       1.5p
Average number of Ordinary Shares -- diluted (in
  millions).................................................        223.3      445.8      445.3

CUMULATIVE EFFECT ON SHAREHOLDERS' FUNDS/(DEFICIENCY) OF DIFFERENCES BETWEEN US AND UK GAAP

                                                                            31 DECEMBER
                                                                   ------------------------------
                                                                     1998       1997       1996
                                                                   --------   --------   --------
                                                                      LM         LM         LM
Equity shareholders' deficiency in conformity with UK
  GAAP......................................................         (71.5)     (85.7)    (215.3)
US GAAP ADJUSTMENTS:
Dividends...................................................  (a)      3.1        2.7        4.4
Goodwill and US purchase accounting in respect of
  acquisitions..............................................  (b)     64.0       76.9      198.2
Straight lining of property leases..........................  (c)       --         --      (21.9)
Contingent Capital payments.................................  (b)      7.4         --         --
Discount on property provisions.............................  (i)      7.6        9.9       34.2
                                                                    ------     ------     ------
EQUITY SHAREHOLDERS' FUNDS/(DEFICIENCY) IN CONFORMITY WITH
  US GAAP...................................................          10.6        3.8       (0.4)
                                                                    ======     ======     ======

3  CCG GROUP RESULTS FOR THE SIX MONTHS ENDED 30 JUNE 1999

    The interim financial information set out on the following pages for the six months ended 30 June 1999 and the comparative figures for the six months ended 30 June 1998 do not constitute audited statutory accounts. The comparative figures for the balance sheet at 31 December 1998 and the profit and loss for the year ended 31 December 1998 have been extracted from CCG's statutory accounts for the financial year, subject to the restatement required by FRS 12.

    The following information is the full text of CCG's announcement of results for the half year ended 30 June 1999 which was released on 9 August 1999:

"INTRODUCTION

    CCG has made an excellent start to 1999. Strong revenue growth and a 1 per cent. increase in operating margins have combined to deliver earnings per share growth in excess of 40 per cent. In addition, the Group continues to win new business with over $200 million in annualised net billings in the first six months, following a record year in 1998. CCG remains committed to its financial objectives of revenue growth ahead of the market, and a 10 per cent. operating margin for 1999.

COMPARATIVE REPORTING

    In accordance with FRS 12 (adopted 1 January 1999) the Group's property provisions have been discounted to the present value of net future lease obligations. An imputed interest charge in relation to this discount has been recognised within net interest payable and similar items. 1998 results have been restated to reflect the adoption of FRS 12. Currency movements continue to distort reported results on a regional basis and, as a result operating performance, where appropriate, has been reviewed at constant exchange rates.

OPERATING PERFORMANCE

    Group revenues increased by 8.9 per cent. to L158.6 million ($256.9 million) on a constant currency basis. Operating profits increased by 30.2 per cent. at constant exchange rates to L10.7 million ($17.3 million). Operating margins continue to improve, up to 6.7 per cent. from 5.7 per cent. last year. Headline earnings per share increased 42.1 per cent. to 2.7p, or 40.2 per cent. on a constant currency basis.

NORTH AMERICA

    North American revenues grew by 18.6 per cent. at constant exchange rates to L38.0 million ($61.6 million) and operating margins increased to 5.5 per cent. from 4.7 per cent., supported by new business wins and acquisitions in 1998. North America is expected to be the Group's best performing region in terms of both revenue growth and profitability in 1999.

UNITED KINGDOM

    Revenues increased by 2 per cent. to L19.9 million ($32.2 million) in the United Kingdom, broadly in line with the market. During the first six months, Bates UK was internally restructured into a number of integrated client teams. Operating margins fell to 13.1 per cent. from 16.4 per cent. last year due to reorganisation costs and the timing of projects at HP:ICM

CONTINENTAL EUROPE

    For Continental Europe as a whole, revenues were up to 16.2 per cent. on a constant currency basis to L59.1 million ($95.7 million). Operating margins improved significantly to 8.6 per cent. from 5.2 per cent.

    Revenues at Bates Europe was up 14.5 per cent. at constant exchange rates. Operating margins increased to 6.3 per cent. from 5.9 per cent. as revenues from major new assignments came fully on stream. Bates Europe further strengthened its equity presence in key markets with acquisitions in Sweden, Spain, Belgium and the Middle East.

    Revenues at Scholz & Friends increased by 20.3 per cent. at constant exchange rates and operating margins were up to 13.9 per cent. from 4.4 per cent. Scholz & Friends continues to perform well, building a strong franchise with German-based multinational clients while pursuing the development of its international operations.

ASIA PACIFIC AND LATIN AMERICA

    Revenues in Asia Pacific and Latin America fell by 3.8 per cent. on a constant currency basis to L41.6 million ($67.4 million) while operating margins slightly increased to 2.2 per cent. from 2.1 per cent. in 1998.

    Approximately 60 per cent. of Asia Pacific revenues are derived from Australia. Australian revenues fell 3.2 per cent. on a constant currency basis, with operating margins down to 1.2 per cent. from 6.5 per cent. in 1998. Spending from new and existing clients will be weighted towards the second half, with revenues and profits expected to be ahead of 1998 on a full year basis.

    Revenues in Asia stablised in the first six months of the year. Management took early action in restructuring costs in Asia and as a result, the region has returned to profitability in 1999.

    In July, CCG announced the acquisition of Bates Clarion, its Indian affiliate. Asia Pacific is expected to be an important source of growth in the future and CCG continues to evaluate opportunities to develop its business in the region.

JOINT VENTURES & ASSOCIATES

    The Group's share of operating profits, primarily from Zenith, The Facilities Group and Newcomm Bates (Brazil), increased to L2.2 million ($3.6 million) from L1.9 million ($3.1 million) last year.

FINANCIAL ITEMS, TAXATION AND RETURNS ATTRIBUTABLE TO SHAREHOLDERS

    Net interest payable and similar items totalled L1.8 million ($2.9 million), which includes the Group's share of Zenith's interest income and imputed interest charged in accordance with FRS12. Average net debt for the six months was L1.3 million (1998: average net cash L10.3 million).

    The first half tax charge of L3.9 million ($6.3 million) represents an effective tax rate of 35 per cent. down from 37 per cent. for the full year to 31 December 1998. Equity minority interests were L0.8 million ($1.3 million) an increase of 14.3 per cent. on last year.

    Earnings attributable to Ordinary shareholders totalled L6.4 million ($10.4 million), an increase of 51.0 per cent. at constant exchange rates. Headline earnings per share totalled 2.7p (ADS21.7c) compared to 1.9p (ADS15.7c) in 1998, representing a reported increase of 42.1 per cent. (ADS38.2 per cent.) and 40.2 per cent. on a constant currency basis.

DIVIDEND

    It is the Board's policy not to pay an interim dividend.

CASH FLOW

    As at 30 June 1999, the Group had a net debt balance of L8.7 million and average net debt for the six months of L million. Net operating cash flow for the Group (defined as operating profit plus depreciation, less financing costs and taxation paid) totalled L10.7 million (1998: L6.2 million). Capital expenditure totalled L7.0 million (1998: L3.5 million) and net cash outflows from acquisitions were L6.9 million (1998: L1.0 million). Utilisation of property provisions totalled L2.5 million (1998: L3.1 million). Net cash outflows for the period, before working capital movements and financing flows, totalled L3.9 million (1998: L10.1 million).

OUTLOOK

    The Group continues to demonstrate its ability to deliver solid revenue growth and enhanced operating margins. With further improvements in operating performance anticipated on a full year basis, the Group remains committed to its financial objectives for 1999.

    It is CCG's aim to raise its margins to those of its best performing competitors over the medium term. To that end, the Group has set itself the objective of a further 1 per cent. improvement in operating margins to 11 per cent. for 2000. The Group is now looking to accelerate growth and acquisitions are expected to play an important part in achieving this objective. The outlook for CCG is one of continued progress and the Board views the future with considerable optimism.

UNAUDITED CONSOLIDATED PROFIT & LOSS ACCOUNT

                                                                        SIX MONTHS ENDED
                                                                             30 JUNE          YEAR ENDED
                                                                      ---------------------   31 DECEMBER
                                                            NOTES       1999        1998         1998
                                                           --------   --------   ----------   -----------
                                                                                               (AUDITED)
                                                                                 (RESTATED)   (RESTATED)
                                                                         LM          LM           LM
REVENUE
Group and share of joint ventures........................               168.6       150.5        316.0
Less: Share of joint ventures............................               (10.0)       (6.9)       (14.2)
GROUP REVENUE............................................     2         158.6       143.6        301.8
Net operating expenses...................................              (147.9)     (135.4)      (275.8)
                                                                       ------      ------       ------
GROUP OPERATING PROFIT...................................     3          10.7         8.2         26.0
Share of operating profits
Joint ventures...........................................                 1.4         1.4          1.4
Associated undertakings..................................                 0.8         0.5          1.2
                                                                       ------      ------       ------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAX....                12.9        10.1         28.6
Net interest payable and similar items...................     4          (1.2)       (1.1)        (2.7)
FRS 12 -- finance charge.................................                (0.6)       (0.6)        (1.2)
                                                                       ------      ------       ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX.................                11.1         8.4         24.7
Tax on ordinary activities...............................     5          (3.9)       (3.5)        (9.2)
                                                                       ------      ------       ------
PROFIT ON ORDINARY ACTIVITIES AFTER TAX..................                 7.2         4.9         15.5
Equity minority interests................................                (0.8)       (0.7)        (1.7)
                                                                       ------      ------       ------
PROFIT ATTRIBUTABLE TO ORDINARY SHAREHOLDERS.............                 6.4         4.2         13.8
Dividends................................................                  --          --         (3.1)
                                                                       ------      ------       ------
Retained profit..........................................                 6.4         4.2         10.7
                                                                       ======      ======       ======
Basic earnings per Ordinary share........................     6          2.8p        1.9p         6.2p
Diluted earnings per Ordinary share......................     6          2.7p        1.9p         6.2p
Headline earnings per Ordinary share.....................     6          2.7p        1.9p         6.3p
Ordinary shares dividend per Ordinary share..............                  --          --         1.4p

                  UNAUDITED CONSOLIDATED PROFIT & LOSS ACCOUNT
                                (FIGURES IN US$)

                                                                        SIX MONTHS ENDED      YEAR ENDED
                                                                          30 JUNE 1999        31 DECEMBER
                                                                      ---------------------   -----------
                                                            NOTES       1999        1998         1998
                                                           --------   --------   ----------   -----------
                                                                        US$M     (RESTATED)    (AUDITED)
                                                                                    US$M      (RESTATED)
                                                                                                 US$M
REVENUE
Group and share of joint ventures........................               273.1       248.3        524.6
Less: Share of joint ventures............................               (16.2)      (11.4)       (23.6)
Group revenue............................................               256.9       236.9        501.0
Net operating expenses...................................              (239.6)     (223.4)      (457.8)
                                                              --       ------      ------       ------
GROUP OPERATING PROFIT...................................                17.3        13.5         43.2
Share of operating profits
Joint ventures...........................................                 2.3         2.3          2.3
Associated undertakings..................................                 1.3         0.8          2.0
                                                              --       ------      ------       ------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAX....                20.9        16.6         47.5
Net interest payable and similar items...................                (1.9)       (1.8)        (4.5)
FRS 12 -- finance charge.................................                (1.0)       (1.0)        (2.0)
                                                              --       ------      ------       ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX.................                18.0        13.8         41.0
Tax on ordinary activities...............................                (6.3)       (5.7)       (15.3)
                                                              --       ------      ------       ------
PROFIT ON ORDINARY ACTIVITIES AFTER TAX..................                11.7         8.1         25.7
Equity minority interests................................                (1.3)       (1.2)        (2.8)
                                                              --       ------      ------       ------
PROFIT ATTRIBUTABLE TO ORDINARY SHAREHOLDERS.............                10.4         6.9         22.9
Dividends -- cash........................................                  --          --         (5.1)
                                                              --       ------      ------       ------
RETAINED PROFIT..........................................                10.4         6.9         17.8
                                                              ==       ======      ======       ======
Basic earnings per ADS...................................                23.0c       15.8c        51.5c
Diluted earnings per ADS.................................                21.7c       15.7c        51.3c
Headline earnings per ADS................................                21.7c       15.7c        51.9c
Ordinary dividend per ADS................................                  --          --         11.6c
Rate of exchange.........................................                1.62        1.65         1.66
                                                              ==       ======      ======       ======

 The US$ figures above are provided for convenience purposes only, according to
             UK GAAP, and are translated at the rates shown above.

UNAUDITED CONSOLIDATED CASH FLOW STATEMENT

                                                                             SIX MONTHS
                                                                                ENDED
                                                                               30 JUNE         YEAR ENDED
                                                                         -------------------   31 DECEMBER
                                                               NOTES       1999       1998        1998
                                                              --------   --------   --------   -----------
                                                                                                (AUDITED)
                                                                            LM         LM          LM
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES.........      7         0.8      (13.7)        19.8
NET CASH OUTFLOW ARISING FROM EXTERNAL MERGER COSTS.........                 --       (8.5)        (8.2)
DIVIDENDS FROM ASSOCIATED UNDERTAKINGS......................                0.6         --          0.2
DIVIDENDS FROM JOINT VENTURES...............................                1.3         --           --
RETURNS ON INVESTMENT AND SERVICING OF FINANCE..............      8        (2.8)      (2.2)        (4.9)
TAXATION PAID...............................................      8        (2.1)      (4.4)        (8.3)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................      8        (7.0)      (3.5)        (7.4)
ACQUISITIONS AND DISPOSALS..................................      8        (6.9)      (1.0)        (7.4)
EQUITY DIVIDENDS PAID.......................................                 --         --         (2.7)
                                                                          -----      -----        -----
CASH OUTFLOW BEFORE FINANCING...............................              (16.1)     (33.3)       (18.9)
                                                                          -----      -----        -----
Issue of Ordinary share capital.............................                1.1        0.1          0.5
Capital subscribed by minorities............................                 --        0.2           --
External loans drawn less repaid............................                3.4        8.6          8.6
Capital element of finance lease rental payments............                 --       (0.1)        (0.2)
                                                                          -----      -----        -----
NET CASH INFLOW FROM FINANCING..............................                4.5        8.8          8.9
                                                                 --       -----      -----        -----
DECREASE IN CASH AND OVERDRAFTS FOR THE PERIOD..............              (11.6)     (24.5)       (10.0)
                                                                          =====      =====        =====
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
Decrease in cash and overdrafts for the period..............              (11.6)     (24.5)       (10.0)
Cash inflow from debt.......................................               (3.3)      (5.4)        (8.4)
Loans in companies acquired/disposed........................                 --         --          0.6
Translation difference and non-cash movements...............                1.6       (2.2)        (2.3)
                                                                          -----      -----        -----
MOVEMENT IN NET FUNDS IN THE PERIOD.........................              (13.3)     (32.1)       (20.1)
NET FUNDS AT BEGINNING OF PERIOD............................                4.6       24.7         24.7
                                                                          =====      =====        =====
NET FUNDS AT END OF PERIOD..................................      9        (8.7)      (7.4)         4.6
                                                                          =====      =====        =====

UNAUDITED CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                             SIX MONTHS
                                                                                ENDED
                                                                               30 JUNE         YEAR ENDED
                                                                         -------------------   31 DECEMBER
                                                               NOTES       1999       1998        1998
                                                              --------   --------   --------   -----------
                                                                                                (AUDITED)
                                                                            LM         LM          LM
Profit attributable to Ordinary shareholders................                6.4        4.2         13.8
Translation adjustment......................................     12        (1.7)      (1.3)        (1.7)
                                                                          -----      -----        -----
TOTAL RECOGNISED GAINS RELATING TO THE PERIOD...............                4.7        2.9         12.1
                                                                          =====      =====        =====

UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                          AT 30 JUNE
                                                                     ---------------------       AT
                                                                      NOTES                  31 DECEMBER
                                                                       1999        1998         1998
                                                                     --------   ----------   -----------
                                                                                (RESTATED)    (AUDITED)
                                                                                             (RESTATED)
                                                                        LM          LM           LM
FIXED ASSETS
Goodwill................................................                20.3         0.8         16.2
Tangible assets.........................................                26.1        22.4         22.7
Investments.............................................                 9.1         4.0          4.0
                                                                      ------      ------       ------
                                                                        55.5        27.2         42.9
                                                                      ------      ------       ------
CURRENT ASSETS
Work in progress........................................                17.5        15.9         15.4
Debtors--DUE WITHIN ONE YEAR............................               241.9       226.2        246.3
Debtors--DUE AFTER ONE YEAR.............................                22.8        15.0         18.3
Investments.............................................                 0.8         0.7          1.5
Cash at bank and in hand................................                64.8        58.2         62.3
                                                                      ------      ------       ------
                                                                      347.83       16.03         43.8
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..........     10       (323.7)     (295.7)      (313.7)
                                                                      ------      ------       ------
NET CURRENT ASSETS......................................                24.1        20.3         30.1
                                                                      ------      ------       ------
TOTAL ASSETS LESS CURRENT LIABILITIES...................                79.6        47.5         73.0
Creditors: AMOUNTS FALLING DUE AFTER MORE THAN ONE
  YEAR..................................................     10        (72.8)      (56.3)       (73.8)
PROVISION FOR JOINT VENTURE DEFICIT
Share of gross assets...................................                76.3        49.0         83.6
Share of gross liabilities..............................               (90.9)      (62.5)       (98.3)
                                                                       (14.6)      (13.5)       (14.7)
PROVISIONS FOR LIABILITIES AND CHARGES..................     11        (45.9)      (48.3)       (45.8)
                                                                      ------      ------       ------
NET LIABILITIES.........................................               (53.7)      (70.6)       (61.3)
                                                                      ======      ======       ======
CAPITAL AND RESERVES
Called up share capital.................................     12        113.3       111.0        112.7
Share premium account...................................     12          2.8         0.1          2.3
Shares to be issued.....................................     12          1.3          --          1.3
Special reserve.........................................     12         25.7        25.7         25.7
Profit and loss account.................................     12       (200.2)     (213.1)      (205.9)
                                                                      ------      ------       ------
EQUITY SHAREHOLDERS' FUNDS..............................               (57.1)      (76.3)       (63.9)
Equity minority interests...............................                 3.4         5.7          2.6
                                                                      ------      ------       ------
TOTAL CAPITAL EMPLOYED..................................               (53.7)      (70.6)       (61.3)
                                                                      ======      ======       ======

The reconciliations of movements in equity shareholders' funds are given in Note 12 on page 63.

NOTES

1. ACCOUNTING POLICIES AND PRESENTATION

    Neither the interim financial information set out in the previous pages nor the comparative figures included therein constitute audited statutory accounts. The comparative figures for the balance sheet at 31 December 1998 and the profit and loss for the year ended 31 December 1998 are extracts from Cordiant Communications Group plc's (CCG) statutory accounts for the financial year. Those accounts have been reported on by CCG's auditor and delivered to the Registrar of Companies. The audit report was unqualified and did not contain a statement under Section 237 (2) or (3) of the Companies Act 1985.

    The financial statements have been prepared on the basis of accounting policies set out on pages 58 to 59 of the CCG 1998 Report and Accounts with the following exception:

        The Group has adopted Financial Reporting Standard (FRS) 12 ``Provisions, Contingent Liabilities and Contingent Assets". In accordance with this standard, the Group's property provisions have been discounted to the present value of future net lease obligations. The recognition of this change on the brought forward provision has been treated as a restatement of opening reserves as at 1 January 1998. The periodic unwinding of the discount is treated as an imputed interest charge and is disclosed under net financial items.

2. REVENUE BY REGION

                                                                  SIX MONTHS                    CHANGE
                                                                     ENDED           CHANGE    CONSTANT
                                                                    30 JUNE         REPORTED   CURRENCY
                                                              -------------------   --------   --------
                                                                1999       1998        %          %
                                                              --------   --------
                                                                 LM         LM
United Kingdom..............................................    19.9       19.5        2.0        2.0
North America...............................................    38.0       31.6       20.3       18.6
Continental Europe..........................................    59.1       50.2       17.7       16.2
Asia Pacific and Latin America..............................    41.6       42.3       (1.7)      (3.8)
                                                               -----      -----       ----       ----
TOTAL.......................................................   158.6      143.6       10.4        8.9
                                                               =====      =====       ====       ====

3. OPERATING PROFIT AND OPERATING MARGIN BY REGION

                                                                  SIX MONTHS
                                                                     ENDED
                                                                    30 JUNE
                                                              -------------------    MARGIN     MARGIN
                                                                1999       1998       1999       1998
                                                              --------   --------   --------   --------
                                                                 LM         LM         %          %
United Kingdom..............................................     2.6       3.2        13.1       16.4
North America...............................................     2.1       1.5         5.5        4.7
Continental Europe..........................................     5.1       2.6         8.6        5.2
Asia Pacific and Latin America..............................     0.9       0.9         2.2        2.1
                                                                ----       ---        ----       ----
TOTAL.......................................................    10.7       8.2         6.7        5.7
                                                                ====       ===        ====       ====

4. NET INTEREST PAYABLE AND SIMILAR ITEMS

                                                                  SIX MONTHS
                                                                     ENDED
                                                                    30 JUNE         YEAR ENDED
                                                              -------------------   31 DECEMBER
                                                                1999       1998        1998
                                                              --------   --------   -----------
                                                                 LM         LM          LM
Group.......................................................    (1.4)      (1.2)       (2.9)
Joint ventures..............................................     0.1        0.1         0.1
Associated undertakings.....................................     0.1         --         0.1
                                                                ----       ----        ----
Total.......................................................    (1.2)      (1.1)       (2.7)
                                                                ====       ====        ====

5. TAX ON ORDINARY ACTIVITIES

                                                                  SIX MONTHS
                                                                     ENDED
                                                                    30 JUNE         YEAR ENDED
                                                              -------------------   31 DECEMBER
                                                                1999       1998        1998
                                                              --------   --------   -----------
                                                                 LM         LM          LM
Group.......................................................    3.1        2.9          8.3
Joint ventures..............................................    0.5        0.6          0.5
Associated undertakings.....................................    0.3         --          0.4
                                                                ---        ---          ---
Total.......................................................    3.9        3.5          9.2
                                                                ===        ===          ===

    Tax has been provided for the six months ended 30 June 1999 and 1998 at the effective rates expected to prevail for the respective years as a whole.

6. EARNINGS PER SHARE: BASIS OF CALCULATION

                                                               SIX MONTHS ENDED
                                                                    30 JUNE         YEAR ENDED
                                                              -------------------   31 DECEMBER
                                                                1999       1998        1998
                                                              --------   --------   -----------
BASIC EPS
Profit attributable to Ordinary shareholders................  L  6.4m    L  4.2m     L 13.8m
Weighted average shares.....................................   226.1m     222.0m      222.4m
Basic EPS...................................................     2.8p       1.9p        6.2p
DILUTED EPS
Profit attributable to Ordinary shareholders................  L  6.4m    L  4.2m     L 13.8m
Weighted average shares.....................................   226.1m     222.0m      222.4m
Dilutive effect of options..................................    13.0m       1.1m        0.9m
                                                              -------    -------      -------
Diluted weighted average shares.............................   239.1m     223.1m      223.3m
                                                              -------    -------      -------
Diluted EPS.................................................     2.7p       1.9p        6.2p
HEADLINE EPS*
Profit attributable to Ordinary shareholders................  L  6.4m    L  4.2m     L 13.8m
Adjustments:
Goodwill written off........................................    --         --        L  0.2m
                                                              -------    -------      -------
Headline earnings...........................................  L  6.4m    L  4.2m     L 14.0m
                                                              -------    -------      -------
Diluted weighted average shares.............................   239.1m     223.1m      223.3m
                                                              -------    -------      -------
Headline EPS................................................     2.7p       1.9p        6.3p

------------------------

* The definition of Headline Earnings is given in the Statement of Investment Practice No.1 published by the Institute of Investment Management and Research (IIMR). This excludes items relating to goodwill (but does include the FRS 12 financial item) and has been disclosed to assist the reader's understanding of the Group's underlying performance.

7. RECONCILIATION OF GROUP OPERATING PROFIT TO NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                                  SIX MONTHS
                                                                     ENDED
                                                                    30 JUNE         YEAR ENDED
                                                              -------------------   31 DECEMBER
                                                                1999       1998        1998
                                                              --------   --------   -----------
                                                                 LM         LM          LM
Group operating profit......................................    10.7        8.2        26.0
Depreciation................................................     4.9        4.6         9.7
Gain on sale of tangible fixed assets.......................    (0.1)      (0.2)       (0.1)
(Increase)/decrease in work in progress.....................    (1.5)       1.4         2.0
Decrease/(increase) in debtors..............................     9.3       14.4        (1.4)
(Decrease)/increase in creditors............................   (20.0)     (39.0)       (9.6)
Utilisation of property provisions..........................    (2.5)      (3.1)       (7.0)
Non cash item--goodwill written off.........................      --         --         0.2
                                                               -----      -----        ----
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES.........     0.8      (13.7)       19.8
                                                               =====      =====        ====

8. ANALYSIS OF CASH FLOW ITEMS

                                                                  SIX MONTHS
                                                                     ENDED
                                                                    30 JUNE         YEAR ENDED
                                                              -------------------   31 DECEMBER
                                                                1999       1998        1998
                                                              --------   --------   -----------
                                                                 LM         LM          LM
RETURNS ON INVESTMENT AND SERVICING OF FINANCE
Interest received...........................................     0.9        1.0         1.9
Interest paid...............................................    (2.9)      (2.2)       (3.8)
Interest element of finance leases rental payments..........      --         --        (0.1)
Bank fees...................................................    (0.2)      (0.2)       (0.4)
Dividends paid to minorities................................    (0.6)      (0.8)       (2.5)
                                                                ----       ----        ----
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE................................................    (2.8)      (2.2)       (4.9)
                                                                ====       ====        ====
TAXATION PAID
UK corporation tax paid.....................................      --         --        (0.7)
Overseas tax paid...........................................    (2.1)      (4.4)       (7.6)
                                                                ----       ----        ----
NET TAX PAID................................................    (2.1)      (4.4)       (8.3)
                                                                ====       ====        ====
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................    (7.7)      (4.3)       (8.7)
Sale of tangible fixed assets...............................     0.7        0.7         1.2
Purchase of other fixed asset investments...................      --         --          --
Sale of other fixed asset investments.......................      --        0.1         0.1
                                                                ----       ----        ----
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................    (7.0)      (3.5)       (7.4)
                                                                ====       ====        ====
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings.........................    (4.9)      (0.4)       (7.5)
Purchase of associated undertakings.........................    (2.5)        --        (0.2)
Cash acquired with subsidiaries.............................     0.5         --         0.7
Sale of subsidiary undertakings.............................      --         --          --
Cash in business sold.......................................      --       (0.6)       (0.4)
                                                                ----       ----        ----
NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS............    (6.9)      (1.0)       (7.4)
                                                                ====       ====        ====

9. ANALYSIS OF NET FUNDS

                                                                               EXCHANGE &
                                                    AT 1 JANUARY                NON CASH    AT 30 JUNE
                                                        1999       CASHFLOWS   MOVEMENTS       1999
                                                    ------------   ---------   ----------   ----------
                                                         LM           LM           LM           LM
Cash at bank and in hand..........................       62.3         (0.2)        2.7          64.8
Cash deposits--current asset investments..........        0.8           --          --           0.8
Bank overdrafts...................................      (21.2)       (11.4)       (0.2)        (32.8)
                                                        -----        -----        ----         -----
CASH..............................................       41.9        (11.6)        2.5          32.8
                                                        =====        =====        ====         =====
External debt due within one year.................       (0.5)        (1.3)         --          (1.8)
External debt due after one year..................      (36.4)        (2.0)       (0.9)        (39.3)
Finance leases....................................       (0.4)          --          --          (0.4)
                                                        -----        -----        ----         -----
FINANCING.........................................      (37.3)        (3.3)       (0.9)        (41.5)
                                                        =====        =====        ====         =====
NET FUNDS.........................................        4.6        (14.9)        1.6          (8.7)
                                                        =====        =====        ====         =====

10. CREDITORS

                                                              DUE WITHIN ONE YEAR               DUE AFTER ONE YEAR
                                                         ------------------------------   ------------------------------
                                                             AT 30 JUNE         AT 31         AT 30 JUNE         AT 31
                                                         -------------------   DECEMBER   -------------------   DECEMBER
                                                           1999       1998       1998       1999       1998       1998
                                                         --------   --------   --------   --------   --------   --------
                                                            LM         LM         LM         LM         LM         LM
Loans and overdrafts...................................    34.6       32.2       21.7       39.3       33.6       36.4
Trade creditors........................................   180.9      166.2      185.0         --         --         --
Taxation and social security...........................    27.0       21.6       24.0       19.1       18.6       23.9
Other creditors........................................    81.2       75.7       83.0       14.4        4.1       13.5
                                                          -----      -----      -----       ----       ----       ----
TOTAL..................................................   323.7      295.7      313.7       72.8       56.3       73.8
                                                          =====      =====      =====       ====       ====       ====

11. PROVISIONS FOR LIABILITIES AND CHARGES

    These include property provisions of L23.8 million (30 June 1998--L28.8 million; 31 December 1998--L25.6 million)

12. RECONCILIATION OF MOVEMENT IN EQUITY SHAREHOLDERS' FUNDS

                                                                                                    PROFIT
                                                       SHARE      SHARE     SHARES TO   SPECIAL    AND LOSS
                                                      CAPITAL    PREMIUM    BE ISSUED   RESERVE    ACCOUNT     TOTAL
                                                      --------   --------   ---------   --------   --------   --------
                                                         LM         LM         LM          LM         LM         LM
At 1 January 1999...................................   112.7       2.3         1.3        25.7      (205.9)    (63.9)
Issues of Ordinary shares net of expenses...........     0.6       0.5          --          --          --       1.1
Goodwill arising on acquisitions made in previous
  periods...........................................      --        --          --          --        (0.1)     (0.1)
Profit retained for the period......................      --        --          --          --         6.4       6.4
Reversal of imputed employee share scheme costs.....      --        --          --          --         1.1       1.1
Translation adjustment..............................      --        --          --          --        (1.7)     (1.7)
                                                       -----       ---         ---        ----      ------     -----
AT 30 JUNE 1999.....................................   113.3       2.8         1.3        25.7      (200.2)    (57.1)
                                                       =====       ===         ===        ====      ======     =====

13. YEAR 2000

    The Group remains committed to its Year 2000 compliance programme. Our corporate goal is to continue to provide our full range of products and services without significant interruption arising from the Year 2000 problem.

    CCG expects to have all internal business critical systems compliant before the end of 1999. The major risks are expected to come from our dependence on key suppliers. As part of our compliance effort, all business units are required to communicate with significant vendors on an ongoing basis to establish the status of their Year 2000 compliance efforts.

    Based on the work carried out so far, CCG beleives that once corrective action, testing and implementation are complete, internal systems will not give rise to significant operational problems as a result of the Year 2000 issue.

    However, as with even the best run projects, it is possible that the Group will face some Year 2000 compliance failures. The Group may also be adversely affected by the inability of third parties to manage the Year 2000 problem."

4. RECONCILIATION OF UK GAAP TO US GAAP FINANCIAL INFORMATION

    The consolidated financial statements have been prepared in accordance with UK generally accepted accounting principles (UK GAAP) which differ in certain significant respects from US generally accepted accounting principles (US GAAP). A description of the significant differences between UK GAAP and US GAAP that are applicable to the Group is set out in Section 2 of Part II. The financial information for the six months ended 30 June 1999 relating to CCG has been extracted without material adjustment from the unaudited interim report filed on Form 6K with the SEC on 16 December 1999.

                                                              SIX MONTHS   SIX MONTHS
                                                                ENDED        ENDED
                                                               30 JUNE      30 JUNE
                                                                 1999         1999
                                                              ----------   ----------
                                                                 $M           LM
EFFECTS ON NET EARNINGS OF DIFFERENCES BETWEEN US AND UK
  GAAP
Profit for the year in conformity with UK GAAP..............      10.4          6.4
US GAAP ADJUSTMENTS:
Amortization of goodwill and other intangibles..............      (8.9)        (5.5)
Compensation costs..........................................      (8.0)        (4.9)
                                                                ------       ------
NET LOSS APPLICABLE TO ORDINARY SHAREHOLDERS IN CONFORMITY
  WITH US GAAP..............................................      (6.5)        (4.0)
                                                                ======       ======
NET LOSS PER ORDINARY SHARE--BASIC..........................    $(0.03)        (1.8)p
Average number of Ordinary Shares (in millions).............     226.1        226.1
Net loss per Ordinary Share--diluted........................    $(0.03)        (1.7)p
Average number of Ordinary Shares--diluted (in millions)....     239.1        239.1

Period to date average dollar exchange rate of L1:$1.62.

                                                              30 JUNE    30 JUNE
                                                                1999       1999
                                                              --------   --------
                                                                $M         LM
CUMULATIVE EFFECT ON SHAREHOLDERS' FUNDS/(DEFICIT) OF
  DIFFERENCES BETWEEN US AND UK GAAP
Equity shareholders' deficiency in conformity with UK
  GAAP......................................................   (90.2)     (57.1)
Goodwill and US purchase accounting in respect of
  acquisitions..............................................   100.0       63.3
Contingent capital payments.................................     5.2        3.3
                                                               -----      -----
EQUITY SHAREHOLDERS' FUNDS IN CONFORMITY WITH US GAAP.......    15.0        9.5
                                                               =====      =====

Period end dollar exchange rate of L1:$1.58.

                                    PART III
                      INFORMATION ON THE HEALTHWORLD GROUP

1. DESCRIPTION OF THE HEALTHWORLD GROUP

OVERVIEW

    The Healthworld Group is an international communications and contract sales marketing organisation specialising in healthcare. Healthworld provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of integrated strategic marketing services designed to accelerate the acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, medical education, public relations, marketing research, publishing, interactive multimedia and database marketing services. Healthworld offers its clients global reach and expertise through its operations in the United States, France, Spain and the UK, and through Healthworld B.V., an international network of affiliated independent marketing and communications agencies.

    Healthworld was incorporated in Delaware in 1996 and commenced operations in November 1997, when it acquired Girgenti, Hughes, Butler & McDowell, Inc. and affiliated entities ("GHB&M") and Milton Marketing Group Limited and its subsidiaries ("Milton") in exchange for Healthworld Shares and completed an initial public offering in the United States on the Nasdaq Stock Market. GHB&M and Milton have been operating in the marketing and communications industry since 1986 and 1978 respectively.

    In July 1998, Healthworld acquired 80 per cent. of HFT, a French holding company, which owns Torrent SA, a French healthcare communications agency, and 100 per cent. of Colwood House Medical Publications (UK) Limited ("Colwood"), a UK medical education company. In October 1998, Healthworld acquired CPA Espana, SL, a healthcare communications agency located in Madrid. In August 1999, Healthworld acquired Falk Communications, Inc., a healthcare communications agency located in New York City.

    Healthworld's principal executive offices are located in New York City.

    Healthworld provides a variety of communications and contract sale services to its clients, ranging from the execution of a discrete marketing project to taking responsibility for a client's overall marketing message, which enables Healthworld to incorporate a wide variety of its services into one integrated marketing campaign.

    Revenues from Healthworld's US operations are derived primarily from providing advertising and promotion, consulting and medical education services to its clients. In addition, Healthworld offers other communications services through its US operations, including public relations, marketing research, publishing, interactive multimedia and database marketing services. In February 1998, Healthworld's US operations began offering contract sales services to its healthcare related clients. Revenues from Healthworld's European operations are derived primarily from providing contract sales services and advertising and promotion services. As a result of Healthworld's acquisition of Colwood in July 1998, Healthworld's European operations also began providing medical education services.

COMMUNICATION SERVICES

    - ADVERTISING AND PROMOTION

     Healthworld's traditional advertising and promotion services include developing creative concepts to be used in advertising campaigns for pharmaceutical and other healthcare products and applying such creative concepts to the development and production of a wide variety of marketing and promotional materials, hospital displays, convention exhibit panels, drug sample packages and reminder promotional items. Such campaigns are targeted almost exclusively to physicians, nurses and other healthcare providers as well as wholesale distributors.

     In response to the growth of direct-to-consumer marketing ("DTC") campaigns during the last five years, GHB&M expanded its advertising and promotion services to include DTC. Healthworld believes that GHB&M was one of the first firms to develop a DTC campaign for prescription drugs and has become an industry leader in developing such DTC campaigns based on the number of DTC assignments it has performed.

    - CONSULTING

     Healthworld's consulting services include strategic planning, new product development, clinical and regulatory affairs and health economics. Clients retain Healthworld to assist them in the development of strategic and business plans. Healthworld currently subcontracts clinical and regulatory affairs and health economics consulting services to independent companies specialising in such services. Healthworld's European operations currently do not provide consulting services.

    - MEDICAL EDUCATION

     Healthworld develops medical education programs, targeted primarily to healthcare providers, that are tied closely to the strategy and marketing goals of its pharmaceutical and healthcare clients.

    - PUBLIC RELATIONS

     Healthworld provides a broad range of public relations services to its clients, including tactical development, media relations, crisis management, special events, public sponsorship packages, professional and patient association liaison, grant and fellowship initiatives, editorial projects, graphic design and video production.

    - MARKETING RESEARCH

     Healthworld develops and offers its clients specialised research programs to measure the "return on investment" ("ROI") of its DTC and other marketing programs.

    - PUBLISHING

     Healthworld offers management publications to pharmaceutical companies as a marketing tool with respect to drugs used for long term therapy for chronic conditions or illnesses such as asthma, arthritis, ulcers, heart disease, diabetes and obesity.

    - INTERACTIVE MULTIMEDIA

     Healthworld may from time to time incorporate interactive multimedia and other new technologies into its programs and campaigns. Healthworld has utilised virtually all existing digital formats, including laser disc, kiosks, on-line and CD-ROM and owns an extensive archive of over 4,000 medical illustrations which it incorporates in such multimedia formats. Healthworld offers website design and updating, demographics targeting, statistical measurement and list analysis.

    - DATABASE MARKETING

     Healthworld employs database technology to develop and implement marketing campaigns that are targeted to specific audience profiles.

CONTRACT SALES SERVICES

    Healthworld offers a flexible range of contract sales services which are delivered primarily through dedicated sales teams. Healthworld's contract sales teams form a network of trained professionals that provides clients with substantial flexibility in selecting the extent and costs of promoting products as well as the clients' level of involvement in managing the sales effort. Dedicated sales teams consist of sales representatives recruited by Healthworld, in accordance with client specifications, to conduct sales efforts for a particular client. Dedicated sales teams are managed by Healthworld or report directly to the client, depending on client preference.

    Currently, Healthworld provides its contract sales services in the United States primarily to healthcare related companies and in the United Kingdom primarily to consumer product, utility and healthcare related companies. Healthworld hires sales personnel on a project-by-project basis, with the actual number of representatives retained contingent upon a particular assignment. As of 30 September 1999, Healthworld employed, either on a part-time or full-time basis, approximately 922 contract sales representatives.

    Healthworld began providing contract sales services to pharmaceutical and other healthcare product companies in the United Kingdom in May 1997. In February 1998, Healthworld began offering contract sales services in the United States through Headcount LLC. Healthworld owns 85 per cent. of the members' equity in Headcount LLC and two senior managers own the remaining 15 per cent.

HEALTHWORLD B.V.

    Healthworld B.V. is an international network of affiliated independent marketing and communications agencies which began operating in August 1993. Healthworld B.V. was organised as a Dutch corporation by Healthworld and two other founding licensees in response to the founders' belief that pharmaceutical and other healthcare companies will increasingly seek to retain marketing and communications companies with international reach and experience. Healthworld B.V. generally operates as a trade organisation through which its licensed agencies provide business referrals to one another and, where appropriate, work with other licensed agencies with respect to projects which require expertise in other geographic markets. As such, Healthworld B.V. does not generate revenues from operations and is funded solely by membership fees and royalty payments from its licensees. Healthworld B.V. enables its member agencies to utilise the creative talents of other member agencies that have expertise and knowledge of particular countries or geographic regions to develop consistent and integrated multinational campaigns for the clients of such member agencies.

    Healthworld B.V. currently consists of Healthworld, through GHB&M in the United States, Milton in the United Kingdom, HFT in France and CPA Espana in Spain, and other affiliated marketing and communications agencies independent of the Healthworld Group located in Canada, Colombia, Denmark, Finland, Germany, Holland, Hungary, Italy, Japan, Norway and Sweden. Healthworld owns 87 per cent. of the capital stock of Healthworld B.V.

    Although to date Healthworld B.V. has neither conducted significant operations nor contributed materially to Healthworld's operations, Healthworld believes that Healthworld B.V. has enabled Healthworld to attract additional clients based upon Healthworld's ability to offer more extensive global reach and expertise.

CLIENTS

    Healthworld's communications clients are primarily pharmaceutical and other healthcare companies, including healthcare service providers and manufacturers of diagnostic equipment, medical equipment, medical devices and medical supplies. Healthworld's major clients include many of the world's largest pharmaceutical companies and Healthworld has enjoyed long-standing relationships with many of such clients. Healthworld derives a large portion of its revenues from a small number of clients. Those clients generally do not engage Healthworld on an exclusive basis and may engage different companies for different services with respect to their products or with respect to a particular product.

GOVERNMENT REGULATION

    The healthcare and pharmaceutical industries are generally subject to a high degree of government regulation, and the trend is toward regulation of increasing stringency. US, UK and other laws and regulations affect the permissible form, content and timing of marketing activities involving pharmaceutical and other healthcare products. Some of these laws relate to general considerations such as truthfulness, comparative advertising and the relative responsibilities of clients and advertising firms. Other laws, such as the US Food, Drug and Cosmetics Act and the US anti-fraud and abuse laws and regulations affecting the Medicare, Medicaid and other governmental healthcare programs, regulate the form, content and/or timing of marketing activities involving pharmaceutical and other healthcare products, including the permissible activities Healthworld may undertake to develop markets for its clients' products. Healthworld has implemented a rigorous review process, emphasising the importance of compliance with regulatory matters. In addition, Healthworld's clients generally follow a rigorous internal review process.

    The healthcare industry is subject to changing political, economic and regulatory influences that may affect pharmaceutical and other healthcare companies, particularly with respect to spending by such companies on marketing and communications services to promote their products. Numerous governments have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical and other healthcare product companies. Implementation of government healthcare reform may adversely affect marketing expenditures by pharmaceutical and other healthcare companies which could decrease the business opportunities available to Healthworld. It is not possible to predict the likelihood of healthcare reform legislation being enacted or the effects such legislation would have on Healthworld or the Enlarged Group.

EMPLOYEES

    As of 30 September 1999, Healthworld employed 1356 employees on a full-time and part-time basis. Healthworld's US operations employed 254 employees, of which 52 were part-time. The part-time employees worked primarily in contract sales. Healthworld's European operations employed 1102 employees of which 448 were part-time. Approximately 922 of the 1102 employees were involved in contract sales.

2. FINANCIAL INFORMATION ON THE HEALTHWORLD GROUP

    The financial information for the three years ended 31 December 1998, 1997 and 1996 relating to Healthworld has been extracted without material adjustment from the audited annual reports filed on Form 10-K with the SEC for the years ended 31 December 1998 and 31 December 1997. Arthur Andersen LLP have issued independent auditor's reports in connection with Healthworld's consolidated financial statements for the three years ended 31 December 1998 that are required to be included in the annual report on Form 10-K pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. Each such report was unqualified. A copy of the annual report on Form 10-K for the year ended
31 December 1998 has been filed with the SEC.

                            HEALTHWORLD CORPORATION

        FINANCIAL STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 1998--1996

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Revenues....................................................    63.7       35.3       24.2
Operating expenses:
Salaries and related costs..................................   (47.3)     (24.2)     (15.7)
General and office expenses.................................    (8.5)      (5.4)      (4.6)
Depreciation and amortisation...............................    (1.1)      (0.9)      (0.6)
                                                               -----      -----      -----
Income from operations......................................     6.8        4.8        3.3
Net interest/(expense) income...............................     0.6        0.1       (0.1)
                                                               -----      -----      -----
Profit before taxation......................................     7.4        4.9        3.2
Taxation....................................................    (3.0)      (0.7)      (0.5)
                                                               -----      -----      -----
Profit after taxation.......................................     4.4        4.2        2.7
Minority interests..........................................      --       (0.2)      (0.1)
                                                               -----      -----      -----
Net Income..................................................     4.4        4.0        2.6
                                                               =====      =====      =====
Pro forma per Ordinary Share
  --Basic...................................................   $0.60      $0.54      $0.37
  --Diluted.................................................   $0.58      $0.54      $0.37
Net earnings per Ordinary Share
  --Basic...................................................   $0.60      $0.80      $0.54
  --Diluted.................................................   $0.58      $0.79      $0.54

                           CONSOLIDATED BALANCE SHEET

                                                                      AT 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
ASSETS
Current assets:
  Cash and short-term deposits..............................     6.5       18.1        2.2
  Accounts and other receivables, prepayments and accrued
    income..................................................    20.3       15.3       12.3
  Billable production.......................................     3.2        1.5        1.6
                                                               -----      -----      -----
Total current assets........................................    30.0       34.9       16.1
Restricted cash.............................................     1.9        0.3         --
Property and equipment, net.................................     4.4        2.4        2.1
Goodwill, net...............................................    14.3        3.7        1.8
Other assets................................................     0.3        0.5        0.5
                                                               -----      -----      -----
TOTAL ASSETS................................................    50.9       41.8       20.5
                                                               =====      =====      =====
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank loans, overdrafts and other loans....................     0.1        1.3        0.8
  Accounts payable..........................................     4.2        1.8        2.5
  Accrued expenses..........................................     8.2        6.3        2.4
  Advanced billings.........................................     8.0        6.5        6.3
                                                               -----      -----      -----
Total current liabilities                                       20.5       15.9       12.0
                                                               =====      =====      =====
Long-term liabilities:
  Long-term debt............................................     0.1        0.2        1.0
  Capitalised lease obligations.............................     0.1        0.1        0.1
  Minority interests........................................     0.1         --        0.1
  Deferred rent.............................................     0.9        0.8        0.7
  Other liabilities.........................................      --         --        0.2
                                                               -----      -----      -----
Total long-term liabilities.................................     1.2        1.1        2.1
                                                               -----      -----      -----
Total liabilities...........................................    21.7       17.0       14.1
                                                               =====      =====      =====
  Stockholders' Equity Allotted, called up and fully paid:
    Common stock, $.01 par value; 20,000,000 shares
      authorised; and 7,415,167, 7,415,000, and 4,740,983
      shares outstanding, respectively......................     0.1        0.1         --
  Additional paid-in capital................................    22.8       22.8        0.3
                                                               -----      -----      -----
  Retained earnings.........................................     6.3        1.9        6.1
Total stockholders' equity..................................    29.2       24.8        6.4
                                                               -----      -----      -----
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................    50.9       41.8       20.5
                                                               =====      =====      =====

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND OTHER
                                 SHARE CAPITAL

                                                                        ADDITIONAL
                                                              COMMON     PAID-IN     RETAINED
                                                              STOCK      CAPITAL     EARNINGS    TOTAL
                                                             --------   ----------   --------   --------
                                                                $M          $M          $M         $M
At 1 January 1996..........................................     --          0.3         4.9        5.2
Net income.................................................     --           --         2.6        2.6
Distributions to stockholders..............................     --           --        (1.4)      (1.4)
                                                               ---         ----        ----       ----
At 31 December 1996........................................     --          0.3         6.1        6.4
Net income.................................................     --           --         4.0        4.0
Initial public offering of common stock, net...............    0.1         16.4          --       16.5
Issuance of common stock for acquisition of minority
  interests................................................     --          2.3          --        2.3
Undistributable earnings in ``S" corporation...............     --          3.8        (3.8)        --
Distributions to stockholders..............................     --           --        (4.4)      (4.4)
                                                               ---         ----        ----       ----
At 31 December 1997........................................    0.1         22.8         1.9       24.8
Net income.................................................     --           --         4.4        4.4
                                                               ---         ----        ----       ----
At 31 December 1998........................................    0.1         22.8         6.3       29.2
                                                               ===         ====        ====       ====

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED 31 DECEMBER,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME..................................................     4.4        4.0        2.5
  Adjustments to reconcile net income to net cash provided
    by operating activities:
  Depreciation and amortisation.............................     1.1        0.8        0.6
  Deferred rent.............................................     0.1        0.1         --
  Deferred income...........................................     0.2       (0.7)       0.1
  Minority interests in net earnings of subsidiaries........      --        0.2        0.1
Changes in operating assets and liabilities, net of effects
  from acquisitions of businesses:
  Accounts receivable.......................................    (2.0)      (2.5)      (2.1)
  Unbilled production charges...............................    (1.4)        --        1.6
  Other current assets......................................    (0.1)      (0.4)        --
  Other assets..............................................     0.3        0.1       (0.1)
  Accounts payable..........................................     0.5       (0.6)      (0.5)
  Advance billings..........................................     0.9        0.2        0.2
  Accrued expenses..........................................     0.5        4.1        1.0
                                                               -----      -----      -----
  NET CASH PROVIDED BY OPERATING ACTIVITIES.................     4.5        5.3        3.4
                                                               -----      -----      -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.................................    (1.0)      (1.1)      (0.7)
  Proceeds from the sale of fixed assets....................     0.1        0.1         --
  Businesses acquired, net of cash received.................   (12.3)        --       (0.2)
  Restricted cash, net......................................    (1.5)        --         --
                                                               -----      -----      -----
Net cash (used in) investing activities.....................   (14.7)      (1.0)      (0.9)
                                                               -----      -----      -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from initial public offering.................      --       16.4         --
  Payment of majority stockholder dividends.................      --       (0.1)        --
  Net proceeds from (repayment of) line of credit...........    (0.6)      (0.4)       0.1
  Distributions to stockholders.............................      --       (4.2)      (1.5)
  Proceeds from bank loans..................................      --        0.3         --
  Issuance of bank loans and long-term debt.................      --         --        0.3
  Repayment of bank loans and long-term debt................    (0.7)      (0.3)      (0.3)
  Capital lease repayments..................................    (0.1)      (0.1)      (0.1)
                                                               -----      -----      -----
Net cash (used in)/provided by financing activities.........    (1.4)      11.6       (1.5)
                                                               -----      -----      -----
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS........   (11.6)      15.9        1.1
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    18.1        2.2        1.1
                                                               -----      -----      -----
CASH AND CASH EQUIVALENTS AT END OF YEAR....................     6.5       18.1        2.2
                                                               =====      =====      =====
Supplemental disclosure of cash flow information:
  Cash paid for:
  Taxes.....................................................     2.4        0.9        0.1
                                                               =====      =====      =====
  Interest..................................................     0.1        0.1        0.1
                                                               =====      =====      =====
Supplemental schedule of non cash investing activities:
  Issuance of stock for acquisition of minority interests...      --        2.3         --
                                                               =====      =====      =====

The accompanying notes to consolidated financial statements are an integral part of these statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANISATION

    On 12 November 1997, Healthworld Corporation acquired (the``Consolidation"), in exchange for shares of its Common Stock, all of the issued and outstanding common stock of each of (i) Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities (``GHB&M") and (ii) Milton Marketing Group Limited and its subsidiaries (``Milton"). Unless otherwise indicated, all references herein to the ``Company" give effect to the Consolidation and include GHB&M, Milton and each of Healthworld Corporation's other subsidiaries. The Consolidation was accounted for under the pooling of interests method of accounting. Accordingly, the Company's consolidated financial statements and notes thereto have been restated to include the results of GHB&M and Milton for all periods presented.

    In July 1998, the Company acquired 80 per cent. of the capital stock of HFT, a French holding company, which owns 100 per cent. of the capital stock of Torrent S.A., a French healthcare communications agency, which in turn owns 100 per cent. of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company (collectively, the ``HFT Group Companies"). In addition, in July 1998, the Company acquired all of the capital stock of Colwood House Medical Publications (UK) Limited (``Colwood"), a United Kingdom medical education company. In October 1998, the Company acquired all of the capital stock of CPA Espana, S.L. (``CPA Spain"), a healthcare communications agency located in Madrid, Spain. The acquisitions of the aforementioned companies (collectively, the ``1998 Acquisitions"), have been accounted for using the purchase method of accounting, whereby the excess initial purchase price over the fair value of net assets acquired has been recorded as goodwill (Note 6).

    Certain amounts in the financial statements for prior periods have been reclassified to conform to the current year presentation for comparative purposes.

NOTE 2. BUSINESS

    The Company is an international communications and contract sales marketing organization specializing in healthcare. The Company provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of strategic marketing services designed to accelerate acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, publishing, medical education, public relations, interactive multimedia, database marketing and marketing research services. The Company offers its clients global reach and expertise through its operations in the United States, the United Kingdom, France and Spain and through Healthworld B.V., a world-wide network of licensed independent marketing and communications agencies.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its majority and wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

RESTATEMENT

    As discussed in Note 1, the Company completed the Consolidation on 12 November 1997, which was accounted for under the pooling of interests method of accounting. Accordingly, the Company's consolidated financial statements and notes thereto have been restated to include the results of GHB&M and Milton for the years ended 31 December 1997 and 1996.

FISCAL YEAR CHANGE

    In December 1997, the Company changed the fiscal year end of Milton from 30 November to 31 December to eliminate the one month lag in reporting. The one month lag was eliminated during the fourth quarter of 1997 as an adjustment to retained earnings of $(35).

FOREIGN CURRENCY TRANSLATION

    All assets and liabilities of the Company's European subsidiaries are translated into United States Dollars. Assets and liabilities of Milton and Colwood are translated from British Pounds Sterling, those of the HFT Group Companies are translated from French Francs and those of CPA Spain are translated from Spanish Pesetas at year-end exchange rates. Income and expense items for the Company's European subsidiaries are translated at average exchange rates prevailing during each fiscal year. The resulting translation adjustments are recorded as a separate component of stockholders' equity.

REVENUE RECOGNITION

    Revenues and fees are derived from clients for creative concept development, production of advertising and promotional materials and the supply of long and short-term personnel for client marketing purposes. For services such as the production of advertising and promotion materials, fees are recognised when the production materials are completed. With respect to services such as consulting, publishing and public relations, the Company is either paid a monthly retainer or bills on an actual time incurred basis, which, in each case, the Company recognises as income each month to match its monthly payroll and operating costs. Revenues associated with contract sales services are recognised as such services are provided and payroll expenses are incurred.

    Accounts receivable includes fees recognised, project costs, and media and production costs incurred on behalf of clients, which are paid for by the Company and billed to clients. The Company records gross contract revenues for contract sales services. The related direct costs are included in salaries and related costs on the accompanying consolidated statements of income.

CONCENTRATION OF CREDIT RISK

    The Company provides services to a range of clients operating mostly in the healthcare, consumer products and utility industries. For the years ended 31 December 1997 and 1996, the Company had one client which constituted approximately 18.8 per cent. and 26.9 per cent. of total revenues, respectively, and for the year ended 31 December 1998, the Company had one client which accounted for approximately 14.1 per cent. of total revenues. The Company extends credit to all qualified clients, but does not believe that it is exposed to any undue concentration of credit risk to any significant degree. At 31 December 1998 and 1997, no single customer accounted for more than 10 per cent. of the Company's total trade receivables. The Company maintains reserves for potential credit losses, but has not experienced any material losses from individual clients or groups of clients.

CASH AND CASH EQUIVALENTS

    For purposes of the consolidated balance sheets and consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

UNBILLED PRODUCTION CHARGES

    Unbilled production charges consists principally of costs incurred in producing marketing communications for clients and field marketing personnel to be billed. Such amounts will be billed to clients at either a defined stage of the project or when production is complete.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost, net of accumulated depreciation and amortisation. Depreciation and amortisation are computed using both accelerated and straight-line methods over the following periods:

Buildings............................  30 years
Motor vehicles.......................  4-8 years
Furniture and equipment..............  4-14 years
Leasehold improvements...............  Lesser of lease term or useful life
Equipment held under capital           Lesser of lease term or useful life
  leases.............................

EQUIPMENT HELD UNDER CAPITAL LEASES

    Equipment held under capital leases is accounted for in accordance with Statement of Financial Accounting Standards (``SFAS") No. 13, ``Accounting for Leases", and is recorded in property and equipment. The present value of the related liability is included in capitalised lease obligations.

GOODWILL

    Goodwill represents the Company's excess purchase price over the fair value of net assets acquired and is being amortised on a straight-line basis. Amounts recognised to date have been amortised over 30 years from the original date of acquisition. Amortisation expense of goodwill for the years ended 31 December 1998, 1997 and 1996 amounted to $0.3 million, $0.1 million and $nil respectively.

ACCOUNTING FOR LONG-LIVED ASSETS

    During 1996, the Company adopted SFAS No. 121, ``Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement requires the Company to review long-lived assets, including certain intangibles and goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The provisions of SFAS No. 121 have had no impact on the financial statements for all periods presented.

ADVANCE BILLINGS

    Advance billings consists of progress billings for production jobs that are not completed, as well as accrued media placements that have been billed to clients.

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, ``Accounting for Income Taxes". This statement requires an asset and liability approach for measuring deferred taxes based on temporary differences between the financial statement and income tax bases of assets and liabilities existing at each balance sheet date using enacted rates for the years in which the taxes are expected to be paid or recovered.

    As a result of the Consolidation, the entities comprising GHB&M (other than Syberactive, Inc., which was already treated as a ``C" corporation) are no longer treated as ``S" corporations. Deferred tax assets and liabilities were established in the fourth quarter of 1997 due to the termination of

GHB&M's ``S"corporation status on 12 November 1997. This resulted in a credit to the provision for income taxes of $0.4 million for the year ended 31
December 1997 (Note 11).

STOCK-BASED COMPENSATION

    In 1997, the Company adopted the provisions of SFAS No. 123, ``Accounting for Stock-Based Compensation", by continuing to apply the provisions of Accounting Principles Board (``APB") Opinion No. 25, ``Accounting for Stock Issued to Employees", while providing the required pro forma disclosures as if the fair value method had been applied (Note 14).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company accounts for the fair value of its financial instruments in accordance with SFAS No. 107, ``Disclosures about Fair Value of Financial Instruments". The carrying value of all financial instruments reflected in the accompanying balance sheets approximates fair value at 31 December 1998 and 1997, respectively.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 ``Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after 15 June 1999 and will not require retroactive restatement of prior period financial statements. This statement requires the recognition of all derivative instruments as either assets or liabilities in the balance sheet measured at fair value. Derivative instruments will be recognised as gains or losses in the period of change. If certain conditions are met where the derivative instrument has been designated as a fair value hedge, the hedged item may also be marked to market through earnings thus creating an offset. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair valu e of the derivative instrument may be recorded in comprehensive income. The Company does not presently make use of derivative instruments.

NOTE 4. RESTRICTED CASH

    In connection with the Colwood acquisition, the Company deposited an amount equal to L1.0 million (approximately US$1.7 million) in an interest-bearing escrow account to be applied towards potential, future earn-out payments. For 1998 and 1997, in connection with the lease for office space, the Company was required to establish irrevocable standby letters of credit with face amounts of $0.2 million and $0.3 million, respectively. The Company set aside certificates of deposit in the amounts of $0.2 million and $0.3 million in 1998 and 1997, respectively, as collateral for such letters of credit.

NOTE 5. PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                                      AT 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Land........................................................     0.3         --         --
Buildings...................................................     0.4         --         --
Motor vehicles..............................................     0.6        0.3        0.3
Furniture and equipment.....................................     5.0        3.7        3.1
Leasehold improvements......................................     1.1        0.9        0.6
Equipment held under capital leases.........................     0.2        0.3        0.4
                                                                ----       ----       ----
                                                                 7.6        5.2        4.4
Less: accumulated depreciation and amortisation.............    (3.2)      (2.8)      (2.3)
                                                                ----       ----       ----
                                                                 4.4        2.4        2.1
                                                                ====       ====       ====

    Depreciation and amortization expense for the years ended 31 December 1998, 1997 and 1996 amounted to approximately $0.9 million, $0.8 million and $0.6 million, respectively.

NOTE 6. ACQUISITIONS OF BUSINESSES

MILTON CATER LIMITED (``MCL")

    MCL was formed in April 1996, and the Company acquired 51 per cent. of its equity in May 1996. The remaining 49 per cent. of MCL's equity was owned by a key employee and was purchased by the Company on 12 November 1997 for no consideration pursuant to a prior agreement between Milton and the minority stockholder.

MILTON MARKETING LIMITED (``MML")

    In April 1996, the Company acquired an additional 7.5 per cent. interest in MML for $0.2 million, which increased the Company's interest in MML to 92.5 per cent. The acquisition of the 7.5 per cent. interest was accounted for using the purchase method of accounting. The excess purchase price over the fair value of the minority share of net assets was $0.2 million and has been recorded as goodwill. As described above the remaining 7.5 per cent. interest was acquired on 12 November 1997.

PDM COMMUNICATIONS LIMITED (``PDM")

    In November 1996, the Company acquired a 75 per cent. interest in PDM for a cash purchase price of $32,000. The minority stockholder had a put option and the Company had a call option with respect to the remaining 25 per cent. of the shares not owned by the Company. This acquisition was accounted for using the purchase method of accounting and the purchase price was allocated to the assets purchased and the liabilities assumed based on their fair values at the date of acquisition. The excess purchase price over the fair value of the net assets acquired was $0.5 million and has been recorded as goodwill. On 12
November 1997 the Company exercised its call option as fully described above. The Company may be required under certain circumstances to remit to a prior PDM stockholder up to approximately $0.3 million no later than 31 July 1999.

MINORITY INTERESTS

    On 12 November 1997, the Company acquired the remaining minority interests in all Milton subsidiaries. In accordance with the terms of the acquisitions, the Company issued 259,000 shares of common stock in exchange for all minority shareholders' interest in their respective companies. These acquisitions were accounted for using the purchase method of accounting. The excess purchase price over the fair value of the minority interest share of the net assets acquired was $2.0 million and has been recorded as goodwill.

THE HFT GROUP COMPANIES

    In July 1998, the Company acquired 80 per cent. of the capital stock of HFT, a French holding company, which owns 100 per cent. of the capital stock of Torrent, a French healthcare communications agency, which in turn owns 100 per cent. of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company. The initial cash purchase price paid by the Company was approximately 20.3 million French Francs (approximately $3.4 million) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place on or prior to 15 April 2000 and 15 April 2002 based upon (i) a multiple of operating income of the HFT Group Companies, and (ii) the seller's option to sell and the Company's option to purchase the remaining 20 per cent. of the capital stock of HFT, will not exceed 48 million French Francs (approximately $8.1 million). The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, 1.6 million French Francs (approximately $0.3 million), after removing minority interests, was recorded as goodwill. Total goodwill recorded on the purchase was approximately $3.1 million.

COLWOOD

    In July 1998, the Company acquired all of the capital stock of Colwood, a United Kingdom medical education company. The initial cash purchase price paid by the Company was L4.5 million (approximately $7.5 million) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place in April 2000 and August 2001 based upon Colwood achieving certain targeted operating profits, are not to exceed approximately L8.0 million (approximately $13.3 million). Pursuant to the acquisition agreement, the Company deposited an amount equal to L1.0 million (approximately $1.7 million) in an interest-bearing escrow account to be applied towards the potential, future earn-out payments, and may potentially be required to deposit into such escrow account additional amounts, based on net operating profits, to be applied towards such payments. The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, L0.9 million (approximately $1.5 million), was recorded as goodwill. Total goodwill recorded on the purchase was L3.6 million (approximately $6.0 million).

CPA SPAIN

    In October 1998, the Company acquired all of the capital stock of CPA Spain, a healthcare communications agency located in Madrid, Spain. The initial cash purchase price paid by the Company was approximately 261 million Spanish Pesetas (approximately US$1.9 million) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential, future earn-out payments to take place in April 2000 and April 2003 based upon CPA Spain achieving certain targeted operating profits, are not to exceed approximately 710.0 million Spanish Pesetas (approximately US$5.1 million). The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of the net assets acquired, 24.9 million Spanish Pesetas (approximately US$0.2 million), was recorded as goodwill. Total goodwill recorded on the purchase was $1.7 million.

    The results of operations of these acquisitions are included in the consolidated financial statements from the respective dates of acquisition.

    Summarised below are the unaudited pro forma results of operations for the years ended 31 December 1998, 1997 and 1996 of the Company as though the acquisitions of MCL, MML, PDM and the remaining minority interests in certain of Milton's subsidiaries had occurred at the beginning of 1996, and the acquisitions of the HFT Group Companies, Colwood and CPA Spain had occurred at the beginning of 1997. Adjustments have been made for income taxes, amortisation of goodwill, interest income and minority interests in net earnings of subsidiaries related to these transactions.

                                                           YEAR ENDED 31 DECEMBER
                                                       ------------------------------
                                                         1998       1997       1996
                                                       --------   --------   --------
                                                          $M         $M         $M
Pro Forma:
Revenues.............................................     68.7       44.1      24.6
Net income...........................................      4.3        2.7       1.5
                                                        ======     ======     =====
Basic net income per common share....................   $ 0.58     $ 0.53     $0.31
                                                        ------     ------     -----
Diluted net income per common share..................   $ 0.56     $ 0.53     $0.31
                                                        ------     ------     -----

    These pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been made at the beginning of 1998, 1997 or 1996 or of results which may occur in the future.

NOTE 7. BANK LOANS AND OVERDRAFTS

    The Company had the following loans and overdraft facilities outstanding

                                                                      AT 31 DECEMBER
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Term loan (a)...............................................     0.2        0.3        0.5
Term note/loan (b)..........................................      --        0.1        0.2
Overdraft facility (c)......................................      --        0.6        0.4
4 per cent. loan notes (d)..................................      --        0.5        0.5
Line of credit (e)..........................................      --         --        0.4
                                                                ----       ----       ----
                                                                 0.2        1.5        2.0
Less: current portion.......................................    (0.1)      (1.3)      (1.0)
                                                                ----       ----       ----
                                                                 0.1        0.2        1.0
                                                                ====       ====       ====

------------------------

(a) During November 1995, a bank provided a Term Loan of $0.6 million to the Company which bears interest at the UK base rate (6.25 per cent. as of 31 December 1998) plus 2 per cent. per annum and is payable in instalments of $0.1 million every May and November with the final instalment due in November 2000. The Term Loan requires the Company to maintain certain financial covenants. As of 31 December 1998, the Company was in compliance with all of the provisions of the Term Loan.

(b) During February 1996, a bank provided a Term Loan of $0.3 million to finance the construction of additional office space in the United States. This Term Loan bears interest at 7.75 per cent. per annum and is payable in 36 monthly instalments commencing March 1996.

(c) The Company has in place an overdraft facility with a bank, which bears interest at the UK base rate plus 1.75 per cent. per annum. As of 31 December 1998 and 1997 the outstanding balance was approximately $nil and $0.6 million, respectively, while the overdraft facility limits were approximately $1.2 million and, $0.8 million respectively.

(d) In connection with the Milton Headcount Limited acquisition, the Company issued a $0.5 million, 4 per cent. unsecured note, which was paid in full in July 1998.

(e) In January 1996, Chase Manhattan Bank, N.A. approved a $3.5 million Line of Credit. As of 31 December 1997 and 1996. $mil and $0.4 million were outstanding, respectively. Borrowing under the Line of Credit are limited to 80 percent of eligible trade receivables, as defined in the agreement. The Line of Credit, which matured on 31 July 1997, was renewed in October 1997, bears interest at prime (8.5 per cent, as of 31 December 1997) plus 1 per cent. per annum and matures on 30 June 1998. All loans under the Line of Credit are (i) secured by a first priority security interest in GHB&M's personal property, and (ii) guaranteed by certain officers of the Company. The Line of Credit requires the Company to maintain certain financial ratios. As of 31 December 1997, the Company was in compliance with all of the provisions of the Line of Credit.

    At 31 December 1998, maturities of debt were as follows:

                                  $M
                               --------
1999.........................    0.1
2000.........................    0.1
                                 ---
                                 0.2
                                 ===

    The Company has several credit facilities with various financial institutions. At 31 December 1998 and 1997, there was $nil and, $0.6 million respectively, outstanding under the collective Company facilities.

NOTE 8. CAPITALISED LEASE OBLIGATIONS

    The Company has entered into capital leases for computer equipment and motor vehicles. The lease payments are payable monthly on a straight-line basis. The assets relating to the leases are capitalised and amortised over a period approximating the lease period.

    Minimum future lease payments under capital leases as of 31 December 1998 were:

                                                                 $M
                                                              --------
1999........................................................    0.1
                                                                ---
Total minimum lease payments................................    0.1
Less: amounts representing interest.........................     --
                                                                ---
Present value of minimum lease payments.....................    0.1
                                                                ===

    Interest rates on capitalised leases vary from 11 per cent. to 15 per cent. and are imputed based on the lessor's implicit rate of return.

NOTE 9. ACCRUED EXPENSES

    Major components of accrued expenses included:

                                                                      AT 31 DECEMBER
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Salaries and related costs..................................    2.4        2.9        0.7
Value added tax.............................................    2.0        1.4        0.3
Income taxes................................................    1.3        0.9        0.6
Other.......................................................    1.7        0.6        0.5
Offering costs..............................................     --        0.3         --
Acquisition costs...........................................    0.3         --         --
                                                                ---        ---        ---
                                                                7.7        6.1        2.1
                                                                ===        ===        ===

NOTE 10. COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, ``Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

    Other comprehensive income, which consisted of foreign currency translation adjustments, was immaterial for the years ended 31 December 1998, 1997 and 1996. No provision for income taxes has been made with respect to foreign currency translation adjustments because all earnings of foreign subsidiaries are expected to be permanently reinvested outside the United States.

NOTE 11. INCOME TAXES

    Income taxes have been provided for using the liability method in accordance with SFAS No. 109, ``Accounting for Income Taxes". The provision for income taxes is recorded at an effective rate of 40.0 per cent. and 14.6 per cent. for the fiscal years ended 31 December 1998 and 1997, respectively. Prior to the Consolidation in 1997, certain of the entities comprising GHB&M were treated as ``S" corporations and were not subject to Federal corporate income taxes.

    The provision for income taxes comprised:

                                                                      AT 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Current:
  Federal...................................................    1.4         0.3        --
  State and local...........................................    0.5         0.7       0.1
  Foreign...................................................    0.9         0.3       0.3
                                                                ---        ----       ---
                                                                2.8         1.3       0.4
Deferred:
  Federal...................................................    0.1          --        --
  State and local...........................................    0.1        (0.2)      0.1
                                                                ---        ----       ---
                                                                0.2        (0.2)      0.1
Deferred taxes resulting from Subchapter ``S" corporation
  termination...............................................     --        (0.4)       --
                                                                ---        ----       ---
                                                                3.0         0.7       0.5
                                                                ===        ====       ===

    Reconciliation of the statutory Federal income tax rate to the Company's effective tax rate were as follows:

                                                                  31 DECEMBER
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                 %          %
US Federal statutory rate...................................    34.0       34.0
State and local taxes, net of Federal benefit...............     4.5        6.1
Tax effect resulting from foreign operations................     1.0        0.6
Income from ``S" corporation period taxable to
  shareholders..............................................      --      (21.3)
Deferred taxes resulting from subchapter ``S" corporation
  termination...............................................      --       (8.2)
Non-deductible foreign tax losses...........................      --        1.8
Non-deductible goodwill amortisation........................     1.2        0.5
Other.......................................................    (0.7)       1.1
                                                                ----      -----
Effective income tax rate...................................    40.0       14.6
                                                                ====      =====

    Significant components of deferred tax assets were as follows:

                                                                   DECEMBER
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                 %          %
Current deferred tax assets and liabilities:
  Accounts receivable.......................................      --        0.1
                                                               -----      -----
                                                                  --        0.1
Non-current deferred tax assets:
  Deferred rent.............................................     0.2        0.3
                                                               -----      -----
Total deferred tax asset....................................     0.2        0.4
                                                               =====      =====

    No provision for US income taxes was made for $2.9 million of cumulative unremitted earnings of foreign subsidiaries at 31 December 1998 because those earnings were expected to be permanently reinvested outside the United States.

NOTE 12. NET INCOME PER COMMON SHARE

    In accordance with SFAS No. 128, ``Earnings Per Share", basic earnings per common share amounts were computed by dividing net earnings by the weighted average number of common shares outstanding, excluding any potential dilution. Diluted earnings per common share amounts were computed by reflecting potential dilution from the exercise of stock options.

    The following chart provides a reconciliation of information used in calculating the per share amounts:

                                                                      YEAR ENDED 31
                                                                         DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Net income..................................................     4.4        4.0        2.6
Pro forma provision for income taxes........................      --       (1.3)      (0.8)
                                                                ----      -----      -----
Pro forma net income........................................     4.4        2.7        1.8
                                                                ====      =====      =====
Basic common shares outstanding.............................     7.4        5.0        4.7

Effect of dilutive securities:
  Stock options.............................................     0.2         --         --
                                                                ----      -----      -----
Diluted shares outstanding..................................     7.6        5.0        4.7
                                                                ====      =====      =====
Basic net income per common share...........................    0.60       0.54       0.37
                                                                ----      -----      -----
Diluted net income per common share.........................    0.58       0.54       0.37
                                                                ====      =====      =====

NOTE 13. PRO FORMA NET INCOME

    Pro forma net income for the twelve month periods ended 31 December 1997 and 1996 includes the pro forma effect of a ``C" corporation income tax provision as if each of the companies comprising GHB&M (other than Syberactive, Inc., which was already treated as a ``C" corporation) were treated as ``C"corporations for the entire period.

NOTE 14.\ STOCK BASED COMPENSATION PLANS

    On 13 October 1997, the Board of Directors adopted the 1997 Stock Option Plan (the ``1997 Plan"). The 1997 Plan authorised the granting of stock options to purchase up to an aggregate of 710,000 shares of the Company's common stock. On 10 June 1998, the Board of Directors adopted an amendment to the 1997 Plan to increase by 700,000 the aggregate number of shares of the Company's common stock available under the 1997 Plan, which amendment was approved by the Company's stockholders on 10 June 1998. The awards can take the form of Incentive Stock Options (``ISOs") and Non-qualified Stock Options (``NQSOs"). Awards may be granted to key employees, directors and consultants. ISOs and NQSOs are granted in terms not to exceed ten years and become exercisable as set forth when the award is granted. Options may be exercised in whole or in part.

    The exercise price of the ISOs and NQSOs is the market price of the Company's common stock on the date of grant. Any plan participant who is granted ISOs and possesses more than 10 per cent. of the voting rights of the Company's outstanding common stock must be granted options at an option price of at least 110 per cent. of fair market value on the date of grant and the option must be exercised within five years from the date of grant. Under the 1997 Plan, ISOs and NQSOs have been granted to key employees and directors for terms of up to ten years, at exercise prices ranging from $9.00 to $16.50 and are exercisable in whole or in part at the stated times from the date of grant up to three years from the date of grant.

    The following is a summary of stock option activity granted under the 1997 Plan and related information for the years ended 31 December 1998 and 1997:

                                                                                             WEIGHTED
                                                                                             AVERAGE
                                                                                             EXERCISE
                                                                       NON-                   PRICE
                                                         QUALIFIED   QUALIFIED     TOTAL        $
                                                         ---------   ---------   ---------   --------
                                                                       (ACTUAL AMOUNTS)
Balance at 31 December 1996............................        --          --           --        --
Granted................................................   361,250     179,500      540,750      9.09
Exercised..............................................        --          --           --        --
Forfeited..............................................    (1,250)         --       (1,250)     9.00
                                                          -------     -------    ---------    ------
Balance at 31 December 1997............................   360,000     179,500      539,500      9.07
Granted................................................   177,151     349,849      527,000     13.38
Exercised..............................................      (167)         --         (167)    11.13
Forfeited..............................................   (17,649)    (16,500)     (34,149)    10.90
                                                          -------     -------    ---------    ------
Balance at 31 December 1998............................   519,335     512,849    1,032,184    $11.20
                                                          =======     =======    =========    ======

    The Company accounts for awards granted to employees and directors under APB No. 25, under which no compensation cost has been recognised for stock options granted. Had compensation cost for these stock options been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                                                        1998       1997
                                                                                      --------   --------
                                                                                         $M         $M
                                                                                      --------   --------
Net income:             As reported.................................................     4.4        2.7
                        Pro Forma...................................................     3.3        2.6
Basic EPS:              As reported.................................................    0.60       0.54
                        Pro Forma...................................................    0.44       0.51
Diluted EPS:            As reported.................................................    0.58       0.54
                        Pro Forma...................................................    0.43       0.51

    The fair value of each option is estimated on the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions:

                                                                1998       1997
                                                              --------   --------
Expected life (years).......................................     4.5        4.4
Remaining contractual life (years)..........................    8.34       8.78
Risk free interest rate.....................................    5.75%      5.79%
Volatility..................................................      60%        43%
Dividend yield..............................................       0%         0%

    The weighted average fair value of options granted at fair value (market price) and at an exercise price above the fair market price was $7.09 and $7.72, respectively, in 1998, and $3.88 and $3.77, respectively, in 1997. The weighted average exercise price of options granted at fair value (market price) and those granted at exercise prices above fair market price was $13.32 and $16.50, respectively, in 1998, and $9.01 and $9.90, respectively, in 1997.

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts as the Company anticipates additional awards in future years.

NOTE 15. SEGMENT AND GEOGRAPHIC INFORMATION

    The Company has adopted SFAS No. 131, ``Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The accounting policies of the operating segments are the same as those described in the Summary of Significant Accounting Policies.

    The Company is organised based on the services that it offers. Under this organizational structure, the Company operates in two principal operating segments: communications and contract sales. The Company's communications operations provides integrated services to clients which includes advertising and promotion, consulting, medical education, public relations, publishing, database marketing, interactive media and marketing research services. The Company's contract sales operations involve forming dedicated sales teams to provide clients with substantial flexibility in selecting the extent and costs of promoting products as well as the clients' level of involvement in managing the sales effort.

    Segmental information is as follows:

                                                                        YEAR ENDED
                                                                       31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Revenues:
Communications..............................................    30.2       22.0       17.6
Contract Sales..............................................    33.5       13.3        6.6
                                                                ----       ----       ----
                                                                63.7       35.3       24.2

Income from operations:
Communications..............................................     6.0        3.5        2.5
Contract Sales..............................................     0.8        1.3        0.8
                                                                ----       ----       ----
                                                                 6.8        4.8        3.3

Interest income/(expense)...................................     0.6        0.1       (0.1)
                                                                ----       ----       ----
Income before taxes.........................................     7.4        4.9        3.2
                                                                ====       ====       ====

                                                                      AT 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Total assets:
Communications..............................................    40.7       34.2       17.2
Contract Sales..............................................    10.2        7.6        3.3
                                                                ----       ----       ----
                                                                50.9       41.8       20.5

Expenditure for additions to fixed assets:
Communications..............................................     0.6        0.9        0.5
Contract Sales..............................................     0.4        0.2        0.2
                                                                ----       ----       ----
                                                                 1.0        1.1        0.7
                                                                ====       ====       ====

    One customer in the communications segment represented $9.0 million, or 14.1 per cent., of the Company's consolidated revenues for the year ended 31
December 1998, and one customer in the
contract sales segment was responsible for $6.6 million, or 18.8 per cent. of the Company's consolidated revenues for the year ended 31 December 1997.

    Geographic information is as follows:

                                                                      YEAR ENDED 31
                                                                         DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Revenues:
  Domestic..................................................    23.2       18.2       14.3
  Foreign...................................................    40.5       17.1        9.9
                                                                ----       ----       ----
                                                                63.7       35.3       24.2

Income from operations:
  Domestic..................................................     4.2        3.7        2.2
  Foreign...................................................     2.6        1.1        1.1
                                                                ----       ----       ----
                                                                 6.8        4.8        3.3
                                                                ====       ====       ====

                                                                      AT 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Identifiable assets:
  Domestic..................................................    20.0       31.4       14.0
  Foreign...................................................    30.9       10.4        6.5
                                                                ----       ----       ----
                                                                50.9       41.8       20.5
                                                                ====       ====       ====

NOTE 16. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company has entered into various leases for property. All leases are payable in monthly or quarterly installments, and are accounted for on a straight-line basis over the term of the lease.

    The following is a schedule of the minimum annual lease payments due:

                                                              $M
                                                              ---
1999........................................................  1.3
2000........................................................  1.3
2001........................................................  1.3
2002........................................................  1.3
2003........................................................  1.1
Thereafter..................................................  6.2

    Total rent expense incurred for the years ended December 1998, 1997 and 1996 was approximately $1.4 million, $1.2 million and $1.0 million, respectively.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements (the ``Agreements") with certain key employees. The agreements contain provisions for base salary and incentives dependent upon certain performance measures, and are subject to termination by either party. The aggregate annual minimum base compensation required by the Agreements is approximately $2.7 million.

DEFINED CONTRIBUTION PLANS

    The Company has a defined contribution plan (the ``Contribution Plan") that is intended to qualify under Section 401(k) of the Internal Revenue Code (``IRC"). All domestic employees, except those who have not attained the age of 21, are eligible to participate in the Contribution Plan. Participants may contribute, through payroll deductions, up to 15 per cent. of their base compensation, not to exceed IRC limitations. The Company matches up to 4 per cent. of salary for participating employees. For the years ended 31 December 1998, 1997 and 1996 the Company contributed $0.2 million, $0.2 million and $0.1 million, respectively.

    The Company makes non-contractual payments into the personal pension plans of various European senior managers. For the years ended 31 December 1998, 1997 and 1996, the Company contributed $0.1 million, $0.1 million and $nil, respectively.

LITIGATION

    In the normal course of business, the Company is a party to various claims and/or litigation. Management believes that the settlement of all such claims and/or litigation, considered in the aggregate will not have a material adverse effect on the Company's financial position and results of operations.

3  RECONCILIATION OF US GAAP TO UK GAAP FINANCIAL INFORMATION

    The following unaudited statements summarise the material adjustments, net of their tax effect, which reconcile Healthworld's net profit, shareholders' funds and net assets from that reported under US GAAP to those which would have been reported had current UK GAAP as adopted by CCE been applied.

(1)  RECONCILIATION OF PROFIT ATTRIBUTABLE TO ORDINARY SHAREHOLDERS

                                         YEAR ENDED 31                    YEAR ENDED 31                    YEAR ENDED 31
                                         DECEMBER 1998                    DECEMBER 1997                    DECEMBER 1996
                                 ------------------------------   ------------------------------   ------------------------------
                                               UK                               UK                               UK
                                              GAAP                             GAAP                             GAAP
                                            ADJUST-                          ADJUST-                          ADJUST-
                                    US        MENT        UK         US        MENT        UK         US        MENT        UK
                                   GAAP      NOTE 1      GAAP       GAAP      NOTE 1      GAAP       GAAP      NOTE 1      GAAP
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                    $M         $M         $M         $M         $M         $M         $M         $M         $M
Revenues.......................    63.7         --       63.7       35.3         --       35.2       24.2         --       24.2
Net operating expenses.........   (56.9)      (0.5)     (57.4)     (30.5)      (0.5)     (30.9)     (20.9)      (0.6)     (21.5)
                                  -----       ----      -----      -----       ----      -----      -----       ----      -----
Operating profit...............     6.8       (0.5)       6.3        4.8       (0.5)       4.3        3.3       (0.6)       2.7
Net interest payable and
  similar items................     0.6         --        0.6        0.1         --        0.1       (0.1)        --       (0.1)
                                  -----       ----      -----      -----       ----      -----      -----       ----      -----
Profit on ordinary activities
  before tax...................     7.4       (0.5)       6.9        4.9       (0.5)       4.4        3.2       (0.6)       2.6
Tax on ordinary activities.....    (3.0)        --       (3.0)      (0.7)        --       (0.7)      (0.5)        --       (0.5)
                                  -----       ----      -----      -----       ----      -----      -----       ----      -----
Profit on ordinary activities
  after tax....................     4.4       (0.5)       3.9        4.2       (0.5)       3.7        2.7       (0.6)       2.1
Equity minority interests......     0.0         --        0.0       (0.2)        --       (0.2)      (0.1)        --       (0.1)
                                  -----       ----      -----      -----       ----      -----      -----       ----      -----

Profit attributable to ordinary
  shareholders.................     4.4       (0.5)       3.9        4.0       (0.5)       3.5        2.6       (0.6)       2.0
                                  =====       ====      =====      =====       ====      =====      =====       ====      =====
Net profit per Ordinary
  Share--basic (actual
  amounts).....................      --         --       0.53         --         --       0.70         --         --       0.43
Average number of Ordinary
  Shares (in millions).........      --         --        7.4         --         --        5.0         --         --        4.7
Net profit per Ordinary
  Share--diluted (actual
  amounts).....................      --         --       0.51         --         --       0.70         --         --       0.43
Average number of Ordinary
  Shares--diluted (in
  millions)....................      --         --        7.6         --         --        5.0         --         --        4.7

NOTE 1

    A material adjustment to restate the profit of Healthworld under UK GAAP has been made in respect of the amortisation of goodwill and other intangibles.

(2)  RECONCILIATION OF SHAREHOLDERS' EQUITY

                                                                      AT 31 DECEMBER
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                 $M         $M         $M
Equity stockholders' equity in conformity with US GAAP......    29.2       24.8        6.4
UK GAAP ADJUSTMENTS:
Goodwill and US purchase accounting in respect of
  acquisitions..............................................    (4.2)      (3.7)      (1.8)
                                                                ----       ----       ----
EQUITY SHAREHOLDERS' EQUITY IN CONFORMITY WITH UK GAAP......    25.0       21.1        6.6
                                                                ====       ====       ====

(3)  RECONCILIATION OF NET ASSETS AT 31 DECEMBER 1998

                                                                  HEALTHWORLD     UK GAAP     HEALTHWORLD
                                                         NOTE       US GAAP     ADJUSTMENTS     UK GAAP
                                                       --------   -----------   -----------   -----------
                                                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                                      $M            $M            $M
FIXED ASSETS
Goodwill.............................................    b, c         14.3           1.9          16.2
Tangible assets......................................                  4.4            --           4.4
Investments..........................................       a          2.2           3.1           5.3
                                                                     -----          ----         -----
                                                                      20.9           5.0          25.9

CURRENT ASSETS
Work in progress.....................................                  3.2            --           3.2
Debtors--DUE WITHIN ONE YEAR.........................                 20.3            --          20.3
Debtors--DUE AFTER ONE YEAR..........................                   --            --            --
Investments..........................................                   --            --            --
Cash at bank and in hand.............................                  6.5            --           6.5
                                                                     -----          ----         -----
                                                                      30.0            --          30.0
Creditors--AMOUNTS FALLING DUE WITHIN ONE YEAR.......    a, c        (20.5)         (5.7)        (26.2)
NET CURRENT ASSETS...................................                  9.5          (5.7)          3.8
TOTAL ASSETS LESS CURRENT LIABILITIES................                 30.4          (0.7)         29.7
Creditors--AMOUNTS FALLING DUE AFTER MORE THAN ONE
  YEAR...............................................       c         (1.2)         (3.5)         (4.7)
Provision for joint venture deficit..................                   --            --            --
Provisions for liabilities and charges...............                   --            --            --
                                                                     -----          ----         -----
NET ASSETS/(LIABILITIES).............................                 29.2          (4.2)         25.0
                                                                     =====          ====         =====

    Material adjustments necessary to restate the net assets of Healthworld under UK GAAP have been made in respect of the following items:

(a) The grossing up of notes payable ($3.1 million) which are netted off against the corresponding asset on the balance sheet under US GAAP.

(b) The elimination of goodwill ($4.2 million) arising from business acquisitions prior to 1998 directly against equity, as allowed under UK GAAP. Under US GAAP, goodwill arising from business acquisitions is capitalised and amortised over the estimated useful life.

(c) Accounting for the deferred consideration (earn outs) on acquisitions ($6.1 million) post 1997, grossing up goodwill and recording the earn out payable, as required under UK GAAP. Under US GAAP, the deferred consideration is only accounted for at the point that it becomes payable.

(4)  RECONCILIATION OF PROFIT ATTRIBUTABLE TO ORDINARY SHAREHOLDERS

                                                                    NINE MONTHS ENDED
                                                                    30 SEPTEMBER 1999
                                                              ------------------------------
                                                                         UK GAAP
                                                                         ADJUST-
                                                                          MENTS
                                                              US GAAP     NOTE 1    UK GAAP
                                                              --------   --------   --------
                                                                 $M         $M         $M
Revenues....................................................    54.8         --       54.8
Net operating expenses......................................   (48.6)       0.4      (48.2)
                                                               -----       ----      -----
Operating profit............................................     6.2        0.4        6.6
Net interest payable and similar items......................     0.5         --        0.5
                                                               -----       ----      -----
Profit on ordinary activities before tax....................     6.7        0.4        7.1
Tax on ordinary activities..................................    (2.9)        --       (2.9)
                                                               -----       ----      -----
Profit on ordinary activities after tax.....................     3.8        0.4        4.2
Equity minority interests...................................     0.0         --        0.0
                                                               -----       ----      -----
Profit attributable to ordinary shareholders................     3.8        0.4        4.2
Net profit per Ordinary Share--basic (actual amounts).......      --         --       0.56
Average number of Ordinary Shares (in thousands)............      --         --      7,568
Net profit per Ordinary Share--diluted (actual amounts).....      --         --       0.54
Average number of Ordinary Shares--diluted (in thousands)...      --         --      7,729

                                                                    NINE MONTHS ENDED
                                                                    30 SEPTEMBER 1999
                                                              ------------------------------
                                                                         UK GAAP
                                                                         ADJUST-
                                                                          MENTS
                                                              US GAAP     NOTE 1    UK GAAP
                                                              --------   --------   --------
                                                                 L          L          L
Revenues....................................................    34.0        --        34.0
Net operating expenses......................................   (30.1)      0.2       (29.9)
                                                               -----       ---       -----
Operating profit............................................     3.8       0.2         4.1
Net interest payable and similar items......................     0.3        --         0.3
                                                               -----       ---       -----
Profit on ordinary activities before tax....................     4.2       0.2         4.4
Tax on ordinary activities..................................    (1.8)       --        (1.8)
                                                               -----       ---       -----
Profit on ordinary activities after tax.....................     2.4       0.2         2.6
Equity minority interests...................................     0.0        --         0.0
                                                               -----       ---       -----
Profit attributable to ordinary shareholders................     2.4       0.2         2.6
Net profit per Ordinary Share--basic (actual amounts).......      --        --       34.5p
Average number of Ordinary Shares (in thousands)............      --        --       7,568
Net profit per Ordinary Share--diluted (actual amounts).....      --        --       33.8p
Average number of Ordinary Shares--diluted (in thousands)...      --        --       7,729

    Period to date average dollar exchange rate of $1:L0.62.

    NOTE 1

    A material adjustment to restate the profit of Healthworld has been made in respect of the amortisation of goodwill and other intangibles.

(5) RECONCILIATION OF SHAREHOLDERS' EQUITY

                                                                      AT 30
                                                                    SEPTEMBER
                                                              ----------------------
                                                                1999          1999
                                                              --------      --------
                                                                 LM            $M
Equity stockholders' equity in conformity with US GAAP......    25.1          41.3
UK GAAP ADJUSTMENTS:
Goodwill and US purchase accounting in respect of
  acquisitions..............................................    (2.3)         (3.7)
                                                                ----          ----
Equity shareholders' equity in conformity with UK GAAP......    22.8          37.6
                                                                ====          ====
Period end dollar exchange rate of $1:L0.61.

(6) RECONCILIATION OF NET ASSETS AT 30 SEPTEMBER 1999

                                                                 HEALTHWORLD     UK GAAP     HEALTHWORLD
                                                        NOTE       US GAAP     ADJUSTMENTS     UK GAAP
                                                      --------   -----------   -----------   -----------
                                                                     $M            $M            $M
                                                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
FIXED ASSETS
Goodwill............................................    b, c         30.4          22.4          52.8
Tangible assets.....................................                  5.1            --           5.1
Investments.........................................       a          2.7           3.1           5.8
                                                                    -----         -----         -----
                                                                     38.2          25.5          63.7
CURRENT ASSETS
Work in progress....................................                  2.7            --           2.7
Debtors -- DUE WITHIN ONE YEAR......................                 31.7            --          31.7
Debtors -- DUE AFTER ONE YEAR.......................                   --            --            --
Investments.........................................                   --            --            --
Cash at bank and in hand............................                  6.9            --           6.9
                                                                    -----         -----         -----
                                                                     41.3            --          41.3
Creditors -- AMOUNTS FALLING DUE WITHIN ONE YEAR....    a, c        (37.0)        (15.9)        (52.9)
                                                                    -----         -----         -----
NET CURRENT ASSETS..................................                  4.3         (15.9)         11.6
                                                                    -----         -----         -----
TOTAL ASSETS LESS CURRENT LIABILITIES...............                 42.5           9.6          52.1
Creditors -- AMOUNTS FALLING DUE AFTER MORE THAN ONE
  YEAR..............................................       c         (1.2)        (13.3)        (14.5)
Provision for joint venture deficit.................                   --            --            --
Provisions for liabilities and charges..............                   --            --            --
                                                                    -----         -----         -----
NET ASSETS/(LIABILITIES)............................                 41.3          (3.7)         37.6
                                                                    =====         =====         =====

    Material adjustments necessary to restate the net assets of Healthworld under UK GAAP have been made in respect of the following items:

(a) The grossing up of notes payable ($3.1 million) which are netted off against the corresponding asset on the balance sheet under US GAAP.

(b) The elimination of goodwill ($3.7 million) arising from business acquisitions prior to 1998 directly against equity, as allowed under UK GAAP. Under US GAAP, goodwill arising from business acquisitions is capitalised and amortised over the estimated useful life.

(c) Accounting for the deferred consideration (earn outs) on acquisitions
    ($26.1 million) post 1997, grossing up goodwill and recording the earn out payable, as required under UK GAAP. Under USGAAP, the deferred consideration is only accounted for at the point that it becomes payable.

REPORT BY KPMG AUDIT PLC ON THE RECONCILIATION TO UK GAAP

                                     [LOGO]

The Directors
Cordiant Communications Group plc
121-141 Westbourne Terrace
London W2 6JR

Warburg Dillon Read
A Division of UBS AG
2 Finsbury Avenue
London EC2M 2PP

                                                                 4 February 2000

Dear Sirs

CORDIANT COMMUNICATIONS GROUP PLC

    We refer to the reconciliation set out in Section 3 of Part III of the Listing Particulars dated 4 February 2000 which would be required to the consolidated profit and loss account for each of the three years ended
31 December 1998, to the consolidated shareholders' funds at the end of each of those years, and to consolidated net assets as at 31 December 1998 reported in the audited financial statements and to the consolidated profit and loss account for the nine months ended 30 September 1999, to consolidated shareholders' funds at the end of that period and to the consolidated net assets as at 30 September 1999 reported in the unaudited quarterly report of Healthworld Corporation, prepared under United States Generally Accepted Accounting Principles, to restate the information in accordance with the accounting policies of Cordiant Communications Group plc and UK GAAP (the "reconciliation").

RESPONSIBILITIES

    It is the responsibility solely of the Directors of Cordiant Communications Group plc to prepare the UK GAAP restatements in accordance with paragraph 12.11 of the Listing Rules. It is our responsibility to form an opinion, as required by the Listing Rules of the London Stock Exchange, on the UK GAAP restatement and to report our opinion to you.

    The reconciliation is based on the audited financial statements of Healthworld Corporation for the three years ended 31 December 1998 which were audited by Arthur Andersen LLP and on the unaudited quarterly report of Healthworld Corporation for the nine months ended 30 September 1999. We express no opinion on these financial statements.

BASIS OF OPINION

    We have reviewed the calculations and basis of preparation for the reconciliation. We have conducted our work in accordance with Statements of Investment Circular Reporting Standards issued by the Auditing Practices Board.

    Our work has not been carried out in accordance with auditing standards generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards.

OPINION

    In our opinion the reconciliation has been properly compiled on the basis set out therein. Further, in our opinion the adjustments are appropriate for the purpose of presenting the financial information of Healthworld in accordance with UK GAAP on a basis consistent in all material respects with the accounting policies of Cordiant Communications Group plc.

Yours faithfully
KPMG Audit Plc

4  HEALTHWORLD GROUP RESULTS FOR THE NINE MONTHS ENDED 30 SEPTEMBER 1999

    The financial information for the nine months ended 30 September 1999 and 1998 relating to Healthworld has been extracted without material adjustment from the unaudited quarterly reports filed on Form 10-Q with the SEC for each of the two periods ended 30 September 1999 and 30 September 1998. Copies of the quarterly report on Form 10-Q for each of the two periods ended 30 September 1999 were filed with the SEC on 15 November 1999.

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    The following is a summary of unaudited quarterly financial information for the years ended 1997 and 1998:

                                                                    YEAR ENDED 31 DECEMBER 1997
                                                             -----------------------------------------
                                                              FIRST      SECOND     THIRD      FOURTH
                                                             QUARTER    QUARTER    QUARTER    QUARTER
                                                             --------   --------   --------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................................................    6,278      7,473      9,435     12,106
Income from operations.....................................      216        899      1,723      1,992
Net income.................................................      191        762      1,374      1,678
Pro forma information(1):
  Pro forma net income.....................................      105        491        914      1,191
  Pro forma basic earnings per share(2)....................   $ 0.02     $ 0.10     $ 0.19    $  0.20
  Pro forma diluted earnings per share(2)..................   $ 0.02     $ 0.10     $ 0.19    $  0.20

                                                                 YEAR ENDED 31 DECEMBER 1998
                                                          -----------------------------------------
                                                           FIRST      SECOND     THIRD      FOURTH
                                                          QUARTER    QUARTER    QUARTER    QUARTER
                                                          --------   --------   --------   --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................................................   13,988     14,877     16,919     17,893
Income from operations..................................      324      1,731      2,511      2,236
Net income..............................................      304      1,131      1,494      1,497
Basic earnings per share(2).............................  $  0.04    $  0.15    $  0.20    $  0.20
Diluted earnings per share(2)...........................  $  0.04    $  0.15    $  0.20    $  0.20

------------------------

(1) Gives pro forma effect to corporation taxation for GHB&M.

(2) The sum of the quarters does not equal the full year per share amounts included in the accompanying statement of income due to the effect of the weighted average number of shares outstanding during the fiscal year as compared to the quarters.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  30 SEPTEMBER
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
ASSETS
Current Assets:
  Cash and cash equivalents.................................   $ 6,602     $ 6,851
  Accounts receivable, net..................................    17,405      30,298
  Unbilled production charges...............................     3,110       2,738
  Other current assets......................................     1,680       1,426
                                                               -------     -------
Total current assets........................................    28,797      41,313

Restricted cash.............................................     1,698       1,972
Property and equipment, net.................................     4,389       5,146
Goodwill, net...............................................    12,440      30,407
Other assets................................................     1,019         701
                                                               -------     -------
TOTAL ASSETS................................................   $48,343     $79,539
                                                               =======     =======
LIABILITIES AND STOCKBROKERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................   $   165     $    --
  Current portion of capitalised lease obligations..........        90          52
  Accounts payable..........................................     3,580       5,459
  Accrued expenses..........................................     8,583       9,204
  Advance billings..........................................     6,888      20,352
  Other current liabilities.................................        --       1,942
                                                               -------     -------
Total current liabilities...................................    19,306      37,009
Long-term debt..............................................       178          --
Capitalised lease obligations...............................        72         105
Minority interests..........................................        95         122
Deferred rent...............................................       841       1,008
Other liabilities...........................................        21          74
                                                               -------     -------
Total liabilities...........................................   $20,513     $38,318
                                                               -------     -------
Stockholders' Equity:
  Preferred stock, $.01 par value; 1,000,000 shares
    authorised; no shares outstanding.......................        --          --
  Common stock, $.01 par value; 20,000,000 shares
    authorised; 7,415,000, and 8,098,280 shares outstanding,
    respectively............................................        74          81
  Additional paid-in capital................................    22,746      31,062
  Retained earnings.........................................     4,860      10,113

Accumulated other comprehensive income......................       150         (35)
                                                               -------     -------
Total stockholders' equity..................................    27,830      41,221
                                                               -------     -------
Total liabilities and stockholders' equity..................   $48,343     $79,539
                                                               =======     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  30 SEPTEMBER
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)

Revenues....................................................   $45,784     $54,815
                                                               -------     -------
Operating expenses:
  Salaries and related costs................................    34,747      39,973
  General and office expenses...............................     5,702       7,398
  Depreciation and amortisation.............................       769       1,247
                                                               -------     -------
                                                                41,218      48,618
Income from operations......................................     4,566       6,197
Interest income, net........................................       551         452
                                                               -------     -------
Income before provision for income taxes and minority
  interests.................................................     5,117       6,649
                                                               -------     -------
Provision for income taxes (Note 2).........................     2,156       2,875
Minority interests in net earnings of subsidiaries..........        32          18
                                                               -------     -------
Net income..................................................   $ 2,929     $ 3,756
                                                               =======     =======
Per share information (Note 3):
  Net income per common share:
    Basic...................................................   $  0.40     $  0.50
                                                               =======     =======
    Diluted.................................................   $  0.39     $  0.49
                                                               =======     =======
Common shares used in computing per share amounts:
    Basic...................................................     7,415       7,568
                                                               =======     =======
    Diluted.................................................     7,607       7,729
                                                               =======     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 30 SEPTEMBER
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Cash flows from operating activities:
  NET INCOME................................................  $  2,929   $ 3,756
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
    Depreciation and amortisation...........................       769     1,247
    Deferred rent...........................................        73        66
    Deferred income taxes...................................       (29)       30
    Minority interests in net earnings of subsidiaries......        32        18
    Gain on sale of fixed assets............................       (14)      (28)
  CHANGES IN OPERATING ASSETS AND LIABILITIES, NET OF
    EFFECTS
    FROM ACQUISITIONS OF BUSINESSES:
    Accounts receivable.....................................    (1,363)   (8,031)
    Unbilled production charges.............................    (1,408)      406
    Other current assets....................................       (35)      113
    Other assets............................................      (117)     (154)
    Accounts payable........................................       285     1,124
    Advance billings........................................      (227)   10,097
    Accrued expenses........................................     1,344       687
    Other liabilities.......................................       (12)       57
                                                              --------   -------
Net cash provided by operating activities...................     2,227     9,388
                                                              --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures....................................      (709)   (1,012)
    Proceeds from the sale of fixed assets..................        93       193
    Businesses acquired, net of cash received...............   (10,213)   (7,966)
    Restricted cash.........................................    (1,698)       16
                                                              --------   -------
Net cash used in investing activities.......................   (12,527)   (8,769)
                                                              --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of line of credit............................      (634)       --
    Repayment of bank loans and long term debt..............      (588)     (243)
    Capital lease repayments................................      (104)     (102)
    Proceeds from exercise of stock options.................        --       156
                                                              --------   -------
Net cash used in financing activities.......................    (1,326)     (189)
                                                              --------   -------
Effect of exchange rates on cash............................       136       (51)
                                                              --------   -------
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS........   (11,490)      379
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............    18,092     6,472
                                                              --------   -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  6,602   $ 6,851
                                                              ========   =======
Supplemental disclosure of cash flow information:
  Cash paid for:
    Taxes...................................................  $  1,339   $ 2,690
                                                              ========   =======
    Interest................................................  $     57   $   107
                                                              ========   =======
Supplemental schedule of noncash investing and financing
  activities:
  Capital leases for new equipment..........................  $     42   $   125
                                                              ========   =======
  Common stock issued in connection with the acquisition of
    business................................................  $     --   $ 8,165
                                                              ========   =======

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         30 SEPTEMBER 1999 (UNAUDITED)

1. ORGANISATION AND BASIS OF PREPARATION

    On 12 November 1997, Healthworld Corporation acquired (the ``Consolidation"), in exchange for shares of its Common Stock, all of the issued and outstanding common stock of each of (i) Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities (``GHB&M") and (ii) Milton Marketing Group Limited and its subsidiaries (``Milton"). Unless otherwise indicated, all references herein to the ``Company" give effect to the Consolidation and include GHBM, Milton and each of the Company's other subsidiaries. The Consolidation was accounted for under the pooling of interests method of accounting.

    The Company is an international communications and contract sales marketing organisation specialising in healthcare. The Company provides many of the world's largest pharmaceutical and healthcare companies with a comprehensive range of integrated strategic marketing services designed to accelerate the acceptance of new products and to sustain their growth. These integrated services include advertising and promotion, contract sales, consulting, medical education, public relations, marketing research, publishing, interactive multimedia and database marketing services. The Company offers its clients global reach and expertise through its operations in the United States, France, Spain and the United Kingdom and through Healthworld B.V., a world-wide network of marketing and communications agencies operating under exclusive licensing agreements.

    The accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of the Company's management, necessary to present fairly the financial position as of 30 September 1999 and the results of operations and cash flows for the interim periods ended 30 September 1998 and 1999. Interim results are not necessarily indicative of results for a full year. For further information, refer to the consolidated financial statements and the accompanying notes included in the Company's Annual Report on Form 10-K for the year ended
31 December 1998.

2. INCOME TAXES

    Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards (``SFAS") No. 109, ``Accounting for Income Taxes". The provision for income taxes (recorded at an effective rate of 42.6 per cent. for the three months ended 30 September 1998 and 1999, and at an effective rate of 42.1 per cent. and 43.2 per cent. for the nine months ended 30 September 1998 and 1999, respectively) reflects management's estimation of the effective tax rate that was and is expected to be applicable for the respective fiscal years. This estimate is evaluated by management each quarter.

3. NET INCOME PER COMMON SHARE

    In accordance with SFAS No. 128, ``Earnings Per Share", basic earnings per common share amounts were computed by dividing net earnings by the weighted average number of common shares outstanding, excluding any potential dilution. Diluted earnings per common share amounts were computed by reflecting potential dilution from the exercise of stock options.

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                         30 SEPTEMBER 1999 (UNAUDITED)

3. NET INCOME PER COMMON SHARE (CONTINUED)

    The following chart provides a reconciliation of information used in calculating the per share amounts for the nine-month periods ended
30 September 1998 and 1999:

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 30 SEPTEMBER
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS,
                                                               EXCEPT PER SHARE
                                                                     DATA)
Numerator:
  Net income................................................   $2,929     $3,756
                                                               ------     ------
Denominator for basic net income per common share...........    7,415      7,569
Effect of dilutive securities:
  Stock options.............................................      192        160
                                                               ------     ------
Denominator for diluted net income per share................    7,607      7,729
                                                               ======     ======
Basic net income per common share...........................   $ 0.40     $ 0.50
                                                               ======     ======
Diluted net income per common share.........................   $ 0.39     $ 0.49
                                                               ======     ======

4. COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, ``Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and foreign currency translation adjustments. No provision for income taxes has been made with respect to foreign currency translation adjustments because all earnings of foreign subsidiaries are expected to be permanently reinvested outside the United States. These amounts have been included in the accompanying consolidated balance sheet under the caption ``Accumulated other comprehensive income".

    Comprehensive income is as follows:

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 30 SEPTEMBER
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS,
                                                               EXCEPT PER SHARE
                                                                     DATA)
Net income..................................................   $2,929     $3,756
Other comprehensive income:
  Foreign currency translation adjustments..................      136        (57)
                                                               ------     ------
Comprehensive income........................................   $3,065     $3,699
                                                               ======     ======

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                         30 SEPTEMBER 1999 (UNAUDITED)

5. SEGMENT INFORMATION

    In 1998, the Company adopted SFAS No. 131, ``Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers.

    The Company is organised based on the services that it offers. Under this organisational structure, the Company operates in two principal operating segments: communications and contract sales. The Company's communications operations provide integrated services to clients which includes advertising and promotion, consulting, medical education, public relations, marketing research, publishing, interactive media and database marketing research services. The Company's contract sales operations involve forming dedicated sales teams which provide clients with substantial flexibility in selecting the extent and cost of promoting products as well as the clients' level of involvement in managing its sales effort.

    Segment information is as follows:

                                                               NINE MONTHS ENDED
                                                                 30 SEPTEMBER
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Revenues:
  Communications............................................  $20,788    $28,617
  Contract Sales............................................   24,996     26,198
                                                              -------    -------
                                                              $45,784    $54,815
                                                              =======    =======
Income from operations:
  Communications............................................  $ 3,839    $ 4,945
  Contract Sales............................................      727      1,252
                                                              -------    -------
                                                              $ 4,566    $ 6,197
                                                              =======    =======

6. ACQUISITION OF BUSINESS

    In August 1999, the Company acquired all of the capital stock of Falk Communications, Inc. (``Falk"), a United States healthcare communications company. The initial purchase price paid by the Company was $16,952,000 consisting of $9,000,000 in cash, including expenses related to the acquisition, and Company Common Stock valued at $7,952,000. Total amounts to be paid in connection with the acquisition, including expenses related to the acquisition and potential, future earn-out payments to take place in April 2000, 2001, 2002 and 2003, based upon a multiple of operating income of Falk, are not expected to exceed $37,802,000. However, because the amount of Common Stock to be paid in connection with additional earn-out payments is based upon a moving average price of the Common Stock during a 20 day period ending 3 days before the date payment is made, while such Common Stock paid in connection with the earn-outs will be valued for accounting purposes based upon its market price on the date of issuance, it is possible that as a result of market fluctuations in the price of the Common Stock the value of the aggregate consideration paid to the Falk shareholders in connection with the merger could exceed $37,802,000. The acquisition has been accounted for using the purchase method of accounting, whereby the excess of the initial purchase price over the fair value of

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                         30 SEPTEMBER 1999 (UNAUDITED)

6. ACQUISITION OF BUSINESS (CONTINUED)

the net assets acquired, $500,000, was recorded as goodwill. Total goodwill recorded on the purchase was $16,452,000. A dividend payable, in the amount of $1,664,000, is recorded in other current liabilities in the accompanying consolidated balance sheet. This dividend represents the difference between the pre-acquisition net assets of Falk and the net assets at the time of the acquisition.

    On 15 September 1999, Healthworld paid $425,000, consisting of $211,000 cash and $213,000 in Common Stock to the Falk shareholders in exchange for Falk stock received by the Falk Communications, Inc. Defined Contribution Plan and Trust u/t/a dated 29 July 1999 as consideration to certain Falk employees. A tax deduction will be taken on Healthworld's income tax return for the taxable year ending 31 December 1999 with respect thereto. Upon determination of the final tax deduction, Healthworld will make a payment of additional consideration paid to acquire the Falk stock, such payment will be in cash and Common Stock.

    The results of operations of the acquisition are included in the consolidated financial statements from the date of acquisition.

    Summarised below are the unaudited pro forma results of operations for the nine months ended 30 September 1998 and 1999 of the Company as though the Falk acquisition had occurred at the beginning of the periods presented. Additionally, the unaudited pro forma results of operations for the nine months ended 30 September 1998 includes the pro forma effects of the acquisition of Colwood House Medical Publications (UK) Limited and the acquisition of 80 per cent. of the capital stock of HFT, a French holding company, which owns 100 per cent. of the capital stock of Torrent, S.A., a French healthcare communications agency, which in turn owns 100 per cent. of the capital stock of Aigue Marine SARL and Katchina Productions SARL, each a French company, as though these acquisitions had occurred at the beginning of 1998. Adjustments have been made for income taxes, amortisation of goodwill, salary expense based on employment agreements and interest income related to these transactions.

                                                                NINE MONTHS ENDED
                                                                  30 SEPTEMBER
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Pro Forma:
  Revenues..................................................   $56,937     $59,364
  Net income................................................     2,757       1,868
                                                               =======     =======
  Basic net income per common share.........................   $  0.34     $  0.23
                                                               =======     =======
  Diluted net income per common share.......................   $  0.33     $  0.23
                                                               =======     =======
Common shares used in computing per share amounts:
  Basic.....................................................     8,080       8,094
                                                               =======     =======
  Diluted...................................................     8,272       8,254
                                                               =======     =======

* Included in the pro forma results of operations for the nine months ended 30 September 1999 is a charge of approximately $2,100,000 to the statement of income of Falk, which represents the

                    HEALTHWORLD CORPORATION AND SUBSIDIARIES

                         30 SEPTEMBER 1999 (UNAUDITED)

6. ACQUISITION OF BUSINESS (CONTINUED)

compensation expense related to the issuance in July 1999 of 78 shares of Falk's common stock to certain of its key employees. Excluding the effect of this stock issuance, pro forma net income would be $3,023,000 and basic and diluted pro forma earnings per share would be $0.37.

    These pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been made at the beginning of the periods presented or of results, which may occur in the future.

7. RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ``Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the Balance Sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognised currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

    Pursuant to SFAS No. 137, ``Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--An Amendment of FASB Statement No. 133", issued in June 1999, SFAS No. 133 is effective for fiscal years beginning after 15 June 2000. While the Company operates in international markets, it does so presently without the use of derivative instruments and therefore SFAS No. 133 is not currently applicable."

                                    PART IV

            PRO FORMA STATEMENT OF NET ASSETS OF THE ENLARGED GROUP

    The following unaudited pro forma net asset statement reflects the proposed acquisition of the Healthworld Group by CCG.

    The pro forma statement as at 30 June 1999 has been prepared as if the Transaction had occurred on that date and combines the historical consolidated net assets of the CCG Group at 30 June 1999 with the historical consolidated net assets of the Healthworld Group at 30 September 1999. No adjustments have been made to take account of the trading or changes in the financial position of the CCG Group after 30 June 1999 or the Healthworld Group after 30 September 1999, any restructuring costs that could result from the Transaction or any other transaction subsequent to the balance sheet dates.

    The unaudited pro forma net asset statement has been prepared for illustrative purposes only and, because of its nature, may not give a true picture of the financial position of the Enlarged Group or of the net assets that would have been reported if the Transaction had occurred on such date.

UNAUDITED PRO FORMA STATEMENT OF NET ASSETS OF THE ENLARGED GROUP


                                                                           ADJUSTMENTS
                                                                ---------------------------------
                                                                HEALTHWORLD HEALTHWORLD
                                                                UK GAAP     UK GAAP
                                         NOTE         CCG                               ADJUSTMENTS  TOTAL
                                         --------   ---------   ---------   ---------   ---------   ---------
                                                    (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
                                                       LM          $M          LM          LM          LM
FIXED ASSETS
Goodwill...............................      8         20.3        52.8         32.0      111.8       164.1
Tangible assets........................                26.1         5.1          3.1         --        29.2
Investments............................                 9.1         5.8          3.5         --        12.6
                                                     ------       -----      -------      -----      ------
                                                       55.5        63.7         38.6      111.8       205.9
                                                     ------       -----      -------      -----      ------
CURRENT ASSETS
Work in progress.......................                17.5         2.7          1.6         --        19.1
Debtors--DUE WITHIN ONE YEAR...........               241.9        31.7         19.2         --       261.1
Debtors--DUE AFTER ONE YEAR............                22.8          --           --         --        22.8
Investments............................                 0.8          --           --         --         0.8
Cash at bank and in hand...............      8(vi)     64.8         6.9          4.2       11.6        80.6
                                                     ------       -----      -------      -----      ------
                                                      347.8        41.3         25.0       11.6       384.4
Creditors: AMOUNTS FALLING DUE WITHIN
  ONE YEAR.............................    3,4       (323.7)      (52.9)       (32.0)      (1.8)     (357.5)
                                                     ------       -----      -------      -----      ------
NET CURRENT ASSETS.....................                24.1        11.6         (7.0)       7.9        26.9
                                                     ------       -----      -------      -----      ------
Total assets less current
  liabilities..........................                79.6        52.1         31.6      121.6       232.8
Creditors: amounts falling due after
  more than one year...................      4        (72.8)      (14.5)        (8.8)       6.0       (75.6)
Provision for joint venture deficit....               (14.6)         --           --         --       (14.6)
Provisions for liabilities and
  charges..............................               (45.9)         --           --         --       (45.9)
                                                     ------       -----      -------      -----      ------
Net (liabilities)/assets...............               (53.7)       37.6         22.8      127.6        96.7
                                                     ======       =====      =======      =====      ======

NOTES

1. Information on the CCG Group has been extracted without material adjustment from the financial information set out in Section 3 of Part II of this document.

2. Information on the Healthworld Group has been extracted without material adjustment from the unaudited UK GAAP financial information set out in
    Section 3 of Part III of this document and has been translated into pounds sterling at L1:$1.65 being the noon buying rate at 30 September 1999. Certain Healthworld balance sheet classifications have been adjusted to conform with the financial statement presentation of CCG.

3. A pro forma accrual of L8 million has been made to show the effect of the estimated costs and expenses payable by the Enlarged Group in connection with the Transaction.

4. The pro forma adjustment to creditors of L12.2 million (L6.2 million creditors: amounts falling due within one year, L6.0 million creditors: amounts falling due after more than one year) represents the settlement of deferred consideration for the Falk acquisition by Healthworld in the form of share capital. This has the effect of increasing the net assets of Healthworld used in the calculation of the pro forma goodwill. The pro forma accrual of L8 million set out in Note 3 had been offset against the L6.2 million adjustment noted above to give an overall pro forma adjustment to creditors: amounts falling due within one year of L1.8 million.

5. No adjustment has been made to reflect any other transactions subsequent to 30 June 1999 for the CCG Group or 30 September 1999 for the Healthworld Group. The acquisition of Falk by Healthworld took place in August 1999, and has therefore been adjusted for, including the settlement of deferred consideration prior to the Effective Time.

6. The precise exchange ratio of Healthworld Shares to CCG Shares or CCG ADSs cannot be determined until the Transaction takes place. For illustrative purposes only, the assumed purchase consideration used for the preparation of the pro forma statement of net assets has been based on the closing CCG share price and sterling dollar exchange rates as at 28 January 2000.

7. The total consideration assumed for the Transaction is L150.5 million and in addition costs and fees are estimated at L8 million. The total consideration will be met in full by the issue of CCG Shares.

8. The calculation to determine pro forma goodwill, which is based on the example set out in the table below, is for illustrative pro forma purposes only. Actual fair values will be based on results of studies to be carried out after the Effective Time. The precise exchange ratio of Healthworld Shares to New CCG Shares or New CCG ADS's cannot be determined until the Transaction takes place and therefore the amount shown below is derived from initial management estimates. The preliminary allocation is as follows:


Healthworld Shares issued for Falk ($20million divided by
  $21.27)...................................................     1.0 million
Healthworld Shares outstanding at 28 January 2000...........     8.1 million
Healthworld Stock Options outstanding at 28 January 2000....     1.5 million
                                                              --------------
                                                                10.6 million(a)
Exchange Ratio (i)..........................................         5.090:1(b)
CCG Shares assumed to be issuable (equals (a) multiplied by
  (b))......................................................    53.9 million(c)
CCG closing mid price per share at 1 February 2000..........          L2.790(d)
Total assumed purchase consideration (iii) (equals (c)
  multiplied by (d))........................................  L150.4 million(e)
Costs and fees of transaction...............................    L8.0 million(f)

Less:
Book value of Healthworld's tangible net assets (v).........  L(9.2) million(g)
Proceeds from exercising Healthworld Stock Options (vi).....   L11.6 million(h)
Issue of Healthworld Shares for Falk (refer Note 4).........   L12.2 million(i)

Comprises:
Healthworld's U.K. GAAP goodwill (per reconciliation on page
  100)......................................................   L32.0 million
Pro forma goodwill adjustment...............................         L 111.8
                                                                     million
Total goodwill (equals (e) plus (f), less (g), less (h),
  less (i)).................................................  L143.8 million

    (i) The Exchange Ratio is calculated by taking $23.00 (see Section 1 of
        Part V for Reference Price table), converting this into sterling per
        (ii) below, then dividing this by CCG's share price, per (d) above.

    (ii) Closing price sterling/US dollar exchange rate at 28 January 2000 L1:
         $1.6195.

   (iii) The assumed purchase consideration is expressed on a diluted basis. The pro forma financial data does not give effect to any restructuring costs, nor any potential cost savings or other synergies that could result from the Transaction.

    (iv) Goodwill has been capitalised as an intangible fixed asset and is expected to be amortised over its useful economic life. Management are of the opinion that, based on a preliminary review, the goodwill has an indefinite economic life. The goodwill is not expected to be amortised but will be subject to annual review for impairment by a comparison with the discounted future cashflows expected to be generated by the asset.

    (v) The book value of Healthworld's tangible net assets is calculated by taking the net assets per column 3 of the pro forma statement in this
        Part IV of L22.8 million, and deducting the value of goodwill from the same table of L32.0 million.

    (vi) The proceeds from exercising Healthworld's options outstanding at 28 January 2000, are calculated by taking the number of options,
         1.5 million, multiplied by the average exercise price of $12.53, and converting that at the closing sterling/dollar exchange rate at 28 Janaury 2000.

                                      [LETTERHEAD]

The Directors
Cordiant Communications Group plc
121-141 Westbourne Terrace
London W2 6JR

Warburg Dillon Read
A Division of UBS AG
2 Finsbury Avenue
London EC2M 2PP

4 February 2000

Dear Sirs

CORDIANT COMMUNICATIONS GROUP PLC

We report on the pro forma financial information set out in Part IV of the Listing Particulars dated 4 February 2000, which has been prepared, for illustrative purposes only, to provide information about how the transaction might have affected the financial information presented.

RESPONSIBILITIES

It is the responsibility solely of the Directors of Cordiant Communications Group plc to prepare the pro forma financial information in accordance with paragraph 12.29 of the Listing Rules.

It is our responsibility to form an opinion, as required by the Listing Rules of the London Stock Exchange, on the pro forma financial information and to report our opinion to you. We do not accept any responsibility for any reports previously given by us on any financial information used in the compilation of the pro forma financial information beyond that owed to those to whom those reports were addressed by us at the dates of their issue.

BASIS OF OPINION

We conducted our work in accordance with the Statements of Investment Circular Reporting Standards and Bulletin 1998/8 "Reporting on pro forma financial information pursuant to the Listing Rules" issued by the Auditing Practices Board. Our work, which involved no independent examination of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the pro forma financial information with the Directors of Cordiant Communications Group plc. Our work has not been carried out in accordance with auditing standards generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards.

OPINION

In our opinion:

    - the pro forma net assets statement has been properly compiled on the basis stated;

    - such basis is consistent with the accounting policies of Cordiant Communications Group plc; and

    - the adjustments are appropriate for the purposes of the pro forma net assets statement as disclosed pursuant to paragraph 12.29 of the Listing Rules of the London Stock Exchange.

Yours faithfully

KPMG AUDIT PLC

                                     PART V
             SUMMARY OF THE TERMS AND CONDITIONS OF THE TRANSACTION

    The terms and conditions of the Transaction are set out in an Agreement and Plan of Merger dated as of 9 November 1999 made between CCG, Healthworld Acquisition Corp., a Delaware corporation which is a wholly-owned subsidiary of CCG, and Healthworld, as amended by an agreement dated as of 3 February 2000 made between the same parties (``the Merger Agreement"). In addition CCG and Healthworld Acquisition Corp. have entered into 11 separate Stockholder Agreements, each dated as of 9 November 1999, with certain directors and executive officers of Healthworld and their affiliates (``the Stockholder Agreements") holding in aggregate approximately 63 per cent. of the issued share capital of Healthworld. Pursuant to the Merger Agreement, Healthworld Acquisition Corp. will merge into Healthworld, with Healthworld surviving as a wholly-owned subsidiary of CCG.

    Set out below is a summary of the principal provisions of the Merger Agreement and the Stockholder Agreements:

1  EXCHANGE RATIO

    The number of New CCG Shares issued in exchange for each Healthworld Share will be calculated using a dollar Reference Price equal to the average of the closing middle market quotations for a CCG Share, derived from the Official List, over the 10 consecutive dealing days ending on the third dealing day prior to 1 March 2000, the date of the Healthworld Stockholders meeting to approve the Transaction, multiplied by the average dollar/pound sterling rate of exchange during the same period. The table below sets out the manner in which the Exchange Ratio will be determined, depending upon the level of the Reference
Price:

                          CCG SHARE PRICE
                           (IN PENCE FOR
   REFERENCE PRICE     ILLUSTRATIVE PURPOSES   EXCHANGE RATIO FOR     EXCHANGE RATIO FOR
    (US DOLLARS)              ONLY*)             NEW CCG SHARES          NEW CCG ADS'S
---------------------  ---------------------  ---------------------  ---------------------
      Less than              Less than         $17 divided by the    $17 divided by 5x the
       $2.5054                 155p              Reference Price        Reference Price

Greater than or equal  Greater than or equal     6.7854 New CCG         1.3571 New CCG
     to $2.5054               to 155p            Shares for each         ADSs for each
    but less than          but less than        Healthworld Share      Healthworld Share
       $2.9475                 182p

Greater than or equal  Greater than or equal   $20 divided by the    $20 divided by 5x the
     to $2.9475               to 182p            Reference Price        Reference Price
  but less than or       but less than or
        equal              equal to 187p
     to $3.0294

    Greater than         Greater than 187p    6.602 New CCG Shares      1.3204 New CCG
       $3.0294           but less than or     for each Healthworld       ADSs for each
  but less than or         equal to 215p              Share            Healthworld Share
  equal to $3.4838

    Greater than           Greater than        $23 divided by the    $23 divided by 5x the
       $3.4838                 215p              Reference Price        Reference Price

------------------------

* A dollars/pounds sterling exchange rate of $1.62/L1 has been used in the table above for illustrative purposes only. The Reference Price levels are defined in the Merger Agreement in dollars, and the sterling equivalents are therefore subject to change.

    If the Reference Price is equal to or less than $2.2106 (136p), CCG will have the option to terminate the Merger Agreement unless the board of directors of Healthworld elects to fix the Exchange Ratio at 7.6902 New CCG Shares for each Healthworld Share.

2  REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains a number of customary representations and warranties made by CCG and Healthworld.

3  CONDUCT OF HEALTHWORLD PENDING THE MERGER; OTHER ACTIONS

    During the period from the signing of the Merger Agreement until the Effective Time, unless CCG agrees otherwise, Healthworld has agreed, for itself and its subsidiaries, that, among other things, it will carry on its businesses in the ordinary course, preserve its business organisation, and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others intact.

    In addition, Healthworld has agreed as to itself and its subsidiaries that before the Effective Time it will not take certain actions outside of the ordinary course of business or the parameters specified in the Merger Agreement.

    Healthworld has agreed to use its best efforts to cause each person who may be considered an affiliate of Healthworld under Rule 145 of the Securities Act to execute an affiliate agreement restricting the disposition of the affiliate's New CCG ADSs or New CCG Shares received in the Transaction. Neither CCG nor the Depositary will register any transfers of CCG Shares or CCG ADSs by any person who has executed an affiliate agreement unless the transfer is in compliance with the restrictions contained in the affiliate agreement.

    CCG has agreed to take certain actions, including refraining from disposing of Healthworld Shares for a period of six years, required for the Transaction to be tax-free to those Healthworld stockholders in the US who will beneficially own 5 per cent. or more of CCG's issued ordinary shares as a result of the Transaction. CCG has agreed to indemnify such stockholders for any breach of this covenant.

    The Merger Agreement also provides for CCG to arrange for the issue of a valuation report in accordance with Section 103 of the Companies Act, which provides that a public company may not, subject to certain limited exceptions, issue shares for a consideration other than cash unless the consideration received by the public company for the share issue has been independently valued as required by that Act.

4  TAKEOVER PROPOSALS

    Healthworld has agreed that neither it nor any of its subsidiaries nor any of its or their officers and directors will:--

4.1 solicit, facilitate, initiate or encourage the submission of any third party takeover proposal (as defined in the Merger Agreement);

4.2 enter into any agreement with respect to any takeover proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Transaction or any other transaction contemplated by the Merger Agreement;

4.3 participate in any way in any discussions or negotiations regarding, or furnish to any person or legal entity any information with respect to, any takeover proposal;

4.4 take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any takeover proposal; or

4.5 approve or recommend, or propose to approve or recommend, any takeover proposal.

   However, if, based upon the advice of its outside counsel, Healthworld's board of directors determines in good faith that the failure to take such action would result in a breach of its fiduciary duties under applicable law, Healthworld and its board of directors shall have the right to participate in discussions or negotiations regarding, or furnish to any person or legal entity any information with respect to, any takeover proposals or withdraw or modify the approval or recommendation by Healthworld's board of directors of the Transaction and the Merger Agreement.

5  HEALTHWORLD STOCK OPTIONS AND OTHER EMPLOYEE BENEFITS

    In accordance with the terms of the Healthworld Option Plan, the Merger Agreement provides that all outstanding and unexercised Healthworld Stock Options, whether vested or unvested, will be assumed by CCG at the Effective Time. Such options will become immediately vested and exercisable (other than options to purchase 200,000 Healthworld Shares granted to Stuart Diamond, Healthworld's Chief Financial Officer, on 8November 1999). Further details of the Healthworld Option Plan are set out in paragraph 8.4 of Part VI of this document.

    After the Effective Time the number of CCG Shares which may be acquired upon exercise of each Healthworld Stock Option shall be equal to the number of Healthworld Shares that were purchasable under such option immediately prior to the Effective Time, multiplied by the Exchange Ratio. The exercise price per CCG Share under each option will be obtained by dividing the per share exercise price of each option by the Exchange Ratio, and then dividing the result by the applicable dollar/ pounds sterling exchange rate, provided that the number of CCG Shares and the exercise price per CCG Share of each Healthworld Stock Option that is intended to be an ``incentive stock option", as defined by applicable US tax legislation, will be adjusted as required by such legislation.

6  INDEMNIFICATION AND INSURANCE

    After the Effective Time, CCG will, and will cause Healthworld to, indemnify the directors, officers, employees and agents of Healthworld and its subsidiaries for any losses they incur because they acted as directors, officers, employees or agents of Healthworld or its subsidiaries before the Effective Time, to the same extent they are indemnified on the date of the Merger Agreement and CCG has agreed to maintain certain liability insurance for them.

7  CONDITIONS TO COMPLETION OF THE TRANSACTION

    Completion of the Transaction is subject to satisfaction or waiver of the following conditions:

7.1 SHAREHOLDER APPROVALS

    7.1.1 The approval of the Merger Agreement by the holders of a majority of the Healthworld Shares entitled to vote.

    7.1.2 The passing by CCG Shareholders of Resolution 1 set out in the Notice of Extraordinary General Meeting at the end of this document.

7.2 REGULATORY APPROVALS

   Termination or expiration of the waiting period under the US Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and all other consents, approvals and actions of, filings with and notices to governmental or regulatory authorities having been made or obtained without being subject to conditions or restrictions that would have a material adverse effect on CCG, Healthworld and their respective subsidiaries, taken as a whole.

7.3 NO LAWS OR ORDERS

   No laws or orders having been enacted or issued that restrain, enjoin, or prohibit the completion of the Transaction.

7.4 EFFECTIVE US REGISTRATION STATEMENT

   The US Registration Statement having become effective and there being no stop order regarding the registration and the SEC not having initiated or threatened any proceedings for that purpose.

7.5 STOCK EXCHANGE LISTINGS

    7.5.1 The London Stock Exchange having agreed to admit the New CCG Shares to the Official List subject only to allotment and such agreement not having been withdrawn; and

    7.5.2 the New CCG ADSs having been authorised for listing on the NYSE, subject to official notice of issuance.

7.6 CONSENTS UNDER AGREEMENTS RECEIVED

   Consent or approval having been obtained from each person whose consent or approval is required in connection with the consummation of the transactions contemplated by the Merger Agreement under any agreement to which CCG or Healthworld or any of their respective subsidiaries is a party, except where the failure to obtain the consent or approval, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on CCG or Healthworld or materially impair the transactions contemplated by the Merger Agreement.

   Under the terms of the Merger Agreement, any of the conditions described above may be waived by mutual agreement, however the practical ability of the parties to waive such conditions is limited by applicable laws and regulations.

7.7 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CCG

   The obligations of CCG to effect the Transaction are also subject to the satisfaction, or waiver by CCG, of conditions relating to the accuracy of Healthworld's representations and warranties, performance by Healthworld of its obligations and the absence of material adverse effects (as defined by the Merger Agreement) on the Healthworld Group.

7.8 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF HEALTHWORLD

   The obligations of Healthworld to effect the Transaction are also subject to the satisfaction, or waiver by Healthworld, of conditions relating to the accuracy of CCG's representations and warranties, performance by CCG of its obligations and the absence of material adverse effects (as defined by the Merger Agreement) on the CCG Group and the delivery of a legal opinion on the tax-free status of the transaction for US shareholders of Healthworld. For the purpose of the conditions a material adverse effect on the CCG Group is limited to one following which the pound sterling equivalent of the Reference Price would be less than 135p per CCG Share.

7.9 TERMINATION AND EFFECTS OF TERMINATION

   CCG or Healthworld may terminate the Merger Agreement at any time prior to the Effective Time provided that it has not breached the Merger Agreement in a way that has contributed to the failure of the Transaction to be consummated, if:-

    7.9.1 the Transaction is not completed by 31 May 2000, except that if at that time all material governmental authorisations have not been obtained but all other conditions to the closing have been fulfilled or are capable of being fulfilled, the directors of either CCG or Healthworld may elect to extend the termination date to 31
          August 2000;

    7.9.2 a court order permanently prohibiting completion of the Transaction becomes final and non-appealable; or

    7.9.3 either of the requisite shareholder approvals is not obtained.

In addition, either party may terminate the Merger Agreement at any time prior to the Effective Time, by action of its board, if the other party materially breaches any representation, warranty, covenant or agreement contained in the Merger Agreement which, unless cured, when taken together with any other breaches, has or could reasonably be expected to have a material adverse effect (as defined by the Merger Agreement).

7.10 FEES AND EXPENSES

    Whether or not the Transaction is completed, all costs and expenses incurred in connection with the Transaction will be paid by the party incurring the expense, except that:-

    7.10.1 Healthworld has paid the costs of the Hart-Scott-Rodino filing(s) made by Steven Girgenti and Spencer Falk which were required in connection with the Transaction, and

    7.10.2 if the Merger Agreement is terminated solely as a result of the failure to obtain the necessary approval of CCG Shareholders, then CCG will be required to pay to Healthworld all documented reasonable out-of-pocket expenses incurred by Healthworld in connection with the Transaction not to exceed a total amount of $1,500,000.

8  STOCKHOLDER AGREEMENTS

8.1 In connection with the Merger Agreement, each of William Butler, Herbert Ehrenthal, Spencer Falk, Michael Garnham, The Steven Girgenti, Francis Hughes, William Leslie Milton, Steven Girgenti Grantor Retained Annuity Trust, The Girgenti Family Limited Partnership, The Spencer Falk Grantor Retained Annuity Trust, and The Steve Girgenti Charitable Lead Annuity Trust (each a ``principal stockholder"), being at that time and as at 29 January 2000 the holders of 5,108,382 Healthworld Shares and options over a further 302,500 Healthworld Shares in aggregate, entered into a Stockholder Agreement with CCG and its wholly owned subsidiary, Healthworld Acquisition Corp., dated 9 November 1999, in which each principal stockholder agreed, among other things, to vote in favour of the Transaction and the approval of the terms of the Merger Agreement. Following the issue immediately prior to the Effective Time of 813,640 additional Healthworld Shares in aggregate to Spencer Falk and The Spencer Falk Grantor Retained Annuity Trust as payment of deferred consideration for the acquisition of Falk, the total holdings on a diluted basis of the principal stockholders will represent 6,224,522 Healthworld Shares.

8.2 Each principal stockholder agreed to vote against at any Healthworld Stockholders meeting or in response to any proposed written consent of the Healthworld Stockholders, in which there are submitted to the Healthworld Stockholders for their vote any action involving Healthworld or its subsidiaries which is intended, or could reasonably be expected, to materially adversely affect the Transaction.

8.3 Each principal stockholder granted to Healthworld Acquisition Corp. an irrevocable option (subject to certain limited exceptions as set out in the Stockholder Agreements) to purchase all the shares of Healthworld common stock owned by such principal stockholder under his or its Stockholder Agreement for a cash purchase price per share based upon the valuation formula contained in the Merger Agreement. The option may be exercised for all of the Healthworld Shares held by all of the principal stockholders, at any time within 20 days after the occurrence of any of the following events:
    (1) Healthworld fails to obtain the requisite stockholder approval for the Transaction, (2) the termination of the Merger Agreement due to a breach by Healthworld, or (3) any violation by a principal stockholder of any term under the Stockholder Agreements.

8.4 Each principal stockholder agreed:--

    8.4.1 except for certain permitted transfers (as defined in the Stockholder Agreements) not, directly or indirectly, to sell any or all of the Healthworld Shares or any interest therein;

    8.4.2 except for certain permitted transfers (as defined in the Stockholder Agreements) for a period specified in the relevant Stockholder Agreements after the Effective Time not, directly or indirectly, to sell, or otherwise dispose of any CCG Shares or CCG ADSs received in connection with the Transaction without the prior written consent of CCG. Each principal stockholder is permitted to dispose of up to a certain percentage (which varies from stockholder to stockholder) of the CCG Shares and/or CCG ADSs received by such stockholder in connection with the Transaction immediately and after the expiration of specified periods following the Effective Time. The aggregate percentage of the CCG Shares and/or CCG ADSs received by all the principal stockholders in connection with the Transaction (including CCG Shares issuable upon exercise of Healthworld Stock Options) which is permitted to be disposed of under the Stockholder Agreements is:

               28.4 per cent. immediately;
               14.7 per cent. after 6 months;
               27.1 per cent. after 12 months; and
               the balance after 24 months.

    8.4.3 Each principal stockholder also agreed that, for the period commencing upon the Effective Time and ending 180 days after the expiration of such stockholder's holding period, such stockholder will:

        8.4.3.1 give CCG one business day's prior written notice of any intended disposition of CCG Shares or CCG ADSs; and

        8.4.3.2 at the request of CCG effect such disposition through brokers or other financial intermediaries designated by CCG to maintain an orderly trading market for the CCG Shares or CCG ADSs, provided that such financial intermediary agrees to effect and does effect the disposition in a reasonable period following such notice.

    8.4.4 Each principal stockholder agreed not, directly or indirectly, to solicit or respond to any inquiries or the making of any proposal of a takeover proposal;

    8.4.5 promptly to notify CCG if such stockholder receives any inquiry or proposal relating to a takeover proposal.

8.5 Each Stockholder Agreement shall terminate, and no party shall have any rights or obligations thereunder, upon the earlier of:--

    8.5.1 the termination of the Merger Agreement; and

    8.5.2 the Effective Time,

         except that (1) the voting obligations of such principal stockholder to vote against any merger, business combination or other similar transaction with a third party shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement (unless the Merger Agreement is terminated by reason of the failure to obtain the requisite approval of CCG shareholders in which case such stockholder's obligations under such clause shall terminate simultaneously with the termination of the Merger Agreement); (2) the option to purchase the Healthworld Shares owned by such principal stockholder shall survive for a period of 20 days following the termination of such Stockholder Agreement under the circumstances set out in each Stockholder Agreement; and (3) the restrictions on disposal of CCG Shares following the Effective Time shall continue thereafter for the period specified in each Stockholder Agreement.

8.6 The Stockholder Agreements contain a number of customary and general representations and warranties made by the parties to each other.

                                    PART VI
                             ADDITIONAL INFORMATION

1  RESPONSIBILITY

    The Directors, whose names are set out in paragraph 2 of this Part VI, accept responsibility for the information contained in this document. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2  DIRECTORS

2.1 The full names of the Directors are:

DIRECTOR                                       FUNCTION
--------                                       --------
    Charles Thomas Scott                       Executive Chairman
    Michael Bungey                             Chief Executive Officer
    Arthur D'Angelo                            Finance Director
    Jean de Yturbe                             Director
    John Dudley Fishburn                       Non-executive Director
    Professor Theodore Levitt                  Non-executive Director
    Peter Martin Schoning                      Director
    Ian Lindsay Smith                          Director
    Doctor Rolf Wilhelm Heinrich Stomberg      Non-executive Director
    James Michael Tyrrell                      Non-executive Director
    William James Whitehead                    Director

    Further details of the Executive Directors' functions within the CCG Group are set out in paragraph 5.1 of this Part VI.

2.2 The business address of the Directors is 121-141 Westbourne Terrace, London W2 6JR, which is the registered office and head office of the Company.

3  THE COMPANY

    The Company was incorporated and registered in England and Wales with registered no. 1320869 on 11 July 1977 as a private company limited by shares under the Companies Acts 1948 to 1976 with the name Antholin No. Six Limited. The Company was re-registered as a public limited company on 22 February 1982 with the name Saatchi & Saatchi Company plc. The Company's name was changed to Cordiant plc on 16 March 1995 and to Cordiant Communications Group plc on 15 December 1997. The principal legislation under which the Company operates is the Companies Act and the regulations made thereunder.

4  SHARE CAPITAL

4.1 The following table shows the authorised and issued share capital of CCG as at 28 January 2000 (the latest practicable date prior to the publication of this document) and as it is expected (based on the assumptions described in paragraph 4 of Part I of this document) to be immediately following the Effective Time:--

                                                     PRESENT            FOLLOWING THE EFFECTIVE TIME
                                            -------------------------   -----------------------------
                                                            NOMINAL                        NOMINAL
                                              NUMBER         VALUE         NUMBER           VALUE
                                            -----------   -----------   -------------   -------------
                                                              (L)                            (L)
    authorised Ordinary Shares of 50p
      each................................  301,000,000   150,500,000   416,000,000     208,000,000
    issued and fully paid Ordinary Shares
      of 50p each.........................  228,793,146   114,396,573   274,933,614     137,466,807

4.2 Details of changes to the issued share capital of the Company during the period from 1 February 1997 to 28 January 2000 (the latest practicable date prior to the publication of this document) are set out below:-

     4.2.1 The authorised share capital of the Company on 1 February 1997 was 269,729,907.60, divided into 602,000,000 ordinary shares of 25p each (``25p Ordinary Shares"), of which 443,682,881 25p Ordinary Shares had been issued credited as fully paid, and 2,384,598,152 Deferred Shares of 5p each (``Deferred Shares"), all of which were in issue and fully paid.

     4.2.2 Pursuant to a special resolution passed on 23 October 1997 and confirmed by an order of the High Court, all of the Deferred Shares were cancelled by means of a reduction of capital which took effect on 28 November 1997.

     4.2.3  During the period from 1 February 1997 to and including 14
           December 1997, 171,105 25p Ordinary Shares in aggregate were issued pursuant to exercises of options under the CCG Share Schemes. Details of such issues are set out below:

TRANSACTION   NO. OF SHARES    OPTION
   DATE          ISSUED        PRICE        CCG SHARE SCHEME
-----------   -------------   --------   ----------------------
21/04/97..       134,995        102.7    Executive No. 2 Scheme
02/06/97..        20,581        107.5    Executive No. 2 Scheme
28/07/97..         1,534        64.5p          1995 SAYE Scheme
19/09/97..         5,999        64.5p          1995 SAYE Scheme
16/10/97..         2,082        64.5p          1995 SAYE Scheme
21/10/97..         4,116       107.5p    Executive No. 2 Scheme
17/11/97..          1,79       864.5p          1995 SAYE Scheme

     4.2.4 On 15 December 1997, pursuant to a special resolution passed on 23 October 1997, the 25p Ordinary Shares were consolidated on a one-for-two basis, such that immediately following the consolidation the authorised share capital of CCG was L150,500,000, divided into 301,000,000 CCG Shares (of 50p each), of which 221,926,993 CCG Shares were in issue credited as fully paid.

     4.2.5 On 23 November 1998, the Company issued 2,949,562 CCG Shares for an aggregate consideration valued at Australian $9,000,000 in connection with the acquisition by a wholly-owned subsidiary of CCG of all of the shares in The Communications Group Pty Limited not already owned by the CCG Group. Pursuant to the acquisition agreement, which is described in paragraph 12.1.5 of Part VI of this document, additional CCG Shares may be required to be issued in November 2000 in respect of deferred consideration of up to Australian $3,375,000.

     4.2.6 On 3 December 1999, the Company issued 1,655,380 CCG Shares in connection with the acquisition by a wholly-owned subsidiary of CCG of the Interactive Edge business pursuant to the agreements described in paragraph 12.1.4 of this Part VI.

     4.2.7  During the period from 15 December 1997 to and including
           28 January 2000, 2,261,211 CCG Shares in aggregate were issued pursuant to exercises of options under the CCG Share Schemes. Details of such issues are set out below:

 TRANSACTION    NO. OF SHARES    OPTION
    DATE           ISSUED        PRICE                          CCG SHARE SCHEME
-------------   -------------   --------   -----------------------------------------------------------
05/01/98..           1,798        64.5p                                               1995 SAYE Scheme
16/01/98..          19,947        64.5p                                               1995 SAYE Scheme
28/01/98..           2,065        64.5p                                               1995 SAYE Scheme
12/03/98..           9,180        64.5p                                               1995 SAYE Scheme
27/03/98..           4,141        64.5p                                               1995 SAYE Scheme
08/04/98..          10,828        64.5p                                               1995 SAYE Scheme
21/05/98..           5,645        64.5p                                               1995 SAYE Scheme
12/06/98..          42,534       107.5p                                         Executive No. 2 Scheme
15/06/98..          34,302       107.5p                                         Executive No. 2 Scheme
18/06/98..          19,209       107.5p                                Demerger Executive No. 1 Scheme
18/06/98..          13,500        73.1p                       Demerger Performance Share Option Scheme
26/06/98..          26,613        64.5p                                               1995 SAYE Scheme
08/07/98..          48,024       107.5p                                         Executive No. 2 Scheme
15/07/98..           3,075        64.5p                                               1995 SAYE Scheme
07/10/98..          26,999        73.1p                                Performance Share Option Scheme
27/10/98..         140,498        73.1p                                Performance Share Option Scheme
27/10/98..          40,498        94.9p                                Performance Share Option Scheme
30/10/98..          46,213        73.1p                                Performance Share Option Scheme
04/11/98..          77,494        73.1p                                Performance Share Option Scheme
04/11/98..           1,320        64.5p                                               1995 SAYE Scheme
14/12/98..          10,606        73.1p                       Demerger Performance Share Option Scheme
07/01/99..          13,721       107.5p                                         Executive No. 1 Scheme
12/01/99..          26,999        94.9p                                Performance Share Option Scheme
19/01/99..          21,213        94.9p                                Performance Share Option Scheme
04/02/99..         150,000        94.9p                                Performance Share Option Scheme
10/02/99..          52,493        94.9p                                Performance Share Option Scheme
11/03/99..          87,472       107.5p                                         Executive No. 1 Scheme
11/03/99..          29,499       134.8p                                         Executive No. 2 Scheme
11/03/99..          39,448       107.5p                                         Executive No. 2 Scheme
11/03/99..          21,213        73.1p                                Performance Share Option Scheme
11/03/99..          31,820        94.9p                                Performance Share Option Scheme
12/03/99..          17,637       107.5p                                         Executive No. 1 Scheme
16/03/99..          17,151       134.8p                                Demerger Executive No. 2 Scheme
16/03/99..           4,116       107.5p                                Demerger Executive No. 2 Scheme
16/03/99..          20,249        73.1p                       Demerger Performance Share Option Scheme
16/03/99..          20,249        94.9p                       Demerger Performance Share Option Scheme
17/03/99..          22,543       107.5p                                         Executive No. 1 Scheme
17/03/99..          21,213        73.1p                                Performance Share Option Scheme
17/03/99..          34,712        94.9p                                Performance Share Option Scheme
23/03/99..          41,506       107.5p                                         Executive No. 1 Scheme
31/03/99..          72,528       107.5p                                         Executive No. 1 Scheme
06/04/99..          32,930       107.5p                                         Executive No. 1 Scheme

 TRANSACTION    NO. OF SHARES    OPTION
    DATE           ISSUED        PRICE                          CCG SHARE SCHEME
-------------   -------------   --------   -----------------------------------------------------------
07/04/99..          88,760       107.5p                                         Executive No. 1 Scheme
09/04/99..         115,838       107.5p                                         Executive No. 1 Scheme
30/04/99..           1,544       107.5p                                          Demerger No. 2 Scheme
11/05/99..          61,745       134.8p                                         Executive No. 2 Scheme
11/05/99..          34,302       107.5p                                         Executive No. 2 Scheme
26/05/99..          15,000       130.0p                                Performance Share Option Scheme
08/07/99..          45,000       130.0p                                Performance Share Option Scheme
13/08/99..          13,499        73.1p                       Demerger Performance Share Option Scheme
13/08/99..          13,500        94.9p                       Demerger Performance Share Option Scheme
13/08/99..          15,000       130.0p                       Demerger Performance Share Option Scheme
17/08/99..          30,000       130.0p                                Performance Share Option Scheme
26/08/99..          15,093       134.8p                                         Executive No. 2 Scheme
27/08/99..          15,000       130.0p                       Demerger Performance Share Option Scheme
15/09/99..          37,390       107.5p                                         Executive No. 2 Scheme
15/09/99..           26,06      9134.8p                                         Executive No. 2 Scheme
27/09/99..          10,290       134.8p                                         Executive No. 2 Scheme
27/09/99..          37,390       107.5p                                         Executive No. 2 Scheme
04/10/99..           2,885        64.5p                                               1995 SAYE Scheme
14/10/99..           8,750       130.0p                       Demerger Performance Share Option Scheme
19/10/99..          25,000       130.0p                                Performance Share Option Scheme
26/10/99..           6,860       134.8p                                         Executive No. 2 Scheme
10/11/99..          34,301       107.5p                                         Executive No. 2 Scheme
10/11/99..         130,350       134.8p                                         Executive No. 2 Scheme
11/11/99..          21,810        64.5p                                               1995 SAYE Scheme
30/11/99..          82,327       134.8p                                         Executive No. 2 Scheme
05/01/00..          10,307        64.5p                                               1995 SAYE Scheme

     4.2.8 Save as disclosed in this paragraph 4.2, during the period from 1 February 1997 to 28 January 2000, there have been no changes in the amount of the issued capital of CCG and no material changes in the amount of the issued capital of any other member of the CCG Group or in the number and classes of which such capital is composed, other than intra-group issues by wholly owned subsidiaries, pro rata issues by partly owned subsidiaries and changes in the capital structure of subsidiaries which have remained wholly owned throughout this period.

4.3 Details of the options outstanding under the CCG Share Schemes as at 28 January 2000 are set out below:

                                                                               EXERCISABLE
                                                       GRANT      -------------------------------------    OPTION      NO. OF
TYPE OF OPTION                                         DATE       CURRENTLY      FROM           TO         PRICE       SHARES
--------------                                      -----------   ---------   -----------   -----------   --------   ----------
Executive No. 2 Scheme............................  18-Jun-91        Yes      18-Jun-94     18-Jun-01     134.828       155,869
Executive No. 2 Scheme............................  06-Sep-91        Yes      06-Sep-94     06-Sep-01     134.828        34,302
Executive No. 2 Scheme............................  10-Apr-92        Yes      10-Apr-95     10-Apr-02     107.498             0
Executive No. 2 Scheme............................  10-Apr-92        Yes      10-Apr-97     10-Apr-02     107.498*      112,204
Demerger No. 2 Scheme.............................  18-Jun-91        Yes      18-Jun-94     18-Jun-01     134.828       343,248
Demerger No. 2 Scheme.............................  10-Apr-92        Yes      10-Apr-95     10-Apr-02     107.498        78,895
Demerger No. 2 Scheme.............................  10-Apr-92        Yes      10-Apr-97     10-Apr-02     107.498*        6,174

Performance Option Scheme.........................  03-May-95        Yes      03-May-98     03-May-05      73.113       257,775
Performance Option Scheme.........................  11-Aug-95        Yes      11-Aug-98     11-Aug-05      94.892       257,774
Performance Option Scheme.........................  19-Apr-96        Yes      19-Apr-99     19-Apr-06     130.000       365,000
Performance Option Scheme.........................  19-Apr-96         No      19-Apr-01     19-Apr-03     130.000*      515,000
Performance Option Scheme.........................  23-Apr-97         No      23-Apr-00     23-Apr-07     131.500       722,500
Performance Option Scheme.........................  23-Apr-97         No      23-Apr-02     23-Apr-04     131.500*      692,500
Demerger Performance Scheme.......................  03-May-95        Yes      03-May-98     16-Dec-04      73.113        41,462
Demerger Performance Scheme.......................  03-May-95         No      03-May-00     03-May-02      73.113*      109,926
Demerger Performance Scheme.......................  11-Aug-95        Yes      11-Aug-98     16-Dec-04      94.892        41,463
Demerger Performance Scheme.......................  19-Apr-96        Yes      19-Apr-99     16-Dec-04     130.000        98,750
Demerger Performance Scheme.......................  19-Apr-96         No      19-Apr-01     19-Apr-03     130.000*      248,750
Demerger Performance Scheme.......................  23-Apr-97         No      23-Apr-00     16-Dec-04     131.500       195,000
Demerger Performance Scheme.......................  23-Apr-97         No      23-Apr-02     22-Apr-04     131.500*      186,250

1995 SAYE Scheme                                    30-Jun-95         No      01-Jul-00     31-Dec-00       0.645     1,080,256
Performance Share Option Scheme (PSOS)............  18-Dec-97         No      31-Dec-00     31-Dec-04       105.0     5,962,254
Performance Share Option Scheme (PSOS)............  14-May-98         No      31-Dec-00     31-Dec-04       123.5     1,294,468
Performance Share Option Scheme (PSOS)............  11-Mar-99         No      31-Dec-01     31-Dec-05       164.5     1,714,471
Performance Share Option Scheme (PSOS)............  11-Aug-99         No      31-Dec-01     31-Dec-05       176.5       155,805
Equity Participation Plan.........................  18-Dec-97         No      31-Dec-00     31-Dec-04       105.0    11,034,720
Equity Participation Plan.........................  11-Mar-99         No      31-Dec-01     31-Dec-05       105.0        80,029
Zenith Executive Incentive Plan...................  16-Dec-97         No      31-Dec-00     31-Dec-04       109.0     1,047,984
Zenith Executive Incentive Plan...................  13-Apr-99         No      31-Dec-01     31-Dec-05       160.5        61,646
                                                                                                                     ----------
Total Options.....................................                                                                   26,894,475
                                                                                                                     ==========

------------------------------

* Super options, further details of which are set out under ``Employee Share Schemes" in Note 27 to the financial statements in paragraph 2 of Part II of this document.
    Details of the CCG Share Schemes are set out in paragraph 8 of this Part VI of this document.

4.4 As at 28 January 2000, the latest practicable date prior to the publication of this document, options over 1,527,039 Healthworld Shares were outstanding under the Healthworld Option Plan. Pursuant to the Merger Agreement and the terms of the Healthworld Option Plan, outstanding Healthworld Stock Options will be converted at the Effective Time into options over the corresponding number of CCG Shares, based on the Exchange Ratio. Further details of these arrangements are set out in paragraph 5 of Part V of this document.

4.5 Additional CCG Shares may be required to be issued in future in respect of the acquisition by the CCG Group of the Interactive Edge business and the acquisition by Healthworld of Falk Communications, Inc., pursuant to the agreements described in paragraphs 12.1.4 and 12.2.2 respectively of this
    Part VI of this document.

4.6 Save as disclosed in this paragraph 4, no share or loan capital of CCG or any of its subsidiary undertakings is under option or agreed conditionally or unconditionally to be put under option.

4.7 By a special resolution passed on 18 June 1996, the Directors were generally and unconditionally authorised pursuant to Section 80 of the Companies Act to allot relevant securities (as defined by Section 80(2) of the Companies
    Act) up to an aggregate nominal amount of L39,597,683.75, such authority to expire (unless previously revoked, varied or renewed), on 17 June 2001, save that the Directors may before such entry make an offer or agreement which would or might require relevant securities to be allotted after such entry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred had not expired.

4.7 By a special resolution passed on 18 June 1996, the Directors were generally and unconditionally authorised pursuant to Section 880 of the Companies Act to allot relevant securities (as defined by Section 80(2) of the Companies
    Act) up to an aggregate nominal amount of L39,597,683.75. such authority to expire (unless previously revoked, varied or renewed) on June 17 2001, save that the Directors may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred had not expired.

4.8 By a special resolution passed on 8 July 1999:--

    4.8.1 the Directors were empowered pursuant to Section 95(1) of the Companies Act to allot equity securities (as defined by Section 94(2) of the Companies Act) pursuant to the authority referred to in paragraph 4.7 above as if sub-section (1) of Section 89 of the Companies Act did not apply to such allotment, provided that:--

       (a) this power was limited to the allotment of equity securities in connection with or pursuant to (i) an offer by way of rights to the holders of ordinary shares and other persons entitled to participate therein, in proportion (as nearly as may be) to such holders' holdings of such ordinary shares (or, as appropriate, to the numbers of such shares which such other persons are for those purposes deemed to hold) subject only to such exclusions or other arrangements as the Directors may feel necessary or expedient to deal with fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body in, any territory or otherwise; and (ii) any employee share scheme or incentive scheme approved by shareholders of the Company in general meeting; and

       (b) this power, unless previously revoked, varied or renewed, will expire on the date of the Annual General Meeting of the Company held in 2000, or on 7 October 2000, if earlier, except that the Directors may make an offer or agreement before the expiry of this power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power had not expired; and

    4.8.2 in addition to the power referred to in paragraph 4.8.1 above, the Directors were empowered pursuant to Section 95(1) of the Companies Act to allot equity securities pursuant to the authority referred to in paragraph 4.7 above as if sub-section (1) of Section 89 of that Act did not apply to such allotment, provided that:

       (a) this power was limited to the allotment of equity securities up to an aggregate nominal amount of L5,600,000; and

       (b) this power will expire on the date of the Annual General Meeting of the Company held in 2000, or on 7 October 2000, if earlier, except that the Directors may make an offer or agreement before the expiry of this power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power had not expired.

4.9 At the Extraordinary General Meeting of the Company to be held on 1 March 2000, the Resolutions set out in the Notice of Meeting at the end of this document will be proposed. Conditionally upon the Merger Agreement becoming unconditional, Resolution 1 will increase the authorised share capital of the Company and authorise the Directors to allot CCG Shares, replacing the general authority conferred by the resolution referred to in paragraph 4.7 above. Subject to completion of the Transaction, the general powers to allot equity securities for cash conferred by Resolutions 2 and 3 set out in the Notice of Meeting will replace those referred to in paragraph 4.8 above, to the extent not already utilised. A summary of the proposed Resolutions is set out in Part VII of this document.

4.10 Section 89 of the Companies Act confers on the holders of CCG Shares preferential rights in respect of equity securities (as defined in section 94(2) of the Act) of the Company issued wholly for cash and applies to the balance of the authorised but unissued share capital of the Company to the extent not disapplied under the resolutions referred to in paragraph 4.8 or
    4.9 of this Part VI.

4.11 The existing CCG Shares are, and the New CCG Shares will be, in registered form. The New CCG Shares will be credited as fully paid and rank PARI PASSU in all respects with CCG Shares in issue as at the Effective Time, including the right to all dividends and other distributions declared, made or paid on CCG Shares after the Effective Time.

4.12 The existing issued CCG Shares have been admitted to the Official List. The existing issued CCG ADSs are listed on the New York Stock Exchange. Application has been made to the London Stock Exchange for the New CCG Shares to be admitted to the Official List.

    The New CCG Shares will be received by Healthworld Stockholders in the form of New CCG ADSs, except to the extent that they validly elect to receive New CCG Shares directly. UK stamp duty reserve tax at the rate of 1.5 per cent. of the value of the New CCG Shares comprised in New CCG ADSs will by payable by CCG. CCG Shares may be held in certificated or uncertificated form. Former Healthworld Stockholders who elect to receive New CCG Shares will be able to elect whether to receive them in certificated or uncertificated form. Further details will be provided to them with the election forms mentioned below. New CCG ADSs will be represented by definitive American Depositary Receipts. No temporary documents of title will be issued pursuant to the Transaction.

    Healthworld Stockholders who would otherwise have been entitled to receive a fraction of a New CCG Share or New CCG ADS will receive, in lieu of such fraction, cash, without interest, in an amount based on the average closing price of a CCG Share as recorded by the Official List over the ten consecutive trading days immediately preceding the date the Transaction becomes effective.

    Promptly after the Effective Time, the Bank of New York, as Exchange Agent for purposes of the Transaction, will send holders of record of Healthworld Shares appropriate transmittal materials and instructions advising them of the exchange effected by the Transaction and the procedure to be used for the surrender of the certificates representing Healthworld Shares, in exchange for the New CCG ADSs and/or New CCG Shares to which they are entitled under the Merger Agreement. Certificates representing New CCG ADSs and/or new CCG Shares will be delivered to the Healthworld Stockholders as promptly as practicable after proper delivery of the applicable Healthworld certificates and transmittal materials to the Exchange Agent. The New CCG Shares and New CCG ADSs will be entitled to all dividends or other distributions declared, made or paid on CCG Shares after the Effective Time, but neither these nor cash payments in lieu of fractional entitlements will be paid to the holder of any unsurrendered Healthworld certificate until the Healthworld certificate is duly surrendered.

4.13 None of the New CCG Shares have been or will be made available to the public in whole or in part in conjunction with the application for listing of those shares.

5   DIRECTORS' DETAILS, INTERESTS AND SERVICE AGREEMENTS

5.1 Details of the Directors are set out below. Details of their other directorships and partnerships are set out in paragraph 5.12 of this Part VI:--

    CHARLES SCOTT (50) CHAIRMAN: joined the Board as Finance Director in January 1990. He was promoted to Chief Operating Officer in July 1991 and Chief Executive Officer in April 1993. In

    January 1995 he was appointed Chief Executive Officer and Acting Chairman, and in July 1995 was appointed Chairman. He is a non-executive director of several companies.

    MICHAEL BUNGEY (60) CHIEF EXECUTIVE OFFICER: became Chairman and Chief Executive Officer of Bates Dorland and Bates Europe in 1988. He was appointed President and Chief Operating Officer of Bates Worldwide in 1993, Chief Executive Officer in April 1994 and Chairman in December 1994. He was appointed to the Board as Chief Executive Officer of CCG in December 1997.

    ARTHUR D'ANGELO (48) FINANCE DIRECTOR: joined Saatchi & Saatchi Holdings USA in 1987 and joined Bates USA in April 1994 as Executive Vice President and Chief Financial Officer. He was named Chief Financial Officer of Bates North America later that year, and was appointed Chief Financial Officer of Bates Worldwide in July 1995. He was appointed to the Board as Finance Director in December 1997.

    JEAN DE YTURBE (52) DIRECTOR: appointed President of HDM Europe from 1985 to 1990 and Chief Executive Officer of Eurocom Advertising Worldwide from 1990 to 1992. He joined Bates in July 1993 as Chief Executive Officer of Bates France and was named Chairman of Bates Europe in January 1995. He was appointed to the Board in December 1997.

    DUDLEY FISHBURN (53) NON-EXECUTIVE DIRECTOR: is Associate Editor of The Economist, Treasurer of the National Trust, Chairman of the Trustees of the Open University, Chairman of HFC Bank plc, a director of Philip Morris Inc. and a Trustee of the Prison Reform Trust. He was previously Member of Parliament for Kensington and Executive Editor of The Economist. He was appointed to the Board in May 1996.

    PROFESSOR THEODORE LEVITT (74) NON-EXECUTIVE DIRECTOR: Edward W. Carter Professor of Business Administration, Emeritus, of the Harvard Business School, and formerly Editor of the Harvard Business Review. He serves on the board of seven Sanford C. Bernstein Funds, is a retired director of eight New York Stock Exchange companies, and author of numerous articles and books on economics, management and marketing. Professor Levitt was appointed to the Board in March 1990.

    PETER SCHONING (54) DIRECTOR: joined Scholz & Friends in 1984 as Managing Director. He was named Managing Partner in 1987. In 1993 he was appointed Chief Executive Officer of Scholz & Friends, and since 1995 he has led the agency as Chairman and Chief Executive Officer. He was appointed to the Board in December 1997.

    IAN SMITH (44) DIRECTOR: joined George Patterson Bates in 1989 and was named General Manager and New Business Director in 1990. He became National Client Services Director in 1993 and Managing Director in 1996. He was appointed to the newly-created position of President, International, Bates Worldwide in March 1998 and was appointed to the Board on 1 January 2000.

    DR ROLF STOMBERG (59) NON-EXECUTIVE DIRECTOR: worked for The British Petroleum Company plc from 1970 to 1997 where he was Chief Executive Officer for B.P. Oil International and a B.P. Group Managing Director. He is Chairman of John Mowlem & Company PLC and serves on a number of UK and continental boards. He is also a Visiting Professor at Imperial College Management School, London and the Business School of Institut Francais du Petrole in Paris. He was appointed to the Board in May 1998.

    JAMES TYRRELL (59) NON-EXECUTIVE DIRECTOR: was Group Finance Director of London International Group until November 1997, and executive director until August 1998. Previously he was Group Finance Director of Abbey National Plc, prior to which he was Managing Director of HMV Shops Limited. He was appointed to the Board in May 1998.

    WILLIAM WHITEHEAD (53) DIRECTOR: named Executive Director of Worldwide Client Services at Bates Worldwide and Regional Director of Latin America for Bates Worldwide in May 1994. In December 1994 he was appointed Chief Operating Officer for Bates North America. He became President and Chief Operating Officer of Bates USA in September 1995. In July 1996 he became Chief Executive Officer of Bates North America. He was appointed to the Board in December 1997.

5.2 The interests of the Directors (all of which, unless otherwise stated, are beneficial), in the issued share capital of the Company which have been notified to the Company pursuant to section 324 or 328 of the Companies Act, or are required to be entered in the register to be maintained under the provisions of section 325 of the Companies Act, or which are interests of a person connected with a Director (within the meaning of section 346 of the Companies Act) which interests, if such connected persons were Directors, would be required to be disclosed pursuant to section 324 or 328 or entered into the register under section 325 and the existence of which is known or could, with reasonable diligence, be ascertained by the Directors, as at 28 January 2000 (the latest practicable date prior to the publication of this document), were as follows:--

                                                                 CCG
                                                               SHARES
                                                              ---------
C Scott(1)..................................................     85,172
M Bungey....................................................     55,990
A D'Angelo..................................................        960
J de Yturbe.................................................         --
D Fishburn..................................................         --
T Levitt....................................................     18,796
P M Schoning................................................         --
I Smith(2)..................................................  1,106,094
R Stomberg..................................................         --
J Tyrrell...................................................         --
W Whitehead.................................................        787

------------------------

(1) Includes shares in spouse's name.

(2) For disclosure purposes, Mr Smith is deemed to be interested in all of the 1,106,094 CCG Shares held by TCG Employee Investment Pty Ltd. His beneficial interest is limited to approximately 8.9 per cent. of the shares held by TCG Employee Investment Pty Ltd at any given time.

5.3 Assuming no further exercises of Directors' options prior to the Effective Time, there are expected to have been no changes to the interests of the Directors in the issued share capital of the Company set out in paragraph
    5.2 above or their share options and equity participation rights and Ownership Scheme entitlements set out in paragraph 5.4 below immediately following the Effective Time.

5.4 As at 28 January 2000 (the latest practicable date prior to the publication of this document), the following Directors had options to subscribe for CCG Shares and grants under the Equity Participation Plan as set out below:

    5.4.1 Options

                                   ORIGINAL    EXERCISE   SUBSCRIPTION          TOTAL
                                   DATE OF      PRICE      NUMBER OF          EXERCISE            EXERCISE
                                    GRANT       PENCE        SHARES             PRICE              PERIOD
                                  ----------   --------   ------------   -------------------   --------------
    C Scott.....................  03/05/1995    73.113      109,926               L80,370.20   May 00-May 02
                                  10/04/1992   107.498       68,605               L73,749.00   Apr 95-Apr 02
                                  10/04/1992   107.498       10,290               L11,061.54   Apr 95-Apr 02
                                  19/04/1996       130      150,000              L195,000.00   Apr 01-Apr 03
                                  23/04/1997     131.5       75,000               L98,625.00   Apr 00-Dec 04
                                  23/04/1997     131.5       75,000               L98,625.00   Apr 02-Dec 04
                                  18/06/1991   134.828      222,502              L299,995.00   Jun 94-Jun 01
                                  18/06/1991   134.828       20,582               L27,750.30   Jun 94-Jun 01

    M Bungey....................  03/05/1995    73.113       67,498               L49,349.81   May 98-May 05
                                  11/08/1995    94.892       67,497               L64,049.25   Aug 98-Aug 05
                                  18/06/1991   134.828      137,211              L184,998.85   Jun 94-Jun 01
                                  10/04/1992   107.498       74,814               L80,423.55   Apr 97-Apr 02
                                  19/04/1996       130      150,000              L195,000.00   Apr 01-Apr 03
                                  23/04/1997     131.5       75,000               L98,625.00   Apr 02-Apr 04
                                  23/04/1997     131.5       75,000               L98,625.00   Apr 00-Apr 07

    A D'Angelo..................  03/05/1995    73.113       33,427               L24,439.48   May 98-May 05
                                  11/08/1995    94.892       33,427               L31,719.55   Aug 98-Aug 05
                                  19/04/1996       130       37,500               L48,750.00   Apr 99-Apr 06
                                  19/04/1996       130       37,500               L48,750.00   Apr 01-Apr 03
                                  23/04/1997     131.5       37,500               L49,312.50   Apr 02-Apr 04
                                  23/04/1997     131.5       37,500               L49,312.50   Apr 00-Apr 07

    J de Yturbe.................  03/05/1995    73.113       40,498               L29,609.30   May 98-May 05
                                  11/08/1995    94.892       40,498               L38,429.36   Aug 98-Aug 05
                                  19/04/1996       130       45,000               L58,500.00   Apr 99-Apr 06
                                  19/04/1996       130       45,000               L58,500.00   Apr 01-Apr 03
                                  23/04/1997     131.5       45,000               L59,175.00   Apr 02-Apr 04
                                  23/04/1997     131.5       45,000               L59,175.00   Apr 00-Apr 07

    P Schoning..................  03/05/1995    73.113       21,213               L15,509.46   May 98-May 05
                                  11/08/1995    94.892       21,213               L20,129.44   Aug 98-Aug 05
                                  19/04/1996       130       17,500               L22,750.00   Apr 99-Apr 06
                                  19/04/1996       130       17,500               L22,750.00   Apr 01-Apr 03
                                  23/04/1997     131.5       27,500               L36,162.50   Apr 02-Apr 04
                                  23/04/1997     131.5       27,500               L36,162.50   Apr 00-Apr 07

                                   ORIGINAL    EXERCISE   SUBSCRIPTION          TOTAL
                                   DATE OF      PRICE      NUMBER OF          EXERCISE            EXERCISE
                                    GRANT       PENCE        SHARES             PRICE              PERIOD
                                  ----------   --------   ------------   -------------------   --------------
    I Smith.....................  23/04/1997     131.5       17,500               L23,012.50   Apr 02-Apr 04
                                  23/04/1997     131.5       17,500               L23,012.50   Apr 00-Apr 07
                                  11/08/1995    94.892       21,213               L20,129.44   Aug 98-Aug 05
                                  19/04/1996       130       45,000               L58,500.00   Apr 99-Apr 06
                                  19/04/1996       130       45,000               L58,500.00   Apr 01-Apr 03
                                  23/04/1997     131.5       45,000               L59,175.00   Apr 02-Apr 04
                                  23/04/1997     131.5       45,000               L59,175.00   Apr 00-Apr 07

    5.4.2 Equity Participation Plan Grants

                                                      MAXIMUM    CONTRIBUTION
                                          DATE OF    NUMBER OF     PAID BY            VESTING
                                           GRANT      SHARES       DIRECTOR           PERIOD*
                                         ---------   ---------   ------------   --------------------
                                                                      L
    M Bungey...........................  Dec 1997     890,110      116,827        Dec 2000--Dec 2001

    A D'Angelo.........................  Dec 1997     593,401       77,884        Dec 2000--Dec 2001

    J de Yturbe........................  Dec 1997     593,401       77,884        Dec 2000--Dec 2001

    P M Schoning.......................  Dec 1997     593,401       77,884        Dec 2000--Dec 2001

    I Smith............................  Dec 1997     415,382       54,519        Dec 2000--Dec 2001

    W Whitehead........................  Dec 1997     593,401       77,884        Dec 2000--Dec 2001

    * The actual exercise period will be determined once the performance formula has been applied to the CCG Group's results for the year ending 31
    December 2000, when one half of the shares will normally vest. The remainder may be issued one year later.

    All exercise prices for the CCG Share Schemes have been rounded to the nearest penny.

    Further details of the CCG Share Schemes are set out at paragraph 8 of this PartVI of this document.

5.5 Ownership Schemes

    5.5.1 The Company operated ``Ownership Schemes" prior to 1998 which allocated ``network shares" to key executives, the value of the network shares increasing or decreasing in line with the network's performance against target. These schemes have been replaced by the Equity Participation Plan and the Performance Share Option Scheme. On acceptance of the invitation to participate in these new schemes, the executives' awards under the ownership schemes crystallised at 50 per cent. of the value at 31 December 1997. Benefits will be paid to the executives in future years in accordance with the terms of the schemes.

    5.5.2 Awards to Directors under the Ownership Schemes were valued as follows:

                                                               VALUE AT
                                                              31 DECEMBER
DIRECTOR                                                         1999
--------                                                      -----------
                                                                   L
M Bungey....................................................    28,481
A D'Angelo..................................................    17,090
J de Yturbe.................................................    28,484
P M Schoning................................................    28,484
I Smith.....................................................    10,221
W Whitehead.................................................    17,090

5.6 Save as disclosed above, none of the Directors, nor any member of their immediate families or person connected with them, has any interest in the share capital of the Company or any of its subsidiaries, nor will any such person have any such interest immediately following the Effective Time.

5.7 In November 1998, the CCG Group purchased the 24.9 per cent. shareholding in The Communications Group Pty Limited not already owned by it pursuant to a share purchase agreement further details of which are set out in paragraph
    12.1.5 of this Part VI of this document. The seller, TCG Employee Investment Pty Limited, held the shares for the account of the TCG Employee Trust. Mr Smith was and is a beneficiary of the TCG Employee Trust, with a beneficial entitlement representing approximately 8.9 per cent. of the outstanding units in the TCG Employee Trust.

5.8 Save as disclosed in paragraph 5.7 (above), no Director has, or has had, any interest in any transaction which is or was unusual in its nature or conditions or is or was significant to the business of the CCG Group and which was effected by any member of the CCG Group during the current or immediately preceding financial year or during an earlier financial year and which remains in any respect outstanding or unperformed.

5.9 No loans or guarantees have been granted or provided to, or for the benefit of, any of the Directors by any member of the CCG Group.

5.10 Directors' Service Agreements

    Details of the service agreements of the Directors are set out below. Copies of the Directors' service agreements will be available for inspection in accordance with paragraph 20of this Part VI of this document.

    5.10.1 Executive Directors

       CHARLES SCOTT

       Charles Scott is employed under a service agreement with CCG dated 17 February 1999 as Executive Chairman of CCG. His current salary is L200,000 per annum. His service agreement may be terminated on 12 months' notice given by either party to the other. If there is a change of control of CCG, his employment may be terminated by CCG without notice within two years of such change of control. In these circumstances (except in the case of termination for breach of contract or disability), he is entitled to payment of a sum equivalent to two years' basic salary and benefits.

       In addition, he is entitled to certain other benefits in kind, including the provision of a fully expensed motor car, medical insurance, disability insurance, life assurance and contributions towards pension schemes.

       MICHAEL BUNGEY

       Michael Bungey is employed under a service agreement with CCG dated 30 September 1997 as Chief Executive Officer of CCG and the Bates Worldwide Network.

       Mr Bungey's current salary is $750,000 (L463,000) per annum. His service agreement may be terminated on 12 months' notice given by either party to the other. If there is a change of control of CCG the Company may terminate his employment without notice within two years of the change of control. Except where termination is for cause or disability, he is entitled to payment of a sum equivalent to the aggregate of two years' basic salary, target bonuses, benefits and pension contributions.

       Mr Bungey is entitled to participate in annual discretionary bonus arrangements based on revenue growth and margin performance targets in the year in question and calculated by reference to a bonus matrix which is determined each year by the Remuneration Committee. For the financial year ended 31 December 1999, his target bonus is 85 per cent. of his gross basic salary, based on the performance of CCG as determined by the Remuneration Committee. In addition, he is entitled to certain other benefits in kind, including the provision of a fully expensed motor car, medical, disability and life assurance and travel allowances for his children.

       Mr Bungey's period of pension accrual under the Cordiant Group Pension Scheme ceased with effect from 31 December 1999 and he has subsequently, with the consent of the Trustees, taken a transfer value of his benefits under the Scheme into a private pension arrangement. He remains a member of a small self-administered pension scheme to which CCG contributes a sum equal to six per cent. of his salary plus L15,000 each year. Mr Bungey is tax resident in the US and, as a result, incurs a tax charge in the US in respect of such pension contributions. CCG makes a payment to him to compensate him for such tax liability.

       ARTHUR D'ANGELO

       Arthur D'Angelo is engaged under a service agreement with Bates Advertising USA, Inc. (``Bates USA") dated 22 September 1997. He is Finance Director of CCG and Chief Administrative Officer of Bates USA and Chief Financial Officer of Bates Worldwide Inc. His current salary is $400,000 (L247,000) per annum. His contract provides that he may terminate his employment on 12 months' notice to Bates USA. If Bates USA terminates his employment for any reason other than cause, or his employment is terminated by his death or disability, then he will be entitled to receive a lump sum payment equal to 150 per cent. of his annual salary.

       If there is a change of control of CCG, Mr D'Angelo's employment may be terminated by Bates USA, or by Mr D'Angelo for ``good reason" (as described below), in each case within two years of the change of control. In the case of termination by Bates USA in these circumstances (except where termination is for cause, death or disability), he is entitled to payment of a sum equivalent to 24 months' basic salary, target bonuses and benefits, including pension contributions. If he terminates his employment within two years following a change of control of CCG, as a result of material changes being made to his duties, responsibilities or position, a reduction in his salary, a change of his place of work or substantially increased travel requirements, he will be entitled to the same payment.

       Mr D'Angelo is entitled to participate in annual bonus arrangements based on satisfaction of performance targets in the year in question and calculated by reference to a bonus matrix which is determined each year by the Remuneration Committee. For the financial year ended 31 December 1999, his target bonus is 60 per cent. of his basic salary.

       In addition, Mr D'Angelo is entitled to the provision of a fully expensed motor car and other benefits including an annual pension contribution of $7,500 (L4,600), the payment of health, disability and life insurance contributions and health club membership fees. He is also a member of the Bates USA 401k pension plan.

       PETER SCHONING

       Peter Schoning is engaged under a service agreement with Scholz & Friends GmbH (``Scholz") dated 14 April 1999 (as amended with effect from
       1 January 2000) as its managing director. His current salary is DM800,000 (L246,914) per annum. His employment may be terminated by either party on at least 12 months' notice expiring at the end of a calendar year but it may not be terminated by either party before 31 December 2002 unless any one of three named managing directors is removed from office in which case Peter Schoning may terminate the agreement by three months' notice from the date when such removal from office becomes known.

       Mr Schoning is entitled to an annual bonus calculated as a percentage between 2.45 per cent. and 10 per cent. of the consolidated net income of all the companies in the Scholz group (consolidated net income consists of profits before tax, bonus, CCG operating charges and amortisation of goodwill for all investments by the Scholz group prior to 1999). In addition he is entitled to an annual bonus of 5 per cent. of the sum of all profits before tax from the annual accounts of non-German Scholz & Friends companies and to the provision of a fully expensed motor car.

       IAN SMITH

       Ian Smith is engaged under a service contract with Bates USA dated
       1 March 1998. He is the President/International of Bates Worldwide Inc. His current salary is $450,000 (L278,000) per annum. His employment may be terminated on notice. If Bates USA terminates his employment for any reason other than death, total disability or cause then he will be entitled to receive a sum equal to one year's salary plus 70 per cent. of his bonus.

       The salary element is payable in instalments over a period of one year and the bonus to be paid as a lump sum when the Company usually pays bonuses. If the termination follows a change of control of CCG then the payment is increased so that he receives one and a half year's salary (paid over one and a half years) and 100 per cent. of his bonus. These payments are conditional on him entering into a termination agreement and not breaching certain covenants in the agreement.

       Mr Smith is entitled to participate in annual bonus arrangements based on satisfaction of certain revenue and profit goals for Bates Worldwide. The annual bonus will equal 45 per cent. of his salary in those years in which Bates Worldwide achieves its revenues and profit targets.

       In addition Mr Smith is entitled to participate in other benefit plans available to employees generally, is entitled to the provision of a fully expensed leased motor car, reimbursement of annual membership dues for a health club of his choosing of up to $2,000 per annum and certain relocation expenses (including the cost of relocation to Australia if Bates USA terminates his employment for a reason other than cause and he does not immediately secure employment with another company owned or controlled by CCG).

       WILLIAM WHITEHEAD

       William Whitehead is employed under a service agreement with Bates USA dated 30 September 1997 as Chief Executive Officer of Bates USA. His current salary is $550,000 (L339,500) per annum.

       His service agreement may be terminated on 12 months' notice given by either party to the other provided that, if Bates USA gives such notice, he will then have 15 days in which to exercise an option to terminate his employment immediately and be entitled to receive a lump sum payment equivalent to 12 months' gross basic salary, target bonuses and benefits. If Mr Whitehead gives notice of termination, he may terminate his employment at any time during such notice period on 60 days' notice. If his employment is terminated by reason of his death or disability he is also entitled to receive a lump sum payment equivalent to 12 months' gross basic salary and target bonuses.

       If there is a change of control of CCG, Mr Whitehead's employment may be terminated by Bates USA within two years of the change of control. In these circumstances, except where termination is for cause, death or disability, he is entitled to payment of a sum equivalent to 18 months' basic salary, target bonuses and benefits.

       Mr Whitehead is entitled to participate in annual discretionary bonus arrangements based on revenue growth and margin performance targets in the year in question and calculated by reference to a bonus matrix which is determined each year by the Remuneration Committee. For the financial year ended 31 December 1999, his target bonus is 55 per cent. of his gross basic salary, based partly on the performance of CCG and partly on the performance of Bates North America, as determined by the Remuneration Committee.

       In addition, he is entitled to certain other benefits in kind, including the provision of two fully expensed motor cars, life, health and disability insurance, health club membership and contribution to his mortgage of 4,000 Canadian dollars a month.

       Mr Whitehead is a member of the Bates USA 401k pension plan. He is also entitled to a pension from the age of 60 from his previous employer, Bates Canada, Inc.

       JEAN DE YTURBE

       Jean de Yturbe is engaged by Bates France SA as Chief Executive Officer of Bates Europe pursuant to letters dated 15 June 1993, 13 March 1995 and 19 September 1997.

       His current annual salary is L272,154. His employment may be terminated on 12 months' notice given by either party to the other. If there is a change of control of CCG his employment may be terminated by Bates France SA within two years of the change of control. In these circumstances, except where termination is for cause, he is entitled to payment of a sum equivalent to 18 months' basic salary, target bonuses and benefits.

       Mr de Yturbe is entitled to participate in annual discretionary bonus arrangements based on the revenue growth and margin performance targets of CCG and Bates Europe in the year in question and calculated by reference to a bonus matrix which is determined each year by the Remuneration Committee. In addition, he is entitled to certain other benefits in kind, including the provision of a fully expensed motor car and an annual travel allowance of FFR 150,000 (L13,799).

    5.10.2 Non-executive Directors

       DUDLEY FISHBURN

       Dudley Fishburn was appointed a non-executive Director, Chairman of the Remuneration Committee and a member of the Audit Committee by a letter dated 17 September 1997. The appointment was for a term of three years, renewable for a further period of three years at the Board's discretion. He is paid annual fees of L20,000 in accordance with the provisions of the Company's Articles of Association.

       PROFESSOR THEODORE LEVITT

       Professor Theodore Levitt was appointed a non-executive Director and a member of the Remuneration and Audit Committees by a letter dated
       16 September 1997. The appointment was for a term of one year, renewable at the Board's discretion. He is paid annual fees of L20,000 in accordance with the provisions of the Company's Articles of Association. His appointment was renewed by the Board on the same terms by a letter dated 6 January 1999.

       DR ROLF STOMBERG

       Dr Rolf Stomberg was appointed a non-executive Director and a member of the Remuneration Committee and Audit Committee by a letter dated
       31 March 1999. The appointment was for a term of three years, renewable at the Board's discretion for a further period of three years. He is paid annual fees of L20,000 in accordance with the provisions of the Company's Articles of Association.

       JAMES TYRELL

       James Tyrell was appointed a non-executive Director and a member of the Remuneration and Audit Committees by a letter dated 8 April 1999. The appointment was for a term of three years, renewable for a further period of three years at the Board's discretion. He is paid annual fees of L20,000 in accordance with the provisions of the Company's Articles of Association.

       Under the Company's Articles of Association, the non-executive Directors are entitled to allowances of up to L600 per Director for each meeting of the Directors, or any committee of the Directors, at which they attend in person, L500 per Director for each such meeting attended by telephone and L250 per calendar quarter for acting as chairman of any committee of the Directors.

5.11 The total aggregate of the remuneration paid and benefits in kind granted to the Directors by any member of the CCG Group during the financial year ended 31 December 1998 was L2.924 million. The total emoluments received by the Directors will not be increased as a consequence of the Transaction, although the acquisition of Healthworld may indirectly affect the amount of performance-based remuneration received by the Directors.

5.12 The following table shows in respect of each of the Directors the names of all companies and partnerships outside the CCG Group of which he is, or has been at any time in the five years prior to the date of this document, a director or partner, as appropriate (excluding subsidiaries of any such companies):--

        DIRECTOR                                                COMPANY                     STATUS
        --------                               ------------------------------------------  --------
        Charles Scott                          Adidas-Salomon AG                            Current
                                               Emcore Corporation                           Current
                                               Massive Limited                              Current
                                               Robert Walters plc                          Resigned
                                               Saatchi & Saatchi plc                       Resigned
                                               TBI plc                                      Current
                                               Topnotch Limited                             Current
                                               William Hill Limited                         Current
        Michael Bungey                         None
        Arthur D'Angelo                        None
        Jean de Yturbe                         None
        Dudley Fishburn                        Business Post plc                           Resigned
                                               Euclidian plc                               Resigned
                                               First NIS Fund                               Current
                                               HFC Bank plc                                 Current

        DIRECTOR                                                COMPANY                     STATUS
        --------                               ------------------------------------------  --------
                                               Household International Inc                  Current
                                               LUT Accommodation 1-4 plc                   Resigned
                                               Philip Morris Inc                            Current
                                               Principal Portfolios 1-4 plc                Resigned
                                               TR Smaller Companies
                                               Investment Trust plc                         Current
                                               University College London
                                               Accommodation plc                           Resigned
        Prof. Theodore Levitt                  Sandford C Bernstein Funds                   Current
        Peter Schoning                         None
        Ian Smith                              None
        Dr. Rolf Stomberg                      British Petroleum Company plc               Resigned
                                               Dresdner Bank AG                             Current
                                               Elsevier VN                                  Current
                                               Gerling Konzern                              Current
                                               Hoyer GmbH                                   Current
                                               Institut Francais du Petrole                Resigned
                                               John Mowlem & Company plc                    Current
                                               Proudfoot plc                                Current
                                               Reed International                           Current
                                               Ruhrgas AG                                  Resigned
                                               Scania AB                                    Current
                                               Smith & Nephew plc                           Current
                                               Stinnes AG                                   Current
                                               TPG Group                                    Current
                                               Unipoly SA                                   Current
        James Tyrrell                          B C Developments Limited                     Current
                                               Ferguson International plc                  Resigned
                                               London International Group plc              Resigned
                                               MasterCommunications Limited                Resigned
                                               Point Group Limited                          Current
        William Whitehead                      None

   5.12.1 None of the Directors:--

   5.12.2 has any unspent convictions in relation to indictable offences;

   5.12.3 has been declared bankrupt or has entered into any individual voluntary arrangement;

   5.12.4 has been a director with an executive function of any company within a twelve month period preceding any receivership, compulsory liquidation, creditors voluntary liquidation, administration, company voluntary arrangement or any composition or arrangement with such company's creditors generally or any class of creditors of such company;

   5.12.5 has been partner of any partnership within a twelve month period preceding any compulsory liquidation, administration or partnership voluntary arrangement of such partnership;

   5.12.6 has held assets which have been the subject of a receivership;

   5.12.7 has been partner of any partnership within a twelve month period preceding any receivership of the assets of such partnership;

   5.12.8 has been publicly criticised by statutory or regulatory authorities (including recognised professional bodies); or

   5.12.9 has been disqualified by a Court from acting as a director of any company or from acting in the management or conduct of the affairs of any company.

6   SUBSTANTIAL SHAREHOLDINGS

6.1 The Directors are aware of the following interests (within the meaning of Part VI of the Companies Act) which represent three per cent. or more of the issued share capital of the Company, directly or indirectly, on 28 January 2000 (the latest practicable date prior to the publication of this document):--

                                                                            PERCENTAGE
                                                                            OF ISSUED
                                                                NO. OF         CCG
                                                              SHARES HELD     SHARES
                                                              -----------   ----------
Phillips & Drew.............................................  31,209,869       13.64%
M & G Investment Management.................................  19,433,752        8.49%
Fidelity Investment Services................................  16,580,404        7.25%
Henderson Investors.........................................  11,277,030        4.93%
Legal & General Investment Management.......................   9,272,270        4.05%
Hill Samuel Asset Management................................   7,729,801        3.38%

6.2 Immediately following the Effective Time, the following persons are expected to have interests in three per cent. or more of the enlarged issued share capital of the Company, directly or indirectly held, assuming that there are no changes to the interests already notified to CCG and Healthworld as at 28 January 2000:-

                                                                           PERCENTAGE
                                                                           OF ISSUED
                                                                NO. OF        CCG
                                                                SHARES       SHARES
                                                              ----------   ----------
Phillips & Drew.............................................  31,209,869      11.35%
M & G Investment Management.................................  19,433,752       7.07%
Fidelity Investment Services................................  16,580,404       6.03%
Henderson Investors.........................................  11,277,030       4.10%
Steven Girgenti and Family..................................  11,177,258       4.07%
Legal & General Investment Management.......................   9,272,270       3.37%

6.3 Save as disclosed in this paragraph 6, the Directors are not aware of any person who is or will be immediately following the Effective Time, directly or indirectly, interested in three per cent or more of the issued s hare capital of the Company, or of any other person who can, will or could, directly or indirectly, jointly or severally, exercise control over the Company.

7   MEMORANDUM AND ARTICLES OF ASSOCIATION

7.1 The principal objects of the Company are set out in Clause 4 of its Memorandum of Association and are, inter alia, to carry on the businesses of a holding company and of advertising consultants.

7.2 The Articles of Association of the Company (``the Articles") contain provisions, inter alia, to the following effect:--

    7.2.1 Rights of CCG Shares

          7.2.1.1 as to voting: subject to disenfranchisement in the event of
                  (a) non-payment of calls or other monies due and payable in respect of CCG Shares and (b) non-compliance with a statutory notice requiring disclosure as to beneficial ownership, and subject to any special terms as to voting upon which any shares may for the time being be held (as to which there are none at present), upon a show of hands every member present in person or (in the case of a corporate member) by representative shall have one vote and upon a poll every member present in person, by representative (in the case of a corporate member) or by proxy shall have one vote for every share held by him;

          7.2.1.2 as to dividends: subject to the Statutes (as defined in the Articles) and to the rights of the holders of any shares entitled to any priority, preference or special privileges and the terms of issue of any shares, all dividends shall be declared and paid to the members in proportion to the amounts paid up or credited as paid up on the shares held by them respectively;

          7.2.1.3 as to return of capital: on a winding-up, the assets remaining after payment of the debts and liabilities of the Company and the costs of the liquidation, shall, subject to the rights of the holders of shares (if any) issued upon special conditions, be applied first in repaying to the members the amounts paid up on such shares held by them, and the balance (if any) shall be distributed amongst the members in proportion to the number of shares held by them.

    7.2.2 Modification of share rights

          If at any time the capital is divided into different classes of shares, the rights attached to any class or any of such rights (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, be modified, abrogated or varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of that class, but not otherwise.

    7.2.3 Changes in share capital

          The Company may by ordinary resolution increase its capital by the creation of new shares, consolidate its share capital, cancel any unissued shares and sub-divide its shares. The Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any manner authorised by law.

    7.2.4 Transfer of shares: certificated

          All transfers of certificated shares must be in writing in the usual common form or in any other form permitted by the Stock Transfer Act 1963 or approved by the Directors. The instrument of transfer must be signed by or on behalf of the transferor and, if the shares being transferred are not fully paid, by or on behalf of the transferee. The Directors may in their absolute discretion and without giving any reason refuse to register any transfer of certificated shares which are not fully paid or on which the Company has a lien, provided that where any such shares are admitted to the Official List, the Directors may impose only such restrictions on transfer as are permitted by the London Stock Exchange.

    7.2.5 Transfers of shares: uncertificated

          Subject to the Uncertificated Securities Regulations 1995 (SI 1995 No.95/3272) and the Articles, a member may transfer uncertificated shares in any manner which is permitted by the Statutes (as defined in the Articles) and is from time to time approved by the Directors. The Directors may, in their absolute discretion and without giving any reason, refuse to register a transfer of uncertificated shares.

    7.2.6 Unclaimed dividends

          Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and shall revert to the Company.

    7.2.7 Untraced shareholders

          Subject to the provision of the Statutes (as defined in the Articles), the Company may, after advertising its intention and fulfilling various other requirements, sell at the best price reasonably obtainable any shares of a member or person entitled to those shares by transmission provided that, for a period of 12 years during which period the Company has paid at least three dividends none of which has been claimed, no cheque or warrant sent by the Company to such member has been cashed and the Company has not received any communication from the member in question or the person so entitled during that 12 year period and during the further period of three months after the date of the advertisement. Upon such sale, the Company shall be regarded as indebted to the former member or to any other person so entitled to an amount equal to the net proceeds of sale.

    7.2.8 Non-UK shareholders

          There are no limitations in the Memorandum or Articles of Association on the rights of non-UK shareholders to hold or exercise voting rights attaching to CCG Shares. However, a member who has no registered address within the United Kingdom and has not given notice to the Company to register such an address shall not be entitled to receive any notices from the Company.

    7.2.9 Restrictions on shareholders

          The Company may disenfranchise any holder of shares of the Company if the Company has not received the information required in any notice issued by the Company requiring the disclosure of interests in the shares specified in the notice within 14 days after service from such holder or any other person appearing to be interested in those shares. If shareholders holding 0.25 per cent. or more in nominal value of such shares have not complied with the notice within 14 days after service, the Company may impose restrictions on them which include not only disenfranchisement but also the withholding of the right to receive dividends or other monies payable and, subject to the Statutes, restrictions on the transfer of the shares in question. For shareholders holding less than 0.25 per cent. in nominal value of such shares, disenfranchisement is the only restriction which the Company may impose.

8 CCG SHARE SCHEMES

8.1 Current CCG Share Schemes

    8.1.1 The Equity Participation Plan

      The EPP was adopted at an Extraordinary General Meeting held on 23
      October 1997 and amended by a Board Resolution dated 16 December 1997 and at an Extraordinary General Meeting held on 20 November 1998. It enables participants to acquire CCG Shares. The principal terms of the EPP are set out below.

       (i) Administration

           The EPP operates in conjunction with the Cordiant Communications Group Employee Benefit Trust (the ``Trust") which was established on 16 December 1997. The Trustee of the Trust will, in exercising its discretion, take into account the recommendations of the Remuneration Committee. Further details of the Trust are set out in paragraph
           8.1.3 below.

       (ii) Eligibility

           Employees and executive Directors of CCG, who are required to devote substantially all their working time to the business of any company in CCG, are eligible to participate in the EPP.

       (iii) Participation in the EPP

           The Trustee may invite selected eligible employees and Directors to pay a certain amount of money (not exceeding L150,000) to enable them to participate in the EPP. The payment made by participants to the Trust, which must be made within 120 days of the award being made, is non-refundable. Normally, awards to participants will only be made within the period of 42 days following the announcement of CCG's results for any period or at any time if the Trustee determines that exceptional circumstances (such as the recruitment of a senior employee or executive director) so warrant. The maximum number of CCG Shares which participants may become entitled to acquire will be eight times the number that could have been bought with the original investment at market value on the day preceding the date of award. The exact number of CCG Shares which may be acquired will be determined by the Performance Formula described below.

       (iv) Performance Formula and number of shares vesting

           With the exception of Directors of CCG, the number of CCG Shares that a participant may acquire will be determined by measuring the growth in earnings per share (``EPS") of CCG over a three year period (``EPS Performance"). EPS will be the fully diluted EPS calculated on the basis of ``headline earnings" using the Institute of Investment Management and Research guidelines (although the Trustee will have the ability to adjust this figure if the Trustee considers it appropriate to exclude exceptional items or other significant non-recurring items).

           If EPS Performance is less than the annual percentage growth in the UK Retail Price Index plus two per cent. (the ``Hurdle Rate") then the participant will be entitled to acquire 10 CCG Shares.

           If EPS Performance is equal to or greater than the Hurdle Rate then:

       (a) where EPS Performance is 5 per cent. per annum, 12.5 per cent. of the award vests, which is the same number of CCG Shares which the participant could have bought with his original investment;

       (b) where EPS Performance is 15 per cent. per annum, 40 per cent. of the award vests, so the participant will be entitled to acquire 3.2 times the number of CCG Shares which he could have bought with his original investment; and

       (c) where EPS Performance is 25 per cent. per annum, all of the award vests, so the participant will be entitled to acquire eight times the number of CCG Shares which he could have bought with his original investment. The percentage of the award that vests for EPS Performance between 5 per cent. per annum and 15 per cent. per annum and for EPS Performance between 15 per cent. per annum and 25 per cent. per annum increases on a straight-line basis.

           For participants who are Directors, only one half of their awards will vest based on EPS Performance. The other half of their awards will vest based on the total shareholder return (``TSR") of CCG over a three year period (``TSR Performance") relative to the TSR of a group of major publicly traded advertising groups (the ``Comparator Group") over the same period. Initially the Comparator Group will consist of the following 10 groups: CCG, GGT Group, Grey Advertising, Havas Advertising, Omnicom Group, Publicis, Saatchi & Saatchi, The Interpublic Group of Companies, True North Communications and WPP Group.

           The percentage of the award that vests will be determined by reference to the ranking attained by CCG as follows:--

                                                                             PERCENTAGE
                                                                              OF AWARD
                                                                             THAT VESTS
              RANKING                                                           (%)
              -------                                                        ----------
              1st or 2nd..................................................       100

              3rd.........................................................        75

              4th.........................................................        50

              5th.........................................................        25

              6th.........................................................     18.75

              7th.........................................................      12.5

              8th.........................................................     9.375

              9th.........................................................     3.125

              10th........................................................       nil

        (v)     Acquisition of CCG Shares

                Once the Performance Formula has been applied and the number of CCG
                Shares determined, a participant may acquire one half of the vested number of CCG Shares. The remaining half may only be acquired after the fourth anniversary of the date the award was made. CCG Shares cannot be acquired after the seventh anniversary of the date of the award.

        (vi)    Takeover

                In the event of a takeover of CCG prior to the announcement of CCG's results for its financial year ending in 2000 (the ``2000 results"), a participant who received an award prior to the announcement of CCG's results for its financial year ending in 1998 (the ``1998 results") will be entitled to acquire the number of CCG Shares determined in accordance with the following provisions:

                (a)  if the takeover occurs after the announcement of the 1998 results but before the announcement of CCG's results for its financial year ending in 1999 (the ``1999 results"), the participant may acquire:

                     (i)    one third of the maximum possible number of CCG Shares; plus

                     (ii)   one third of the number of CCG Shares which would have
                            vested if the EPS Performance (and, if appropriate, TSR
                            Performance) for CCG's 1998 financial year had been achieved over the full three years of the performance measurement
                            period; and

                (b)  if the takeover occurs after the announcement of the 1999 results but before the announcement of the 2000 results, the participant may acquire:

                     (i)    one third of the maximum possible number of CCG Shares; plus

                     (ii)   two thirds of the number of CCG Shares which would have
                            vested if the EPS Performance (and, if appropriate, TSR
                            Performance) over CCG's two financial years 1998 and 1999
                            had been achieved over the full three years of the
                            performance measurement period.

                Equivalent provisions will apply for participants who receive or have received an award after the announcement of the 1998 results.

        (vii)   Cessation of employment

                If a participant ceases to be employed by CCG or a subsidiary of CCG before the award vests because of injury, disability, ill health, death, redundancy, retirement, because the company which employs him or with which he holds office leaves the CCG Group or because the business to which his office or employment relates is transferred outside the CCG
                Group, or other circumstances at the Trustee's discretion, the participant will be entitled to acquire a proportion of the maximum number of CCG Shares which would ultimately have been receivable. For the purpose of determining the proportion of the award that vests, the cessation of employment will be treated as occurring on the next day on which CCG announces its results for its financial year. The Performance
                Formula will then be applied as if the EPS Performance (and, if appropriate, the TSR Performance) had been achieved over the full three years of the performance measurement period.

                A participant who was granted an award prior to the announcement of the
                1998 results will be able immediately following such determination to acquire:

                (a)  one third of the number of CCG Shares so determined, if cessation occurs on or before the announcement of the 1998 results;

                (b)  two thirds of the number of CCG Shares so determined, if cessation occurs after the announcement of the 1998 results but on or before the announcement of the 1999 results; and

                (c)  all of the CCG Shares so determined, if cessation occurs after the announcement of the 1999 results.

                Equivalent provisions will apply for participants who receive an award after the announcement of the 1998 results.

                However, if a participant ceases employment for other reasons, he will only be entitled to receive 10 CCG Shares, with the result that he will effectively lose his initial investment.

        (viii)  Variation of share capital

                The rights of participants following any rights issue or capitalisation issue or other variation of share capital will be adjusted in such manner as the Trustee may determine subject to written confirmation from
                CCG's auditors that such adjustment is in their opinion fair and reasonable.

        (ix)    Limits on the EPP

                An aggregate of not more than 9.5 per cent. of the issued ordinary share capital of CCG from time to time may be issued or become issuable pursuant to the EPP and the Performance Share Option Scheme.

        (x)     Amendments to the Scheme

                The Board has the power to administer, interpret and, with the concurrence of the Trustee, amend the provisions of the EPP. However, no amendment may be made to provisions relating to:

                (a)  the eligibility conditions;

                (b)  the limit rules;

                (c)  the calculation of a participant's entitlement under the EPP;

                (d)  the terms of the awards or the CCG Shares received pursuant to them; or

                (e)  the variation of share capital rule

                to the advantage of participants without the prior approval of the shareholders in general meeting (except for minor amendments to benefit the administration of the EPP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or for CCG or for subsidiaries of
                CCG).

                No amendment to the limits mentioned above may be made without prior approval of the shareholders. No amendment may be made which adversely affects a participant's rights under an award made prior to the date of such amendment without the participant's consent.

        (xi)    Pension

                The benefits received under the Equity Participation Plan are not pensionable.

        (xii)   Termination

                The Trustee will invite no further participation in the Equity
                Participation Plan after 15 December 2000 and the Board may terminate it at any time, but the rights of existing participants will not thereby be affected.

8.1.2   The Performance Share Option Scheme

                The PSOS was adopted at an Extraordinary General Meeting held on 23
                October 1997 and amended by a Board Resolution dated 16 December 1997 and at an Extraordinary General Meeting held on 20 November 1998. The principal terms of the Performance Option Scheme are set out below,

        (i)     Administration

                The PSOS normally operates in conjunction with the Trust. The Trustee will, in exercising its discretion, take into account the
                recommendations of the Remuneration Committee.

                However, the rules provide that the PSOS may also be operated by CCG, in which case references to the Trust and the Trustee in this summary should be read as being references to CCG and the Remuneration Committee as appropriate.

                Further details of the Trust are set out in paragraph 8.1.3 below.

        (ii)    Eligibility

                Employees and executive Directors of CCG who are required to devote substantially all their working time to the business of any company in the CCG Group will be eligible to participate in the PSOS. However, participants in the EPP will not be eligible to be granted options under the PSOS.

                Participants in the PSOS will be selected at the discretion of the Trustee.

        (iii)   Exercise price

                The exercise price for an option will be determined by the Trustee but may not be less than the higher of the nominal value of a CCG Share (if the option is an option to subscribe for CCG Shares) and its market value. Market value will be taken to be the middle market quotation of a
                CCG Share on the dealing day of the London Stock Exchange immediately preceding the date of grant as derived from the Daily Official List of the London Stock Exchange.

        (iv)    Grant of options

                Normally, options may only be granted by the Trustee within the period of 42 days following the announcement of CCG's results and at any time if the Trustee determines that exceptional circumstances (such as the recruitment of a senior employee or Executive Director) so warrant.

                Options will lapse unless the option holder agrees within 120 days of the grant of the option to sacrifice an aggregate amount of salary and/or bonus (not exceeding L50,000) over a period not exceeding three years equal to one eleventh of the aggregate exercise price of the CCG
                Shares under option. The amount so sacrificed is not offset against the exercise price payable.

        (v)     Performance Formula and number of shares vesting

                The number of CCG Shares to be acquired on exercise will be determined by measuring EPS Performance, as for the EPP. The EPS Performance and
                the Hurdle Rate for the PSOS will be the same as for the EPP.

                If EPS Performance is less than the Hurdle Rate then the option holder will not be entitled to acquire any CCG Shares and the option will lapse.

                If EPS Performance is equal to or greater than the Hurdle Rate then:

                (a)  where EPS Performance is 5 per cent. per annum, the option holder may exercise his

                     option in respect of 30 per cent. of the number of CCG Shares under option;

                (b)  where EPS Performance is 15 per cent. per annum, the option holder may exercise his option in respect of 65 per cent of the number of
                     CCG Shares under option; and

                (c)  where EPS Performance is 25 per cent. per annum, the option holder may exercise his option in full.

                The percentage of CCG Shares over which the option holder may exercise his option for EPS Performance between 5 per cent. per annum and 15 per cent. per annum and for EPS Performance between 15 per cent. per annum and 25 per cent. per annum increases on a straight line basis.

        (vi)    Exercise of options

                Once the Performance Formula has been applied an option holder may exercise his option over one half of the number of CCG Shares determined by the Performance Formula. The remaining half may only be acquired after the fourth anniversary of the date of grant.

                Options may not be exercised in any event more than seven years after the date of grant.

        (vii)   Takeover

                In the event of a takeover of CCG prior to the announcement of CCG's results for its financial year ending in 2000 (the ``2000 results"), an option holder who was granted an option prior to the announcement of
                CCG's results for its financial year ending in 1998 (the ``1998 results") will be entitled to exercise his option in accordance with the following provisions:

                (a)  if the takeover occurs after the date of the award but before the announcement of the 1998 results, the option holder may exercise his option in respect of one third of the number of CCG Shares under option;

                (b)  if the takeover occurs after the announcement of the 1998 results but before the announcement of CCG's results for its financial year ending in 1999 (the ``1999 results"), the option holder may exercise his option in respect of:

                     (i)    one third of the number of CCG Shares under option; plus

                     (ii)   one third of the number of CCG Shares in respect of which he could have exercised his option if the EPS Performance for
                            CCG's 1998 financial year had been achieved over the full
                            three years of the performance measurement period; and

                (c)  if the takeover occurs after the announcement of the 1999 results but before the announcement of the 2000 results, the option holder may exercise his option in respect of:

                     (i)    one third of the number of CCG Shares under option; plus

                     (ii)   two thirds of the number of CCG Shares in respect of which he could have exercised his option if the EPS Performance
                            over CCG's two financial years 1998 and 1999 had been
                            achieved over the full three years of the performance
                            measurement period.

                Equivalent provisions will apply for option holders who are granted options after the announcement of the 1998 results.

        (viii)  Cessation of employment

                If an option holder ceases to be employed by CCG or a subsidiary of CCG before his option

                may be exercised because of injury, disability, ill health, death, redundancy, retirement, because the company which employs him or with which he holds office leaves the CCG Group or because the business to which his office or employment relates is transferred outside the CCG
                Group, or other circumstances at the Trustee's discretion, the option holder will be entitled to exercise his option in respect of a proportion of the number of CCG Shares under option. For the purpose of determining the number of CCG Shares in respect of which the option holder may exercise his option, the cessation of employment will be treated as occurring on the next day on which CCG announces its results for its financial year. The Performance Formula will then be applied as if the EPS Performance had been achieved over the full three years of the performance measurement period.

                An option holder who was granted an option prior to the announcement of the 1998 results will be able immediately following such determination to exercise his option in respect of.

                (a)  one third of the number of CCG Shares so determined, if cessation occurs on or before the announcement of the 1998 results;

                (b)  two thirds of the number of CCG Shares so determined, if cessation occurs after the announcement of the 1998 results but on or before the announcement of the 1999 results; and

                (c)  all of the CCG Shares so determined, if cessation occurs after the announcement of the 1999 results.

                     Equivalent provisions will apply for option holders who are or have been granted options after the announcement of the 1998 results.

                However, if a participant ceases employment for other reasons, his option will lapse.

        (ix)    Variation of share capital

                On a variation of CCG's share capital by way of capitalisation or rights issue, sub-division, consolidation or a reduction, the exercise price and the number of shares comprised in an option can be varied at the discretion of the Trustee subject to certification from CCG's auditors that in their opinion the variation is fair and reasonable.

        (x)     Limits on the Performance Option Scheme

                An aggregate of not more than 9.5 per cent. of the issued ordinary share capital of CCG from time to time may be issued or become issuable pursuant to the PSOS and the EPP.

        (xi)    Amendments to the PSOS

                The Board has power to administer, interpret and, with the approval of the Trustee, amend the PSOS. No amendment may be made to provisions relating to:

                (a)  the eligibility conditions;

                (b)  the limit rules;

                (c)  the variation of share capital rule;

                (d) the rules governing the terms of the options or shares to be received by option holders; or

                     the rules governing the calculation of the option holder's
                (e)  entitlements under the PSOS to the advantage of option holders without the prior approval of shareholders in general meeting
                     (except for minor amendments to benefit the administration of the
                     PSOS or to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for option holders, CCG or subsidiaries of CCG).

                No amendment may be made which adversely affects an option holder's rights under options granted to him prior to the date of such amendment without his consent.

        (xii)   Pension

                The benefits received under the PSOS are not pensionable.

        (xiii)  Termination

                The Trustee will grant no further options under the PSOS after 15
                December 2000 and the Board may terminate it at any time, but the rights of existing option holders will not thereby be affected.

8.1.3   The Cordiant Communications Group Employee Benefit Trust (the ``Trust")

                On 16 December 1997 two trusts (together the ``Trust") were established
                (one for Australia and the other for the rest of the world). The principal terms of the Trust are as set out below.

        (i) The Trust is a discretionary employee benefit trust of which all employees of the CCG Group are potential beneficiaries.

        (ii)    The trustee of the Trust (the ``Trustee") is a corporate trustee.
                Executive Directors of CCG will not be directors of, nor have a direct or indirect interest in, the trustee company.

        (iii)   The main purpose of the Trust is to operate the EPP and the PSOS. Having considered recommendations received from the Remuneration Committee, the
                Trustee may make awards (which may or may not be in the form of options)
                under which participants will be entitled to acquire CCG Shares.
                Alternatively the Trustee may agree to deliver CCG Shares following the exercise of awards made by CCG.

                The Trustee may purchase CCG Shares in the market for the purpose of
        (iv)    awards made under the EPP and the PSOS. Alternatively, CCG may grant to the Trustee one or more options to subscribe for CCG Shares. This is the route which has been followed in respect of awards which have been made to date under the EPP and PSOS. The exercise price under such options will not be less than the middle market quotation of CCG Shares as derived from the London Stock Exchange Daily Official List for the dealing day preceding the date of grant.

        (v)     The Trustee is not permitted to purchase CCG Shares in the market without prior shareholder approval if such purchase would result in the
                Trust holding (excluding any CCG Shares which the Trustee subscribed for) more than five per cent. of CCG.

        (vi)    The Trustee will fund the acquisition of CCG Shares through one or more of the following:

                (a)  by non-recourse loan or loans from CCG Group companies;

                (b)  by contributions from CCG Group companies; and

                (c)  by payments from the participants in the EPP and the PSOS.

        (vii)   The Trustee is required to waive its right to any dividends on CCG
                Shares whilst they are held within the Trust.

8.2 Zenith Scheme

    8.2.1 The Zenith Executive Incentive Plan (the ``Zenith Incentive Plan")

         The Zenith Incentive Plan was approved at the Extraordinary General Meeting held on 23 October 1997. It enables participants to acquire CCG Shares and ordinary shares in Saatchi & Saatchi (the ``Saatchi & Saatchi Shares") through the exercise of options and/or in certain circumstances to be paid a cash bonus. The principal terms of the Zenith Incentive Plan are as set out below.

         (i) Administration

             The Zenith Incentive Plan will be operated in conjunction with the Zenith Employee Benefit Trust (the ``Zenith Trust"), the Trustee of which will, in exercising its discretion, take into account the recommendations of the non-executive directors of Zenith.

           Further details of the Zenith Trust are set out in paragraph 8.2.2 below.

         (ii) Eligibility

              Employees and executive directors of the Zenith Media Holdings Limited and its subsidiaries (``Zenith Group"), who are required to devote substantially all their working time to the business of any company in the Zenith Group, are eligible to participate in the Zenith Incentive Plan.

        (iii) Limits on the Zenith Incentive Plan

              The aggregate maximum entitlement of all participants in the Zenith Incentive Plan, determined when awards are made, may not exceed L3.6 million. An aggregate of not more than 0.5 per cent. of the ordinary share capital of each of CCG and Saatchi & Saatchi from time to time may be issued or become issuable pursuant to the Zenith Incentive Plan.

         (iv) Participation in the Zenith Incentive Plan

              The Trustee may invite selected eligible employees and directors to invest a certain amount of money (not exceeding L70,000) to enable them to participate in the Zenith Incentive Plan. Awards will lapse unless such investment is, at the discretion of the Trustee, either made by a payment to the Trustee within 120 days of the award being made or is made by the participant agreeing to sacrifice that amount of salary and/or bonus over a period not exceeding three years. The investment is non-refundable and is not offset against the exercise price payable.

              Normally, awards to participants will only be made within 42 days following the announcement of the later of CCG's and Saatchi & Saatchi's results for any financial year or at any time if the Trustee determines that special circumstances (such as the recruitment of a senior employee or executive director) so warrant.

              The non-refundable investment to be provided by participants who wish to participate in the Zenith Incentive Plan shall be one sixteenth of a participant's maximum entitlement under the Zenith Incentive Plan. An award will comprise:

           (a) an option over the same proportion of the total number of CCG Shares available for the Zenith Incentive Plan as the participant's maximum entitlement bears to L3.6 million being the aggregate maximum entitlement for all participants available under the Zenith Incentive Plan (the ``CCG Option");

           (b) an option over the same number of Saatchi & Saatchi Shares as the number of CCG Shares under the participant's CCG Option (the ``Saatchi & Saatchi Option"); and

           (c) a contingent cash award of up to a participant's maximum entitlement.

              The exercise price for the CCG Option and the Saatchi & Saatchi
               Option will be the middle market quotation of the underlying shares on the day preceding the date the options are granted.

              The exact number of shares which may be acquired and/or the cash award payable will be determined by the Performance Formula described in paragraph (v) below.

         (v) Performance Formula and determination of participant's entitlement to be delivered in shares and/or cash

            A participant's maximum entitlement will be reduced proportionately if one month after the end of the third year of the performance period the FTSE 100 Index is lower than on the date the award was made. A participant's actual entitlement will be determined by measuring the growth in Operating Profit (as defined in the rules of the Zenith Incentive Plan) over a three year period, with the base year being the year ending 31 December 1997 for the initial awards (``Operating Profit Performance") as follows:

           (a) if Operating Profit Performance is less than five per cent. per annum, an award lapses;

           (b) if Operating Profit Performance is five per cent. per annum, a participant's entitlement will be determined as 12.5 per cent. of his maximum entitlement;

           (c) if Operating Profit Performance is 15 per cent. per annum, a participant's entitlement will be determined as 40 per cent. of his maximum entitlement; and

           (d) if Operating Profit Performance is equal to or exceeds 25 per cent. per annum, a participant's entitlement will be determined as 100 per cent. of the maximum entitlement.

           A participant's entitlement in respect of Operating Profit Performance between five per cent. per annum and 15 per cent. per annum and between 15 per cent. per annum and 25 per cent. per annum increases on a straight line basis.

           Awards will be satisfied so far as possible by the CCG Options and Saatchi & Saatchi Options becoming exercisable to the same extent. The balance, if any, of a participant's entitlement will be satisfied by the payment of cash by the Zenith Trust or any company in the Zenith Group.

         (vi) Timing of acquisition of CCG Shares and Saatchi & Saatchi Shares and payment of cash

              Once the Performance Formula has been applied, the extent of vesting of the CCG Option and the Saatchi & Saatchi Option determined and the cash sum, if any, quantified, a participant will be entitled to receive one half of his entitlement. The remaining half can only be acquired after the fourth anniversary of the date the award was made. The award will lapse on the seventh anniversary of the date of grant.

        (vii) Cessation of employment

              If a participant ceases to be employed by Zenith or a subsidiary of Zenith before the end of the performance period because of injury, disability, ill health, death, redundancy, retirement or because the company which employs him or with which he holds office leaves the Zenith Group or because the business to which his office or employment relates is transferred outside the Zenith Group or other circumstances at the Trustee's discretion, the participant will be entitled to receive a proportion of his maximum entitlement. This proportion will be determined as if the cessation of employment occurred on the next day on which the directors of Zenith approve its accounts for a financial year. The Performance Formula will then be applied as if the Operating Profit Performance had been achieved over the full three years of the performance measurement period.

              The entitlement of a participant who was granted an award prior to the approval of Zenith's accounts for its financial year ending in 1998 (the ``1998 results") will be:

           (a) one third of his actual entitlement so determined, if cessation occurs on or before the approval of the 1998 results;

           (b) two thirds of his actual entitlement so determined, if cessation occurs after the approval of the 1998 results but on or before the approval of Zenith's accounts for its financial year ending in 1999 (the "1999 results"), and

           (c) all of his actual entitlement so determined, if cessation occurs after the approval of the 1999 results.

           This entitlement will be satisfied immediately following such determination. Equivalent provisions will apply for participants who receive an award after the approval of the 1998 results.

           However, if a participant ceases employment for other reasons, his award will lapse immediately.

       (viii) Takeover

              Special rules apply following a change of control of either or both of CCG or Saatchi & Saatchi. Broadly, a change of control triggers an early exercise of a proportion of the award by reference to the number of years (or part years) since the award was made and the Operating Profit Performance achieved. The gain, if any, on the balance of the relevant option not exercisable by the participant will remain in the Zenith Trust to enable the balance of a participant's entitlement to be determined and satisfied so far as possible in the normal way by reference to Operating Profit Performance at the end of the three year period.

         (ix) Change of shareholdings in Zenith

              If a company other than CCG or Saatchi & Saatchi acquires at least 50 per cent. of the issued ordinary share capital of Zenith, a participant's entitlement will be determined immediately on the same basis as if there had been a takeover of both CCG and Saatchi & Saatchi as set out in paragraph (viii) above.

              If Zenith becomes a 100 per cent. subsidiary of either CCG or Saatchi & Saatchi, a proportion of a participant's award will be determined immediately on the same basis as if the company which disposed of its interest had been taken over as set out in paragraph (viii) above.

              If there is a change in the shareholdings in Zenith which does not trigger the provisions set out in the previous paragraphs, the options granted by the Zenith Trust may be varied and/or additional options granted to reflect the changes in the shareholdings in Zenith provided that the maximum entitlement of participants and the limit set out at paragraph (iii) above cannot be changed as a result. Such an event will not trigger early vesting of awards.

         (x) Variation of share capital

             The rights of participants following any rights issue or other variation of share capital will be adjusted in such manner as the Trustee may determine subject to written confirmation from Zenith's auditors that such adjustment is in their opinion fair and reasonable.

         (xi) Amendments to the Plan

              The provisions follow the approach summarised at paragraph 8.2.1(x) above in relation to the Equity Participation Plan except that the approval of both the shareholders of CCG and Saatchi & Saatchi is required for amendments to the provisions outlined in sub-paragraphs (a) to (c) of that paragraph.

              No amendment may be made which adversely affects a participant's rights under an award made prior to the date of such amendment without a participant's consent.

        (xii) Pension

              The benefits received under the Zenith Incentive Plan are not pensionable.

       (xiii) Termination

              The Trustee will make no further awards under the Zenith Incentive Plan after 15December 2000 and the non-executive directors of Zenith may terminate it at any time, but the rights of existing participants will not thereby be affected.

    8.2.2 The Zenith Employee Benefit Trust (the ``Zenith Trust")

          The Zenith Trust was established by a Trust Deed dated 16
          December 1997. The principal terms of the Zenith Trust are as follows:

         (i) The Zenith Trust is a discretionary employee benefit trust of which all employees of the Zenith Group are potential beneficiaries.

         (ii) The trustee of the Zenith Trust (the ``Trustee") is a corporate trustee. Executive directors of Zenith are not directors of, nor have a direct or indirect interest in, the trustee company. The directors of the trustee company may comprise non-executive directors of Zenith, which may include one or more executive directors of CCG and Saatchi & Saatchi.

        (iii) The main purpose of the Zenith Trust is to operate the Zenith Incentive Plan.

         (iv) The Trustee may enter into an option arrangement to subscribe for shares in CCG or Saatchi & Saatchi. The exercise price under such options will not be less than the middle market quotation of the relevant shares as derived from the London Stock Exchange Daily Official List for the dealing day preceding the date of grant.

         (v) The Trustee will fund the acquisition of CCG Shares and Saatchi & Saatchi Shares and the payment of cash bonuses (if the bonuses are not paid by Zenith Group companies) through one or more of the following:

           (a) by non-recourse loan or loans from Zenith Group companies;

           (b) by contributions from Zenith Group companies; and

           (c) by payments from the participants in the Zenith Incentive Plan.

         (vi) The Trustee is required to waive its right to any dividend on CCG Shares or Saatchi & Saatchi Shares whilst they are held within the Trust.

8.3 Old CCG Share Schemes

    CCG has various savings-related and executive share option schemes which either pre-date the demerger or were established in connection with the demerger. No further options may be granted under these schemes, but certain options remain outstanding under certain of them (except for the No 1 Scheme and the Demerger Executive Share Option Scheme (No 1) under which options have been exercised in the last three years but no options remain outstanding). Details of the old CCG Share Schemes are set out below.

    8.3.1 The Cordiant plc Executive Share Option Scheme (``the No 1 Scheme")

          The No 1 Scheme expired on 10 December 1994. It was not approved by the Inland Revenue. Full time employees and executive directors of the CCG Group were eligible to participate in the No 1 Scheme. Subject to meeting the performance target, options are normally exercisable after the third anniversary of the date of grant. The No 1 Scheme allowed for the grant of super options which could only be exercisable after the fifth anniversary of the date of grant. The rules also provide for early exercise in certain cases such as death, injury, disability, redundancy, retirement or the sale of the employing company out of the group. In the event of a change of control of the Company in certain circumstances the options become exercisable. They may also be exchanged for options over shares in the acquiring company if the acquiring company agrees.

          Further details of the No 1 Scheme are set out under ``Employee Share Schemes" in Note 27 to the financial statements in paragraph 2 of Part II of this Document.

    8.3.2 The Cordiant Communications Group Demerger Executive Share Option Scheme (No 1) (``the Demerger Executive Share Option Scheme (No 1)")

          This scheme was modelled on the No 1 Scheme. It was used to grant replacement options over shares in CCG for employees of Zenith Media Worldwide and The Facilities Group and for certain other employees who left the CCG Group as a result of the Demerger in exchange for the cancellation of their options under the No 1 Scheme. The original
          No 1 Scheme options for these employees were replaced on the basis of one CCG Share under this demerger scheme and one Saatchi & Saatchi share under the equivalent Saatchi & Saatchi demerger scheme for every two shares under option under the No 1 Scheme.

    8.3.1 The Cordiant plc Executive Share Option Scheme (No 2) (``the No 2 Scheme")

          This scheme also expired on 10 December 1994. It was approved by the Inland Revenue. Its principal terms were similar to those of the No 1 Scheme except that it applied to employees who worked at least 20 hours per week and to executive directors who worked at least 25 hours per week.

    8.3.2 The Cordiant Communications Group Demerger Executive Share Option Scheme (No 2)

          This scheme was not approved by the Inland Revenue. Like the Demerger Executive Share Option Scheme No 1, it was used to grant replacement options for employees of Zenith Media Worldwide and The Facilities Group and certain other employees who left the CCG Group as a result of the Demerger in exchange for the cancellation of their options under the No 2 Scheme. It was modelled on the No 2 Scheme.

    8.3.3 The Cordiant plc Performance Share Option Scheme

          This Scheme was approved by CCG Shareholders on 16 March 1995. Part of the Scheme was approved by the Inland Revenue and part was unapproved. This Scheme replaced the Executive Share Option Schemes which expired in December 1994. Under this scheme options were granted for nil consideration and its material provisions are similar to those of the No 1 Scheme.

    8.3.4 The Cordiant Communications Group Demerger Performance Share Option Scheme

          As with the other demerger schemes this scheme was used to grant the replacement options for employees of Zenith Media Worldwide and The Facilities Group and certain other employees who left the CCG Group as a result of the Demerger in exchange for the cancellation of their options under the Performance Share Option Scheme. This scheme was modelled on the Performance Share Option Scheme described in paragraph
          8.3.5 above.

    8.3.5 The Cordiant plc 1995 Sharesave Scheme

          This scheme was approved by CCG Shareholders on 16 March 1995. It was approved by the Inland Revenue. It enabled participants to acquire shares on the exercise of an option linked to a special savings contract. In the normal course options under this scheme will become exercisable in July 2000. In the event of a change of control of the Company in certain circumstances the options become exercisable. They may also be exchanged for options over shares in the acquiring company if the acquiring company agrees. Under this scheme options were granted for nil consideration. Further details of this scheme are set out in note 27 to the financial statements in paragraph 2 of Part II of this document under ``Employee Share Schemes".

    8.3.6 The Cordiant Communications Group Demerger Sharesave Scheme

          This scheme is not approved by the Inland Revenue. It was established to govern the terms of parallel options granted for nil consideration to employees of Zenith Media Worldwide and The Facilities Group in case their options under the 1995 Sharesave Scheme were to lapse before July 2000. Options granted under the Demerger Sharesave Scheme effectively mirrored the options granted under the 1995 Sharesave Scheme (except that they would continue until July 2000 even if the approved options under the 1995 Sharesave Scheme did not).

8.4 Healthworld Option Plan

    The Healthworld Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (``ISOs") within the meaning of Section 422 of the US Internal Revenue Code to certain employees (including officers and directors who are employees) and (ii) options not intended to so qualify (``NQSOs") to the Healthworld Group's employees, officers, directors and consultants. Options over a total of 1,527,039 Healthworld Shares were outstanding under the Healthworld Option Plan as at 28 January 2000. Provided that the Transaction becomes effective, no further options are intended to be granted under the Healthworld Option Plan.

    The Healthworld Option Plan is administered by the Compensation Committee of Healthworld's board of directors and the Chief Executive Officer and Chief Financial Officer of Healthworld. The exercise price of all options granted under the Healthworld Option Plan was required to be at least equal to the fair market value of the Healthworld Shares on the date of grant. With respect to any participant who owned Healthworld Shares possessing more than 10 per cent. of the voting rights of Healthworld's outstanding capital stock, the exercise price of any ISO could not be less than 110 per cent. of the fair market value on the date of grant. The term of each option was established by the Compensation Committee; provided that the maximum term of each ISO granted pursuant to the Healthworld Option Plan is ten years, or five years for any ISO granted to a participant who owned Healthworld Shares possessing more than 10 per cent. of the total combined voting power of all classes of Healthworld's outstanding capital stock. Options are subject to earlier termination upon termination of employment. Except as otherwise provided by the Compensation Committee at the times of grant, options become exercisable rateably over three years commencing on the first anniversary of the date of grant.

    In the event of a change of control of Healthworld, each option granted under the Healthworld Option Plan which has not previously expired or been cancelled shall become immediately exercisable in full, provided that the option over 200,000 Healthworld Shares granted to Healthworld's chief financial officer on 8 November 1999 will only become exercisable after 17 months from the date of grant (in respect of the first 100,000 Healthworld Shares) and 24 months thereafter (in respect of the remaining 100,000 Healthworld Shares).

    The Healthworld Option Plan provides for the substitution of shares of an acquiring company for Healthworld Shares upon exercise of Healthworld Stock Options following a change of control and the Merger Agreement gives effect to this provision, by providing for Healthworld Stock Options to be replaced by equivalent options over CCG Shares at the Effective Time, as described in paragraph 4 of Part I of this document.

9   TAXATION

UK TAXATION

    The following summary is only intended as a brief and general guide to the main aspects of current UK tax law and Inland Revenue practice applicable to the holding and disposal of CCG Shares (which may change in the future). It is not intended to provide specific advice and no action should be taken or omitted to be taken in reliance upon it. It is addressed to ordinary investors who are the absolute beneficial owners of CCG Shares held as investments and not, therefore, to special classes of CCG Shareholder such as financial institutions. Accordingly, its applicability will depend upon the particular circumstances of individual CCG Shareholders.

    The summary is not exhaustive and does not generally consider tax reliefs or exemptions. Any prospective CCG Shareholder who is in any doubt as to his UK tax position in relation to the Company should consult his UK professional adviser and prospective CCG Shareholders who are resident or otherwise subject to taxation in a jurisdiction other than the UK should in addition obtain professional advice about their tax position in relation to the Company in their own countries of citizenship, residence or domicile.

9.1 Dividends

    UK RESIDENT INDIVIDUAL CCG SHAREHOLDERS

    When the Company pays a dividend in respect of the CCG Shares, a CCG Shareholder who is a UK resident individual will be entitled to a tax credit equal to one-ninth of the dividend paid to him and will be treated for UK income tax purposes as having taxable income equal to the aggregate of the dividend paid to him and the tax credit (the ``gross equivalent of the dividend") (the tax credit being equal to 10 per cent. of the gross equivalent of the dividend). A UK resident individual CCG Shareholder who is a lower or basic rate taxpayer will be liable to income tax on the gross equivalent of the dividend at the ``Sch F ordinary" rate for dividend income of 10 per cent. This liability will be fully discharged by the 10 per cent. tax credit and, accordingly, he will have no further income tax to pay on the dividend. A UK resident individual CCG Shareholder who is a higher rate taxpayer will be liable to income tax on the gross equivalent of the dividend at the ``Sch F upper" rate for dividend income of 32.5 per cent. The tax credit will discharge 10/32.5 of this liability, leaving the CCG Shareholder with income tax still to pay of an amount equal to 22.5 per cent. of the gross equivalent of the dividend. Accordingly, a higher rate taxpayer who receives a dividend of L90 (gross equivalent: L100) will have an income tax liability of L32.50 of which L10 will be treated as having been discharged by the tax credit, leaving him with a liability of L22.50 still to pay. For these purposes dividend income is treated as the top slice of an individual's income. A UK resident individual CCG Shareholder whose income does not exceed his personal allowances will not be entitled to claim to have the tax credit paid to him in cash.

    However, a UK resident individual CCG Shareholder who holds his CCG Shares in a PEP or an ISA will be exempt from income tax on dividends paid on such CCG Shares and, during a transitional period ending on 5 April 2004, the 10 per cent. tax credit attaching to such dividends will be paid in cash to the PEP or ISA.

    UK RESIDENT CORPORATE CCG SHAREHOLDERS

    A CCG Shareholder which is a company resident in the UK for tax purposes will generally not be liable to corporation tax on any dividend received from the Company. Although the same 10 per cent. tax credit will attach to the dividend as in the case of a UK resident individual CCG Shareholder, the corporate CCG Shareholder will not be entitled to any payment in respect of the tax credit. The dividend and associated tax credit are known as franked investment income.

    NON-UK RESIDENT CCG SHAREHOLDERS

    CCG Shareholders who are not resident in the UK will generally not be entitled to the tax credit to which UK resident individual CCG Shareholders are entitled in respect of a dividend from the Company, nor will they generally be liable to UK income tax at the 10 per cent. ``Sch F ordinary" rate for dividend income on such a dividend. Where there is no entitlement to a tax credit, a non-resident individual CCG Shareholder who is a higher rate taxpayer may be liable to UK income tax on a dividend from the Company at a rate equivalent to the excess of the 32.5 per cent. ``Sch F upper" rate for dividend income over the 10 per cent. ``Sch F ordinary" rate for dividend income on an amount which, if reduced by income tax at the ``Sch F ordinary" rate, would be equal to the amount of the dividend actually paid. However, a non-resident CCG Shareholder's liability to UK income tax may be limited by the provisions of any double tax treaty between the UK and the country in which he is resident or by the provisions of section 128 of the Finance Act 1995. In addition, the non-resident CCG Shareholder may be entitled, under the provisions of some of the UK's double tax treaties, to claim payment in cash from the Inland Revenue of a proportion of the tax credit to which a UK resident individual CCG Shareholder would be entitled in respect of a dividend paid by the Company. However, with the tax credit at the rate of 10 per cent., the amount which can be claimed in cash is likely to be nil or only a tiny fraction of the tax credit.

9.2  Capital gains

    UK RESIDENT OR ORDINARILY RESIDENT INDIVIDUAL CCG SHAREHOLDERS

    An individual CCG Shareholder who is resident or ordinarily resident in the UK (whether or not domiciled there) (including, in some cases, a CCG Shareholder who is only temporarily non-UK resident) may be liable to capital gains tax on any chargeable gain accruing to him on the disposal or deemed disposal of CCG Shares. He may be entitled to ``taper" relief against any such liability, the availability of which depends on the number of years for which he held the shares. (An indexation allowance may also be available to reduce or eliminate such a gain but only for periods up to April 1998). He may also be entitled to set all or part of his gains against his annual capital gains tax exemption (L7,100 for 1999-2000).

    However, a UK resident individual CCG Shareholder who holds his CCG Shares in a PEP or an ISA will be exempt from capital gains tax on any gain accruing to him on the disposal or deemed disposal of such CCG Shares.

    UK RESIDENT CORPORATE CCG SHAREHOLDERS

    A corporate CCG Shareholder which is resident in the UK for tax purposes may be liable to corporation tax on any chargeable gain accruing to it on the disposal or deemed disposal of CCG Shares. An indexation allowance may be available to reduce or eliminate such a gain but not to create or increase an allowable loss.

    NON-UK RESIDENT CCG SHAREHOLDERS

    A CCG Shareholder who is neither resident nor ordinarily resident in the UK will not normally be liable to UK tax on capital gains accruing to him on the disposal or deemed disposal of CCG Shares, except where he holds the CCG Shares in connection with a trade, profession or vocation carried on by him in the UK through a branch or agency or he falls within certain anti-avoidance provisions relating to temporary non-UK residence.

9.3 Inheritance tax

    A gift of CCG Shares by a CCG Shareholder or the death of a CCG Shareholder may give rise to a liability to inheritance tax, even if the CCG Shareholder is neither domiciled in the UK, nor deemed to be domiciled there under special rules relating to long residence or previous domicile in the UK. For these purposes, a transfer of CCG Shares at less than their full market value may be treated as a gift.

9.4 Stamp duty and SDRT

    A transfer of CCG Shares may be liable to stamp duty generally at the rate of 0.5 per cent. of the amount or value of the consideration for the transfer (with rounding up to the nearest multiple of L5). An agreement to transfer CCG Shares may be liable to stamp duty reserve tax (``SDRT") generally at the rate of 0.5 per cent. of the amount or value of the consideration for the transfer, unless the appropriate stamp duty is paid on an instrument of transfer of the CCG Shares within certain time limits. Stamp duty and SDRT are generally payable by the purchaser.

    The electronic transfer system known as CREST permits shares to be held in uncertificated form and to be transferred without a written instrument. The absence of a written instrument of transfer results in such paperless transfers generally being liable to SDRT rather than stamp duty. Special rules apply to the collection of SDRT on paperless transfers settled within CREST.

    A transfer of CCG Shares for no consideration whatsoever is not chargeable to ad valorem stamp duty or SDRT, nor would it normally give rise to the fixed stamp duty of L5 per instrument of transfer.

10  PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS

The Company is the holding company of the CCG Group. The following table shows the principal subsidiary and associated undertakings of the Company, being those which are considered by the Company to be likely to have a significant effect on the assessment of the Company's assets and liabilities, financial position or profits and losses. Save where stated otherwise, each of these companies is wholly-owned by a member of the CCG Group and the issued share capital is fully paid :

                                         PLACE OF          REGISTERED OR
SUBSIDIARY                             INCORPORATION      PRINCIPAL OFFICE      PRINCIPAL ACTIVITY
----------                             -------------   ----------------------   -------------------
Bates UK Limited                        England        121-141 Westbourne       Advertising and
                                                       Terrace                  integrated
                                                       London W2 6JR            communications
The Facilities Group                    England        Whitfield House          Production services
  Limited (30 per cent.)                               81 Whitfield Street
                                                       London W1A 4XA
Zenith Media Holdings Ltd               England        Bridge House             Media services
  (50 per cent.)                                       63-65 North Wharf Road
                                                       London W2 1LA
The Communications Group Pty Ltd        Australia      107 Mount Street         Advertising and
                                                       North Sydney             integrated
                                                       NSW 2060                 communications
                                                       Australia
Bates Gruppen AS                        Denmark        Landermarket 29          Advertising and
                                                       DK-1119 Copenhagen K     integrated
                                                       Denmark                  communications
Scholz & Friends GmbH                   Germany        Steinhoft 9              Advertising and
                                                       20459 Hamburg            integrated
                                                       Germany                  communications
Bates Gruppen AS                        Norway         Hoffsveien 1             Advertising and
                                                       PO Box 282 Skoyen        integrated
                                                       0212 Oslo                communications
                                                       Norway
Bates Advertising Holding SA            Spain          Goya 8, 1st Floor        Advertising and
                                                       28001 Madrid             integrated
                                                       Spain                    communications
Bates Advertising USA, Inc              USA            498 Seventh Avenue       Advertising and
                                                       New York                 integrated
                                                       NY 10018                 communications
                                                       USA
Diamond Ad Ltd. (80 per cent.)          S. Korea       Korea Chemical           Advertising and
                                                       Building                 integrated
                                                       27-8 Chamwon-Dong        communications
                                                       Seocho-ku
                                                       Seoul
                                                       Korea

11  PRINCIPAL PROPERTIES

The CCG Group leases all its premises.The principal operating premises leased by CCG are as follows:

                                                                   ANNUAL
                                                                 BASE RENTAL    NEXT RENT    EXPIRATION OF
LOCATION                                         AREA (SQ. FT)   (MILLIONS)    REVIEW DATE       LEASE
--------                                         -------------   -----------   -----------   -------------
498 Seventh Avenue
New York.......................................     204,000          $6.0          2004          2014
121-141 Westbourne Terrace
London.........................................      62,500          L1.5            --          2003

In addition, the CCG Group leases 103,000 square feet in Landsdowne House, Berkeley Square, London, at an annual rental of L6.5 million which is sublet for mainly coterminous periods at an average annualised rental of approximately L6.1 million during 1998. A further 72,000 square feet at an annual rental of L3.1 million is sublet on a short-term basis at an average annualized rental of approximately L1.9 million during 1998.

At 31 December 1998, L33.2 million had been reserved by the CCG Group for potential costs of surplus space, primarily in London and New York City.

12  MATERIAL CONTRACTS

12.1 The following contracts (not being contracts entered into in the ordinary course of business) (a) have been entered into by the Company or another member of the CCG Group within the two years immediately preceding the date of this document and are, or may be, material; or (b) have been entered into by the Company or another member of the CCG Group more than two years preceding the date of this document and contain provisions under which any member of the CCG Group has any obligation or entitlement which is, or may be, material to the CCG Group as at the date of this document:-

    12.1.1 The Merger Agreement and Stockholder Agreements, the principal terms of which are summarised in Part V of this document.

    12.1.2 A Stock Purchase Agreement dated 11December 1999 made between Hyundai Merchant Marine Co. Ltd. (``Hyundai"), J.S. Chung, M.H. Chung (together ``the Seller"), Bates Deutschland Holding GmbH, a wholly-owned subsidiary of CCG (``the Purchaser") and CCG, pursuant to which the Purchaser acquired an 80 per cent. shareholding in Diamond Ad Ltd. (``Diamond"). Pursuant to the agreement, an initial cash payment of KW27 billion (L15 million) was made at completion. Additional consideration may be payable in an aggregate amount equal to 80 per cent. of Diamond's audited operating profit after tax, averaged over the 42 months ending 31 December 2001 (the earn-out period), multiplied by nine, less the initial consideration and 80 per cent. of Diamond's net debt as at completion of the acquisition (estimated at approximately KW22 billion (L12 million)). Deferred consideration payments are scheduled for 2000, 2001 and 2002. CCG guaranteed the Purchaser's obligations under the agreement.

        The agreement required the Seller to cause Diamond to transfer or otherwise dispose of certain non-advertising assets at book value, without recourse to Diamond, by no later than 31 December 2000 and to take steps to ensure that Diamond met certain working capital and net asset requirements at the time of completion. Pursuant to this agreement, agency agreements between Diamond and certain major Hyundai group clients were entered into prior to completion.

        The agreement contains certain representations, warranties and indemnities by the parties to each other. There are also certain undertakings by CCG as to the operation of Diamond and referral of business to it during the earn-out period and restrictions on transfer of shares in Diamond by the Purchaser during that period and the agreement further provides that, in the event of certain fundamental breaches of the agreement by the Purchaser or certain insolvency events affecting the Purchaser or CCG, during the earn-out period, the Seller has the right to rescind the agreement and re-purchase the Diamond shares. The agreement provides rights of first refusal in favour of the Purchaser and Seller respectively upon a proposed disposal of the other party's shares in Diamond after expiration of the earn-out period.

    12.1.3 A Loan Agreement dated 8 November 1999 pursuant to which certain banks led by The Bank of New York and HSBC Investment Bank Plc as Arrangers agreed to advance to the Company and certain of its subsidiaries loan facilities of up to $250 million to be used for the purposes of refinancing existing facilities, general corporate purposes and paying costs and expenses incurred in connection with the acquisition of Healthworld. $125 million of the loan facilities are available for a term of five years and the remaining $125 million of the loan facilities are available for a term of 364 days, subject to an option to convert such amount into a term loan facility for a further year. The Loan Agreement contains standard covenants, representations and warranties and events of default. Interest is payable at a rate equal to 1 per cent. over LIBOR or Federal Funds Rate, subject to a margin ratchet which is dependant upon compliance with certain financial covenants.

    12.1.4 An Agreement and Plan of Reorganisation dated as of 3 December 1999 made between CCG, a new wholly owned Delaware subsidiary of CCG called Interactive Edge, Inc. (``IEI"), the stockholders of Interactive Edge, Inc., a New York corporation (``Edge NY"), together with an Agreement and Plan of Reorganisation of the same date between CCG, IEI, the stockholders of Interactive Edge, Inc., a Connecticut corporation (``Edge CT") and Edge CT and an Asset Purchase Agreement dated the same date between CCG, IEI, the members of Interactive Edge, LLC (``Edge LLC" and together with Edge NY and Edge CT the ``Edge Companies") and Edge LLC, pursuant to which IEI acquired the business and assets of the Edge Companies.

        The initial consideration of $6.1 million (L3.8 million), comprised $600,000 (L370,370) and 1,655,380 CCG Shares in the form of CCG ADSs. Additional consideration of up to $18.9 million (L11.6 million), to be satisfied by the issue of additional CCG Shares in ADS form, may be payable in 2003, depending upon the revenues and operating margins of the Interactive Edge business during the three years ending 31 December 2002 (the earn-out period). The agreement provides for certain adjustments to the amount of the initial consideration and any deferred consideration if the average market price of CCG Shares over the six months following each payment is more than 20per cent. greater or less than the reference price used to calculate the number of consideration shares issued. Any resulting increase in the consideration would be satisfied by an issue of additional CCG shares. The selling stockholders agreed not to dispose of the CCG ADSs issued to them as initial or deferred consideration for 12 months after issue and thereafter to inform CCG of any proposed sale.

        The agreement contains certain representations, warranties and indemnities from the parties to each other. There are also undertakings from CCG/IEI relating to the operation of the acquired business during the earn-out period and requiring CCG to contribute up to $2.5 million (L1.5 million) of capital to the business during that period. CCG guaranteed the obligations of IEI under the agreement.

    12.1.5 A share purchase agreement dated 25 September 1998 made between TCG Employee Investment Pty Limited (``TCG Investment"), TCG Employee Nominee Pty Limited, Cordiant Communications (Australia) Pty Limited, TCG, the Company and Chafma BV (``the TCG Agreement"), which was approved by CCG Shareholders at an Extraordinary General Meeting held on 20 November 1998. Initial consideration comprising A$7,867,335 (L2.9 million) in cash and A$9,000,000 (L3.3 million) in CCG Shares was paid at completion of the acquisition. The seller, TCG Investment, held the shares for the account of the TCG Employee Trust (``the Trust"). Pursuant to this agreement, the CCG Group purchased the 24.9 per cent. shareholding in The Communications Group Pty Limited (``TCG") not already owned by it. Deferred consideration of up to A$3,375,000 (L1.3 million), to be satisfied by the issue of new CCG Shares at the election of the TCG Investment or CCG, may become payable in November 2000, depending upon the operating profits of TCG for the two financial years ended on 31 December 1999. In the event of a change of control of CCG prior to the due date for the deferred consideration, TCG Investment will become entitled to the full A$5,375,000. Certain restrictions on transfer of the CCG Shares issued as initial consideration remain in effect until November 2000.

    12.1.6 A Demerger Agreement dated 30 September 1997 as amended on 12 December 1997 (``the Demerger Agreement") between CCG, Saatchi & Saatchi plc (``Saatchi"), Saatchi & Saatchi Holdings Limited (``SSH") and Zenith Media Holdings Limited (``Zenith"), pursuant to which the businesses comprising the Saatchi & Saatchi advertising agency and certain related businesses and assets (``the Saatchi Group") were transferred to SSH by members of the CCG Group and the entire issued share capital of SSH was transferred to Saatchi in consideration for the issue of shares in Saatchi to CCG Shareholders (the ``Demerger"). Saatchi thereby became an independent public company.

        In addition to setting out the conditions to and procedures for implementation of the Demerger, the Demerger Agreement contains certain transitional provisions relating to certain joint ventures between members of the CCG Group and the Saatchi Group, shared premises and services, pension schemes in which employees of both groups participated and similar matters. The Demerger Agreement provided for CCG and the Saatchi Group each to hold 50 per cent. of the shares in Zenith and for the shares in The Facilities Group Limited to be owned as to 70 per cent. by the Saatchi Group and 30 per cent. by CCG.

        No warranties were given by Saatchi, CCG or Zenith in connection with the Demerger other than as to title to shares or assets transferred. The Demerger Agreement provides that, following the Demerger, each of CCG, Saatchi and Zenith will indemnify or procure that its relevant subsidiaries indemnify the members of each other group, subject to certain other limitations, against certain actual and contingent liabilities associated with the business of the indemnifying group. They cover a range of matters, including certain cross-guarantees of obligations under property leases, certain tax liabilities and litigation involving members of more than one group. In addition, if liabilities are incurred in relation to past disposals of subsidiaries not operated as part of the business of the Saatchi Group or the CCG Group at the time of the Demerger, in excess of the amounts contemplated by the arrangements for dividing the pre-Demerger group borrowings between CCG, Saatchi and Zenith, or certain other types of liabilities, these will be shared equally by CCG and Saatchi.

    12.1.7 A Shareholders Agreement dated 11 December 1997 made between CCG, Saatchi, SSH and Zenith (together with Zenith's articles of association ``the Zenith Shareholders Agreement"), which regulates the relationship between CCG and SSH as holders of 50 per cent. each of the issued share capital of Zenith following the Demerger.

        The Zenith Shareholders Agreement provides for the operation of Zenith, including the composition of its board of directors. Certain matters require the consent of both shareholders, including alterations to the capital structure of Zenith, its annual business plan and contracts outside the ordinary course of business or not on arm's length terms. 75 per cent. of the distributable profits of Zenith are to be distributed to shareholders and divided between them in part by reference to the proportions in which Zenith receives revenue from clients of each shareholder. The remaining 25 per cent. is to be retained by Zenith unless otherwise agreed.

        Transfer of shares in Zenith is prohibited, except in certain limited circumstances. After 14 December 2000, a shareholder will be entitled to transfer all of its shares, subject to a right of first refusal in favour of the other shareholder. There are also options whereby one shareholder is entitled to acquire all of the Zenith shares of the other in the event that:--(1) the other shareholder becomes insolvent;
        (2) the other shareholder experiences a change of control, following which there is a material breach of any of the terms of the media services agreement (described below) to which that shareholder is a party, which either is not capable of remedy or is not remedied within a certain period; or (3) the other shareholder terminates its media services agreement. The price paid on exercise will be based on the market value of the Zenith shares in the circumstances mentioned in
        (1) above and otherwise on the net asset value of Zenith.

        In the event that a dispute arises in relation to certain matters of fundamental importance which cannot be resolved then either shareholder is entitled to offer a price at which the other shareholder must either sell its own shares or buy those of the offering shareholder.

        The Zenith Shareholders Agreement provides for both shareholders to give an unlimited guarantee of Zenith's bank facilities of up to L21.5 million and permits them to charge their shares in Zenith to secure their obligations under their own respective group bank facilities.

    12.1.8 A Media Services Agreement dated 11 December 1997 between CCG and Zenith, pursuant to which CCG agreed to appoint Zenith as the exclusive supplier of media buying, media planning and certain related services for all of its clients, subject to certain exceptions. Saatchi entered into a similar agreement at the same time. The media services agreements will terminate on 31 December 2001, or on any subsequent anniversary of that date, upon either party giving not less than 12 months' written notice of such termination to the other.

    12.1.9 A shareholders agreement dated 11 December 1997 made between CCG, Cordiant (Central Services) Limited (``CSL", now called Saatchi & Saatchi (Central Services) Limited), Saatchi and The Facilities Group Limited (``FGL") (together with the articles of association of FGL ``the FGL Shareholders Agreement"), which regulates the relationship between CCG and CSL as holders of 30 per cent. and 70 per cent., respectively, of the issued share capital of FGL following the Demerger. The FGL Shareholders Agreement makes provision for the operation of FGL, including the composition of the board of directors and restrictions on transfer of shares. It provides that the distributable profits of FGL will be divided between shareholders in the proportions in which FGL receives revenues from clients of each shareholder or, if not attributable to either shareholder, in proportion to each shareholder's equity stake. There are options which permit either shareholder to acquire all of the shares in FGL owned by the other if the other becomes insolvent or undergoes a change of control, at a price based upon the market value of the FGL shares.

12.2 The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Healthworld or another member of the Healthworld Group within the two years immediately preceding the date of this document and are, or may be, material. No such contracts entered into by Healthworld or another member of the Healthworld Group more than two years preceding the date of this document contain provisions under which any member of the Healthworld Group has any obligation or entitlement which is, or may be, material to the Healthworld Group as at the date of this document:-

    12.2.1 The Merger Agreement

    12.2.2 An Agreement and Plan of Merger dated 1 August 1999 between Healthworld, HC-Falk Acquisition Corporation, Falk Communications Inc. (``Falk"), Spencer Falk and the Spencer Falk Grantor Retained Annuity Trust, under which Healthworld acquired 100 per cent. of the capital stock of Falk (the ``Falk Agreement"). The initial purchase price, including expenses related to the acquisition, was approximately
        $17 million (L10.5 million) consisting of $9 million (L5.6 million) in cash and 649,111 Healthworld Shares. On 3 February 2000, Healthworld agreed, subject to approval of the Transaction by Healthworld Stockholders, to issue 940,624 additional Healthworld Shares, valued at as at 3 February 2000 $20 million (L12.3 million), to the former stockholders of Falk immediately prior to the Effective Time and subject to consummation of the Transaction in full satisfaction of Healthworld's obligation to make earn-out payments based on Falk's financial results after the acquisition. Healthworld remains obligated to make a payment relating to certain tax benefits in September 2000 to Falk's prior stockholders in an amount currently estimated to be $400,000 (L246,914), payable in shares and cash.

12.2.3 A share purchase agreement dated 23 July 1998, between Dominique Agostini and Healthworld International Holdings Inc., a wholly-owned subsidiary of Healthworld (``HIH"), under which HIH acquired 80 per cent. of the capital stock of HFT (a French holding company which owns 100 per cent. of the capital stock of Torrent, S.A. (``Torrent"), a French healthcare communications agency, which in turn owns 100 per cent. of the capital stock of each of Aigue Marine SARL (``Aigue") and Katchina Productions SARL (``Katchina"), each a French company) from Dominique Agostini, the founder of Torrent, for a cash purchase price, exclusive of expenses, of 15,271,000 French francs, in addition to amounts to be paid in cash on or prior to 15 April 2000 and 15 April 2002 (such amounts, together, not be exceed 19,000,000 French francs (L1.7 million) to be based upon future consolidated operating profits of HFT, Torrent, Aigue and Katchina (together, the ``HFT Group Companies").

      Beginning on 1 January 2002, Mr Agostini shall have the option to sell the remaining 20 per cent. of the capital stock of HFT owned by him (the ``Remaining Shares") to HIH, and beginning 1 January 2006, HIH shall have the option to purchase the Remaining Shares from MrAgostini, in each case at a price not to exceed 11,000,000 French francs (L1.0 million) based upon the value of the assets and operating profits of the HFT Group Companies at the end of and for the two years immediately preceding the year in which such option is exercised. The aggregate purchase price to be paid by HIH to MrAgostini for 100 per cent. of the capital stock of HFT is not to exceed 45,271,000 French francs (L4.2 million).

12.2.4 A sale and purchase agreement dated 6 October 1998 among JAIDICO S.A., Annic de Rochefort, Enrique Alda Campillo, CPA Espa+a, S.L., HIH and Healthworld, under which HIH acquired all of the capital stock of CPA Espana, S.L., a healthcare communications agency located in Madrid, Spain. The Company's initial cash payment was approximately 212 million Spanish pesetas (L0.8 million) including expenses related to the acquisition. Total amounts to be paid in connection with the acquisition, including potential subsequent earn-out payments to take place in April 2000 and April 2003 based upon CPA Espana achieving certain targeted operating profits, are not to exceed approximately 661 million Spanish pesetas (L2.4 million).

12.2.5 An acquisition agreement dated 24 July 1998 and made between Clive Davies, Stephen Cantle, Lesley Davies and Alison Cantle (1) and Healthworld Holdings Limited, a UK company and a wholly-owned subsidiary of Healthworld (2) (the ``Colwood Agreement"). Under the Colwood Agreement Healthworld Holdings Limited acquired 100 per cent. of the issued share capital of Colwood House Medical Publications (UK) Limited (``Colwood"). The initial consideration of L3,240,000 was satisfied as to L1,367,800 in cash and as to L1,872,200 in loan notes of Healthworld Holdings Limited. This amount was, however, subject to an adjustment calculated by reference to the value of Colwood's net assets. The Colwood Agreement also provides for deferred consideration, in two additional contingent payments, to be satisfied in loan notes of Healthworld Holdings Limited payable in April 2000 and August 2001 up to a maximum aggregate amount of L3,482,000. The Colwood Agreement provides that the aggregate total amount of the consideration shall not exceed L6,722,000.

13 LITIGATION

13.1 Since December 1998, the action brought against Bates Advertising USA, Inc. and Zenith Media Services, Inc. by the Miller Brewing Company has been settled. The majority of the settlement will be paid under the terms of the Group's insurance policies. The allocation between Bates Advertising USA, Inc. and Zenith Media Services, Inc. of the uninsured element is yet to be determined. However, the Directors believe that the liability of the Group will not exceed $600,000 (L370.370).

13.2 No member of the CCG Group is or has been involved in any legal or arbitration proceedings nor, as far as CCG is aware, are any such proceedings pending or threatened, which may have, or have had within the 12 months prior to the date of this document, a significant effect on the CCG Group's financial position.

13.3 No member of the Healthworld Group is or has been involved in any legal or arbitration proceedings nor, as far as CCG is aware, are any such proceedings pending or threatened which may have, or have had within the previous 12 months, a significant effect on the Healthworld Group's financial position.

14 WORKING CAPITAL

    CCG is of the opinion that, taking into account available bank facilities, the Enlarged Group has sufficient working capital for its present requirements, that is for at least the 12 months from the date of this document.

15 SIGNIFICANT CHANGES

15.1 As at 31 December 1999, the indebtedness of the CCG Group had reduced by approximately L9.2 million since 30 June 1999. This reflects the normal annual working capital cycle and is stated net of the initial payment of L14.8 million made in December 1999 for the acquisition of an 80 percent interest in Diamond, and net of the indebtedness of Diamond of L3.5 million at 31 December 1999. The acquisition of Healthworld will not contribute materially to the indebtedness of the Enlarged Group.

15.2 Save as set out in paragraph 15.1 above there has been no significant change in the financial or trading position of the CCG Group since 30
     June 1999, the date to which the last unaudited interim results of the CCG Group were published.

15.3 There has been no significant change in the financial or trading position of the Healthworld Group since 30 September 1999, the date to which the last unaudited quarterly results of the Healthworld Group were published.

16 EMPLOYEES

    Set out below is the average number of employees employed by the CCG Group over the last three financial years:--

        1996:            10209

        1997:            10598

        1998:             4817

    The Directors consider that there is only one continuing business activity, namely advertising and marketing services.

17 RISK FACTORS

    The following text has been extracted from the Prospectus/Proxy Statement despatched to Healthworld Stockholders, which forms part of the US Registration Statement. It is addressed to Healthworld Stockholders, but contains information which may be of interest to CCG Shareholders. References to the ``combined company" mean the Enlarged Group.

``RISK FACTORS RELATING TO THE MERGER

EXPECTED BENEFITS FROM THE CCG/HEALTHWORLD COMBINATION MAY NOT BE REALISED

    CCG and Healthworld entered into the merger agreement with the expectation that the merger would result in cost savings and revenue enhancements. There can be no assurance that the combined company will realise these anticipated benefits in full or at all. If the expected benefits are not realised, the price of the CCG ADSs and the CCG ordinary shares could be adversely affected.

CORDIANT'S AND HEALTHWORLD'S BUSINESSES MAY NOT BE SUCCESSFULLY COMBINED

    The merger involves the combining of Businesses that have previously operated separately. This involves a number of risks, including:

    - demands on management related to the significant increase in size of CCG after the merger, including the combining of operations resulting from Cordiant's and Healthworld's recent acquisitions;

    - the diversion of management's attention to the combining of operations;

    - difficulties in the combining of operations and systems;

    - difficulties in the assimilation and retention of employees;

    - challenges in keeping clients; and potential adverse short-term effects on operating results.

THE COMBINED COMPANY MAY FACE HURDLES WITH RESPECT TO MANAGEMENT OF GROWTH AND
  ACQUISITION RISKS

    The combined company's growth will depend on a number of factors, including the combined company's ability to:

    - maintain the high quality of the services it provides to customers;

    - increase the number of services it provides to existing clients;

    - recruit, motivate and retain skilled creative, technical and marketing personnel in a highly competitive market for qualified personnel in the marketing and communications industry; and

    - grow through the acquisition of other communications businesses in an environment of increased competition for acquisition candidates.

    There can be no assurance that the combined company will be able to successfully achieve all or any of these strategies for growth.

THE COMBINED COMPANY WILL BE DEPENDENT ON CERTAIN KEY CLIENTS

    Each of Cordiant's and Healthworld's revenues are dependent upon the advertising, sales and marketing expenditures of a number of key clients.
 ......... , the five largest clients of the combined company are expected to account for approximately 23 per cent. of the combined company's revenues. The merger may cause these major clients to reassess their relationship with CCG or Healthworld, as the case may be. Results of operations of the combined company could be materially adversely affected by the loss of one or more of its major clients.

THE COMBINED COMPANY MAY FOREGO POTENTIAL REVENUES DUE TO CLIENT CONFLICTS OF
  INTEREST

    Client conflicts of interest are inherent in the marketing and communications industry due to the proprietary nature of such clients' products. The combined company's ability to compete for new clients and assignments will be limited by the combined company's general practice, and the practice followed by many of the combined company's competitors, of not representing clients with competing product lines. In addition, the combined company will often be contractually precluded from representing companies with competing products. As a result, the combined company may not be retained by existing, new or potential clients with respect to certain products if the combined company provides marketing or communications services for competing products.

THE COMBINED COMPANY WILL FACE SIGNIFICANT COMPETITION AND INCREASING INDUSTRY
  CONSOLIDATION

    The marketing and communications industry is highly competitive. The combined company will compete with other marketing and communications firms, including international and local full-service and special marketing and communications firms and other contract sales and marketing organisations. A number of the combined company's competitors will have substantially greater financial resources, personnel and facilities than the combined company. In addition, if the current trend toward consolidation continues, the combined company may face greater competition for clients. Although CCG and Healthworld believe that the combined company will be able to compete on the basis of the quality of its creative product, service, reputation and personal relationships with clients, there can be no assurance that the combined company will be able to maintain its competitive position in the industry.

THE COMBINED COMPANY WILL BE DEPENDENT ON KEY PERSONNEL

    The combined company will be dependent on the efforts and abilities of its senior management. The loss of the services of any of these key employees could have a material adverse effect on the combined company. In addition, while a number of executive officers of CCG and Healthworld have entered into employment agreements and confidentiality and non-solicitation agreements with its respective company, there is no assurance that the combined company would be able to prevent the unauthorised disclosure or use of its knowledge, practices, procedures or client lists.

HEALTHWORLD'S EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER IN
  ADDITION TO THOSE OF HEALTHWORLD'S STOCKHOLDERS

    You should be aware that the executive officers of Healthworld and members of the Healthworld board of directors may have interests in the merger that are in conflict with, are different from, or in addition to, yours as a Healthworld stockholder. These interests include employment agreements, stock options and a continuation as directors and executive officers of the combined company. ...
For example, all of the executive officers and directors of Healthworld hold stock options which will become immediately vested and exercisable, along with all other stock options held by Healthworld's employees, as a result of the merger. ... the employment agreement of Stuart Diamond, the chief financial officer of Healthworld, provides for significant payments and other benefits (including, except as noted in the next sentence, vesting of all of his Healthworld stock options) if Mr. Diamond's employment with Healthworld is terminated under certain circumstances following the merger. In addition, on November 8, 1999, Healthworld granted to Mr. Diamond stock options to purchase 200,000 shares of its common stock, which will not vest as a result of the merger. ..., the employment agreement of Steven Girgenti, chairman and chief executive officer of Healthworld, which will become effective at the time of the merger, provides for, among other things, a base salary of $500,000 per annum, annual bonuses based upon the achievement of certain performance targets, and the grant at the time of the merger of 275,000 options under Cordiant's Performance Share Option Scheme."

18 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    Forward-looking statements have been made in this document concerning future performance, costs, revenues and growth of CCG, Healthworld and/or the Enlarged Group, industry and customer growth and statements regarding operational efficiencies from and benefits of the Transaction. These statements may generally, but not always, be identified by the use of words such as ``anticipates," ``should," ``expects" or ``believes." By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include:

    - the risk that the combined company will not achieve anticipated cost savings or revenue enhancements or that integration costs will exceed expectations,

    - changes in the economic conditions in markets served by the operations of CCG and/or Healthworld which would adversely affect the level of demand for the services provided;

    - material differences in actual advertising expenditures from the estimates contained herein depending on, among other things, regional, national and international political and economic conditions, technological changes, the availability of media and regulatory regimes in the world's advertising markets,

    - material differences in actual results from those anticipated depending on, among other things, gains to or losses from its client base, the amount of revenue derived from clients, CCG's exposure to changes in the exchange rates of major currencies against the pound sterling (because a substantial portion of its revenues are derived and costs incurred outside of the UK), the general level of advertising expenditures in CCG's markets referred to above, and the overall level of economic activity in CCG's major markets as discussed above.

19 GENERAL

19.1 Certain financial projections for Healthworld are referred to in the US Registration Statement. None of CCG or its financial advisers or any other party accepts responsibility for the accuracy, reasonableness, validity or completeness of such financial projections or the estimates and assumptions that underlie them. CCG Shareholders should not rely on such financial projections when considering the Transaction.

19.2

19.3 No person has been authorised to give any information or to make any representations other than those contained in this document and, if given or made, such information or representations must not be relied upon as having been authorised. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful.

19.4 KPMG Audit Plc, 1 Puddle Dock, Blackfriars, London EC4V 3PD, has given and not withdrawn its written consent to (i) the inclusion of its letter on the pro forma financial information set out in PartIV of this document; and (ii) all references thereto and to its name in the form and context in which they appear and has authorised the contents of those parts of this document for the purposes of Section 152(1)(e) of the Financial Services Act 1986.

19.5 Warburg Dillon Read, which is regulated in the United Kingdom by The Securities and Futures Authority Limited has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which they appear.

19.6 The total costs (exclusive of any value added tax and stamp duty reserve tax (SDRT) on the issue of New CCG ADSs) of and in connection with the Transaction are estimated to amount to L5.7 million. The SDRT payable as a result of the issue of American depositary receipts evidencing New CCG ADSs issued in connection with the Transaction will be 1.5 per cent. of the value of the underlying New CCG Shares at the time such New CCG Shares are transferred to the Depositary, or its nominee. Healthworld Stockholders may elect to take their entitlements under the Merger Agreement in the form of CCG Shares; however if no such elections are made and all Healthworld Stockholders receive their consideration in the form of CCG ADSs, the estimated SDRT payable would be L2.3 million, based on the assumptions set out in paragraph 4 of Part I of this document.

19.7 The Directors are not aware of any arrangement under which future dividends are waived or agreed to be waived.

19.8 The CCG Group undertook work on implementation of the changes required to enhance the capability of its management information systems to ensure that critical systems would be millennium compliant. No problems have been encountered post 1 January 2000, but the situation will continue to be closely monitored.

      The Healthworld Group undertook work on implementation of the changes required to enhance the capability of its management information systems to ensure that critical systems would be millennium compliant. No problems have been encountered post 1 January 2000, but the situation will continue to be closely monitored.

19.9 CCG's registrars and paying agents are Computershare Services PLC, PO Box 1075, Caxton House, Redcliffe Way, Bristol BS99 3FA.

19.10 The financial information contained in this document in relation to CCG does not constitute statutory accounts within the meaning of section 240 of the Act, but constitutes non-statutory accounts within the meaning of that section. The auditors of CCG are KPMG Audit Plc of 1 Puddle Dock, Blackfriars, London EC4V 3PD, who have audited CCG's consolidated accounts for the three financial years ended 31 December 1998 in accordance with auditing standards and have made reports under section 235 of the Act in respect of each set of statutory accounts and each such report was unqualified and did not contain a statement under section 237(2) or (3) of the Act.

20 DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection at the registered office of the Company and at the offices of Macfarlanes, 10 Norwich Street, London EC4A 1BD, during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document up to and including 1March 2000:-

20.1  the Memorandum and Articles of Association of CCG;

20.2 the audited consolidated accounts of CCG for the three financial years ended 31 December 1998 and the unaudited interim results of CCG for the six months ended 30 June 1999;

20.3 the audited consolidated financial statements of Healthworld and its subsidiaries for the three financial years ended 31 December 1998 and the unaudited results of Healthworld for the nine months ended 30
      September 1999;

20.4 the Accountants' report on the restatement to UK GAAP set out in paragraph 3 of Part III;

20.5  the Report on the Pro Forma net asset statement set out in Part IV;

20.6  the material contracts referred to in paragraph 12of this Part VI;

20.7  the written consents referred to in paragraphs 19.4 and 19.5of this Part
      VI;

20.8  the service contracts and letters of appointment referred to in paragraph
      5.9 of this Part VI;

20.9 the rules of the CCG Share Schemes and the trust deed constituting the trusts referred to in paragraphs 8.1.3 and 8.2.2 of this Part VI;

20.10 the Healthworld Option Plan;

20.11  the US Registration Statement.

       This document has been prepared in accordance with the rules of the London Stock Exchange for distribution to CCG Shareholders. However it will be available in the US. It is not subject to, and has not been prepared in accordance with the rules of the US SEC.

                                    PART VII

                     SUMMARY OF RESOLUTIONS TO BE PROPOSED
                  AT THE EXTRAORDINARY GENERAL MEETING OF CCG

    The full text of the resolutions to be proposed at the Extraordinary General Meeting of CCG to be held on 1 March 2000 is set out in the Notice of Meeting which follows this Part VII. A summary explanation of these resolutions is set out below. Completion of the Transaction is conditional only upon the passing of Resolution 1.

RESOLUTION 1

    This is an Ordinary Resolution:

1. to approve the Transaction and authorise the Directors to give effect to the Merger Agreement;

2. subject to the Merger Agreement becoming unconditional and not having been terminated in accordance with its terms:--

    (i) to increase the authorised share capital of the Company from L150,500,000 to L208,000,000, by the creation of an additional 115,000,000 CCG Shares, representing an increase of approximately 38.2 per cent. in the authorised share capital of the Company; and

    (ii) to give the Directors general authority to allot ``relevant securities" (as defined by the Companies Act, this includes principally CCG Shares and rights to subscribe for CCG Shares) up to a maximum aggregate nominal amount of L93,603,427. This is equivalent to 187,206,854 CCG Shares, representing approximately 81.8 per cent. of the issued ordinary share capital of CCG as at 28 January 2000, the latest practicable date prior to the publication of this document.

    Based on the assumptions described under ``Bases for Share Calculations" on page 5 of this document, approximately 46,140,000 New CCG Shares will be issued under this authority to satisfy the entitlements of Healthworld Stockholders under the Merger Agreement. After reserving approximately 34,670,000 CCG Shares which may be required to satisfy outstanding options under the CCG Share Schemes and the Healthworld Option Plan, this would leave the Directors with general authority, after the Effective Time, to allot relevant securities up to approximately L53,200,000 in nominal value, which is equivalent to 106,400,000 CCG Shares and represents approximately 38.8 per cent. of the issued ordinary share capital of CCG as enlarged by the Transaction, based on the assumptions referred to above.

    It is the Directors' intention, to limit exercise of this authority to grants of options pursuant to the CCG Share Schemes, allotments to satisfy deferred consideration obligations in respect of acquisitions made by the Enlarged Group prior to the date of this document, and further allotments in an aggregate nominal amount not exceeding one-third of the nominal amount of the actual issued share capital of CCG immediately following the Effective Time. However, because the number of CCG Shares actually required to be issued pursuant to the Merger Agreement cannot yet be determined, the numbers of New CCG Shares to be created and authorised to be allotted by Resolution 1 has been calculated so as to allow a margin for possible changes in the CCG Share price and/or the dollar/pound sterling exchange rate prior to the date the Exchange Ratio is fixed.

RESOLUTION 2

    This is a Special Resolution, conditional upon completion of the Transaction, to give the Directors power to allot ``equity securities" (as defined by the Companies Act this includes primarily CCG Shares and rights to subscribe for CCG Shares) for cash:

(i) by means of a rights issue made other than in accordance with statutory pre-emption rights;

(ii) for the purposes of employee share and incentive schemes approved by CCG Shareholders and the Healthworld Option Plan; and

(iii) to satisfy consideration payable in CCG Shares in respect of acquisitions by subsidiaries of CCG where the consideration received by CCG for the allotment of CCG Shares consists of cash paid by, or obligations to pay cash of, a subsidiary.

    In relation to paragraph (ii) above, statutory pre-emption rights normally do not apply to allotments of shares pursuant to employee share schemes but the power is proposed to be taken for the avoidance of doubt because certain schemes may not fall within the statutory definition of an ``employee share scheme" because employees of associated companies such as Zenith Media Holdings Limited and its subsidiaries are allowed to participate.

RESOLUTION 3

    This is a Special Resolution, conditional upon completion of the Transaction. It will give the Directors power, in addition to the powers conferred by Resolution 2, to allot equity securities for cash other than in accordance with statutory pre-emption rights, up to an aggregate nominal amount of L6,737,000 (equivalent to 13,474,000 CCG Shares, representing approximately
4.9 per cent. of the issued ordinary share capital of CCG as enlarged by the Transaction, based on the assumptions referred to above). The Directors intend to limit exercise of this authority to allotments in an aggregate nominal amount not exceeding five per cent. of the nominal amount of the actual issued share capital of CCG immediately following the Effective Time.

    The allotment authority and powers proposed to be conferred by Resolutions 1, 2 and 3 described above will replace the Directors' existing general allotment authority and powers, to the extent not already utilised. They will expire on the date of the Annual General Meeting of the Company held in 2000, or on 7 October 2000, if earlier, unless previously revoked, varied or renewed, and except that allotments may be made after the time of expiry pursuant to agreements entered into prior to that time.

    CCG continues to evaluate acquisition opportunities that support its strategic objectives, including acquisitions which may involve the issue of additional CCG Shares as consideration. Except for issues of CCG Shares and grants of options over CCG Shares pursuant to the Merger Agreement, the CCG Share Scheme and the Healthworld Option Scheme and for issues of CCG Shares to satisfy consideration payable in respect of past or possible future acquisitions, the Directors have no present intention of exercising such authority and powers, but consider it prudent to maintain flexibility for the future.

                       CORDIANT COMMUNICATIONS GROUP PLC
                      (REGISTERED IN ENGLAND NO. 1320869)
                    NOTICE OF EXTRAORDINARY GENERAL MEETING

    NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Cordiant Communications Group plc (``the Company") will be held at 121-141 Westbourne Terrace, London W2 6JR at 10.00a.m. on 1 March 2000 for the purpose of considering and, if thought fit, passing the following Resolutions, of which Resolution 1 will be proposed as an Ordinary Resolution and Resolutions 2 and 3 will be proposed as Special Resolutions:

1   THAT:--

1.1 the acquisition of Healthworld Corporation (``the Transaction") upon and subject to the terms and conditions of the Agreement and Plan of Merger dated as of November 9, 1999 between the Company, Healthworld Acquisition Corp. and Healthworld Corporation, as amended by an agreement dated
    3 February 2000 (``the Merger Agreement") and as described in the Circular to Shareholders of the Company dated 4 February 2000 (copies of the Merger Agreement and such Circular, signed by the Chairman for the purpose of identification, being produced to the Meeting), be and is hereby approved and the Directors be and are hereby authorised to take such steps as they deem necessary or appropriate to implement the same, subject to and including such non-material amendments, waivers, variations or extensions of such terms and conditions as the Directors think fit (and references herein to the Merger Agreement include any such amendments, waivers, variations or extensions approved by the Directors);

1.2 subject to and with effect from the Merger Agreement becoming unconditional and not having been terminated in accordance with its terms:--

    1.2.1 the authorised share capital of the Company be and is hereby increased from L150,500,000 to L208,000,000 by the creation of an additional 115,000,000 Ordinary Shares of 50p each in the capital of the Company; and

    1.2.2 in substitution for the authority conferred on the Directors at the Extraordinary General Meeting of the Company held on 18 June 1996 (to the extent the same remains unexercised), the Directors be and are hereby generally and unconditionally authorised for the purposes of section 80 of the Companies Act 1985 (``the Companies Act") to exercise all of the powers of the Company to allot relevant securities (as defined by section 80(2) of the Companies Act) up to an aggregate nominal amount of L93,603,427, provided that such authority (unless previously revoked, varied or renewed) will expire at the conclusion of the next Annual General Meeting of the Company (or on 7
          October 2000 if earlier), except that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

2 THAT, conditionally upon and with effect from the merger of Healthworld Acquisition Corp. into Healthworld Corporation becoming effective in accordance with the Merger Agreement, the Directors be and are hereby empowered, pursuant to section 95(1) of the Companies Act, to allot equity securities (as defined by section 94(2) of the Companies Act) pursuant to the authority set out in sub-paragraph 1.2.2 of Resolution 1 in this Notice, as if section 89(1) of the Companies Act did not apply to any such allotment, provided that:

2.1 this power shall be limited to the allotment of equity securities:--

    2.1.1 in connection with or pursuant to an offer by way of rights to the holders of ordinary shares and other persons entitled to participate therein, in proportion (as nearly as may be) to such holders' holdings of such ordinary shares (or, as appropriate, to the numbers of such shares which such other persons are for those purposes deemed to hold) subject only to such exclusions or other arrangements as the Directors may feel necessary or expedient to deal with fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body in, any territory, or otherwise;

    2.1.2 in connection with or pursuant to any employee share scheme or incentive scheme approved by shareholders of the Company in general meeting or the Healthworld 1997 Stock Option Plan (as amended); and

    2.1.3 to satisfy consideration payable by the issue of ordinary shares in the capital of the Company (whether directly or in the form of American Depositary Shares representing such shares) in respect of acquisitions by subsidiaries of the Company where the consideration received by the Company for the allotment of shares consists of cash paid or undertakings to pay cash by a subsidiary of the Company (the term ``subsidiary" having for the purpose of this paragraph 2.1.3 the meaning set out in Section 736 of the Companies Act); and

2.2 this power, unless previously revoked, varied or renewed, shall expire at the conclusion of the next Annual General Meeting of the Company or on 7 October 2000, if earlier, except that the Directors may make an offer or agreement before the expiry of this power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power, had not expired.

3 THAT, pursuant to section 95(1) of the Companies Act and in addition to the power conferred by Resolution 2 above, the Directors be and are hereby empowered to allot equity securities (as defined by section 94(2) of the Companies Act) pursuant to the authority conferred by paragraph 1.2.2 of Resolution 1 in the Notice of this Meeting, as if sub-section (1) of section 89 of the Companies Act did not apply to such allotment, provided that:--

     3.1 this power shall be limited to the allotment of equity securities up to an aggregate nominal amount of L6,737,500; and

     3.2 this power shall expire at the conclusion of the next Annual General Meeting of the Company or on 7 October 2000, if earlier, except that the Directors may make an offer or agreement before the expiry of this power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power had not expired.

Registered Office:

121-141 Westbourne Terrace                                 By Order of the Board
London                                                             Stuart Howard
W2 6JR                                                                 Secretary

4 February 2000

Notes

1 A member entitled to attend and vote at the Meeting may appoint one or more proxies to attend and, on a poll, vote instead of him. A proxy need not also be a member of the Company. A form of proxy is enclosed.

2 The form of proxy and the power of attorney or other authority under which it is signed (if any) or a certified copy of such authority or power of attorney, must be lodged with the Company's Registrars, Computershare Services PLC, Registrar's Department, PO Box 1075, Caxton House, Redcliffe Way, Bristol BS99 3FA, so as to be received not less than 48 hours before the time fixed for holding the Meeting.

3 Completing and returning the form of proxy will not preclude a member from attending in person at the meeting and voting should he wish to do so.

4 In the case of a corporation the form of proxy must be executed under its common seal or under the hand of some officer or attorney duly authorised.

5 For the purposes of determining who is entitled to attend or vote (whether on a show of hands or a poll) at the Meeting, a person must be entered on the register of members not later than 48 hours before the time fixed for the Meeting or any adjournment thereof.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 310 of the Companies Act 1985 of Great Britain provides:

"(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

"(2) Except as provided by the following subsection, any such provision is void.

"(3) This section does not prevent a company

    (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

    (b) from indemnifying any such officer or auditor against any liability incurred by him

           (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

           (ii) in connection with any application under section 144(3) or
       (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act 1985 of Great Britain provides:

"(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

"(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

"(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Article 156 of the Articles of Association of Cordiant provides:

    "Subject to the provisions of The Companies Act 1985, and every statutory modification or re-enactment thereof for the time being in force and every other Act or statutory instrument for the time being in force concerning limited companies and affecting the Company (including, without limitation, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985), every President, Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Directors may purchase and maintain insurance for the benefit of any Director or other officer or auditor to the extent permitted by the statutes described above."

    Cordiant maintain Directors' and Officers' liability insurance which provides for payments on behalf of the Directors and Officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as Directors or Officers of Cordiant.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES.

    (a) The following Exhibits are filed herewith unless otherwise indicated:

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         2(a)           Agreement and Plan of Merger dated as of November 9, 1999, among Cordiant Communications Group plc, Healthworld
                        Acquisition Corp. and Healthworld Corporation (included as
                        Appendix A to the proxy statement/prospectus which is part of this registration statement).

         2(b)           Amendment No. 1 to Agreement and Plan of Merger dated as of
                        February 3, 2000, among Cordiant Communications Group plc,
                        Healthworld Acquisition Corp. and Healthworld Corporation
                        (included as Appendix B to the proxy statement/prospectus
                        which is part of this registration statement)

           3            Memorandum and Articles of Association of Cordiant
                        Communications Group plc (incorporated herein by reference to Exhibit 2.1 to Form 20-F filed with the Securities and Exchange Commission on June 29, 1998 (Reg. No. 333-02130).

         4(a)           Deposit Agreement dated as of November 15, 1983, as amended and restated as of April 1, 1991, as amended as of July 16,
                        1991, and as further amended as of December 10, 1997,
                        between Cordiant Communications Group plc, The Bank of New
                        York, as Depositary, and holders from time to time of
                        Cordiant Communications Group plc American Depositary
                        Receipts (incorporated herein by reference to Exhibit A1,
                        Exhibit A2 and Exhibit A3 as Form F-6 filed with the
                        Securities and Exchange Commission on December 8, 1997,
                        (Reg. No. 333-2130).

           5            Opinion of Macfarlanes regarding validity of the securities being registered.

           8            Opinion of Rosenman & Colin LLP regarding United States tax consequences of the merger.

         4(b)           See Exhibit 3 for provisions of Memorandum and Articles of
                        Association of Cordiant Communications Group plc defining rights of holders of Cordiant ordinary shares.

        23(a)           Consent of KPMG Audit PLC.

        23(b)           Consent of Arthur Andersen LLP

        23(c)           Consent of Bear Stearns & Co. (included in the opinion filed as Exhibit 99(a) to this Registration Statement and
                        incorporated herein by reference).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        23(d)           Consent of Rosenman & Collin LLP (included in the opinion
                        filed as Exhibit 8 to this Registration Statement and
                        incorporated herein by reference).

        23(e) Consent of Macfarlane (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

          24 Powers of Attorney (included in the signature page of this registration statement).

        99(a)           Opinion of Bear Stearns & Co. (included as Appendix N to the proxy statement/ prospectus which is part of this
                        registration statement).

        99(b) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and William Butler (included as
                        Appendix C to the proxy statement/prospectus which is part of this registration statement).

        99(c) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Herbert Ehrenthal (included as
                        Appendix D to the proxy statement/prospectus which is part of this registration statement).

        99(d) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Spencer Falk (included as
                        Appendix E to the proxy statement/prospectus which is part of this registration statement).

        99(e) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Michael Garnham (included as
                        Appendix F to the proxy statement/prospectus which is part of this registration statement).

        99(f) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Steven Girgenti (included as
                        Appendix G to the proxy statement/prospectus which is part of this registration statement).

        99(g) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Frances Hughes (included as
                        Appendix H to the proxy statement/prospectus which is part of this registration statement).

        99(h)           Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and William Leslie Milton (included as Appendix I to the proxy statement/prospectus which is
                        part of this registration statement).

        99(i)           Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Steven Girgenti Grantor Retained
                        Annuity Trust (included as Appendix J to the proxy
                        statement/ prospectus which is part of this registration
                        statement).

        99(j) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and The Girgenti Family Limited
                        Partnerships (included as Appendix K to the proxy statement/prospectus which is part of this registration statement).

        99(k) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and The Spencer Falk Grantor
                        Retained Annuity Trust u/t/a/d March 5, 1999 (included as
                        Appendix L to the proxy statement/prospectus which is part of this registration statement).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        99(l)           Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and The Steve Girgenti Charitable
                        Lead Annuity Trust (included as Appendix M to the proxy
                        statement/ prospectus which is part of this registration
                        statement).

        99(m)           Employment Agreement dated as of November 9, 1999 between
                        Healthworld Corporation and Steven Girgenti (included as
                        Appendix O to the proxy statement/ prospectus which is part of this registration statement).

        99(n)           Form of Proxy Card of Healthworld Corporation.

        (b) Financial Statement Schedules. Schedule II, "Valuation and Qualifying Amounts," in Cordiant Communications Group plc. Annual Report on Form 20-F for the year ended December 31, 1998 is hereby incorporated by reference; other schedules are omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

        (c) Reports, Opinions and Appraisals. Included as Appendix M to the proxy statement/ prospectus which is part of this registration statement.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) The undersigned registrant hereby undertakes that every prospectus:
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDEoffering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, England, on
February       , 2000.

                                                       CORDIANT COMMUNICATIONS GROUP
                                                       PLC

                                                       By:               /s/ DAVID F. HAM
                                                            -----------------------------------------
                                                                        Name: David F. Ham
                                                                     TITLE: GROUP CONTROLLER

                               POWER OF ATTORNEY

    Each of the undersigned hereby constitutes and appoints and his true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on February 4, 2000.

                    NAME                                           TITLE
---------------------------------------------  ---------------------------------------------

             /s/ MICHAEL BUNGEY                Director and Chief Executive Officer
--------------------------------------------
               Michael Bungey

             /s/ ARTHUR D`ANGELO               Finance Director
--------------------------------------------
               Arthur D`Angelo

             /s/ JEAN DE YTURBE                Director, Chairman, Bates Europe
--------------------------------------------
               Jean de Yturbe

                /s/ IAN SMITH                  Director, Chief Executive Officer,
--------------------------------------------     President/International Bates World Wide,
                  Ian Smith                      Inc. Pacific

            /s/ PETER M. SCHONING              Director, Chairman and Chief Executive
--------------------------------------------     Officer,
              Peter M. Schoning                  Scholz & Friends

             /s/ BILL WHITEHEAD                Director, Chief Executive Officer, Bates
--------------------------------------------   North America
               Bill Whitehead

              /s/ CHARLES SCOTT                Executive Chairman
--------------------------------------------
                Charles Scott

             /s/ DUDLEY FISHBURN               Non-executive director
--------------------------------------------
               Dudley Fishburn

                                               Non-executive director
--------------------------------------------
          Professor Theodore Levitt

              /s/ JAMES TYRRELL                Non-executive director
--------------------------------------------
                James Tyrrell

            /s/ DR. ROLF STOMBERG              Non-executive director
--------------------------------------------
              Dr. Rolf Stomberg

             /s/ MICHAEL KOPCSAK               Authorized Representative in the United
--------------------------------------------     States
               Michael Kopcsak                   Gould & Wilkie LLP

                                 EXHIBIT INDEX

                                                                                      PAGINATION BY
                                                                                       SEQUENTIAL
EXHIBIT NO.                                     DESCRIPTION                             NUMBERING
-----------             ------------------------------------------------------------  -------------
          2(a)          Agreement and Plan of Merger dated as of November 9, 1999, among Cordiant Communications Group plc, Healthworld
                        Acquisition Corp. and Healthworld Corporation (included as
                        Appendix A to the proxy statement/prospectus which is part of this registration statement).

          2(b)          Amendment No. 1 to Agreement and Plan of Merger dated as of
                        February 3, 2000, among Cordiant Communications Group plc,
                        Healthworld Acquisition Corp. And Healthworld Corporation
                        (included as Appendix B to the proxy statement/prospectus
                        which is part of this registration statement)

            3           Memorandum and Articles of Association of Cordiant
                        Communications Group plc (incorporated herein by reference to Exhibit 2.1 to Form 20-F filed with the Securities and Exchange Commission on June 29, 1998 (Reg. No. 333-02130).

          4(a)          Deposit Agreement dated as of November 15, 1983, as amended and restated as of April 1, 1991, as amended as of July 16,
                        1991, and as further amended as of December 10, 1997,
                        between Cordiant Communications Group plc, The Bank of New
                        York, as Depositary, and holders from time to time of
                        Cordiant Communications Group plc American Depositary
                        Receipts (incorporated herein by reference to Exhibit A1,
                        Exhibit A2 and Exhibit A3 as Form F-6 filed with the
                        Securities and Exchange Commission on December 8, 1997,
                        (Reg. No. 333-2130).

            5           Opinion of Macfarlanes regarding validity of the securities being registered.

            8 Opinion of Rosenman & Colin regarding United States tax consequences of the merger.

          4(b)          See Exhibit 3 for provisions of Memorandum and Articles of
                        Association of Cordiant Communications Group plc defining rights of holders of Cordiant ordinary shares.

         23(a)          Consent of KPMG Audit PLC.

         23(b)          Consent of Arthur Andersen LLP

         23(c)          Consent of Bear Stearns & Co. (included in the opinion filed as Exhibit 99(a) to this Registration Statement and
                        incorporated herein by reference).

         23(d) Consent of Rosenman & Collin LLP (included in the opinion filed as Exhibit 8 to this Registration Statement and incorporated herein by reference).

         23(e) Consent of Macfarlanes (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

           24 Powers of Attorney (included in the signature page of this registration statement).

                                                                                      PAGINATION BY
                                                                                       SEQUENTIAL
EXHIBIT NO.                                     DESCRIPTION                             NUMBERING
-----------             ------------------------------------------------------------  -------------
         99(a)          Opinion of Bear Stearns & Co. (included as Appendix N to the proxy statement/prospectus which is part of this
                        registration statement).

         99(b) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and William Butler (included as
                        Appendix C to the proxy statement/prospectus which is part of this registration statement).

         99(c) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Herbert Ehrenthal (included as
                        Appendix D to the proxy statement/prospectus which is part of this registration statement).

         99(d) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Spencer Falk (included as
                        Appendix E to the proxy statement/prospectus which is part of this registration statement).

         99(e) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Michael Garnham (included as
                        Appendix F to the proxy statement/prospectus which is part of this registration statement).

         99(f) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Steven Girgenti (included as
                        Appendix G to the proxy statement/prospectus which is part of this registration statement).

         99(g) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Frances Hughes (included as
                        Appendix H to the proxy statement/prospectus which is part of this registration statement).

         99(h)          Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and William Leslie Milton (included as Appendix I to the proxy statement/prospectus which is
                        part of this registration statement).

         99(i)          Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and Steven Girgenti Grantor Retained
                        Annuity Trust (included as Appendix J to the proxy
                        statement/prospectus which is part of this registration
                        statement).

         99(j) Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and The Girgenti Family Limited
                        Partnerships (included as Appendix K to the proxy statement/prospectus which is part of this registration statement).

         99(k)          Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and The Spencer Falk Grantor
                        Retained Annuity Trust u/t/ a/d March 5, 1999 (included as
                        Appendix L to the proxy statement/ prospectus which is part of this registration statement).

                                                                                      PAGINATION BY
                                                                                       SEQUENTIAL
EXHIBIT NO.                                     DESCRIPTION                             NUMBERING
-----------             ------------------------------------------------------------  -------------
         99(l)          Stockholder Agreement dated as of November 9, 1999, by and among Cordiant Communications Group plc, Healthworld
                        Acquisition Corporation and The Steve Girgenti Charitable
                        Lead Annuity Trust (included as Appendix M to the proxy
                        statement/prospectus which is part of this registration
                        statement).

         99(m)          Employment Agreement dated as of November 9, 1999 between
                        Healthworld Corporation and Steven Girgenti (included as
                        Appendix O to the proxy statement/prospectus which is part of this registration statement).

         99(n)          Form of Proxy Card of Healthworld Corporation.